FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-226850-06

PROSPECTUS

$683,969,000 (Approximate)

BBCMS Mortgage Trust 2020-C7
(Central Index Key Number 0001812604)
as Issuing Entity

Barclays Commercial Mortgage Securities LLC
(Central Index Key Number 0001541480)
as Depositor

Barclays Capital Real Estate Inc.
(Central Index Key Number 0001549574)

KeyBank National Association
(Central Index Key Number 0001089877)

Societe Generale Financial Corporation
(Central Index Key Number 0001755531)

Rialto Real Estate Fund IV – Debt, LP
(Central Index Key Number 0001788190)

Natixis Real Estate Capital LLC
(Central Index Key Number 0001542256)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2020-C7

Barclays Commercial Mortgage Securities LLC is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2020-C7 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class RR, Class S and Class R certificates and the RR interest) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BBCMS Mortgage Trust 2020-C7. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates and the RR interest. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates and the RR interest will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in July 2020. The rated final distribution date for the offered certificates is the distribution date in April 2053.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$13,198,000		1.07900%	Fixed(5)	December 2024
Class A-2	$115,000,000		2.02100%	Fixed(5)	May 2025
Class A-3	$38,000,000		2.00700%	Fixed(5)	March 2027
Class A-4	$75,000,000		1.78600%	Fixed(5)	January 2030
Class A-5	$270,000,000		2.03700%	Fixed(5)	February 2030
Class A-SB	$26,000,000		2.02900%	Fixed(5)	December 2029
Class X-A	$537,198,000	(6)	1.63287%	Variable(7)	NAP
Class X-B	$117,992,000	(8)	0.98868%	Variable(9)	NAP
Class A-S	$89,214,000		2.44400%	Fixed(5)	March 2030
Class B	$28,778,000		3.15200%	WAC Cap(10)	March 2030
Class C	$28,779,000		3.60536%	WAC(11)	March 2030

(Footnotes on table on pages 3 and 4)

You should carefully consider the risk factors beginning on page 57 of this prospectus.

None of the certificates, the RR interest and the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates and the RR interest will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Barclays Commercial Mortgage Securities LLC will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Barclays Capital Inc., KeyBanc Capital Markets Inc., SG Americas Securities, LLC, Natixis Securities Americas LLC, Bancroft Capital, LLC and Academy Securities, Inc. will purchase the offered certificates from Barclays Commercial Mortgage Securities LLC and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Barclays Capital Inc.is acting as co-lead manager and joint bookrunner with respect to approximately 38.6% of each class of offered certificates, KeyBanc Capital Markets Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 34.4% of each class of offered certificates, SG Americas Securities, LLC is acting as co-lead manager and joint bookrunner with respect to approximately 20.0% of each class of offered certificates and Natixis Securities Americas LLC is acting as co-lead manager and joint bookrunner with respect to approximately 7.0% of each class of offered certificates. Bancroft Capital, LLC and Academy Securities, Inc. are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about June 25, 2020. Barclays Commercial Mortgage Securities LLC expects to receive from this offering approximately 112.9% of the aggregate certificate balance of the offered certificates, plus accrued interest from June 1, 2020, before deducting expenses payable by the depositor.

Barclays	Société Générale	Natixis	KeyBanc Capital Markets
Co-Lead Managers and Joint Bookrunners
Bancroft Capital, LLC		Academy Securities
Co-Managers

June 16, 2020

BBCMS Mortgage Trust 2020-C7

Commercial Mortgage Pass-Through Certificates, Series 2020-C7

Washington
3 properties
$60,116,000
7.4% of total
Oregon
1 property
$4,625,111
0.6% of total
Nevada
3 properties
$16,756,000
2.1% of total
California
9 properties
$280,589,750
34.7% of total
Hawaii
1 property
$4,540,000
0.6% of total
Arizona
11 properties
$32,016,499
4.0% of total
Colorado
2 properties
$18,025,248
2.2% of total
Texas
11 properties
$25,022,385
3.1% of total
Kansas
1 property
$3,094,756
0.4% of total
Missouri
1 property
$3,086,962
0.4% of total
Minnesota
2 properties
$2,107,289
0.3% of total
Wisconsin
3 properties
$7,617,862
0.9% of total
Indiana
3 properties
$5,712,318
0.7% of total
Michigan
17 properties
$55,748,191
6.9% of total
Pennsylvania
5 properties
$9,626,341
1.2% of total
New York
36 properties
$126,667,301
15.7% of total
Ohio
1 property
$8,500,000
1.1% of total
New Jersey
1 property
$4,400,000
0.5% of total
Virginia
1 property
$10,190,413
1.3% of total
North Carolina
10 properties
$19,945,458
2.5% of total
South Carolina
18 properties
$65,610,878
8.1% of total
Georgia
2 properties
$4,999,222
0.6% of total
Arkansas
1 property
$6,700,000
0.8% of total
Alabama
1 property
$1,169,286
0.1% of total
Kentucky
2 properties
$6,349,295
0.8% of total
Florida
7 properties
$24,601,022
3.0% of total
Percentage of Initial Pool Balance
0.1% – 3.0%
3.1% – 6.0%
6.1% – 34.7%

Summary of Certificates and VRR Interest

Class	Approx. Initial Certificate Balance or Notional Amount(1)	Approx. Initial Credit Support(2)	Approx. Initial Pass- Through Rate	Pass Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
A-1	$13,198,000	30.000%	1.07900%	Fixed(5)	December 2024	2.69	7/20 – 12/24
A-2	$115,000,000	30.000%	2.02100%	Fixed(5)	May 2025	4.60	12/24 – 5/25
A-3	$38,000,000	30.000%	2.00700%	Fixed(5)	March 2027	6.72	3/27 – 3/27
A-4	$75,000,000	30.000%	1.78600%	Fixed(5)	January 2030	9.49	12/29 – 1/30
A-5	$270,000,000	30.000%	2.03700%	Fixed(5)	February 2030	9.61	1/30 – 2/30
A-SB	$26,000,000	30.000%	2.02900%	Fixed(5)	December 2029	7.28	5/25 – 12/29
X-A	$537,198,000(6)	NAP	1.63287%	Variable(7)	NAP	NAP	NAP
X-B	$117,992,000(8)	NAP	0.98868%	Variable(9)	NAP	NAP	NAP
A-S	$89,214,000	18.375%	2.44400%	Fixed(5)	March 2030	9.72	2/30 – 3/30
B	$28,778,000	14.625%	3.15200%	WAC Cap(10)	March 2030	9.72	3/30 – 3/30
C	$28,779,000	10.875%	3.60536%	WAC(11)	March 2030	9.72	3/30 – 3/30
Non-Offered Certificates
X-E	$15,349,000(12)	NAP	1.35536%	Variable(13)	NAP	NAP	NAP
X-F	$7,674,000(14)	NAP	1.35536%	Variable(15)	NAP	NAP	NAP
X-G	$26,860,708(16)	NAP	1.35536%	Variable(17)	NAP	NAP	NAP
D	$33,574,000	6.500%	3.60536%	WAC(11)	April 2030	9.73	3/30 – 4/30
E	$15,349,000	4.500%	2.25000%	Fixed(5)	April 2030	9.81	4/30 – 4/30
F	$7,674,000	3.500%	2.25000%	Fixed(5)	April 2030	9.81	4/30 – 4/30
G	$26,860,708	0.000%	2.25000%	Fixed(5)	April 2030	9.81	4/30 – 4/30
S(18)	NAP	NAP	NAP	NAP	NAP	NAP	NAP
R(19)	NAP	NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%. The VRR interest balance of the VRR interest is not included in the certificate balance or notional amount of any class of certificates set forth in the table above, and the VRR interest is not offered by this prospectus. See “VRR Interest Summary” below.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, are represented in the aggregate. The VRR interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-VRR certificates (other than the Class X-A, Class X-B, Class X-E, Class X-F and Class X-G certificates), on the other hand, pro rata, in accordance with their respective percentage allocation entitlement. See “Description of the Certificates”.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class E, Class F and Class G certificates will, in each case, be a fixed rate per annum (described in the table as “Fixed”) equal to the pass-through rate set forth opposite such class in the table.

(6)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.

(7)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S and Class B certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(9)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S and Class B certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	The pass-through rate for the Class B certificates for any distribution date will be a variable rate per annum (described in the table as “WAC Cap”) equal to the lesser of (a) a fixed rate equal to the pass-through rate set forth opposite such class in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)	The pass-through rates for the Class C and Class D certificates will, in each case, be a variable rate per annum (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For the purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	The Class X-E certificates are notional amount certificates. The notional amount of the Class X-E certificates will be equal to the certificate balance of the Class E certificates outstanding from time to time. The Class X-E certificates will not be entitled to distributions of principal.

(13)	The pass-through rate for the Class X-E certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class E certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(14)	The Class X-F certificates are notional amount certificates. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates outstanding from time to time. The Class X-F certificates will not be entitled to distributions of principal.

(15)	The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(16)	The Class X-G certificates are notional amount certificates. The notional amount of the Class X-G certificates will be equal to the certificate balance of the Class G certificates outstanding from time to time. The Class X-G certificates will not be entitled to distributions of principal.

(17)	The pass-through rate for the Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(18)	The Class S certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. Excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates and the VRR interest. The Class S certificates will only be entitled to a specified portion of distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus.

(19)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

VRR Interest Summary

Non-Offered Eligible Vertical Interests(1)	Approximate Initial VRR Interest Balance	Approximate Initial VRR Interest Rate	VRR Interest Rate Description	Assumed Final Distribution Date(2)	Weighted Average Life (Years)(3)	Expected Principal Window(3)
Class RR	$32,308,892.57	3.60536%	(4)	April 2030	8.55	7/20 – 4/30
RR Interest	$ 8,081,987.66	3.60536%	(4)	April 2030	8.55	7/20 – 4/30

(1)	The Class RR certificates and the RR interest will collectively constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) and is expected to be acquired and retained by the applicable sponsors (or their “majority-owned affiliates”, as such term is defined in the Credit Risk Retention Rules) as described under “Credit Risk Retention”. The Class RR certificates and the RR interest collectively comprise the “VRR interest”. The VRR interest represents the right to receive approximately 5.0% of all amounts collected on the mortgage loans (net of all expenses of the issuing entity) that are available for distribution to the certificates and the RR interest on each distribution date, as further described under “Credit Risk Retention”. The owner of the RR interest is referred to in this prospectus as the “RR interest owner” and the RR interest owner and the holders of the Class RR certificates (the “Class RR certificateholders”) are referred to collectively in this prospectus as the “VRR interest owners”.
(2)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(3)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR interest are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans or whole loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans or whole loans.
(4)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the RR interest and the Class RR certificates will be a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

The Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class RR, Class S and Class R certificates and the RR interest are not offered by this prospectus. Any information in this prospectus concerning such non-offered certificates or the RR interest is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates and VRR Interest	3
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in this Prospectus	15
Summary of Terms	23
Risk Factors	57
The Certificates May Not Be a Suitable Investment for You	57
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	57
Risks Related to Market Conditions and Other External Factors	57
Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans	57
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	61
Other Events May Affect the Value and Liquidity of Your Investment	61
Risks Relating to the Mortgage Loans	61
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	61
Risks of Commercial and Multifamily Lending Generally	62
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	64
General	64
A Tenant Concentration May Result in Increased Losses	65
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	65
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	65
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	66
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	67
Early Lease Termination Options May Reduce Cash Flow	67
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	68
Multifamily Properties Have Special Risks	69
Office Properties Have Special Risks	71
Self Storage Properties Have Special Risks	72
Retail Properties Have Special Risks	73
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	73
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	74
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.	74
Industrial Properties Have Special Risks	75
Manufactured Housing Community Properties Have Special Risks	77
Mixed Use Properties Have Special Risks	78
Condominium Ownership May Limit Use and Improvements	78
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	80
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	80
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	82
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	83
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	84
Risks Related to Zoning Non-Compliance and Use Restrictions	86
Risks Relating to Inspections of Properties	87
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	87

Insurance May Not Be Available or Adequate	87
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	88
Terrorism Insurance May Not Be Available for All Mortgaged Properties	89
Risks Associated with Blanket Insurance Policies or Self-Insurance	90
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	90
Limited Information Causes Uncertainty	91
Historical Information	91
Ongoing Information	91
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	91
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	92
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	93
Static Pool Data Would Not Be Indicative of the Performance of this Pool	94
Appraisals May Not Reflect Current or Future Market Value of Each Property	94
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	95
The Borrower’s Form of Entity May Cause Special Risks	96
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	98
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	99
Other Financings or Ability to Incur Other Indebtedness Entails Risk	100
Tenancies-in-Common May Hinder Recovery	101
Risks Relating to Delaware Statutory Trusts	101
Risks Relating to Enforceability of Cross-Collateralization	102
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	102
Risks Associated with One Action Rules	102
State Law Limitations on Assignments of Leases and Rents May Entail Risks	103
Various Other Laws Could Affect the Exercise of Lender’s Rights	103
Risks of Anticipated Repayment Date Loans	103
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	104
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	104
Risks Related to Ground Leases and Other Leasehold Interests	105
Increases in Real Estate Taxes May Reduce Available Funds	107
Risks Relating to Tax Credits	107
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	108
Risks Related to Conflicts of Interest	108
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	108
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	110
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	112
Potential Conflicts of Interest of the Operating Advisor	114
Potential Conflicts of Interest of the Asset Representations Reviewer	115
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	115
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	117

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	118
Other Potential Conflicts of Interest May Affect Your Investment	119
Other Risks Relating to the Certificates	119
The Certificates Are Limited Obligations	119
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	119
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	120
EU Risk Retention and Due Diligence Requirements	122
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	123
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	125
General	125
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	126
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	127
Losses and Shortfalls May Change Your Anticipated Yield	127
Risk of Early Termination	128
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	128
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	129
You Have Limited Voting Rights	129
The Rights of the Directing Certificateholder, the Risk Retention Consultation Parties and the Operating Advisor Could Adversely Affect Your Investment	130
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	132
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	132
Risks Relating to Modifications of the Mortgage Loans	134
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	135
Payments Allocated to the VRR Interest Will Not Be Available to Make Payments on the Non-VRR Certificates, and Payments Allocated to the Non-VRR Certificates Will Not Be Available to Make Payments on the VRR Interest	136
Risks Relating to Interest on Advances and Special Servicing Compensation	136
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	136
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	137
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	137
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	138
Tax Considerations Relating to Foreclosure	138
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	138
REMIC Status	139
Material Federal Tax Considerations Regarding Original Issue Discount	139
Description of the Mortgage Pool	140
General	140

Co-Originated and Third-Party Originated Mortgage Loans	141
Certain Calculations and Definitions	142
Definitions	142
Mortgage Pool Characteristics	154
Overview	154
Property Types	155
Multifamily Properties	156
Office Properties	158
Self Storage Properties	158
Retail Properties	158
Industrial Properties	159
Manufactured Housing Community Properties	159
Mixed Use Properties	159
Specialty Use Concentrations	160
Mortgage Loan Concentrations	161
Top Fifteen Mortgage Loans	161
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	161
Geographic Concentrations	163
Mortgaged Properties with Limited Prior Operating History	164
Tenancies-in-Common or Diversified Ownership	164
Delaware Statutory Trusts	164
Condominium and Other Shared Interests	164
Fee & Leasehold Estates; Ground Leases	166
COVID-19 Considerations	166
Environmental Considerations	172
Redevelopment, Renovation and Expansion	175
Assessment of Property Value and Condition	176
Property Damage Resulting from Civil Unrest	177
Litigation and Other Considerations	178
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	179
Tenant Issues	181
Tenant Concentrations	181
Lease Expirations and Terminations	181
Expirations	181
Terminations	183
Other	184
Purchase Options and Rights of First Refusal	185
Competition from Certain Nearby Properties	186
Insurance Considerations	187
Use Restrictions	188
Appraised Value	190
Non-Recourse Carveout Limitations	190
Real Estate and Other Tax Considerations	191
Delinquency Information	191
Certain Terms of the Mortgage Loans	192
Amortization of Principal	192
Due Dates; Mortgage Rates; Calculations of Interest	192
ARD Loans	193
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	194
Voluntary Prepayments	194
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	196
Defeasance	197
Releases; Partial Releases	197
Escrows	201
Mortgaged Property Accounts	202

Exceptions to Underwriting Guidelines	203
Additional Indebtedness	204
General	204
Whole Loans	204
Mezzanine Indebtedness	204
Other Secured Indebtedness	208
Preferred Equity	208
Other Unsecured Indebtedness	209
The Whole Loans	210
General	210
The Serviced Pari Passu Whole Loans	215
Intercreditor Agreement	215
Control Rights with respect to Serviced Pari Passu Whole Loans	216
Certain Rights of each Non-Controlling Holder	216
Sale of Defaulted Mortgage Loan	217
The Non-Serviced Pari Passu Whole Loans	217
Intercreditor Agreement	217
Control Rights	218
Certain Rights of each Non-Controlling Holder	218
Custody of the Mortgage File	219
Sale of Defaulted Mortgage Loan	220
The A/B Whole Loans	220
The Parkmerced Whole Loan	220
The 525 Market Street Whole Loan	229
The Cove at Tiburon Whole Loan	234
The Acuity Portfolio Whole Loan	241
The F5 Tower Whole Loan	244
The 650 Madison Avenue Whole Loan	250
Additional Information	254
Transaction Parties	255
The Sponsors and Mortgage Loan Sellers	255
Barclays Capital Real Estate Inc.	255
General	255
Barclays’ Securitization Program	255
Review of Barclays Mortgage Loans	256
Barclays’ Underwriting Guidelines and Processes	258
Compliance with Rule 15Ga-1 under the Exchange Act	261
Retained Interests in This Securitization	261
KeyBank National Association	261
General	261
KeyBank’s Securitization Program	262
Review of KeyBank Mortgage Loans	262
KeyBank’s Underwriting Guidelines and Process	263
Exceptions	266
Compliance with Rule 15Ga-1 under the Exchange Act	266
Retained Interests in This Securitization	266
Societe Generale Financial Corporation	267
General	267
Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program	267
Societe Generale Financial Corporation’s Underwriting Standards	268
Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor	271
Compliance with Rule 15Ga-1 under the Exchange Act	273
Retained Interests in This Securitization	274
Rialto Real Estate Fund IV – Debt, LP	274
General	274

RREF’s Securitization Program	275
Review of RREF Mortgage Loans	275
RREF’s Underwriting Guidelines and Processes	277
Exceptions to RREF’s Disclosed Underwriting Guidelines	281
Compliance with Rule 15Ga-1 under the Exchange Act	281
Retained Interests in This Securitization	282
Natixis Real Estate Capital LLC	282
General	282
NREC’s Commercial Real Estate Securitization Program	282
Review of NREC Mortgage Loans	283
NREC’s Underwriting Standards	284
Compliance with Rule 15Ga-1 under the Exchange Act	288
Retained Interests in This Securitization	290
The Depositor	290
The Issuing Entity	291
The Trustee	291
The Certificate Administrator	292
The Master Servicer	294
The Primary Servicer	298
Summary of the KeyBank Primary Servicing Agreement	301
The Special Servicer	306
The Affiliated Special Servicer	309
The Operating Advisor and Asset Representations Reviewer	312
Credit Risk Retention	313
General	313
The VRR Interest	314
Material Terms of the VRR Interest	314
General	314
VRR Available Funds	314
Allocation of VRR Realized Losses	315
Priority of Distributions on the VRR Interest	315
Yield Maintenance Charges and Prepayment Premiums	316
Excess Interest	316
Qualifying CRE Loans	317
Hedging, Transfer and Financing Restrictions	317
Description of the Certificates	317
General	317
Distributions	319
Method, Timing and Amount	319
Available Funds	320
Priority of Distributions	322
Pass-Through Rates	325
Interest Distribution Amount	327
Principal Distribution Amount	328
Certain Calculations with Respect to Individual Mortgage Loans	329
Excess Interest	331
Application Priority of Mortgage Loan Collections or Whole Loan Collections	331
Allocation of Yield Maintenance Charges and Prepayment Premiums	334
Assumed Final Distribution Date; Rated Final Distribution Date	335
Prepayment Interest Shortfalls	336
Subordination; Allocation of Realized Losses	337
Reports to Certificateholders and the RR Interest Owner; Certain Available Information	339
Certificate Administrator Reports	339
Information to be Provided to Risk Retention Consultation Parties	345
Information Available Electronically	346
Voting Rights	350

Delivery, Form, Transfer and Denomination	351
Book-Entry Registration	351
Definitive Certificates	354
Certificateholder Communication	354
Access to Certificateholders’ Names and Addresses	354
Requests to Communicate	354
List of Certificateholders	355
Description of the Mortgage Loan Purchase Agreements	355
General	355
Dispute Resolution Provisions	364
Asset Review Obligations	364
Pooling and Servicing Agreement	365
General	365
Assignment of the Mortgage Loans	365
Servicing Standard	366
Subservicing	367
Advances	368
P&I Advances	368
Servicing Advances	369
Nonrecoverable Advances	369
Recovery of Advances	370
Accounts	372
Withdrawals from the Collection Account	374
Servicing and Other Compensation and Payment of Expenses	376
General	376
Master Servicing Compensation	381
Special Servicing Compensation	384
Disclosable Special Servicer Fees	387
Certificate Administrator and Trustee Compensation	388
Operating Advisor Compensation	388
Asset Representations Reviewer Compensation	389
CREFC® Intellectual Property Royalty License Fee	390
Appraisal Reduction Amounts	390
Maintenance of Insurance	396
Modifications, Waivers and Amendments	400
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	406
Inspections	407
Collection of Operating Information	408
Special Servicing Transfer Event	408
Asset Status Report	411
Realization Upon Mortgage Loans	414
Sale of Defaulted Loans and REO Properties	416
The Directing Certificateholder	419
General	419
Major Decisions	420
Asset Status Report	423
Replacement of the Special Servicer	423
Control Termination Event and Consultation Termination Event	423
Servicing Override	426
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans	426
Rights of the Holders of Serviced Pari Passu Companion Loans	427
Limitation on Liability of Directing Certificateholder	427
The Operating Advisor	427
General	427
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	428

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	429
Recommendation of the Replacement of the Special Servicer	431
Eligibility of Operating Advisor	432
Other Obligations of Operating Advisor	432
Delegation of Operating Advisor’s Duties	433
Termination of the Operating Advisor With Cause	433
Rights Upon Operating Advisor Termination Event	434
Waiver of Operating Advisor Termination Event	434
Termination of the Operating Advisor Without Cause	435
Resignation of the Operating Advisor	435
Operating Advisor Compensation	435
The Asset Representations Reviewer	436
Asset Review	436
Asset Review Trigger	436
Asset Review Vote	437
Review Materials	438
Asset Review	439
Eligibility of Asset Representations Reviewer	440
Other Obligations of Asset Representations Reviewer	441
Delegation of Asset Representations Reviewer’s Duties	441
Assignment of Asset Representations Reviewer’s Rights and Obligations	441
Asset Representations Reviewer Termination Events	442
Rights Upon Asset Representations Reviewer Termination Event	443
Termination of the Asset Representations Reviewer Without Cause	443
Resignation of Asset Representations Reviewer	443
Asset Representations Reviewer Compensation	444
Limitation on Liability of Risk Retention Consultation Parties	444
Replacement of the Special Servicer Without Cause	444
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	446
Termination of the Master Servicer or Special Servicer for Cause	448
Servicer Termination Events	448
Rights Upon Servicer Termination Event	449
Waiver of Servicer Termination Event	450
Resignation of the Master Servicer or Special Servicer	451
Limitation on Liability; Indemnification	451
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	454
Dispute Resolution Provisions	454
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	454
Repurchase Request Delivered by a Party to the PSA	455
Resolution of a Repurchase Request	455
Mediation and Arbitration Provisions	458
Servicing of the Non-Serviced Mortgage Loans	459
General	459
Servicing of the Parkmerced Whole Loan	462
Servicing of the 525 Market Street Whole Loan	463
Servicing of The Cove at Tiburon Whole Loan	463
Servicing of the Acuity Portfolio Whole Loan	464
Servicing of the F5 Tower Whole Loan	464
Servicing of the 650 Madison Avenue Whole Loan	465
Rating Agency Confirmations	465
Evidence as to Compliance	467
Limitation on Rights of Certificateholders and the RR Interest Owner to Institute a Proceeding	468
Termination; Retirement of Certificates	469

Amendment	470
Resignation and Removal of the Trustee and the Certificate Administrator	473
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	474
Certain Legal Aspects of Mortgage Loans	474
General	475
Types of Mortgage Instruments	475
Leases and Rents	476
Personalty	476
Foreclosure	476
General	476
Foreclosure Procedures Vary from State to State	476
Judicial Foreclosure	477
Equitable and Other Limitations on Enforceability of Certain Provisions	477
Nonjudicial Foreclosure/Power of Sale	477
Public Sale	478
Rights of Redemption	479
Anti-Deficiency Legislation	479
Leasehold Considerations	479
Bankruptcy Laws	480
Environmental Considerations	485
General	485
Superlien Laws	485
CERCLA	485
Certain Other Federal and State Laws	486
Additional Considerations	486
Due-on-Sale and Due-on-Encumbrance Provisions	487
Subordinate Financing	487
Default Interest and Limitations on Prepayments	487
Applicability of Usury Laws	487
Americans with Disabilities Act	488
Servicemembers Civil Relief Act	488
Anti-Money Laundering, Economic Sanctions and Bribery	489
Potential Forfeiture of Assets	489
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	489
Pending Legal Proceedings Involving Transaction Parties	491
Use of Proceeds	492
Yield and Maturity Considerations	492
Yield Considerations	492
General	492
Rate and Timing of Principal Payments	492
Losses and Shortfalls	493
Certain Relevant Factors Affecting Loan Payments and Defaults	494
Delay in Payment of Distributions	495
Yield on the Certificates with Notional Amounts	495
Weighted Average Life	495
Material Federal Income Tax Considerations	504
General	504
Qualification as a REMIC	505
Status of Offered Certificates	506
Taxation of Regular Interests	507
General	507
Original Issue Discount	507
Acquisition Premium	509
Market Discount	509
Premium	510

Election To Treat All Interest Under the Constant Yield Method	510
Treatment of Losses	511
Yield Maintenance Charges and Prepayment Premiums	511
Sale or Exchange of Regular Interests	512
Taxes That May Be Imposed on a REMIC	512
Prohibited Transactions	512
Contributions to a REMIC After the Startup Day	513
Net Income from Foreclosure Property	513
Bipartisan Budget Act of 2015	513
Taxation of Certain Foreign Investors	514
FATCA	515
Backup Withholding	515
Information Reporting	515
3.8% Medicare Tax on “Net Investment Income”	515
Reporting Requirements	515
Certain State and Local Tax Considerations	516
Method of Distribution (Underwriter)	517
Incorporation of Certain Information by Reference	519
Where You Can Find More Information	520
Financial Information	520
Certain ERISA Considerations	520
General	520
Plan Asset Regulations	521
Administrative Exemptions	521
Insurance Company General Accounts	524
Legal Investment	524
Legal Matters	525
Ratings	525
Index of Defined Terms	529

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1

Annex A-2:	Mortgage Pool Information (Tables)	A-2-1

Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1

Annex B:	Form of Distribution Date Statement	B-1

Annex C:	Form of Operating Advisor Annual Report	C-1

Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1

Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTIES, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the offered certificates and the issuing entity in abbreviated form:

•	Summary of Certificates and VRR Interest, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;

•	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

•	Risk Factors, commencing on the page set forth on the table of contents of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

•	the terms “depositor”, “we”, “us” and “our” refer to Barclays Commercial Mortgage Securities LLC;

•	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;

•	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;

•	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;

•	references to a “pooling and servicing agreement” (other than the BBCMS 2020-C7 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and

•	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA AND THE UNITED KINGDOM

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS REGULATION (AS DEFINED BELOW).

THE CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”) OR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II” ); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN REGULATION 2017/1129/EU (AS AMENDED OR SUPERSEDED, THE “PROSPECTUS REGULATION”).

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “PRIIPS REGULATION” ) FOR OFFERING OR SELLING THE CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA OR IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA OR IN THE UK MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

FURTHERMORE, THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF CERTIFICATES IN THE EEA OR THE UK WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS A QUALIFIED INVESTOR UNDER THE PROSPECTUS REGULATION (”QUALIFIED INVESTOR”). ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OR THE UK OF THE CERTIFICATES MAY ONLY DO SO WITH RESPECT TO QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF CERTIFICATES OR OFFERED CERTIFICATES OTHER THAN TO QUALIFIED INVESTORS.

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING ITS OWN DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE "DELEGATED DIRECTIVE"). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR'S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA AND UNTIED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA OR IN THE UNITED KINGDOM. FOR THE PURPOSES OF THIS PROVISION:

(i) THE EXPRESSION “RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR

(B) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C) NOT A QUALIFIED INVESTOR AS DEFINED IN REGULATION 2017/1129/EU (AS AMENDED OR SUPERSEDED, THE “PROSPECTUS REGULATION”); AND

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES.

EUROPEAN UNION RETENTION REQUIREMENT

NONE OF THE DEPOSITOR, THE UNDERWRITERS, THE MORTGAGE LOAN SELLERS OR THEIR AFFILIATES WILL RETAIN A 5% NET ECONOMIC INTEREST WITH RESPECT TO THE CERTIFICATES IN ANY OF THE FORMS PRESCRIBED BY ARTICLE 6 OF REGULATION (EU) 2017/2402 (THE “EU SECURITIZATION REGULATION”). FOR ADDITIONAL INFORMATION REGARDING THE EU SECURITIZATION REGULATION, SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU RISK RETENTION AND DUE DILIGENCE REQUIREMENTS” IN THIS PROSPECTUS.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, “FSMA”) THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE "PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER") AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP.

571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

This PROSPECTUS or any other document related to the subscription of certificates has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore (the “MAS”) under the Securities and Futures Act, Chapter 289 of Singapore, as may be amended from time to time (the “SFA”). The MAS assumes no responsibility for the contents of this PROSPECTUS or any such document. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply.

No certificates may be offered or sold or caused to be made the subject of an invitation for subscription or purchase, nor may this PROSPECTUS or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the certificates be circulated or distributed, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in section 4A(1)(c) of the SFA) pursuant to section 274 of the SFA (each an “Institutional Investor”), (ii) to a relevant person (as defined in section 275(2) of the SFA) pursuant to section 275(1), or any person pursuant to section 275(1A), and in accordance with the conditions specified in section 275 of the SFA, provided always that none of such person shall be an individual other than an individual who is an accredited investor (as defined in section 4A(1)(a) of the SFA) (each a “Relevant Investor”).

No certificates acquired by (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA may be offered or sold, made the subject of an invitation for subscription or purchase, or otherwise transferred, whether directly or indirectly, to persons in Singapore, other than to (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA.

Unless otherwise permitted under the SFA, where the certificates are subscribed or purchased pursuant to section 275 of the SFA by a Relevant Investor which is:

•	A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR

•	A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR,

•	SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES' RIGHTS AND INTERESTS (HOWSOEVER DEFINED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE SECURITIES UNDER SECTION 275 OF THE SFA EXCEPT:

•	TO AN INSTITUTIONAL INVESTOR OR TO A RELEVANT PERSON AS DEFINED IN SECTION 275(2) OF THE SFA OR (IN THE CASE OF SUCH CORPORATION) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(3)(I)(B) OF THE SFA OR (IN THE CASE OF SUCH TRUST) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(4)(I)(B) OF THE SFA;

•	WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER;

•	WHERE THE TRANSFER IS BY OPERATION OF LAW; OR

•	PURSUANT TO SECTION 276(7) OF THE SFA OR REGULATION 32 OF THE SECURITIES AND FUTURES (OFFERS OF INVESTMENTS) (SHARES AND DEBENTURES) REGULATIONS 2005 OF SINGAPORE.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF

JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RISK RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA” ) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE” ). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE SPONSORS COMMIT TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT” ), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	BBCMS Mortgage Trust 2020-C7, Commercial Mortgage Pass-Through Certificates, Series 2020-C7.

Depositor	Barclays Commercial Mortgage Securities LLC, a Delaware limited liability company, a wholly-owned subsidiary of Barclays Capital Real Estate Inc. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 412-4000. See “Transaction Parties—The Depositor”.

Issuing Entity	BBCMS Mortgage Trust 2020-C7, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors; Mortgage Loan Sellers; Originators

The sponsors of this transaction are:

•    Barclays Capital Real Estate Inc., a Delaware corporation

•    KeyBank National Association, a national banking association

•    Societe Generale Financial Corporation, a Delaware corporation

•    Rialto Real Estate Fund IV – Debt, LP, a Delaware limited partnership

•    Natixis Real Estate Capital LLC, a Delaware limited liability company

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The mortgage loan sellers will transfer to the depositor the mortgage loans set forth in the following chart, and the depositor will in turn sell the mortgage loans to the issuing entity.

Sellers of the Mortgage Loans

Mortgage Loan Seller(1)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
KeyBank National Association	22	$ 277,791,402	34.4%
Barclays Capital Real Estate Inc.	7	225,250,000	27.9
Societe Generale Financial Corporation	5	161,639,750	20.0
Rialto Real Estate Fund IV – Debt, LP	12	86,686,436	10.7
Natixis Real Estate Capital LLC	3	56,450,000	7.0
Total	49	$ 807,817,588	100.0%

(1) Certain of the Mortgage Loans were co-originated by the related mortgage loan seller and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

All of the mortgage loans, except for the mortgage loans being sold to the depositor by Rialto Real Estate Fund IV - Debt, LP, were originated or co-originated by their respective mortgage loan sellers or affiliates thereof. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

Master Servicer	Wells Fargo Bank, National Association will be the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0293-080, 2001 Clayton Road, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

The non-serviced mortgage loans will be serviced by the non-serviced master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	Rialto Capital Advisors, LLC, a Delaware limited liability company, is expected to be the special servicer with respect to the mortgage loans (other than any excluded special servicer loans) and any related companion loans other than with respect to the non-serviced mortgage loans and any related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related serviced companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) reviewing, evaluating, processing and providing or withholding consent as to major decisions and certain other transactions and performing certain enforcement actions relating to such mortgage loans and any related serviced companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of the special servicer is located at 200 S. Biscayne Boulevard, Suite 3550, Miami, Florida 33131. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan (such mortgage loan or serviced whole loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

Rialto Capital Advisors, LLC is expected to be appointed as the special servicer by RREF IV Debt AIV, LP or another affiliate of Rialto Capital Advisors, LLC and Rialto Real Estate Fund IV – Debt, LP, which, on the closing date, is expected to be the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Primary Servicer	KeyBank National Association, a national banking association, will act as primary servicer pursuant to a primary servicing agreement with the master servicer with respect to all the KeyBank mortgage loans. KeyBank National Association is also the master servicer with respect to the Parkmerced mortgage loan, which is serviced under the MRCD 2019-PARK trust and servicing agreement, the Acuity Portfolio mortgage loan, which is serviced under the CFK 2020-MF2 trust and servicing agreement and the 650 Madison Avenue mortgage loan, which is serviced under the MAD 2019-650M trust and servicing agreement. See “Transaction Parties—The Primary Servicer”. The principal servicing office of KeyBank National Association is located at 11501 Outlook Street, Suite #300, Overland Park, Kansas 66211. The master servicer will pay the fees of the primary servicer or servicers to the extent such fees are received. KeyBank National Association is a sponsor, a mortgage loan seller and an originator and is an affiliate of KeyBanc Capital Markets Inc., an underwriter.

Affiliated Special Servicer	Situs Holdings, LLC, a Delaware limited liability company, the special servicer with respect to the 525 Market Street whole loan, through common control by Stone Point Capital LLC, is an affiliate of (i) Rialto Real Estate Fund IV – Debt, LP, a sponsor and a mortgage loan seller, (ii) Rialto Capital Advisors, LLC, the special servicer, (iii) RREF IV Debt AIV, LP, the expected initial controlling class certificateholder and which is expected to be appointed as the initial directing certificateholder and the entity that is expected to purchase the Class X-E, Class X-F, Class X-G, Class E, Class F and Class G certificates, and will receive the Class S certificates. See “Transaction Parties—The Affiliated Special Servicer”.

Trustee	Wilmington Trust, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: BBCMS 2020-C7. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association, a national banking association, will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55479. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly-owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders and the RR interest owner that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations Reviewer

Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly-owned subsidiary of Park Bridge Financial LLC, will also be serving as the asset representations reviewer.  The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans.  See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any non-serviced mortgage loans and (ii) any excluded loan as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders

(by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

The controlling class will be, as of any date of determination, the most subordinate class of the Class F and Class G certificates then outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class. As of the closing date, the controlling class will be the Class G certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is expected that on the closing date, RREF IV Debt AIV, LP (i) is expected to purchase the Class X-E, Class X-F, Class X-G, Class E, Class F and Class G certificates, and will receive the Class S certificates and (ii) will be the initial controlling class certificateholder and be appointed as the initial directing certificateholder with respect to each mortgage loan (other than (a) any non-serviced mortgage loan or (b) any excluded loan).

Each entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention Consultation Party

Each risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to specially serviced loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation parties will be the parties selected by the holders of the VRR interest. Barclays Bank PLC (a majority owned affiliate of Barclays Capital Real Estate Inc.), KeyBank National Association and Societe Generale Financial Corporation are expected to be appointed as the initial risk retention consultation parties.

With respect to any risk retention consultation party, an “excluded loan” is a mortgage loan or whole loan with respect to which such risk retention consultation party (or the holder of the related portion of the VRR interest entitled to appoint such risk retention consultation party) is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a related mezzanine loan who has accelerated such mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan, or a borrower party affiliate thereof.

Certain Affiliations and Relationships

The originators, the sponsors, the underwriters and the parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in June 2020 (or, in the case of any mortgage loan that has its first due date after June 2020, the date that would have been its due date in June 2020 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about June 25, 2020.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in July 2020.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in Florida, Pennsylvania, Maryland, North Carolina, New York, California, Kansas or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution Date; Rated Final Distribution Date

The assumed final distribution dates set forth below for each class of offered certificates have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	December 2024
Class A-2	May 2025
Class A-3	March 2027
Class A-4	January 2030
Class A-5	February 2030
Class A-SB	December 2029
Class X-A	NAP
Class X-B	NAP
Class A-S	March 2030
Class B	March 2030
Class C	March 2030

The rated final distribution date for the offered certificates will be the distribution date in April 2053.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

The following illustration does not take into account the sale of any non-offered certificates or the RR interest.

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2020-C7:

• Class A-1 • Class A-2 • Class A-3 • Class A-4 • Class A-5 • Class A-SB • Class X-A • Class X-B • Class A-S • Class B • Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class RR, Class S and Class R certificates. The certificates (other than the Class RR certificates and the Class R certificates) are collectively referred to as the “non-VRR certificates.” In addition, the RR interest is not being offered by this prospectus.

Certificate Balances and Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approx. Initial Certificate Balance or Notional Amount(1)	Approx. % of Initial Pool Balance	Approx. Initial Credit Support(2)
Class A-1	$13,198,000	1.634%	30.000%
Class A-2	$115,000,000	14.236%	30.000%
Class A-3	$38,000,000	4.704%	30.000%
Class A-4	$75,000,000	9.284%	30.000%
Class A-5	$270,000,000	33.423%	30.000%
Class A-SB	$26,000,000	3.219%	30.000%
Class X-A	$537,198,000	NAP	NAP
Class X-B	$117,992,000	NAP	NAP
Class A-S	$89,214,000	11.044%	18.375%
Class B	$28,778,000	3.562%	14.625%
Class C	$28,779,000	3.563%	10.875%

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates in the aggregate. The VRR interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-VRR certificates, on the other hand, pro rata, in accordance with their respective percentage allocation entitlement. See “Credit Risk Retention”.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of offered certificates:

Class	Approx. Initial Pass- Through Rate(1)
Class A-1	1.07900%
Class A-2	2.02100%
Class A-3	2.00700%
Class A-4	1.78600%
Class A-5	2.03700%
Class A-SB	2.02900%
Class X-A	1.63287%
Class X-B	0.98868%
Class A-S	2.44400%
Class B	3.15200%
Class C	3.60536%

(1)    The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates for any distribution date will be, in each case, a fixed rate per annum equal to the rate set forth opposite such class in the table.  The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date.  The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S and Class B certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date.  The pass-through rate for the Class B certificates for any distribution date will be a variable rate equal to the lesser of (a) a fixed rate per annum equal to the rate set forth opposite such class in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class C certificates for any distribution date will be a variable rate equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of offered certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and Administration Fees

Each of the master servicer and the special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00250% to 0.06125%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $4,000 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the master servicer or special servicer, respectively, out of the fees described above.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00954%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $290 per month.

The operating advisor will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding any related companion loan) at a per annum rate equal to 0.00178%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00031%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders and the RR interest owner.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders and the RR interest owner.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders and the RR interest owner. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Mortgage Loans

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(1)	Special Servicing Fee Rate
Parkmerced	0.00125% per annum	0.25000% per annum
525 Market Street	0.00125% per annum	0.12500% per annum
The Cove at Tiburon	0.00125% per annum	0.25000% per annum
Acuity Portfolio	0.00250% per annum	0.25000% per annum
F5 Tower	0.00125% per annum	0.20000% per annum
650 Madison Avenue	0.00125% per annum	0.25000% per annum
One Stockton	0.00250% per annum	0.25000% per annum
Vernon Tower	0.00250% per annum	0.00125% per annum

(1)	Each primary servicing fee rate described in the table is included as part of the servicing fee rate.

Distributions

A. Allocation Between VRR Interest and Non-VRR Certificates

The aggregate amount available for distributions to holders of the non-VRR certificates and the VRR interest owners on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated between amounts available for distribution to the holders of the VRR interest, on the one hand, and for distribution to non-VRR certificates, on the other hand. The portion of such amount allocable to (a) the VRR interest will at all times be the product of such amount multiplied by the VRR percentage and (b) the non-VRR certificates will at all times be the product of such amount multiplied by the non-VRR percentage, in each case such percentages being referred to in this prospectus as their respective “percentage allocation entitlement”.

The “non-VRR percentage” is an amount expressed as a percentage equal to 100% minus the VRR percentage. At all times, the sum of the VRR percentage and the non-VRR percentage will equal 100%.

The “VRR percentage” will equal a fraction, expressed as a percentage, the numerator of which is the initial VRR interest balance of the VRR interest, and the denominator of which is the aggregate initial certificate balance of all of the classes of principal balance certificates and the VRR interest balance of the VRR interest.

B. Amount and Order of Distributions on the Non-VRR Certificates

On each distribution date, funds available for distribution to the non-VRR certificates (other than any yield maintenance charges and prepayment premiums and any excess interest distributable to the Class S certificates) and the Class R certificates will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-E, Class X-F and Class X-G certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates until the certificate balance of the Class A-4 certificates has been reduced to zero, (f) sixth, to principal on the Class A-5 certificates until the certificate balance of the Class A-5 certificates has been reduced to zero, and (g) seventh, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates.

Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, to reimburse the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Seventh, to the Class D, Class E, Class F and Class G certificates in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

C. Interest and Principal Entitlements

A description of the interest entitlement of each class of non-VRR certificates (other than the Class S certificates) and the VRR interest can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Priority of Distributions on the VRR Interest”.  As described in these sections, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of non-VRR certificates entitled to principal and the VRR interest on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “Credit Risk Retention—The VRR Interest”, respectively.

D. Yield Maintenance Charges, Prepayment Premiums

Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the holders of the VRR interest, on the one hand, and to the holders of certain of the non-VRR certificates, on the other hand, in accordance with their respective percentage allocation entitlement as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. Yield maintenance charges and prepayment premiums with respect to the mortgage loans that are allocated to the non-VRR certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

E. Subordination, Allocation of Losses and Certain Expenses

The following chart generally sets forth the manner in which the payment rights of certain classes of non-VRR certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of non-VRR certificates.  On any distribution date, the aggregate amount available for distributions on the certificates and the RR interest will be allocated between the VRR interest and the non-VRR certificates in accordance with their respective percentage allocation entitlement, and principal and interest (other than excess interest that accrues on a mortgage loan that has an anticipated repayment date (if any)) allocated to the non-VRR certificates will be further allocated to the specified classes of those certificates in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-E, Class X-F and Class X-G certificates), in each case as set forth in the following chart.  Certain payment rights between the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-E, Class X-F and Class X-G certificates are more particularly described under “Description of the Certificates—Distributions”.

On any distribution date, mortgage loan losses will be allocated between the VRR interest and non-VRR certificates in accordance with their respective percentage allocation entitlement, and the mortgage loan losses allocated to the non-VRR certificates will be further allocated to the specified classes of those certificates in ascending order (beginning with certain non-VRR certificates that are not being offered by this prospectus), in each case as set forth in the chart below.

*     The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance as described in this prospectus.

**    The Class X-A, Class X-B, Class X-E, Class X-F and Class X-G certificates are interest-only certificates and the Class X-E, Class X-F and Class X-G certificates are not offered by this prospectus. The VRR interest is not offered by this prospectus.

***   Other than the Class X-E, Class X-F, Class X-G, Class RR, Class S and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of owners of the VRR interest will be pro rata and pari passu with the right to payment of holders of the non-VRR certificates (as a collective whole), and, as described above, any losses incurred on the mortgage loans will be allocated between the VRR interest and the non-VRR certificates pro rata in accordance with their respective percentage allocation entitlement.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of non-VRR certificates (other than the Class X-A, Class X-B, Class X-E, Class X-F or Class X-G certificates) will reduce the certificate balance of that class of certificates. Principal losses and principal payments, if any, on mortgage loans that are allocated to the VRR interest will reduce the VRR interest balance.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-S and Class B certificates. The notional amount of the Class X-E certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class E certificates. The notional amount of the Class X-F certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class F certificates. The notional amount of the Class X-G certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class G certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—The VRR Interest” for more detailed information regarding the subordination provisions applicable to the non-VRR certificates and the VRR interest and the allocation of losses to the non-VRR certificates and the VRR interest.

F. Shortfalls in Available Funds

The following types of shortfalls will reduce the aggregate available funds and will correspondingly reduce the amount allocated to the VRR interest and the non-VRR certificates. The reduction in amounts available for distribution to the non-VRR certificates will reduce distributions to the classes of non-VRR certificates with the lowest payment priorities. Shortfalls may occur as a result of:

•     the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

•    interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

•     the application of appraisal reductions to reduce interest advances;

•     extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

• a modification of a mortgage loan’s interest rate or principal balance; and • other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated between the VRR interest, on the one hand, and the non-VRR certificates, on the other hand, in accordance with their respective percentage allocation entitlement. The prepayment interest shortfalls allocated to the non-VRR certificates (other than the Class S certificates) are required to be further allocated among the classes of non-VRR certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

G. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be allocated between the VRR interest, on the one hand, and the Class S certificates, on the other hand, in accordance with their respective percentage allocation entitlement on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or to offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan), unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment date, as applicable, in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan and the special servicer will not make any principal or interest advance with respect to any mortgage loan or companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection Advances

The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

•     protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

•     maintain the lien on the related mortgaged property; and/or

•     enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (with interest thereon) (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates and the RR interest. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 49 fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee, leasehold and/or subleasehold estate of the related borrower in 153 commercial, multifamily or manufactured housing community properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $807,817,588.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 49 commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of (i) the related mortgage loan, (ii) one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”) and (iii) in the case of six (6) mortgage loans in the following table, one or more loans that are subordinate in right of payment to the related mortgage loan and any related pari passu companion loans (each referred to in this prospectus as a “subordinate companion loan” or a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Additional Subordinate Debt Cut-off Date Balance	Mortgage Loan LTV Ratio(1)(3)	Mortgage Loan Underwritten NCF DSCR(1)	Mortgage Loan Underwritten NOI Debt Yield(1)	Whole Loan LTV Ratio(2)(3)	Whole Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NOI Debt Yield(2)
Parkmerced	$ 60,000,000	7.4%	$ 487,000,000	$953,000,000	25.9%	4.00x	11.1%	71.1%	1.22x	4.0%
525 Market Street	$ 60,000,000	7.4%	$ 410,000,000	$212,000,000	37.0%	4.29x	13.1%	53.7%	2.96x	9.0%
The Cove at Tiburon	$ 50,000,000	6.2%	$ 62,300,000	$97,700,000	41.0%	2.68x	10.3%	76.6%	1.43x	5.5%
Inland Self Storage Michigan Portfolio	$ 50,000,000	6.2%	$ 16,625,000	N/A	64.9%	1.52x	8.5%	64.9%	1.52x	8.5%
Weston South Carolina Industrial Portfolio	$ 49,500,000	6.1%	$ 19,491,340	N/A	62.6%	1.73x	11.3%	62.6%	1.73x	11.3%
ExchangeRight Net Leased Portfolio 32	$ 45,000,000	5.6%	$ 19,270,000	N/A	62.0%	2.53x	9.2%	62.0%	2.53x	9.2%
Acuity Portfolio	$ 40,000,000	5.0%	$ 125,000,000	$159,000,000	33.0%	3.39x	12.2%	64.9%	1.73x	6.2%
F5 Tower	$ 39,500,000	4.9%	$ 145,500,000	$112,600,000	39.4%	3.33x	13.0%	63.3%	2.07x	8.1%
650 Madison Avenue	$ 21,450,000	2.7%	$ 565,350,000	$213,200,000	48.5%	2.74x	10.0%	66.1%	2.01x	7.3%
One Stockton	$ 21,000,000	2.6%	$ 45,000,000	N/A	59.5%	1.79x	7.6%	59.5%	1.79x	7.6%
Vernon Tower	$ 16,800,000	2.1%	$ 26,450,000	N/A	61.7%	1.78x	7.4%	61.7%	1.78x	7.4%

(1)	Calculated based on the balance of or debt service on, as applicable, the related whole loan excluding any related subordinate companion loan(s) and any related mezzanine debt.
(2)	Calculated including any related pari passu companion loan(s) and any related subordinate companion loan(s) but excluding any related mezzanine debt.
(3)	In the case of the Parkmerced, Inland Self Storage Michigan Portfolio, Acuity Portfolio and 650 Madison Avenue mortgage loans, the cut-off date LTV ratio was calculated based a value other than an “as-is” value. See “—Assessment of Property Value and Condition” for additional information.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Non-Serviced Whole Loans(1)

Mortgage Loan Name	Transaction/ Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Parkmerced	MRCD 2019-PARK	7.4%	KeyBank National Association	KeyBank National Association	Wells Fargo Bank, National Association
525 Market Street	MKT 2020-525M	7.4%	Wells Fargo Bank, National Association	Situs Holdings, LLC	Wilmington Trust, National Association
The Cove at Tiburon	SGCMS 2020-COVE	6.2%	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC	Wilmington Trust, National Association
Acuity Portfolio	CFK 2020-MF2	5.0%	KeyBank National Association	KeyBank National Association	Citibank, N.A.
F5 Tower	BBCMS 2020-C6	4.9%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association
650 Madison Avenue	MAD 2019-650M	2.7%	KeyBank National Association	LNR Partners, LLC	Wilmington Trust, National Association
One Stockton	WFCM 2020-C55	2.6%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
Vernon Tower	WFCM 2020-C55	2.1%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Initial Directing Party
Parkmerced	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	PRKC GAP B Note Holder, LLC(2)
525 Market Street	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	N/A	PGIM, Inc.
The Cove at Tiburon	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	N/A	Fortress Credit ABI Advisors LLC
Acuity Portfolio	Citibank, N.A.	Citibank, N.A.	N/A	Western Asset Management Company, LLC
F5 Tower	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	KKR Real Estate Credit Opportunity Partners II L.P.(3)
650 Madison Avenue	Citibank, N.A.	Citibank, N.A.	N/A	Healthcare of Ontario Pension Plan Trust Fund(4)
One Stockton	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	RREF IV-D WFCM 2020-C55 MOA-HRR, LLC
Vernon Tower	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	RREF IV-D WFCM 2020-C55 MOA-HRR, LLC

(1)	As of the closing date of the related securitization.
(2)	The directing party for the Parkmerced whole loan is PRKC GAP B Note Holder, LLC, as the controlling class representative for the MRCD 2019-PRKC securitization trust which is currently the controlling noteholder for such whole loan. During the continuance of a control appraisal period, the controlling noteholder will be the holder of Note A-1. Note A-1 was included in the MRCD 2019-PARK securitization, and therefore, during the continuance of a control appraisal period, the controlling class representative (or equivalent party) under the MRCD 2019-PARK securitization is expected to exercise the rights of the controlling holder with respect to the Parkmerced whole loan.
(3)	The initial controlling holder for the F5 Tower mortgage loan is KKR Real Estate Credit Opportunity Partners II L.P., as the F5 Tower controlling class certificateholder. Pursuant to the related co-lender agreement, following the occurrence (and during the continuance) of a F5 Tower control appraisal period, (i) the holder of Note A-1-B will be the controlling holder for the F5 Tower whole loan and (ii) the F5 Tower whole loan will be serviced by the master servicer and, if necessary, the special servicer under the pooling and servicing agreement for the BBCMS 2020-C6 securitization. Note A-1-B was included in the WFCM 2020-C55 securitization, and therefore, following the occurrence (and during the continuance) of a F5 Tower control appraisal period, an affiliate of the controlling class certificateholder is expected to exercise the rights of the controlling holder with respect to the F5 Tower mortgage loan, and the F5 Tower whole loan is expected to remain serviced under the pooling and servicing agreement for the BBCMS 2020-C6 securitization.
(4)	The initial directing party for the 650 Madison Avenue whole loan is Healthcare of Ontario Pension Plan Trust Fund, as the controlling class representative for the MAD 2019-650M securitization trust which is currently the controlling noteholder for such whole loan. During the continuance of a 650 Madison Avenue control appraisal period, the controlling noteholder will be the holder of Note A-1-1. Note A-1-1 was included in the CGCMT 2019-C7 securitization, and therefore, during the continuance of a 650 Madison Avenue control appraisal period, the controlling class representative (or equivalent party) under the CGCMT 2019-C7 securitization is expected to exercise the rights of the controlling holder with respect to the 650 Madison Avenue whole loan.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property, any related mezzanine debt or preferred equity). Unless specifically indicated, no subordinate companion loans are included in the presentation of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1 and Annex A-2 to this prospectus).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$807,817,588
Number of mortgage loans	49
Number of mortgaged properties	153
Range of Cut-off Date Balances	$875,000 to $60,000,000
Average Cut-off Date Balance	$16,486,073
Range of Mortgage Rates	2.72457% to 5.25000%
Weighted average Mortgage Rate	3.62296%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	109 months
Range of remaining terms to maturity(2)	54 months to 118 months
Weighted average remaining term to maturity(2)	105 months
Range of original amortization terms(3)	300 months to 360 months
Weighted average original amortization term(3)	358 months
Range of remaining amortization terms(3)	297 months to 360 months
Weighted average remaining amortization term(3)	357 months
Range of Cut-off Date LTV Ratios(4)(5)	25.9% to 74.6%
Weighted average Cut-off Date LTV Ratio(4)(5)	53.4%
Range of LTV Ratios as of the maturity date or anticipated repayment date(2)(4)(5)	25.9% to 70.0%
Weighted average LTV Ratio as of the maturity date or anticipated repayment date(2)(4)(5)	49.8%
Range of U/W NCF DSCRs(5)(6)	1.27x to 4.29x
Weighted average U/W NCF DSCR(5)(6)	2.47x
Range of U/W NOI Debt Yields(5)	6.6% to 14.6%
Weighted average U/W NOI Debt Yield(5)	10.2%
Percentage of Initial Pool Balance consisting of:
Interest-only	58.8%
Interest-only, Amortizing Balloon	22.6%
Amortizing Balloon	13.5%
Interest-only, ARD	5.1%

(1)   Subject to a permitted variance of plus or minus 5%.

(2)    With respect to three (3) mortgage loans with an anticipated repayment date, secured by the mortgaged properties identified on Annex A-1 to this prospectus as F5 Tower (4.9%), Dollar General-Becker, MN (0.1%), and Dollar General-Kincheloe, MI (0.1%), calculated as of the related anticipated repayment date.

(3)    Excludes twenty-five (25) mortgage loans (63.9%) that are interest-only for the entire term or until the anticipated repayment date, as applicable.

(4)   Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date or anticipated repayment date, as applicable) with respect to the mortgage loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.

(5)   In the case of eleven (11) mortgage loans (56.1%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s). With respect to the mortgage loans identified as the Parkmerced mortgage loan (7.4%), the 525 Market Street mortgage loan (7.4%), The Cove at Tiburon mortgage loan (6.2%), the Acuity Portfolio mortgage loan (5.0%), the F5 Tower mortgage loan (4.9%) and the 650 Madison Avenue mortgage loan (2.7%), loan-to-value ratios and debt yields includes any pari passu companion loan(s), as applicable, but excludes the related subordinate companion loan(s). The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date, related loan-to-value ratio as of the maturity date or anticipated repayment date, and underwritten net operating income debt yield including the related subordinate companion loans are (a) with respect to the Parkmerced mortgage loan (7.4%), 1.22x, 71.1%, 71.1% and 4.0%, respectively, (b) with respect to the 525 Market Street mortgage loan (7.4%), 2.96x, 53.7%, 53.7% and 9.0%, respectively, (c) with respect to The Cove at Tiburon mortgage loan (6.2%), 1.43x, 76.6%, 76.6% and 5.5%, respectively, (d) with respect to the Acuity Portfolio mortgage loan (5.0%), 1.73x, 64.9%, 64.9% and 6.2%, respectively, (e) with respect to the F5 Tower mortgage loan (4.9%), 2.07x, 63.3%, 63.3% and 8.1%, respectively and (f) with respect to the 650 Madison Avenue mortgage loan (2.7%), 2.01x, 66.1%, 66.1% and 7.3%, respectively.

(6) Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other mortgage loans in the mortgage pool.

Forty-eight (48) of the mortgage loans (92.6%) accrue interest on an actual/360 basis.

One (1) of the mortgage loans (7.4%) accrue interest on an 30/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced Loans

As of the cut-off date, one (1) of the mortgage loans (7.4%) was modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of such mortgage loans.

With respect to the Parkmerced mortgage loan (7.4%), the related mortgaged property previously secured a mortgage which experienced a maturity default as of November 8, 2019. At the time of such maturity default, the borrower was in the process of negotiating the subject mortgage loan, and the servicer of the previous mortgage loan agreed to up to 60 days of forbearance in order for the subject mortgage loan and related mezzanine loan to be originated. The previous mortgage loan was repaid in full from the proceeds of the subject mortgage loan on November 26, 2019, 18 days after the original maturity default.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Properties with Limited Operating History

With respect to fifty-four (54) of the mortgaged properties (24.1%), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from Underwriting Standards	Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

In addition, the mortgage loans were underwritten without taking into account the impact of the COVID-19 pandemic. As a result, the actual property performance or market conditions may not be consistent with the assumptions made for purposes of underwriting. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Rialto Real Estate Fund IV – Debt, LP—RREF’s Underwriting Guidelines and Processes” and “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination” and “—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Barclays Capital Real Estate Inc., as retaining sponsor, see “Credit Risk Retention”.

None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates and the RR interest in a manner that would satisfy the requirements of European Union Regulation (EU) 2017/2402. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any applicable requirement under such Regulation. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirements of such Regulation. Consequently, the certificates and the RR interest may not be a suitable investment for investors which are subject to any such requirements. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to Certificateholders and the RR Interest Owner

On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record and the RR interest owner, a statement as to the distributions being made on that date.  Additionally, under certain circumstances, certificateholders of record and the RR interest owner may be entitled to certain other information regarding the issuing entity.  See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

•     Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, Thomson Reuters Corporation and DealView Technologies Ltd.;

•     The certificate administrator’s website initially located at www.ctslink.com; and

•     The master servicer’s website initially located at www.wellsfargo.com/com.

Optional Termination

On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date (solely for the purposes of this calculation, if such right is being exercised after the distribution date in March 2030 and the F5 Tower mortgage loan, the Dollar General-Becker, MN mortgage loan or the Dollar General-Kincheloe, MI mortgage loan is still an asset of the issuing entity, then such mortgage loan will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the aggregate principal balance of the mortgage loans as of the cut-off date), certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class S and Class R certificates) and the RR interest for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class S and Class R certificates) and the RR interest, (iii) such holder (or holders) pay an amount equal to the VRR interest’s proportionate share of the price specified in this prospectus and (iv) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or Substitutions of Mortgage Loans; Loss of Value Payment

Under certain circumstances, the related mortgage loan seller (or (i) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc. and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders or the RR interest owner in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted mortgage loans (other than non-serviced mortgage loans) or a defaulted serviced whole loan and/or related REO properties and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted mortgage loan (other than non-serviced mortgage loans), defaulted whole loan or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders, the RR interest owner and any related companion loan holders (as a collective whole as if such certificateholders, RR interest owner and such companion loan holders constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then such special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s), and, in certain cases, the related subordinate companion loan(s), in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of the portion of the issuing entity consisting of the entitlement to collections of excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

In addition, the portion of the issuing entity consisting of the entitlement to collections of excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account will be treated as a trust and the holders of the Class S certificates and the VRR interest will be treated as the beneficial owners of their respective portions of such entitlement for federal income tax purposes (a “grantor trust”), as further described under “Material Federal Income Tax Considerations”.

Pertinent federal income tax consequences of an investment in the offered certificates include:

•    Each class of offered certificates will constitute REMIC “regular interests”.

•   The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

•    You will be required to report income on your offered certificates using the accrual method of accounting.

• It is anticipated that the Class X-A and Class X-B certificates will be issued with original issue discount, the Class C certificates will be issued with de minimis original issue discount and the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S and Class B certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA Considerations

Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus). See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

There has been an emergence of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (“COVID-19”), which has spread to countries throughout the world, including the United States, and has been declared a global pandemic. The COVID-19 pandemic has been declared to be a public health emergency of international concern by the World Health Organization, and the President of the United States has made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act. A significant number of countries and the majority of United States state governments have also made emergency declarations and have attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses. We cannot assure you when states will permit full resumption of economic activity, whether or when people will feel comfortable in resuming economic activity, that containment or other measures will be successful in limiting the spread of the virus or that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments.

The COVID-19 outbreak has led to severe disruptions in the global supply chain, financial and other markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and those disruptions will likely continue for some time. While the United States government and other governments have implemented unprecedented financial support and relief measures (such as the Coronavirus Aid, Relief and Economic Security Act), the effectiveness of such measures cannot be predicted. The United States economy has begun to contract, and it is unclear how large the contraction will be, how long it will last, and when economic expansion will resume. For example, unemployment rates, which were generally estimated to be under 4% in the first three months of 2020, jumped to an estimated 14.7% in April 2020 and were estimated to be 13.3% or more in May 2020 based on published reports.

In addition to these general concerns, investors should consider what effect, if any, the COVID-19 pandemic, as well as any resulting recession or economic slowdown, may have on the ability of borrowers to make timely payments on the mortgage loans, which in turn may have an adverse impact on the performance and market value of the certificates. Mortgage lenders in certain countries have already implemented payment holidays for mortgagors affected by COVID-19, and the D.C. City Council has enacted legislation requiring lenders under the jurisdiction of the Department of Insurance, Securities and Banking to offer deferrals of mortgage loans to borrowers that request them. We cannot assure you that lenders or servicers in other states will not offer or be compelled by governmental authorities to offer payment holidays to borrowers affected by COVID-19, resulting in potential losses or delays in payments on the certificates. Investors should also consider that COVID-19 could significantly impact volatility, liquidity and/or the market value of securities, including the certificates.

While the COVID-19 pandemic has created personnel, supply-chain and other logistical issues that affect all property types, the effects are particularly severe for certain property types. For example:

•	hospitality properties, due to travel limitations implemented by governments and businesses as well as declining interest in travel generally;

•	retail properties, due to store closures, either government mandated or voluntary, declining interest in visiting large shared spaces such as shopping malls, restaurants, bars and movie theatres, and tenants (including certain national and regional chains, such as Equinox, Staples and Cheesecake Factory) refusing to pay rent;

•	office properties, due to prohibitions on use of space at full capacity and changes to leasing activity arising from the need for increased distancing between workers, changes to elevator practices, increased prevalence of telework and changes to the willingness of employees to commute;

•	self-storage properties, due to increasing unemployment rates and a general reduction in disposable income available for non-essential expenses for their tenants, who typically lease space under short-term leases;

•	multifamily, manufactured housing and/or student housing properties, due to federal, state and local moratoria on eviction proceedings and other mandated tenant forbearance programs, as well as increasing unemployment rates and changes to leasing activity arising from limitations on in-person showings of units;

•	industrial properties, due to restrictions or shutdowns of tenant operations at such properties or as a result of general financial distress of such tenants;

•	properties with significant tenants who operate co-working or office-sharing spaces, due to restrictions on such spaces or declining interest in such spaces by their users, who typically are unaffiliated and license or sublease space for shorter durations; and

•	properties with significant tenants with executed leases but not yet in place and whose leases are conditioned on tenant improvements being completed, the delivery of premises, or the vacancy of a current tenant by a date certain, due to lack of access to the mortgaged property and disruptions in labor and the global supply chain.

With respect to the mortgage pool, it is unclear how many borrowers have been adversely affected by the COVID-19 pandemic. It is expected that many borrowers will be (or continue to be) adversely affected by the cumulative effects of COVID-19 and the measures implemented by governments to combat the pandemic. As a result, borrowers may not and/or may be unable to meet their payment obligations under the mortgage loans, which may result in significant losses, including shortfalls in distributions of interest and/or principal to the holders of the certificates. Shortfalls and losses will be particularly pronounced to the extent that the related mortgaged properties are located in geographic areas with significant numbers of COVID-19 cases or relatively restrictive COVID-19 countermeasures. For example, 3 mortgaged properties (17.5%) are located in San Francisco and 35 mortgaged properties (14.8%) are located in New York City. Certain geographic regions of the United States, such as New York City, have experienced a larger concentration of COVID-19 infections and deaths than other regions, which is expected to result in lengthier stay at home orders than in other less-impacted regions. However, as the COVID-19 emergency has continued, various regions of the United States have seen fluctuations in rates of COVID-19 cases. Therefore, we cannot assure you that any region will not experience an increase in such rates, and corresponding governmental countermeasures and economic distress. In addition, we cannot assure you that declining economic conditions precipitated by COVID-19 and the measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to pay all required insurance premiums. While certain mortgage loans provide for insurance premium reserves, we cannot assure you that the borrowers will be able to continue to fund such reserves or that such reserves will be sufficient to pay all required insurance premiums.

Although each mortgage loan generally requires the related borrower to maintain business interruption insurance, certain insurance companies have reportedly taken the position that such insurance does not cover closures due to the COVID-19 emergency. In addition, the COVID-19 emergency could adversely affect future availability and coverage of business interruption insurance. Furthermore, it is unclear whether such closures due to COVID-19 will trigger co-tenancy provisions.

When evaluating the financial information and mortgaged property valuations presented in this prospectus (including certain information set forth in “Summary of Certificates”, “Description of the Mortgage Pool—Mortgage Pool Characteristics”, “Description of the Mortgage Pool—Certain Calculations and Definitions”, Annex A-1, Annex A-2 and Annex A-3), investors should take into consideration the dates as of which historical financial information is presented and appraisals and property condition reports were conducted and that the underwritten information does not reflect the events described in this risk factor or any potential impacts of the COVID-19 pandemic. Because a pandemic of the scale and scope the COVID-19 pandemic has not occurred in recent years, historical delinquency and loss experience is unlikely to accurately predict the performance of the mortgage loans in the mortgage pool. Investors should expect higher-than-average delinquencies and losses on the mortgage loans. The aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates.

Some borrowers may seek forbearance arrangements at some point in the near future, if they have not already made such request. We cannot assure you that the borrowers will be able to make debt service payments (including deferred amounts that were previously subject to forbearance) after the expiration of any such forbearance period. Some borrowers may also seek to use funds on deposit in reserve or escrow accounts to make debt service payments, rather than for the explicit purpose set forth in the mortgage loan documents. We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to replenish those reserves or escrows, which would then be unavailable for their original intended use.

In addition, you should expect that a number of borrowers may not make timely payment on their mortgage loans at some point during the continuance of the COVID-19 pandemic. In response, the master servicer and the special servicer may implement a range of actions with respect to affected borrowers and the related mortgage loans to forbear or modify the loan terms consistent with the applicable servicer’s customary servicing practices. Such actions may also lead to shortfalls and losses on the certificates.

The borrowers have provided additional information regarding the status of the mortgage loans and mortgaged properties, which is described under “Description of the Mortgage Pool—COVID-19 Considerations”, as of the dates set forth in that section. We cannot assure you that the information in that section is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates.

Although the borrowers and certain tenants may have made their May debt service and rent payments, we cannot assure you that they will be able to make future payments. While certain mortgage loans may provide for debt service or rent reserves, we cannot assure you that any such reserve will be sufficient to satisfy any or all debt service payments on the affected mortgage loans.

Furthermore, we cannot assure you that future failure to make rent or debt service payments will not trigger cash sweeps or defaults under the mortgage loan documents.

In addition, servicers have reported an increase in borrower requests as a result of the COVID-19 pandemic. It is likely that the volume of requests will continue to increase as the COVID-19 pandemic progresses. The increased volume of borrower requests and communication may result in delays in the servicers’ ability to respond to such requests and their ability to perform their respective obligations under the related transaction documents. Further, some federal, state and local administrative offices and courts have closed due to the outbreak of the COVID-19 pandemic. Foreclosures, recordings of assignments and similar activities may not be processed in such offices and courts until such offices and courts reopen and may be further delayed as such offices and courts address any backlogs of such actions that accumulated during the period they were closed. Furthermore, to the extent the related jurisdiction has implemented a moratorium on foreclosures as discussed above, any processing of foreclosure actions would not commence until such moratorium has ended.

There can be no assurances that the NRSROs engaged by the depositor will issue the expected ratings on the closing date (or at all) or that such ratings will not be withdrawn or placed on watch immediately or shortly after the closing date. We cannot assure you that declining economic conditions precipitated by the COVID-19 pandemic and the measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

The widespread and cascading effects of the COVID-19 pandemic, including those described above, also heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of your certificates.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

During the financial crisis of 2007-2008 and the resulting recession, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

•	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

•	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the characteristics and desirability of the area where the property is located;

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

•	a decline in the businesses operated by tenants or in their financial condition;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

•	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	political factors;

•	environmental factors;

•	seismic activity risk;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments;

•	location of certain mortgaged properties in less densely populated or less affluent areas; and

•	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

•	the quality and creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

Further, changes to tax laws as they relate to property ownership, depreciation schedules and interest and mortgage deductibility could affect the value of the mortgaged properties.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Most of the mortgage loans have 10 year terms to maturity. Rapid technological advances and changes in consumer tastes over the course of those 10 years may impact the use, occupancy and demand for the products or services related to the mortgaged properties securing such mortgage loans. In addition, tenant needs may change due to such factors and the related property may not be able to quickly adapt to such changes. We cannot assure you that any such changes will not impact the performance of the related mortgaged properties, the ability of the related mortgagors to continue to make payments of debt service on the related mortgage loans or to secure refinancing of the mortgage loans or to pay the principal balance of their mortgage loans at maturity.

In addition, certain mortgaged properties may be located in an area that is primarily dependent on a single company or industry. In that case, any change that adversely affects that company or industry could reduce occupancy at the related mortgaged properties.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

•	the financial effect of the absence of rental income may be severe;

•	more time may be required to re-lease the space; and

•	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

Mortgaged Properties Leased to School Tenants Also Have Risks

Certain of the mortgaged properties may be occupied by a tenant operating a school. The cash flows generated from private schools are generally dependent on student enrollment and the ability of enrolled students to pay tuition, which in some cases is dependent on the ability to obtain financial aid or loans. Enrollment at a private school may decrease due to, among other factors:

•    changing local demographics;

•    competition from other schools;

•    increases in tuition and/or reductions in availability of student loans, government grants or scholarships;

•    school closures in connection with COVID-19;

•    poor performance by teachers, administrative staff or students; or

•    mismanagement at the private school.

Some school tenants are for-profit institutions that rely on tuition from students, many of which finance their education by utilizing the federal financial assistance Title IV of the Higher Education Act of 1965 (“Title IV Financial Aid”). A for-profit education company will become ineligible for enrolling students that utilize the Title IV Financial Aid for at least two fiscal years, if during the immediately preceding two consecutive fiscal years such institution derives more than 90% of its revenues from the enrollment of students that obtain Title IV Financial Aid. A reduction in student enrollment may impact the ability of the school to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent. In addition, there is proposed legislation that could potentially change the Title IV Financial Aid funding methods, which may negatively affect the for-profit education companies.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans. See representation and warranty number 7 in Annex D-1 and the identified exceptions, if any, to that representation and warranty in Annex D-2.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, reduce the amount of space they are leasing, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

•	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

•	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

•	if the related borrower fails to provide a designated number of parking spaces,

•	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

•	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

•	if a tenant’s use is not permitted by zoning or applicable law,

•	if the tenant is unable to exercise an expansion right,

•	if the landlord defaults on its obligations under the lease,

•	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

•	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

•	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

•	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

•	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

•	in the case of government sponsored tenants, at any time or for lack of appropriations, or

•	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination or contraction right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

•	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

•	the quality of property management;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities that the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the generally short terms of residential leases and the need for continued reletting;

•	rent concessions and month-to-month leases, which may impact cash flow at the property;

•	outstanding building code violations or tenant complaints at the property;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

•	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

•	restrictions on the age or income of tenants who may reside at the property;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

•	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

•	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

•	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain of the mortgage loans are secured by multifamily properties that have been the site of criminal activities. Perceptions by prospective tenants of the safety and reputation of the mortgaged real property may influence the cash flow produced by these mortgaged properties, particularly in the case of student housing facilities or properties leased primarily to students. In addition, litigation may be brought against a borrower in connection with any criminal activities that occur at the related mortgaged property.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units, such as the 725 Fourth Avenue mortgaged property (2.8%), the Vernon Tower mortgaged property (2.1%), the Bronx Multifamily Portfolio – 505 East 184th Street mortgaged property (0.5%), the Bronx Multifamily Portfolio – 2334 Washington Avenue mortgaged property (0.5%), the Bronx Multifamily Portfolio – 2607 Jerome Avenue mortgaged property (0.4%) and the Bronx Multifamily Portfolio – 2268 Washington Avenue mortgaged property (0.3%), is uncertain.

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

Certain of the mortgage loans may be secured currently or in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

•	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

•	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Moreover, legislative or judicial actions concerning the status of rent-stabilized properties may adversely affect existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future and may give rise to liability in connection with previously converted units.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

•	the quality of an office building’s tenants;

•	an economic decline in the business operated by the tenant;

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

•	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

•	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

•	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property; and

•	in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are of shorter-term duration and user turnover is greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

•	decreased demand;

•	lack of proximity to apartment complexes or commercial users;

•	apartment tenants moving to single family homes;

•	decline in services rendered, including security;

•	dependence on business activity ancillary to renting units;

•	security concerns;

•	age of improvements; or

•	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, because the cost to replace the improvements at a self-storage property is typically low, the insurable value of a self-storage property is often lower than the mortgage loan balance and in the event of a casualty when a borrower is not required to rebuild or cannot rebuild, insurance proceeds may be insufficient to pay the mortgage loan and there is no “gap” insurance required to cover any shortfall. There is also risk because storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.” The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the cotenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

•	building design and adaptability;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use;

•	the location of the property; and

•	the property may be leased pursuant to a master lease with the related borrower.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

•	the number of competing residential developments in the local market, such as other manufactured housing community properties apartment buildings and site-built single family homes;

•	the physical attributes of the community, including its age and appearance;

•	the location of the manufactured housing community property;

•	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing community property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing community property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing community property);

•	the type of services or amenities it provides;

•	any age restrictions;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 32 on Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Furthermore, certain of the manufactured housing communities are, in whole or in part, in a flood zone. Even if no material borrower-owned improvements are located in the flood zone, the related borrower’s business could be adversely affected by flooding or the potential of flooding.

In addition, certain of the manufactured housing community properties are subject to government rent control regulations, which can limit the borrower’s ability to institute, and/or the amount of, periodic tenant rent increases.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Industrial Properties Have Special Risks”, “—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the five largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders and the RR interest owner to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Range of Remaining Terms to Maturity or ARD as of the Cut-off Date” in Annex A-2 for a stratification of the remaining terms to maturity or anticipated repayment date of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are multifamily, office, self storage, retail, industrial and manufactured housing properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, New York, South Carolina, Washington, and Michigan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

•	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;

•	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

•	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

•	future laws, ordinances or regulations will not impose any material environmental liability; or

•	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders and the RR interest owner.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Rialto Real Estate Fund IV – Debt, LP—RREF’s Underwriting Guidelines and Processes” and “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 to this prospectus for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

•	the physical attributes of the health club (e.g., its age, appearance and layout);

•	the reputation, safety, convenience and attractiveness of the property to users;

•	management’s ability to control membership growth and attrition;

•	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

•	the number of rentable parking spaces and rates charged;

•	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

•	the amount of alternative parking spaces in the area;

•	the availability of mass transit; and

•	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail banks, medical and dental offices, lab space, gas stations, car washes, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property. Re-tenanting certain specialty use tenants, such as gas stations and dry cleaners, may also involve substantial costs related to environmental remediation.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 25 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). Further, current uses may not in all instances have all necessary licenses and permits, which may subject the borrower or tenant to penalties or disruption of the related use.

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark or that is subject to a condominium regime or development association, may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders and the RR interest owner.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program is scheduled to expire on September 30, 2020. We cannot assure you if or when the program will be reauthorized by Congress. If the program is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to be repaired after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 17 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

•	a title insurer will have the ability to pay title insurance claims made upon it;

•	the title insurer will maintain its present financial strength; or

•	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program was reauthorized on December 20, 2019 through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% in 2020 of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million in 2020. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 to this prospectus for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 30 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same self-insurance or blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, rent steps, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below and “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Mortgage Pool Characteristics—Mortgaged Properties with Limited Prior Operating History” in this prospectus.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. For example, as described under “—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”, the assumptions and projections used to prepare underwritten information for the mortgage pool do not reflect any potential impacts of the COVID-19 pandemic. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders or the RR interest owner until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders and the RR interest owner. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders and the RR interest owner. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

Due to the COVID-19 pandemic, the aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See also “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and each sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Rialto Real Estate Fund IV – Debt, LP—RREF’s Underwriting Guidelines and Processes” and “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”. A description of the review conducted by each sponsor for this securitization transaction is set forth under each of the foregoing headings.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related originator or sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy and/or begun paying rent or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

•	changes in governmental regulations, zoning or tax laws;

•	potential environmental or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values will be the value of the related mortgaged property at maturity or the anticipated repayment date (if any) or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Rialto Real Estate Fund IV – Debt, LP—RREF’s Underwriting Guidelines and Processes” and “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the

Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty no. 32 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, borrowers may own a mortgaged property as tenants-in-common. In the case of a mortgaged property that is owned by tenants-in-common, there is a risk that obtaining the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” and “—Delaware Statutory Trusts” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have borrower sponsors that have previously filed bankruptcy and we cannot assure you that such borrower sponsors will not be more likely than other borrower sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders and the RR interest owner if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment. See representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

•	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

•	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

•	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

•	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

•	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

•	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

•	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or on the related anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” and representation and warranty number 8 in Annex D-1 and the matters scheduled in Schedule D-1 and Schedule D-2 in Annex D-1.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

Risks Relating to Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee or manager for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related mortgage loan documents. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders and the RR interest owner as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Foreclosure—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

•	what proceedings are required for foreclosure;

•	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

•	whether and to what extent recourse to the borrower is permitted; and

•	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders and the RR interest owner. For example, Florida statutes render any prohibition on a property owners’ ability to obtain property assessed clean energy (commonly referred to as “PACE”) financing unenforceable. Consequently, we cannot assure you that borrowers owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents given that such restrictions are not enforceable in Florida. See also “Certain Legal Aspects of Mortgage Loans”.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class S certificates and the VRR interest, neither of which are offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes. Furthermore, there is no guarantee that a springing lockbox will be able to be implemented in the future as required by the loan documents.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or on the related anticipated repayment date.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date, as applicable, of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or at the anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

•	the prevailing interest rates;

•	the net operating income generated by the mortgaged property;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 35 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus and/or the exceptions, if any. to representation and warranty no. 35 in Annex D-1 (as indicated in Annex D-2), each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property, and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, as amended, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe, and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15 year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10 year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, as amended, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of (i) Barclays Capital Real Estate Inc., one of the sponsors and originators, (ii) Barclays Bank PLC, the expected holder of a portion of the VRR interest (as a “majority-owned affiliate” of Barclays Capital Real Estate Inc.) and one of the expected initial risk retention consultation parties and (iii) Barclays Capital Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, each of (i) Barclays Bank PLC (as a “majority-owned affiliate” of Barclays Capital Real Estate Inc.), (ii) KeyBank National Association and (iii) Societe Generale Financial Corporation is expected to hold a portion of the VRR interest as described in “Credit Risk Retention” and is (or is affiliated with the entities) expected to be appointed as one of the initial risk retention consultation parties. Each risk retention consultation party may, in certain circumstances and on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from any risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation parties and the VRR interest owners by whom they are appointed may have interests that are in conflict with those of certain other certificateholders, in particular if any risk retention consultation party or such VRR interest owner holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as, with respect to any mortgage loan, any related borrower party is a risk retention consultation party or VRR interest owner by whom such risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then such risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as Barclays Bank PLC (as a “majority-owned affiliate” of Barclays Capital Real Estate Inc.), KeyBank National Association or Societe General Financial Corporation (in each case as a VRR interest owner or a risk retention consultation party) is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, its employees, personnel or affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan. Notwithstanding such restriction, there can be no assurance that any of Barclays Bank PLC (as a “majority-owned affiliate” of Barclays Capital Real Estate Inc.), KeyBank National Association or Societe Generale Financial Corporation as holder of a portion of the VRR interest or a risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Each expected VRR interest owner and the parties expected to be designated to consult with the special servicer on its behalf as a risk retention consultation party is each an Underwriter Entity. There can be no assurance that any actions that these parties take in these capacities will necessarily be aligned with the interests of the holders of any class of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respects but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it has become a borrower party with respect to a mortgage loan (each such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan with respect to the directing certificateholder. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan with respect to the directing certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to appoint the excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. The initial special servicer is an affiliate of the entity that is expected to purchase the Class F and Class G certificates (and may purchase certain other classes of certificates including the Class X-E, Class X-F, Class X-G and Class E certificates) and receive the Class S certificates. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BBCMS 2020-C7 non-offered certificates or the RR interest owner. In addition, in some cases, the master servicer or special servicer or their respective affiliates may be the holder of a mezzanine or subordinate loan related to a mortgage loan in the mortgage pool. Any such interest in a mezzanine or subordinate loan may result in economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. In any such instance, neither the master servicer nor the special servicer will have any obligation to take, refrain from taking or cease taking any action with respect to any existing or future mezzanine or subordinate loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

The master servicer and the special servicer service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) or a serviced companion loan holder to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Rialto Capital Advisors, LLC assisted RREF IV Debt AIV, LP (or its affiliate), which entity is expected to purchase the Class F and Class G certificates and is expected to be appointed as the initial directing certificateholder, with due diligence relating to the mortgage loans to be included in the mortgage pool.

It is expected that RREF IV Debt AIV, LP or another affiliate of Rialto Capital Advisors, LLC and Rialto Real Estate Fund IV – Debt, LP will be the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan or (ii) any excluded loan as to the directing certificateholder). Rialto Capital Advisors, LLC, is expected to be appointed by RREF IV Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC and Rialto Real Estate Fund IV – Debt, LP) to act as the special servicer. In addition, Rialto Capital Advisors, LLC was appointed the initial special servicer under the WFCM 2020-C55 pooling and servicing agreement, which governs the servicing and administration of the One Stockton whole loan and the Vernon Towers whole loan, and is an affiliate of the entity that is the controlling class certificateholder, initial directing certificateholder, retaining sponsor and initial risk retention consultation party under the WFCM 2020-C55 pooling and servicing agreement.

Rialto Capital Advisors, LLC, the expected special servicer under the pooling and servicing agreement, is an affiliate of (i) Rialto Real Estate Fund IV – Debt, LP, a sponsor and mortgage loan seller, (ii) RREF IV Debt AIV, LP, the entity that is expected to be the initial controlling class certificateholder and be appointed as the initial directing certificateholder, and which is expected to purchase the Class X-E, Class X-F, Class X-G, Class E, Class F and Class G certificates, and which will receive the Class S certificates and (iii) Situs Holdings, LLC, the special servicer of the 525 Market Street Whole Loan, through common control by Stone Point Capital LLC.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, the risk retention consultation parties, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Park Bridge Lender Services LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for

Park Bridge Lender Services LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders and the RR interest owner if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, the risk retention consultation parties, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders and the RR interest owner if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that RREF IV Debt AIV, LP or another affiliate of Rialto Capital Advisors, LLC and Rialto Real Estate Fund IV – Debt, LP will be appointed as the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan or (ii) any excluded loan as to the directing certificateholder). The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan), take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders and the RR interest owner. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan) or (ii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan (or, if applicable, a controlling noteholder), may direct the special servicer under the pooling and servicing agreement or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates or the interests of the RR interest owner.

The table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” provides the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement under which it is being serviced.

The controlling noteholder or directing certificateholder for each non-serviced whole loan has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

With respect to serviced whole loans, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates or the RR interest, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates or the RR interest, and it may have interests in conflict with those of the certificateholders and the RR interest owner. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates or the interests of the RR interest owner. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders and the RR interest owner, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class F and Class G certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

RREF IV Debt AIV, LP, or an affiliate thereof, will constitute the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan or (ii) any excluded loan as to the directing certificateholder). The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Rialto Capital Advisors, LLC, the expected special servicer for this transaction, is an affiliate of (a) Rialto Real Estate Fund IV – Debt, LP, a sponsor and mortgage loan seller, (b) RREF IV Debt AIV, LP, the entity that is expected to be the initial controlling class certificateholder and to be appointed as the initial directing certificateholder, and which is expected to purchase the Class X-E, Class X-F, Class X-G, Class E, Class F and Class G certificates, and which will receive the Class S certificates and (c) Situs Holdings, LLC, the special servicer with respect to the 525 Market Street Whole Loan through common control by Stone Point Capital LLC. Rialto Capital Advisors, LLC is expected to act as the special servicer and it or an affiliate assisted RREF IV Debt AIV, LP and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date. In addition, Rialto Capital Advisors, LLC is also an affiliate of Rialto Capital Management, LLC, which is the sub-adviser to and manages the investment portfolio of FS Credit Real Estate Income Trust, Inc., which entity holds the mezzanine loan related to the Weston South Carolina Industrial Portfolio Mortgage Loan that it purchased from KeyBank.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder or companion loan holder, as applicable, exercising control rights over that whole loan (or with respect to any mortgage loan with one or more subordinate companion loans, prior to the occurrence and continuance of a “control appraisal period” or “control termination event” under the related intercreditor agreement with respect to the related subordinate companion loan, the holder of the related subordinate companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a non-serviced whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties;

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties; and

•	tenants at the mortgaged property may have signed leases or letters of intent at a competing property controlled by the borrower sponsor.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of non-VRR certificates and the VRR interest will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans, and the subsequent allocation of such amounts between the VRR interest, on one hand, and the non-VRR certificates, on the other hand, as described in “Credit Risk Retention—The VRR Interest”. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders and the RR interest owner will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

•	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

•	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

•	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

•	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013; implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

•	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S.

banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

•	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

•	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

•	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that any borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor and the other VRR interest owners will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

EU Risk Retention and Due Diligence Requirements

Investors should be aware and in some cases are required to be aware of the risk retention and due diligence requirements in the EU (the “EU Risk Retention and Due Diligence Requirements”) which apply in respect of institutional investors as defined in specified EU Directives and Regulations (“EU Institutional Investors”) including: institutions for occupational retirement provision; credit institutions (and certain consolidated subsidiaries thereof); alternative investment fund managers who manage or market alternative investment funds in the EU; investment firms (and certain consolidated subsidiaries thereof); insurance and reinsurance undertakings; and management companies of UCITS funds (or internally managed UCITS), as set out in Regulation (EU) 2017/2402 (the “EU Securitization Regulation”) as supplemented by certain related regulatory technical standards, implementing technical standards and official guidance. The EU Risk Retention and Due Diligence Requirements restrict EU Institutional Investors from investing in securitizations unless, amongst other things, such EU Institutional Investors have verified that: (i) if established in a non-EU country, the originator, sponsor or original lender retains, on an ongoing basis, a material net economic interest of not less than five percent in the securitization determined in accordance with Article 6 of the EU Securitization Regulation and the risk retention is disclosed to EU Institutional Investors; (ii) the originator, sponsor or securitization special purpose entity (i.e., the issuer special purpose vehicle) has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in that Article; and (iii) where the originator or original lender is established in a non-EU country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on thorough assessment of the obligor’s creditworthiness.

Failure to comply with one or more of the EU Risk Retention and Due Diligence Requirements may result in various penalties including, in the case of those EU Institutional Investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the securitization position acquired by the relevant EU Institutional Investor. Aspects of the EU Risk Retention and Due Diligence Requirements and what is or will be required to demonstrate compliance to EU national regulators remain unclear.

None of the sponsors, the depositor or any other party to the transaction described in this prospectus intends to take any action in connection with such transaction, in a manner prescribed or contemplated by the EU Securitization Regulation. In particular, no such person undertakes to take any action for purposes of, or in connection with, compliance by any EU Institutional Investor with any applicable EU Risk Retention and Due Diligence Requirement. None of the sponsors, the depositor or the underwriters or any of their respective affiliates or any other party provides any assurances regarding, or assumes any responsibility for, compliance by any investor or any other person with any EU Risk Retention and Due Diligence Requirements. None of the depositor, the underwriters, the sponsors or their respective affiliates will retain a 5% net economic interest with respect to the certificates in any of the forms prescribed by Article 6 of the EU Securitization Regulation.

Consequently, the offered certificates may not be a suitable investment for any EU Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the offered certificates, and otherwise affect the secondary market for the offered certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the offered certificates for investment, and, in particular, the scope and applicability of the EU Risk Retention and Due Diligence Requirements and their compliance with any applicable EU Risk Retention and Due Diligence Requirements.

On October 17, 2019, a negotiated withdrawal agreement between the UK and the EU was endorsed by leaders at a special meeting of the European Council, providing for the UK to leave the EU on January 31, 2020. The negotiated withdrawal agreement also provides for a transition period, which started on January 31, 2020 and will end on December 31, 2020, unless extended by a single decision for up to one or two years. However, the UK government has stated that it will not seek such an extension. The negotiated withdrawal agreement states that, unless otherwise provided in the agreement, EU law is applicable to and in the UK during the transition period. Accordingly, all references to the EU in the context of the applicability of EU regulations and directives in these risk factors should be interpreted to include the UK until December 31, 2020.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

•	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

•	do not represent any assessment of the yield to maturity that a certificateholder or RR interest owner may experience;

•	reflect only the views of the respective rating agencies as of the date such ratings were issued;

•	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

•	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

•	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

•	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The loss models used by any NRSRO engaged to rate the offered certificates may not have accounted for the possible economic effects of the COVID-19 pandemic or the borrowers’ ability to make payments on the mortgage loans. We cannot assure you that any NRSRO will not downgrade any of the ratings on the certificates after the closing date due to any impact of the COVID-19 pandemic or otherwise. See “—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” above.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected that nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

•	the purchase price for the certificates;

•	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

•	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

•	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

•	the level of prevailing interest rates;

•	the availability of credit for commercial real estate;

•	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment at maturity or to repay any ARD loan at the related anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or on the related anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders and the RR interest owner. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates
Class X-B	Class A-S and Class B certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the non-VRR certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and the RR interest will result in a reduction of the certificate balance (or notional amount) of one or more classes of non-VRR certificates and the interest balance of the VRR interest, pro rata based on their respective percentage allocation entitlement as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the non-VRR certificates and the VRR interest, pro rata based on their respective percentage allocation entitlement as described in this prospectus on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the principal balance certificates, first to the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S or Class B certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocated to the non-VRR certificates will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A,

Class X-B, Class X-E, Class X-F and Class X-G certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders and the RR interest owner generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or risk retention consultation parties under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement or a controlling noteholder under the related intercreditor agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information—Certificate Administrator Reports”.

The Class S and Class R certificates will not have any voting rights.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Parties and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any excluded loan and, with respect to any non-serviced mortgage loan, will have limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, but will retain consultation rights, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition, each risk retention consultation party will have certain consultation rights with respect to certain matters relating to the specially serviced loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and any risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and any risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or the equivalent), of the related securitization trust (or any other party) holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the risk retention consultation parties, the controlling companion loan holder with respect to any A/B whole loan, and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)       may act solely in the interests of the holders of the controlling class or the VRR interest owners, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any A/B whole loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)       does not have any duties to the holders of any class of certificates other than the controlling class or the VRR interest owners, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan), in the case of any risk retention consultation party, the holder of the portion of the VRR interest that appointed such risk retention consultation party or, in the case of any A/B whole loan, the related controlling companion noteholder does not have any duties to any other person);

(iv)       may take actions that favor the interests of the holders of the controlling class or the VRR interest owners, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or in the case of any A/B whole loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)       will have no liability whatsoever (other than, in the case of the directing certificateholder, to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, any risk retention consultation party or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of any A/B whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and the RR interest owner and, with respect to any serviced whole loan, for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders, RR interest owner and the companion loan holder constituted a single lender taking into account the pari passu or subordinate nature of such companion loans). We cannot assure you that any actions taken by the special servicer or the master servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, any operating advisor appointed under the related trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may have rights and duties under such trust and servicing agreement or pooling and servicing agreement that vary in certain respects from those under the pooling and servicing agreement relating to this transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO Property. There will be no operating advisor under (i) the MKT 2020-525M trust and servicing agreement with respect to the 525 Market Street whole loan, (ii) the SGCMS 2020-COVE trust and servicing agreement with respect to The Cove at Tiburon whole loan, (iii) the CFK 2020-MF2 trust and servicing agreement with respect to the Acuity Portfolio whole loan and (iv) the MAD 2019-650M trust and servicing agreement with respect to the 650 Madison Avenue whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate any of the master servicer, the trustee or the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to certain mortgage loans with one or more related subordinate companion loans, the holders of such companion loan(s) will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control appraisal period” or a “control termination event” under the related intercreditor agreement with respect to such subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan and replace the special servicer with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender generally will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan, will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the securitization trust or other party holding the controlling note may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust or any other party holding the controlling note for a non-serviced whole loan may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

•	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

•	may act solely in its own interests, without regard to your interests;

•	do not have any duties to any other person, including the holders of any class of certificates or the RR interest owner;

•	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

•	will have no liability whatsoever for having so acted and that no certificateholder or RR interest owner may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates or the RR interest. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates and the RR interest.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Barclays Capital Real Estate Inc. in its capacity as a sponsor, with respect to the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. However, (i) Barclays Capital Holdings Inc. will agree in the related mortgage loan purchase agreement to repurchase or replace defective Barclays Mortgage Loans to the same extent as Barclays Capital Real Estate Inc. in connection with any repurchase by Barclays Capital Real Estate Inc. and (ii) Société Générale will agree in the related mortgage loan purchase agreement to repurchase or replace defective Societe Generale Financial Corporation Mortgage Loans to the same extent as Societe Generale Financial Corporation in connection with any repurchase by Societe Generale Financial Corporation. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors (or (i) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc. and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor (or in the case of mortgage loans sold by (i) Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc. and (ii) Societe Generale Financial Corporation, each of that sponsor and Société Générale) has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor (or in the case of mortgage loans sold by (i) Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc. and (ii) Societe Generale Financial Corporation, each of that sponsor and Société Générale) has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Payments Allocated to the VRR Interest Will Not Be Available to Make Payments on the Non-VRR Certificates, and Payments Allocated to the Non-VRR Certificates Will Not Be Available to Make Payments on the VRR Interest

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the non-VRR certificates and the VRR interest owners, pro rata, based upon their respective percentage allocation entitlement. Amounts received and allocated to the non-VRR certificates will not be available to satisfy any amounts due and payable to the VRR interest. Likewise, amounts received and allocated to the VRR interest will not be available to satisfy any amounts due and payable to the non-VRR certificates. Accordingly, any losses incurred by the issuing entity will also be effectively allocated between the non-VRR certificates (collectively) and the VRR interest, pro rata, based upon their respective percentage allocation entitlement. See “Description of the Certificates—Distributions” and “Credit Risk Retention”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders and the RR interest owner to receive distributions on the offered certificates and the RR interest, respectively. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates or the RR interest owner continuing to hold the full non-notionally reduced amount of such certificates or the RR interest for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders and the RR interest owner. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders, the RR interest owner and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders and the RR interest owner. In most circumstances, the special servicer (or in the case of a non-serviced mortgage loan, the related non-serviced special servicer) will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The IRS has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

The IRS has also issued Revenue Procedure 2020-26 easing the tax requirements for a servicer to modify certain mortgage loans held in a REMIC by permitting certain forbearances (and related modifications) for up to 6 months that are agreed to by a borrower, and that are made under certain forbearance programs for borrowers experiencing a financial hardship due, directly or indirectly, to the COVID-19 emergency. Under the revenue procedure, these forbearances (a) are not treated as resulting in a newly issued mortgage loan for purposes of Treasury Regulations section 1.860G-2(b)(1), (b) are not prohibited transactions under Code Section 860F(a)(2), and (c) do not result in a deemed reissuance of related REMIC regular interests. Accordingly, the master servicer or the special servicer may grant certain forbearances (and engage in related modifications) with respect to a Mortgage Loan in connection with the COVID-19 emergency, which may impact the timing of payments and ultimate recovery on the Mortgage Loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing and ultimate recovery on a Mortgage Loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended, during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of forty-nine (49) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $807,817,588 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in June 2020 (or, in the case of any Mortgage Loan that has its first due date after June 2020, the date that would have been its due date in June 2020 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Eleven (11) Mortgage Loans (56.1%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loan(s)” and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as a “Subordinate Companion Loan(s)”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to herein as the “Companion Loan(s)”, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”). Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The mortgage loan sellers will transfer to the depositor the Mortgage Loans set forth in the following chart, and the depositor will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
KeyBank National Association	22	93	$277,791,402	34.4%
Barclays Capital Real Estate Inc.	7	7	225,250,000	27.9
Societe Generale Financial Corporation	5	34	161,639,750	20.0
Rialto Real Estate Fund IV – Debt, LP	12	16	86,686,436	10.7
Natixis Real Estate Capital LLC	3	3	56,450,000	7.0
Total	49	153	$807,817,588	100.0%

(1)	Certain of the Mortgage Loans were co-originated by the related mortgage loan seller and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple, leasehold and/or subleasehold interest in one or more commercial, multifamily or manufactured housing community real properties (each, a “Mortgaged Property”). For purposes of this prospectus, a Mortgage Loan will be considered secured by a multifamily property or properties if each multifamily property consists of a single parcel or two or more contiguous or non-contiguous parcels that have an aggregate of five or more residential rental units that are collectively managed and operated.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated and Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller:

•	Rialto Real Estate Fund IV – Debt, LP acquired each of the Mortgage Loans it is selling to the depositor (10.7%) from BSPRT CMBS Finance, LLC or Ladder Capital Finance LLC. Such Mortgage Loans were re underwritten pursuant to Rialto Real Estate Fund IV – Debt, LP’s underwriting guidelines.

•	The Parkmerced Mortgage Loan (7.4%) is part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc. and Citi Real Estate Funding, Inc. Such Mortgage Loan was underwritten pursuant to Barclays Capital Real Estate Inc.’s underwriting guidelines.

•	The 525 Market Street Mortgage Loan (7.4%) is part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc., Goldman Sachs Bank USA and Wells Fargo Bank, National Association. Such Mortgage Loan was underwritten pursuant to Barclays Capital Real Estate Inc.’s underwriting guidelines.

•	The Acuity Portfolio Mortgage Loan (5.0%) is part of a Whole Loan that was co-originated by KeyBank National Association and Cantor Commercial Real Estate Lending, L.P. Such Mortgage Loan was underwritten pursuant to KeyBank National Association’s underwriting guidelines.

•	The F5 Tower Mortgage Loan (4.9%) is part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc. and DBR Investments Co. Limited. Such Mortgage Loan was underwritten pursuant to Barclays Capital Real Estate Inc.’s underwriting guidelines.

•	The 650 Madison Avenue Mortgage Loan (2.7%) is part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc., Citi Real Estate Funding Inc., Goldman Sachs Bank USA and BMO Harris Bank N.A. Such Mortgage Loan was underwritten pursuant to Barclays Capital Real Estate Inc.’s underwriting guidelines.

•	The borrower sponsor with respect to each of the Dollar General-Becker, MN Mortgage Loan (0.1%) and the Dollar General-Kincheloe, MI Mortgage Loan (0.1%) is an affiliate of Ladder Capital Finance LLC, the originator of each of the Dollar General-Becker, MN Mortgage Loan and the Dollar General-Kincheloe, MI Mortgage Loan. In each such case, we cannot assure you that the related mortgage loans do not contain terms less favorable to the originator (and consequently, to the investors) than loans that were not made to an affiliate of the related originator.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on June 25, 2020 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Parkmerced Mortgage Loan or the Parkmerced Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, the Parkmerced Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the Parkmerced Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1 to this prospectus.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

•	in the case of a Mortgage Loan that provides for interest-only payments through maturity or the Anticipated Repayment Date, as applicable, Annual Debt Service means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan based on a 365-day year (other than with respect to the Parkmerced Mortgage Loan (7.4%), which accrues interest on a 30/360 basis); and

•	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average (with respect to monthly debt service) or aggregate (with respect to the debt service coverage ratios) of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In certain other cases, the Appraised Value includes property that does not qualify as real property. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. For more information see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. The appraisals were conducted prior to the market impact of the COVID-19 pandemic, and as a result, the appraised value of the Mortgaged Properties as of the Closing Date could be materially different from the Appraised Value provided herein.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hotel properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of each of the Mortgage Loans as shown in the table below, a value other than the “as-is” Appraised Value or on a portfolio basis).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)(1)	Maturity Date/ARD LTV Ratio (Other Than “As-Is”)(1)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)(1)	Maturity Date/ARD LTV Ratio (“As-Is”)(1)	“As-Is” Appraised Value
Parkmerced(2)	7.4%	25.9%	25.9%	$2,110,000,000	31.4%	31.4%	$1,741,000,000
Inland Self Storage Michigan Portfolio(3)	6.2%	64.9%	55.7%	$102,700,000	72.3%	62.1%	$92,180,000
SSTIV Self Storage Portfolio(4)	5.0%	47.7%	47.7%	$84,850,000	51.4%	51.4%	$78,810,000
Acuity Portfolio(5)	5.0%	33.0%	33.0%	$499,330,000	34.9%	34.9%	$472,200,000
The Arbors(6)	4.5%	71.1%	56.0%	$50,700,000	71.9%	56.7%	$50,100,000
Santa Monica Physician’s Center(7)	2.9%	64.1%	64.1%	$37,000,000	65.8%	65.8%	$36,000,000
650 Madison Avenue(8)	2.7%	48.5%	48.5%	$1,210,000,000	48.9%	48.9%	$1,200,000,000
Skyline MHC Portfolio(9)	1.4%	54.7%	54.7%	$21,340,000	60.9%	60.9%	$19,180,000

(1)	LTV calculations include any Pari Passu Companion Loan(s), as applicable, but exclude any related Subordinate Companion Loan(s).

(2)	With respect to the Parkmerced Mortgage Loan (7.4%), the appraised value of $2,110,000,000 represents the “as-is value inclusive of development rights (excluding all of Phase 1)” appraised value as of September 3, 2019, which consists of the as-is value (excluding Phase 1) of $1,741,000,000 and the as-is value of development rights (excluding Phase 1) of $369,000,000. Phase 1 consists of 56 units that are not part of the collateral for the related Mortgage Loan.

(3)	With respect to the Inland Self Storage Michigan Portfolio Mortgage Loan (6.2%), the appraised value of $102,700,000 represents the “as portfolio” value as of February 3, 2020. The sum of the “as-is” appraised values of the individual Mortgaged Properties on a stand-alone basis is $92,180,000.

(4)	With respect to the SSTIV Self Storage Portfolio Mortgage Loan (5%), the appraised value represents the “as portfolio” value of $84,850,000, which includes a portfolio premium of $6,040,000 over the aggregate of the “as is” appraised values for the individual SSTIV Self Storage Portfolio Mortgaged Properties. The aggregate of the “as-is” appraised values for the individual SSTIV Self Storage Portfolio Mortgaged Properties is $78,810,000.

(5)	With respect to the Acuity Portfolio Mortgage Loan (5.0%), the appraised value of $499,330,000, which consists of the (1) “as-is with additional development rights” of $41,300,000 for 201 West 92nd Street Mortgaged Property and $42,200,000 for 200 West 93rd Street Mortgaged Property and (2) “as-is with tax exclusions” of $11,700,000 for 480 Humboldt Street Mortgaged Property, includes a portfolio premium of $27,130,000 over the aggregate of the “as is” appraised values for the individual Acuity Portfolio Mortgaged Properties. The aggregate of the “as-is” appraised values for the individual Acuity Portfolio Mortgaged Properties is $472,200,000.

(6)	With respect to The Arbors Mortgage Loan (4.5%), the appraised value represents the “as portfolio” value of $50,700,000, which includes a portfolio premium to the mortgaged properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis is $50,100,000.

(7)	With respect to the Santa Monica Physician’s Center Mortgage Loan (2.9%), the “as-is” appraised value excludes two signed leases for suites 202 and 213 with The Regents of the University (UCLA) (“UCLA”), totaling 3,565 square feet, which spaces are expected to be delivered to the tenant by mid-year 2020. The “as stabilized” appraised value of $37,000,000 assumes that UCLA has taken occupancy of suites 202 and 213. The Cut-off Date LTV and the Maturity Date LTV Ratio are each based on the “as-stabilized” appraised value.

(8)	With respect to the 650 Madison Avenue Mortgage Loan (2.7%), the appraised value of $1,210,000,000 represents the “hypothetical as-is” appraised value as of October 31, 2019, which assumes that the Mortgaged Property will have in place reserves of approximately $9,576,014. At the origination of the Mortgage Loan, approximately $9,576,014 was reserved.

(9)	With respect to the Skyline MHC Portfolio Mortgage Loan (1.4%), the appraised value represents the “as portfolio” value of $21,340,000, which includes a portfolio premium of $2,160,000 over the aggregate of the “as is” appraised values for the individual Skyline MHC Portfolio Mortgaged Properties. The aggregate of the “as-is” appraised values for the individual Skyline MHC Portfolio Mortgaged Properties is $19,180,000.

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the Maturity Date Balloon or ARD Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or Anticipated Repayment Date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan). In the case of a Mortgage Loan that is cross-collateralized with one or more other Mortgage Loans, unless otherwise indicated, LTV Ratios were calculated with respect to the cross-collateralized group in the aggregate.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans) as of the Cut-off Date.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity or Anticipated Repayment Date, as applicable, of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date) with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) but without regard to any related Subordinate Companion Loan.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

•	non-cash items such as depreciation and amortization,

•	capital expenditures, and

•	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units, pads or beds, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the Occupancy As-Of Date; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the Occupancy As-Of Date (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hotel properties, the percentage of available rooms occupied for the trailing 12-month period ending on the Occupancy As-Of Date; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the Occupancy As-Of Date, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and/or commence paying rent, as applicable, on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As-Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

“Def(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“Def or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

“Def or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

“Def or GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

“GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hotel property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hotel properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

Determinations of Underwritten Net Cash Flow did not take into account the impact of the COVID-19 pandemic. As a result, the actual property performance or market conditions may not be consistent with the assumptions made for purposes of underwriting.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. Some assumptions and subjective judgments are related to future events, conditions and circumstances, including future expense levels and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee has control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual net operating income for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions”. The Mortgage

Loan amount used in this prospectus for purposes of calculating the LTV Ratios, debt service coverage ratios and debt yields for each Whole Loan is the aggregate principal balance of the related Mortgage Loan and the related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loan(s). Further, in the case of certain Mortgaged Properties identified on Annex A-1, certain tenants among the five largest tenants (based on net rentable area leased) at the respective related Mortgaged Properties or tenants, which in the aggregate constitute a significant portion of the Mortgaged Property, have executed leases (or subleases) but are not currently fully occupying the related space and/or not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for). In certain cases, the U/W NOI includes rent from those tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive such periodic rent abatements. In certain cases the related lender has reserved funds for rent abatements and/or tenant buildouts at the related space.

Determinations of Underwritten Net Operating Income did not take into account the impact of the COVID-19 pandemic. As a result, the actual property performance or market conditions may not be consistent with the assumptions made for purposes of underwriting. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

The amounts representing net operating income, Underwritten NOI and U/W NCF are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. We make no representation as to the future cash flow of the Mortgaged Properties, nor are the net operating income, Underwritten NOI and U/W NCF set forth in this prospectus intended to represent such future cash flow.

The U/W NCFs and U/W NOIs used as a basis for calculating the U/W NCF DSCRs presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”) and appraiser’s estimates. With respect to Mortgage Loans secured by newly constructed or recently acquired Mortgaged Properties, the U/W NCFs used as a basis for calculating U/W NCF DSCRs are derived principally from rent rolls, tenant leases and the borrowers’ or appraisers’ projected expense levels. In certain cases when the information is available, U/W NCFs for newly constructed or recently acquired Mortgaged Properties are based on historical data provided by the borrower. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. As regards expenses, these adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first 12 principal and interest payments required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date assuming a 365-day year.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units” or “Pads” means (a) in the case of certain Mortgaged Properties operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes, or (c) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the Mortgage Loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 to this prospectus may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3 to this prospectus, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$807,817,588
Number of Mortgage Loans	49
Number of Mortgaged Properties	153
Range of Cut-off Date Balances	$875,000 to $60,000,000
Average Cut-off Date Balance	$16,486,073
Range of Mortgage Rates	2.72457% to 5.25000%
Weighted average Mortgage Rate	3.62296%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	109 months
Range of remaining terms to maturity(2)	54 months to 118 months
Weighted average remaining term to maturity(2)	105 months
Range of original amortization terms(3)	300 months to 360 months
Weighted average original amortization term(3)	358 months
Range of remaining amortization terms(3)	297 months to 360 months
Weighted average remaining amortization term(3)	357 months
Range of Cut-off Date LTV Ratios(4)(5)	25.9% to 74.6%
Weighted average Cut-off Date LTV Ratio(4)(5)	53.4%
Range of LTV Ratios at Maturity or ARD(2)(4)(5)	25.9% to 70.0%
Weighted average LTV Ratio at Maturity or ARD(2)(4)(5)	49.8%
Range of U/W NCF DSCRs(5)(6)	1.27x to 4.29x
Weighted average U/W NCF DSCR(5)(6)	2.47x
Range of U/W NOI Debt Yields(5)	6.6% to 14.6%
Weighted average U/W NOI Debt Yield(5)	10.2%
Percentage of Initial Pool Balance consisting of:
Interest-only	58.8%
Interest-only, Amortizing Balloon	22.6%
Amortizing Balloon	13.5%
Interest-only, ARD	5.1%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to three (3) mortgage loans with an Anticipated Repayment Date, secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as F5 Tower (4.9%), Dollar General-Becker, MN (0.1%) and Dollar General-Kincheloe, MI (0.1%), calculated as of the related Anticipated Repayment Date.

(3)	Excludes twenty-five (25) Mortgage Loans (63.9%) that are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.

(4)	Loan-to-value ratios (such as, for example, the Cut-Off Date LTV Ratio and the LTV Ratio at Maturity or ARD) with respect to the Mortgage Loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided that with respect to certain Mortgage Loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.

(5)	In the case of eleven (11) Mortgage Loans (56.1%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the DSCR, LTV Ratio and Debt Yield have been calculated including the related pari passu companion loan(s). With respect to the Mortgage Loans identified as the Parkmerced Mortgage Loan (7.4%), the 525 Market Street Mortgage Loan (7.4%), The Cove at Tiburon Mortgage Loan (6.2%), the Acuity Portfolio Mortgage Loan (5.0%), the F5 Tower Mortgage Loan (4.9%) and the 650 Madison Avenue Mortgage Loan (2.7%), LTV Ratios and Debt Yields includes any pari passu companion loan(s), as applicable, but excludes the related subordinate companion loan(s). The U/W NCF DSCR, related Cut-off Date LTV Ratio, related LTV Ratio at Maturity or ARD, and U/W NOI DY including the related subordinate companion loan(s) are (a) with respect to the Parkmerced Mortgage Loan (7.4%), 1.22x, 71.1%, 71.1% and 4.0%, respectively, (b) with respect to the 525 Market Street Mortgage Loan (7.4%), 2.96x, 53.7%, 53.7% and 9.0%, respectively, (c) with respect to The Cove at Tiburon Mortgage Loan (6.2%), 1.43x, 76.6%, 76.6% and 5.5%, respectively, (d) with respect to the Acuity Portfolio Mortgage Loan (5.0%), 1.73x, 64.9%, 64.9% and 6.2%, respectively, (e) with respect to the F5 Tower Mortgage Loan (4.9%), 2.07x, 63.3%, 63.3% and 8.1%, respectively and (f) with respect to the 650 Madison Avenue Mortgage Loan (2.7%), 2.01x, 66.1%, 66.1% and 7.3%, respectively.

(6)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the cut-off date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity or its Anticipated Repayment Date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity or its Anticipated Repayment Date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other Mortgage Loans in the mortgage pool.

The issuing entity will include one (1) Mortgage Loan (4.5%) that represents the obligations of multiple borrowers that are liable (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) on a joint and several basis for the repayment of the entire indebtedness evidenced by the Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Multifamily	30	$229,950,930	28.5%
Mid Rise	21	101,643,451	12.6
High Rise/Townhome	1	60,000,000	7.4
Garden	4	59,730,507	7.4
High Rise	4	8,576,973	1.1
Office	15	$217,420,971	26.9%
CBD	3	106,807,301	13.2
Suburban	4	71,120,163	8.8
Medical	8	39,493,508	4.9
Self Storage	29	$140,962,074	17.4%
Self Storage	29	140,962,074	17.4
Retail	33	$88,210,158	10.9%
Freestanding	26	40,630,492	5.0
Single Tenant	2	24,900,000	3.1
Anchored	1	12,729,666	1.6
Unanchored	2	5,581,054	0.7
Shadow Anchored	2	4,368,946	0.5
Industrial	16	$49,500,000	6.1%
Manufacturing	6	18,326,678	2.3
Warehouse	6	18,259,302	2.3
Warehouse/Distribution	4	12,914,020	1.6
Manufactured Housing	18	$41,523,878	5.1%
Manufactured Housing	18	41,523,878	5.1
Mixed Use	12	$40,249,577	5.0%
Office/Retail	3	26,966,911	3.3
Multifamily/Retail	9	13,282,666	1.6
Total	153	$807,817,588	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Multifamily Properties

In the case of the multifamily properties or mixed use properties with multifamily components set forth in the above chart, we note the following:

•	With respect to the Parkmerced Mortgage Loan (7.4%), all of the existing residential units at the Mortgaged Property are governed by the San Francisco Rent Stabilization and Arbitration Ordinance, which provides that the annual allowable increase in rent will become effective March 1 of each year, and will be no more than 60% of the percentage increase in the Consumer Price Index for All Urban Consumers in the San Francisco-Oakland-San Jose region for the preceding 12 months, as published by the San Francisco Rent Stabilization and Arbitration Board. In no event will the allowable annual increase by greater than 7%. Upon vacating, the San Francisco Rent Control Ordinance allows for rent to be raised to market levels. Additionally, as of September 10, 2019, approximately 12.2% of the units at the Mortgaged Property were rented to tenants that rely on rent subsidies under various government funded programs, such as the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development. Generally, a tenant receiving such subsidy or assistance must regularly meet certain income requirements. Further, approximately 66.2% of the units at the Mortgaged Property were rented on a month-to-month basis as of September 10, 2019.

•	With respect to the Acuity Portfolio Mortgage Loan (5.0%), the multifamily units include 51 rent-controlled units, 602 rent stabilized units and 479 market rent units. In New York City, rent controlled units operate under the Maximum Base Rent system (“MBR”). MBR is established for each rent controlled unit and adjusted every two years to reflect changes in the operating costs. Generally, annual rent increases on rent controlled units may be increased by up to 7.5% or the average of the last 5 year stabilized increases for one-year leases, whichever is less, until they reach the MBR. Generally, when an existing tenant vacates a rent-controlled unit, the unit either becomes a rent stabilized unit or if it is in a building with fewer than 6 units, it becomes a market rate unit. Rent stabilized leases can be one or two years in length at the option of the tenant. The renewal rate that may be charged for a particular rent stabilized apartment is determined by criteria established by the New York City Rent Guidelines Board. In addition, the rent charged on a rent stabilized unit may be increased if the owner makes improvements to the unit while the unit is vacant or if the owner makes certain building-wide improvements and a rent increase is approved by the Division of Housing and Community Renewal.

•	With respect to the Acuity Portfolio Mortgage Loan (5.0%), four multifamily units in the Acuity Portfolio (three of 26 units at the 2009-2092 Amsterdam Avenue Mortgaged Property and one of 23 units at the 2 West 125th Street Mortgaged Property), are the subject of audit proceedings commenced by the Tenant Protection Unit of the New York State Division of Homes & Community Renewal (the “TPU”). Proceedings by the TPU are often commenced when one or more apartments’ rent has been increased in excess of the general guidelines to confirm that such rental increase was based on a lawful exception to the general, permitted statutory increases. The related mortgagors’ special counsel with respect to New York City landlord/tenant matters (the “Borrowers’ L&T Counsel”) compiled anticipated responses for the TPU that set forth the justification for such rent increases (that the increases were based on renovation work completed at each applicable unit) and included the related back-up documentation (the “TPU Package”). The Borrowers’ L&T Counsel provided the TPU Package to the lender’s special counsel with respect to New York City landlord/tenant matters the (“Lender’s L&T Counsel”). The Lender’s L&T Counsel reviewed the TPU Package and did not recommend any further action. However, there can be no assurance that the TPU will reach the same conclusion or that the TPU will not commence similar proceedings with respect to other units in the Acuity Portfolio Mortgaged Properties. Revenues from the regulated multifamily units and the deregulated multifamily units represent approximately 44.8% and 55.2%, respectively, of the total underwritten multifamily revenues for the Acuity Portfolio Mortgage Loan. In some cases, prior owners of the Mortgaged Properties deregulated residential units, but the related mortgagor may not have been provided with the necessary records to substantiate the proper deregulation of the prior rent regulated apartment. In other cases, the related mortgagor may have deregulated units but may be missing necessary records to substantiate the proper deregulation. There is a risk that the 479 market rent units were improperly deregulated from rent stabilization and that the deregulated units could be reverted to rent stabilization, resulting in rent overcharge penalties plus treble damages. The Whole Loan is recourse to the guarantors for any present or future violation of any rent regulations, including any diminution in value units.

•	With respect to the Acuity Portfolio Mortgage Loan (5.0%), the 480 Humboldt Street Mortgaged Property was built in 2007 and is currently receiving 421-a tax benefits. Each of the units at the 480 Humboldt Street Mortgaged Property is required to be subject to rent stabilization at least until the tax benefits expire at the end of the 2025/2026 tax year. The lenders underwrote the full taxes and did not take the 421-a benefits into account.

•	With respect to the 725 Fourth Avenue Mortgaged Property (2.8%), 103 units (62.4% of total residential units) are subject to New York City rent stabilization regulations. Of the rent stabilized apartment units, the borrower receives credits against the Mortgaged Property’s real estate taxes which it is required to pass along to tenants with respect to 18 units pursuant to the Senior Citizen Rent Increase Exemption and with respect to seven units pursuant to the Disability Rent Increase Exemption. In addition, eight of the rent stabilized apartment units are Section 8 units.

•	With respect to the Vernon Tower Mortgage Loan (2.1%), the related Mortgaged Property is located in New York and may be impacted by the HSTP Act, which limits potential rent increases for major capital improvements and for individual apartment improvements. See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. The Mortgaged Property is also subject to the a voluntary inclusionary housing program, which requires 20.0% of the multifamily units to be affordable housing units. In addition, the Mortgaged Property is expected to be subject to certain rental restrictions in connection with the New York City Department of Housing Preservation and Development’s 421-a tax abatement program. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

•	With respect to the Bronx Multifamily Portfolio Mortgage Loan (1.8%), all of the related residential units in the portfolio are rent stabilized and any increases in rent by the borrower may be subject to limitations imposed by New York State rent regulations. In addition, approximately 64 of the 109 residential units in the portfolio (including approximately 12 out of 20 units at the 2268 Washington Mortgaged Property, approximately 19 out of 31 units at the 2334 Washington Mortgaged Property, approximately 9 out of 27 units at the 2607 Jerome Mortgaged Property and approximately 24 out of 31 units at the 505 East 184th Street Mortgaged Property) are leased to tenants for whom a portion of the related rent is subsidized by the City of New York through public assistance programs including, among others, the CityFHEPS, LINC II, NYCHA Section 8 and HASA programs.

•	The borrowers with respect to other Mortgage Loans secured by multifamily properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and increasing unemployment amongst tenants and may have difficulty evicting non-paying tenants due to a variety of factors, including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by multifamily properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Office Properties

In the case of the office properties and mixed use properties with office components set forth in the above chart, we note the following:

•	The borrowers with respect to other Mortgage Loans secured by office properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by office properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Self Storage Properties

In the case of the self storage properties set forth in the above chart, we note the following:

•	With respect to the Advantage Self-Storage Mortgage Loan (0.6%), two new competitive properties totaling 895 new units opened within the past 18 months within 0.6 miles and 2.7 miles of the Mortgaged Property.

•	The borrowers with respect to Mortgage Loans secured by self-storage properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by self-storage properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Retail Properties

The borrowers with respect to Mortgage Loans secured by retail properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by retail properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External

Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Industrial Properties

The borrowers with respect to Mortgage Loans secured by industrial properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by industrial properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Manufactured Housing Community Properties

In the case of the manufactured housing community properties set forth in the above chart, we note the following:

•	With respect to the Skyline MHC Portfolio Mortgage Loan (1.4%), two Mortgaged Properties, Noblesse Oblige Estates and Carla Ridge Estates, are subject to age restrictions on tenants. Tenants at each Mortgaged Property must be at least 55 years of age.

•	With respect to the Sharidon MHP Mortgage Loan (0.2%), all of the tenants at the Mortgaged Property sign month-to-month leases.

The borrowers with respect to Mortgage Loans secured by manufactured housing properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by manufactured housing properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks” and “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Mixed Use Properties

Each such mixed use Mortgaged Property has one or more office, retail and/or multifamily components.

The borrowers with respect to Mortgage Loans secured by mixed-use properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of Mortgage Loans secured by mixed-use properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Multifamily Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. See Annex A-1 to this prospectus and the footnotes thereto.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools(1)	14	10.9%
School(2)	3	2.3%
Restaurant/Bakery(3)	5	1.8%
Grocery store(4)	1	1.6%
Gym, fitness center, spa or a health club(5)	1	1.6%

(1)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as ExchangeRight Net Leased Portfolio 32-BioLife Plasma Services L.P. - Phoenix, AZ, ExchangeRight Net Leased Portfolio 32 - Fresenius Medical Care - Greensburg, PA, ExchangeRight Net Leased Portfolio 32 - Fresenius Medical Care - Goldsboro, NC, Santa Monica Physician’s Center, 650 Madison Avenue, Meridian One Colorado, DFW Retail Portfolio - Grand Central Crossing, DFW Retail Portfolio - Summer Creek Plaza, DFW Retail Portfolio - Kelly Plaza, Cape Coral and Dunedin - Fresenius Kidney Care Dunedin, Cape Coral and Dunedin - 625 Del Prado Boulevard, Cape Coral and Dunedin - 665 Del Prado Boulevard, Cool Creek Village and Laborers Union Building.

(2)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Weston South Carolina Industrial Portfolio - 3430 Platt Springs Road, GDR Manassas and 40 & 50 Beaver Street.
(3)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as DFW Retail Portfolio—Keller Marketplace, DFW Retail Portfolio—Grand Central Crossing, DFW Retail Portfolio—Summer Creek Plaza, DFW Retail Portfolio—Kelly Plaza and Cool Creek Village.
(4)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as West Side Plaza.

(5)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as West Side Plaza.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Property Type
Parkmerced	$60,000,000	7.4%	$172,828	4.00x	25.9%	Multifamily
525 Market Street	$60,000,000	7.4%	$454	4.29x	37.0%	Office
The Cove at Tiburon	$50,000,000	6.2%	$396,820	2.68x	41.0%	Multifamily
Inland Self Storage Michigan Portfolio	$50,000,000	6.2%	$11,678	1.52x	64.9%	Self Storage
Weston South Carolina Industrial Portfolio	$49,500,000	6.1%	$27	1.73x	62.6%	Industrial
ExchangeRight Net Leased Portfolio 32	$45,000,000	5.6%	$152	2.53x	62.0%	Various
SSTIV Self Storage Portfolio	$40,500,000	5.0%	$9,650	2.92x	47.7%	Self Storage
Acuity Portfolio	$40,000,000	5.0%	$145,760	3.39x	33.0%	Various
F5 Tower	$39,500,000	4.9%	$359	3.33x	39.4%	Office
The Arbors	$36,029,750	4.5%	$176	1.52x	71.1%	Office
Santa Monica Physician's Center	$23,700,000	2.9%	$632	2.52x	64.1%	Office
725 Fourth Avenue	$23,000,000	2.8%	$139,394	1.27x	59.0%	Multifamily
650 Madison Avenue	$21,450,000	2.7%	$977	2.74x	48.5%	Mixed Use
One Stockton	$21,000,000	2.6%	$3,885	1.79x	59.5%	Retail
Vernon Tower	$16,800,000	2.1%	$419,903	1.78x	61.7%	Multifamily
Top 3 Total/Weighted Average	$170,000,000	21.0%		3.71x	34.3%
Top 5 Total/Weighted Average	$269,500,000	33.4%		2.94x	45.1%
Top 15 Total/Weighted Average	$576,479,750	71.4%		2.71x	49.5%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and any related Pari Passu Companion Loan(s) in the aggregate.

See “—Assessment of Property Value and Condition” below for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.1% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties or consists of a group of cross-collateralized Mortgage Loans.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Inland Self Storage Michigan Portfolio	Multi-Property Loan	$50,000,000	6.2%
Weston South Carolina Industrial Portfolio	Multi-Property Loan	49,500,000	6.1
ExchangeRight Net Leased Portfolio 32	Multi-Property Loan	45,000,000	5.6
SSTIV Self Storage Portfolio	Multi-Property Loan	40,500,000	5.0
Acuity Portfolio	Multi-Property Loan	40,000,000	5.0
Time Out MHC Portfolio	Multi-Property Loan	15,772,438	2.0
Bronx Multifamily Portfolio	Multi-Property Loan	14,210,000	1.8
Skyline MHC Portfolio	Multi-Property Loan	11,675,000	1.4
DFW Retail Portfolio	Multi-Property Loan	9,950,000	1.2
Silver Creek Apartments Portfolio	Multi-Property Loan	6,349,295	0.8
Cape Coral and Dunedin	Multi-Property Loan	5,400,000	0.7
Total		$288,356,733	35.7%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, in addition to portfolios comprised of multiple Mortgaged Properties, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers or a portfolio of Mortgaged Properties may be comprised of Mortgaged Properties owned by separate borrowers.

Six (6) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans,” are not cross-collateralized but have borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans that are not cross-collateralized but have borrowers that are related to each other.

Related Borrower Loans(1)

Mortgage Loan	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Parkmerced	1	$ 60,000,000	7.4%
The Cove at Tiburon	1	50,000,000	6.2
Total for Group 1:	2	$ 110,000,000	13.6%
Group 2:
The Arbors	1	$ 36,029,750	4.5%
Meridian One Colorado	1	16,400,000	2.0
Total for Group 2:	2	$ 52,429,750	6.5%
Group 3:
StorQuest Self Storage - Honolulu	1	$ 4,540,000	0.6%
StorQuest Self Storage - Apache	1	3,680,000	0.5
StorQuest Self Storage - Tucson	1	3,175,000	0.4
StorQuest Self Storage - Phoenix	1	2,905,000	0.4
Total for Group 3:	4	$ 14,300,000	1.8%
Group 4:
Brookside MHC	1	$ 2,918,701	0.4%
Sharidon MHP	1	1,392,962	0.2
Total for Group 4:	2	$ 4,311,663	0.5%

Mortgage Loan	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 5:
Hermann Oaks MHC	1	$ 2,286,000	0.3%
Katy Village MHC	1	2,010,000	0.2
Total for Group 5:	2	$ 4,296,000	0.5%
Group 6:
Dollar General-Becker, MN	1	$ 924,000	0.1%
Dollar General-Kincheloe, MI	1	875,000	0.1
Total for Group 6:	2	$ 1,799,000	0.2%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

See also representation and warranty no. 40 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	9	$ 280,589,750	34.7%
New York	36	$ 126,667,301	15.7%
South Carolina	18	$ 65,610,878	8.1%
Washington	3	$ 60,116,000	7.4%
Michigan	17	$ 55,748,191	6.9%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout twenty-one (21) other states, with no more than 4.0% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

•	Forty-nine (49) Mortgaged Properties (18.6%) are located within the state of Florida or within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina, North Carolina, Texas or Virginia, and are therefore more susceptible to hurricanes. See representation and warranty nos. 17 and 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

•	Fourteen (14) Mortgaged Properties (43.6%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these

Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 27% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

Mortgaged Properties with Limited Prior Operating History

Fifty-four (54) of the Mortgaged Properties (24.1%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

One (1) Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Arbors (4.5%) has two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Delaware Statutory Trusts

With respect to the Inland Self Storage Michigan Portfolio and the ExchangeRight Net Leased Portfolio 32 Mortgage Loans (11.8%), the related borrower is a Delaware statutory trust. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to Delaware Statutory Trusts”.

Condominium and Other Shared Interests

The F5 Tower, The Arbors, 650 Madison Avenue and 7-Eleven – 351 Bowery Mortgage Loans (8.0%) are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

•	With respect to the 650 Madison Avenue Mortgage Loan (2.7%), the borrower has the right to convert the entire Mortgaged Property to a commercial condominium form of ownership (a “Condominium Conversion”), after which the entirety of the resulting condominium will constitute collateral for the Mortgage Loan, provided that, among other conditions (i) the resulting condominium regime (the “Condominium”) consists exclusively of the three condominium units (collectively, the “Condominium Units”, and each, a “Condominium Unit”) identified in the Mortgage Loan documents, (ii) no event of default is continuing on the date lender receives notice from borrower of the Condominium Conversion or on the date of the consummation of the Condominium Conversion, (iii) the condominium declaration and bylaws, all related documents, instruments and agreements (collectively the “Condominium Documents”) will be in the respective forms indicated in the Mortgage Loan documents or as otherwise approved by the lender in writing (which approval must not be unreasonably withheld, conditioned or delayed), (iv) the borrower delivers to the lender such usual and customary documents and other agreements as may be reasonably required by the lender in connection with the Condominium Conversion, including, but not limited to, an amendment to the mortgage and amendments and reaffirmations to the terms and conditions of the Mortgage Loan documents reasonably required by the lender, (v) the borrower delivers reasonable evidence that after giving effect to the Condominium Conversion, each Condominium Unit constitutes a separate tax lot, (vi) the borrower delivers to the lender an endorsement, supplement or amendment to the title insurance policy meeting the requirements set forth in the Mortgage Loan documents, provided that (x) if borrower is unable to obtain such title endorsements, supplements and amendments to the title insurance policy, borrower must have delivered to the lender an updated title search with respect to the Mortgaged Property that shows no liens on the Mortgaged Property other than permitted encumbrances, and (y) in no event will borrower be required to obtain a new title insurance policy, (vii) the borrower has submitted to the lender a subordination of lien (and Mortgage Loan documents) to the Condominium Documents for execution by the lender, containing standard provisions, if any, protecting the rights of the lender and must otherwise be reasonably satisfactory to the lender, (viii) the borrower delivers a REMIC opinion and (ix) the borrower has the right to transfer the Condominium Units to one or more transferee borrowers that will assume on a joint and several basis all of the borrower’s obligations under the Mortgage Loan documents, provided (A) such transferee borrowers will be either (I) controlled by an eligible qualified owner in accordance with the Mortgage Loan documents that owns (x) by itself, at least 20% of the common equity interest in such transferee borrowers and (y) together with one or more other eligible qualified owner and/or institutional investors, at least 51% of the common equity interest in such transferee borrowers, with any person owning 10% or more of the equity interests in transferee borrower being a qualified transferee or (II) owned and controlled by one or more entities approved by the lender that are qualified transferees and are otherwise qualified to own the Mortgaged Property, and (B) rating agency confirmation will be required solely with respect to the legal structure of the transferee borrower(s), the documentation of the loan assumption and the related legal opinions.

•	With respect to the One Bel Air Mortgage Loan (2.1%), the borrower has requested the lender’s consent to establish a condominium regime at the Mortgaged Property, which is currently under review by the lender. In connection with the establishment of such condominium, the lender is requiring the borrower to covenant in the amended and restated Mortgage Loan documents that the borrower may not, without the prior written consent of the lender: (i) amend, modify, supplement or terminate the related condominium documents; (ii) sell or offer for sale any unit within the condominium regime; or (iii) add or remove any property or units to the condominium documents. Additionally, the amended and restated Mortgage Loan documents will require the borrower, at the lender’s request, to execute and deliver: (i) conditional resignations of the members and officers of the board of directors of the related association for the condominium; and (ii) irrevocable proxies, enabling the lender, in its sole discretion after the occurrence and during the continuance of an event of default under the amended and restated Mortgage Loan documents, to exercise the votes held by the borrower and any affiliate of the borrower, borrower sponsor or guarantor, in the applicable board of directors or any association established under the related condominium declaration. Further, under the amended and restated Mortgage Loan documents, the borrower will have recourse liability for any losses incurred by the lender in connection with a breach of any representation, warranty, covenant or indemnification provision in the Mortgage Loan documents with respect to the condominium.

•	With respect to the 7-Eleven – 351 Bowery Mortgage Loan (0.5%), the collateral for the Mortgage Loan is a commercial unit that makes up a 12.0403% interest in the related condominium. The related mortgagor does not maintain control over the condominium board.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 7 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	153	$807,817,588	100.0%
Total	153	$807,817,588	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

With respect to the F5 Tower Mortgage Loan (4.9%), the collateral for the Mortgage Loan includes (x) the borrower’s fee interest in (i) the “office condominium unit” and (ii) the “base unit” (a parking garage in which the borrower, as owner, owns (a) 217 spaces in fee and (b) has a permanent easement over a further 42 spaces) and (y) the borrower’s leasehold interest in an additional 63 parking spaces (the “Leasehold Collateral”), which are leased from The Rainier Club (the “Lessor”) pursuant to that certain garage lease (the “Lease”). The Leasehold Collateral accounts for 19.6% of the parking spaces and 11.5% of the parking income (0.7% of total effective gross income) at the Mortgaged Property. The Lease and the related documents do not provide for certain customary conditions on the lessee and the Lessor, including that: (i) the Lessor is not required to enter into a new lease with the lender upon termination of the Lease for any reason, including rejection of the Lease in a bankruptcy; (ii) the prior written consent of the lender is not required prior to any amendment, modification, cancellation or termination of the Lease; (iii) the term of the Lease expires on September 30, 2026, which is prior to the maturity date of the Mortgage Loan; (iv) the Lessor is not required to give the lender notice of a default under, or termination of, the Lease; and (v) the lender is not given the right to cure defaults. The parking spaces provided by the Leasehold Collateral are not required for the Mortgaged Property to remain in compliance with the applicable zoning requirements. Further, pursuant to lease of the sole tenant at the Mortgaged Property, the number of parking passes that the tenant rents from the borrower depends on whether the Leasehold Collateral is being leased by the borrower.

In general, except as noted in the exceptions to representation and warranty no. 35 in Annex D-1 indicated in Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event the ground lease is rejected or terminated.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

COVID-19 Considerations

The following table contains information regarding the status of the mortgage loans and mortgaged properties provided by the respective borrowers as of the date set forth in the “Information as of Date” column. The cumulative effects of the COVID-19 emergency on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the mortgage loans. As a result, we cannot assure you that the information in the following table is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates.

Mortgage Loan Seller	Information as of Date	Origination Date	Property Name	Property Type	April Debt Service Payment Received (Y/N)	May Debt Service Payment Received (Y/N)	Forbearance or Other Debt Service Relief Requested (Y/N)(1)	Other Loan Modification Requested (Y/N)(1)	Lease Modification or Rent Relief Requested (Y/N)(2)	PPP Loan Received by Borrower (Y/N)	Occupied SF/Unit Making April Payment (%)	UW April Base Rent Paid (%)	Occupied SF/Unit Making May Payment (%)	UW May Base Rent Paid (%)
Barclays	5/29/2020	11/26/2019	Parkmerced	Multifamily	Y	Y	N(3)	N	NAP	N	91.5%	91.5%	88.3%(4)	88.3%(4)
Barclays	5/29/2020	1/29/2020	525 Market Street	Office	Y	Y	N	N	Y(5)	N	99.5%	99.4%	99.1%	99.2%
SGFC	5/29/2020	2/12/2020	The Cove at Tiburon	Multifamily	Y	Y	N	N	NAP	N	95.1%(6)	97.3%(7)	86.6%(6)	91.2%(7)
KeyBank	5/31/2020	2/4/2020	Inland Self Storage Michigan Portfolio	Self Storage	Y	Y	N	N	NAP	N	NAV	98.0%	NAV	97.1%
KeyBank	5/1/2020	2/21/2020	Weston South Carolina Industrial Portfolio	Industrial	Y	Y	N	N	Y(8)	N	100.0%	100.0%	92.9%(8)	90.1%
SGFC	5/29/2020	2/11/2020	ExchangeRight Net Leased Portfolio 32	Various	Y	Y	N	N	N	N	100.0%	100.0%	100.0%	100.0%
KeyBank	5/20/2020	1/31/2020	SSTIV Self Storage Portfolio	Self Storage	Y	Y	N	N	NAP	N	95.7%	95.3%	92.9%(9)	92.2%(9)
KeyBank	4/30/2020	2/13/2020	Acuity Portfolio	Various	Y	Y	N	N	N	N	86.9%	85.6%	NAV	NAV
Barclays	5/29/2020	12/19/2019	F5 Tower	Office	Y	Y	N	N	N	N	100.0%	100.0%	100.0%	100.0%
SGFC	5/29/2020	2/05/2020	The Arbors	Office	Y	Y	N	N	N	N	98.2%(10)	98.0%(10)	98.2%(10)	98.0%(10)
Natixis	6/16/2020	3/6/2020	Santa Monica Physician’s Center	Office	Y	Y	N	N	Y(11)	N	59.8%	60.5%	49.0%	50.4%
Natixis	6/16/2020	12/31/2019	725 Fourth Avenue	Multifamily	Y	Y	N	N	Y(12)	N	82.7%(12)	86.0%(12)	87.7%(12)	86.4%(12)
Barclays	5/27/2020	11/26/2019	650 Madison Avenue	Mixed Use	Y	Y	N	N	Y(13)	N	96.1%	79.9%	94.5%	72.0%
Barclays	5/28/2020	11/15/2019	One Stockton	Retail	Y	Y	N	N	N	N	100.0%	100.0%	100.0%	100.0%
RREF	5/27/2020	12/4/2019	Vernon Tower	Multifamily	Y	Y	N(14)	N(14)	NAP	N	88.9%(15)	84.8%(15)	79.7%(15)	80.7%(15)
Barclays	5/28/2020	1/24/2020	One Bel Air	Multifamily	Y	Y	N	N	NAP	N(16)	80.0%(17)	77.2%(17)	80.0%(17)	77.2%(17)
SGFC	5/29/2020	12/17/2019	Meridian One Colorado	Office	Y	Y	N	N	N(18)	N	100.0%	81.2%(19)(20)	100.0%	81.2%(19)(20)
KeyBank	5/29/2020	3/13/2020	Time Out MHC Portfolio	Manufactured Housing	Y	Y	N	N	NAP	N	86.5%	100.0%(21)	83.9%	87.3%(21)
SGFC	5/22/2020	3/3/2020	Bronx Multifamily Portfolio	Multifamily	Y	Y	N	N	NAP	N	NAV(22)	55.9%(23)(25)	80.2%(24)	86.6%(25)(26)
RREF	5/22/2020	2/13/2020	1st & Pine	Multifamily	Y	Y	N(27)	Y(28)	Y	N(29)	51.9%(30)	70.1%(31)	48.9%(30)	67.0%(31)
RREF	5/22/2020	1/22/2020	West Side Plaza	Retail	Y	Y	N(32)	N(32)	N	N	82.2%	80.9%	76.6%	72.6%
KeyBank	5/21/2020	12/13/2019	Skyline MHC Portfolio	Manufactured Housing	Y	Y	N	N	NAP	N	90.7%	92.2%(33)	NAV	92.5%(33)
RREF	5/22/2020	2/14/2020	GDR Manassas	Office	Y	Y	N(34)	N(34)	Y(35)	N	100.0%	100.0%	100.0%	100.0%
RREF	5/20/2020	12/12/2019	DFW Retail Portfolio	Retail	Y	Y	N	N	N	N	100.0%	100.0%	72.0%(36)	69.4%(36)
Natixis	6/16/2020	1/28/2020	Simply Space Self Storage Merced	Self Storage	Y	Y	N	N	NAP	N	97.3%	95.4%	98.2%	95.5%
KeyBank	5/20/2020	3/5/2020	Kemper Pointe	Office	Y	Y	N	N	N	N	100.0%	100.0%(37)	100.0%	100.0%(37)
KeyBank	5/22/2020	12/11/2019	Extra Space Storage Phoenix	Self Storage	Y	Y	N	N	NAP	N	NAV	93.9%	NAV	85.7%(9)
KeyBank	5/18/2020	1/16/2020	40 & 50 Beaver Street	Office	Y	Y	N	Y(38)	N	N	100.0%	100.0%	100.0%	100.0%
Barclays	5/28/2020	2/19/2020	The Storage Depot	Self Storage	Y	Y	N	N	NAP	N	NAV(39)	96.0%(40)	NAV(39)	96.0%(40)
RREF	5/22/2020	2/7/2020	Silver Creek Apartments Portfolio	Multifamily	Y	Y	N	N	NAP	N	94.9%(41)	92.6%(42)	94.0%(41)	91.8%(42)
RREF	5/27/2020	1/31/2020	Twelve Oaks RV Resort	Manufactured Housing	Y	Y	N	N	NAP	Y(43)	99.5%(44)	99.4%(45)	99.5%(44)	99.4%(45)
KeyBank	5/18/2020	2/25/2020	Cape Coral and Dunedin	Office	Y	Y	N	N	N	N	100.0%	100.0%	100.0%	100.0%

Mortgage Loan Seller	Information as of Date	Origination Date	Property Name	Property Type	April Debt Service Payment Received (Y/N)	May Debt Service Payment Received (Y/N)	Forbearance or Other Debt Service Relief Requested (Y/N)(1)	Other Loan Modification Requested (Y/N)(1)	Lease Modification or Rent Relief Requested (Y/N)(2)	PPP Loan Received by Borrower (Y/N)	Occupied SF/Unit Making April Payment (%)	UW April Base Rent Paid (%)	Occupied SF/Unit Making May Payment (%)	UW May Base Rent Paid (%)
RREF	5/22/2020	1/21/2020	Advantage Self-Storage	Self Storage	Y	Y	N	N	NAP	N	100.0%(46)	100.0%(46)	100.0%(46)	100.0%(46)
KeyBank	5/21/2020	1/10/2020	StorQuest Self Storage – Honolulu	Self Storage	Y	Y	N	N	NAP	N	NAV	99.6%(33)	NAV	69.4%(9)(33)
KeyBank	5/21/2020	2/26/2020	Cool Creek Village	Mixed Use	Y	Y	N	N	Y(47)	N	66.3%	65.9%	69.7%	73.0%
KeyBank	5/21/2020	2/7/2020	Hogan Self Storage	Self Storage	Y	Y	N	N	NAP	N	81.5%	89.6%(33)	62.6%(9)	74.9%(9)(33)
KeyBank	5/19/2020	12/23/2019	Laborers Union Building	Office	Y	Y	N	N	Y(48)	N	100.0%	100.0%	100.0%	100.0%
KeyBank	5/27/2020	1/28/2020	7-Eleven – 351 Bowery	Retail	Y	Y	N	N	N	N	100.0%	100.0%	100.0%	100.0%
KeyBank	5/21/2020	1/28/2020	StorQuest Self Storage – Apache	Self Storage	Y	Y	N	N	N	N	NAV	99.4%(33)	NAV	70.1%(9)(33)
RREF	5/27/2020	1/27/2020	Ranch at Cooper River Apartments	Multifamily	Y	Y	N	N	NAP	N	96.4%(49)	96.6%	89.5%(49)	89.6%
KeyBank	5/21/2020	1/28/2020	StorQuest Self Storage – Tucson	Self Storage	Y	Y	N	N	NAP	N	NAV	99.6%(33)	NAV	70.1%(9)(33)
KeyBank	5/26/2020	2/6/2020	Combs Mini Storage	Self Storage	Y	Y	N	N	NAP	N	NAV	93.9%(33)	85.4%(9)	77.2%(9)(33)
KeyBank	5/22/2020	3/6/2020	Brookside MHC	Manufactured Housing	Y	Y	N	Y(50)	NAP	N	97.0%	97.0%	95.0%	95.0%
KeyBank	5/21/2020	1/28/2020	StorQuest Self Storage – Phoenix	Self Storage	Y	Y	N	N	NAP	N	NAV	99.0%(33)	NAV	70.9%(9)(32)
KeyBank	5/20/2020	2/19/2020	Hermann Oaks MHC	Manufactured Housing	Y	Y	N	N	NAP	N	100.0%	100.0%	100.0%	100.0%
KeyBank	5/20/2020	2/19/2020	Katy Village MHC	Manufactured Housing	Y	Y	N	N	NAP	N	100.0%	100.0%	100.0%	100.0%
RREF	5/27/2020	1/30/2020	Sharidon MHP	Manufactured Housing	Y	Y	N	N	NAP	N	NAV(51)	100.0%(52)	NAV(51)	94.8%(52)
RREF	5/19/2020	2/14/2020	Dollar General-Becker, MN	Retail	Y	Y	N	N	N	N	100.0%(53)	100.0%(53)	100.0%(53)	100.0%(53)
RREF	5/19/2020	2/14/2020	Dollar General-Kincheloe, MI	Retail	Y	Y	N	N	N	N	100.0%(54)	100.0%(54)	100.0%(54)	100.0%(54)

(1)	Forbearance or Other Debt Service Relief Requested (Y/N) and Other Loan Modification Requested (Y/N) reflects situations where a request was made and not withdrawn.
(2)	Lease Modification or Rent Relief (Y/N) excludes residential tenants and self-storage tenants and includes any commercial tenant has requested a lease modification or rent relief.
(3)	On April 8, 2020, the lenders and the servicer of the Mortgage Loan received a communication from the borrower which included a potential request for forbearance of debt service payments, commencing with the debt service payment due in May 2020. However, the borrower proceeded to pay its debt service payments for the month of May 2020. Additionally, the servicer of the Mortgage Loan has since confirmed that forbearance has not officially been requested, and based on conversations with the borrower a forbearance request is not expected.
(4)	Occupied SF/Unit Making May Payment (%) and UW May Base Rent Paid (%) are based on rent collections information through May 29, 2020.
(5)	DragonEats (0.1% of NRA and 0.1% of UW Base Rent), Proper Food (0.1% of NRA and 0.1% of UW Base Rent), Joe The Juice (0.3% of NRA and 0.4% of UW Base Rent), and California Parking, who operates the parking at the property, were granted rent relief for April 2020 and are requesting the same for May 2020. Chipotle (0.4% of NRA and 0.2% of UW Base Rent) paid its operating expenses and taxes for May 2020 but did not pay base rent and has requested rent deferral.
(6)	Calculated based on the number of units for which rent was fully paid divided by the total number of occupied units.
(7)	Calculated based on actual rent collections and full rent charge.
(8)	Each of Flextronics America, LLC (10.4% of NRA, 14.2% of UW Base Rent), Barron’s Wholesale Tire (1.6% of NRA, 1.9% of UW Base Rent), and Snider Tire, Inc. (1.0% of NRA, 1.2% of UW Base Rent) is allowed to pay 50% of the monthly base rent due under its lease during the months of May, June and July 2020. Occupied SF/Unit Making May Payment (%) was calculated by considering 50% of the square feet of each occupied space.
(9)	Tenant due dates occur throughout the entire month (not the first of the month); therefore, Occupied SF/Unit Making May Payment (%) and UW May Base Rent Paid (%) are lower since not all tenants' due dates have occurred by the respective Information as of Date.
(10)	Ampersand Biopharmaceuticals, Inc. (d/b/a Dyve Biosciences, Inc.) (“Ampersand”) (1.6% of NRA, 2.0% of UW Base Rent) is the only tenant at The Arbors Mortgaged Property who has not paid rent for April 2020 and May 2020. The borrower sponsor has told the related loan seller that it will continue to work with the tenant to attempt to collect past-due rent and focus on collections going forward.
(11)	The Santa Monica Physician's Center Mortgaged Property has seven tenants (Nima Mashkouri, DMD, PC, Nazila Satvat, DDS, Inc, Kenneth Wong, DDS, David Hisaya Yoshimaru, DDS, Paige Moosavi DDS, Inc., Payam Daneshrad, MD, Inc and Abraham Tzadik, MD) who have requested rent abatements or deferrals. These tenants comprise of 30.0% of the NRA and 33.2% of the in-

place UW Base Rent at the property and are all individual or groups of doctors/dentists. These requests are currently under review by the borrower with all seven tenants received or expected to receive rent relief. These tenants have agreed to pay half of May 2020 and June 2020 rents with deferred rent to be paid over the six months that follow.

(12)	Based on May 2020 arrears report provided by the borrower sponsor and underwritten rent roll dated May 26, 2020 for residential units. According to the borrower sponsor, three of the 11 ground-floor retail tenants have requested rent relief. The three tenants are Tin Cup Cafe, Jose Martinez (Herbal Life), and Raymond Thomas (Driving School), totaling 1,680 square feet and $8,359 monthly rent. Jose Martinez (Herbal Life) has made its June 2020 rent payment. The other two tenants have not made their June 2020 rent payments. As of the date of this prospectus, the borrower sponsor has not provided formal rent relief to any of the commercial tenants.
(13)	One of the five ground-floor retail tenants at the 650 Madison Avenue Mortgaged Property paid rent in April 2020, and the five retail tenants (5.3% of NRA and 28.0% of UW Base Rent) did not pay rent in May 2020. These tenants are currently closed for business due to New York’s stay-at-home order. The borrower has submitted an approval request for Moncler (1.5% of NRA and 7.9% of UW Base Rent) that would result in 50.0% of base rent and additional rents being deferred in May, June and July 2020, and such deferred rents would be paid back in 12 equal monthly installments over the calendar year 2021. Additionally, the borrower has submitted an approval request for Deva Inc. (Tod’s) (1.3% of NRA and 7.0% of UW Base Rent) that would result in 100.0% rent abatement for May 2020 and June 2020 and 50% rent abatement for July 2020. In exchange the Deva Inc. (Tod’s) lease would extend from October 2023 to August 2027.
(14)	The borrower previously asked to defer mortgage payments but later withdrew the request.
(15)	Calculated based on the square feet of multifamily units without delinquencies divided by the total square feet of occupied multifamily units, and excluding the commercial units. Multifamily Units with delinquencies of less than $200 were not considered in this calculation.
(16)	The borrower sponsor received PPP funds for Cardinal Capital Corporation, which employs his staff. The entity is not involved in any way in the borrower structure.
(17)	Two tenants (20.0% of units and 22.8% of UW Base Rent) vacated their units prior to their lease. The borrower sponsor has been unable to hold in-person showings for these two units due the COVID-19 restrictions in the state of California.
(18)	Partners in Pediatrics, P.C. (5.5% of NRA and 3.1% of UW Base Rent) was the only tenant to request rent relief but rescinded such request after receiving PPP funds.
(19)	Burns & McDonnell Engineering (“Burns & McDonnell”) (67.5% of NRA, 70.3% of UW Base Rent) executed a 26,280 SF expansion in July 2019 that includes 19,922 SF of space on the third floor of the Mortgaged Property that the tenant took occupancy on May 15, 2020. Burns & McDonnell paid pro rata rent for May 15 - 31st and will pay full monthly rent moving forward. Therefore, no rent was collected for the underwritten Burns & McDonnell expansion space totaling 19,922 SF in April 2020, however, the lender escrowed the gap rent associated with the expansion space at origination.
(20)	Burns & McDonnell executed a 26,280 SF expansion in July 2019 that includes 19,922 SF of space on the third floor of the Mortgaged Property that the tenant took occupancy of on May 15, 2020. Burns & McDonnell will pay pro-rata rent for May 15 - 31st and will pay full monthly rent thereafter. When including the pro-rata rent that will be paid by May 31st, May collections increase to 97.2% of UW May Base Rent Paid. Additionally, the remaining 2.8% of uncollected UW May Base Rent is associated with suite 345 of the Burns & McDonnell space, which Burns & McDonnell does not begin paying rent for until May 1, 2021. The lender has escrowed for the free rent period associated with suite 345 at origination.
(21)	Collections provided by the borrower showed all payments remitted, including lot rent, home rent, utility income and miscellaneous income. For UW April Base Rent Paid and UW May Base Rent Paid, the total home rent due per the respective rent rolls for each month was subtracted from the collections provided by the borrower and divided by the underwritten monthly rent per unit multiplied by the number of occupied units per the respective rent rolls.
(22)	The borrower sponsor did not provide a tenant-by-tenant collections report for April. The borrower sponsor only provided a total collections figure.
(23)	Based off of the actual collections for April 2020 through May 22, 2020 divided by the rent due for occupied tenants on the May 2020 rent roll.
(24)	Based off of number of tenants and/or programs paying May 2020 rent (partial or in full depending on any applicable government assistance stipends) divided by the total number of occupied units on the May 2020 rent roll.
(25)	Based off of actual collections for May through May 22, 2020 divided by the rent due for tenants in occupancy on the May 2020 rent roll.
(26)	As the different New York City government-sponsored rental subsidy programs that sponsor tenants at the mortgaged property distribute funds on different dates during a month, collection data as of any date prior to the end of a month may not accurately reflect the monthly totals. It is anticipated that the Mortgaged Property will benefit from monthly rent subsidies so long as the rental subsidy programs including, but not limited to, CityFHEPS, LINC II, NYCHA Section 8 and the HIV/AIDS Services Administration (HASA) program remain in effect. The borrower sponsor anticipates being able to collect 100% of all April 2020 arrears from the respective subsidy programs. The borrower sponsors have indicated that they are working to assess which tenants are having difficulty meeting their rent obligations due to the COVID-19 pandemic and have hired two additional staff members to follow up with case workers and focus on tenant relations and rent collection.
(27)	The borrower requested a forbearance but later withdrew the request.
(28)	The borrower requested, among other things, (i) that the monthly capital expenditure and rollover reserves be waived for 12 months, (ii) that the 1.40x DSCR trigger be suspended through December 2020, (iii) permission to accept additional SBA EIDL loan funds if granted (see footnote 29 below), (iv) a waiver of 50% rent in June 2020, July 2020, and August 2020 for Cupcake Royale (17.8% retail NRA and 3.6% of UW Base Rent), (v) forgiveness of base rent for June 2020, July 2020, and August 2020 for Seattle Coffee Works (29.1% of retail NRA and 7.0% of UW Base Rent) and (vi) conversion of the Barsala lease (40.0% of units and 33.3% of UW Base Rent) to a revenue share model of (65% to the borrower and 35% to Barsala). The borrower confirmed its intention to otherwise keep the interest payments and escrows on the Mortgage Loan current. The borrower’s requests are currently under review pending receipt of deliverables required to review the request.
(29)	The borrower received a $1,000 grant under the SBA EIDL program.
(30)	Calculated based on the square feet of units without delinquencies, including commercial units.
(31)	Simply Seattle (53.1% of retail NRA and 9.4% of UW Base Rent) is currently closed but has paid full rent through May 2020 with PPP funds. Simply Seattle requested relief on rent payments; however, the borrower has not yet proposed any form of relief to RREF. Cupcake Royale (17.8% of retail NRA and 3.6% of UW Base Rent) opened for business in mid-May 2020 and paid full rent through May 2020 with PPP funds but requested a waiver of 50% rent in June 2020, July 2020 and August 2020. Seattle Coffee Works (29.1% of retail NRA and 7.0% of UW Base Rent) is currently closed and paid full rent in March 2020 and half rent in April 2020 and May 2020 but requested forgiveness of base rent for June 2020, July 2020 and August 2020. There are 55 residential units, of which 22 are leased to Barsala (40.0% of units and 33.3% of UW Base Rent). Of the remaining 33 units, 4 are vacant, 6 did not pay rent in April 2020 and May 2020, and 23 are current on payments. Barsala paid half rent in April 2020. On June 2, 2020, Barsala paid half rent for May 2020. Additionally, Barsala recently asked the borrower to convert its lease to a revenue share model (65% to the borrower and 35% to Barsala).
(32)	The borrower previously inquired about relief, but no formal request has been made.
(33)	Calculated as the actual rent collected divided by the total projected rent for the respective month.
(34)	The borrower informally inquired about P&I payment relief. No formal request has been made.

(35)	RREF is in the process of reviewing a lease amendment for ECPI (51.1% of NRA and 56.6% of UW Base Rent), which would allow the tenant to defer 50% of its rental obligations for 3 months. ECPI would pay back the deferred rent over a 6-month period commencing in a month to be determined if the lease amendment is approved. The request is currently with RREF’s approval committee.
(36)	Jimmy John’s, Supercuts and Pacific Dental (collectively, 76.5% of NRA and 17.4% of UW Base Rent at the Grand Central Crossing Mortgaged Property), Firehouse Subs (13.8% of NRA and 4.5% of UW Base Rent at the Keller Marketplace Mortgaged Property) and My Donuts (12.1% of NRA and 2.4% of UW Base Rent at the Summer Creek Mortgaged Property) have not yet paid May 2020 rent. The borrower plans to work with the recently re-opened tenants to negotiate formal deferral agreements to pay back May 2020 rent.
(37)	Calculated based on UW Base Rent including any underwritten rent steps.
(38)	The loan agreement was modified post-closing to extend the deadline for immediate repairs that could not be completed on time as a result of COVID-19 related closures.
(39)	Tenant due dates are based on the monthiversary of their start date (not the first of the month), so collections are not easily tracked on calendar month basis. The borrower has only provided general delinquencies based on collection not square footage, however, they specifically noted that current delinquencies are in-line with pre-COVID-19 delinquencies.
(40)	UW April Base Rent Paid (%) and UW May Base Rent Paid (%) are based on the payments of non-delinquent units in the respective months.
(41)	Calculated based on the number of units delinquent over the total UW occupied units.
(42)	Calculated based on borrower-provided responses of delinquent units.
(43)	The borrower accepted a loan in the amount of $84,817 pursuant to the Paycheck Protection Program under Division A, Title I of the Coronavirus Aid, Relief, and Economic Security Act.
(44)	Calculated based on the number of units delinquent over the total UW occupied units.
(45)	Calculated based on borrower-provided responses of delinquent units.
(46)	Calculated based on borrower-provided responses that no units are delinquent.
(47)	The Cool Creek Village property has four tenants (collectively, 36.7% of the NRA and 34.4% of the UW Base Rent) who have requested rent relief. Salon Lofts (16.1% of the NRA and 12.8% of the UW Base Rent) has come to an agreement with the borrower to defer April, May and June 2020 rent payments that will be repaid in equal installments from October 2020 to March 2021. Garvin Dentistry (9.4% of NRA and 10.0% of UW Base Rent) is currently paying a reduced rent. Pure Family Chiropractic (6.5% of NRA and 7.1% of UW Base Rent) and DC Tux (4.8% of NRA and 4.6% of UW Base Rent) did not pay April 2020 rent, but have since paid May 2020 rent.
(48)	The Laborers Union Building mortgaged property has two tenants (collectively, 45.2% of the NRA and 48.8% of the UW Base Rent) who have requested rent relief. Foot, Ankle & Lower Leg (16.2% of the NRA and 11.6% of the UW Base Rent) has remained current on rent payments. Red Rock Surgery Center (29.0% of the NRA and 37.2% of the UW Base Rent) had not made April 2020 and May 2020 rent payments as of May 19, 2020 but has since made such rent payments, and the June 2020 rent payment is due on June 25, 2020. The borrower has proposed deferring July 2020 rent for Red Rock Surgery Center, to be repaid in 12 monthly installments starting January 2021.
(49)	Calculated based on square feet of non-delinquent units over UW occupied units.
(50)	The loan agreement was modified post-closing to extend the deadline for immediate repairs that could not be completed on time as a result of COVID-19 related closures.
(51)	Requested but not provided by the borrower.
(52)	Calculated based on borrower-provided collection numbers. No unit information was provided.
(53)	Calculated based on borrower-provided information that the single tenant was not delinquent.
(54)	Calculated based on borrower-provided information that the single tenant was not delinquent.

See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than eleven (11) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 41 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

•	With respect to the Inland Self Storage Michigan Portfolio Mortgage Loan (6.2%), the related ESA identified a REC at the Simply Self Storage – Ypsilanti Mortgaged Property. Subsurface investigations identified various contaminants in the soil and groundwater at concentrations above Michigan Department of Environmental Quality (“MDEQ”) criteria. As a result, the Phase I environmental report recommended a baseline environmental assessment (“BEA”) be conducted on behalf of the related mortgagor for submittal to the MDEQ and that a due care plan (“DCP”) be prepared. The Mortgage Loan documents require that the related mortgagor (i) comply with the requirements and recommendations set forth in the BEA, dated January 13, 2020 and (ii) prepare and comply with all terms and conditions of the DCP during the term of the Inland Self Storage Michigan Portfolio Whole Loan.

•	With respect to the Weston South Carolina Industrial Portfolio Mortgage Loan (6.1%), according to the related ESA, the South Carolina Department of Health and Environmental Control (“DHEC”) records indicate that the removal of three underground storage tanks (“USTs”) on the 3430 Platt Springs Road Mortgaged Property is not on file. The lack of closure records with the DHEC is considered a recognized environmental condition. Since a DHEC case manager was not assigned, it is believed the USTs were likely removed in the 1970s or 1980s prior to existing UST regulations. Based on an exemption under the South Carolina State Underground Petroleum Environmental Response Bank Act, the Phase I environmental assessment did not recommend any additional action or investigation regarding the USTs.

•	With respect to the ExchangeRight Net Leased Portfolio 32 Mortgage Loan (5.6%), the related Phase I ESA identified a Controlled Recognized Environmental Condition (“CREC”) at the CVS Pharmacy – Atlanta, GA Mortgaged Property in connection with the operation of a nearby dry cleaner facility. The Mortgaged Property was enrolled in the Georgia Brownfields program due to the presence of chlorinated solvent groundwater contamination. Two monitoring wells on the Mortgaged Property revealed tetrachloroethylene above applicable standards. Subsequent soil sampling did not detect any volatile organic compounds (“VOCs”) or semi-VOCs. Vapor intrusion modeling indicated that the low concentrations of groundwater impact would likely not adversely impact air quality and the vapor intrusion pathway should not pose an unacceptable hazard or risk. A Brownfields Limitation of Liability Letter relating to the Mortgaged Property was issued in September 2009. In March 2017, an environmental covenant was filed prohibiting the use or extraction of groundwater beneath the Mortgaged Property for drinking water or other potable uses. Based on the location of the groundwater impact, vapor intrusion modeling and the issuance of the Brownfields Limitation of Liability Letter, the Phase I ESA provided that no further investigation is warranted; however, continued compliance with the environmental covenant is recommended.

•	With respect to the ExchangeRight Net Leased Portfolio 32 Mortgage Loan (5.6%), the related Phase I ESA identified a CREC at the Walgreens – Racine, WI Mortgaged Property in connection with groundwater and soil contamination from the release of chlorinated solvents and petroleum compounds from gasoline station operations at the Mortgaged Property from about 1950 to 1979 and dry cleaner operations at the Mortgaged Property from 1994 to 1998. Groundwater sampling revealed tetrachloroethylene and trichloroethylene (“TCE”) above applicable standards and a soil sample showed a benzene concentration above the applicable standards. The Wisconsin Department of Natural Resources issued a No Further Action Letter in 2005, outlining use restrictions on the Mortgaged Property, which include (a) limitations on (i) new construction and (ii) filling over certain areas of the Mortgaged Property, (b) excavating or grading the land surface and (c) plowing for agricultural purposes. The Phase I ESA recommends continued implementation of the property use restrictions.

•	With respect to the ExchangeRight Net Leased Portfolio 32 Mortgage Loan (5.6%), the related Phase I ESA identified a CREC at the CVS Pharmacy – Marietta, GA Mortgaged Property in connection with chlorinated solvent groundwater contamination originating from an offsite facility of Damar, Inc., located north of the Mortgaged Property. Groundwater sampling showed concentrations of tetrachloroethylene from 5.1 to 110 parts per billion (“ppb”), trichloroethene from 12 to 14 ppb, cis-1,2-dichloreothene from 5.6 to 15 ppb and vinyl chloride TCE from 28 to 48 ppb. The Mortgaged Property was subsequently enrolled in the Georgia Brownfields program on the condition the Mortgaged Property is limited to non-residential uses with limitations on groundwater usage. A Brownfields Limitation of Liability Letter was issued to a prospective purchaser of the Mortgaged Property in 2005. The Phase I ESA recommends further compliance with the use limitation on the Mortgaged Property.

•	With respect to the ExchangeRight Net Leased Portfolio 32 Mortgage Loan (5.6%), the related Phase I ESA identified a CREC at the Dollar General-Jackson, MI Mortgaged Property in connection with the historical use of the Mortgaged Property for lumber yard and coal storage operations for approximately 60 years. In addition, properties adjoining the Mortgaged Property were historically occupied by a gasoline station and dry cleaners. The Mortgaged Property is required to be operated under a due care plan in accordance with the Michigan Natural Resources and Environmental Protection Act. A Baseline Environmental Assessment was prepared in 2019 which revealed concentrations of arsenic, selenium, lead, chromium, copper, mercury and TCE in soil and groundwater above applicable regulatory standards. Based on the lack of groundwater for potable purposes, nonresidential use of the Mortgaged Property and the low concentration of TCE in groundwater, the Phase I ESA provided that no further investigation is warranted; however, continued compliance with due care obligations is recommended.

•	With respect to the ExchangeRight Net Leased Portfolio 32 Mortgage Loan (5.6%), the related Phase I ESA identified a CREC at the Walgreens – Midland, MI Mortgaged Property in connection with the former operation of the Mortgaged Property as a gasoline station from approximately 1973 through 2004. Testing revealed soil and groundwater impacts, including, among other things, benzene, trimethylbenzene and xylene in excess of applicable standards. Regulatory closure was granted subject to compliance with certain engineering controls and use restrictions (collectively, the “Environmental Controls”). A limited subsurface Phase II ESA was performed in March 2020 to investigate possible vapor intrusion arising from the potential for contaminated groundwater migration from a former dry cleaner property adjacent to the Mortgaged Property as previously identified as a REC in the Phase I ESA, but no evidence of such contaminated groundwater migration was found and no further action was recommended. The Phase II ESA recommended that the borrower comply with any Environmental Controls related to the CREC, including, among other things, a prohibition on the installation of water wells at the Mortgaged Property and a limitation of any future improvements to slab-on-grade construction.

•	With respect to the Acuity Portfolio Mortgage Loan (5.0%), the ESAs identified eight Mortgaged Properties with a REC as described below. With respect to each Mortgaged Property listed in (i) through (vi) below, in connection with the origination of the Acuity Portfolio Whole Loan, the mortgagors obtained environmental insurance coverage for the benefit of the lender from Great American Insurance Group for a 10-year term. Premiums were paid in full at origination and the mortgagors are responsible for deductibles:

•	With respect to the 201 West 92nd Street Mortgaged Property and the 200 West 93rd Street Mortgaged Property, the related ESA indicates that over the course of at least 50 years, numerous store fronts at the Mortgaged Properties were listed in the city directory as operating as dry cleaners and that the potential exists that chlorinated solvents such as PCE may have been used and released with on-site operations. Based on this fact and the unknown duration of occupancy, the ESA identified the Mortgaged Properties as having a REC;

•	With respect to the 3489 Broadway Mortgaged Property, records for the City of New York show that dry cleaners occupied the Mortgaged Property in at least 1927 and 1963, although the total duration of occupancy is unknown. The ESA indicates that the potential exists that chlorinated solvents such as perchloroethylene (“PCE”) may have been used and released with on-site operations. Based on this fact and the unknown duration of occupancy, the ESA identified the Mortgaged Property as a REC;

•	With respect to the 432 East 88th Street Mortgaged Property and the 1741 First Avenue Mortgaged Property, the related ESAs indicate that such Mortgaged Properties are located within the 1st Avenue and East 90th Street State Hazardous Waste Site and that the surrounding area was subject to groundwater investigations from 2005 to 2016. According to the ESAs, each of these Mortgaged Properties are identified as having a REC based on the depth of groundwater at 10 to 15 feet below ground, the cross-gradient proximity of elevated VOCs in groundwater, the presence of a basement at each related Mortgaged Property and elevated levels of VOCs in soil vapors nearby the related Mortgaged Properties;

•	With respect to the 440 Audubon Avenue Mortgaged Property, the ESA indicates that a dry cleaner operated at the Mortgaged Property between 1958 and 1968 and that the potential exists that chlorinated solvents such as PCE may have been used and released with on-site operations. Based on this fact and the unknown duration of occupancy of the dry cleaner, the ESA identified the Mortgaged Property as having a REC;

•	With respect to the 61 West 106th Street Mortgaged Property, the ESA indicates that in 2001, a UST was exposed in the basement of the Mortgaged Property. Petroleum hydrocarbons were found in the area and it was concluded that they were related to a pre-existing release. The environmental consultant was unable to determine whether the presence of the UST and contaminated soil were ever addressed. Also in 2001, fuel oil was spilled in the tank room, nearby passageway and courtyard. Based on the absence of further information and the possibility of contamination, the ESA identified the presence of the UST as a REC; and

•	With respect to the 240 East 85th Street Mortgaged Property, the ESA indicates that a portion of the first floor and the basement of the Mortgaged Property was occupied by a dry cleaner from at least 1985 to 2014. The ESA identified this Mortgaged Property as having a REC based on investigations that confirmed that spent halogenated (chlorinated) solvents (PCE and TCE) were generated on site in at least 1985 through 1999.

•	With respect to the Vernon Tower Mortgage Loan (2.1%), the related Phase I ESA identified two CRECs in connection with on-site soil, soil vapor and groundwater contamination and potential impacts associated with groundwater contamination from an adjacent property located approximately 45-65 feet east of the Vernon Tower Mortgaged Property. With respect to the on-site contamination, a remedial action report and site management plan detailing specific remediation activities was submitted to the NYC Office of Environmental Remediation. At loan origination, the related borrower covenanted to continue to comply with all applicable use restrictions, remediation activities and reporting requirements required pursuant to the remedial action report and site management plan. In addition, with respect to the potential impacts associated with groundwater contamination, the responsible party at such adjacent property has implemented vapor mitigation on the Mortgaged Property pursuant to a remediation action work plan. The environmental consultant reported that no further action or investigation is required.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties related to the 15 largest Mortgage Loans with PIP amounts exceeding 10% of the related Cut-off Date Balance.

•	With respect to the Parkmerced Mortgage Loan (7.4%), the Mortgaged Property and the larger development of which it is a part are subject to a development agreement, dated July 6, 2011, by and among the City and County of San Francisco and the borrower, which expires on July 9, 2041. The development rights assigned thereby have significant value, and the related appraisal concluded a value of $369,000,000 with respect to the development rights associated with the Mortgaged Property. Accordingly, the ability of the borrower to refinance or sell the Mortgaged Property is highly dependent on the availability of the development rights at the time of refinancing or sale, and the trust’s ability to realize on the Mortgage Loan in case of default is highly dependent on a future purchaser’s ability to take advantage of the development rights. The first phase of the development is expected to be performed by affiliates of the borrower at property that is not collateral for the Mortgage Loan. If those borrower affiliates fail to engage in development on their property, it could negatively impact the borrower’s ability to take advantage of the development rights relating to the Mortgaged Property. In addition, any legislative action to limit development generally or the borrower’s development rights specifically could have the result of reducing the overall value of the Mortgaged Property and the borrower’s ability to refinance or sell the Mortgaged Property upon maturity.

•	With respect to the Weston South Carolina Industrial Portfolio Mortgage Loan (6.1%), in the event that the borrowers receive from the tenant at either the 1235 Commerce Drive Mortgaged Property or the 546 L & C Distribution Parkway Mortgaged Property (the “Expansion Tenant”) an expansion notice pursuant to its lease requesting that the borrowers construct an expansion of such tenant's respective building, the borrowers are required to enter into a ground lease with an affiliate of the borrowers for that portion of the Mortgaged Property on which the expansion is to be constructed (the “Expansion Parcel”). The affiliate of the borrowers will, in turn, lease the Expansion Parcel in a separate lease to the Expansion Tenant under terms substantially similar to the existing lease. Each SNDA states that the tenant releases the borrowers from any expansion obligations under the lease agreement and agreed that the affiliate of the borrowers would be solely responsible for all expansion obligations. The borrower would continue to be the owner of the fee interest, the affiliate of the borrowers would not become a party to the Mortgage Loan documents and this leasehold interest would not be part of the collateral for the Weston South Carolina Industrial Portfolio Whole Loan.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than eleven (11) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

With respect to the Acuity Portfolio Mortgage Loan (5.0%), most of the related Mortgaged Properties have one or more New York City building code or similar violations, some of which require certain repairs, some of which have been resolved by the mortgagors but still remain open on New York City databases and some of which have triggered fines and/or liens required to be paid and/or released by the mortgagors. The violations are identified in the Mortgage Loan documents as Property Violations or Life and Safety Violations (together, the “Violations”). The Life and Safety Violations include any fire code violation or Department of Housing Preservation and Development violations. The mortgagors represented in the loan agreement that none of the Violations represent individually and/or collectively a risk to safety or human health at any Mortgaged Property. Pursuant to the Mortgage Loan documents, the mortgagors are required to remove or cause to be removed of record any Violation. With respect to the Violations: (i) the engineering reports prepared with respect to each Mortgaged Property estimated the cost required to remove the Violations that may be removed with repairs to be approximately $155,304, and the mortgagors reserved $182,710 at origination, representing approximately 117.7% of the estimated cost of such repairs, (ii) the lenders determined the total amount required to be paid in connection with outstanding fines and liens that are included in the Violations (the “Liens”) equals $97,150, and the mortgagors reserved $97,150 related to the Liens at origination; (iii) the Liens are not exceptions in the title policy; and (iv) the mortgagors and the guarantors delivered to the lenders a violations indemnity and undertaking agreement (the “Violations Indemnity Agreement”) pursuant to which the guarantors guaranteed to the lenders the payment and performance of the mortgagors’ obligations to remove or cause to be moved of record any Violations.

With respect to the F5 Tower Mortgage Loan (4.9%), a report dated November 25, 2019 by RDH Building Science, Inc. (the “Report”) identifies some curtain wall façade deficiencies with the alignment of the perimeter glazing gaskets, and deformed thermal trim extrusions. The related engineering report for the Mortgaged Property recommends further investigation, observation, repairs and replacements of the façade at the Mortgaged Property. The Report estimated the cost of the façade repairs would be between $565,000 and $970,000. Replacement reserves were not required in connection with the origination of the Mortgage Loan, as these repairs have begun, and are underway by Harmon, Inc., the subcontractor who is performing the work under warranty.

Property Damage Resulting from Civil Unrest

Riots and looting in response to the recent death of George Floyd are ongoing across a number of cities. As a result, certain Mortgaged Properties were damaged. For example:

•	With respect to the 525 Market Street Mortgage Loan (7.4%), some of the windows at the Mortgaged Property were vandalized with graffiti as a result of civil unrest. None of the tenants at the Mortgaged Property have reported any looting. Due to the potential for further civil unrest, tenants at the Mortgaged Property have boarded up their windows.

•	With respect to 650 Madison Avenue Mortgage Loan (2.7%), one tenant at the Mortgaged Property sustained damage to its windows as a result of civil unrest. None of the tenants at the Mortgaged Property have reported any looting. Due to the potential for further civil unrest, tenants at the Mortgaged Property have boarded up their windows.

•	With respect to the 1st & Pine Mortgage Loan (1.7%), all three retail tenants at the related Mortgaged Property sustained minor property damage and one tenant had some merchandise stolen during the recent riots which took place in Seattle the week of May 25, 2020. The related borrower filed a claim for business interruption insurance on June 2, 2020 The estimated cost of repair has not yet been determined.

Incidents of civil unrest, riots and/or protests could result in property damage to the Mortgaged Properties located in the affected area. Additionally, if such incidents continue over an extended period, such incidents could impair the ability of retail and other tenants to remain open for business and could materially impair the ability of potential customers, employees, visitors and other personnel to gain access to such Mortgaged Properties and consequently, could materially and adversely affect the business and operations of the tenants located at such Mortgaged Properties. In addition, such prolonged disruptions could generally negatively impact perceptions of safety and the commercial viability of the area in which such Mortgaged Properties are located and in turn reduce demand for such Mortgaged Properties.

Additional civil unrest and resultant property damage could occur, and such damage could impose significant costs on tenants or borrowers or impact the tenants’ ability to operate at the Mortgaged Properties. See “Risk Factors—Other Events May Affect the Value and Liquidity of Your Investment”.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

•	With respect to the Parkmerced Mortgage Loan (7.4%), the related borrower sponsor is involved in a pending litigation matter with a Stellar Management employee, Matthew Lembo (“Lembo”). Lembo alleges that he and the borrower sponsor formed an oral contract before the borrower sponsor left Stellar under which Lembo was supposed to receive a 2.5% interest in the Mortgaged Property that would grow over time. Lembo alleges that the borrower sponsor has refused to abide by the terms of this oral contract. Lembo has filed a lawsuit against the borrower sponsor (the “Lembo Action”) for the borrower sponsor’s alleged failure to comply with their oral contract. Lembo seeks monetary damages and a declaration that he has a continuing interest in the Mortgaged Property. Lembo does not specify the precise amount of damages he is seeking because he claims that the borrower sponsor has withheld certain financial records that would indicate the value of Lembo’s alleged interest in the Mortgaged Property. However, Lembo pleads that that the amount of damages is believed to be no less than $12,000,000. The borrower sponsor for the Parkmerced Mortgage Loan is also the borrower sponsor for The Cove at Tiburon Mortgage Loan (6.2%).

•	With respect to the Santa Monica Physician’s Center Mortgage Loan (2.9%), a related borrower sponsor and guarantor under the Mortgage Loan along with family members (the “Taban Defendants”), were named defendants in a civil litigation matter which alleged fraud. The Taban Defendants invested approximately $3 million with Shervin Neman (“Neman”). In a criminal proceeding, the jury found that Neman ran a Ponzi scheme and that the Taban Defendants received approximately $3,800,000 from Neman. The Taban Defendants were sued under the California Uniform Fraudulent Transfer Act, which allows victims of fraud to recover from parties who received money under certain circumstances. The Taban Defendants settled with the plaintiffs, which settlement contained releases of any further claims.

•	With respect to the Santa Monica Physician’s Center Mortgage Loan (2.9%), one of the borrower sponsors was charged with two misdemeanors for engaging in unlawful commercial cannabis activity in the Los Angeles Superior and Metro Municipal Courts on March 14, 2019 for not having a proper business license. A court date which was originally scheduled for March 3, 2020 has been indefinitely postponed.

•	With respect to the 650 Madison Avenue Mortgage Loan (2.7%), the borrower, the borrower sponsor and guarantor, and affiliates thereof, are subject to multiple pending lawsuits for claims related to, among other things, torts, negligence, personal injury, and premises liability. Such legal proceedings and other disputes may be covered by insurance maintained by the borrower. However, certain types of litigation may not be covered by insurance. We cannot assure you that any insurance maintained by the borrower will be adequate to cover litigation, disputes and related expenses.

•	With respect to The Storage Depot Mortgage Loan (0.8%), the related borrower sponsor, Michael Anderson, was served on December 27, 2019 with a complaint from a prior business partner, alleging that the borrower sponsor violated a non-compete agreement by soliciting investors on a proprietary list. The suit claims damages of $1,000,000 and will have no recourse to the Mortgaged Property or the borrower. The borrower sponsor’s counsel reported that the suit is frivolous as no investors were solicited and no multifamily deals were consummated, indicating the non-compete agreement was not violated.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

•	Twenty-six (26) of the Mortgage Loans (53.0%) were originated in connection with borrower’s refinancing of a previous mortgage loan.

•	Eighteen (18) of the Mortgage Loans (32.2%) were originated in connection with the borrower’s acquisition of related Mortgaged Property.

•	Four (4) of the Mortgage Loans (8.6%) were originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

•	One (1) Mortgage Loan (6.2%) was originated in connection with the borrower’s refinancing and recapitalization of the related portfolio of Mortgaged Properties.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the issuing entity. For example:

•	With respect to the Parkmerced, The Cove at Tiburon, Inland Self Storage Michigan Portfolio, Weston South Carolina Industrial Portfolio, ExchangeRight Net Leased Portfolio 32, Acuity Portfolio, The Arbors, Santa Monica Physician’s Center, One Stockton, Meridian One Colorado, Bronx Multifamily Portfolio, 1st & Pine, West Side Plaza, GDR Manassas and Ranch at Cooper River Apartments Mortgage Loans (55.2%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff, sale at a loss or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) within approximately the last 10 years, the Mortgaged Property was acquired by the related borrower or an affiliate thereof or a seller thereto from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower or principal bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans or groups of Mortgage Loans with related borrowers, we note the following:

•	With respect to the Parkmerced Mortgage Loan (7.4%), the Mortgaged Property previously secured a $550,000,000 loan, which was transferred into special servicing shortly before its maturity in 2010 and subsequently defaulted at maturity. The loan was subsequently restructured with a maturity date extension in connection with a principal payment of $10,000,000. The loan made in 2005 was refinanced in 2012 with a loan in the amount of $450,000,000. The 2012 mortgage loan was repaid in full. As of the origination date of the subject Mortgage Loan, the previous mortgage loan secured by the Mortgaged Property was in default due to the borrower’s failure to make the balloon payment on the related maturity date of November 8, 2019. At the time of the default, the borrower was in the process of negotiating the subject Mortgage Loan, and the servicer of the previous mortgage loan agreed to up to 60 days of forbearance in order for the subject Mortgage Loan and related mezzanine loan to be originated. The previous loan was repaid in full on the origination date of the subject Mortgage Loan, 18 days after the original default. The borrower sponsor of the Parkmerced Mortgage Loan is also the borrower sponsor of The Cove at Tiburon Mortgage Loan (6.2%).

•	With respect to the Parkmerced Mortgage Loan (7.4%) and The Cove at Tiburon Mortgage Loan (6.2%), the related borrower sponsor disclosed that he was the CEO of an entity that controlled the controlling member of eight borrower entities that, during the Great Recession, due to, among other things, issues with the unavailability of financing, had real estate properties securing mortgage loans: (i) go into default at maturity, (ii) be subject to foreclosure or a deed-in-lieu of foreclosure or (iii) in connection with which the related borrower filed for bankruptcy protection in the past ten years. All of these proceedings are now complete, with the most recent matter having been resolved in 2013. At all times, the majority stakeholder in each of these entities was not the related borrower sponsor.

•	With respect to the Inland Self Storage Michigan Portfolio Mortgage Loan (6.2%), the related borrower sponsor has had six previous foreclosures in the last ten years, one previous deed-in-lieu foreclosure in 2017 and has four ongoing foreclosures, all at properties unrelated to the Mortgaged Properties.

•	With respect to Weston South Carolina Industrial Portfolio Mortgage Loan (6.1%), in 2011, the related borrower sponsor had an unrelated loan that was collateralized across a multi-property portfolio where the lender agreed to accept a discounted payoff of $11 million and forgave $4,950,000.

•	With respect to the ExchangeRight Net Leased Portfolio 32 Mortgage Loan (5.6%), one of the three guarantors and borrower sponsors guaranteed a prior loan secured by a property unrelated to the Mortgaged Properties that in November 2009 became the subject of foreclosure proceedings that were settled in May 2013.

•	With respect to The Arbors Mortgage Loan (4.5%) and the Meridian One Colorado Mortgage Loan (2.0%), the related borrower sponsor for each such Mortgage Loan previously sponsored an office property securing a loan that went into default and was foreclosed upon in August 2017.

•	With respect to the Santa Monica Physician’s Center Mortgage Loan (2.9%), the borrower sponsor had a discounted payoff of $3.2 million in 2010 that resulted in losses to the related lender at an unrelated property.

•	With respect to the One Stockton Mortgage Loan (2.6%), the borrower sponsor had a discounted payoff in 2012 that resulted in losses to the related lender at an unrelated property.

•	With respect to the Acuity Portfolio – 201 West 92nd Street Mortgaged Property (0.4%), such Mortgaged Property previously secured an approximately $53.5 million loan originated by Freemont Investment in March 2005 (and later assigned to iStar Financial in June 2007) to a borrower unaffiliated with the related borrower sponsor. The 2005 loan was modified several times, beginning in August 2006. The 2005 loan went into default in 2008 and an affiliate of the borrower sponsor acquired the Mortgaged Property and assumed the 2005 loan in June 2008. In connection with the assumption of the 2005 loan, the 2005 loan was modified and the principal balance was reduced from approximately $52.5 million to $46.0 million. The 2005 loan went into maturity default in July 2009. iStar initiated foreclosure proceedings in January 2010, and the related borrower sponsor subsequently repaid the 2005 loan in full with the proceeds of another loan in 2010. A portion of the proceeds from the Acuity Portfolio Whole Loan was used to pay off the 2010 loan in full.

For additional information regarding the status of the Mortgage Loans since the date of origination, see “—COVID-19 Considerations”.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty no. 39 and no. 40 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

•	Five (5) of the Mortgaged Properties (8.2%) are each leased to a single tenant (excluding any that are part of a portfolio with Mortgaged Properties leased to two or more tenants in the aggregate). See Annex A-1 to this prospectus.

•	Four (4) of the Mortgaged Properties (3.7%) have a tenant that leases over 50% (by net rentable area) of the Mortgaged Property (other than the single tenant Mortgaged Properties identified above).

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Increase Losses” in this prospectus.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Prospective investors are encouraged to review the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as The Arbors, Weston South Carolina Industrial Portfolio - 375 Metropolitan Drive, Weston South Carolina Industrial Portfolio - 10700 Farrow Road, Weston South Carolina Industrial Portfolio - 2500 Saint Matthews Road, Weston South Carolina Industrial Portfolio - 1235 Commerce Drive, Weston South Carolina Industrial Portfolio - 220 Commerce Road, ExchangeRight Net Leased Portfolio 32 – Hobby Lobby – Onalaska, WI, Weston South Carolina Industrial Portfolio - 1001-1005 Technology Drive, Weston South Carolina Industrial Portfolio - 209 Flintlake Road, Weston South Carolina Industrial Portfolio - 2050 American Italian Way, Weston South Carolina Industrial Portfolio - 546 L & C Distribution Parkway, ExchangeRight Net Leased Portfolio 32 –

Tractor Supply – Oakdale, PA, ExchangeRight Net Leased Portfolio 32 – CVS Pharmacy – Marietta, GA, ExchangeRight Net Leased Portfolio 32 – Tractor Supply – Oak Ridge, NC, Weston South Carolina Industrial Portfolio - 1255 Commerce Drive, Weston South Carolina Industrial Portfolio - 3260 Southport Road, ExchangeRight Net Leased Portfolio 32 – Tractor Supply – Beaver Falls, PA, ExchangeRight Net Leased Portfolio 32 – Fresenius Medical Care – Goldsboro, NC, Weston South Carolina Industrial Portfolio - 251 Corporate Park Boulevard, Weston South Carolina Industrial Portfolio - 1025 Technology Drive, ExchangeRight Net Leased Portfolio 32 – CVS Pharmacy – Eagan, MN, ExchangeRight Net Leased Portfolio 32 – CVS Pharmacy – Vestavia Hills, AL, ExchangeRight Net Leased Portfolio 32 – CVS Pharmacy – Yeadon, PA and ExchangeRight Net Leased Portfolio 32 – CVS Pharmacy – South Lyon, MI.

The Mortgaged Properties identified in the table below are occupied by a single tenant under a lease which expires prior to, or within 12 months after, the related maturity date (in the case of Mortgage Loans that are not ARD Loans) or Anticipated Repayment Date (in the case of ARD Loans), as applicable.

Mortgaged Property	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date or Anticipated Repayment Date
One Stockton	2.6%	No	11/30/2026	12/06/2029
Weston South Carolina Industrial Portfolio - 375 Metropolitan Drive	0.9%	No	04/30/2024	03/1/2030
Weston South Carolina Industrial Portfolio - 10700 Farrow Road	0.7%	No	08/31/2022	03/1/2030
Weston South Carolina Industrial Portfolio - 2500 Saint Matthews Road	0.6%	No	12/31/2021	03/1/2030
Weston South Carolina Industrial Portfolio - 1235 Commerce Drive	0.4%	No	06/30/2021	03/1/2030
Weston South Carolina Industrial Portfolio - 220 Commerce Road	0.4%	No	04/30/2021	03/1/2030
ExchangeRight Net Leased Portfolio 32 – Hobby Lobby – Onalaska, WI	0.4%	No	12/31/2029	03/01/2030
Weston South Carolina Industrial Portfolio - 1001-1005 Technology Drive	0.3%	No	11/30/2020	03/01/2030
Weston South Carolina Industrial Portfolio - 209 Flintlake Road	0.3%	No	11/30/2022	03/01/2030
Weston South Carolina Industrial Portfolio - 2050 American Italian Way	0.3%	No	07/01/2024	03/01/2030
Weston South Carolina Industrial Portfolio - 546 L & C Distribution Parkway	0.3%	No	01/31/2023	03/01/2030
ExchangeRight Net Leased Portfolio 32 – Tractor Supply – Oakdale, PA	0.3%	No	04/30/2030	03/01/2030
ExchangeRight Net Leased Portfolio 32 – CVS Pharmacy – Marietta, GA	0.3%	No	01/31/2031	03/01/2030
ExchangeRight Net Leased Portfolio 32 – Tractor Supply – Oak Ridge, NC	0.3%	No	09/30/2030	03/01/2030
Weston South Carolina Industrial Portfolio - 1255 Commerce Drive	0.2%	No	05/31/2024	03/01/2030
Weston South Carolina Industrial Portfolio - 3260 Southport Road	0.2%	No	08/31/2022	03/01/2030
ExchangeRight Net Leased Portfolio 32 – Tractor Supply – Beaver Falls, PA	0.2%	No	09/30/2030	03/01/2030
ExchangeRight Net Leased Portfolio 32 – Fresenius Medical Care – Goldsboro, NC	0.2%	No	10/31/2030	03/01/2030
Cape Coral and Dunedin - 625 Del Prado Boulevard	0.2%	No	10/31/2030	03/01/2030
Cape Coral and Dunedin - 665 Del Prado Boulevard	0.2%	No	02/28/2028	03/01/2030

Mortgaged Property	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date or Anticipated Repayment Date
Weston South Carolina Industrial Portfolio - 251 Corporate Park Boulevard	0.1%	No	08/17/2024	03/01/2030
Weston South Carolina Industrial Portfolio - 1025 Technology Drive	0.1%	No	06/30/2020	03/01/2030
ExchangeRight Net Leased Portfolio 32 – CVS Pharmacy – Eagan, MN	0.1%	No	01/31/2030	03/01/2030
ExchangeRight Net Leased Portfolio 32 – CVS Pharmacy – Vestavia Hills, AL	0.1%	No	01/31/2030	03/01/2030
ExchangeRight Net Leased Portfolio 32 – CVS Pharmacy – Yeadon, PA	0.1%	No	12/31/2029	03/01/2030
ExchangeRight Net Leased Portfolio 32 – South Lyon, MI	0.1%	No	01/31/2030	03/01/2030

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For more information on lease terminations see the footnotes to Annex A-1 to this prospectus.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) see Annex A-1 to this prospectus and the accompanying footnotes for additional information, as well as the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as 525 Market Street, Weston South Carolina Industrial Portfolio - 375 Metropolitan Drive, ExchangeRight Net Leased Portfolio 32 - BioLife Plasma Services L.P. - Phoenix, AZ, ExchangeRight Net Leased Portfolio 32 - Walgreens - Midland, MI, ExchangeRight Net Leased Portfolio 32 - Walgreens - Racine, WI, ExchangeRight Net Leased Portfolio 32 - Walgreens - Delafield, WI, F5 Tower, The Arbors, Santa Monica Physician’s Center and 650 Madison Avenue.

Set forth below are certain government leases that individually are among the top 5 tenants at the related Mortgaged Property and have termination options associated with appropriation rights or are otherwise unilaterally terminable by the tenant.

Mortgaged Property	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of U/W Base Rent
GDR Manassas	1.3%	GSA – Bureau of Industry & Security – Office of Export Enforcement & Seized Computer Recovery Specialists(1)	10.0%	11.0%
Weston South Carolina Industrial Portfolio - 3430 Platt Springs Road	0.2%	University of South Carolina(2)	26.5%	32.8%
40 & 50 Beaver Street	0.9%	SUNY(3)	12.8%	14.0%

(1)	The tenant has the right to terminate its lease at any time upon 120 days’ written notice.

(2)	The tenant has the right to terminate its lease at any time upon 30 days’ written notice if appropriations, grants or other funding are not provided to the tenant in an amount sufficient to carry out the purposes and programs of the tenant.

(3)	The tenant has the right to terminate its lease upon 3 months’ written notice in the event that the tenant’s funding decreases by 50% or more year-over-year on a rolling basis.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) see Annex A-1 to this prospectus and the accompanying footnotes for additional information, as well as the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as The Arbors, ExchangeRight Net Leased Portfolio 32 - BioLife Plasma Services L.P. - Phoenix, AZ, ExchangeRight Net Leased Portfolio 32 - Walgreens - Midland, MI, ExchangeRight Net Leased Portfolio 32 - Walgreens - Racine, WI and ExchangeRight Net Leased Portfolio 32 - Walgreens - Delafield, WI.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property, as set forth below:

•	With respect to the 525 Market Street Mortgage Loan (7.4%),the largest tenant, Amazon.com Services LLC (“Amazon”), has taken possession of its space and is entitled to rent abatement: (A) for 114,434 square feet (suites 3500, 3600, 3700 and 3800) in the amount of approximately $753,357 per month from June 2020 through August 2020, resulting in a total amount of approximately $2,260,072; and (B) for 3,487 square feet (suite 210) in the amount of approximately $21,271 for June 2020. All free rent was reserved at the origination of the Mortgage Loan. Additionally, Amazon is not currently in occupancy but has an executed lease with a lease commencement date of February 1, 2021 for 86,115 square feet (suites 2200, 2300 and 2400). Gap rent has been reserved in the amount of approximately $645,863 per month from June 2020 through January 2021, resulting in a total amount of approximately $5,166,900. Further, the third largest tenant, Wells Fargo Bank, N.A., is entitled to rent abatement for 28,109 square feet (suite 1600) in the amount of approximately $223,978 per month from February 2021 through May 2021, resulting in a total amount of approximately $895,913, all of which was reserved at origination of the Mortgage Loan.

•	With respect to the 525 Market Street Mortgage Loan (7.4%),the fourth largest tenant, Cloudera, Inc., leases 57,272 square feet and subleases 11,724 square feet to The Athletic

Media Company through June 30, 2021 at same rent per square foot as the prime lease. Underwriting is based on Cloudera, Inc.’s prime lease, which expires May 31, 2025.

•	With respect to the 525 Market Street Mortgage Loan (7.4%), the fifth largest tenant, Zurich American Insurance Company, leases 39,923 square feet and subleases 11,829 square feet to Suffolk Construction through October 31, 2022 at a current annual rental rate of $61.19 per square foot. The underwriting is based on Zurich American Insurance Company’s prime lease, which expires November 30, 2022. The lender underwrote to the prime lease.

•	With respect to the ExchangeRight Net Leased Portfolio 32 Mortgage Loan (5.6%), CVS Pharmacy, the sole tenant at each of the CVS Pharmacy – Eagan, MN Mortgaged Property, the CVS Pharmacy – Vestavia Hills, AL Mortgaged Property and the CVS Pharmacy – South Lyon, MI Mortgaged Property, will have a free rent period between February 2027 and January 2030 at each such Mortgaged Property. At origination, the related borrower deposited $1,746,018 with the lender, representing approximately 100% of the amount of rent abated during such free rent period.

•	With respect to the F5 Tower Mortgage Loan (4.9%), F5 Networks Inc., the sole tenant at the Mortgaged Property, subleases (x) 18,886 square feet (the 22nd floor at the Mortgaged Property) to FourSquare Labs, Inc. through November 30, 2022 at a current annual rental rate of $38.00 per square foot, and (y) 18,636 square feet (the 23rd floor at the Mortgaged Property) to Grab Technology Corp. through February 28, 2023 at a current annual rental rate of $55.00 per square foot. The underwriting is based on F5 Networks Inc. prime lease, which expires September 30, 2033.

•	With respect to the Santa Monica Physician’s Center Mortgage Loan (2.9%), the largest tenant, The Regents of the University (UCLA), originally leased 6,266 square feet at the Mortgaged Property and subsequently expanded its space by an additional 3,565 square feet (suites 202 and 213) (the “UCLA Expansion Space”). The Regents of the University (UCLA) expects to take occupancy and commence its lease of the UCLA Expansion Space by mid-year 2020 after the completion of certain tenant improvements. The Regents of the University (UCLA) is entitled to free rent on the UCLA Expansion Space totaling $87,525.80, which amount the borrower deposited into a reserve account at origination. The free rent for the UCLA Expansion Space is for months 2, 25, 49 and 61 upon lease commencement. The Santa Monica Physician’s Center Mortgage Loan is structured with a $2,285,000 earnout reserve that will be disbursed to the borrower in accordance with the Mortgage Loan documents (i) in the amount of $1,039,627 if, among other conditions, suite 202 is occupied prior to April 2022 and (ii) in the amount of $1,245,373 if, among other conditions, suite 213 is occupied prior to April 2022, and in each case if the Mortgaged Property has achieved a debt yield of 7.55%.

In particular, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or are not yet fully operational. For more information see Annex A-3 to this prospectus and the accompanying footnotes.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For more information see Annex A-3 to this prospectus and the accompanying footnotes for additional information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

•	525 Market Street, Weston South Carolina Industrial Portfolio, ExchangeRight Net Leased Portfolio 32-Walgreens - Midland, MI, ExchangeRight Net Leased Portfolio 32-Walgreens - Racine, WI, ExchangeRight Net Leased Portfolio 32-Tractor Supply - Oakdale, PA, ExchangeRight Net Leased Portfolio 32-Tractor Supply - Burleson, TX, ExchangeRight Net Leased Portfolio 32-Walgreens - Delafield, WI, ExchangeRight Net Leased Portfolio 32-Tractor Supply - Beaver Falls, PA, ExchangeRight Net Leased Portfolio 32-CVS - Eagan, MN, ExchangeRight Net Leased Portfolio 32- CVS - Vestavia Hills, AL, ExchangeRight Net Leased Portfolio 32-CVS - South Lyon, MI and 7-Eleven – 351 Bowery Mortgaged Properties (16.1%) are each subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranty no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, we note the following:

•	With respect to the 525 Market Street Mortgage Loan (7.4%), the largest tenant, Amazon, has a right of first refusal to purchase the Mortgaged Property if and when the borrower elects to sell, transfer, assign ground leases or exchange (other than in a financing transaction) the Mortgaged Property to Apple, Hewlett Packard, Google, Microsoft, Sony or Facebook, including each of their respective successors and assigns (each, a “Tenant Competitor”); provided that Amazon has the right to update the list of Tenant Competitors once annually and the list may never consist of more than six companies. Such right of first offer will apply only to Amazon and may not be exercised by any other assignee, sublessee or other transferee. Amazon will not have any right of first refusal with respect to a sale to any party other than a Tenant Competitor.

•	With respect to the ExchangeRight Net Leased Portfolio 32 Mortgage Loan (5.6%), the sole tenant at each of the Walgreens - Midland, MI, Walgreens - Racine, WI, Tractor Supply - Oakdale, PA, Tractor Supply - Burleson, TX, Walgreens - Delafield, WI, Tractor Supply - Beaver Falls, PA, CVS - Eagan, MN, CVS - Vestavia Hills, AL and CVS - South Lyon, MI Mortgaged Properties has a ROFR to purchase the related Mortgaged Property if the landlord seeks to sell the related Mortgaged Property to a third party. Each related sole tenant executed a subordination, non-disturbance and attornment agreement in connection with the origination of the ExchangeRight Net Leased Portfolio 32 Whole Loan, subordinating its related lease to the ExchangeRight Net Leased Portfolio 32 Whole Loan. The ROFRs do not apply to a transfer of the related Mortgaged Property in connection with a foreclosure or a deed-in-lieu of foreclosure.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to the 15 largest Mortgage Loans or groups of Mortgage Loans with related borrowers, we note the following:

•	With respect to the SSTIV Self Storage Portfolio Mortgage Loan (5.0%), the property manager, an affiliate of the borrower sponsor, is managing a property owned by affiliates of the borrower sponsor located approximately 3 miles from the SmartStop - Las Vegas Mortgaged Property.

•	With respect to the 650 Madison Avenue Mortgage Loan (2.7%), an affiliate of the borrower sponsor owns and operates 36 office properties and 71 retail properties in New York City and another affiliate of the borrower sponsor owns and operates two properties located 0.5 miles and 2.4 miles, respectively, from the Mortgaged Property.

•	With respect to the One Stockton Mortgage Loan (2.6%), an affiliate of the borrower sponsor owns and operates three properties located within approximately 0.1 miles from the Mortgaged Property.

See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Fourteen (14) of the Mortgaged Properties (43.6%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 27% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

With respect to thirty-one (31) Mortgage Loans (75.0%) the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies. See representation and warranty nos. 17 and 30 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide all or certain required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement. Described below are Mortgage Loans having such third party insurance or self-insurance conditions:

•	With respect to the ExchangeRight Net Leased Portfolio 32, the Dollar General-Becker, MN and the Dollar General-Kincheloe, MI Mortgage Loans (5.8%), the related borrowers may rely on the single tenant’s, owner’s association, ground lease tenant’s or owner’s association’s insurance or, in some cases, self-insurance, so long as the single tenant’s, significant tenant’s, owner’s association or ground lease tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or, if applicable, self-insurance meets the requirements under the related loan documents or (in certain cases) of the related lease. Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant or owner’s association fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally (but not in all cases) must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions, if any, to representation and warranty nos. 17 and 30 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property or tax abatements benefiting the Mortgaged Property. See “—Environmental Considerations” and “—Real Estate and Other Tax Considerations”.

In the case of certain such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. Certain of the Mortgaged Properties are subject to such restrictions or have other zoning issues. For example:

•	With respect to The Cove at Tiburon Mortgage Loan (6.2%), pursuant to a recorded condominium conversion restriction agreement entered into between the borrower and the prior owner of the Mortgaged Property, the Mortgaged Property may not be converted into a condominium regime at any time prior to November 26, 2023. Such restriction runs with the land and will be binding upon any foreclosing lender or subsequent purchaser of the Mortgaged Property. We cannot assure you that the recorded condominium conversion restriction agreement will not have an adverse effect on the trust’s ability to realize on The Cove at Tiburon Mortgaged Property if the Mortgage Loan defaulted. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

•	With respect to The Cove at Tiburon Mortgage Loan (6.2%), the Mortgaged Property is legal non-conforming due to parking at the Mortgaged Property being deficient by 51 parking spaces. If the Mortgaged Property is damaged or destroyed by less than 75% of its fair market value, it may be repaired to include its prior nonconformance, provided such repair does not create a non-compliance or increase the degree of non-compliance prior to such damage or destruction. The Mortgage Loan documents require law and ordinance insurance coverage to be obtained in an amount necessary to cover the value of the undamaged portion, demolition and debris removal and the increased cost of construction in amounts satisfactory to the lender.

•	With respect to the Weston South Carolina Industrial Portfolio Mortgage Loan (6.1%), the Mortgage Loan documents provide that, in the event of a casualty or condemnation that results in the damage to or taking of an individual Mortgaged Property such that the related Mortgaged Property is rendered unusable, if the lender applies the net proceeds collected from insurance proceeds or a condemnation award to the allocated loan amount of the affected Mortgaged Property, and those net proceeds exceed the allocated loan amount of such Mortgaged Property, the related mortgagor will be permitted to release the individual Mortgaged Property as long as such mortgagor pays the reasonable expenses incurred by the lender. If the amount of the net proceeds is less than the allocated loan amount, the related mortgagor will have the right to prepay the balance of such allocated loan amount to obtain a release of the related Mortgaged Property without completing any partial defeasance or payment of any yield maintenance premium, subject to the following conditions, among others: (i) such prepayment is made within 90 days after the date the lender sends its notice of repayment to the related mortgagor and (ii) the related mortgagor pays all accrued and unpaid interest on the related portion of the Weston South Carolina Industrial Portfolio Mortgage Loan.

•	With respect to the ExchangeRight Net Leased Portfolio 32 Mortgage Loan (5.6%), the Dollar General – Midland (Front Street), TX Mortgaged Property is legal non-conforming as to use. The Mortgaged Property was developed and constructed under the previous zoning ordinance and was in compliance with all applicable codes at the time of its final inspection. Under the current zoning code, the use of the Mortgaged Property for retail purposes is no longer permitted by right. If the Mortgaged Property is destroyed, it may be restored to its prior non-conforming use provided that such restoration commences within one year after the date of such destruction and complies with all current building codes and the zoning regulations in effect at the time the Mortgaged Property received its building permit.

•	With respect to the Acuity Portfolio Mortgage Loan (5.0%), the 440 Audubon Avenue and 66-70 West 109th Street Mortgaged Properties have ground floor retail units that are legal non-conforming as to use due to changes in use designation after these buildings were constructed. In the event of a casualty that requires compliance with the zoning code, the retail use will be prohibited absent receipt of a variance or similar specific exception to zoning.

•	With respect to the Bronx Multifamily Portfolio Mortgage Loan (1.8%), certain building code violations are open at the related Mortgaged Properties. The Mortgage Loan documents (i) require the borrower to cure all open building code violations within nine months of the origination date of the Mortgage Loan, provided, however, that such period may be extended as reasonably necessary so long as, among other things, the borrower is diligently pursuing a cure of the violations and (ii) provide recourse for losses to the lender in connection with any failure to cure such open building code violations. Additionally, 1,700 square feet of ground floor retail space at the 2334 Washington Avenue Mortgaged Property are legal non-conforming as to use. Such space represents approximately 1.8% of portfolio net rentable area and 3% of underwritten revenue on a portfolio basis. If the floor area occupied by such legal non-conforming use within the 2334 Washington Avenue Mortgaged Property is damaged or destroyed by less than 25% of its replacement value, the structure may be repaired to continue such legal non-conforming use, provided such repair does not create a new non-compliance or increase the degree of non-compliance prior to such damage or destruction. Further, the 2607 Jerome Avenue Mortgaged Property is legal non-conforming due to parking at such Mortgaged Property being deficient by 13 parking spaces. If the Mortgaged Property is damaged or destroyed by less than 75% of its replacement value, it may be repaired to include its prior nonconformance, provided such repair does not create a new non-compliance or increase the degree of non-compliance prior to such damage or destruction. The Mortgage Loan documents require law and ordinance insurance coverage to be obtained in an amount necessary to cover the value of the undamaged portion, demolition and debris removal and the increased cost of construction in amounts satisfactory to the lender.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 7 and 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth in the table under “Description of the Mortgage Pool—Definitions”, above. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

•	With respect to the 525 Market Street Mortgage Loan (7.4%), there is no separate non-recourse carveout guarantor, and the related borrower is the only indemnitor under the related environmental indemnity agreement.

•	With respect to The Cove at Tiburon Mortgage Loan (6.2%), the Mortgage Loan documents provide recourse to the borrower and guarantor for any breach of the environmental covenants contained in the Mortgage Loan documents (the “Environmental Non-Recourse Carveouts”). However, the Mortgage Loan documents require the lender to forbear from exercising its rights under the Environmental Non-Recourse Carveouts for a period of 120 days to allow the borrower to use good faith efforts to first seek recovery under an environmental policy obtained by the borrower at origination, provided that, among other conditions, (i) the environmental policy remains in full force and effect, (ii) any related losses are reasonably determined by the lender to be within the scope of coverage of the environmental policy and (iii) the borrower is required to pay the lender an amount equal to any deductible and/or self-insured retention under the environmental insurance policy. In addition, in the event of both (1) an assumption of control of the borrower by the current preferred equity investor in the indirect, controlling member of the borrower and (2) a permitted partial prepayment of the Mortgage Loan in an amount equal to $35,000,000 by such preferred equity investor (collectively, a “P/E Event”), the guarantor will not be liable for any guaranteed obligation arising after the occurrence of the P/E Event. See “—Preferred Equity” below for additional information.

•	With respect to the 650 Madison Avenue Mortgage Loan (2.7%), the liability for each guarantor (i) with respect to the full recourse carveouts relating to bankruptcy and substantive consolidation is capped at $80,000,000 (which is 10% of the original principal amount of the Whole Loan) and (ii) with respect to all other guaranteed obligations is capped at $400,000,000 (which is 50% of the original principal amount of the Whole Loan), in each case plus costs and expenses related to enforcement.

•	With respect to each of the Dollar General-Becker, MN Mortgage Loan (0.1%) and the Dollar General-Kincheloe, MI Mortgage Loan (0.1%), there is no recourse to the guarantor for breaches of the environmental covenants contained in the related Mortgage Loan documents, nor was an environmental indemnity obtained from an entity distinct from the related borrower.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

•	With respect to the Vernon Tower Mortgage Loan (2.1%), the Mortgaged Property benefits from a 25-year tax abatement granted in the 2018/2019 tax year and expiring at the end of the 2043/2044 tax year under the New York City Department of Housing Preservation and Development’s 421-a tax abatement program. The 25-year tax abatement program allows the Mortgaged Property to be 100% tax-exempt for the first 21 years, 80% tax-exempt for year 22, 60% tax-exempt for year 23, 40% tax-exempt for year 24 and 20% tax-exempt for year 25. The Mortgaged Property’s base billable assessed value for the 2018/2019 tax year was $271,890 and is forecasted to increase 3% annually.

•	With respect to the DFW Retail Portfolio Mortgage Loan (1.2%), the Mortgaged Property was acquired pursuant to a reverse Code Section 1031 tax-deferred exchange.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

For additional information regarding the status of the Mortgage Loans, see “—COVID-19 Considerations”.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty-two (22) Mortgage Loans (58.8%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Twelve (12) Mortgage Loans (22.6%) provide for an initial interest-only period that expires between twelve (12) and eighty-four (84) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

Twelve (12) Mortgage Loans (13.5%) require monthly payments of principal and interest for the entire term to stated maturity.

Three (3) of the Mortgage Loans (5.1%) provide for interest-only payments for the entire term to Anticipated Repayment Date, with no scheduled amortization prior to that date; provided that if such Mortgage Loans are outstanding from and after the related Anticipated Repayment Date occurring approximately ten years following the related origination date, interest will accrue at the related Revised Rate.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest Only	22	$ 474,895,000	58.8%
IO-Balloon	12	182,371,000	22.6
Amortizing Balloon	12	109,252,588	13.5
ARD-Interest Only	3	41,299,000	5.1
Total	49	$ 807,817,588	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus and the footnotes thereto.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	24	$ 313,401,402	38.8%
5	2	33,450,000	4.1
6	19	289,516,186	35.8
8	2	71,450,000	8.8
9	1	60,000,000	7.4
10	1	40,000,000	5.0
Total	49	$ 807,817,588	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	36	$ 663,960,586	82.2%
5	13	143,857,002	17.8
Total	49	$ 807,817,588	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple, leasehold, subleasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

48 of the Mortgage Loans (92.6%) accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

One (1) of the Mortgage Loans (7.4%) accrues interest assuming a 30-day month, assuming a 360-day year.

ARD Loans

Three (3) Mortgage Loans secured by the F5 Tower, Dollar General-Becker, MN and Dollar General-Kincheloe, MI Mortgaged Properties (5.1%) (each, an “ARD Loan”), provides that, after a certain date (the “Anticipated Repayment Date” or “ARD”), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). See Annex A-1 for the Anticipated Repayment Date for the ARD Loans.

With respect to the F5 Tower Mortgage Loan (4.9%), the related Revised Rate is an annual rate equal to the positive difference between the (a) adjusted blended interest rate which will equal the greater of (i) the Initial Rate plus 250 basis points and (ii) when applicable, the default rate and (b) the Initial Rate.

With respect to the Dollar General-Becker, MN Mortgage Loan (0.1%), the related Revised Rate is an annual rate equal to the related Initial Rate plus 400 basis points.

With respect to the Dollar General-Kincheloe, MI Mortgage Loan (0.1%), the related Revised Rate is an annual rate equal to the related Initial Rate plus 400 basis points.

Each of ARD Loans is interest-only until its Anticipated Repayment Date. Consequently, the repayment of such ARD Loan in full on its Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto).

The ARD provisions described above, to the extent applicable, may result in an incentive for the borrower to repay the related ARD Loan on or before its Anticipated Repayment Date but the borrower will have no obligation to do so. We make no statement regarding the likelihood that such ARD Loan will be repaid on its Anticipated Repayment Date.

After its Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge or Prepayment Premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class S certificates and the VRR interest. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately three to seven months) up to and including the stated maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date). See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

•	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

•	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

•	Thirty-three (33) Mortgage Loans (64.9%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States

Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

•	Ten (10) Mortgage Loans (13.1%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

•	Three (3) Mortgage Loans (14.4%), each prohibit voluntary principal prepayments during a Lock-out Period, permits the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge or Prepayment Premium for a specified period, and thereafter for a specified period, permit the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge or Prepayment Premium or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the Anticipated Repayment Date (or such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable (or, in the case of the Anticipated Repayment Date or commencement of the open prepayment period, outstanding) on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

•	One (1) Mortgage Loans (7.4%) permits the related borrower for a specified period of time to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge and thereafter such Mortgage Loan is freely prepayable.

•	Two (2) Mortgage Loans (0.2%) permit the related borrower for a specified period of time to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge, and following such period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the Anticipated Repayment Date (or such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable (or, in the case of the Anticipated Repayment Date or commencement of the open prepayment period, outstanding) on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1 to this prospectus, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date), as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	18	35.7%
4	17	30.6
5	6	6.8
6	3	11.7
7	5	15.2
Total	49	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit (i) transfers of non-controlling interests so long as no change of control results or, (ii) with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

•	no event of default has occurred;

•	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

•	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

•	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

•	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders or the VRR Interest Owners); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” and representation and warranty no. 31 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Defeasance

The terms of thirty-eight (38) Mortgage Loans (the “Defeasance Loans”) (79.5%) permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity, or anticipated to be outstanding on the related Anticipated Repayment Date or at the commencement of the open prepayment period, as applicable, the related balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See also representation and warranty no. 33 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

•	With respect to the Parkmerced Mortgage Loan (7.4%), the lender has no rights to any rents derived from the portions of the Mortgaged Property known as “Phase 1C” and/or “Phase 1D” (Phase 1C and Phase 1D, individually and/or collectively, as the context may require, the “Release Property”) and the lender is obligated to release Phase 1C and Phase 1D as collateral from the Mortgage Loan, subject to satisfaction of certain terms and conditions set forth in the Mortgage Loan documents. The owners of Phase 1C and Phase 1D (collectively, the “Phase 1C/1D Owners”), which entities are affiliates of the borrower, own beneficial title (but not record title) to the Release Property. As of the origination date, the Release Property was not a separate subdivided legal parcel, and therefore, the borrower was unable to transfer record title to the Release Property to the Phase 1C/1D Owners. Pursuant to a cooperation agreement, the borrower is obligated to proceed diligently to (x) subdivide the Release Property from the remaining property, and (y) upon the recording of the final subdivision map for the Release Property, convey fee title to the Release Property to the Phase 1C/1D Owners. Pursuant to the Mortgage Loan documents, the borrower may obtain a release of the Release Property without the payment of any fee, release premium, or other amount, upon the satisfaction of the requirements of the mortgage loan documents, including: (i) providing the lender with 15 days’ prior written notice requesting the release; (ii) providing reasonably satisfactory evidence to the lender evidence that (x) the Release Property does not form part of the same (legally unsubdivided) lot, tract or parcel as the remaining property or has been legally subdivided from the remaining property, and (b) after giving effect to such release, the remaining property constitutes one or more separate tax lots; and (iii) satisfaction of the REMIC requirements.

•	With respect to the Inland Self Storage Michigan Portfolio Mortgage Loan (6.2%), at any time after April 1, 2022 the related borrower may release an individual Inland Self Storage Michigan Portfolio Mortgaged Property, provided that, among other conditions: (i) no event of default has occurred and is continuing; (ii) the amount of the Inland Self Storage Michigan Portfolio Mortgage Loan prepaid is greater than or equal to 120% of the allocated loan amount for the related Inland Self Storage Michigan Portfolio Mortgaged Property being released; (iii) the debt service coverage ratio for the remaining properties after such release is at least equal to the greater of (a) 1.56x and (b) the debt service coverage ratio for the remaining properties and the property to be released for the preceding 12 months, capped at 1.60x; (iv) the loan-to-value ratio after such release is less than or equal to the lesser of (a) 64.8% and (b) the loan-to-value ratio for the remaining Inland Self Storage Michigan Portfolio Mortgaged Properties and the property to be released immediately preceding the release of such property; provided, this condition will not apply to the release of any individual property if, after such release, the aggregate allocated loan amounts of all the properties that have been released are less than 20.0% of the total original principal balance of the Inland Self Storage Michigan Portfolio Mortgage Loan; (v) the debt yield for the remaining Inland Self Storage Michigan Portfolio Mortgaged Properties after such release is greater than or equal to the greater of (a) 8.62% and (b) the debt yield of the remaining Inland Self Storage Michigan Portfolio Mortgaged Properties and the property to be released for the 12 months prior to such release, capped at 9.0%; and (vi) the satisfaction of customary REMIC requirements.

•	With respect to the Weston South Carolina Industrial Portfolio Mortgage Loan (6.1%), at any time after the second anniversary of the closing date of the transaction that holds the last note evidencing the Weston South Carolina Industrial Portfolio Mortgage Loan has been securitized and prior to September 2, 2029, the borrowers may obtain the release of any one or more of the Weston South Carolina Industrial Portfolio Mortgaged Properties, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the borrowers partially defease a portion of each of the Weston South Carolina Industrial Portfolio Mortgage Loan and the Weston South Carolina Industrial Portfolio mezzanine loan in an amount equal to 115% of each respective loan’s allocated loan amount for the property being released, (iii) the debt service coverage ratio on a combined basis for both the Weston South Carolina Industrial Portfolio

Mortgage Loan and the Weston South Carolina Industrial Portfolio mezzanine loan (the “Combined DSCR”) (as calculated in the related loan documents) based on the trailing 12-month period is no less than the greater of (1) the Combined DSCR immediately preceding such release and (2) 1.16x, (iv) the trailing 12-month debt yield calculated using the aggregate outstanding balance for both the Weston South Carolina Industrial Portfolio Mortgage Loan and the Weston South Carolina Industrial Portfolio mezzanine loan (the “Combined Debt Yield”) for the remaining properties is no less than the greater of (1) the Combined Debt Yield immediately preceding such release and (2) 7.59% and (v) the release is permitted under REMIC requirements. In addition, the Mortgage Loan documents permit the borrower to obtain the release of certain unimproved portions of the Weston South Carolina Industrial Portfolio Mortgaged Properties; provided that, among other conditions: (a) the borrower gives the lender advance written notice of the proposed partial release; (b) the borrower delivers evidence of the lawful subdivision of the parcels, assignment of separate tax parcel identification numbers, conveyance of the vacant land to a new entity, compliance with zoning and other legal requirements and sufficient street access and utilities for the remaining land; (c) delivery of a title endorsement; (d) if required, a reciprocal easement agreement covering the split parcels; and (e) the satisfaction of customary REMIC requirements.

•	With respect to the SSTIV Self Storage Portfolio Mortgage Loan (5.0%), at any time after June 25, 2022 and prior to November 1, 2029, the borrowers may obtain the release of an individual SSTIV Self Storage Portfolio Mortgaged Property, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the borrowers defease a portion of the SSTIV Self Storage Portfolio Mortgage Loan equal to the greater of (a) 125% of the allocated loan amount of the property being released or (b) 80% of the proceeds from the sale of the property being released, (iii) the debt service coverage ratio for the remaining properties following the release based on the trailing 12 months is no less than the greater of the debt service coverage ratio immediately preceding such release and 2.94x, (iv) the debt yield for the remaining properties based on the trailing 12 months is no less than the greater of the debt yield immediately preceding such release and 10.6%, (v) the loan-to-value ratio for the remaining properties is no greater than the lesser of the loan-to-value ratio immediately preceding such release and 51.4%; and (vi) satisfaction of customary REMIC requirements.

•	With respect to the Acuity Portfolio Mortgage Loan (5.0%), the related borrowers have the right at any time prior to October 10, 2026 and after the earlier of (a) April 10, 2023 and (b) the date that is two years after the closing date of the securitization that includes the last note of the Acuity Portfolio Whole Loan to be securitized, to obtain the release of one or more individual Mortgaged Properties (each such Mortgaged Property, the “Release Property”) provided, among other things, (i) the partial defeasance is in connection with the sale of the Release Property to a third party not affiliated with the borrowers, (ii) the borrowers deliver defeasance collateral to the lender in an amount equal to 100% of the allocated loan amount of the Mortgaged Property to be released, (iii) the post-defeasance debt yield, based on income from the remaining Mortgaged Properties, is equal to or greater than 6.75%, (iv) the post-defeasance loan-to-value ratio for the remaining Mortgaged Properties is 66.5% and, (v) satisfaction of customary REMIC requirements.

•	With respect to The Arbors Mortgage Loan (4.5%), the related Mortgaged Property is improved by three office buildings. On any payment date after June 25, 2022, the related borrowers may obtain the release of the 71,000 square foot office building located at 2535 West Hillcrest Drive (“The Arbors Release Parcel”), provided that, among other conditions, (i) the borrowers defease the Mortgage Loan in an amount equal to 115% of the allocated loan amount for The Arbors Release Parcel, (ii) after giving effect to such release, (x) the debt service coverage ratio for the remaining portion of the Mortgaged Property is no less than 1.50x and (y) the loan-to-value ratio for the remaining portion of the Mortgaged Property is less than or equal to 75%, and (iii) satisfaction of customary REMIC conditions. The allocated loan amount for The Arbors Release Parcel is $12,734,500.

•	With respect to the 650 Madison Avenue Mortgage Loan (2.7%), provided that no event of default is continuing under the related Mortgage Loan documents (other than an event of default that would be cured by a partial defeasance and the associated release), at any time after June 25, 2022, and provided that a condominium conversion has occurred, the borrower may deliver defeasance collateral and obtain the release of one or more individual condominium units provided that, among other conditions, (i) the defeasance collateral is in an amount equal to or greater than 125% of the allocated loan amount for the individual condominium units being released, (ii) loan-to-value ratio with respect to the condominium units remaining subject to the lien of the mortgage after such partial defeasance must be equal to or less than 67%, (iii) the debt yield with respect to the remaining condominium units for the four calendar quarters then most recently ended, recalculated to include only income and expense attributable to the portion of the Mortgaged Property that continues to be subject to the liens of the Mortgage Loan documents after the contemplated release and to exclude the interest expense on the aggregate amount defeased, may not be less than the greater of (x) 7.3% and (y) the lesser of (a) the debt yield immediately prior to such release, and (b) 9.125%, (iv) the borrower delivers a REMIC opinion, and (v) if requested by lender, the borrower delivers a Rating Agency Confirmation. See “—Condominium and Other Shared Interests”.

•	With respect to the Time Out MHC Portfolio Mortgage Loan (2.0%), at any time after June 25, 2022 and prior to January 2, 2030, the related borrower may obtain the release of an individual Mortgaged Property upon the satisfaction of certain conditions under the Mortgage Loan documents, including, among others: (i) the borrower delivers defeasance collateral in an amount equal to the greater of 125% of the allocated loan amount for the subject Mortgaged Property or 80% of the proceeds from the sale of the applicable Mortgaged Property, (ii) after giving effect to such release, (a) the debt service coverage ratio for the remaining Mortgaged Properties is no less than the greater of (x) 1.57x and (y) the debt service coverage ratio immediately preceding such release, (b) the loan-to-value ratio for the remaining Mortgaged Properties is no greater than the lesser of (x) 60.4% and (y) the loan-to-value ratio immediately preceding such release, and (c) the debt yield of the remaining Time Out MHC Portfolio Mortgaged Properties after such release is no less than the greater of (x) 8.82% and (y) the debt yield immediately prior to such release, and (iii) satisfaction of customary REMIC requirements.

•	With respect to the Bronx Multifamily Portfolio Mortgage Loan (1.8%), at any time after June 25, 2022, the borrowers may obtain the release of any individual Mortgaged Property in connection with a bona-fide third-party sale, provided that, among other conditions, (i) only two Mortgaged Properties in total may be released during the term of the related Mortgage Loan, (ii) the borrowers defease the Mortgage Loan by an amount equal to the greater of (x) 100% of the net sales proceeds for the Mortgaged Property to be released and (y) 120% of the allocated loan amount for such Mortgaged Property, (iii) after giving effect to such release, (x) the debt service coverage ratio with respect to the remaining Mortgaged Properties is no less than the greater of (1) the debt service coverage ratio immediately preceding such release and (2) 2.03x, and (y) the loan-to-value ratio with respect to the remaining Mortgaged Properties may not exceed the lesser of (1) 68% and (2) the loan-to-value ratio immediately preceding such release and (iv) satisfaction of customary REMIC conditions.

•	With respect to the DFW Retail Portfolio Mortgage Loan (1.2%), in connection with the sale of a Mortgaged Property to a bona fide third party purchaser at any time after June 25, 2022 and prior to October 6, 2029, the borrower may obtain the release of a Mortgaged Property upon defeasance of a portion of the principal balance of such Mortgage Loan equal to the greater of 100% of the net sales proceeds and 125% of the allocated loan amount of such portion of the Mortgaged Property, provided that the following conditions, among others, are satisfied: (i) the debt service coverage ratio of the remaining Mortgaged Properties after the release is at least equal to the greater of 1.69x and the debt service coverage ratio for all the Mortgaged Properties immediately preceding the release, (ii) the loan-to-value ratio of the remaining Mortgaged Properties after the release is not greater than the lesser of 56.7% and the loan-to-value ratio for all the Mortgaged Properties immediately preceding the release, and (iii) satisfaction of REMIC-related conditions.

•	With respect to the Cape Coral and Dunedin Mortgage Loan (0.7%), at any time after June 25, 2022 and prior to September 2, 2029, the related borrower may obtain the release of an individual Mortgaged Property upon the satisfaction of certain conditions under the Mortgage Loan documents, including, among others: (i) the borrower delivers defeasance collateral in an amount equal to the greater of 120% of the allocated loan amount for the subject Mortgaged Property or 100% of the proceeds from the sale of the subject Mortgaged Property, (ii) after giving effect to such release, (a) the debt service coverage ratio for the remaining Mortgaged Properties is no less than the greater of (x) 1.47x and (y) the debt service coverage ratio immediately preceding such release, (b) the loan-to-value ratio for the remaining Mortgaged Properties is no greater than the lesser of (x) 67.5% and (y) the loan-to-value ratio immediately preceding such release, and (c) the debt yield of the remaining Cape Coral and Dunedin Mortgaged Properties after such release is no less than the greater of (x) 8.66% and (y) the debt yield immediately prior to such release, and (iii) satisfaction of customary REMIC requirements.

•	With respect to the Storage Depot Mortgage Loan (0.8%), at time any after August 24, 2020, the borrower may release (a “Partial Release”) a 3.06-acre parcel of vacant land (the “Storage Depot Release Parcel”), upon satisfaction of certain conditions as set forth in the Mortgage Loan documents, including, but not limited to: (i) the borrower provides at least 60 days' notice to the lender, (ii) no event of default exists; (iii) the Mortgaged Property remaining after the Partial Release continues to be in compliance with all applicable laws; (iv) the Partial Release will not (a) deny the remaining Mortgaged Property reasonable access to public streets, roads or utilities, (b) unreasonably divide any portion or tract of the remaining Mortgaged Property into strips or parcels, or (c) otherwise have a material adverse effect on the Mortgage Loan or the remaining Mortgaged Property; (v) the borrower delivers to the lender a rating agency confirmation; and (vi) the borrower delivers to the lender an officer's certificate in form and substance reasonably acceptable to the lender confirming that no income of the Mortgaged Property is attributed to the Storage Depot Release Parcel.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

Escrows

Forty-six (46) Mortgage Loans (83.7%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Thirty-eight (38) Mortgage Loans (78.4%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Fourteen (14) of the 21 Mortgage Loans (60.4%) are secured in whole or in part by retail, office, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial, mixed use and other properties only.

Twenty-six (26) Mortgage Loans (33.5%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

One (1) Mortgage Loan (2.9%) provides for upfront escrows that may be applied to pay down principal if certain performance criteria are not satisfied.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies or negative tenant events at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See the footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Springing	27	$350,275,125	43.4%
Hard/Springing Cash Management	11	274,930,163	34.0
Soft/Springing Cash Management	7	176,517,301	21.9
None	2	4,296,000	0.5
Hard/In Place Cash Management	2	1,799,000	0.2
Total:	49	$807,817,588	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

•	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

•	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the

Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

•	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

•	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

•	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hotel properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts (net of certain fees and expenses payable therefrom) may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—KeyBank National Association—KeyBank’s

Underwriting Guidelines and Process”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Rialto Real Estate Fund IV – Debt, LP—RREF’s Underwriting Guidelines and Processes” and “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

•	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

•	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

•	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

•	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

•	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

•	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Approx. Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR(2)	Cut-off Date Total Debt Underwritten NCF DSCR(1)
Parkmerced(3)	$60,000,000	7.4%	$275,000,000	$487,000,000	$953,000,000	$1,775,000,000	4.29577%	25.9%	84.1%	4.00x	0.78x
Weston South Carolina Industrial Portfolio	$49,500,000	6.1%	$18,101,529	$19,491,340	N/A	$87,092,869	5.09971%	62.6%	79.0%	1.73x	1.17x
F5 Tower	$39,500,000	4.9%	$48,500,000	$145,500,000	$112,600,000	$346,100,000	4.04219%	39.4%	73.6%	3.33x	1.63x

(1)	Calculated including the mezzanine debt and any subordinate debt. Approx. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.

(2)	Calculated including any related pari passu companion loan(s) and any related subordinate companion loan(s) but excluding any related mezzanine debt.

(3)	The Parkmerced mezzanine loan accrues interest based on a 10.00000% interest rate, which is payable monthly from excess cash remaining following the payment of (i) amounts due under the Parkmerced Whole Loan, (ii) approved capital expenses and (iii) approved operating expenses; the insufficiency of excess cash to pay accrued and unpaid interest outstanding on a payment date (other than the applicable maturity date) will not constitute an event of default under the Parkmerced mezzanine loan. All accrued and unpaid interest on the Parkmerced mezzanine loan will compound annually on each anniversary of the first monthly payment date under the mezzanine loan and is and payable on the applicable maturity date. See Annex A-3 herein for additional information.

Other than with respect to the Parkmerced Mortgage Loan, which has a mezzanine loan that has one five-year extension option beyond the maturity date of the Parkmerced Mortgage Loan, the mezzanine indebtedness is coterminous with the related Mortgage Loan. Each of the mezzanine loans related to the Mortgage Loans identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the mezzanine lender) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default (or continuing event of default with respect to the F5 Tower Mortgage Loan) under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan; provided, however, that prepayment of the mezzanine loan is not permitted prior to the prepayment in full of the related Mortgage Loan, unless (i) no event of default under the related Mortgage Loan is then continuing (taking into account the cure rights of the related mezzanine lender) and (ii) either (A) such prepayment of the mezzanine loan is from a source of funds other than the mortgage borrower, the Mortgaged Property, the guarantor (other than with respect to the F5 Tower Mortgage Loan, as the intercreditor agreement requires the source of funds other than the mezzanine borrower or any of its affiliates) and/or other collateral for the related Mortgage Loan or (B) such prepayments are in strict accordance with, and expressly permitted by, the Mortgage Loan documents (other than with respect to the F5 Tower Mortgage Loan, as the intercreditor agreement does not require prepayments of the mezzanine loan to be expressly permitted pursuant to the Mortgage Loan documents), (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus (without duplication) any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

With respect to the Parkmerced Mortgage Loan (7.4%), the related mezzanine borrower may not, and may not permit the Mortgage Loan borrower to, obtain, refinance, recast, modify, amend, extend, or comprise with respect to any loan or the terms of any loan (including the Mortgage Loan) or any other indebtedness or financing (whether on a secured or unsecured basis), including any new mortgage loan or any other loan the proceeds of which are used to pay the Mortgage Loan. Notwithstanding the foregoing, if the related mezzanine borrower exercises its right to extend the term of the mezzanine loan until the extended mezzanine loan maturity date and, provided that no default under the mezzanine loan or mezzanine loan event of default has occurred and is continuing, then the mezzanine borrower may cause the Mortgage Loan borrower to refinance the mortgage loan (a “Loan Refinancing”) without prepaying the mezzanine loan, provided such Loan Refinancing complies in all respects with certain terms and conditions, including, but not limited to: (i) the aggregate of all origination, upfront and similar fees payable to the lender(s) at closing, together with all fees payable to one or more brokers in connection with such Loan Refinancing, may not exceed 1.5% of the aggregate principal amount of such Loan Refinancing; (ii) the maximum aggregate principal balance of all new loans with respect to such Loan Refinancing (which for the avoidance of doubt does not include the mezzanine loan) may not exceed $1,500,000,000; (iii) the aggregate term of such Loan Refinancing (including all extension options) must not be less than three years or exceed five years and any such Loan Refinancing must be repayable in full without penalty on or before the extended mezzanine loan maturity date; (iv) the aggregate annual debt service for such Loan Refinancing may not exceed $63,750,000; (v) no portion of the mezzanine loan may be subordinated any further than it was on the origination date of the Mortgage Loan, which for the avoidance of doubt means that the Loan Refinancing will be non-accruing (i.e. all interest must be paid currently), will not have any zero-coupon components or original issue discount features and will not include any upfront fees or rate buydowns other than the those set forth in the first sentence of this section; (vi) such Loan Refinancing does not require any unusual or atypical material expenses and/or costs (e.g., upfront fees to buy down the interest rate); (vii) the transfer restrictions in such Loan Refinancing may be no more restrictive than those contained in the Mortgage Loan, and the Loan Refinancing must permit (A) any changes of control with respect to the mezzanine borrower and the mortgage loan borrower that are permitted by the Mortgage Loan, and (B) any substitute guarantor that is permitted by the Mortgage Loan; (viii) the loan guaranties in favor of the lender(s) of such Loan Refinancing must be limited to customary and market non-recourse carveouts in commercial lending at the time of such Loan Refinancing or otherwise included in the loan guaranties with respect to the Mortgage Loan (provided that such loan guaranties may not be detrimental to the ability of the mezzanine lender or its affiliate to maintain its status as a REIT), and no other payment, principal or other guaranties will be required; (ix) the mezzanine lender receives an intercreditor agreement from the lender(s) of such Loan Refinancing containing terms which are no less favorable to the mezzanine lender than the terms set forth in the mezzanine loan intercreditor agreement; and (x) if after the repayment of the Mortgage Loan, together with all related customary closing fees, costs and expenses, there are excess proceeds from such Loan Refinancing, then such excess proceeds will be applied to pay down the junior principal and after repayment of the junior principal and the accrued interest portion, the senior principal.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above.

Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation
525 Market Street	$ 60,000,000	N/A	53.7%	2.84x	8.48%	Yes	Yes
The Arbors	$ 36,029,750	N/A	71.5%	1.48x	8.9%	Yes	Yes
Meridian One Colorado	$ 16,400,000	N/A	69.6%	1.93x	10.6%	Yes	Yes
Dollar General-Becker, MN	$ 924,000	N/A	85.0%	1.20x	N/A	Yes	No
Dollar General-Kincheloe, MI	$ 875,000	N/A	85.0%	1.20x	N/A	Yes	No

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law.

In addition, seven (7) Mortgaged Properties (3.0%) are located in Florida. Florida’s Property Assessed Clean Energy (“PACE”) statute renders loan document provisions prohibiting PACE loans unenforceable.

Preferred Equity

The borrowers, sponsors or restricted pledge parties of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

•	With respect to The Cove at Tiburon Mortgage Loan (6.2%), Cove PE Strategic Venture LLC (the “Preferred Equity Investor”) holds a preferred equity interest in RP Maximus Cove, L.L.C. (“Holdco”), an indirect, controlling member of the related borrower, in connection with an original $60,000,000 investment in Holdco (the “Preferred Equity Investment”). The Preferred Equity Investor is entitled to a preferred rate of return on its Preferred Equity Investment in an amount equal to the lesser of (A) a rate per annum equal (i) if the Preferred Equity Investment bears interest based on LIBOR, the sum of LIBOR and 10% per annum and (ii) if the Preferred Equity Investment bears interest based on an alternate rate to LIBOR (with such alternate rate determined in accordance with the related Holdco operating agreement), a sum determined in accordance with an alternate rate calculation set forth in the Holdco operating agreement and (B) the highest rate permitted by law, in each case, compounded monthly, with such amounts payable from excess cash flow at the Mortgaged Property after payment of debt service, reserves and any other required payments under the Mortgage Loan documents. The Preferred Equity Investment is required to be redeemed upon the earliest of (a) March 8, 2025, (b) any repayment or refinancing of The Cove at Tiburon Whole Loan or (c) the occurrence of an event of default under the related Holdco operating agreement. Pursuant to a recognition agreement entered into between the lender and the Preferred Equity Investor at origination (the “Recognition Agreement”), the Preferred Equity Investor has the right to assume control of Holdco (a “Control Change”) via a foreclosure, assignment in lieu of foreclosure or other exercise of its remedies as a result of a material default under the related operating agreement, provided that, among other conditions, the Preferred Equity Investor delivers to the lender replacement guaranties and indemnities, as applicable, under the Mortgage Loan documents (collectively, the “Replacement Guarantees”). In addition, under the Recognition Agreement, the Preferred Equity Investor has rights including, but not limited to (i) upon the occurrence of an event of default under the related operating agreement, the immediate right, without prior notice, to pay all or any part of The Cove at Tiburon Whole Loan and (ii) prior to or concurrently with a Control Change, to prepay in part the outstanding principal balance of The Cove at Tiburon Whole Loan in an amount equal to $35,000,000, provided that such prepayment is accompanied by payment of (a) any interest that would have accrued on the principal prepaid to, but not including, the next monthly payment date and (b) any applicable yield maintenance premium. In the event the Preferred Equity Investor makes a partial prepayment, it will have an obligation to deliver a limited carve-out guaranty in lieu of the Replacement Guarantees. In addition, in the event that, among other conditions, the borrower fails to repay The Cove at Tiburon Whole Loan in full on the scheduled maturity date or following certain events of default under the Mortgage Loan documents (a “Purchase Option

Event”), the Preferred Equity Investor or its designee has the right to purchase, in whole but not in part, The Cove at Tiburon Whole Loan for a price equal to the sum of (i) the outstanding principal balance of The Cove at Tiburon Whole Loan, together with all accrued but unpaid interest thereon, plus without duplication, (ii) all sums that would be payable by the borrower in connection with a prepayment or repayment of The Cove at Tiburon Whole Loan pursuant to the Mortgage Loan documents, including, without limitation, any applicable yield maintenance premium (but expressly excluding any interest accruing at the default rate and late fees under the Mortgage Loan documents) plus, without duplication, (iii) the amount of any property protection advances or “servicing advances” made by the lender or the servicer and any interest charged by the lender on any property protection advances, plus, without duplication, (iv) all out-of-pocket costs and expenses (including reasonable legal fees and expenses) actually incurred by the lender in enforcing the terms of the Mortgage Loan documents, plus, without duplication, (v) any out-of-pocket fees and expenses actually paid or reimbursed to any third party servicer or special servicer in accordance with the Mortgage Loan documents; provided, however, that if The Cove at Tiburon Whole Loan is purchased within the first 30 days after notice of a Purchase Option Event is delivered to Preferred Equity Investor, then the purchase price will exclude any prepayment premiums (including any yield maintenance premium).

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

•	With respect to the Inland Self Storage Michigan Portfolio Mortgage Loan (6.2%),the related borrower may obtain unsecured loans from the related guarantor subject to the conditions of the Mortgage Loan documents, including: (i) the guarantor and borrower enter into a subordination and standstill agreement; (ii) the proceeds of such loans are used solely to pay certain payments and expenses pursuant to the Mortgage Loan documents; and (iii) the aggregate amount of all such loans does not exceed $6,662,500, provided, however, that no more than $500,000 of the proceeds of such loans may be used for the payment of operating expenses and debt service on the Inland Self Storage Michigan Portfolio Whole Loan without prior written consent from the lender and under no circumstances may the subordinate debt be used to make distributions to any beneficial owners of the borrower.

•	With respect to the Twelve Oaks RV Resort Mortgage Loan (0.7%), the related borrower accepted a loan in the amount of $84,817 pursuant to the Paycheck Protection Program under Division A, Title I of the Coronavirus Aid, Relief, and Economic Security Act.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”. In addition, certain borrowers may have obtained PPP loans. See “COVID-19 Considerations”.

The Whole Loans

General

Each of the Parkmerced, 525 Market Street, The Cove at Tiburon, Inland Self Storage Michigan Portfolio, Weston South Carolina Industrial Portfolio, ExchangeRight Net Leased Portfolio 32, Acuity Portfolio, F5 Tower, 650 Madison Avenue, One Stockton and Vernon Tower Mortgage Loans are part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“A/B Whole Loan” means any of the Non-Serviced A/B Whole Loans.

“BBCMS 2020-C6 PSA” means the pooling and servicing agreement governing the servicing of the F5 Tower Whole Loan.

“CFK 2020-MF2 TSA” means the trust and servicing agreement governing the servicing of the Acuity Portfolio Whole Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“MAD 2019-650M TSA” means the trust and servicing agreement governing the servicing of the 650 Madison Avenue Whole Loan.

“MKT 2020-525M TSA” means the trust and servicing agreement governing the servicing of the 525 Market Street Whole Loan.

“MRCD 2019-PARK TSA” means the trust and servicing agreement governing the servicing of the Parkmerced Whole Loan.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced A/B Whole Loan” means each of the Parkmerced Whole Loan, the 525 Market Street Whole Loan, The Cove at Tiburon Whole Loan, the Acuity Portfolio Whole Loan, the F5 Tower Whole Loan and the 650 Madison Avenue Whole Loan.

“Non-Serviced Certificate Administrator” means with respect to any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Custodian” means with respect to any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means with respect to any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means with respect to any Non-Serviced Whole Loan, the master servicer relating to the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means with respect to any Non-Serviced Whole Loan, the pooling and servicing agreement or trust and servicing agreement relating to the transaction identified under the column entitled “Note Holder” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool—Whole Loans” above.

“Non-Serviced Special Servicer” means with respect to any Non-Serviced Whole Loan, the special servicer relating to the related Non-Serviced PSA.

“Non-Serviced Trustee” means with respect to any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu Whole Loans and (ii) the Non-Serviced A/B Whole Loans.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Pari Passu Mortgage Loans.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans.

“Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“SGCMS 2020-COVE TSA” means the trust and servicing agreement governing the servicing of The Cove at Tiburon Whole Loan.

“Subordinate Companion Loan” means, with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

“WFCM 2020-C55 PSA” means the pooling and servicing agreement governing the servicing of the One Stockton Whole Loan and the Vernon Tower Whole Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
Parkmerced	Non-Serviced	Note A-1	Non-Control(2)	$123,500,000	MRCD 2019-PARK
		Note A-2	Non-Control	$123,500,000	MRCD 2019-PARK
		Note A-3	Non-Control	$65,000,000	BBCMS 2020-C6
		Note A-4	Non-Control	$45,000,000	Benchmark 2020-IG1
		Note A-5	Non-Control	$60,000,000	BBCMS 2020-C7
		Note A-6	Non-Control	$27,500,000	CGCMT 2020-GC46
		Note A-7	Non-Control	$25,000,000	WFCM 2020-C56
		Note A-9	Non-Control	$40,000,000	CF 2020-P1
		Note A-10	Non-Control	$37,500,000	GSMS 2020-GC45
		Note B-1	Non-Control	$354,000,000	MRCD 2019-PARK
		Note B-2	Non-Control	$354,000,000	MRCD 2019-PARK
		Note C-1	Control(2)	$122,500,000	MRCD 2019-PRKC
		Note C-2	Control(2)	$122,500,000	MRCD 2019-PRKC

525 Market Street	Non-Serviced	Note A-1	Non-Control	$50,000,000	BBCMS 2020-C7
		Note A-2-A	Non-Control	$40,000,000	An affiliate of Barclays Capital Real Estate Inc.
		Note A-2-B	Non-Control	$10,000,000	BBCMS 2020-C7
		Note A-3	Non-Control(3)	$30,000,000	MKT 2020-525M
		Note A-4-A	Non-Control	$40,000,000	Benchmark 2020-IG2
		Note A-4-B	Non-Control	$10,000,000	GSMS 2020-GC47
		Note A-5	Non-Control	$15,000,000	MKT 2020-525M
		Note A-6	Non-Control	$50,000,000	Wells Fargo Bank, National Association
		Note A-7	Non-Control	$15,000,000	MKT 2020-525M
		Note A-8	Non-Control	$105,000,000	MKT 2020-525M
		Note A-9	Non-Control	$52,500,000	MKT 2020-525M
		Note A-10	Non-Control	$52,500,000	MKT 2020-525M
		Note B-1	Control(3)	$106,000,000	MKT 2020-525M
		Note B-2	Control	$53,000,000	MKT 2020-525M
		Note B-3	Control	$53,000,000	MKT 2020-525M

The Cove at Tiburon	Non-Serviced	Note A-1A	Non-Control	$62,300,000	SGCMS 2020-COVE
		Note A-1B	Non-Control	$35,000,000	BBCMS 2020-C7
		Note A-1C	Non-Control	$15,000,000	BBCMS 2020-C7
		Note A-2	Control	$97,700,000	SGCMS 2020-COVE

Inland Self Storage Michigan Portfolio	Serviced	Note A-1	Control	$50,000,000	BBCMS 2020-C7
		Note A-2	Non-Control	$16,625,000	KeyBank National Association

Weston South Carolina Industrial Portfolio	Serviced	Note A-1	Control	$49,500,000	BBCMS 2020-C7
		Note A-2	Non-Control	$19,491,340	KeyBank National Association

ExchangeRight Net Leased Portfolio 32	Serviced	Note A-1	Control	$45,000,000	BBCMS 2020-C7
		Note A-2	Non-Control	$19,270,000	Societe Generale Financial Corporation

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
Acuity Portfolio	Non-Serviced	Note A-1	Control	$42,500,000	CFK 2020-MF2
		Note A-2	Non-Control	$42,500,000	CFK 2020-MF2
		Note A-3	Non-Control	$20,000,000	CF 2020-P1
		Note A-4	Non-Control	$20,000,000	CF 2020-P1
		Note A-5	Non-Control	$20,000,000	BBCMS 2020-C7
		Note A-6	Non-Control	$20,000,000	BBCMS 2020-C7
		Note B-1	Non-Control	$79,500,000	CFK 2020-MF2
		Note B-2	Non-Control	$79,500,000	CFK 2020-MF2

F5 Tower	Non-Serviced	Note A-1-A	Non-Control	$50,000,000	BBCMS 2020-C6
		Note A-1-B	Non-Control(4)	$40,000,000	WFCM 2020-C55
		Note A-1-C	Non-Control	$39,500,000	BBCMS 2020-C7
		Note A-2	Non-Control	$55,500,000	Benchmark 2020-IG1
		Note B-1	Control(4)	$78,820,000	BBCMS 2020-C6
		Note B-2	Control(4)	$33,780,000	BBCMS 2020-C6

One Stockton	Non-Serviced	Note A-1	Control	$30,000,000	WFCM 2020-C55
		Note A-2	Non-Control	$21,000,000	BBCMS 2020-C7
		Note A-3	Non-Control	$15,000,000	An affiliate of Barclays Capital Real Estate Inc.

		Note A-1-1	Non-Control(5)	$50,000,000	CGCMT 2019-C7
		Note A-1-2-1	Non-Control	$40,000,000	CF 2020-P1
		Note A-1-3	Non-Control	$20,000,000	GSMS 2020-GC45
		Note A-1-4	Non-Control	$50,000,000	CGCMT 2020-GC46
		Note A-1-5	Non-Control	$45,000,000	Benchmark 2020-B16
		Note A-1-6	Non-Control	$50,000,000	Benchmark 2020-B17
		Note A-1-7	Non-Control	$37,900,000	Benchmark 2020-IG1
		Note A-2-1	Non-Control	$30,000,000	GSMS 2020-GC45
		Note A-2-2	Non-Control	$50,000,000	CGCMT 2020-GC46
650 Madison Avenue	Non-Serviced	Note A-2-3	Non-Control	$20,000,000	GSMS 2020-GC47
		Note A-2-4	Non-Control	$20,000,000	GSMS 2020-GC47
		Note A-2-5	Non-Control	$10,000,000	CGCMT 2020-GC46
		Note A-2-6	Non-Control	$6,450,000	GSMS 2020-GC47
		Note A-2-7	Non-Control	$5,000,000	CGCMT 2020-GC46
		Note A-2-8	Non-Control	$5,000,000	GSMS 2020-GC47
		Note A-3-1	Non-Control	$60,000,000	BBCMS 2020-C6
		Note A-3-2-1	Non-Control	$25,000,000	WFCM 2020-C56
		Note A-3-2-2	Non-Control	$21,450,000	BBCMS 2020-C7
		Note A-3-3	Non-Control	$40,000,000	WFCM 2020-C55
		Note A-4	Non-Control	$400,000	MAD 2019-650M
		Note A-5	Non-Control	$200,000	MAD 2019-650M
		Note A-6	Non-Control	$200,000	MAD 2019-650M
		Note A-7	Non-Control	$200,000	MAD 2019-650M
		Note B-1	Control(5)	$85,280,000	MAD 2019-650M
		Note B-2	Non-Control	$42,640,000	MAD 2019-650M

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
		Note B-3	Non-Control	$42,640,000	MAD 2019-650M
		Note B-4	Non-Control	$42,640,000	MAD 2019-650M

Vernon Tower	Non-Serviced	Note A-1	Control	$26,450,000	WFCM 2020-C55
		Note A-2	Non-Control	$16,800,000	BBCMS 2020-C7

(1)	With respect to the A/B Whole Loans, the initial Control Note may become a Non-Control Note if a control appraisal period has occurred and is continuing with respect to the related A/B Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans”.

(2)	With respect to the Parkmerced Whole Loan, the initial Control Note is Note C-1. During the continuance of a Parkmerced Control Appraisal Period, Note A-1 will be the Control Note. See “—The A/B Whole Loans—The Parkmerced Whole Loan” below.

(3)	With respect to the 525 Market Street Whole Loan, the initial Control Note is Note B-1. During the continuance of a Parkmerced Control Appraisal Period, Note A-3 will be the Control Note. See “—The A/B Whole Loans—The 525 Market Street Whole Loan” below.

(4)	With respect to the F5 Tower Whole Loan, the initial Control Note is Note B-1. During the continuance of an F5 Tower Control Appraisal Period, Note A-1-B will be the Control Note. See “—The A/B Whole Loans—The F5 Tower Whole Loan” below.

(5)	With respect to the 650 Madison Avenue Whole Loan, the initial Control Note is Note B-1. During the continuance of a 650 Madison Avenue Control Appraisal Period, Note A-1-1 will be the Control Note. See “—The A/B Whole Loans—The 650 Madison Avenue Whole Loan” below.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

•	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

•	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

•	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA (or, in certain cases, any sale by a securitization trust).

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans

With respect to any Serviced Pari Passu Whole Loan, the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

•	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

•	All payments, proceeds and other recoveries on the Non-Serviced Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

•	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Non-Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA (or, in certain cases, any sale by a securitization trust).

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

With respect to any Non-Serviced Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will generally have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Whole Loan (other than any promissory notes not contributed to the related non-serviced securitization trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Whole Loan without the consent of each Non-Controlling Holder (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The A/B Whole Loans

The Parkmerced Whole Loan

General

The Parkmerced Whole Loan consists of (a) the Parkmerced Mortgage Loan evidenced by promissory note A-5 with an original principal balance of $60,000,000, which is being contributed to the issuing entity, (b) eight Pari Passu Companion Loans (the “Parkmerced Pari Passu Companion Loans” and, together with the Parkmerced Mortgage Loan, the “Parkmerced A Notes”) evidenced by promissory notes A-1, A-2, A-3, A-4, A-6, A-7, A-9 and A-10, with an aggregate original principal balance of $487,000,000, which are not being contributed to the issuing entity, (c) two senior Subordinate Companion Loans (the “Parkmerced B Notes”) evidenced by promissory notes B-1 and B-2, with an aggregate original principal balance of $708,000,000, which are not being contributed to the issuing entity and (d) two junior Subordinate Companion Loans (the “Parkmerced C Notes” and, together with the Parkmerced B Notes, the “Parkmerced Subordinate Companion Loans”) evidenced by promissory notes C-1 and C-2, with an aggregate original principal balance of $245,000,000, which are not being contributed to the issuing entity.

Servicing

The related Co-Lender Agreement (the “Parkmerced Co-Lender Agreement”) provides that the administration of the Parkmerced Mortgage Loan will be governed by the Parkmerced Co-Lender Agreement and the MRCD 2019-PARK TSA. The parties to the MRCD 2019-PARK TSA identified in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” will constitute the related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Trustee and Non-Serviced Custodian.

In servicing the Parkmerced Whole Loan, the servicing standard set forth in the MRCD 2019-PARK TSA will require the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer to take into account the interests of the Certificateholders and the holders of the Parkmerced Companion Loans (it being understood that the interest of the Parkmerced C notes are junior to the Parkmerced B Notes and the Parkmerced B Notes are junior to the Parkmerced A Notes).

Amounts payable to the issuing entity as holder of the Parkmerced Mortgage Loan pursuant to the Parkmerced Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus.

Custody of the Mortgage File

Wells Fargo Bank, National Association, as custodian under the MRCD 2019-PARK TSA is the custodian of the mortgage file related to the Parkmerced Whole Loan (other than the promissory notes evidencing the Parkmerced Mortgage Loan and any related Companion Loan not included in the MRCD 2019-PARK securitization).

Application of Payments

The Parkmerced Co-Lender Agreement sets forth the respective rights of the holders of the Parkmerced Mortgage Loan and the related Parkmerced Companion Loans with respect to distributions of funds received in respect of the Parkmerced Whole Loan, and provides, in general, that:

The Parkmerced C Notes and the rights of their holders to receive payments of interest, principal and other amounts with respect to the Parkmerced C Notes are at all times junior, subject and subordinate to the Parkmerced B Notes and the rights of their holders to receive payments of interest, principal and other amounts with respect to the Parkmerced B Notes, and the Parkmerced B Notes and the rights of their holders to receive payments of interest, principal and other amounts with respect to the Parkmerced B Notes are at all times junior, subject and subordinate to the Parkmerced A Notes and the rights of their holders to receive payments of interest, principal and other amounts with respect to the Parkmerced A Notes, as set forth in the Parkmerced Co-Lender Agreement.

Prior to the occurrence and continuance of (i) an event of default with respect to an obligation to pay money due under the Parkmerced Whole Loan, (ii) any other event of default that causes the Parkmerced Whole Loan to become a specially serviced loan under the MRCD 2019-PARK TSA or (iii) any bankruptcy or insolvency event that constitutes an event of default (each, a “Parkmerced Sequential Pay Event”), all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the Parkmerced Whole Loan or the Parkmerced Mortgaged Property or amounts realized as proceeds of the Parkmerced Whole Loan or the Parkmerced Mortgaged Property, after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts that are then due, payable or reimbursable pursuant to the MRCD 2019-PARK TSA will be applied and distributed by the related Non-Serviced Master Servicer in the following order of priority without duplication:

First, (i) first, to the holders of the Parkmerced A Notes (or the related Non-Serviced Master Servicer or the related Non-Serviced Trustee and, if applicable, the master servicers and trustees of any trusts (each a “Non-Lead Securitization Trust”) related to the securitization of any Parkmerced A Note not included in the MRCD 2019-PARK securitization), up to the amount of any servicing advances that are nonrecoverable advances (or in the case of a master servicer or trustee of any Non-Lead Securitization Trust, if applicable, its pro rata share of any servicing advances that are nonrecoverable advances previously reimbursed to the related Non-Serviced Master Servicer or the related Non-Serviced Trustee from general collections of the related Non-Lead Securitization Trust) that remain unreimbursed (together with interest thereon at the applicable advance rate), (ii) second, to each holder of the Parkmerced A Notes (or the related Non-Serviced Master Servicer or the related Non-Serviced Trustee and the master servicers or trustees of the related Non-Lead Securitization Trusts), up to the amount of any P&I advance that is a nonrecoverable advance or analogous concept under the related MRCD 2019-PARK TSA with respect to such Parkmerced A Note, as applicable, on a pro rata and pari passu basis (based on the total outstanding principal balance of the Parkmerced A Notes) that remain unreimbursed (together with interest thereon at the applicable advance rate or analogous concept under such Non-Lead Securitization Trust), (iii) third, to each holder of the Parkmerced B Notes (or the related Non-Serviced Master Servicer or the related Non-Serviced Trustee), up to the amount of any P&I advance that is a nonrecoverable advance with respect to such Parkmerced B Note, as applicable, on a pro rata and pari passu basis, based on the total outstanding principal balance of the Parkmerced B Notes, that remain unreimbursed (together with interest thereon at the applicable advance rate) and (iv) fourth, to the related Non-Serviced

Master Servicer or the related Non-Serviced Trustee of the lead securitization and, if applicable, the master servicers of the related Non-Lead Securitization Trusts), up to the amount of any administrative advances that are nonrecoverable advances (or in the case of a master servicer of any Non-Lead Securitization Trust, if applicable, its pro rata share of any administrative advances that are nonrecoverable advances previously reimbursed to the related Non-Serviced Master Servicer or the related Non-Serviced Trustee from general collections of the related Non-Lead Securitization Trust);

Second, to the holders of the Parkmerced A Notes in an amount equal to the accrued and unpaid interest on the aggregate principal balance of the Parkmerced A Notes at the related net interest rate;

Third, (i) to the holders of the Parkmerced A Notes in an amount equal to the principal payments (excluding all prepayment proceeds relating to casualty or condemnation) received, if any, with respect to such monthly payment date with respect to the Parkmerced Whole Loan that are allocated to the Parkmerced A Notes pursuant to the related mortgage loan agreement; and (ii) with respect to all prepayment proceeds relating to casualty or condemnation, to the holders of the Parkmerced A Notes until the aggregate principal balance of the Parkmerced A Notes is reduced to zero;

Fourth, to each holder of the Parkmerced A Notes up to the amount of any unreimbursed costs and expenses paid by such holder of the Parkmerced A Notes with respect to the Parkmerced Whole Loan pursuant to the Parkmerced Co-Lender Agreement or the MRCD 2019-PARK TSA, including any recovered costs, to be allocated pro rata based on the amounts due to each holder of the Parkmerced A Notes pursuant to this clause;

Fifth, if the proceeds of any foreclosure sale or any liquidation of the Parkmerced Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a workout, the aggregate principal balance of the Parkmerced A Notes has been reduced, such excess amount will be paid to the holders of the Parkmerced A Notes in an amount up to the reduction, if any, of the aggregate principal balance of the Parkmerced A Notes as a result of such workout, plus interest on such amount at the related net interest rate;

Sixth, to the holder of the Parkmerced B Notes in an amount equal to the accrued and unpaid interest on the aggregate principal balance of the Parkmerced B Notes at the related net interest rate;

Seventh, (i) to the holder of the Parkmerced B Notes in an amount equal to the principal payments (excluding all prepayment proceeds relating to casualty or condemnation) received, if any, with respect to such monthly payment date with respect to the Parkmerced Whole Loan that are allocated to the Parkmerced B Notes pursuant to the related mortgage loan agreement; and (ii) with respect to all prepayment proceeds relating to casualty or condemnation, to the holder of the Parkmerced B Notes until the aggregate principal balance of the Parkmerced B Notes is reduced to zero;

Eighth, to the holder of the Parkmerced B Notes up to the amount of any unreimbursed costs and expenses paid by the holder of the Parkmerced B Notes with respect to the Parkmerced Whole Loan pursuant to the Parkmerced Co-Lender Agreement or the MRCD 2019-PARK TSA, including any recovered costs;

Ninth, if the proceeds of any foreclosure sale or any liquidation of the Parkmerced Whole loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through eighth and, as a result of a workout, the aggregate principal balance of the Parkmerced B Notes has been reduced, such excess amount will be paid to the holder of the Parkmerced B Notes in an amount up to the reduction, if any, of the aggregate principal balance of the Parkmerced B Notes as a result of such workout, plus interest on such amount at the related net interest rate;

Tenth, to the extent the holders of the Parkmerced C Notes have made any payments or advances to cure defaults pursuant to the Parkmerced Co-Lender Agreement, to reimburse the holders of the Parkmerced C Notes for all such cure payments;

 Eleventh, to each holder of the Parkmerced C Notes (or the master servicer or trustee of the securitization of the Parkmerced C Notes), up to the amount of any P&I advance that is a nonrecoverable advance or analogous concept under the trust and servicing agreement related to the securitization of the Parkmerced C Notes (the “MRCD 2019-PRKC TSA”) with respect to such Parkmerced C Note, as applicable, on a pro rata and pari passu basis (based on the total outstanding principal balance of the Parkmerced C Notes) that remain unreimbursed (together with interest thereon at the applicable advance rate or analogous concept under the MRCD 2019-PRKC TSA);

Twelfth, to the holders of the Parkmerced C Notes in an amount equal to the accrued and unpaid interest on the aggregate principal balance of the Parkmerced C Notes at the related net interest rate;

Thirteenth, (i) to the holders of the Parkmerced C Notes in an amount equal to the principal payments (excluding all prepayment proceeds relating to casualty or condemnation) received, if any, with respect to such monthly payment date with respect to the Parkmerced Whole Loan that are allocated to the Parkmerced C Notes pursuant to the related mortgage loan agreement; and (ii) with respect to all prepayment proceeds relating to casualty or condemnation, to the holders of the Parkmerced C Notes until the aggregate principal balance of the Parkmerced C Notes is reduced to zero;

Fourteenth, to the holders of the Parkmerced C Notes up to the amount of any unreimbursed costs and expenses paid by the holders of the Parkmerced C Notes with respect to the Parkmerced Whole Loan pursuant to the Parkmerced Co-Lender Agreement or the MRCD 2019-PARK TSA, including any recovered costs;

Fifteenth, if the proceeds of any foreclosure sale or any liquidation of the Parkmerced Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourteenth and, as a result of a workout, the aggregate principal balance of the Parkmerced C Notes has been reduced, such excess amount will be paid to the holders of the Parkmerced C Notes in an amount up to the reduction, if any, of the aggregate principal balance of the Parkmerced C Notes as a result of such workout, plus interest on such amount at the related net interest rate;

Sixteenth, any prepayment premium, to the extent paid by the related borrower, will be paid to each of the holders of the Parkmerced A Notes in an amount up to the amount allocable to the Parkmerced A Notes in accordance with the loan documents;

Seventeenth, any prepayment premium, to the extent paid by the related borrower, will be paid to the holder of the Parkmerced B Notes in an amount up to the amount allocable to Parkmerced B Note in accordance with the loan documents;

Eighteenth, any prepayment premium, to the extent paid by the related borrower, will be paid to the holders of the Parkmerced C Notes in an amount up to the amount allocable to the Parkmerced C Notes in accordance with the loan documents;

Nineteenth, to the extent default interest, late fees, assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the MRCD 2019-PARK TSA, including, without limitation, to compensate the related Non-Serviced Master Servicer or Non-Serviced Special Servicer under the MRCD 2019-PARK TSA, any such default interest, late fees, assumption or transfer fees, to the extent actually paid by the related borrower, will be paid to the holders of the Parkmerced A Notes, the holders of the Parkmerced B Notes and the holders of the Parkmerced C Notes, pro rata, based on their respective percentage interests; and

Twentieth, if any excess amount is available to be distributed in respect of the Parkmerced Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through nineteenth, any remaining amount will be paid pro rata to the holders of the Parkmerced A Notes, the holder of the Parkmerced B Notes and the holders of the Parkmerced C Notes in accordance with their respective initial percentage interests.

Upon the occurrence and during the continuance of a Parkmerced Sequential Pay Event, all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the Parkmerced Whole Loan or the Parkmerced Mortgaged Property or amounts realized as proceeds of the Parkmerced Whole Loan or the Parkmerced Mortgaged Property, after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts that are then due, payable or reimbursable pursuant to the MRCD 2019-PARK TSA will be applied and distributed by the related Non-Serviced Master Servicer in the following order of priority without duplication:

First, (i) first, to the holders of the Parkmerced A Notes (or the related Non-Serviced Master Servicer or the related Non-Serviced Trustee and, if applicable, the master servicers and trustees of the related Non-Lead Securitization Trusts), up to the amount of any servicing advances that are nonrecoverable advances (or in the case of a master servicer of any Non-Lead Securitization Trust, if applicable, its pro rata share of any servicing advances that are nonrecoverable advances previously reimbursed to the related Non-Serviced Master Servicer or the related Non-Serviced Trustee from general collections of the related Non-Lead Securitization Trust) that remain unreimbursed (together with interest thereon at the applicable advance rate), (ii) second, to each holder of the Parkmerced A Notes (or the related Non-Serviced Master Servicer or the related Non-Serviced Trustee and the master servicers or trustees of the related Non-Lead Securitization Trusts), up to the amount of any P&I advance that is a nonrecoverable advance or analogous concept under the MRCD 2019-PARK TSA with respect to such Parkmerced A Note, as applicable, on a pro rata and pari passu basis (based on the total outstanding principal balance of the Parkmerced A Notes) that remain unreimbursed (together with interest thereon at the applicable advance rate or analogous concept under such Non-Lead Securitization Trust), (iii) third, to each holder of the Parkmerced B Notes (or the related Non-Serviced Master Servicer or the related Non-Serviced Trustee), up to the amount of any P&I advance that is a nonrecoverable advance with respect to such Parkmerced B Note, as applicable, on a pro rata and pari passu basis, based on the total outstanding principal balance of the Parkmerced B Notes, that remain unreimbursed (together with interest thereon at the applicable advance rate) and (iv) fourth, to the related Non-Serviced Master Servicer or the related Non-Serviced Trustee of the lead securitization and, if applicable, the master servicers of the related Non-Lead Securitization Trusts), up to the amount of any administrative advances that are nonrecoverable advances (or in the case of a master servicer of any Non-Lead Securitization Trust, if applicable, its pro rata share of any administrative advances that are nonrecoverable advances previously reimbursed to the related Non-Serviced Master Servicer or the related Non-Serviced Trustee from general collections of the related Non-Lead Securitization Trust);

Second, to the holders of the Parkmerced A Notes in an amount equal to the accrued and unpaid interest on the aggregate principal balance of the Parkmerced A Notes at the related net interest rate;

Third, to the holders of the Parkmerced B Notes in an amount equal to the accrued and unpaid interest on the aggregate principal balance of the Parkmerced B Notes at the related net interest rate;

Fourth, to the holders of the Parkmerced A Notes in an amount equal to the aggregate principal balance of the Parkmerced A Notes until the aggregate principal balance of the Parkmerced A Notes has been reduced to zero;

Fifth, to each holder of the Parkmerced A Notes up to the amount of any unreimbursed costs and expenses paid by such holder of the Parkmerced A Notes with respect to the Parkmerced Whole Loan pursuant to the Parkmerced Co- Lender Agreement or the MRCD 2019-PARK TSA, including any recovered costs, to be allocated pro rata based on the amounts due to each holder of the Parkmerced A Notes pursuant to this clause;

Sixth, if the proceeds of any foreclosure sale or any liquidation of the Parkmerced Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fifth and, as a result of a workout, the aggregate principal balance of the Parkmerced A Notes has been reduced, such excess amount will be paid to the holders of the Parkmerced A Notes in an amount up to the reduction, if any, of the aggregate principal balance of the Parkmerced A Notes as a result of such workout, plus interest on such amount at the related net interest rate;

Seventh, to the holder of the Parkmerced B Notes in an amount equal to the aggregate principal balance of the Parkmerced B Notes has been reduced to zero;

Eighth, to the holder of the Parkmerced B Notes up to the amount of any unreimbursed costs and expenses paid by the holder of the Parkmerced B Notes with respect to the Parkmerced Whole Loan pursuant to the Parkmerced Co-Lender Agreement or the MRCD 2019-PARK TSA, including any recovered costs;

Ninth, if the proceeds of any foreclosure sale or any liquidation of the Parkmerced Whole loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through eighth and, as a result of a workout, the aggregate principal balance of the Parkmerced B Notes has been reduced, such excess amount will be paid to the holder of the Parkmerced B Notes in an amount up to the reduction, if any, of the aggregate principal balance of the Parkmerced B Notes as a result of such workout, plus interest on such amount at the related net interest rate;

Tenth, to the extent the holders of the Parkmerced C Notes have made any payments or advances to cure defaults pursuant to the Parkmerced Co-Lender Agreement, to reimburse the holders of the Parkmerced C Notes for all such cure payments;

Eleventh, to each holder of the Parkmerced C Notes (or the master servicer or trustee under the MRCD 2019-PRKC TSA), up to the amount of any P&I advance that is a nonrecoverable advance or analogous concept under the MRCD 2019-PRKC TSA with respect to such Parkmerced C Note, as applicable, on a pro rata and pari passu basis (based on the total outstanding principal balance of the Parkmerced C Notes) that remain unreimbursed (together with interest thereon at the applicable advance rate or analogous concept under the MRCD 2019-PRKC TSA);

Twelfth, to the holders of the Parkmerced C Notes in an amount equal to the accrued and unpaid interest on the aggregate principal balance of the Parkmerced C Notes at the related net interest rate;

Thirteenth, to the holders of the Parkmerced C Notes in an amount equal to the aggregate principal balance of the Parkmerced C Notes has been reduced to zero;

Fourteenth, to the holders of the Parkmerced C Notes up to the amount of any unreimbursed costs and expenses paid by the holders of the Parkmerced C Notes with respect to the Parkmerced Whole Loan pursuant to the Parkmerced Co- Lender Agreement or the MRCD 2019-PARK TSA, including any recovered costs;

Fifteenth, if the proceeds of any foreclosure sale or any liquidation of the Parkmerced Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourteenth and, as a result of a workout, the aggregate principal balance of the Parkmerced C Notes has been reduced, such excess amount will be paid to the holders of the Parkmerced C Notes in an amount up to the reduction, if any, of the aggregate principal balance of the Parkmerced C Notes as a result of such workout, plus interest on such amount at the related net interest rate;

Sixteenth, any prepayment premium, to the extent paid by the related borrower, will be paid to the holders of the Parkmerced A Notes in an amount up to the amount allocable to the Parkmerced A Notes in accordance with the loan documents;

Seventeenth, any prepayment premium, to the extent paid by the related borrower, will be paid to the holder of the Parkmerced B Notes in an amount up to the amount allocable to Parkmerced B Note in accordance with the loan documents;

Eighteenth, any prepayment premium, to the extent paid by the related borrower, will be paid to the holders of the Parkmerced C Notes in an amount up to the amount allocable to the Parkmerced C Notes in accordance with the loan documents;

Nineteenth, to the extent default interest, late fees, assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the MRCD 2019-PARK TSA, including, without limitation, to compensate the related Non-Serviced Master Servicer or Non-Serviced Special Servicer under the MRCD 2019-PARK TSA, any such default interest, late fees, assumption or transfer fees, to the extent actually paid by the related borrower, will be paid to the holders of the Parkmerced A Notes, the holder of the Parkmerced B Notes and the holders of the Parkmerced C Notes, pro rata, based on their respective percentage interests; and

Twentieth, if any excess amount is available to be distributed in respect of the Parkmerced Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through nineteenth, any remaining amount will be paid pro rata to the holders of the Parkmerced A Notes, the holder of the Parkmerced B Notes and the holders of the Parkmerced C Notes in accordance with their respective initial percentage interests.

Notwithstanding the foregoing, if a P&I advance is made with respect to the Parkmerced Mortgage Loan, then that P&I advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Parkmerced Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Parkmerced Companion Loans.

Certain costs and expenses allocable to the Parkmerced Mortgage Loan (such as a pro rata share of a nonrecoverable property protection advance) may, to the extent that are not otherwise paid out of collections on the Parkmerced Whole Loan may, to the extent allocable to the Parkmerced Whole Loan, be payable or reimbursable out of general collections on the Mortgage Pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the Parkmerced Co-Lender Agreement, the controlling noteholder with respect to the Parkmerced Whole Loan (the “Parkmerced Controlling Noteholder”), as of any date of determination, will be (i) the holder of note C-1, unless a Parkmerced Control Appraisal Period has occurred and is continuing, or (ii) if a Parkmerced Control Appraisal Period has occurred and is continuing, the holder of note A-1; provided that, if the holder of note C-1 is held by the related borrower or a related borrower party, or the related borrower or the related borrower party would otherwise be entitled to exercise the rights of the Parkmerced Controlling Noteholder, a Parkmerced Control Appraisal Period will be deemed to have occurred with respect to the holder of note C-1.

Pursuant to the Parkmerced Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the Parkmerced Whole Loan or the loan documents (whether or not a servicing transfer event under the MRCD 2019-PARK TSA has occurred and is continuing) that would constitute a Parkmerced Major Decision has been requested or proposed at least 10 business days prior to taking action with respect to such Parkmerced Major Decision (or making a determination not to take action with respect to such Parkmerced Major Decision), the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer will request the written consent of the Parkmerced Controlling Noteholder (or its representative) before implementing a decision with respect to such Parkmerced Major Decision. Notwithstanding the foregoing, following the occurrence of an extraordinary event with respect to the Parkmerced Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the servicing standard under the MRCD 2019-PARK TSA, the related Non-Serviced Master Servicer or Non-Serviced Special Servicer may take actions with respect to such Mortgaged Property before obtaining the consent of the Parkmerced Controlling Noteholder if the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, reasonably determines in accordance with the servicing standard under the MRCD 2019-PARK TSA that failure to take such actions prior to such consent would materially and adversely affect the interest of the holders of the Parkmerced Whole Loan as a whole, and the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable has made a reasonable effort to contact the Parkmerced Controlling Noteholder.

Notwithstanding the foregoing, the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer are not allowed to follow any advice, direction, objection or consultation provided by the Parkmerced Controlling Noteholder (or its representative) that would require or cause the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer to violate any applicable law, including the REMIC provisions, be inconsistent with the servicing standard set forth in the MRCD 2019-PARK TSA, require or cause the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer to violate the terms of the Parkmerced Co-Lender Agreement, the MRCD 2019-PARK TSA or the related loan agreement, or materially expand the scope of the responsibilities of the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer under the Parkmerced Co-Lender Agreement.

The related Non-Serviced Master Servicer of the related Non-Serviced Special Servicer will be required: (i) to provide copies to the holders of each Parkmerced A Notes (at any time it is not the Parkmerced Controlling Noteholder), including the issuing entity, as the holder of the Parkmerced Mortgage Loan (each, in such capacity, an “Parkmerced Non-Controlling Senior Noteholder”) of any notice, information and report that is required to be provided to the related Non-Serviced Directing Certificateholder pursuant to the MRCD 2019-PARK TSA with respect to any Parkmerced Major Decision, or the implementation of any recommended actions outlined in an asset status report, within the same time frame such notice, information and report is required to be provided to the related Non-Serviced Directing Certificateholder (without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence of a control termination event or consultation termination event under the MRCD 2019-PARK TSA), and (ii) consult with each Parkmerced Non-Controlling Senior Noteholder on a strictly non-binding basis, to the extent, having received such notices, information and reports, such Parkmerced Non-Controlling Senior Noteholder requests consultation with respect to any such Parkmerced Major Decision or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such Parkmerced Non-Controlling Senior Noteholder; provided that after the expiration of a period of 10 business days from the delivery to any Parkmerced Non-Controlling Senior Noteholder by the related Non-Serviced Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer will no longer be obligated to consult with such Parkmerced Non-Controlling Senior Noteholder, whether or not such Parkmerced Non-Controlling Senior Noteholder has responded within such 10 business day period (unless, the related Non-Serviced Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the consultation rights of the Parkmerced Non-Controlling Senior Noteholders set forth in the immediately preceding sentence, the related Non-Serviced Special Servicer may make any Parkmerced Major Decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if the related Non-Serviced Special Servicer determines that immediate action with respect thereto is necessary to protect the interests of the holders of the Parkmerced Whole Loan. In no event will the related Non-Special Servicer be obligated at any time to follow or take any alternative actions recommended by a Parkmerced Non-Controlling Senior Noteholder.

In addition to the consultation rights described above, pursuant to the terms of the Parkmerced Co-Lender Agreement, during the continuation of Parkmerced Control Appraisal Period, each Parkmerced Non-Controlling Senior Noteholder will have the right to attend annual meetings (either telephonically or in person, at the discretion of the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer upon reasonable notice and at times reasonably acceptable to the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, in which servicing issues related to the Parkmerced Whole Loan are discussed.

“Parkmerced Control Appraisal Period” means any period with respect to the Parkmerced Whole Loan, if and for so long as: (a) (1) the aggregate initial principal balance of the Parkmerced C Notes, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Parkmerced C Notes after the date of creation of the Parkmerced C Notes, (y) any “appraisal reduction amount” (as defined in the MRCD 2019-PARK TSA), for the Parkmerced Whole Loan that is allocated to the Parkmerced C Notes and (z) any losses realized with respect to the Parkmerced Mortgaged Property or the Parkmerced Whole Loan that are allocated to the Parkmerced C Notes, is less than (b) 25% of the remainder of the (i) initial principal balance of the Parkmerced C Notes less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holders of the Parkmerced C Notes on the Parkmerced C Notes after the date of creation of the Parkmerced C Notes.

“Parkmerced Major Decision” means a “major decision” under the MRCD 2019-PARK TSA.

Sale of Defaulted Whole Loan

If the Parkmerced Whole Loan becomes a defaulted mortgage loan under the MRCD 2019-PARK TSA and the related Non-Serviced Special Servicer decides to sell the notes included in the MRCD 2019-PARK securitization, the related Non-Serviced Special Servicer will be required to sell the Parkmerced Mortgage Loan and the Parkmerced Pari Passu Companion Loans in accordance with the MRCD 2019-PARK TSA. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell the Parkmerced Mortgage Loan or any Parkmerced Pari Passu Companion Loan not included in the MRCD 2019-PARK securitization trust without the consent of the related Parkmerced Non-Controlling Senior Noteholder unless it has delivered to such Parkmerced Non-Controlling Senior Noteholder (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Parkmerced Mortgage Loan or such Parkmerced Pari Passu Companion Loan, as applicable, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents requested by the Parkmerced Non-Controlling Senior Noteholder, and (c) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the related Non-Serviced Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer in connection with the proposed sale. A Parkmerced Non-Controlling Senior Noteholder may waive any of the delivery or timing requirements set forth in the preceding sentence as to itself. Subject to the foregoing, each of the Parkmerced Non-Controlling Senior Noteholders and their representatives are permitted to submit an offer at any sale of the Parkmerced Whole Loan unless such person is the borrower or an agent or affiliate of the borrower. Additionally, pursuant to the Parkmerced Co-Lender Agreement, if the Parkmerced Whole Loan becomes a defaulted mortgage loan under the MRCD 2019-PARK TSA and the related Non-Serviced Special Servicer decides to sell the notes included in the MRCD 2019-PARK securitization, the related Non-Serviced Special Servicer has the right to sell the Parkmerced Subordinate Companion Loans together with the Parkmerced A Notes, subject to certain conditions set forth in the Parkmerced Co-Lender Agreement, including notification requirements similar to those described in the second preceding sentence.

Special Servicer Appointment Rights

Pursuant to the Parkmerced Co-Lender Agreement, the Parkmerced Controlling Noteholder (or its representative) will have the right to terminate the rights and obligations of any special servicer then acting under the MRCD 2019-PARK TSA with or without cause, upon at least 10 business days’ prior notice to such special servicer, with respect to the Parkmerced Whole Loan and appoint a replacement special servicer with respect to the Parkmerced Whole Loan.

The 525 Market Street Whole Loan

General

The 525 Market Street Whole Loan consists of (a) the 525 Market Street Mortgage Loan evidenced by notes A-1 and A-2-B, with an original principal balance of $60,000,0000, which are being contributed to the issuing entity, (b) ten senior promissory notes designated as notes A-3, A-5, A-7, A-8, A-9 and A-10 (the “525 Market Street Standalone Pari Passu Companion Loans”), notes A-2-A, A-4-A, A-4-B and A-6 (the “525 Market Street Non-Standalone Pari Passu Companion Loans” and, together with the 525 Market Street Standalone Pari Passu Companion Loans, the “525 Market Street Pari Passu Companion Loans”), which have an aggregate initial principal balance of $410,000,000 and (c) three subordinate promissory notes designated notes B-1, B-2 and B-3 (the “525 Market Street Subordinate Companion Loans” and, together with the 525 Market Street Standalone Pari Passu Companion Loans, the “525 Market Street Standalone Companion Loans”), which have an aggregate initial principal balance of $212,000,000.

The 525 Market Street Mortgage Loan, the 525 Market Street Pari Passu Companion Loans and the 525 Market Street Subordinate Companion Loans are referred to collectively as the “525 Market Street Whole Loan”, and the 525 Market Street Pari Passu Companion Loans and the 525 Market Street Subordinate Companion Loans are referred to as the “525 Market Street Companion Loans”. The 525 Market Street Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the 525 Market Street Mortgage Loan. The 525 Market Street Subordinate Companion Loans are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the 525 Market Street Mortgage Loan and 525 Market Street Pari Passu Companion Loans.

Only the 525 Market Street Mortgage Loan is included in the issuing entity. The 525 Market Street Standalone Companion Loans were contributed to a securitization trust governed by the MKT 2020-525M TSA. The 525 Market Street Non-Standalone Pari Passu Companion Loans have either been contributed to other securitizations or are expected to be contributed to other securitizations from time to time in the future, however, the holders of the related unsecuritized 525 Market Street Non-Standalone Pari Passu Companion Loans are under no obligation to do so.

The rights of the holders of the promissory notes evidencing the 525 Market Street Whole Loan are subject to a Co-Lender Agreement (the “525 Market Street Co-Lender Agreement”). The following summaries describe certain provisions of the 525 Market Street Co-Lender Agreement.

Servicing

The 525 Market Street Whole Loan (including the 525 Market Street Mortgage Loan) and any related REO Property will be serviced and administered pursuant to the terms of the MKT 2020-525M TSA by Wells Fargo Bank, National Association as master servicer (the “525 Market Street Master Servicer”), and, if necessary, CWCapital Asset Management LLC as special servicer (the “525 Market Street Special Servicer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, but subject to the terms of the 525 Market Street Co-Lender Agreement.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the 525 Market Street Mortgage Loan (but not on the 525 Market Street Companion Loans) pursuant to the terms of the Pooling and Servicing Agreement unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the 525 Market Street Mortgage Loan.

Servicing advances and administrative advances in respect of the 525 Market Street Whole Loan will be made by the 525 Market Street Master Servicer or the trustee under the MKT 2020-525M TSA, as applicable, unless a determination of nonrecoverability is made under the MKT 2020-525M TSA.

Application of Payments

The 525 Market Street Co-Lender Agreement sets forth the respective rights of the holder of the 525 Market Street Mortgage Loan, the holders of the 525 Market Street Pari Passu Companion Loans and the holders of the 525 Market Street Subordinate Companion Loans with respect to distributions of funds received in respect of the 525 Market Street Whole Loan, and provides, in general, that:

•	the 525 Market Street Mortgage Loan and the 525 Market Street Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;

•	the 525 Market Street Subordinate Companion Loans are, generally, at all times, junior, subject and subordinate to the 525 Market Street Mortgage Loan and the 525 Market Street Pari Passu Companion Loans, and the rights of the holders of the 525 Market Street Subordinate Companion Loans to receive payments with respect to the 525 Market Street Whole Loan are, at all times, junior, subject and subordinate to the rights of the holders of the 525 Market Street Mortgage Loan and the 525 Market Street Pari Passu Companion Loans to receive payments with respect to the 525 Market Street Whole Loan;

•	all expenses and losses relating to the 525 Market Street Whole Loan will, to the extent not paid by the related borrower, be allocated first to the holder of 525 Market Street Subordinate Companion Loans and second to the issuing entity, as holder of the 525 Market Street Mortgage Loan, and the holders of the 525 Market Street Pari Passu Companion Loans on a pro rata and pari passu basis.

All amounts tendered by the borrower or otherwise available for payment on the 525 Market Street Whole Loan (excluding amounts for required reserves and escrows) will be applied in the following order of priority:

First, on a pro rata basis (based on their respective entitlements to interest), to pay accrued and unpaid interest on the 525 Market Street Mortgage Loan and 525 Market Street Pari Passu Companion Loans to the holders of the 525 Market Street Mortgage Loan and 525 Market Street Pari Passu Companion Loans in an amount equal to the accrued and unpaid interest on the principal balances of the 525 Market Street Mortgage Loan and 525 Market Street Pari Passu Companion Loans at a per annum rate equal the applicable net note rate;

Second, on a pro rata basis (based on their respective entitlements to interest), to pay accrued and unpaid interest on the 525 Market Street Subordinate Companion Loans to the holders of the 525 Market Street Subordinate Companion Loans in an amount equal to the accrued and unpaid interest on the principal balances of the 525 Market Street Subordinate Companion Loans at a per annum rate equal the applicable net note rate;

Third, on a pro rata basis (based on the principal balances of such notes), to the holders of the 525 Market Street Mortgage Loan and 525 Market Street Pari Passu Companion Loans in an amount equal to its percentage interest of all principal payments received, if any, with respect to the related monthly payment date, in each case until their respective note principal balances have been reduced to zero;

Fourth, on a pro rata basis (based on the principal balances of such notes), to the holders of the 525 Market Street Mortgage Loan and 525 Market Street Pari Passu Companion Loans in an amount equal to any unreimbursed costs and expenses paid by the holders of the 525 Market Street Mortgage Loan and each 525 Market Street Pari Passu Companion Loan, including any liquidation fees, workout fees, special servicing fees or interest on advances (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed) with respect to the 525 Market Street Whole Loan pursuant to the 525 Market Street Co-Lender Agreement or the MKT 2020-525M TSA;

Fifth, on a pro rata basis (based on the principal balances of such notes), to the holders of the 525 Market Street Subordinate Companion Loans, in an amount equal to all remaining principal payments received, if any, with respect to the related monthly payment date, until the principal balances of the 525 Market Street Subordinate Companion Loans have been reduced to zero;

Sixth, on a pro rata basis (based on their respective entitlements to reimbursement for cure payments), to the extent any of the holders of the 525 Market Street Subordinate Companion Loans has made any payments or advances to cure defaults pursuant to the 525 Market Street Co-Lender Agreement, to the holders of a 525 Market Street Subordinate Companion Loans to reimburse such holders of the 525 Market Street Subordinate Companion Loans for all such cure payments;

Seventh, if the proceeds of any foreclosure sale or any liquidation of the 525 Market Street Whole Loan or the 525 Market Street Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing paragraphs and, as a result of a workout, the principal balances of the 525 Market Street Subordinate Companion Loans have been reduced, such excess amount will be paid to the holders of the 525 Market Street Subordinate Companion Loans in an amount up to the reduction, if any, of the principal balances of the 525 Market Street Subordinate Companion Loans as a result of such workout, plus unpaid interest on the 525 Market Street Subordinate Companion Loan principal balance at a per annum rate equal the applicable net note rate;

Eighth, on a pro rata basis (based on their respective entitlements), any prepayment premium, to the extent paid by the borrower, to the issuing entity, as the holder of the 525 Market Street Mortgage Loan, and each holder of a 525 Market Street Pari Passu Companion Loan in an amount up to its pro rata interest therein, based on the product of the percentage interest of each such note multiplied by the applicable relative spread (as set forth in the 525 Market Street Co-Lender Agreement;

Ninth, on a pro rata basis (based on their respective entitlements), any prepayment premium, to the extent paid by the borrower, to each holder of a 525 Market Street Subordinate Companion Loan in an amount up to its pro rata interest therein, based on the product of the percentage interest of each such note multiplied by the applicable relative spread;

Tenth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the MKT 2020-525M TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to the 525 Market Street Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, will be paid to the holders of the 525 Market Street Mortgage Loan and the 525 Market Street Companion Loans, pro rata, based on their respective percentage interests; and

Eleventh, if any excess amount is available to be distributed in respect of the 525 Market Street Whole Loan, and not otherwise applied in accordance with the foregoing paragraphs, any remaining amount will be paid to the holders of the 525 Market Street Mortgage Loan, the 525 Market Street Pari Passu Companion Loans and the 525 Market Street Subordinate Companion Loans, pro rata, based on their respective percentage interests.

Consultation and Control

Pursuant to the 525 Market Street Co-Lender Agreement, the controlling holder with respect to the 525 Market Street Whole Loan (the “525 Market Street Controlling Noteholder”), as of any date of determination, will be (i) the holder or holders of a majority of the 525 Market Street Subordinate Companion Loans (by principal balance) (the “525 Market Street Majority B Note Holder”), unless a 525 Market Street Control Appraisal Period has occurred and is continuing, or (ii) if a 525 Market Street Control Appraisal Period has occurred and is continuing, the holder of note A-3; provided that, if the 525 Market Street Majority B Note Holder would be the 525 Market Street Controlling Noteholder pursuant to the terms of the 525 Market Street Co-Lender Agreement, but any interest in any 525 Market Street Subordinate Companion Loan is held by a borrower, borrower affiliate or other borrower restricted party, or a borrower, borrower affiliate or other borrower restricted party would otherwise be entitled to exercise the rights of the 525 Market Street Controlling Noteholder, a 525 Market Street Control Appraisal Period will be deemed to have occurred. Further, if the holder of note A-3 would be the 525 Market Street Controlling Noteholder, but any interest in note A-3 is held by a borrower, borrower affiliate or other borrower restricted party, or a borrower, borrower affiliate or other borrower restricted party would otherwise be entitled to exercise the rights of the 525 Market Street Controlling Noteholder with respect to note A-3, there will be no 525 Market Street Controlling Noteholder.

Pursuant to the 525 Market Street Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the 525 Market Street Whole Loan (whether or not a servicing transfer event under the MKT 2020-525M TSA has occurred and is continuing) that would constitute a 525 Market Street Major Decision, the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, will be required to provide the 525 Market Street Controlling Noteholder (or its representative) with at least 10 business days prior notice requesting consent to the requested 525 Market Street Major Decision. The related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, is not permitted to take any action with respect to such 525 Market Street Major Decision (or make a determination not to take action with respect to such 525 Market Street Major Decision), unless and until the related Non-Serviced Special Servicer receives the written consent of the 525 Market Street Controlling Noteholder (or its representative) before implementing a decision with respect to such 525 Market Street Major Decision; provided that the provisions of the MKT 2020-525M TSA will govern the consent and consultation rights under the 525 Market Street Co-Lender Agreement. Notwithstanding the foregoing, or if a failure to take any such action at such time would be inconsistent with the servicing standard under the MKT 2020-525M TSA, the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, may take actions with respect to the 525 Market Street Mortgaged Property before obtaining the consent of the 525 Market Street Controlling Noteholder if the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, reasonably determines in accordance with the servicing standard under the MKT 2020-525M TSA that failure to take such actions prior to such consent would materially and adversely affect the interest of the holders of the 525 Market Street Whole Loan as a collective whole, and the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, has made a reasonable effort to contact the 525 Market Street Controlling Noteholder.

Notwithstanding the foregoing, following the occurrence of an extraordinary event with respect to the 525 Market Street Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the servicing standard under the MKT 2020-525M TSA, the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, may take actions with respect to the 525 Market Street Mortgaged Property before obtaining the consent of the 525 Market Street Controlling Noteholder if the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, reasonably determines in accordance with the servicing standard under the MKT 2020-525M TSA that failure to take such actions prior to such consent would materially and adversely affect the interest of the 525 Market Street Whole Loan as a collective whole, and the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, has made a reasonable effort to contact the 525 Market Street Controlling Noteholder. The foregoing will not relieve the Non-Serviced Master Servicer of its duties to comply with the servicing standard under the MKT 2020-525M TSA.

Notwithstanding the foregoing, the related Non-Serviced Master Servicer and the Non-Serviced Special Servicer will not be permitted to follow any advice or consultation provided by the 525 Market Street Controlling Noteholder (or its representative) that would require or cause the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the servicing standard under the MKT 2020-525M TSA, require or cause the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, to violate provisions of the 525 Market Street Co-Lender Agreement or the Pooling and Servicing Agreement, require or cause the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, to violate the terms of the 525 Market Street Whole Loan, or materially expand the scope of the related Non-Serviced Master Servicer’s or Non-Serviced Special Servicer’s, as

applicable, responsibilities under the 525 Market Street Co-Lender Agreement or the MKT 2020-525M TSA.

The related Non-Serviced Special Servicer will be required to provide copies to the issuing entity and each holder of a 525 Market Street Companion Loan (at any time such holder is not the 525 Market Street Controlling Noteholder) (each, a “525 Market Street Non-Controlling Noteholder”) of any notice, information and report that is required to be provided to the 525 Market Street Controlling Noteholder pursuant to the MKT 2020-525M TSA with respect to any 525 Market Street Major Decisions, or the implementation of any recommended actions outlined in an asset status report, within the same time frame that such notice, information and report is required to be provided to the 525 Market Street Controlling Noteholder and, at any time the 525 Market Street Controlling Noteholder is the 525 Market Street Majority B Note Holder, the related Non-Serviced Special Servicer will be required to consult with each 525 Market Street Non-Controlling Noteholder on a strictly non-binding basis, to the extent having received such notices, information and reports, any 525 Market Street Non-Controlling Noteholder requests consultation with respect to any such 525 Market Street Major Decisions or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such 525 Market Street Non-Controlling Noteholder; provided that after the expiration of a period of 10 business days from the delivery to any 525 Market Street Non-Controlling Noteholder by the related Non-Serviced Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the related Non-Serviced Special Servicer will no longer be obligated to consult with such 525 Market Street Non-Controlling Noteholder, whether or not such 525 Market Street Non-Controlling Noteholder has responded within such 10 business day period.

A “525 Market Street Control Appraisal Period” will exist with respect to the 525 Market Street Subordinate Companion Loans, if and for so long as (a)(1) the initial principal balance of the 525 Market Street Subordinate Companion Loans minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, the 525 Market Street Subordinate Companion Loans, (y) any appraisal reduction amount for the 525 Market Street Whole Loan that is allocated to such 525 Market Street Subordinate Companion Loans and (z) any losses realized with respect to the 525 Market Street Mortgaged Property or the 525 Market Street Whole Loan that are allocated to the 525 Market Street Subordinate Companion Loans, is less than (b) 25% of the remainder of (i) the aggregate initial principal balance of the 525 Market Street Subordinate Companion Loans less (ii) any payments of principal allocated to, and received, by the holders of the 525 Market Street Subordinate Companion Loans.

“525 Market Street Major Decision” means a “major decision” under the MKT 2020-525M TSA.

Sale of Defaulted Whole Loan

Pursuant to the terms of the 525 Market Street Co-Lender Agreement, if the 525 Market Street Whole Loan becomes a defaulted mortgage loan, and if the 525 Market Street Special Servicer determines to sell the 525 Market Street Whole Loan in accordance with the MKT 2020-525M TSA, then the 525 Market Street Special Servicer will be required to sell the 525 Market Street Pari Passu Companion Loans and the 525 Market Street Subordinate Companion Loans, together with the 525 Market Street Mortgage Loan, as one whole loan. In connection with any such sale, the 525 Market Street Special Servicer will be required to follow the procedures contained in the MKT 2020-525M TSA.

Notwithstanding the foregoing, the 525 Market Street Special Servicer will not be permitted to sell the 525 Market Street Whole Loan if it becomes a defaulted mortgage loan under the MKT 2020-525M TSA without the written consent of the issuing entity (or its representative), as holder of the 525 Market Street Mortgage Loan, or the holders of the 525 Market Street Non-Standalone Pari Passu Companion Loans (provided that such consent is not required if such holder is a related borrower or an affiliate of a related borrower) unless the 525 Market Street Special Servicer has delivered to each such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the 525 Market Street Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the 525 Market Street Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 525 Market Street Mortgaged Property, and any documents in the servicing file reasonably requested by such holder (or its representative) that are material to the price of the 525 Market Street Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the controlling class representative under the MKT 2020-525M TSA) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the 525 Market Street Special Servicer in connection with the proposed sale; provided, that the issuing entity (or its representative), as holder of the 525 Market Street Mortgage Loan, or any holder of a 525 Market Street Non-Standalone Pari Passu Companion Loan may waive as to itself any of the delivery or timing requirements set forth in this sentence. The issuing entity (or its representative), as holder of the 525 Market Street Mortgage Loan, or the holders of the 525 Market Street Non-Standalone Pari Passu Companion Loans will be permitted to submit an offer at any sale of the 525 Market Street Whole Loan.

Special Servicer Appointment Rights

Pursuant to the 525 Market Street Co-Lender Agreement and the MKT 2020-525M TSA, the 525 Market Street directing holder (or its representative) will have the right, with or without cause, to replace the 525 Market Street Special Servicer and appoint a replacement special servicer without the consent of the issuing entity (or its representative), as holder of the 525 Market Street Mortgage Loan or any holder of a 525 Market Street Non-Standalone Pari Passu Companion Loan.

The Cove at Tiburon Whole Loan

General

The Cove at Tiburon Whole Loan consists of (a) The Cove at Tiburon Mortgage Loan evidenced by promissory note A-1B and promissory note A-1C with an aggregate original principal balance of $50,000,000, which is being contributed to the issuing entity, (b) one Pari Passu Companion Loan (“The Cove at Tiburon Pari Passu Companion Loan”, and together with The Cove at Tiburon Mortgage Loan, “The Cove at Tiburon Senior Loans”) evidenced by promissory note A-1A with an original principal balance of $62,300,000, which is not being contributed to the issuing entity, and (c) one Subordinate Companion Loan (“The Cove at Tiburon Subordinate Companion Loan”) evidenced by promissory note A-2 with an aggregate original principal balance of $97,700,000, which is not being contributed to the issuing entity.

Servicing

The related Co-Lender Agreement (“The Cove at Tiburon Co-Lender Agreement”) provides that the administration of The Cove at Tiburon Mortgage Loan will be governed by The Cove at Tiburon Co-Lender Agreement and the SGCMS 2020-COVE TSA. The parties to the SGCMS 2020-COVE TSA identified in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” will constitute the related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Trustee and Non-Serviced Custodian.

In servicing The Cove at Tiburon Whole Loan, the servicing standard set forth in the SGCMS 2020-COVE TSA will require the related Non-Serviced Master Servicer and Non-Serviced Special Servicer to take into account the interests of the holders of The Cove at Tiburon Senior Loans and the holder of The Cove at Tiburon Subordinate Companion Loan (it being understood that the interest of the holder of The Cove at Tiburon Subordinate Companion Loan is junior to the interests of the holders of The Cove at Tiburon Senior Loans).

Custody of the Mortgage File

Wells Fargo Bank, National Association, as custodian under the SGCMS 2020-COVE TSA is the custodian of the mortgage file related to The Cove at Tiburon Whole Loan (other than the promissory note evidencing The Cove at Tiburon Mortgage Loan and any related Companion Loan not included in the SGCMS 2020-COVE securitization).

Application of Payments

The Cove at Tiburon Co-Lender Agreement sets forth the respective rights of the holders of The Cove at Tiburon Senior Loans and The Cove at Tiburon Subordinate Companion Loan with respect to distributions of funds received in respect of The Cove at Tiburon Whole Loan, and provides, in general, that:

•	The Cove at Tiburon Mortgage Loan and The Cove at Tiburon Pari Passu Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;

•	The Cove at Tiburon Subordinate Companion Loan is, generally, at all times, junior, subject and subordinate to The Cove at Tiburon Mortgage Loan and The Cove at Tiburon Pari Passu Companion Loan, and the rights of the holder of The Cove at Tiburon Subordinate Companion Loan to receive payments with respect to The Cove at Tiburon Whole Loan are, at all times, junior, subject and subordinate to the rights of the holders of The Cove at Tiburon Mortgage Loan and The Cove at Tiburon Pari Passu Companion Loan to receive payments with respect to The Cove at Tiburon Whole Loan;

•	all expenses and losses relating to The Cove at Tiburon Whole Loan will, to the extent not paid by the related borrower, be allocated first to the holder of The Cove at Tiburon Subordinate Companion Loan, and then second to the issuing entity, as holder of The Cove at Tiburon Mortgage Loan, and the holders of The Cove at Tiburon Pari Passu Companion Loan on a pro rata and pari passu basis.

If no The Cove at Tiburon Sequential Pay Event (as defined below) has occurred and is continuing with respect to The Cove at Tiburon Whole Loan, all amounts tendered by the borrower or otherwise available for payment on The Cove at Tiburon Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

First, on a pro rata and pari passu basis, to pay accrued and unpaid interest on The Cove at Tiburon Mortgage Loan and The Cove at Tiburon Pari Passu Companion Loan (other than default interest) to the holders of The Cove at Tiburon Mortgage Loan and The Cove at Tiburon Pari Passu Companion Loan in an amount equal to the accrued and unpaid interest on the applicable The Cove at Tiburon Senior Loan principal balances at a per annum rate equal to the applicable net note rate;

Second, to the holder of The Cove at Tiburon Subordinate Companion Loan, to pay accrued and unpaid interest on The Cove at Tiburon Subordinate Companion Loan (other than default interest) to the holder of The Cove at Tiburon Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on The Cove at Tiburon Subordinate Companion Loan principal balance at a per annum rate equal to the applicable net note rate;

Third, on a pro rata and pari passu basis, to the holders of The Cove at Tiburon Mortgage Loan and The Cove at Tiburon Pari Passu Companion Loans in an amount equal to its percentage interest of all principal payments (excluding any casualty or condemnation payment proceeds payable as principal) received, if any, with respect to the related monthly payment date and then, an amount equal to all remaining casualty or condemnation payment proceeds received with respect to the related monthly payment date, in each case until their respective note principal balances have been reduced to zero;

Fourth, on a pro rata and pari passu basis, to the holders of The Cove at Tiburon Mortgage Loan and The Cove at Tiburon Pari Passu Companion Loans in an amount equal to any unreimbursed costs and expenses paid by the holders of The Cove at Tiburon Mortgage Loan and each The Cove at Tiburon Pari Passu Companion Loan, including (i) any unreimbursed property protection advances or administrative advances and any expenses incurred in enforcing The Cove at Tiburon Whole Loan documents and (ii) any accrued and unpaid interest payable on advances not previously reimbursed to such holder of such The Cove at Tiburon Senior Loan (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed) with respect to The Cove at Tiburon Whole Loan pursuant to The Cove at Tiburon Co-Lender Agreement or the SGCMS 2020-COVE TSA;

Fifth, if the proceeds of any foreclosure sale or any liquidation of The Cove at Tiburon Whole Loan or The Cove at Tiburon Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing paragraphs, and, as a result of a workout, the principal balance of The Cove at Tiburon Mortgage Loan and The Cove at Tiburon Pari Passu Companion Loans has been reduced, such excess amount will be paid to the holders of The Cove at Tiburon Mortgage Loan and The Cove at Tiburon Pari Passu Companion Loans on a pro rata and pari passu basis, in an amount up to the reduction, if any, of the principal balance of the applicable The Cove at Tiburon Senior Loan as a result of such workout, plus unpaid interest on the applicable The Cove at Tiburon Senior Loan principal balance at a per annum rate equal to the applicable net note rate;

Sixth, to the holder of The Cove at Tiburon Subordinate Companion Loan, in an amount equal to its percentage interest of all principal payments (excluding any casualty or condemnation payment proceeds payable as principal) received, if any, with respect to the related monthly payment date and then, an amount equal to all remaining casualty or condemnation payment proceeds received with respect to the related monthly payment date, until the principal balance of The Cove at Tiburon Subordinate Companion Loan has been reduced to zero;

Seventh, to the holder of The Cove at Tiburon Subordinate Companion Loan in an amount equal to any unreimbursed costs and expenses paid by the holder of The Cove at Tiburon Subordinate Companion Loan, including (i) any unreimbursed property protection advances or administrative advances and any expenses incurred in enforcing The Cove at Tiburon Whole Loan documents and (ii) any accrued and unpaid interest payable on advances not previously reimbursed to the holder of The Cove at Tiburon Subordinate Companion Loan (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed) with respect to The Cove at Tiburon Whole Loan pursuant to The Cove at Tiburon Co-Lender Agreement or the SGCMS 2020-COVE TSA;

Eighth, if the proceeds of any foreclosure sale or any liquidation of The Cove at Tiburon Whole Loan or The Cove at Tiburon Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing paragraphs and, as a result of a workout, the principal balance of The Cove at Tiburon Subordinate Companion Loan has been reduced, such excess amount will be paid to the holder of The Cove at Tiburon Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of The Cove at Tiburon Subordinate Companion Loan as a result of such workout, plus unpaid interest on The Cove at Tiburon Subordinate Companion Loan principal balance at a per annum rate equal to the applicable net note rate;

Ninth, on a pro rata and pari passu basis, to the holders of The Cove at Tiburon Mortgage Loan and The Cove at Tiburon Pari Passu Companion Loans, in an amount equal to the product of (i) the percentage interest of the applicable The Cove at Tiburon Senior Loan multiplied by (ii) the applicable ratio of the note rate for the applicable note to the weighted average of the note rates of each of the notes, and (iii) any prepayment premium, spread maintenance premium, yield maintenance premium or similar fee required to be paid in connection with a prepayment of The Cove at Tiburon Whole Loan pursuant to The Cove at Tiburon Whole Loan documents, including any exit fee to the extent paid by the related borrower;

Tenth, to the holder of The Cove at Tiburon Subordinate Companion Loan in an amount equal to the product of (i) the percentage interest of The Cove at Tiburon Subordinate Companion Loan multiplied by (ii) the applicable ratio of the note rate for the applicable note to the weighted average of the note rates of each of the notes, and (iii) any prepayment premium, spread maintenance premium, yield maintenance premium or similar fee required to be paid in connection with a prepayment of The Cove at Tiburon Whole Loan pursuant to The Cove at Tiburon Whole Loan documents, including any exit fee to the extent paid by the related borrower;

Eleventh, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the SGCMS 2020-COVE TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to The Cove at Tiburon Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, will be paid to the holders of The Cove at Tiburon Senior Loans and The Cove at Tiburon Subordinate Companion Loan, pro rata, based on their respective percentage interests;

Twelfth, to pay any amounts actually collected on The Cove at Tiburon Whole Loan from the related borrower that represent default charges, penalty charges, late fees and/or default interest, and excluding any prepayment premium then due and owing under The Cove at Tiburon Whole Loan documents, all of which will be applied in accordance with the SGCMS 2020-COVE TSA; and

Thirteenth, if any excess amount is available to be distributed in respect of The Cove at Tiburon Whole Loan, and not otherwise applied in accordance with the foregoing paragraphs, any remaining amount will be paid pro rata to the holders of The Cove at Tiburon Senior Loans and The Cove at Tiburon Subordinate Companion Loan in accordance with their respective initial percentage interests.

Upon the occurrence and continuance of (i) a monetary event of default with respect to The Cove at Tiburon Whole Loan, (ii) a non-monetary event of default as to which The Cove at Tiburon Whole Loan becomes a specially serviced loan or (iii) any bankruptcy or insolvency event that constitutes an event of default (each, a “The Cove at Tiburon Sequential Pay Event”), amounts tendered by the borrower and otherwise available for payment on The Cove at Tiburon Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

First, on a pro rata and pari passu basis, to pay accrued and unpaid interest on The Cove at Tiburon Mortgage Loan and The Cove at Tiburon Pari Passu Companion Loan (other than default interest) to the holders of The Cove at Tiburon Mortgage Loan and The Cove at Tiburon Pari Passu Companion Loan in an amount equal to the accrued and unpaid interest on the applicable The Cove at Tiburon Senior Loan principal balances at a per annum rate equal to the applicable net note rate;

Second, to the holder of The Cove at Tiburon Subordinate Companion Loan, to pay accrued and unpaid interest on The Cove at Tiburon Subordinate Companion Loan (other than default interest) to the holder of The Cove at Tiburon Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on The Cove at Tiburon Subordinate Companion Loan principal balance at a per annum rate equal to the applicable net note rate;

Third, on a pro rata and pari passu basis, to the holders of The Cove at Tiburon Mortgage Loan and The Cove at Tiburon Pari Passu Companion Loans, in each case until their respective note principal balances have been reduced to zero;

Fourth, on a pro rata and pari passu basis, to the holders of The Cove at Tiburon Mortgage Loan and The Cove at Tiburon Pari Passu Companion Loans in an amount equal to any unreimbursed costs and expenses paid by the holders of The Cove at Tiburon Mortgage Loan and each The Cove at Tiburon Pari Passu Companion Loan, including (i) any unreimbursed property protection advances or administrative advances and any expenses incurred in enforcing The Cove at Tiburon Whole Loan documents and (ii) any accrued and unpaid interest payable on advances not previously reimbursed to such holder of such The Cove at Tiburon Senior Loan (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed) with respect to The Cove at Tiburon Whole Loan pursuant to The Cove at Tiburon Co-Lender Agreement or the SGCMS 2020-COVE TSA;

Fifth, if the proceeds of any foreclosure sale or any liquidation of The Cove at Tiburon Whole Loan or The Cove at Tiburon Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing paragraphs, and, as a result of a workout, the principal balance of The Cove at Tiburon Mortgage Loan and The Cove at Tiburon Pari Passu Companion Loans has been reduced, such excess amount will be paid to the holders of The Cove at Tiburon Mortgage Loan and The Cove at Tiburon Pari

Passu Companion Loans on a pro rata and pari passu basis, in an amount up to the reduction, if any, of the principal balance of the applicable The Cove at Tiburon Senior Loan as a result of such workout, plus unpaid interest on the applicable The Cove at Tiburon Senior Loan principal balance at a per annum rate equal to the applicable net note rate;

Sixth, to the holder of The Cove at Tiburon Subordinate Companion Loan, until the principal balance of The Cove at Tiburon Subordinate Companion Loan has been reduced to zero;

Seventh, to the holder of The Cove at Tiburon Subordinate Companion Loan in an amount equal to any unreimbursed costs and expenses paid by the holder of The Cove at Tiburon Subordinate Companion Loan, including (i) any unreimbursed property protection advances or administrative advances and any expenses incurred in enforcing The Cove at Tiburon Whole Loan documents and (ii) any accrued and unpaid interest payable on advances not previously reimbursed to the holder of The Cove at Tiburon Subordinate Companion Loan (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed) with respect to The Cove at Tiburon Whole Loan pursuant to The Cove at Tiburon Co-Lender Agreement or the SGCMS 2020-COVE TSA;

Eighth, if the proceeds of any foreclosure sale or any liquidation of The Cove at Tiburon Whole Loan or The Cove at Tiburon Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing paragraphs and, as a result of a workout, the principal balance of The Cove at Tiburon Subordinate Companion Loan has been reduced, such excess amount will be paid to the holder of The Cove at Tiburon Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of The Cove at Tiburon Subordinate Companion Loan as a result of such workout, plus unpaid interest on The Cove at Tiburon Subordinate Companion Loan principal balance at a per annum rate equal to the applicable net note rate;

Ninth, on a pro rata and pari passu basis, to the holders of The Cove at Tiburon Mortgage Loan and The Cove at Tiburon Pari Passu Companion Loans, in an amount equal to the product of (i) the percentage interest of the applicable The Cove at Tiburon Senior Loan multiplied by (ii) the applicable ratio of the note rate for the applicable note to the weighted average of the note rates of each of the notes, and (iii) any prepayment premium, spread maintenance premium, yield maintenance premium or similar fee required to be paid in connection with a prepayment of The Cove at Tiburon Whole Loan pursuant to The Cove at Tiburon Whole Loan documents, including any exit fee to the extent paid by the related borrower;

Tenth, to the holder of The Cove at Tiburon Subordinate Companion Loan in an amount equal to the product of (i) the percentage interest of The Cove at Tiburon Subordinate Companion Loan multiplied by (ii) the applicable ratio of the note rate for the applicable note to the weighted average of the note rates of each of the notes, and (iii) any prepayment premium, spread maintenance premium, yield maintenance premium or similar fee required to be paid in connection with a prepayment of The Cove at Tiburon Whole Loan pursuant to The Cove at Tiburon Whole Loan documents, including any exit fee to the extent paid by the related borrower;

Eleventh, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the SGCMS 2020-COVE TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to The Cove at Tiburon Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, will be paid to the holders of The Cove at Tiburon Senior Loans and The Cove at Tiburon Subordinate Companion Loan, pro rata, based on their respective percentage interests;

Twelfth, to pay any amounts actually collected on The Cove at Tiburon Whole Loan from the related borrower that represent default charges, penalty charges, late fees and/or default interest, and excluding any prepayment premium then due and owing under The Cove at Tiburon Whole Loan documents, all of which will be applied in accordance with the SGCMS 2020-COVE TSA; and

Thirteenth, if any excess amount is available to be distributed in respect of The Cove at Tiburon Whole Loan, and not otherwise applied in accordance with the foregoing paragraphs, any remaining amount will be paid pro rata to the holders of The Cove at Tiburon Senior Loans and The Cove at Tiburon Subordinate Companion Loan in accordance with their respective percentage interests.

The Controlling Noteholder

The controlling noteholder (“The Cove at Tiburon Controlling Noteholder”) under The Cove at Tiburon Co-Lender Agreement, as of any date of determination, is:

•	initially, the holder of The Cove at Tiburon Subordinate Companion Loan Holder; and

•	if a Cove at Tiburon Subordinate Companion Loan Control Appraisal Period (as defined below) has occurred and is continuing, the holder of note A-1A.

The Cove at Tiburon Subordinate Companion Loan and note A-1A are included in the SGCMS 2020-COVE securitization. As a result, so long as The Cove at Tiburon Subordinate Companion Loan and note A-1A are included in the SGCMS 2020-COVE trust, such rights may be exercised by the related controlling class representative of the SGCMS 2020-COVE securitization.

A “Cove at Tiburon Subordinate Companion Loan Control Appraisal Period” will exist with respect to The Cove at Tiburon Whole Loan, if and for so long as: (A) (I) (1) the initial principal balance of The Cove at Tiburon Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, The Cove at Tiburon Subordinate Companion Loan after the date of creation of The Cove at Tiburon Subordinate Companion Loan, (y) any appraisal reduction amount for The Cove at Tiburon Whole Loan that is allocated to The Cove at Tiburon Subordinate Companion Loan and (z) any losses realized with respect to The Cove at Tiburon Mortgaged Property or The Cove at Tiburon Whole Loan that are allocated to The Cove at Tiburon Subordinate Companion Loan is less than (II) twenty-five percent (25%) of the remainder of the (i) initial principal balance of The Cove at Tiburon Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holder of The Cove at Tiburon Subordinate Companion Loan on The Cove at Tiburon Subordinate Companion Loan after the date of creation of The Cove at Tiburon Subordinate Companion Loan; or (B) any interest in The Cove at Tiburon Subordinate Companion Loan is held by the related borrower or a borrower party, or the related borrower or a borrower party would otherwise be entitled to exercise the rights of the holder of The Cove at Tiburon Subordinate Companion Loan as The Cove at Tiburon Controlling Noteholder.

Consultation and Control

The related Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to notify The Cove at Tiburon Controlling Noteholder (as defined above) and receive its consent (or its deemed consent, in the event The Cove at Tiburon Controlling Noteholder has not objected to such action within 10 business days) with major decisions, as defined in the SGCMS 2020-COVE TSA (“The Cove at Tiburon Major Decisions”).

The related Non-Serviced Master Servicer and Non-Serviced Special Servicer will not be required to follow any advice or consultation provided by The Cove at Tiburon Controlling Noteholder (or its representative) that would require or cause the related Non-Serviced Master Servicer or Non-Serviced Special Servicer to violate any applicable law, including the REMIC provisions, be inconsistent with the applicable servicing standard, require or cause the related Non-Serviced Master Servicer or Non-Serviced Special Servicer to violate provisions of The Cove at Tiburon Co-Lender Agreement or the SGCMS 2020-COVE TSA, require or cause the related Non-Serviced Master Servicer or Non-Serviced Special Servicer to violate the terms of The Cove at Tiburon Whole Loan, or materially expand the scope of any responsibilities of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer under The Cove at Tiburon Co-Lender Agreement or the SGCMS 2020-COVE TSA.

In addition, pursuant to the terms of The Cove at Tiburon Co-Lender Agreement, during the continuation of a Cove at Tiburon Subordinate Companion Loan Control Appraisal Period (1) The Cove at Tiburon Controlling Noteholder (or the related Non-Serviced Master Servicer or Non-Serviced Special Servicer acting on its behalf) will be required to provide to the issuing entity and the holder of The Cove at Tiburon Pari Passu Companion Loan (if the holder of The Cove at Tiburon Pari Passu Companion Loan is not The Cove at Tiburon Controlling Noteholder) (“The Cove at Tiburon Non-Controlling Noteholder”) (i) notice, information and reports with respect to any Cove at Tiburon Major Decisions (similar to such notice, information and report it is required to deliver to the controlling class representative pursuant to the SGCMS 2020-COVE TSA) without regard to whether a control termination event has occurred and (ii) a summary of the asset status report relating to The Cove at Tiburon Whole Loan and (2) The Cove at Tiburon Controlling Noteholder (or the related Non-Serviced Master Servicer or Non-Serviced Special Servicer acting on its behalf) will be required to consult with each The Cove at Tiburon Non-Controlling Noteholder (or its representative) on a non-binding basis with respect to any Cove at Tiburon Major Decision or the implementation of any recommended actions in the summary of the asset status report relating to The Cove at Tiburon Whole Loan, and consider alternative actions recommended by such The Cove at Tiburon Non-Controlling Noteholder (or its representative); provided that after the expiration of a period of 10 business days from the delivery to The Cove at Tiburon Non-Controlling Noteholders (or their respective representatives) by written notice of a proposed action, together with copies of the notice, information and report required to be provided, The Cove at Tiburon Controlling Noteholder (or the related Non-Serviced Master Servicer or the Non-Serviced Special Servicer acting on its behalf) will no longer be obligated to consult with such The Cove at Tiburon Non-Controlling Noteholder (or its representative), whether or not such The Cove at Tiburon Non-Controlling Noteholder (or its representative) has responded within such 10 business day consultation period unless, The Cove at Tiburon Controlling Noteholder (or the related Non-Serviced Master Servicer or Non-Serviced Special Servicer acting on its behalf) proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day consultation period will be deemed to begin anew from the date of such proposal and delivery of all information relating to such proposal). Notwithstanding the consultation rights of The Cove at Tiburon Non-Controlling Noteholders (or their respective representatives) described above, The Cove at Tiburon Controlling Noteholder (or the related Non-Serviced Master Servicer or Non-Serviced Special Servicer acting on its behalf) may make any Cove at Tiburon Major Decision or take any action set forth in the asset status report before the expiration of the 10 business day consultation period if The Cove at Tiburon Controlling Noteholder (or the related Non-Serviced Master Servicer or Non-Serviced Special Servicer acting on its behalf) determines that immediate action with respect thereto is necessary to protect the interests of the holders of The Cove at Tiburon Whole Loan. The Cove at Tiburon Controlling Noteholder (or the related Non-Serviced Master Servicer or Special Servicer acting on its behalf) will not be obligated at any time to follow or take any alternative actions recommended by The Cove at Tiburon Non-Controlling Noteholders (or their respective representatives).

Sale of Defaulted Whole Loan

Pursuant to the terms of The Cove at Tiburon Co-Lender Agreement and the SGCMS 2020-COVE TSA, if an event of default has occurred and is continuing, and if the related Non-Serviced Special Servicer determines to sell the note A-1 or The Cove at Tiburon Subordinate Companion Loan, then The Cove at Tiburon Controlling Noteholder (or the related Non-Serviced Special Servicer acting on behalf of The Cove at Tiburon Controlling Noteholder) will have the right and obligation to sell The Cove at Tiburon

Senior Loans together with The Cove at Tiburon Subordinate Companion Loan as notes evidencing one whole loan in accordance with the terms of The Cove at Tiburon Co-Lender Agreement and the SGCMS 2020-COVE TSA. In connection with any such sale, the related Non-Serviced Special Servicer will be required to follow the procedures set forth in The Cove at Tiburon Co-Lender Agreement and the SGCMS 2020-COVE TSA, including the provision that requires 15 business days’ prior written notice to The Cove at Tiburon Non-Controlling Noteholders of the related Non-Serviced Special Servicer’s intention to sell The Cove at Tiburon Whole Loan.

Special Servicer Appointment Rights

Pursuant to The Cove at Tiburon Co-Lender Agreement and the SGCMS 2020-COVE TSA, The Cove at Tiburon Controlling Noteholder (or its representative) will have the right, at any time, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to The Cove at Tiburon Whole Loan upon at least 10 business days’ prior notice and appoint a replacement special servicer in lieu thereof without the consent of The Cove at Tiburon Non-Controlling Noteholders.

The Acuity Portfolio Whole Loan

General

The Acuity Portfolio Mortgage Loan (5.0%) is part of a split loan structure (the “Acuity Portfolio Whole Loan”) with an aggregate principal balance of $324,000,000, comprised of six senior pari passu promissory notes with an aggregate original principal balance of $165,000,000 and two subordinate promissory notes, each of which is secured by the same mortgage instrument on the same underlying portfolio, with an aggregate outstanding principal balance of $159,000,000 as of the Cut-off Date. The Acuity Portfolio Mortgage Loan is evidenced by two senior pari passu promissory notes (note A-5 and note A-6) with an aggregate Cut-off Date Balance of $40,000,000.

The Acuity Portfolio Whole Loan is evidenced by (i) the Acuity Portfolio Mortgage Loan, (ii) four senior pari passu promissory notes (note A-1, note A-2, note A-3 and note A-4, collectively, the “Acuity Portfolio Pari Passu Companion Loans”, and together with the Acuity Portfolio Mortgage Loan, the “Acuity Portfolio Senior Loans”) with an aggregate outstanding principal balance of $125,000,000 and (iii) two subordinate promissory notes (note B-1 and note B-2, collectively, the “Acuity Portfolio Subordinate Companion Loans”, and together with the Acuity Portfolio Pari Passu Companion Loans, the “Acuity Portfolio Companion Loans”) with an aggregate outstanding principal balance of $159,000,000.

Two senior pari passu promissory notes (note A-5 and note A-6) with an aggregate original principal balance of $40,000,000 are expected to be contributed to the BBCMS 2020-C7 securitization trust on the Closing Date. Cantor Commercial Real Estate Lending, L.P. and KeyBank National Association co-originated the Acuity Portfolio Whole Loan on February 13, 2020. The Acuity Portfolio Pari Passu Companion Loans are expected to be contributed to one or more future securitization transactions.

The rights of the issuing entity, as the holder of the Acuity Portfolio Mortgage Loan, and the rights of the holders of the Acuity Portfolio Companion Loans are subject to the terms of a Co-Lender Agreement (the “Acuity Portfolio Co-Lender Agreement”). The consultation rights of the issuing entity (as the non-controlling note holder) under the Acuity Portfolio Co-Lender Agreement will be exercised by the Acuity Portfolio Directing Certificateholder so long as no Consultation Termination Event has occurred and is continuing, and if a Consultation Termination Event has occurred and is continuing, by the operating advisor.

Servicing

The Acuity Portfolio Whole Loan will be serviced and administered pursuant to the terms of the trust and servicing agreement, dated as of February 13, 2020 (the “CFK 2020-MF2 TSA”) among CCRE Commercial Mortgage Securities, L.P. (the “CFK 2020-MF2 Depositor”), KeyBank National Association (in such capacity, the “CFK 2020-MF2 Servicer”), KeyBank National Association (in such capacity, the “CFK 2020-MF2 Special Servicer”), Citibank, N.A. (in such capacity, the “CFK 2020-MF2 Trustee”) and Citibank, N.A. (in such capacity, the “CFK 2020-MF2 Certificate Administrator”). The CFK 2020-MF2 TSA was entered into in connection with the securitization of the Acuity Portfolio Companion Loans, and is separate from the PSA under which your certificates are issued. In servicing the Acuity Portfolio Whole Loan, the servicing standard set forth in the CFK 2020-MF2 TSA will require the CFK 2020-MF2 Servicer and the CFK 2020-MF2 Special Servicer to take into account the interests of the Certificateholders, the RR Interest Owner and the holders of the Acuity Portfolio Companion Loans as a collective whole.

Amounts payable to the issuing entity as holder of the Acuity Portfolio Mortgage Loan pursuant to the Acuity Portfolio Co-Lender Agreement, net of certain fees and expenses on the Acuity Portfolio Whole Loan, will be included in the Aggregate Available Funds for the related Distribution Date to the extent described in this prospectus, and amounts payable to the holders of the Acuity Portfolio Pari Passu Companion Loans and the Acuity Portfolio Subordinate Companion Loans will be distributed to such holders net of certain fees and expenses on the Acuity Portfolio Pari Passu Companion Loans and the Acuity Portfolio Subordinate Companion Loans, as set forth in the Acuity Portfolio Co-Lender Agreement, and will not be available for distributions on the Offered Certificates.

Application of Payments

The Acuity Portfolio Co-Lender Agreement sets forth the respective rights of the issuing entity as holder of the Acuity Portfolio Mortgage Loan, the holders of the Acuity Portfolio Pari Passu Companion Loans and the holders of the Acuity Portfolio Subordinate Companion Loans with respect to distributions of funds received in respect of the Acuity Portfolio Whole Loan, and provides, in general, that:

•	amounts received in respect of the Acuity Portfolio Whole Loan, after payment of certain fees and expenses will be allocated first, as interest on each of the Acuity Portfolio Senior Loans and the Acuity Portfolio Subordinate Companion Loans, in that order, in each case up to the accrued and unpaid interest on the related note and then, as principal on each of the Acuity Portfolio Senior Loans and the Acuity Portfolio Subordinate Companion Loans, in that order, in each case up to the outstanding principal balance of the related note, as further described below;

•	each monthly payment amount made on the Acuity Portfolio Whole Loan will be applied, first, to the issuing entity as holder of the Acuity Portfolio Mortgage Loan and the holders of the related Acuity Portfolio Pari Passu Companion Loans, pro rata, based on outstanding and accrued interest of their respective notes (i.e., to the payment of interest due and payable on each of the Acuity Portfolio Senior Loans, pro rata, based on outstanding and accrued interest); and then, to the holders of the Acuity Portfolio Subordinate Companion Loans (i.e., to the payment of interest due and payable on each of the Acuity Portfolio Subordinate Companion Loans, pro rata, based on outstanding and accrued interest);

•	all payments, proceeds and other recoveries on or in respect of the Acuity Portfolio Whole Loan remaining after the payment of interest will be applied, first, to the issuing entity as the holder of the Acuity Portfolio Mortgage Loan and the holder of each related Acuity Portfolio Pari Passu Companion Loans, pro rata (i.e., first, to the reduction of the outstanding principal balance of each of the Acuity Portfolio Senior Loans, pro rata and pari passu, until the outstanding principal balance of each such note is reduced to zero); and then, to the holders of the Acuity Portfolio Subordinate Companion Loans in sequential order (subject, in each case, to the payment of amounts for required reserves or escrows required by the related mortgage loan documents and payment and reimbursement rights of the CFK 2020-MF2 Servicer, the CFK 2020-MF2 Special Servicer, the CFK 2020-MF2 Certificate Administrator, the CFK 2020-MF2 Depositor and the CFK

2020-MF2 Trustee), in accordance with the terms of the Acuity Portfolio Co-Lender Agreement and the CFK 2020-MF2 TSA; and

•	costs, fees, expenses, losses and shortfalls relating to the Acuity Portfolio Whole Loan will, in general, be allocated, first, to the holders of the Acuity Portfolio Subordinate Companion Loans and then, to the issuing entity as holder of the Acuity Portfolio Mortgage Loan and the holders of each related Acuity Portfolio Pari Passu Companion Loans, pro rata, in reverse sequential order, in accordance with the terms of the Acuity Portfolio Co-Lender Agreement and the CFK 2020-MF2 TSA.

Consultation and Control

Pursuant to the Acuity Portfolio Co-Lender Agreement, the directing holder with respect to the Acuity Portfolio Whole Loan, as of any date of determination, will be the issuing entity formed pursuant to the CFK 2020-MF2 TSA as holder of the Acuity Portfolio Companion Loans under the CFK 2020-MF2 TSA; provided that, prior to the occurrence and continuance of a control event under the CFK 2020-MF2 TSA, the Acuity Portfolio controlling class certificateholder (or the Acuity Portfolio directing certificateholder on its behalf) (the “Acuity Portfolio Directing Certificateholder”) will be entitled to exercise the rights of the controlling noteholder with respect to the Acuity Portfolio Whole Loan. the Acuity Portfolio Directing Certificateholder will be entitled to exercise rights as described under “—Servicing” with respect to the Acuity Portfolio Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the Acuity Portfolio Whole Loan will require the CFK 2020-MF2 Special Servicer to consult with the Acuity Portfolio Directing Certificateholder in a manner substantially similar to that described herein under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In addition, pursuant to the terms of the Acuity Portfolio Co-Lender Agreement, the holder of the Acuity Portfolio Mortgage Loan (or its representative, which will be the Directing Certificateholder or any other party assigned the rights to exercise the rights of the holder of the Acuity Portfolio Mortgage Loan, as and to the extent provided in the CFK 2020-MF2 TSA) will have the right to receive copies of all notices, information and reports that the CFK 2020-MF2 Servicer or the CFK 2020-MF2 Special Servicer, as applicable, is required to provide to the Acuity Portfolio Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the Acuity Portfolio Directing Certificateholder under the CFK 2020-MF2 TSA).

Similarly, such rights as described in the preceding paragraph are held by the holders of the non-controlling note A-1, note A-2, note A-3, note A-4, note A-5 and note A-6 (or their respective representatives).

Sale of Defaulted Whole Loan

Pursuant to the terms of the Acuity Portfolio Co-Lender Agreement, if the Acuity Portfolio Whole Loan becomes a defaulted mortgage loan, and if the Acuity Portfolio Directing Certificateholder (or the CFK 2020-MF2 Special Servicer acting on its behalf) determines to sell the Acuity Portfolio Pari Passu Companion Loans in accordance with the CFK 2020-MF2 TSA, then the CFK 2020-MF2 Special Servicer will be required to sell the Acuity Portfolio Pari Passu Companion Loans and the Acuity Portfolio Subordinate Companion Loans, together with the Acuity Portfolio Mortgage Loan, as one whole loan. In connection with any such sale, the CFK 2020-MF2 Special Servicer will be required to follow the procedures contained in the CFK 2020-MF2 TSA.

Notwithstanding the foregoing, the CFK 2020-MF2 Special Servicer will not be permitted to sell the Acuity Portfolio Whole Loan if it becomes a defaulted mortgage loan under the CFK 2020-MF2 TSA without the written consent of the issuing entity (or its representative), as holder of the Acuity Portfolio Mortgage Loan, or the holders of the other Acuity Portfolio Companion Loans not included in the CFK 2020-MF2 securitization, unless the CFK 2020-MF2 Special Servicer has delivered to each such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Acuity Portfolio Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the CFK 2020-MF2 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Acuity Portfolio Whole Loan, and any documents in the servicing file reasonably requested by such holder (or its representative), that are material to the price of the Acuity Portfolio Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the CFK 2020-MF2 Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the CFK 2020-MF2 Servicer or the CFK 2020-MF2 Special Servicer in connection with the proposed sale; provided, that the issuing entity (or its representative) or the holders of the other Acuity Portfolio Companion Loans not included in the CFK 2020-MF2 securitization may waive as to itself any of the delivery or timing requirements set forth in this sentence. The issuing entity (or its representative) or the holders of the other Acuity Portfolio Companion Loans not included in the CFK 2020-MF2 securitization will be permitted to bid at any sale of the Acuity Portfolio Whole Loan. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer Appointment Rights

Pursuant to the Acuity Portfolio Co-Lender Agreement and the CFK 2020-MF2 TSA, the directing holder with respect to the Acuity Portfolio Whole Loan (or its representative) (which will be the Acuity Portfolio Directing Certificateholder) will have the right, with or without cause, to replace the special servicer then acting with respect to the Acuity Portfolio Whole Loan and appoint a replacement special servicer in lieu of such special servicer without the consent of the holder of the Acuity Portfolio Mortgage Loan. The Acuity Portfolio Directing Certificateholder (prior to a control event under the CFK 2020-MF2 TSA), and the applicable certificateholders under the CFK 2020-MF2 TSA with the requisite percentage of voting rights (after a control event under the CFK 2020-MF2 TSA) will have the right, with or without cause, to replace the CFK 2020-MF2 Special Servicer and appoint a replacement special servicer in lieu thereof in accordance with the CFK 2020-MF2 TSA, as described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The F5 Tower Whole Loan

General

The F5 Tower Mortgage Loan (4.9%), is part of the F5 Tower Whole Loan (as defined below) comprised of six promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “F5 Tower Mortgaged Property”).

The F5 Tower Whole Loan is evidenced by four senior pari passu notes: Note A-1-C (the “F5 Tower Mortgage Loan”) with an aggregate principal balance as of the Cut-off Date of $39,500,000, Note A-1-A, Note A-1-B, and Note A-2 (collectively, the “F5 Tower Pari Passu Companion Loans”) with an aggregate principal balance as of the Cut-off Date of $145,500,000 and two subordinate companion notes, Note B-1 and Note B-2, with an aggregate principal balance as of the Cut-off Date of $112,600,000 (collectively, the “F5 Tower Subordinate Companion Loan”). The F5 Tower Mortgage Loan, the F5 Tower Pari Passu Companion Loans and the F5 Tower Subordinate Companion Loans are collectively referred to in this prospectus as the “F5 Tower Whole Loan”.

The holders of the F5 Tower Whole Loan (the “F5 Tower Noteholders”) entered into a co-lender agreement prior to the Closing Date (the “F5 Tower Intercreditor Agreement”), which will govern their respective rights and obligations and the allocation of payments to each F5 Tower Noteholder to the extent set forth in the F5 Tower Intercreditor Agreement.

Servicing

The F5 Tower Intercreditor Agreement provides that the administration of the F5 Tower Mortgage Loan will be governed by the F5 Tower Intercreditor Agreement and the BBCMS 2020-C6 PSA. The parties to the BBCMS 2020-C6 PSA identified in the table titled “Non-Serviced Whole Loans” under

“Summary of Terms—The Mortgage Pool” will constitute the related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Trustee and Non-Serviced Custodian.

In servicing the F5 Tower Whole Loan, the servicing standard set forth in the BBCMS 2020-C6 PSA will require the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer to take into account the interests of the Certificateholders and the holders of the F5 Tower Companion Loans.

Amounts payable to the issuing entity as holder of the F5 Tower Mortgage Loan pursuant to the F5 Tower Intercreditor Agreement will be included in the Aggregate Available Funds for the related Distribution Date to the extent described in this prospectus.

See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus.

Custody of the Mortgage File

Wells Fargo Bank, National Association, as custodian under the BBCMS 2020-C6 is the custodian of the mortgage file related to the F5 Tower Whole Loan (other than the promissory note evidencing the F5 Tower Mortgage Loan).

Application of Payments

The F5 Tower Intercreditor Agreement sets forth the respective rights of the holder of the F5 Tower Mortgage Loan and the holders of the F5 Tower Companion Loans with respect to distributions of funds received in respect of the F5 Tower Whole Loan, and provides, in general, that the rights of the holders of the F5 Tower Subordinate Companion Loans to receive payments of interest, principal and other amounts with respect to the F5 Tower Subordinate Companion Loans, will at all times be junior, subject and subordinate to the F5 Tower Pari Passu Companion Loans and the respective rights of the holders of the F5 Tower Pari Passu Companion Loans (the “F5 Tower Note A Holders”) to receive payments of interest, principal and other amounts with respect to the F5 Tower Pari Passu Companion Loans, respectively, as and to the extent set forth in the F5 Tower Intercreditor Agreement, in each case as further described below.

All amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the F5 Tower Whole Loan or the F5 Tower Mortgaged Property or amounts realized as proceeds thereof, but excluding (x) all amounts for required reserves or escrows required by the related Mortgage Loan documents to be held as reserves or escrows and (y) all amounts that are then due, payable or reimbursable to the related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee pursuant to the BBCMS 2020-C6 PSA, will be applied and distributed by the Non-Serviced Master Servicer in the following order of priority without duplication:

First, (A) first, to each F5 Tower Note A Holder (or the Non-Serviced Master Servicer or the Non-Serviced Trustee and, if applicable, the master servicers of the related other securitizations), up to the amount of any property protection advances that are nonrecoverable advances (or in the case of a master servicer of any other securitization trust, if applicable, its pro rata share of any property protection advances that are nonrecoverable advances previously reimbursed to the Non-Serviced Master Servicer or the Non-Serviced Trustee from general collections of the related other securitization trusts) that remain unreimbursed (together with interest thereon at the applicable advance rate), (B) second, to each F5 Tower Note A Holder (or the Non-Serviced Master Servicer or the Non-Serviced Trustee and the master servicers or trustees of the related other securitization trusts), up to the amount of any monthly payment advance that is a nonrecoverable advance or analogous concept under the related servicing agreement with respect to such F5 Tower Senior Note, as applicable, on a pro rata and pari passu basis (based on the total outstanding principal balance of such F5 Tower Senior Note) that remain unreimbursed (together with interest thereon at the applicable advance rate or analogous concept under such other securitization trust), and (C) third, to each holder of an F5 Tower Subordinate Companion

Loan (or the Non-Serviced Master Servicer or the Non-Serviced Trustee), up to the amount of any monthly payment advance that is a nonrecoverable advance with respect to such F5 Tower Subordinate Companion Loan, as applicable, on a pro rata and pari passu basis, based on the total outstanding principal balance of the F5 Tower Subordinate Companion Loan, that remain unreimbursed (together with interest thereon at the applicable advance rate);

Second, to each F5 Tower Note A Holder (or any servicer or trustee (if any), as applicable) on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable) up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by the F5 Tower Senior Notes (or any servicer or the trustee (if any), as applicable), with respect to the F5 Tower Whole Loan pursuant to the F5 Tower Intercreditor Agreement or the BBCMS 2020-C6 PSA, including, without limitation, unreimbursed servicing advances and interest thereon at the applicable advance rate, to the extent such costs and servicing advances and interest thereon are then payable or reimbursable under the F5 Tower Intercreditor Agreement or under the BBCMS 2020-C6 PSA;

Third, to pay accrued and unpaid interest on the F5 Tower Senior Notes to each F5 Tower Note A Holder, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the applicable note principal balances at the applicable note interest rate minus the applicable servicing fee rate;

Fourth, to pay accrued and unpaid interest on the F5 Tower Subordinate Companion Loans to each holder of an F5 Tower Subordinate Companion Loan, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the applicable note principal balances at the applicable note interest rate minus the applicable servicing fee rate;

Fifth, (A) prior to the anticipated repayment date, to each F5 Tower Note A Holder, pro rata (based on the principal balances of such notes) in an amount equal to all principal payments received, including any insurance and condemnation proceeding received, if any, with respect to such monthly payment date, allocated as principal on the F5 Tower Whole Loan and payable to the F5 Tower Noteholders, until the respective note principal balances have been reduced to zero and (B) on and after the anticipated repayment date, first (1) to each F5 Tower Note A Holder, pro rata (based on the principal balances of such notes) in an amount equal to funds sufficient to pay the monthly amount determined by the lender to be required to fully amortize the then outstanding principal balance of the F5 Tower Whole Loan over an amortization schedule of 30 years using an assumed interest rate of the initial F5 Tower Senior Note interest rate and the initial F5 Tower Subordinate Companion Loan interest rate, and then (2) to each F5 Tower Note A Holder, pro rata (based on the principal balances of such notes) in an amount equal to all principal payments received with respect to such monthly payment date, allocated as principal on the F5 Tower Whole Loan and payable to the F5 Tower Noteholders, until the respective note principal balances have been reduced to zero;

Sixth, to each F5 Tower Note A Holder, pro rata (based on their respective entitlements) in an amount equal to the product of (i) a fraction, the numerator of which is the principal balance of such F5 Tower Senior Note and the denominator of which is the sum of the principal balances of all the F5 Tower Whole Loan multiplied by (ii) the ratio of the related F5 Tower Senior Note’s interest rate to the weighted average of the interest rates of the F5 Tower Whole Loan based on their principal balances and (iii) any prepayment premium to the extent paid by the related borrower;

Seventh, if the proceeds of any foreclosure sale or any liquidation of the F5 Tower Whole Loan or related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through sixth and, as a result of a workout the aggregate principal balance of the F5 Tower Senior Notes has been reduced, such excess amount to each F5 Tower Note A Holder, pro rata (based on the principal balances of such F5 Tower Senior Notes) in an aggregate amount up to the reduction, if any, of the principal balance of each F5 Tower Senior Note as a result of such workout, plus interest on such aggregate amount at the related note rate;

Eighth, (A) prior to the anticipated repayment date, to each holder of an F5 Tower Subordinate Companion Loan, pro rata (based on the principal balances of such notes) in an amount equal to all principal payments received, including any insurance and condemnation proceeding received, if any, with respect to such monthly payment date, allocated as principal on the F5 Tower Whole Loan and payable to the F5 Tower Noteholders until the respective note principal balances have been reduced to zero and (B) on and after the anticipated repayment date, first (1) to each holder of an F5 Tower Subordinate Companion Loan, pro rata (based on the principal balances of such notes) in an amount equal to funds sufficient to pay the monthly amount determined by the lender to be required to fully amortize the then outstanding principal balance of the F5 Tower Whole Loan over an amortization schedule of 30 years using an assumed interest rate of the initial F5 Tower Senior Notes interest rate and the initial F5 Tower Subordinate Companion Loan interest rate, and then (2) to each holder of an F5 Tower Subordinate Companion Loan, pro rata (based on the principal balances of such notes) in an amount equal to all principal payments received with respect to such monthly payment date, allocated as principal on the F5 Tower Whole Loan and payable to the F5 Tower Noteholders, until the respective note principal balances have been reduced to zero;

Ninth, to each holder of an F5 Tower Subordinate Companion Loan, pro rata (based on their respective entitlements) in an amount equal to the product of (i) a fraction, the numerator of which is the principal balance of such F5 Tower Whole Loan and the denominator of which is the sum of the principal balances of the F5 Tower Whole Loan multiplied by (ii) the ratio of the related F5 Tower Whole Loan’s interest rate to the weighted average of the interest rates of the F5 Tower Whole Loan based on their principal balances and (iii) any prepayment premium to the extent paid by the borrower;

Tenth, to any holder of an F5 Tower Subordinate Companion Loan that has made any payments or advances to cure defaults pursuant to the F5 Tower Intercreditor Agreement, to such holder of an F5 Tower Subordinate Companion Loan, pro rata (based on their respective entitlements to reimbursements for cure payments) to reimburse them for all such cure payments;

Eleventh, if the proceeds of any foreclosure sale or any liquidation of the F5 Tower Whole Loan or related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through tenth and, as a result of a workout the aggregate principal balance of the F5 Tower Subordinate Companion Loans has been reduced, such excess amount to each holder of an F5 Tower Subordinate Companion Loan, pro rata, in an amount up to the reduction, if any, of the principal balance of such F5 Tower Subordinate Companion Loan as a result of such workout, plus interest on such aggregate amount at the related note rate;

Twelfth, to each F5 Tower Note A Holder, pro rata (based on their respective entitlements to interest) in an amount equal to all anticipated repayment date interest on such F5 Tower Senior Note;

Thirteenth, to each F5 Tower Subordinate Companion Loan holder, pro rata (based on their respective entitlements to interest) in an amount equal to all anticipated repayment date interest on such F5 Tower Subordinate Companion Loan;

Fourteenth, to pay default interest and late payment charges then due and owing under the F5 Tower Whole Loan, all of which will be applied in accordance with the BBCMS 2020-C6 PSA; and

Fifteenth, if any excess amount is available to be distributed in respect of the F5 Tower Whole Loan, and not otherwise applied in accordance with the foregoing clauses first-fourteenth, any remaining amount will be paid pro rata to each F5 Tower Noteholder in accordance with their respective initial percentage interests.

The Directing Holder

The controlling noteholder (the “F5 Tower Directing Holder”) under the F5 Tower Intercreditor Agreement, as of any date of determination, is:

•	initially, the holder or holders of a majority of the F5 Tower Subordinate Companion Loans (by Principal Balance) (the “Majority F5 Tower Subordinate Companion Loan Noteholder”), unless an F5 Tower Control Appraisal Period has occurred and is continuing; and

•	if an F5 Tower Control Appraisal Period has occurred and is continuing, the holder of Note A-1-B (the “F5 Tower Controlling A Note”);

At any time the Majority F5 Tower Subordinate Companion Loan Noteholder is the F5 Tower Directing Holder and the F5 Tower Subordinate Companion Loans are included in the BBCMS 2020-C6 trust, the rights of the F5 Tower Directing Holder may be exercised by the holders of the majority of the class of securities designated as the “controlling class” to the extent provided in the BBCMS 2020-PSA.

Consultation and Consent

Prior to the occurrence and continuation of an F5 Tower Control Appraisal Period, if any consent, modification, amendment or waiver under, or other action in respect of, the F5 Tower Whole Loan or the Mortgage Loan documents that would constitute a F5 Tower Major Decision has been requested or proposed, at least 10 business days prior to taking action with respect to such F5 Tower Major Decision (or making a determination not to take action with respect to such F5 Tower Major Decision), the F5 Tower Mortgage Loan (or Non-Serviced Master Servicer and/or Non-Serviced Special Servicer) is required to request the written consent of the F5 Tower Directing Holder (or the representative it has appointed to act on its behalf) before implementing a decision with respect to such F5 Tower Major Decision. If the F5 Tower Directing Holder (or the representative it has appointed to act on its behalf) fails to respond to the holder of the F5 Tower Mortgage Loan (or Non-Serviced Master Servicer and/or Non-Serviced Special Servicer) with respect to any such proposed action within 10 business days after receipt of such notice, the F5 Tower Directing Holder (or the representative it has appointed to act on its behalf) will have no further consent rights with respect to such action.

During the continuation of an F5 Tower Control Appraisal Period, the holder of the F5 Tower Mortgage Loan (or the Non-Serviced Master Servicer acting on its behalf) will be required: (i) to provide copies of any notice, information and report that it is required to provide to the F5 Tower Directing Holder pursuant to the BBCMS 2020-C6 PSA with respect to any F5 Tower Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to the F5 Tower Whole Loan, to the F5 Tower Note A Holders (or if any of the F5 Tower Senior Notes are held in a securitization, the controlling class representative, or the equivalent, of such securitization), within the same time frame it is required to provide to the F5 Tower Directing Holder (for this purpose, without regard to whether such items are actually required to be provided to the F5 Tower Directing Holder under the BBCMS 2020-C6 PSA due to the occurrence of a control termination event or a consultation termination event); and (ii) at any time the F5 Tower Directing Holder is the holder of Note A-1-B, to consult with the F5 Tower Note A Holders (or if any F5 Tower Senior Notes are held in a securitization, the controlling class representative, or the equivalent, of such securitization) on a strictly non-binding basis, to the extent having received such notices, information and reports, the F5 Tower Note A Holders (or if any F5 Tower Senior Notes are held in a securitization, the controlling class representative, or the equivalent, of such securitization) requests consultation with respect to any such F5 Tower Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to the F5 Tower Whole Loan, and consider alternative actions recommended by the F5 Tower Note A Holders (or if any F5 Tower Senior Notes are held in a securitization, the controlling class representative, or the equivalent, of such securitization); provided that after the expiration of a period of 10 business days from the delivery to the F5 Tower Note A Holders (or if any F5 Tower Senior Notes are held in a securitization, the controlling class representative, or the equivalent, of such securitization) by the holder of the F5 Tower Mortgage Loan of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the F5 Tower Directing Holder, the holder of the F5

Tower Mortgage Loan (or the Non-Serviced Master Servicer acting on its behalf) will no longer be obligated to consult with the F5 Tower Note A Holders (or if any F5 Tower Senior Notes are held in a securitization, the controlling class representative, or the equivalent, of such securitization), whether or not the F5 Tower Note A Holder (or if any F5 Tower Senior Notes are held in a securitization, the controlling class representative, or the equivalent, of such securitization) have responded within such 10 business day period.

“F5 Tower Control Appraisal Period” means any period, with respect to the F5 Tower Whole Loan, if and for so long as: (a) (1) the sum of the aggregate initial principal balance of the F5 Tower Subordinate Companion Loans minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the F5 Tower Subordinate Companion Loans , (y) any appraisal reduction amount for the F5 Tower Whole Loan that is allocated to the F5 Tower Subordinate Companion Loans and (z) any losses realized with respect to the Mortgaged Property or the F5 Tower Whole Loan that are allocated to the F5 Tower Subordinate Companion Loans, is less than (b) twenty-five percent (25%) of the remainder of the (1) sum of the aggregate initial principal balance of the F5 Tower Subordinate Companion Loan less (2) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holder of the F5 Tower Subordinate Companion Loans.

“F5 Tower Major Decision” means a “major decision” under the BBCMS 2020-C6 PSA.

Special Servicer Appointment Rights

Pursuant to the terms of the F5 Tower Intercreditor Agreement and the BBCMS 2020-C6 PSA, the F5 Tower Directing Holder (or its representative) with respect to the F5 Tower Whole Loan will have the right, with or without cause, to replace the special servicer then acting with respect to the F5 Tower Mortgage Loan and appoint a replacement special servicer.

Sale of Defaulted Mortgage Loan

If the F5 Tower Mortgage Loan becomes a Defaulted Loan, and if the Non-Serviced Special Servicer decides to sell the F5 Tower Mortgage Loan, the Non-Serviced Special Servicer will be required to sell F5 Tower Mortgage Loan and each related F5 Tower Senior Note and F5 Tower Subordinate Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the Non-Serviced Special Servicer will not be permitted to sell the F5 Tower Whole Loan without the consent of each F5 Tower Noteholder unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the F5 Tower Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the F5 Tower Directing Holder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the Non-Serviced Special Servicer in connection with the proposed sale.

Posting of Collateral

The F5 Tower Intercreditor Agreement provides that the holders of the F5 Tower Subordinate Companion Loans, acting unanimously, are entitled to avoid an F5 Tower Control Appraisal Period caused by application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation: (i) delivery of additional collateral and in the form of either (x) cash collateral for the benefit of, and acceptable, to the Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the F5 Tower Intercreditor Agreement (either (x) or (y), the (“F5 Tower Subordinate Companion Loans Threshold Event Collateral”), and (ii) the F5 Tower Subordinate Companion Loans Threshold Event Collateral is in an amount that, when added to the appraised value of the F5 Tower Mortgaged Property as determined pursuant to the BBCMS 2020-C6 PSA, would cause the applicable F5 Tower Control Appraisal Period not to exist.

The 650 Madison Avenue Whole Loan

General

The 650 Madison Avenue Whole Loan consists of (a) the 650 Madison Avenue Mortgage Loan evidenced by promissory note A-3-2-2 with an original principal balance of $21,450,000, which is being contributed to the issuing entity, (b) twenty-two Pari Passu Companion Loans (the “650 Madison Avenue Pari Passu Companion Loans” and, together with the 650 Madison Avenue Mortgage Loan, the “650 Madison Avenue A Notes”) evidenced by promissory notes A-1-1, A-1-2-1, A-1-3, A-1-4, A-1-5, A-1-6, A-1-7, A-2-1, A-2-2, A-2-3, A-2-4, A-2-5, A-2-6, A-2-7, A-2-8, A-3-1, A-3-2-1, A-3-3, A-4, A-5, A-6 and A-7 with an aggregate original principal balance of $565,350,000, which are not being contributed to the issuing entity, and (c) four Subordinate Companion Loans (the “650 Madison Avenue Subordinate Companion Loans”) evidenced by promissory notes B-1, B-2, B-3 and B-4 with an aggregate original principal balance of $213,200,000, which are not being contributed to the issuing entity.

Servicing

The related Co-Lender Agreement (the “650 Madison Avenue Co-Lender Agreement”) provides that the administration of the 650 Madison Avenue Mortgage Loan will be governed by the 650 Madison Avenue Co-Lender Agreement and the MAD 2019-650M TSA. The parties to the MAD 2019-650M TSA identified in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” will constitute the related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Trustee and Non-Serviced Custodian. In servicing the 650 Madison Avenue Whole Loan, the servicing standard set forth in the MAD 2019-650M TSA will require the related Non-Serviced Master Servicer and Non-Serviced Special Servicer to take into account the interests of the Certificateholders and the holders of the 650 Madison Avenue Companion Loans as a collective whole, taking into account the subordinate or pari passu nature of the related Companion Loan(s).

Amounts payable to the issuing entity as holder of the 650 Madison Avenue Mortgage Loan pursuant to the 650 Madison Avenue Co-Lender Agreement will be included in the Aggregate Available Funds for the related Distribution Date to the extent described in this prospectus.

Custody of the Mortgage File

Citibank, N.A., as the custodian under the MAD 2019-650M TSA is the custodian of the mortgage file related to the 650 Madison Avenue Whole Loan (other than the promissory notes evidencing the 650 Madison Avenue Mortgage Loan and any related Companion Loan not included in the MAD 2019-650M securitization).

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holders of the 650 Madison Avenue Mortgage Loan and the related Companion Loans with respect to distributions of funds received in respect of the 650 Madison Avenue Whole Loan, and provides, in general, that:

The 650 Madison Avenue Subordinate Companion Loans and the rights of the related holders to receive payments of interest, principal and other amounts with respect to the 650 Madison Avenue Subordinate Companion Loans will at all times be junior, subject and subordinate to the 650 Madison Avenue A Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to such 650 Madison Avenue A Notes, in each case as further described below.

All amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the 650 Madison Avenue Whole Loan or the 650 Madison Avenue Mortgaged Property or amounts realized as proceeds of the 650 Madison Avenue Whole Loan or the 650 Madison Avenue Mortgaged Property, after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts that are then due, payable or reimbursable pursuant to the MAD 2019-650M TSA will be applied and distributed by the related Non-Serviced Master Servicer in the following order of priority without duplication (and payments are required to be made at such times as are set forth in the MAD 2019-650M TSA):

First, on a pro rata and pari passu basis, to the issuing entity, as the holder of the 650 Madison Avenue Mortgage Loan, and each holder of a 650 Madison Avenue Pari Passu Companion Loan, in an amount equal to the accrued and unpaid interest on the principal balance for each 650 Madison Avenue A Note at the applicable net interest rate;

Second, on a pro rata and pari passu basis, based on the outstanding principal balances of each 650 Madison Avenue A Note, to the issuing entity, as the holder of the 650 Madison Avenue Mortgage Loan, and each holder of a 650 Madison Avenue Pari Passu Companion Loan, in an amount equal to the principal payments received, if any, with respect to the related payment date with respect to the 650 Madison Avenue Whole Loan until their principal balances have been reduced to zero;

Third, on pro rata and pari passu basis, to the issuing entity, as the holder of the 650 Madison Avenue Mortgage Loan, and each holder of a 650 Madison Avenue Pari Passu Companion Loan, up to the amount of any unreimbursed costs and expenses paid by such holder, including any unreimbursed trust fund expenses not previously reimbursed to such holder (or paid or advanced by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer on its behalf and not previously paid or reimbursed) with respect to the 650 Madison Avenue Whole Loan pursuant to the 650 Madison Avenue Co-Lender Agreement or the MAD 2019-650M TSA;

Fourth, on a pro rata and pari passu basis, any prepayment premium, to the extent paid by the borrower, to the issuing entity, as the holder of the 650 Madison Avenue Mortgage Loan, and each holder of a 650 Madison Avenue Pari Passu Companion Loan in an amount up to its pro rata interest therein, based on the product of the percentage interest of each such note multiplied by the applicable relative spread (as set forth in the 650 Madison Avenue Co-Lender Agreement);

Fifth, on a pro rata and pari passu basis, to each holder of a 650 Madison Avenue Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the principal balance for each 650 Madison Avenue Subordinate Companion Loan at the applicable net interest rate;

Sixth, on a pro rata and pari passu basis based on the outstanding principal balances of each 650 Madison Avenue Subordinate Companion Loan, to each holder of a 650 Madison Avenue Subordinate Companion Loan in an amount equal to the principal payments received, if any, with respect to the related payment date with respect to the 650 Madison Avenue Whole Loan, until the principal balance for each 650 Madison Avenue Subordinate Companion Loan has been reduced to zero;

Seventh, on a pro rata and pari passu basis, any prepayment premium, to the extent paid by the borrower, to each holder of a 650 Madison Avenue Subordinate Companion Loan in an amount up to its pro rata interest therein, based on the product of the percentage interest of each such note multiplied by the applicable relative spread;

Eighth, if the proceeds of any foreclosure sale or any liquidation of the 650 Madison Avenue Whole Loan or the 650 Madison Avenue Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through seventh and, as a result of a workout the principal balance for the 650 Madison Avenue Subordinate Companion Loans has been reduced, such excess amount will be paid, on a pro rata and pari passu basis, based on the outstanding principal balances of each holder of a 650 Madison Avenue Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance for the 650 Madison Avenue Subordinate Companion Loans as a result of such Workout, plus interest on such amount at the related net interest rate;

Ninth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the MAD 2019-650M TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the related Non-Serviced Master Servicer or Non-Serviced Special Servicer (in each case provided that such reimbursements or payments relate to the 650 Madison Avenue Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, will be paid to the issuing entity, as the holder of the 650 Madison Avenue Mortgage Loan, and each holder of the 650 Madison Avenue Pari Passu Companion Loans and the 650 Madison Avenue subordinate Companion Loans, pro rata, based on their respective percentage interests; and

Tenth, if any excess amount is available to be distributed in respect of the 650 Madison Avenue Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through ninth, any remaining amount will be paid pro rata to the issuing entity, as the holder of the 650 Madison Avenue Mortgage Loan, and each holder of the 650 Madison Avenue Pari Passu Companion Loans and the 650 Madison Avenue Subordinate Companion Loans in accordance with their respective initial percentage interests.

All expenses and losses relating to the 650 Madison Avenue Whole Loan and the 650 Madison Avenue Mortgaged Property will be allocated first, pro rata, to the 650 Madison Avenue Subordinate Companion Loans and then, pro rata, to the 650 Madison Avenue Mortgage Loan and the 650 Madison Avenue Pari Passu Companion Loans. Any realized losses (including reductions by a bankruptcy court) applied to reduce the principal balance of the 650 Madison Avenue Whole Loan will, after all amounts of interest and principal have otherwise been paid in full on all the notes comprising the 650 Madison Avenue Whole Loan, be reimbursed first, pro rata, to reduce the principal balances of the 650 Madison Avenue Mortgage Loan and the 650 Madison Avenue Pari Passu Companion Loans, and then, pro rata to reduce the principal balances of the 650 Madison Avenue Trust Subordinate Companion Loans.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the 650 Madison Avenue Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the 650 Madison Avenue Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the 650 Madison Avenue Companion Loans.

Certain costs and expenses allocable to the 650 Madison Avenue Mortgage Loan (such as a pro rata share of a nonrecoverable property protection advance) may, to the extent that are not otherwise paid out of collections on the 650 Madison Avenue Whole Loan may, to the extent allocable to the 650 Madison Avenue Mortgage Loan, be payable or reimbursable out of general collections on the Mortgage Pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the 650 Madison Avenue Co-Lender Agreement, the controlling holder with respect to the 650 Madison Avenue Whole Loan (the “650 Madison Avenue Controlling Noteholder”), as of any date of determination, will be the holder of note B-1, unless a 650 Madison Avenue Control Appraisal Period has occurred and is continuing or if a 650 Madison Avenue Control Appraisal Period has occurred and is continuing, the holder of note A-1-1; provided that, if the holder of note B-1 would be the 650 Madison Avenue Controlling Noteholder pursuant to the terms hereof, but any interest in note B-1 is held by a borrower, borrower affiliate or other borrower restricted party, or a borrower, borrower affiliate or other borrower restricted party would otherwise be entitled to exercise the rights of the 650 Madison Avenue Controlling Noteholder, a 650 Madison Avenue Control Appraisal Period will be deemed to have occurred. Further, if the holder of note A-1-1 would be the 650 Madison Avenue Controlling Noteholder, but any interest in note A-1-1 is held by a borrower, borrower affiliate or other borrower restricted party, or a borrower, borrower affiliate or other borrower restricted party would otherwise be entitled to exercise the rights of the 650 Madison Avenue Controlling Noteholder with respect to note A-1-1, there will be no 650 Madison Avenue Controlling Noteholder.

Pursuant to the 650 Madison Avenue Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the 650 Madison Avenue Whole Loan (whether or not a servicing transfer event under the MAD 2019-650M TSA has occurred and is continuing) that would constitute a 650 Madison Avenue Major Decision, the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, will be required to provide the 650 Madison Avenue Controlling Noteholder (or its representative) with at least 10 business days (or, in the case of a determination of an acceptable insurance default, 20 days) prior notice requesting consent to the requested 650 Madison Avenue Major Decision. The related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, is not permitted to take any action with respect to such 650 Madison Avenue Major Decision (or make a determination not to take action with respect to such 650 Madison Avenue Major Decision), unless and until the related Non-Serviced Special Servicer receives the written consent of the 650 Madison Avenue Controlling Noteholder (or its representative) before implementing a decision with respect to such 650 Madison Avenue Major Decision; provided that the provisions of the MAD 2019-650M TSA will govern the consent and consultation rights under the 650 Madison Avenue Co-Lender Agreement. Notwithstanding the foregoing, or if a failure to take any such action at such time would be inconsistent with the servicing standard under the MAD 2019-650M TSA, the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, may take actions with respect to the 650 Madison Avenue Mortgaged Property before obtaining the consent of the 650 Madison Avenue Controlling Noteholder if the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, reasonably determines in accordance with the servicing standard under the MAD 2019-650M TSA that failure to take such actions prior to such consent would materially and adversely affect the interest of the holders of the 650 Madison Avenue Whole Loan as a collective whole, and the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, has made a reasonable effort to contact the 650 Madison Avenue Controlling Noteholder.

Notwithstanding the foregoing, the related Non-Serviced Master Servicer and the Non-Serviced Special Servicer will not be permitted to follow any advice or consultation provided by the 650 Madison Avenue Controlling Noteholder (or its representative) that would require or cause the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the servicing standard under the MAD 2019-650M TSA, require or cause the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, to violate provisions of the 650 Madison Avenue Co-Lender Agreement or the Pooling and Servicing Agreement, require or cause the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, to violate the terms of the 650 Madison Avenue Whole Loan, or materially expand the scope of the related Non-Serviced Master Servicer’s or Non-Serviced Special Servicer’s, as applicable, responsibilities under the 650 Madison Avenue Co-Lender Agreement or the MAD 2019-650M TSA.

The related Non-Serviced Special Servicer will be required to provide copies to the issuing entity and each holder of a 650 Madison Avenue Companion Loan (at any time such holder is not the 650 Madison Avenue Controlling Noteholder) (each, a “650 Madison Avenue Non-Controlling Noteholder”) of any notice, information and report that is required to be provided to the 650 Madison Avenue Controlling Noteholder pursuant to the MAD 2019-650M TSA with respect to any 650 Madison Avenue Major Decisions, or the implementation of any recommended actions outlined in an asset status report, within the same time frame that such notice, information and report is required to be provided to the 650 Madison Avenue Controlling Noteholder and, at any time the 650 Madison Avenue Controlling Noteholder is the holder of note B-1, the related Non-Serviced Special Servicer will be required to consult with each 650 Madison Avenue Non-Controlling Noteholder on a strictly non-binding basis, to the extent having received such notices, information and reports, any 650 Madison Avenue Non-Controlling Noteholder requests consultation with respect to any such 650 Madison Avenue Major Decisions or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such 650 Madison Avenue Non-Controlling Noteholder; provided that after the expiration of a period of 10 business days from the delivery to any 650 Madison Avenue Non-Controlling Noteholder by the related Non-Serviced Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the related Non-Serviced Special Servicer will no longer be obligated to consult with such 650 Madison Avenue Non-Controlling Noteholder, whether or not such 650 Madison Avenue Non-Controlling Noteholder has responded within such 10 business day period.

A “650 Madison Avenue Control Appraisal Period” will exist with respect to the 650 Madison Avenue Whole Loan, if and for so long as (a)(1) the initial principal balance of the 650 Madison Avenue Subordinate Companion Loans minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, the 650 Madison Avenue Subordinate Companion Loans, (y) any appraisal reduction amount for the 650 Madison Avenue Whole Loan that is allocated to such 650 Madison Avenue Subordinate Companion Loans and (z) any losses realized with respect to the 650 Madison Avenue Mortgaged Property or the 650 Madison Avenue Whole Loan that are allocated to the 650 Madison Avenue Subordinate Companion Loans, is less than (b) 25% of the remainder of (i) the initial principal balance of the 650 Madison Avenue Subordinate Companion Loan less (ii) any payments of principal allocated to, and received, by the holders of the 650 Madison Avenue Subordinate Companion Loans.

“650 Madison Avenue Major Decision” means a “major decision” under the MAD 2019-650M TSA.

Sale of Defaulted Whole Loan

If the 650 Madison Avenue Whole Loan becomes a defaulted mortgage loan under the MAD 2019-650M TSA and the related Non-Serviced Special Servicer decides to sell the notes included in the MAD 2019-650M securitization, the related Non-Serviced Special Servicer will be required to sell the 650 Madison Avenue Mortgage Loan, the 650 Madison Avenue Pari Passu Companion Loans and the 650 Madison Avenue Subordinate Companion Loans, together as notes evidencing one whole loan in accordance with the MAD 2019-650M TSA. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell the 650 Madison Avenue Mortgage Loan or any 650 Madison Avenue Pari Passu Companion Loan not included in the MAD 2019-650M securitization without the consent of the holders thereof (including the issuing entity, as holder of the 650 Madison Avenue Mortgage Loan) (together, the “650 Madison Avenue Non-Lead Noteholders”) unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the 650 Madison Avenue Mortgage Loan or such 650 Madison Avenue Pari Passu Companion Loan, as applicable, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if reasonably requested by the 650 Madison Avenue Non-Lead Noteholder), and (c) until the sale is completed, and a reasonable period of time (but no less time than is afforded to the other offerors and the 650 Madison Avenue Controlling Noteholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Special Servicer in connection with the proposed sale, provided that such 650 Madison Avenue Non-Lead Noteholder may waive any of the delivery or timing requirements set forth in this sentence.

Special Servicer Appointment Rights

Pursuant to the 650 Madison Avenue Co-Lender Agreement, the 650 Madison Avenue Controlling Noteholder (or its representative) will be entitled to terminate the rights and obligations of the related Non-Serviced Special Servicer, with or without cause, and appoint a replacement special servicer with respect to the 650 Madison Avenue Whole Loan.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. § 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in June 2020 and ending on the hypothetical Determination Date in July 2020. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Barclays Capital Real Estate Inc., KeyBank National Association, Societe Generale Financial Corporation, Natixis Real Estate Capital LLC, BSPRT CMBS Finance, LLC (solely with respect to certain of the Mortgage Loans being sold to the depositor by Rialto Real Estate Fund IV – Debt, LP) and Ladder Capital Finance LLC (solely with respect to certain of the Mortgage Loans being sold to the depositor by Rialto Real Estate Fund IV – Debt, LP), are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Barclays Capital Real Estate Inc., KeyBank National Association, Societe Generale Financial Corporation, Rialto Real Estate Fund IV – Debt, LP and Natixis Real Estate Capital LLC, on or about June 25, 2020 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Barclays Capital Real Estate Inc.

General

Barclays Capital Real Estate Inc., a Delaware corporation (“Barclays”), a sponsor, a mortgage loan seller and the retaining sponsor, is an affiliate of the depositor, Barclays Capital Inc., one of the underwriters, and Barclays Bank PLC (as a “majority-owned affiliate” of Barclays), one of the expected initial Risk Retention Consultation Parties) and an expected VRR Interest Owner. Barclays is an indirect subsidiary of Barclays Capital Holdings Inc., a Delaware corporation (“Barclays Holdings”). The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading and participating in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays was engaged in commercial mortgage loan securitization in the United States from 2004 through 2008 and reengaged in commercial mortgage loan securitization in the United States in 2018. Certain affiliates of Barclays have been engaged in commercial mortgage loan securitization in the United States since 2011. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

•	Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hotel, multifamily, manufactured housing, healthcare, self-storage and industrial properties. These loans are primarily originated for the purpose of securitization.

•	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

•	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on June 4, 2020, Barclays or its affiliates were the loan sellers in approximately 139 commercial mortgage-backed securitization transactions. Approximately $39.0 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays or its affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019 and through June 4, 2020.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays or its Affiliates (as loan seller) (approximate)
2020	$1,197,728,750
2019	$4,983,162,802
2018	$3,937,789,900
2017	$4,971,606,254
2016	$3,031,242,500
2015	$5,276,099,519
2014	$3,351,106,750
2013	$2,723,393,594
2012	$2,056,096,250
2011	$0
2010	$0
2009	$0
2008	$196,399,012
2007	$2,470,879,020

Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, Barclays, and Barclays Capital Inc. engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans. These procedures included:

•	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;

•	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ asset summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage

Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria”). Barclays will engage a third party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays may use table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at any table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including any originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate, is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the occurrence of a trigger event. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 for instances in which reserves were not taken):

•	Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where there is a low loan-to-value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.

•	Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, (iv) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property),(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

•	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this determination. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan-to-value ratio or (v) any Escrow/Reserve Mitigating Circumstances.

•	Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant is responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or replacement item that does not materially impact the function, performance or value of the property or (v) any Escrow/Reserve Mitigating Circumstances.

•	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated,(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

•	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.

•	Other Factors – Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) Barclays has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Wells Fargo Bank, National Association.

Exceptions. Notwithstanding the discussion under “—Barclays’ Underwriting Guidelines and Process” above, one or more of the Barclays Mortgage Loans may vary from, or do not comply with, Barclays underwriting guidelines described above. In addition, in the case of one or more of the Barclays Mortgage Loans, Barclays may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. For any material exceptions to Barclays’ underwriting guidelines described above in respect of the Barclays Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS-15G on May 7, 2020 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0001549574. It has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Neither Barclays nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Barclays Bank PLC (as a “majority-owned affiliate” of Barclays) is expected to retain approximately $18,419,322.17 Certificate Balance of the Class RR certificates. However, Barclays or its affiliates may retain or own in the future certain classes. Any such party will have the right to dispose of such certificates (other than its portion of the Class RR certificates) at any time. Barclays Bank PLC (as a “majority-owned affiliate” of Barclays) will be required to retain its portion of the Class RR certificates for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

Neither Barclays nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders and the RR interest owner will have no rights or remedies against Barclays for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”. Barclays Holdings will agree to repurchase or substitute Barclays Mortgage Loans with material document defects or material breaches of representations and warranties to the same extent as Barclays. Notwithstanding the existence of any such agreement, no assurance can be provided that Barclays or Barclays Holdings will have the financial ability to effect or cause any such repurchase or substitution and no other entity will be responsible for doing so if Barclays and Barclays Holdings fail with respect to such obligations.

From time to time, Barclays is engaged in various legal and/or regulatory matters, which may include legal proceedings by or against Barclays, enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with areas of banking and business activities in which Barclays is or has been engaged.

The information set forth under “—Barclays Capital Real Estate Inc.” has been provided by Barclays.

KeyBank National Association

General

KeyBank National Association (“KeyBank”) is a national banking association and wholly-owned bank subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. KeyBank is the originator or co-originator of all of the Mortgage Loans that KeyBank is contributing to this securitization, representing approximately 34.4% of the Initial Pool Balance. The principal office of KeyBank is located at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank offers a wide range of consumer and commercial banking services to its customers, including commercial real estate financing, throughout the United States. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

In 2019, KeyBank’s Real Estate Capital Group originated a total of $18.9 billion in permanent, bridge, development and construction commercial mortgage loans from 27 offices nationwide. Of this total, $10.7 billion commercial mortgage loans were originated for sale through CMBS transactions, acquisition by Fannie Mae or Freddie Mac, sale of Ginnie Mae certificates to third party investors, or arranged financing for life insurance companies and pension funds.

KeyBank’s Securitization Program

KeyBank underwrites and originates mortgage loans secured by commercial or multifamily properties and, together with other sponsors and loan sellers, participates in securitization transactions by transferring the mortgage loans to an unaffiliated third party acting as depositor, which then transfers the mortgage loans to the issuing entity.

KeyBank has been engaged in originating commercial and multifamily mortgage loans for inclusion in CMBS transactions since 2000. As of December 31, 2019, KeyBank had originated approximately $18.95 billion of commercial mortgage loans that have been securitized in 95 securitized transactions. KeyBank’s commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed-rate and secured by retail, office, multifamily, industrial, self-storage, manufactured housing, and hospitality properties. KeyBank also originates other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to the origination of commercial and multifamily mortgage loans, KeyBank acts as the primary servicer of many of KeyBank’s commercial and multifamily mortgage loans that are securitized. KeyBank provides interim, primary, master and special servicing for institutional clients and commercial and multifamily securitized products, including CMBS transactions in which KeyBank has sold commercial mortgage loans.

Review of KeyBank Mortgage Loans

Overview. KeyBank has conducted a review of the mortgage loans (the “KeyBank Mortgage Loans”) it is contributing in the securitization described in this prospectus. The review of the KeyBank Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of KeyBank or one or more of its affiliates (the “KeyBank Review Team”). The review procedures described below were employed with respect to all of the KeyBank Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the KeyBank Review Team created a database of loan-level and property-level information relating to each KeyBank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the KeyBank Review Team during the underwriting process. After origination of each KeyBank Mortgage Loan, the KeyBank Review Team updated the information in the database with respect to such KeyBank Mortgage Loan based on applicable information from KeyBank, as servicer of the KeyBank Mortgage Loans, relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the KeyBank Review Team.

A data tape (the “KeyBank Data Tape”) containing detailed information regarding each KeyBank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The KeyBank Data Tape was used to provide the numerical information regarding the KeyBank Mortgage Loans in this prospectus.

Data Comparison and Recalculation. KeyBank engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by KeyBank, relating to information in this prospectus regarding the KeyBank Mortgage Loans. These procedures included:

•	comparing the information in the KeyBank Data Tape against various source documents provided by KeyBank that are described in “—Database” above;

•	comparing numerical information regarding the KeyBank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the KeyBank Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the KeyBank Mortgage Loans disclosed in this prospectus.

Legal Review. KeyBank engaged legal counsel in connection with this securitization to provide, among other things, (i) a review of the representations and warranties and exception reports relating to the KeyBank Mortgage Loans prepared by origination counsel, (ii) a review and assistance in the completion by the KeyBank Review Team of a due diligence questionnaire relating to the KeyBank Mortgage Loans, and (iii) a review of certain loan documents with respect to the KeyBank Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each KeyBank mortgage loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in this prospectus, based on their review of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any material pending litigation of which KeyBank was aware at the origination of any KeyBank Mortgage Loan, KeyBank requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If KeyBank became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a KeyBank Mortgage Loan, KeyBank obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The KeyBank Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the KeyBank Mortgage Loans to determine whether any KeyBank Mortgage Loan materially deviated from the underwriting guidelines set forth in “—KeyBank’s Underwriting Guidelines and Process” below. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, KeyBank determined that the disclosure regarding the KeyBank Mortgage Loans in this prospectus is accurate in all material respects. KeyBank also determined that the KeyBank Mortgage Loans were originated in accordance with KeyBank’s origination procedures and underwriting criteria, except as described in “—Exceptions” below. KeyBank attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. KeyBank will perform a review of any KeyBank mortgage loan that it elects to substitute for a KeyBank mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. KeyBank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “KeyBank Qualification Criteria”). KeyBank may engage a third party accounting firm to compare the KeyBank Qualification Criteria against the underlying source documentation to verify the accuracy of the review by KeyBank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by KeyBank to render any tax opinion required in connection with the substitution.

KeyBank’s Underwriting Guidelines and Process

General. KeyBank has developed guidelines establishing certain procedures with respect to underwriting the KeyBank Mortgage Loans. All of the KeyBank Mortgage Loans were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by KeyBank at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The KeyBank Mortgage Loans to be included in the trust were originated by KeyBank generally in accordance with the CMBS program of KeyBank. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “—Exceptions” below.

Notwithstanding the discussion below, given the differences between individual commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, and/or performance history. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions” below), the underwriting of the KeyBank Mortgage Loan will conform to the general guidelines described below.

Property Analysis. KeyBank performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, and other applicable demand drivers. KeyBank assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, KeyBank evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. KeyBank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio.

Evaluation of the Borrower. KeyBank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include a review of anti-money laundering or OFAC checks, obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

Loan Approval. All mortgage loans originated by KeyBank must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a prospective mortgage loan transaction.

Debt Service Coverage Ratio and LTV Ratio. KeyBank’s underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan.

Generally, the debt service coverage ratios for KeyBank mortgage loans will be equal to or greater than 1.30x; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), loan-to-value ratio, reserves, borrower or other factors.

Generally, the loan-to-value ratio for KeyBank mortgage loans will be equal to or less than 75%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), debt service coverage ratio, reserves, sponsorship or other factors.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, KeyBank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that KeyBank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

Appraisals. KeyBank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, KeyBank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession.

Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments. KeyBank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, KeyBank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. An environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. In some instances, KeyBank will engage an independent third party to review an environmental assessment and provide a summary of its findings. Depending on the findings of the initial environmental assessment, KeyBank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, KeyBank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. A seismic report is required for all Mortgaged Properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, KeyBank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Escrow Requirements. KeyBank may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, KeyBank may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by KeyBank. The typical required escrows for mortgage loans originated by KeyBank are as follows:

•	Taxes - Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. KeyBank may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

•	Insurance - If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).

•	Replacement Reserves - Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. KeyBank relies on information provided by an independent engineer to make this determination. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

•	Completion Repair/Environmental Remediation - Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, KeyBank generally requires that at least 100% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) recommended costs do not exceed $50,000.

•	Tenant Improvement/Lease Commissions - In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

Exceptions

None of the KeyBank Mortgage Loans were originated with any material exceptions from KeyBank’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

KeyBank has filed its most recent Rule 15Ga-1 filing on February 7, 2020 and had no demand, repurchase, or replacement claims to report for the annual reporting period ending December 31, 2019 as a sponsor of commercial mortgage loan securitizations. Since KeyBank has no demand, repurchase or replacement claims as a sponsor of commercial mortgage loan securitizations to report KeyBank has no obligation to file quarterly reports. KeyBank’s Central Index Key is 0001089877. With respect to the period from and including October 1, 2015 to and including March 31, 2020, KeyBank does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither KeyBank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that KeyBank will retain $13,889,570.40 Certificate Balance of the Class RR certificates. However, KeyBank or its affiliates may from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the Class RR certificates) at any time. KeyBank will be required to retain its portion of the Class RR certificates in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The information set forth under “—KeyBank National Association” has been provided by KeyBank.

Societe Generale Financial Corporation

General

Societe Generale Financial Corporation, a Delaware corporation (“Societe Generale Financial Corporation”), is a sponsor, a mortgage loan seller, the RR Interest Owner and one of the expected initial Risk Retention Consultation Parties in this transaction and an affiliate of SG Americas Securities, LLC, one of the underwriters. Societe Generale Financial Corporation is an indirect subsidiary of Société Générale, a limited company (société anonyme) licensed in France as a credit institution (établissement de crédit) (“Société Générale”). The principal offices of Societe Generale Financial Corporation are located at 245 Park Avenue, New York, New York 10167, telephone number (212) 278-6461.

Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program

Societe Generale Financial Corporation or its affiliates (collectively, the “SGFC Entities”) have been engaged in commercial mortgage securitization in the United States since January, 2015, although the SGFC Entities were also engaged in mortgage securitization businesses prior to 2009. Prior to November 2018, the SGFC Entities originated commercial mortgage loans through the New York Branch of Société Générale (“SGNY”). The vast majority of mortgage loans originated by Societe Generale Financial Corporation’s commercial real estate securitization business line are intended to be either sold through securitization transactions in which Societe Generale Financial Corporation acts as a sponsor or sold to third parties in individual loan sale transactions. Other business lines within the SGFC Entities may from time to time engage in the business of making commercial real estate loans that are not originated for the purposes of securitization and that may in fact be held by the SGFC Entities through maturity. The following is a general description of the types of mortgage loans related to commercial real estate that Societe Generale Financial Corporation’s commercial real estate securitization team originates for securitization purposes:

•	Fixed rate mortgage loans generally having maturities between five and ten years and generally secured by commercial real estate such as office, retail, hotel, multifamily, residential, healthcare, self-storage and industrial properties. These loans are Societe Generale Financial Corporation’s commercial real estate securitization team’s principal loan product and are primarily originated for the purpose of securitization.

•	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

•	Subordinate mortgage loans and mezzanine loans are generally not originated for securitization by Societe Generale Financial Corporation and are sold in individual loan sale transactions.

In general, Societe Generale Financial Corporation does not hold the loans that its commercial real estate securitization team originates until maturity.

Societe Generale Financial Corporation originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor, who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria, such that the overall value and capital structure is maximized for the benefit of Societe Generale Financial Corporation. Societe Generale Financial Corporation’s role may also include engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Societe Generale Financial Corporation works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

None of the SGFC Entities act as servicer of the mortgage loans in its securitization transactions it participates in. Instead, other entities will be contracted to service the mortgage loans in such securitization transactions.

SGNY sold mortgage loans into securitizations until 2009 and resumed this activity with the WFCM 2015-SG1 transaction. For the period beginning in January 2015 through December 31, 2018, SGNY securitized 196 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $4.8 billion. For the period beginning in February 2019 through March 31, 2020, Societe Generale Financial Corporation securitized 81 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $2.2 billion.

Societe Generale Financial Corporation’s Underwriting Standards

Each of the Mortgage Loans originated by Societe Generale Financial Corporation (“Societe Generale Financial Corporation Mortgage Loans”) was generally originated or co-originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and Societe Generale Financial Corporation cannot assure you that every loan will comply in all respects with the guidelines. Societe Generale Financial Corporation’s commercial real estate securitization business line originates mortgage loans principally for securitization. Commercial real estate loans originated by other business lines within the SGFC Entities for purposes other than securitization are not required to be originated in accordance with the underwriting criteria described below.

General. Societe Generale Financial Corporation originates mortgage loans for securitization from its headquarters in New York, New York. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least one or more members of Societe Generale Financial Corporation’s credit committee, depending on the size of the mortgage loan.

Loan Analysis. Generally, Societe Generale Financial Corporation performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance officer of Societe Generale Financial Corporation. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by Societe Generale Financial Corporation must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to closing loans, a credit memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Societe Generale Financial Corporation typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-value Ratio. Societe Generale Financial Corporation typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Uniform Standards of Professional Appraisal Practices as amended from time to time. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, the loan-to-value ratio of the mortgage loan is based on the “as-complete” or “as-stabilized” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and Loan-to-value Ratio. Societe Generale Financial Corporation’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Societe Generale Financial Corporation may vary from these guidelines.

Escrow Requirements. Generally, Societe Generale Financial Corporation requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated by Societe Generale Financial Corporation are as follows (see Annex A-1 for instances in which reserves were not taken):

•	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

•	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or borrower sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Societe Generale Financial Corporation relies on information provided by an independent engineer to make this determination. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

•	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Societe Generale Financial Corporation generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.

•	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report. Societe Generale Financial Corporation generally obtains a Phase I ESA or an update of a previously obtained Phase I ESA for each mortgaged property prepared by an approved environmental consulting firm. Societe Generale Financial Corporation or its designated agent typically reviews the Phase I ESA to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I ESA identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, Societe Generale Financial Corporation generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation. In cases in which the Phase I ESA recommends that a Phase II ESA be obtained, Societe Generale Financial Corporation generally requires such Phase II ESA to be obtained.

Physical Condition Report. Societe Generale Financial Corporation generally obtains a current Physical Condition Report (“PCR”) for each mortgaged property prepared by an approved structural engineering firm. Societe Generale Financial Corporation, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Societe Generale Financial Corporation often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a borrower sponsor in lieu of reserves.

Title Insurance Policy. The borrower is required to provide, and Societe Generale Financial Corporation or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Societe Generale Financial Corporation typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors. Other factors that are considered by Societe Generale Financial Corporation in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions. Notwithstanding the discussion under “—Societe Generale Financial Corporation’s Underwriting Standards” above, one or more of the Societe Generale Financial Corporation Mortgage Loans may vary from, or do not comply with, Societe Generale Financial Corporation’s underwriting guidelines described above. In addition, in the case of one or more of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. None of the Societe Generale Financial Corporation Mortgage Loans were originated with any material exceptions to Societe Generale Financial Corporation’s underwriting policies.

Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor

Overview. In connection with the securitization described in this prospectus, Societe Generale Financial Corporation, as a sponsor of this offering, has conducted a review of the Societe Generale Financial Corporation Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to such Societe Generale Financial Corporation Mortgage Loans is accurate in all material respects. Societe Generale Financial Corporation determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Societe Generale Financial Corporation Mortgage Loans was conducted as described below with respect to each of those Societe Generale Financial Corporation Mortgage Loans. The review of the Societe Generale Financial Corporation Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of Societe Generale Financial Corporation or its affiliates (collectively, the “Societe Generale Financial Corporation Deal Team”) with the assistance of certain third parties. Societe Generale Financial Corporation has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Societe Generale Financial Corporation Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Societe Generale Financial Corporation Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Societe Generale Financial Corporation Deal Team created a database of loan level and property level information, and prepared an asset summary report, regarding each of the Societe Generale Financial Corporation Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Societe

Generale Financial Corporation during the underwriting process. After origination of each of the Societe Generale Financial Corporation Mortgage Loans, the Societe Generale Financial Corporation Deal Team may have updated the information in the database and the related asset summary report with respect to the Societe Generale Financial Corporation Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Societe Generale Financial Corporation Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Societe Generale Financial Corporation Mortgage Loan.

A data tape (the “Societe Generale Financial Corporation Data Tape”) containing detailed information regarding each of the Societe Generale Financial Corporation Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Societe Generale Financial Corporation Data Tape was used by the Societe Generale Financial Corporation Deal Team to provide the numerical information regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. Societe Generale Financial Corporation, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Societe Generale Financial Corporation, relating to information in this prospectus regarding the Societe Generale Financial Corporation Mortgage Loans. These procedures included:

•	comparing the information in the Societe Generale Financial Corporation Data Tape against various source documents provided by Societe Generale Financial Corporation;

•	comparing numerical information regarding the Societe Generale Financial Corporation Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Societe Generale Financial Corporation Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Societe Generale Financial Corporation Mortgage Loans disclosed in this prospectus.

Legal Review. Societe Generale Financial Corporation engaged various law firms to conduct certain legal reviews of the Societe Generale Financial Corporation Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the Societe Generale Financial Corporation Mortgage Loans, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Societe Generale Financial Corporation’s standard form loan documents. In addition, origination counsel for each Societe Generale Financial Corporation Mortgage Loan reviewed Societe Generale Financial Corporation’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Loan seller’s counsel was also engaged to assist in the review of the Societe Generale Financial Corporation Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the Mortgage Loan documents that deviate materially from Societe Generale Financial Corporation’s standard form documents, as identified by Societe Generale Financial Corporation and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by Societe Generale Financial Corporation relating to the Societe Generale Financial Corporation Mortgage Loans, and (iii) a review of due diligence questionnaires completed by origination counsel.

Societe Generale Financial Corporation prepared, and both originating counsel and loan seller’s counsel reviewed, the loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the 10 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in the attached Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each Societe Generale Financial Corporation Mortgage Loan, Societe Generale Financial Corporation, together with origination counsel, conducted a search with respect to each borrower under the related Societe Generale Financial Corporation Mortgage Loan to determine whether it filed for bankruptcy. If Societe Generale Financial Corporation became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Societe Generale Financial Corporation Mortgage Loan, the Societe Generale Financial Corporation Deal Team also consulted with the applicable Societe Generale Financial Corporation mortgage loan origination team to confirm that each of the Societe Generale Financial Corporation Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—Societe Generale Financial Corporation’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Societe Generale Financial Corporation will perform a review of any Societe Generale Financial Corporation Mortgage Loan that it elects to substitute for a Societe Generale Financial Corporation Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Societe Generale Financial Corporation, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Societe Generale Financial Corporation may engage a third party to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Societe Generale Financial Corporation and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Societe Generale Financial Corporation to render any tax opinion required in connection with the substitution.

Findings and Conclusions. Societe Generale Financial Corporation found and concluded with reasonable assurance that the disclosure regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus is accurate in all material respects. Societe Generale Financial Corporation also found and concluded with reasonable assurance that the Societe Generale Financial Corporation Mortgage Loans were originated in accordance with Societe Generale Financial Corporation’s origination procedures and underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Societe Generale Financial Corporation has no history as a securitizer prior to February 2019. Societe Generale Financial Corporation’s Central Index Key number is 0001755531. Societe Generale Financial Corporation most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 13, 2020. Societe Generale Financial Corporation has no history of repurchases or repurchase requests through and including March 31, 2020 required to be reported by Societe Generale Financial Corporation under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations. Further, with respect to the SGFC Entities past commercial mortgage loan securitization activities, SGNY most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 13, 2020. SGNY’s Central Index Key number is 0001238163. With respect to the period from and including January 1, 2012 to and including March 31, 2020, SGNY does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Societe Generale Financial Corporation nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Societe Generale Financial Corporation is expected to retain the SGFC VRR Interest Portion. However, Societe Generale Financial Corporation or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time. Societe Generale Financial Corporation will be required to retain the SGFC VRR Interest Portion for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The information set forth under "—Societe Generale Financial Corporation" has been provided by Societe Generale Financial Corporation.

Rialto Real Estate Fund IV – Debt, LP

General

Rialto Real Estate Fund IV – Debt, LP (“RREF”) is a Delaware limited partnership. RREF is managed by Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”), an affiliate of Rialto Capital Advisors, LLC, a Delaware limited liability company (“RCA”), the special servicer. RREF is an affiliate of the entity that is expected to be the initial controlling class certificateholder and expected to be appointed as the initial directing certificateholder, and Situs Holdings, LLC. RREF’s principal offices are located at 200 S. Biscayne Blvd., Suite 3550, Miami, Florida 33131.

As of March 31, 2020, RREF has approximately $620 million in closed capital commitments, and is a closed-end, commingled fund that seeks superior, risk-adjusted returns from real estate opportunities of all types, which meet RREF’s targeted return. RREF is focused on debt and equity investment opportunities related to assets and businesses involved in the commercial and residential real estate sectors and commercial mortgage-backed securities.

RREF is managed by RCM. RCM, together with its affiliate RCA (together, “Rialto”), is a vertically integrated commercial real estate investment and asset manager. Previously an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B), a national homebuilder, Rialto was acquired on November 30, 2018 by investment funds managed by Stone Point Capital LLC (“Stone Point”) in partnership with Rialto’s management team. Stone Point is a financial services and asset management-focused private equity firm based in Greenwich Connecticut. As of March 31, 2020, RCM was the sponsor of, and certain of its affiliates were investors in, ten private equity fund structures, including RREF (collectively, the “Funds”), and RCM also advised several other investment vehicles such as coinvestments, joint ventures and separately managed accounts, having over $4.8 billion of regulatory assets under management in the aggregate. Of the ten Funds, five are focused in whole or in part on investments in commercial mortgage-backed securities, with the remaining Funds focused on distressed and value-added real estate related investments, mezzanine debt and/or credit investments.

As of March 31, 2020, RCM has underwritten and purchased, primarily for the Funds, over $7.6 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 119 securitizations totaling approximately $125 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer for each of these transactions.

Rialto Management Group, LLC, together with its subsidiaries RCA and RCM (excluding Stone Point), had 233 employees as of March 31, 2020 and is headquartered in Miami with main offices located in New York City and Atlanta and additional offices across the United States and in Europe.

RREF is a sponsor of this securitization and one of the mortgage loan sellers. RREF is the seller of twelve (12) Mortgage Loans (10.7%) (the “RREF Mortgage Loans”). RREF acquired seven (7) RREF Mortgage Loans (5.7%) from Ladder Capital Finance LLC and five (5) of the RREF Mortgage

Loans (5.0%) from BSPRT CMBS Finance, LLC. RREF re-underwrote all of the RREF Mortgage Loans in accordance with the underwriting guidelines and processes described below.

Pursuant to certain interim servicing arrangements, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by RREF or its affiliates, which may include, prior to their inclusion in the issuing entity, some or all of the RREF Mortgage Loans.

Wells Fargo is the purchaser under a repurchase agreement with RREF or with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by such mortgage loan seller and/or its respective affiliates. In the case of the repurchase facility provided to RREF, Wells Fargo has agreed to purchase mortgage loans from RREF on a revolving basis. The dollar amount of the mortgage loans that are expected to be subject to the repurchase facility that will be sold by RREF to the depositor in connection with this securitization transaction is projected to equal, as of the Cut-off Date, approximately $84,887,436. Proceeds received by RREF in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo each of the mortgage loans subject to that repurchase facility that are to be sold by RREF to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

RREF’s Securitization Program

This is the third commercial mortgage securitization to which RREF is contributing loans; however, RCM has been engaged in the securitization of assets and related investments, as described above. RREF has not been involved in the securitization of any other types of financial assets. RREF acquires loans from unaffiliated third-party originators, and the commercial mortgage loans acquired by RREF include both fixed- and floating-rate loans throughout the United States secured by, but not limited to, retail, multifamily, hospitality and self-storage properties.

In connection with this commercial mortgage securitization transaction, RREF will transfer the RREF Mortgage Loans to the depositor, who will then transfer the RREF Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the RREF Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, RREF will work with rating agencies, the other mortgage loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a mortgage loan purchase agreement, RREF will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the RREF Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, RREF will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Neither RREF nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against RREF for any losses or other claims in connection with the certificates or the RREF Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by RREF in the related MLPA.

Review of RREF Mortgage Loans

Overview. RREF, in its capacity as a sponsor of the securitization described in this prospectus, has conducted a review of the RREF Mortgage Loans (10.7%) that it will be contributing to this securitization. The review of the RREF Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of RREF or one or more of RREF’s affiliates, or, in certain circumstances, are consultants engaged by RREF (collectively, the “RREF Deal Team”). The review procedures described below were employed with respect to all of the RREF Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. In the case of all of the RREF Mortgage Loans, some or all of the information about such RREF Mortgage Loan may have been prepared by the related originator or originating party and reviewed by RREF. In addition, such originator or originating party, rather than RREF, may have engaged the third parties involved in the review process for the benefit of RREF. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the RREF Deal Team updated its internal database of loan-level and property-level information relating to each RREF Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third-party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by RREF during the underwriting process. After acquisition of each RREF Mortgage Loan, the RREF Deal Team updated the information in the database with respect to such RREF Mortgage Loan based on updates provided by the applicable servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the RREF Deal Team.

A data tape (the “RREF Data Tape”) containing detailed information regarding the RREF Mortgage Loans was created from the information in the database referred to in the prior paragraph. The RREF Data Tape was used by the RREF Deal Team to provide the numerical information regarding the RREF Mortgage Loans in this prospectus.

Data Comparison and Recalculation. RREF engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed or provided by RREF relating to information in this prospectus regarding the Mortgage Loans acquired by RREF. These procedures include:

(i)       comparing the information in the RREF Data Tape against various source documents provided by RREF that are described above under “—Database”;

(ii)       comparing numerical information regarding the RREF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the RREF Data Tape; and

(iii)       recalculating certain percentages, ratios and other formulae relating to the Mortgage Loans disclosed in this prospectus.

Legal Review. RREF engaged various law firms to conduct certain legal reviews of the RREF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each RREF Mortgage Loan, RREF’s origination counsel prepared a loan and property summary or a due diligence questionnaire that sets forth salient loan terms. In addition, origination counsel for each RREF Mortgage Loan (or RREF’s counsel in connection with the acquisition of the RREF Mortgage Loans) reviewed RREF’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the RREF Mortgage Loans. Such assistance included, among other things, (i) a review of certain sections of the loan agreements relating to certain RREF Mortgage Loans, (ii) a review of the legal data records referred to above relating to the RREF Mortgage Loans prepared by origination counsel and (iii) a review of due diligence questionnaires completed by the RREF Deal Team. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each RREF Mortgage Loan for compliance with the REMIC provisions of the Code.

Securitization counsel also assisted in the preparation of the risk factors and Mortgage Loan summaries set forth in Annex A-2, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by RREF, with respect to any pending litigation that existed at the origination or acquisition of any RREF Mortgage Loan that is material and not covered by insurance, RREF requested updates from the applicable borrower, origination counsel and/or borrower’s litigation counsel. RREF confirmed with the applicable servicer that there has not been any recent material casualty to any improvements located on any Mortgaged Property securing a RREF Mortgage Loan. In addition, if RREF became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a RREF Mortgage Loan, RREF obtained information on the status of the Mortgaged Property from the applicable borrower to confirm no material damage to the Mortgaged Property.

The RREF Deal Team also consulted with RREF personnel responsible for the acquisition of the RREF Mortgage Loans to confirm that the RREF Mortgage Loans were acquired in compliance with the origination and underwriting criteria described below under “—RREF’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to RREF’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, RREF determined that the disclosure regarding the RREF Mortgage Loans in this prospectus is accurate in all material respects. RREF also determined that the RREF Mortgage Loans were acquired in accordance with RREF’s underwriting criteria, except as described under “—Exceptions to RREF’s Disclosed Underwriting Guidelines” below. RREF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. RREF will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. RREF, and, if appropriate, its legal counsel, will review the Mortgage Loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the PSA (collectively, the “RREF Qualification Criteria”). RREF will engage a third party accounting firm to compare the RREF Qualification Criteria against the underlying source documentation to verify the accuracy of the review by RREF and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by RREF to render any tax opinion required in connection with the substitution.

RREF’s Underwriting Guidelines and Processes

General. Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination or acquisition procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Set forth below is a discussion of certain general underwriting guidelines of RREF with respect to multifamily and commercial mortgage loans acquired by RREF.

Loan Analysis. RREF generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis generally includes a review of reports obtained from third party servicers, including credit reports and judgment, lien, bankruptcy and litigation searches with respect to the guarantor and certain borrower related parties (generally other than borrower related parties with ownership interests of less than 20% of any particular borrower). The collateral analysis generally includes an analysis, other than in the case of newly constructed mortgaged properties, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. RREF’s credit underwriting also generally includes a review of third-party appraisal, environmental, building condition and seismic reports, if applicable. Generally, RREF performs or causes to be performed a site inspection to ascertain the overall quality, functionality and competitiveness of the property. RREF assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends, major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be acquired by RREF must be approved by an investment committee, which includes senior personnel from RREF or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. RREF’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination or acquisition of a loan. In determining a debt service coverage ratio, RREF may review and make adjustments to the underwritten net cash flow based on, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the mortgaged property in question as determined by RREF and payments on the loan based on actual principal and/or interest due on the loan. However, determination of underwritten net cash flow is often a highly subjective process based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the applicable mortgaged property. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, RREF may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There can be no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans acquired by RREF, there may exist subordinate mortgage debt or mezzanine debt. RREF may acquire such subordinate mortgage debt or mezzanine debt and may sell such debt to other lenders. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate and/or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on a third-party appraisal.

Evaluation of Borrower, Principals and/or Borrower Sponsors. RREF evaluates the borrower, its principals and/or the borrower sponsors with respect to credit history and prior experience as an owner and operator of commercial real estate properties. This evaluation will generally include obtaining and reviewing a credit report and other reliable indications of the borrower sponsor’s financial capacity, and obtaining and reviewing the principal’s and/or borrower sponsor’s prior real estate experience. Although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower, certain principals of the borrower and/or certain borrower sponsors of the borrower may be required to assume legal responsibility for liabilities arising as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and/or breach of environmental or hazardous materials requirements. Notwithstanding the above described review process, there can be no assurance that a borrower, a principal and/or a borrower sponsor has the financial capacity to meet the obligations that may arise with respect to such liabilities.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate or mezzanine debt, whether secured or unsecured. It is possible that RREF may be the lender on or acquire that additional debt and may sell such debt to other lenders.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Third Party Reports. As part of the underwriting process, RREF will obtain the reports described below (or review third party reports obtained on its behalf or in the case of acquired loans, on behalf of the related seller):

(i)       Appraisals. RREF will generally require independent appraisals or an update of an independent appraisal in connection with the origination or acquisition of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

(ii)       Environmental Assessment. In connection with the origination or acquisition process, RREF will, in most cases, require a current Phase I environmental assessment with respect to any mortgaged property. However, when circumstances warrant, RREF may utilize an update of a prior environmental assessment or a desktop review. Furthermore, an environmental assessment conducted at any particular mortgaged property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when RREF or an environmental consultant believes that such an analysis is warranted under the circumstances. Based on the assessment, RREF may (i) determine that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority and/or (ii) require the borrower to do one or more of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit (or other financial assurance acceptable to RREF) at the time of origination of the mortgage loan to complete such remediation within a specified period of time, or (D) obtain the benefits of an environmental insurance policy or a lender insurance policy.

(iii)       Engineering Assessment. In connection with the origination or acquisition process, RREF will, in most cases, require that an engineering firm inspect the mortgaged property to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, RREF will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)       Seismic Report. In connection with the origination or acquisition process, RREF will, in most cases, require that a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a mortgage loan, RREF will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to such mortgaged property. Evidence of compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the applicable borrower.

Escrow Requirements. RREF may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, RREF may identify certain risks that warrant additional escrows or holdbacks for items such as lease-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all mortgage loans acquired by RREF. The required escrows for mortgage loans acquired by RREF are as follows:

(i)       Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide RREF with sufficient funds to satisfy all taxes and assessments. RREF may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or RREF may waive the escrow for a portion of the mortgaged property which is leased to a tenant that pays taxes for its portion of the mortgaged property directly); or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

(ii)       Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide RREF with sufficient funds to pay all insurance premiums. RREF may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower maintains a blanket insurance policy; (ii) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that maintains property insurance for its portion of the mortgaged property or self-insures); and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.

(iii)       Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from the property condition or engineering report or to certain minimum requirements by property type. RREF may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the mortgaged property (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that repairs and maintains its portion of the mortgaged property); and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

(iv)       Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded at loan origination, during the related mortgage loan term and/or springing upon the occurrence of certain events to cover anticipated leasing commissions, free rent periods and/or tenant improvement costs which might be associated with re-leasing the space in the mortgaged property. RREF may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

(v)       Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of certain material repairs or replacements identified in the property assessment/condition or engineering report. RREF may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) if the deferred maintenance items do not materially impact the function, performance or value of the mortgaged property; (iii) if the mortgaged property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; and/or (iv) if any Escrow/Reserve Mitigating Circumstances exist.

(vi)       Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. RREF may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) if environmental insurance is in place or obtained; and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.

RREF may determine that establishing any of the foregoing escrows or reserves is not warranted given any one or more of (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) RREF’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) the related mortgaged property maintaining a specified debt service coverage ratio, (iv) the related originator having structured springing escrows that arise for identified risks, (v) RREF having an alternative to a cash escrow or reserve, such as a letter of credit, bond or other financial surety or a guarantee from the borrower or an affiliate of the borrower; (vi) RREF’s belief that there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the mortgaged property that would offset the need for the escrow or reserve; and/or (vii) such reserves are being collected and held by a third party, such as a management company, a franchisor, title company, or an association.

Notwithstanding the foregoing discussion under this caption “—RREF’s Underwriting Guidelines and Processes”, one or more of the Mortgage Loans contributed to this securitization by RREF may vary from, or may not comply with, RREF’s underwriting guidelines described above. In addition, in the case of one or more of the Mortgage Loans contributed to this securitization by RREF, RREF may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

RREF may in the future acquire mortgage loans it has not originated and deposit the related promissory notes into one or more securitization trusts. In addition, affiliates of RCM have in the past and may in the future acquire mortgage loans such affiliates have not originated and engage in the securitization of assets and related investments, as described above.

Exceptions to RREF’s Disclosed Underwriting Guidelines

We have disclosed generally our underwriting guidelines with respect to the Mortgage Loans. However, one or more of RREF’s Mortgage Loans may vary from the specific RREF underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of RREF’s Mortgage Loans, RREF may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, we may have made exceptions and the underwriting of a particular Mortgage Loan did not comply with all aspects of the disclosed criteria. Finally, in connection with loans acquired by RREF, RREF may have applied its underwriting guidelines based on information, including third party reports and other information, obtained by the related seller in connection with its origination of such loan. For any material exceptions to RREF’s underwriting guidelines described above in respect of the RREF Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

The RREF Mortgage Loans were originated or acquired in accordance with the underwriting standards set forth above.

Certain characteristics of these mortgage loans can be found in Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

RREF’s CIK number is 0001788190. RREF most recently filed a Form ABS-15G on February 14, 2020. With respect to the period from and including December 20, 2019 (the date of the first securitization into which RREF sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including March 31, 2020, RREF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act, as amended, with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

RREF is an affiliate of (i) RCA, the expected special servicer, (ii) RREF IV Debt AIV, LP, the entity that is expected to be the initial Controlling Class Certificateholder and expected to be appointed as the initial Directing Certificateholder and the entity that is expected to purchase the Class X-E, Class X-F, Class X-G, Class E, Class F and Class G certificates, and will receive the Class S Certificates on the Closing Date and (iii) Situs Holdings, LLC, the special servicer of the 525 Market Mortgage Loan, through common control by Stone Point Capital LLC. Except as described above, as of the Closing Date, neither RREF nor any of its affiliates will retain any Certificates issued by the issuing entity or any other economic interest in this securitization. However, RREF or its affiliates may retain or own in the future certain other classes of certificates and any such party will have the right to dispose of such certificates at any time. In addition, RCA is also an affiliate of RCM, which is the sub-adviser to and manages the investment portfolio of FS Credit Real Estate Income Trust, Inc., which entity holds the mezzanine loan related to the Weston South Carolina Industrial Portfolio Mortgage Loan that it purchased from KeyBank.

The information set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Rialto Real Estate Finance Fund IV – Debt, LP” has been provided by RREF.

Natixis Real Estate Capital LLC

General

Natixis Real Estate Capital LLC, a Delaware limited liability company (“NREC”), a sponsor, a mortgage loan seller, is an affiliate of Natixis Securities Americas LLC, one of the Underwriter Entities. NREC is a wholly-owned indirect subsidiary of Natixis North America LLC, which is itself a wholly-owned direct subsidiary of Natixis S.A. a société anonyme à conseil d’administration (a limited liability company with a board of directors) organized under the laws of France and a credit institution licensed as a bank in France (“Natixis”). The executive offices of NREC are located at 1251 Avenue of the Americas, New York, New York 10020.

Natixis S.A. is the international corporate, investment and financial services arm of Groupe BPCE, a French mutual banking group, which is one of the largest banking groups in France. Groupe BPCE includes BPCE, as its central institution, two French retail banking networks (the Banque Populaire and the Caisse d’Epargne networks), as well as a number of entities that are subsidiaries and affiliates of BPCE. Natixis S.A. is a publicly listed French bank on Euronext Paris. Its majority shareholder is BPCE. Natixis S.A. has three core business lines: Corporate & Investment Banking (which includes strategic advisory services, structured financing, capital markets, portfolio management, global transaction banking and research); Investment Solutions & Insurance (which includes asset management, insurance, private banking and private equity); and Specialized Financial Services (which includes factoring, leasing, consumer finance, employee savings schemes, sureties and financial guarantees, payments and securities services, distributed mainly through the two retail banking networks of the Groupe BPCE. Natixis S.A. also holds interests in certain non-core businesses referred to as “Financial Investments.” Natixis S.A. is based in France and does business internationally.

NREC is a full-service commercial real estate lender that has been principally engaged in originating, purchasing and securitizing commercial mortgage loans. NREC also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien commercial mortgage loans for securitization or resale, or for its own investment.

NREC’s Commercial Real Estate Securitization Program

One of NREC’s primary businesses is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for NREC’s securitization program. NREC, together with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in the same year. As of May 28, 2020, the total amount of commercial mortgage loans originated by NREC and its predecessors is in excess of $56.838 billion and the total amount of these loans that were securitized is in excess of $27.9 billion.

The commercial mortgage loans originated by NREC include both fixed- and floating-rate loans. NREC primarily originates loans secured by retail, office, multifamily, hotel, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. NREC originates loans throughout the United States.

NREC originates or acquires, including from its own affiliates, mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with Natixis Securities Americas LLC, and with other underwriters, NREC works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. NREC currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Neither NREC nor any of its affiliates currently act as servicer of the mortgage loans in its securitizations.

Pursuant to an MLPA, NREC will make certain representations and warranties, subject to certain exceptions set forth therein (and attached as Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “NREC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject NREC Mortgage Loan or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, substitute for another mortgage loan, or make a Loss of Value Payment, as the case may be. The depositor will assign its rights under each MLPA to the issuing entity. In addition, NREC has agreed to indemnify the depositor, the Underwriter Entities and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates.

Review of NREC Mortgage Loans

Overview. NREC, in its capacity as the sponsor of the NREC Mortgage Loans, has conducted a review of the NREC Mortgage Loans in connection with the securitization described in this prospectus. The review of the NREC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of NREC’s affiliates (the “NREC Deal Team”). The review procedures described below were employed with respect to all of the NREC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the NREC Deal Team created a database of loan-level and property-level information relating to each NREC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the NREC originators during the underwriting process. After origination of each NREC Mortgage Loan, the NREC Deal Team updated the information in the database with respect to the NREC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the NREC Deal Team.

A data tape (the “NREC Data Tape”) containing detailed information regarding each NREC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The NREC Data Tape was used by the NREC Deal Team to provide certain numerical information regarding the NREC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. NREC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by NREC, relating to information in this prospectus regarding the NREC Mortgage Loans. These procedures included:

•	comparing certain information in the NREC Data Tape against various source documents provided by NREC that are described above under “—Database”;

•	comparing numerical information regarding the NREC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the NREC Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the NREC Mortgage Loans disclosed in this prospectus.

Legal Review. NREC engaged various law firms to conduct certain legal reviews of the NREC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each NREC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from NREC’s standard form loan documents. In addition, origination counsel for each NREC Mortgage Loan reviewed NREC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the NREC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain NREC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the NREC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the NREC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each NREC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions. In addition, for each NREC Mortgage Loan originated by NREC or its affiliates, NREC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any NREC Mortgage Loan, NREC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. NREC conducted a search with respect to each borrower under a NREC Mortgage Loan to determine whether it filed for bankruptcy after origination of the NREC Mortgage Loan. If NREC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a NREC Mortgage Loan, NREC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The NREC Deal Team also consulted with the NREC originators to confirm that the NREC Mortgage Loans were originated in compliance with the origination and underwriting criteria, as well as to identify any material deviations from those origination and underwriting criteria, described under “—NREC’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, NREC determined that the disclosure regarding the NREC Mortgage Loans in this prospectus is accurate in all material respects. NREC also determined that the NREC Mortgage Loans were originated in accordance with NREC’s origination procedures and underwriting criteria. NREC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

NREC’s Underwriting Standards

General. Mortgage Loans originated by NREC generally are originated in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances that surround a mortgage loan, such as the type, quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the guidelines below are applied to a specific loan. The underwriting criteria are general and, in many cases, exceptions to one or more of the guidelines may be approved. For example, if a mortgage loan exhibits any one of the following characteristics, variances from the general guidelines described below may be considered acceptable under the circumstances: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan. Accordingly, no representation is made that every mortgage loan will comply in all respects with the guidelines described below.

Loan Analysis. The NREC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character. This analysis generally includes a review of historical financial statements, which are generally unaudited, historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the NREC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators.

Loan Approval. Prior to commitment, all mortgage loans to be originated by NREC must be approved by a loan committee comprised of senior real estate professionals from NREC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of a mortgage loan, or reject a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. NREC’s underwriting guidelines generally require a debt service coverage ratio that is not less than 1.20x and a loan-to-value ratio that does not exceed 80%. However, exceptions to these guidelines may be approved based on the characteristics of the mortgage loan in question. For example, NREC may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, NREC’s judgment of improved property performance in the future and/or other relevant factors. With respect to certain mortgage loans originated by NREC, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus, and on Annex A-1, Annex A-2 and Annex A-3, may differ from the amount calculated at the time of origination. In addition, NREC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans originated by NREC may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See “Description of the Mortgage Pool”.

Escrow Requirements. NREC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, NREC may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and NREC’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. NREC conducts a case-by-case analysis to determine the need for a particular escrow or reserve.

Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by NREC.

Generally, NREC requires escrows as follows:

•	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly, or (iii) in the case of a hotel property, the franchisor or a third-party property manager is maintaining such an escrow.

•	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, (iii) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium board, if applicable) is obligated to maintain the insurance, or (iv) in the case of a hotel property, the franchisor or a third-party property manager is maintaining such an escrow.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to,(i) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements or (ii) in the case of a hotel property, the franchisor or a third-party property manager is maintaining such an escrow.

•	Tenant Improvement/Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement/leasing commission reserve may be required to be funded either at loan origination or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, if (i) the tenant’s lease extends beyond the loan term, (ii) the rent for the space in question is considered below market, or (iii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value, or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

•	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the NREC Mortgage Loans, please see Annex A-1.

Third Party Reports. In addition to, or as part of applicable origination guidelines or reviews described above, in the course of originating the NREC Mortgage Loans, NREC generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

•	Appraisals—NREC’s underwriting guidelines generally require an independent appraisal of the subject property in connection with the origination of a mortgage loan, and that such appraisal be performed by a certified appraiser who is certified within the state in which the property is located. In addition, the guidelines require that those appraisals comply with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act of 1989.

•	Environmental Assessments—NREC may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, NREC may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, NREC might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water may be conducted only at multifamily rental properties and only when NREC or the environmental consultant believes that special circumstances warrant such an analysis. Depending on the findings of the initial environmental assessment, NREC may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

•	Engineering Assessment—In connection with the origination process, NREC may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, NREC will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

•	Seismic Report—Generally, a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination process, NREC generally examines whether the use and operation of the subject properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted non-conforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, NREC will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by NREC to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in NREC’s judgment constitute adequate security for the related mortgage loan;

•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Exceptions. Except as set forth above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”, the NREC Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

NREC most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the SEC on February 12, 2020. NREC’s Central Index Key number is 0001542256. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by NREC (or a predecessor), which activity occurred during the period from July 1, 2015 to March 31, 2020.

Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator(1)			Assets That Were Subject of Demand(2)			Assets That Were Repurchased or Replaced(2)			Assets Pending Repurchase or Replacement (within cure period)(2)(3)			Demand in Dispute(2)(3)			Demand Withdrawn(2)			Demand Rejected(2)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class Commercial Mortgages

Wells Fargo Commercial Mortgage Trust 2015-NXS2, Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(4)	39 loans & 42 mortgaged properties	503,900,454	55.1% of pool	1 loan (#8 in the pool)	23,000,000	2.5% of pool	0.00	0	0.00	0	0.00	0.00	0	0.00		1 loan (#8 in the pool)	23,000,000	2.5% of pool	0	0.00	0.00

(1)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d–f)
(2)	Reflects the number of loans, outstanding principal balance and approximate percentage of principal balance as of March 31, 2018. (For columns g-x)
(3)	Includes assets that are subject to a demand and within the cure period, but where (i) no decision has yet been made to accept or contest the demand or (ii) the demand request is in dispute. (For columns m-r)
(4)	The special servicer withdrew its demand on August 15, 2017.

Retained Interests in This Securitization

Neither NREC nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, NREC or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Natixis Real Estate Capital LLC” has been provided by NREC.

The Depositor

The depositor is Barclays Commercial Mortgage Securities LLC. The depositor is a special purpose limited liability company formed in the State of Delaware on August 18, 2004 for the purpose of engaging in the business, among other things, to acquire, own and hold loans, including commercial and multifamily mortgage loans, securities, notes, participations or any other assets or rights relating to an interest in real property or consumer receivables, to deposit the same into one or more trusts or other entities, to cause such trusts or other entities to issue pass-through certificates representing undivided beneficial ownership interests in the assets of such trusts or entities or notes collateralized by the assets of such trusts or entities, in addition to other related activities. The depositor is an affiliate of Barclays Capital Inc., an underwriter, and a direct wholly-owned subsidiary of Barclays Capital Real Estate Inc., a sponsor, mortgage loan seller and originator, which is an indirect wholly-owned subsidiary of Barclays Bank PLC, a public limited company registered in England and Wales, an expected VRR Interest Owner (as a “majority-owned affiliate” of Barclays) and one of the expected initial Risk Retention Consultation Parties. The depositor maintains its principal office at 745 Seventh Avenue, New York, New York 10019.

The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor has minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, the duty (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession to the certificate administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Exchange Act, and (iii) to indemnify the trustee and certificate administrator against certain expenses and liabilities resulting from the depositor’s willful misconduct, bad faith, fraud or negligence. The depositor is required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders and the RR Interest Owner.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders and the RR Interest Owner upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, BBCMS Mortgage Trust 2020-C7 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and the RR Interest Owner and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and they and the special servicer may make Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee”, “―The Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will act as trustee on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of December 31, 2019, WTNA served as trustee on over 1,826 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $429 billion, of which approximately 559 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $375 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee for this transaction.

The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: (1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, (2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as certificate administrator, REMIC administrator, certificate registrar, and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion in assets and approximately 260,000 employees as of December 31, 2019, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsors, the master servicer, the special servicer, the trustee, the operating advisor, the asset representations reviewer and the mortgage loan sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th floor, MAC: N9300-070, Minneapolis, Minnesota 55479.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to Certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells

Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the Trust REMICs and the grantor trust and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of December 31, 2019, Wells Fargo Bank was acting as securities administrator with respect to more than $530 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian (the “Custodian”) of the mortgage files pursuant to and subject to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee for the benefit of the Certificateholders. Wells Fargo Bank maintains each mortgage file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2019, Wells Fargo Bank was acting as custodian of more than 282,000 commercial mortgage files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a sponsor or an affiliate of a sponsor, and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For four CMBS transactions, Wells Fargo Bank disclosed transaction-level noncompliance on its 2019 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB related to its CMBS bond administration function. For two CMBS transactions, an administrative error resulted in a payment error to certain classes for one distribution period. The affected distributions were revised to correct the error before the next distribution date. For two CMBS transactions, a technical issue caused a wire processing delay that resulted in a portion of the distribution for each transaction to occur one business day late. Wells Fargo Bank has incorporated additional payment control procedures in an effort to prevent further similar payment errors.

Beginning on June 18, 2014, a group of institutional investors filed civil complaints in the Supreme Court of the State of New York, New York County, and later the U.S. District Court for the Southern District of New York against Wells Fargo Bank in its capacity as trustee for certain residential mortgage backed securities (“RMBS”) trusts. The complaints against Wells Fargo Bank alleged that the trustee caused losses to investors and asserted causes of action based upon, among other things, the trustee's alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought included money damages in an unspecified amount, reimbursement of expenses, and equitable relief. In November 2018, Wells Fargo Bank reached an agreement, in which it denied any wrongdoing, to resolve such claims on a classwide basis for the 271 RMBS trusts at issue. On May 6, 2019, the court entered an order approving the settlement agreement. Separate lawsuits against Wells Fargo Bank making similar allegations filed by certain other institutional investors concerning several RMBS trusts in New York federal and state court are not covered by the agreement.

In addition to the foregoing cases, in August 2014 and August 2015 Nomura Credit & Capital Inc. (“Nomura”) and Natixis Real Estate Holdings, LLC (“Natixis Holdings”) filed a total of seven third-party complaints against Wells Fargo Bank in New York state court. In the underlying first-party actions, Nomura and Natixis Holdings have been sued for alleged breaches of representations and warranties made in connection with residential mortgage-backed securities sponsored by them. In the third-party actions, Nomura and Natixis Holdings allege that Wells Fargo Bank, as master servicer, primary servicer or securities administrator, failed to notify Nomura and Natixis Holdings of their own breaches, failed to properly oversee the primary servicers, and failed to adhere to accepted servicing practices. Natixis Holdings additionally alleges that Wells Fargo Bank failed to perform default oversight duties. Wells Fargo has asserted counterclaims alleging that Nomura and Natixis Holdings failed to provide Wells Fargo notice of their representation and warranty breaches.

With respect to the foregoing litigations, Wells Fargo Bank believes plaintiffs' claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo Bank or the RMBS trusts.

Neither Wells Fargo Bank nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this heading “—The Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for all of the Mortgage Loans to be deposited into the Trust and as the primary servicer for certain of the Serviced Companion Loans (in such capacity, the “Master Servicer”. Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned indirect subsidiary of Wells Fargo & Company. Wells Fargo is also (i) the certificate administrator and custodian under this securitization, (ii) the current holder of one or more of the Companion Loans relating to the 525 Market Street Whole Loan, (iii) the trustee, certificate administrator and custodian under the MRCD 2019-PARK TSA, pursuant to which the Parkmerced Whole Loan is serviced, (iv) the servicer, certificate administrator and custodian under the MKT 2020-525M TSA, pursuant to which the 525 Market Street Whole Loan is serviced, (v) the servicer, certificate administrator and custodian under the SGCMS 2020-COVE TSA, pursuant to which The Cove at Tiburon Whole Loan is serviced, (vi) the trustee, certificate administrator and custodian under the BBCMS 2020-C6 PSA, pursuant to which the F5 Tower Whole Loan is serviced and (vii) the master servicer, certificate administrator and custodian under the WFCM 2020-C55 PSA, pursuant to which each of the One Stockton Whole Loan and the Vernon Tower Whole Loan is serviced. The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0293-080, 2001 Clayton Rd, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1050-084, 401 South Tryon Street, Three Wells Fargo, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2017	As of 12/31/2018	As of 12/31/2019	As of 3/31/2020
By Approximate Number:	30,017	30,491	30,931	30,772
By Approximate Aggregate Unpaid Principal Balance (in billions):	$527.63	$569.88	$594.17	$592.71

Within this portfolio, as of January 31, 2020, are approximately 23,188 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $468.5 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo’s servicing portfolio, as of January 31, 2020, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2017	$395,462,169,170	$647,840,559	0.16%
Calendar Year 2018	$426,656,784,434	$509,889,962	0.12%
Calendar Year 2019	$448,683,861,638	$390,136,051	0.09%
YTD Q1 2020	$447,507,864,332	$343,541,034	0.08%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated by Fitch, S&P and Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US. Wells Fargo’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer:	CSS2	Above Average	MOR CS2

The long-term issuer ratings of Wells Fargo are rated “A+” by S&P, “Aa2” by Moody’s and “AA-” by Fitch. The short-term issuer ratings of Wells Fargo are rated “A-1” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation. In light of COVID-19 and related social distancing, shelter-in-place and similar guidance and requirements, Wells Fargo Bank instituted a requirement that its personnel, including those in the commercial mortgage servicing group, but subject to certain exceptions, work remotely, beginning on March 16, 2020 or as soon as possible thereafter, and continuing through April 30, 2020, or such later date as management decides based on circumstances at that time. This remote-working capability is part of Wells Fargo Bank’s business continuity plan. Based on management’s review of its remote-working capability and resources and its daily review of actual results since instituting the remote-working requirement, Wells Fargo Bank does not expect the remote-working to adversely affect its servicing operations in any material respect.

Wells Fargo may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies. Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo has entered into contracts with third-party vendors for the following functions:

•	provision of Strategy and Strategy CS software;

•	audit services;

•	tracking and reporting of flood zone changes;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Wells Fargo;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

•	Uniform Commercial Code searches and filings;

•	insurance tracking and compliance;

•	onboarding-new loan setup;

•	lien release-filing & tracking;

•	credit investigation & background checks; and

•	defeasance calculations.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and Serviced Companion Loans. Wells Fargo monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo on the Mortgage Loans and Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or Serviced Companion Loans. On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, Serviced Companion Loans or otherwise. To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The Master Servicer will enter into one or more agreements with the mortgage loan sellers to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans and/or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans and Serviced Companion Loans.

Pursuant to certain interim servicing arrangements between Wells Fargo and Barclays or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by Barclays or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the Barclays Mortgage Loans.

Wells Fargo is the purchaser under a repurchase agreement with RREF or with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by such mortgage loan seller and/or its respective affiliates.

Pursuant to certain interim servicing arrangements between Wells Fargo and RREF or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by RREF or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the RREF Mortgage Loans.

Pursuant to certain interim servicing arrangements between Wells Fargo and Societe Generale Financial Corporation or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by Societe Generale Financial Corporation or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the Societe Generale Financial Corporation Mortgage Loans.

Pursuant to certain interim servicing arrangements between Wells Fargo and NREC or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by NREC or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the NREC Mortgage Loans.

Wells Fargo expects to enter into a primary servicing agreement with KeyBank pursuant to which KeyBank is expected to assume primary servicing duties with respect to all of the KeyBank Mortgage Loans and any related Serviced Companion Loan.

Neither Wells Fargo nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary mortgage transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between Wells Fargo, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo will have various duties under the PSA. Certain duties and obligations of Wells Fargo are described under “Pooling and Servicing Agreement—General” and “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions”. The ability of the master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The Primary Servicer

KeyBank will be appointed as a primary servicer with respect to the KeyBank Mortgage Loans (collectively, the “KeyBank Serviced Mortgage Loans”). KeyBank is a wholly-owned subsidiary of KeyCorp. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is not an affiliate of the issuing entity, the Depositor, any other Mortgage Loan Seller, the trustee, the certificate administrator, the paying agent, the custodian, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, or any other sub-servicer.

KeyBank is also the master servicer under the MRCD 2019-PARK trust and servicing agreement (with respect to the Parkmerced Mortgage Loan), the CFK 2020-MF2 trust and servicing agreement (with respect to the Acuity Mortgage Loan), and the MAD 2019-650M trust and servicing agreement (with respect to the 650 Madison Avenue Mortgage Loan).

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998.  The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	As of 12/31/2017	As of 12/31/2018	As of 12/31/2019	As of 3/31/2020
By Approximate Number	16,654	16,281	18,882	19,375
By Approximate Aggregate Principal Balance (in billions)	$197.60	$239.0	$289.6	$303.6

Within this servicing portfolio are, as of March 31, 2020, approximately 11,307 loans with a total principal balance of approximately $213.3 billion that are included in approximately 820 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2019, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank is approved as the master servicer and primary servicer for commercial mortgage-backed securities rated by Moody’s, S&P, Fitch and Morningstar Credit Ratings, LLC. Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Primary Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer and primary servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer and “CPS1” as a primary servicer. Morningstar Credit Ratings, LLC has assigned to KeyBank the rankings of “MOR CS1” as master servicer and “MOR CS1” as primary servicer. S&P’s, Fitch’s, and Morningstar Credit Rating LLC’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC® format to report to trustees of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.keybank.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the primary servicer or the master servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s deposits and debt obligations.

	S&P	Fitch	Moody’s
Long-Term Deposits	N/A	A	Aa3
Short-Term Deposits	N/A	F1	P-1
Long-Term Debt Obligations	A-	A-	A3
Short-Term Debt Obligations	A-2	F1	P-2

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the KeyBank Primary Servicing Agreement and, accordingly, will not have any material adverse impact on the performance of the KeyBank Serviced Mortgage Loans or the performance of the certificates.

KeyBank has developed policies, procedures and controls for the performance of its servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act of 1933, as amended. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the KeyBank Primary Servicing Agreement for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002, as amended, and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans.  Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the primary servicer of the KeyBank Serviced Mortgage Loans, generally responsible for the primary servicing functions for the KeyBank Serviced Mortgage Loans.  KeyBank may from time to time perform some of its servicing obligations under the KeyBank Primary Servicing Agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of any REO Property. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the KeyBank Primary Servicing Agreement as if KeyBank had not retained any such vendors.

Generally, all amounts received by KeyBank on the KeyBank Serviced Mortgage Loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the KeyBank Primary Servicing Agreement.  Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KeyBank will not have primary responsibility for custody services of original documents evidencing the KeyBank Serviced Mortgage Loans.  KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular KeyBank Serviced Mortgage Loans or otherwise.  To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard described in the KeyBank Primary Servicing Agreement.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as primary servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as primary servicer including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the KeyBank Serviced Mortgage Loans pursuant to the KeyBank Primary Servicing Agreement.

As of the Closing Date, neither KeyBank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that KeyBank will retain $13,889,570.40 Certificate Balance of the Class RR certificates, and, for the avoidance of doubt, KeyBank, as primary servicer for certain of the KeyBank Serviced Mortgage Loans, will be entitled to, or is expected to be entitled to, primary servicing fees described in this prospectus with respect to such Mortgage Loans. However, KeyBank and its affiliates may, from time to time after the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the Class RR certificates) at any time. KeyBank will be required to retain its portion of the Class RR certificates in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The information set forth above under this heading “—The Primary Servicer” has been provided by KeyBank.

Summary of the KeyBank Primary Servicing Agreement

General. KeyBank has acquired the right to be appointed as the primary servicer of the KeyBank Serviced Mortgage Loans, representing in the aggregate approximately 34.4% of the aggregate Initial Pool Balance, which such Mortgage Loans are to be transferred to the depositor by KeyBank. Accordingly, Wells Fargo, as master servicer, and KeyBank, as primary servicer, will enter into a primary servicing agreement dated as of June 1, 2020 (the “KeyBank Primary Servicing Agreement”) with respect to these mortgage loans and any related Serviced Companion Loans (the “KeyBank Primary Serviced Mortgage Loans”). The primary servicing of such KeyBank Primary Serviced Mortgage Loans will be governed by the KeyBank Primary Servicing Agreement. The following summary describes certain provisions of the KeyBank Primary Servicing Agreement relating to the primary servicing and administration of the KeyBank Primary Serviced Mortgage Loans. This summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the KeyBank Primary Servicing Agreement.

Summary of Certain Primary Servicing Duties. With respect to the KeyBank Primary Serviced Mortgage Loans, KeyBank, as primary servicer, will be responsible for performing the primary servicing of such Mortgage Loans and Companion Loans in a manner consistent with the PSA and the Servicing Standard. Primary servicing duties will include:

•	maintaining the servicing file and releasing files in accordance with the PSA and the KeyBank Primary Servicing Agreement,

•	within five (5) business days of receipt of a repurchase communication, reporting any such repurchase communication to the master servicer and forwarding a copy of such repurchase communication to the master servicer and such information in its possession reasonably requested by the master servicer, (ii) within five (5) business days of discovery or notice of a document defect or breach, notifying the master servicer in writing of any discovered document defect or breach of mortgage loan representation, and (iii) cooperating with the master servicer in pursuing its obligations to make a repurchase claim against the related mortgage loan seller,

•	collecting monthly payments and escrow and reserve payments and maintaining a primary servicer collection account and applicable escrow and reserve accounts (consistent with the requirements of the PSA) to hold such collections,

•	remitting to the master servicer on a timely basis monthly payments less any primary servicing fees, escrow and reserve payments and payments in the nature of additional servicing compensation due to KeyBank, as primary servicer,

•	preparing such reports, including a collection report, monthly remittance report, various CREFC® reports and such other reports as reasonably requested by the master servicer from time to time,

•	collecting monthly and quarterly borrower reports, budgets, operating statements, income statements and rent rolls,

•	performing inspections of the related mortgaged properties at the frequency required of the master servicer under the PSA and providing inspection reports to the master servicer,

•	monitoring borrower insurance obligations on such loans and obtaining such property level insurance when the borrower fails to maintain such insurance,

•	maintaining errors and omissions insurance and an appropriate fidelity bond,

•	notifying the master servicer of any borrower requests or transactions and performing certain duties of the master servicer with respect to such borrower request or transaction; provided, however, that KeyBank will not permit or consent to any borrower request or transaction without confirming that the master servicer is either obligated to process or the master servicer and the special servicer have mutually agreed that the master servicer will process such request and obtaining the prior written consent of the master servicer,

•	promptly notifying master servicer of any defaults under the KeyBank Primary Serviced Mortgage Loans, collection issues or customer issues; provided that KeyBank will not take any action with respect to enforcing such loans without the prior written approval of the master servicer,

•	in connection with any request for materials by the asset representations reviewer with respect to this PSA or any other asset representations reviewer, promptly providing master servicer with any documents requested by the master servicer and cooperating with the master servicer in connection with its obligations relating to such request; and

•	with respect to all servicing responsibilities of the master servicer under the PSA which are not being performed by KeyBank under the KeyBank Primary Servicing Agreement, KeyBank will reasonably cooperate with the master servicer to facilitate the timely performance of such servicing responsibilities.

KeyBank will also timely provide such certifications, reports and registered public accountant attestations required by the KeyBank Primary Servicing Agreement or by the master servicer to permit it to comply with the PSA and the depositor to comply with its Exchange Act reporting obligations.

KeyBank will not communicate directly with the special servicer, the Directing Certificateholder or any Rating Agency except in very limited circumstances set forth in the KeyBank Primary Servicing Agreement.

KeyBank will have no obligation to make any principal and interest advance or any servicing advances. KeyBank will not make any Major Decisions or Special Servicer Decisions or take any other action requiring the approval of the master servicer under the KeyBank Primary Servicing Agreement without the prior written approval of the master servicer. Such consent will be subject to the consent of the special servicer and the special servicer will process such request unless mutually agreed by the special servicer and the master servicer that the master servicer will process such request. The master servicer will request any such approvals or Rating Agency Confirmation.

Compensation. As compensation for its activities under the KeyBank Primary Servicing Agreement, the primary servicing fee will be paid only to the extent that the master servicer receives the servicing fee with respect to the KeyBank Primary Serviced Mortgage Loans under the PSA. KeyBank is not entitled to any Compensating Interest Payment, Prepayment Interest Excess, default interest, penalty charges or other amounts not specifically set forth in the KeyBank Primary Servicing Agreement. KeyBank will be entitled to such additional servicing compensation as set forth in the KeyBank Primary Servicing Agreement.

Generally, if received and the master servicer is entitled to retain such amounts under the PSA, KeyBank will also be entitled to retain, with respect to the KeyBank Primary Serviced Mortgage Loans, as additional primary servicing compensation (the “Additional Primary Servicing Compensation”), the following:

•	100% of the master servicer’s share of any charges for beneficiary statements, demand fees and amounts collected for checks returned for insufficient funds;

•	50% of the master servicer’s share of any assumption application fees and assumption fees;

•	50% of the master servicer’s share of any modification fees, consent fees, and defeasance fees to the extent such action was performed by KeyBank; and

•	subject to certain limitations set forth in the PSA, any interest or other income earned on deposits in the related accounts held by KeyBank.

KeyBank will be required to remit to the master servicer any additional servicing compensation or other amounts received by it which KeyBank is not entitled to retain. Except as otherwise provided, KeyBank will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the KeyBank Primary Servicing Agreement.

Indemnification; Limitation of Liability. KeyBank and its officers, agents, affiliates or employees (the “KeyBank Parties”) will have no liability to the master servicer for any action taken or refraining from the taking of any action, in good faith pursuant to the KeyBank Primary Servicing Agreement, or for errors in judgment; provided, however, this will not protect KeyBank Parties against any breach of representations or warranties made in the KeyBank Primary Servicing Agreement, or against any liability which would otherwise be imposed on KeyBank by reason of its willful misconduct, bad faith or negligence (or by reason of any specific liability imposed under the KeyBank Primary Servicing Agreement for a breach of the Servicing Standard) in the performance of its obligations or duties under the KeyBank Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the KeyBank Primary Servicing Agreement. The KeyBank Parties will be indemnified and held harmless by the master servicer against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and any other costs, liabilities or expenses that KeyBank will sustain arising from or as a result of any willful misconduct, bad faith or negligence of the master servicer in the performance of its obligations and duties under the KeyBank Primary Servicing Agreement or by reason of negligent disregard by the master servicer of its duties and obligations under the KeyBank Primary Servicing Agreement or by reason of breach of any representations or warranties made in the KeyBank Primary Servicing Agreement. KeyBank will be indemnified by the issuing entity, to the extent provided in the PSA, against any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the KeyBank Primary Servicing Agreement or the certificates, other than any loss, liability or expense (including legal fees and expenses) (i) that are specifically required to be borne by KeyBank without right of reimbursement pursuant to the terms of the KeyBank Primary Servicing Agreement or (ii) that are incurred by reason of (A) a breach of any representation or warranty by KeyBank or (B) willful misconduct, bad faith, or negligence of KeyBank in the performance of duties under the KeyBank Primary Servicing Agreement or negligent disregard of obligations and duties under the KeyBank Primary Servicing Agreement; provided, however, that the indemnification described in this sentence will be strictly limited to any actual amount of indemnification received by the master servicer under the PSA as a result of pursuing the Trust on behalf of KeyBank for such indemnification.

KeyBank will be required to indemnify and hold harmless the master servicer and its partners, directors, officers, agents or employees against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and any other costs, liabilities or expenses that the master servicer may sustain arising from or as a result of any willful misconduct, bad faith, fraud or negligence of KeyBank in the performance of its obligations and duties under the KeyBank Primary Servicing Agreement or by reason of negligent disregard by KeyBank of its duties and obligations under the KeyBank Primary Servicing Agreement or by reason of breach of any representations or warranties made in the KeyBank Primary Servicing Agreement.

Resignation. The KeyBank Primary Servicing Agreement will provide that KeyBank may not resign from the obligations and duties imposed on it thereunder except by 60 days prior written notice to the master servicer or upon the determination that its duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by KeyBank.

Termination. The KeyBank Primary Servicing Agreement will be terminated with respect to KeyBank if any of the following occurs:

•	the master servicer elects to terminate KeyBank following a KeyBank Primary Servicer Termination Event (as defined below);

•	upon resignation by KeyBank;

•	upon the later of the final payment or other liquidation of the last KeyBank Serviced Mortgage Loans and disposition of all REO Property and remittance of all funds due under the KeyBank Primary Servicing Agreement;

•	by mutual consent of KeyBank and the master servicer in writing;

•	upon termination of the PSA;

•	at the option of the purchaser of any KeyBank Primary Serviced Mortgage Loan pursuant to the terms of the PSA, solely with respect to such KeyBank Primary Serviced Mortgage Loan; or

•	if the master servicer’s responsibilities and duties as master servicer under the PSA have been assumed by the trustee, and the trustee has the right to terminate KeyBank pursuant to the PSA.

“KeyBank Primary Servicer Termination Event”, means any one of the following events:

•	any failure by KeyBank (i) to make a required deposit to the accounts maintained by KeyBank, or (ii) to remit to the master servicer on the dates and by the times required to be made any amount required to be so deposited or remitted by KeyBank, which failure is not cured within 1 business day after such deposit or remittance is due;

•	any failure on the part of KeyBank to deliver to the master servicer certain certificates or reports specified in the KeyBank Primary Servicing Agreement subject to cure periods specified in the KeyBank Primary Servicing Agreement;

•	KeyBank fails three times within any 12-month period to deliver to the master servicer certain reports specified in the KeyBank Primary Servicing Agreement within one business day following the date such reports are due;

•	any failure by KeyBank duly to observe or perform in any material respect any of its other covenants or obligations under the KeyBank Primary Servicing Agreement, which failure continues unremedied for 25 days (or (A) with respect to any year that a report on Form 10-K is required to be filed, 3 business days in the case of KeyBank's obligations contemplated by the PSA or (B) 10 days in the case of payment of an insurance premium) after written notice of the failure has been given to KeyBank by the master servicer; provided, if that failure is capable of being cured and KeyBank is diligently pursuing that cure, that such period will be extended an additional 30 days;

•	any breach on the part of KeyBank of any representation or warranty in the KeyBank Primary Servicing Agreement which materially and adversely affects the interests of the master servicer or any Class of Certificateholders or the RR Interest Owner and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, is given KeyBank, by the master servicer; provided, if that breach is capable of being cured and KeyBank is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

•	certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to KeyBank and certain actions by or on behalf KeyBank indicating its insolvency or inability to pay its obligations;

•	either Moody’s or DBRS Morningstar (or, in the case of Serviced Pari Passu Companion Loan Securities backed or partially backed by a KeyBank Primary Serviced Mortgage Loan, any related Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities backed or partially backed by a KeyBank Primary Serviced Mortgage Loan, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities backed or partially backed by a KeyBank Primary Serviced Mortgage Loan, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such rating action has not been withdrawn by Moody’s or DBRS Morningstar (or, in the case of Serviced Pari Passu Companion Loan Securities backed or partially backed by a KeyBank Primary Serviced Mortgage Loan any related Companion Loan Rating Agency) and, in the case of either of clauses (i) or (ii), such Rating Agency publicly cited servicing concerns with the master servicer (because of actions of KeyBank) or KeyBank as the sole or a material factor in such rating action;

•	KeyBank is no longer rated at least “CPS3” by Fitch and KeyBank is not reinstated to at least that rating within 60 days of delisting;

•	KeyBank assigns or transfers or attempts to assign or transfer all or part of its rights and obligations under the KeyBank Primary Servicing Agreement except as permitted by the KeyBank Primary Servicing Agreement; or

•	(1) the KeyBank fails to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor under the PSA or under the KeyBank Primary Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (2) KeyBank fails to perform in any material respect any of its covenants or obligations contained in the KeyBank Primary Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required under the KeyBank Primary Servicing Agreement or for any party to the PSA to perform its obligations under Article XI of the PSA or under the Exchange Act reporting items required under any other pooling and servicing agreement that the depositor is a party to.

Notwithstanding the foregoing, upon any termination of KeyBank, KeyBank will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and will be required to cooperate fully with the master servicer to transition primary servicing of the KeyBank Primary Serviced Mortgage Loans to the master servicer or its designee.

The foregoing information set forth in this “—The Primary Servicer—Summary of the KeyBank Primary Servicing Agreement” section has been provided by KeyBank.

The Special Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“RCA”), is expected to be appointed as the special servicer under the PSA. In such capacity, the special servicer will be responsible for the servicing and administration of the Specially Serviced Loans (other than any Excluded Special Servicer Loan) and REO Properties, pursuant to the PSA.

RCA maintains its principal servicing office at 200 S. Biscayne Blvd., Suite 3550, Florida 33131.

RCA has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. RCA currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar. RCA is also rated by Kroll Bond Rating Agency (“KBRA”) and DBRS.

RCA is an affiliate of RCM and a Securities and Exchange Commission registered investments adviser. RCM is a vertically integrated commercial real estate investment and asset manager. Previously an indirect wholly-owned subsidiary of Lennar, a national homebuilder, RCM and RCA were acquired on November 30, 2018 by investment funds managed by Stone Point in partnership with RCM’s management team. Stone Point is a financial services and asset management focused private equity firm based in Greenwich, Connecticut. As of March 31, 2020, RCM was the sponsor of, and certain of its affiliates were investors in, ten private equity fund structures (collectively, the “Funds”) and RCM also advised several other investment vehicles such as coinvestments, joint ventures and separately managed accounts, having over $4.8 billion of regulatory assets under management in the aggregate. Of the ten Funds, five are focused in whole or in part on investments in commercial mortgage-backed securities, with the remaining Funds focused on distressed and value add real estate related investments, mezzanine debt and/or credit investments.

As of March 31, 2020, RCM has underwritten and purchased, primarily for the Funds, over $7.6 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 119 securitizations totaling approximately $125 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer for each of these transactions.

Rialto Management Group, LLC, together with its subsidiaries RCA and RCM (excluding Stone Point), had 233 employees as of March 31, 2020 and is headquartered in Miami with offices located in New York City and Atlanta and additional offices across the United States and in Europe.

RCA has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. RCA has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of Certificateholders and the RR Interest Owner. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by RCA for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

RCA is subject to an annual external audit. As part of such external audit, auditors perform test work and review internal controls throughout the year. While RCA was a part of Lennar, RCA was determined to be Sarbanes-Oxley compliant.

RCA maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, RCA has a formal, documented disaster recovery and business continuity plan.

As of March 31, 2020, RCA and its affiliates were actively special servicing approximately 220 portfolio loans (and REO properties) with an unpaid principal balance of approximately $3.37 billion (see footnote 2 to the chart below).

RCA is also currently performing special servicing for approximately 121 commercial real estate securitizations. With respect to such securitization transactions, RCA is administering approximately 7,990 assets with an unpaid principal balance at securitization of approximately $126.0 billion. The asset pools specially serviced by RCA include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The table below sets forth information about RCA’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2017	As of 12/31/2018	As of 12/31/2019	As of 3/31/2020
Number of CMBS Pools Named Special Servicer	90	105	120	121
Approximate Aggregate Unpaid Principal Balance(1)	$91.8 billion	$110.9 billion	$125.0 billion	$126.0 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	77	136	179	220
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$1.1 billion	$2.02 billion	$2.55 billion	$3.37 billion

(1)	Includes all commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by RCA.
(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer that are, as of the specified date, specially serviced by RCA. Does not include any resolutions during the specified year.

In its capacity as the special servicer, RCA will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. RCA may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that RCA has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

RCA does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances RCA may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of RCA, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by RCA in other commercial mortgage-backed securitization pools generally, for which RCA has developed processes and procedures which materially differ from the processes and procedures employed by RCA in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been, during the past three years, any material changes to the policies or procedures of RCA in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction.

No securitization transaction in which RCA was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of RCA as special servicer, including as a result of a failure by RCA to comply with the applicable servicing criteria in connection with any securitization transaction. RCA has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. RCA has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which RCA is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by RCA in connection with any securitization in which RCA was acting as special servicer.

RCA does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, RCA believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the certificates.

From time to time RCA is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. RCA does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against RCA or of which any of its property is the subject, that are material to the Certificateholders.

RCA occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which RCA acts as special servicer, RCA may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, RCA’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace RCA as the special servicer.

RCA is an affiliate of (i) Rialto Real Estate Fund IV – Debt, LP, a sponsor and a mortgage loan seller, (ii) RREF IV Debt AIV, LP, the entity expected to be the initial Controlling Class Certificateholder and expected to be appointed as the initial Directing Certificateholder, and the entity that is expected to purchase the Class X-E, Class X-F, Class X-G, Class E, Class F and Class G certificates, and will receive the Class S certificates on the Closing Date and (iii) Situs Holdings, LLC, the special servicer of the 525 Market Street Mortgage Loan, through common control by Stone Point Capital LLC. In addition, RCA was appointed as the initial special servicer under the WFCM 2020-C55 pooling and servicing agreement which governs the servicing and administration of the One Stockton Whole Loan and Vernon Towers Whole Loan and is an affiliate of the entities that are the Controlling Class Certificateholder, initial directing certificateholder, retaining sponsor and initial risk retention consultation party under the WFCM 2020-C55 pooling and servicing agreement. Except as described above, neither RCA nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, RCM or its affiliates may, in the future, retain or own interests in certain other classes of certificates. Any such party will have the right to dispose of such certificates at any time. In addition, RCA is also an affiliate of RCM, which is the sub-adviser to and manages the investment portfolio of FS Credit Real Estate Income Trust, Inc., which entity holds the mezzanine loan related to the Weston South Carolina Industrial Portfolio Mortgage Loan that it purchased from KeyBank.

The foregoing information regarding the special servicer set forth in this section entitled
“—The Special Servicer” has been provided by RCA. None of the depositor, the underwriters, the master servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The special servicer will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus).

The special servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist).

The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer and Special Servicer” in this prospectus.

Certain duties and obligations of RCA as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “—Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Provisions” and “—Inspections” in this prospectus. RCA’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Affiliated Special Servicer

Situs Holdings, LLC, a Delaware limited liability company (“Situs Holdings”) currently serves as the special servicer under the MKT 2020-525M TSA, which currently governs the servicing of the 525 Market Street Whole Loan. Situs Holdings’ controlling ownership interest is collectively held by the Trident VI and Trident VII Funds (which “Trident VI” Funds include Trident VI, LP, Trident VI Parallel Fund, LP, Trident VI DE Parallel Fund, LP, and Trident VI Professionals Fund, LP and which “Trident VII” Funds include Trident VII, LP, Trident VII Parallel Fund, LP, Trident VII DE Parallel Fund, LP, and Trident VII Professionals Fund, LP) all of which are managed by Stone Point Capital LLC (“Stone Point”), an investment adviser registered with the US. Securities and Exchange Commission. Stone Point is a financial services-focused private equity firm that has raised and managed eight private equity funds over 25 years, with aggregate committed capital of more than $25 billion. Stone Point has invested in over 100 companies and targets investments in the global financial services industries, including investments in companies that provide outsourced services to financial institutions, banks and depository institutions, asset management firms, insurance and reinsurance companies, insurance distribution and other insurance-related businesses, specialty lending and other credit opportunities, mortgage services companies and employee benefits and healthcare companies. A minority interest in Situs Holdings is held by Port-aux-Choix Private Investments Inc., a Canadian pension fund managed by The Public Sector Pension Investment Board (“PSP”). PSP is one of Canada’s largest pension investment managers investing in funds for the pension plans of the Public Service, the Canadian Armed Forces, the Royal Canadian Mounted Police and the Reserve Force.

The principal executive office of Situs Holdings is located at 5065 Westheimer, Suite 700E, Houston, Texas 77056 and its telephone number is (713) 328-4400. Situs Holdings maintains its principal special servicing office at 101 Montgomery Street, Suite 2250, San Francisco, California 94104.

Situs Holdings has a current Special Servicer rating for “CSS2-” from Fitch and is on S&P’s Select Servicer list as a United States Commercial Mortgage Special Servicer ranked “Above Average.” Situs Holdings is approved by Moody’s as a special servicer for CMBS and single family rental transactions. KBRA has reviewed Situs Holdings as a special servicer and has deemed Situs Holdings to possess the necessary capabilities and attributes necessary to satisfy the minimum requirements to meet its contractual obligations and the Servicing Standard in accordance with industry practices. As of December 31, 2019, Situs Holdings is also the named operating advisor for 21 CMBS transactions with an aggregate outstanding principal balance of approximately $18.3 billion.

Situs Holdings and its affiliates (collectively, “Situs”) are involved in the real estate advisory business and engages principally in:

•	Real estate consulting

•	Primary servicing

•	CMBS/CLO special servicing

•	Asset management

•	Commercial real estate valuation

•	Due diligence and underwriting

Since 1985, Situs has provided commercial real estate advisory, due diligence and business solutions to the lending and real estate industries. Situs has major offices located across the U.S. in San Francisco, New York, and Houston as well as offices in London and Frankfurt. Situs provides services to financial institutions investors and servicers as well as to agencies of the United States government.

The table below sets forth information about Situs’ portfolio of securitized specially serviced loans as of the dates indicated below:

Special Servicing	12/31/2017	12/31/2018	12/31/2019
CMBS Pools (exclude SFR)	19	22	60
By Approximate Number	1,159	1,220	1,912
Named Specially Serviced Portfolio By Approximate UPB(1)	9,390,884,743	11,988,515,043	$29,654,019,596
Actively Specially Serviced Portfolio By Number of Loans(2)	14	12	3
Actively Specially Serviced Portfolio By Approximate UPB(2)	181,792,953	138,318,128	$12,523,226

SFR Pools	6	3	6
By Approximate Number	153	249	512
Named Specially Serviced Portfolio By Approximate UPB(1)	2,423,291,984	547,140,715	$1,410,421,511
Actively Specially Serviced Portfolio By Number of Loans(2)	5	7	17
Actively Specially Serviced Portfolio By Approximate UPB(2)	9,314,191	11,115,151	$26,206,600

(1)	Includes all securitized loans in Situs’ portfolio for which Situs is the named special servicer, regardless of whether such loans are, as of the specified date, specially-serviced loans.

(2)	Includes only those securitized loans in the portfolio that, as of the specified date, are specially-serviced loans.

As of December 31, 2019, Situs had 42 personnel involved in the asset management and special servicing of commercial real estate assets, of which 7 were dedicated to the special servicing business unit. As of December 31, 2019, Situs specially serviced a portfolio which included approximately 34 loans throughout the United States with a then current face value in excess of $47.7 million, all of which are commercial or multifamily real estate assets. As of December 31, 2019, Situs had 49 personnel involved in the primary/master servicing of commercial real estate, all of which are commercial or multifamily real estate assets.

Those commercial real estate assets included mortgage loans secured by the same types of income producing properties as those securing the 525 Market Street Whole Loan. Accordingly, the assets that Situs services, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real property securing the 525 Market Street Whole Loan for tenants, purchasers, financing and so forth.

Situs has developed policies and procedures for the performance of its servicing and special servicing obligations in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Situs has recognized that technology can greatly improve its performance as a servicer and special servicer, and Situs’ infrastructure provides improved controls for compliance with pooling and servicing agreements, loan administration and procedures in workout/resolution.

Situs occasionally engages consultants to perform property inspections and provide certain asset management functions. Situs does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as servicer and/or special servicer and accordingly Situs does not believe that its financial condition will have any adverse effect on the performance of its duties under the MKT 2020-525M TSA nor any material impact on the loan performance or the performance of the 525 Market Street Whole Loan.

Situs Holdings will not have primary responsibility for custody services of original documents evidencing the mortgage loans for which it is special servicer. On occasion, Situs Holdings may have custody of certain of such documents as necessary for enforcement actions involving the 525 Market Street Whole Loan or otherwise. To the extent that Situs Holdings has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standards set forth in the applicable trust and servicing agreement. There are currently no legal proceedings pending; and no legal proceedings known to be contemplated by governmental authorities, against Situs or of which any of its property is the subject, which is material to the holders of the 525 Market Street Whole Loan.

No securitization transaction involving commercial or multifamily mortgage loans in which Situs was acting as servicer and/or special servicer has experienced an event of default as a result of any action or inaction performed by Situs as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by Situs with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which Situs was acting as servicer and/or special servicer.

From time to time, Situs and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Situs does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as servicer and/or special servicer.

Situs is not an affiliate of the depositor, the issuing entity, the sponsors/mortgage loan sellers (other than Rialto Real Estate Fund IV – Debt, LP), the originators, the servicers (other than Rialto Capital Advisors, LLC, the special servicer), any sub-servicer, the master servicer, the trustee, the certificate administrator, the custodian, the operating advisor or the asset representation reviewer. Situs is affiliated, through common control by Stone Point, with (i) Rialto Capital Advisors, LLC, the anticipated special servicer, (ii) Rialto Real Estate Fund IV – Debt, LP, a sponsor and mortgage loan seller and (iii) RREF IV Debt AIV, LP, the entity that is expected to be the initial Controlling Class Certificateholder and expected to be appointed as the initial Directing Certificateholder and the entity that is expected to purchase the Class X-E, Class X-F, Class X-G, Class E, Class F and Class G certificates, and will receive the Class S certificates.

From time to time, Situs and/or its affiliates may purchase or sell securities, including CMBS certificates. Situs and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market. Except as described herein, neither Situs nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Situs, or its affiliates, may from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The depositor, the sponsors, borrowers, the guarantors, the master servicer, the trustee and the certificate administrator may maintain banking and other commercial relationships with Situs and its affiliates.

The information set forth under this heading “—The Affiliated Special Servicer” regarding Situs Holdings, LLC has been provided by Situs Holdings, LLC.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly-owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor and asset representations reviewer under the PSA with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan). Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of March 31, 2020, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $243.5 billion issued in 284 transactions.

As of March 31, 2020, Park Bridge Lender Services was acting as asset representations reviewer for 127 commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $113.8 billion.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders or the RR Interest Owner, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations

Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

Credit Risk Retention

General

This securitization transaction is required to comply with the Credit Risk Retention Rules. Barclays Capital Real Estate Inc. has been designated by the sponsors to act as the “retaining sponsor” under the Credit Risk Retention Rules (in such capacity, the “Retaining Sponsor”) and the Retaining Sponsor intends to satisfy its risk retention requirements of the Credit Risk Retention Rules as follows:

•	The “VRR Interest” is an interest in the issuing entity representing the right to receive the VRR Percentage of all amounts collected on the Mortgage Loans, net of all expenses of the issuing entity, and distributed on the certificates (other than the Class R certificates) and the RR Interest (i.e., representing the right to receive the VRR Allocation Percentage of all amounts distributed on the Non-VRR Certificates on each Distribution Date). The two types of interests comprising the VRR Interest will be the definitive Class RR certificates retained by the Retaining Sponsor (or its MOA) and KeyBank as described below and the uncertificated interest acquired by Societe Generale Financial Corporation (or its MOA) (the “RR Interest”) as described below. The VRR Interest will constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) in the issuing entity and will have an aggregate initial VRR Interest Balance of $40,390,880.23. The owner of the RR Interest is referred to in this prospectus as the “RR Interest Owner” and the RR Interest Owner and the holders of the Class RR certificates (the “Class RR Certificateholder”) are referred to collectively in this prospectus as the “VRR Interest Owners”.

•	The Retaining Sponsor (through its “majority-owned affiliate”, Barclays Bank PLC) is expected to retain a portion of the VRR Interest, in the form of Class RR certificates, with a VRR Interest Balance equal to $18,419,322.17 and representing approximately 45.6% of the VRR Interest on the Closing Date.

•	The Retaining Sponsor is expected to offset a portion of its risk retention requirements by the portion of the VRR Interest acquired on the Closing Date by KeyBank National Association (“KeyBank”); KeyBank is expected to acquire on the Closing Date and retain a portion of the VRR Interest, in the form of Class RR certificates, with a VRR Interest Balance equal to $13,889,570.40 of the VRR Interest (the “KeyBank VRR Interest Portion”), representing approximately 34.4% of the VRR Interest; KeyBank originated Mortgage Loans representing approximately 34.4% of the Initial Pool Balance, which is equal to at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate VRR Interest Balance of the entire VRR Interest as of the Closing Date, in accordance with the Credit Risk Retention Rules; KeyBank will acquire the KeyBank VRR Interest Portion from the Retaining Sponsor on the Closing Date; and

•	The Retaining Sponsor is expected to offset a portion of its risk retention requirements by the portion of the VRR Interest acquired on the Closing Date by Societe Generale Financial Corporation (“SGFC”), in the form of the RR Interest, with a VRR Interest Balance equal to $8,081,987.66 (the “Original RR Interest Balance”), which portion will equal $8,081,987.66 representing approximately 20.0% of the entire VRR Interest as of the Closing Date (the “SGFC VRR Interest Portion”); SGFC originated Mortgage Loans representing approximately 20.0% of the Initial Pool Balance, which is equal to at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate VRR Interest Balance of the entire VRR Interest as of the Closing Date, in accordance with the Credit Risk Retention Rules; SGFC will acquire the SGFC VRR Interest Portion from the Retaining Sponsor on the Closing Date.

The percentage of all amounts collected on the Mortgage Loans, net of all expenses of the issuing entity, and distributed on the certificates (other than the Class R certificates) and the RR Interest represented by the VRR Interest will equal at least 5% as of the Closing Date.

“Credit Risk Retention Rules” means Regulation RR, 12 C.F.R. Part 244.

“MOA” means a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules).

“VRR Percentage” means a fraction, expressed as a percentage, the numerator of which is the initial VRR Interest Balance of the VRR Interest, and the denominator of which is the aggregate initial Certificate Balance of all of the classes of Principal Balance Certificates and the VRR Interest Balance of the VRR Interest.

None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in a manner that would satisfy the requirements of the EU Securitization Regulation. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any requirement of the EU Securitization Regulation. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Securitization Regulation. Consequently, the certificates may not be a suitable investment for investors who are subject to the EU Securitization Regulation. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor, the VRR Interest Owners and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, each of the VRR Interest Owners or any other party may not be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

The VRR Interest

Material Terms of the VRR Interest

General

The right to payment of the VRR Interest Owners is pro rata and pari passu with the right to payment of holders of the Non-VRR Certificates (as a collective whole). On each Distribution Date, the portion of Aggregate Available Funds allocable to: (a) the VRR Interest will be the product of such Aggregate Available Funds multiplied by the VRR Percentage; and (b) the Non-VRR Certificates will be the product of such Aggregate Available Funds multiplied by the Non-VRR Percentage. In addition, any losses incurred on the Mortgage Loans will be allocated between the VRR Interest, on the one hand, and the Principal Balance Certificates, on the other hand, pro rata in accordance with the VRR Percentage and the Non-VRR Percentage, respectively.

VRR Available Funds

The aggregate amount available for distribution to the VRR Interest Owners on each Distribution Date will, in general, equal the sum of (i) the product of the VRR Percentage multiplied by the Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date and (ii) the VRR Interest Gain-on-Sale Remittance Amount (such amount, the “VRR Available Funds”).

Allocation of VRR Realized Losses

In addition, on each Distribution Date, any VRR Realized Losses will be allocated to the VRR Interest, pro rata based on the VRR Interest Balances of each of the RR Interest and the Class RR certificates; and, in connection therewith, the VRR Interest Balance of the VRR Interest will be reduced without distribution, as a write-off, to the extent of such VRR Realized Loss.

The “VRR Realized Loss”, with respect to each Distribution Date, is the amount, if any, by which (i) the aggregate VRR Interest Balance, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the VRR Percentage and (B) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), including any REO Loans (but in each case, excluding any Companion Loan), as of the end of the last day of the related Collection Period.

In the event that VRR Realized Losses previously allocated to the VRR Interest in reduction of its VRR Interest Balance are recovered subsequent to such VRR Interest Balance being reduced to zero, VRR Interest Owners may receive distributions in respect of such recoveries (with interest) in accordance with the distribution priorities described under “—The VRR Interest—Priority of Distributions on the VRR Interest” below.

Priority of Distributions on the VRR Interest

On each Distribution Date, for so long as the aggregate VRR Interest Balance has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account for distribution to the VRR Interest, to the extent of the VRR Available Funds, in the following order of priority:

First, to the RR Interest and the Class RR certificates, pro rata based on their respective VRR Interest Balances, in respect of interest, up to an amount equal to the VRR Interest Distribution Amount for such Distribution Date;

Second, to the RR Interest and the Class RR certificates, pro rata based on their respective VRR Interest Balances, in reduction of the VRR Interest Balance thereof, up to an amount equal to the VRR Principal Distribution Amount for such Distribution Date, until the VRR Interest Balance has been reduced to zero; and

Third, to the RR Interest and the Class RR certificates, pro rata based on their respective VRR Interest Balances, to reimburse (with interest) prior write-offs of the VRR Interest Balance of the VRR Interest, up to an amount equal to the unreimbursed VRR Realized Losses previously allocated to the VRR Interest, plus interest in an amount equal to the VRR Realized Loss Interest Distribution Amount for such Distribution Date; provided, however, that to the extent any VRR Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R certificates, which evidence the REMIC residual interest in each of the Upper-Tier REMIC and the Lower-Tier REMIC, in compliance with the Code and applicable Treasury regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur certain tax liability for the net income of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, Treasury regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

Except for tax reporting purposes, the VRR Interest does not have a specified Pass-Through Rate, however, the effective interest rate on the VRR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date (the “VRR Interest Rate”).

The “Non-VRR Percentage” is an amount expressed as a percentage equal to 100% minus the VRR Percentage. For the avoidance of doubt, at all times, the sum of the VRR Percentage and the Non-VRR Percentage will equal 100%.

“RR Interest Balance” means, with respect to the RR Interest (i) on or prior to the first Distribution Date, an amount equal to the Original RR Interest Balance and (ii) as of any date of determination after the first Distribution Date, the RR Interest Balance on the Distribution Date immediately prior to such date of determination after giving effect to (a) any distributions made on such Distribution Date as described in clauses First, Second and Third above in this “—Priority of Distributions on the VRR Interest”, (b) any VRR Realized Losses allocated to the RR Interest on such Distribution Date, and (c) any recoveries on the Mortgage Loans of Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were previously reimbursed from principal collections on the related Mortgage Loans, that resulted in a reduction of the VRR Principal Distribution Amount, which recoveries are allocated to the RR Interest and added to the RR Interest Balance.

The “VRR Allocation Percentage” will equal a fraction, expressed as a percentage, equal to the VRR Percentage divided by the Non-VRR Percentage.

The “VRR Interest Balance” means the Certificate Balance of the Class RR certificates and/or the RR Interest Balance of the RR Interest, as applicable.

The “VRR Interest Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of interest distributed on the Non-VRR Certificates according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth and Twenty-second in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Principal Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of principal distributed on the Non-VRR Certificates according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth and Twenty-third in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Realized Loss Interest Distribution Amount”, with respect to any Distribution Date and the VRR Interest, an amount equal to the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of interest on unreimbursed Realized Losses distributed to the holders of the Non-VRR Certificates according to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first and Twenty-fourth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

Yield Maintenance Charges and Prepayment Premiums

Holders of the VRR Interest will be entitled to the VRR Percentage of each yield maintenance charge and prepayment premium collected on the Mortgage Loans, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute a portion of any Excess Interest received with respect to any ARD Loan during the applicable one-month Collection Period to the holders of the VRR Interest, pro rata based on the VRR Interest Balances of each of the RR Interest and the Class RR certificates in an amount equal to the VRR Percentage of such Excess Interest. Excess Interest will not be available to make distributions to any other class of Certificates (other than the Class S certificates as described in “Description of the Certificates—Distributions—Excess Interest”) or to provide credit support for other Classes of Certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Qualifying CRE Loans

The sponsors have determined that 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Hedging, Transfer and Financing Restrictions

The restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will expire on and after the date that is the earliest of (A) the date that is the latest of (i) the date on which the aggregate principal balance of the Mortgage Loans has been reduced to 33% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the Principal Balance Certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the Principal Balance Certificates as of the Closing Date; or (iii) the date that the Credit Risk Retention Rules applicable to a holder of the Class RR Certificates is withdrawn or repealed in its entirety as it relates to this securitization or the Class RR Certificates.

In addition, neither the VRR Interest Owners nor their respective affiliates intend to transfer its respective VRR Interest or enter into any hedging, financing, pledging, hypothecation or any other similar transaction or activity with respect to its respective VRR Interest, unless such transaction complies with the Credit Risk Retention Rules (as then in effect).

Description of the Certificates

General

The certificates will be issued and the RR interest will be created pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2020-C7 will consist of the following classes: the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B, Class X-E, Class X-F, Class X-G, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class RR, Class S and Class R certificates and the RR Interest.

The Class X-A, Class X-B, Class X-E, Class X-F and Class X-G certificates are referred to collectively in this prospectus as the “Class X Certificates”. The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X-A, Class X-B, Class X-E, Class X-F and Class X-G certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class X-B, Class B and Class C certificates are collectively referred to in this prospectus as the “Offered Certificates”. The Certificates (other than the Class RR certificates and the Residual Certificates) are collectively referred to in this prospectus as the “Non-VRR Certificates”. The Class RR certificates and the RR Interest are collectively referred to in this prospectus as the “VRR Interest”.

Upon initial issuance, the Principal Balance Certificates and the Class RR Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approx. Initial Certificate Balance or Notional Amount(1)
Offered Certificates
A-1	$13,198,000
A-2	$115,000,000
A-3	$38,000,000
A-4	$75,000,000
A-5	$270,000,000
A-SB	$26,000,000
X-A	$537,198,000
X-B	$117,992,000
A-S	$89,214,000
B	$28,778,000
C	$28,779,000

Non-Offered Certificates
X-E	$15,349,000
X-F	$7,674,000
X-G	$26,860,708
D	$33,574,000
E	$15,349,000
F	$7,674,000
G	$26,860,708
RR	$32,308,892.57
S	NAP
R	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

The “Certificate Balance” of any class of Principal Balance Certificates or Class RR certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates and the Class RR certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of

Distributions” below and “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Priority of Distributions on the VRR Interest” above.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A Certificates (other than the Class A-S certificates) outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $537,198,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S and Class B certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $117,992,000. The Notional Amount of the Class X-E certificates will equal the Certificate Balance of the Class E certificates outstanding from time to time. The initial Notional Amount of the Class X-E certificates will be approximately $15,349,000. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates outstanding from time to time. The initial Notional Amount of the Class X-F certificates will be approximately $7,674,000. The Notional Amount of the Class X-G certificates will equal the Certificate Balance of the Class G certificates outstanding from time to time. The initial Notional Amount of the Class X-G certificates will be approximately $26,860,708.

The Class S certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class S certificates will represent the right to receive their allocable portion of Excess Interest received on any ARD Loan allocated as described under “—Distributions—Excess Interest” below.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class S certificates and the rights of the VRR Interest to receive a portion of the Excess Interest) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class S certificates will be issued by the grantor trust (the “Grantor Trust”).

Distributions

Method, Timing and Amount

Distributions on the certificates and the RR Interest are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in July 2020.

All distributions to Certificateholders (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions to Certificateholders are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class S or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and the Companion Distribution Account, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Non-VRR Gain-on-Sale Reserve Account and the VRR Interest Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates, the RR Interest Owner and the holder of the Class R certificates on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)       the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

•	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, other than any Excess Interest, the “Periodic Payments”) that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

•	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

•	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders and the RR Interest Owner;

•	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

•	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class S certificates and the VRR Interest);

•	all Yield Maintenance Charges and Prepayment Premiums;

•	all amounts deposited in the Collection Account in error; and

•	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)       if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)       all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d)       with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The amount available for distribution to holders of the Non-VRR Certificates on each Distribution Date will, in general, equal the sum of (i) the Non-VRR Percentage of the Aggregate Available Funds for such Distribution Date and (ii) the Non-VRR Gain-on-Sale Remittance Amount for such Distribution Date (such sum, the “Available Funds”).

The “Aggregate Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a)(x) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on such Distribution Date, divided by (y) the Non-VRR Percentage, and (b)(x) the amount by which the Non-VRR Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Non-VRR Principal Distribution Amount, divided by (y) the Non-VRR Percentage, and (ii) any Non-VRR Realized Losses and VRR Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Non-VRR Gain-on-Sale Remittance Amount as part of the definition of Available Funds and the VRR Interest Gain-on-Sale Remittance Amount as part of the definition of VRR Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Non-VRR Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Non-VRR Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Non-VRR Percentage of the Aggregate Gain-on-Sale Entitlement Amount.

The “VRR Interest Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the VRR Interest Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the VRR Percentage of the Aggregate Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Non-VRR Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-E, Class X-F and Class X-G certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)    prior to the Cross-Over Date:

(a)       to the Class A-SB certificates, in an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b)       to the Class A-1 certificates, in an amount equal to the Non-VRR Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(c)       to the Class A-2 certificates, in an amount equal to the Non-VRR Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(d)       to the Class A-3 certificates, in an amount equal to the Non-VRR Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(e)       to the Class A-4 certificates, in an amount equal to the Non-VRR Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date until the Certificate Balance of the Class A-4 certificates is reduced to zero;

(f)       to the Class A-5 certificates, in an amount equal to the Non-VRR Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-5 certificates is reduced to zero;

(g)       to the Class A-SB certificates, in an amount equal to the Non-VRR Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d), (e) and (f) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)       on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Non-VRR Realized Losses previously allocated to each such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed; and

Twenty-fifth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Non-VRR Realized Losses to those certificates.

Reimbursement of previously allocated Non-VRR Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the VRR Percentage of the amount of such recovery will be added to the VRR Interest Balance of the VRR Interest, up to the lesser of (A) the VRR Percentage of the amount of such recovery and (B) the amount of unreimbursed VRR Realized Loss previously allocated to the VRR Interest; (ii) the Non-VRR Percentage of the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above (and in the case of the Principal Balance Certificates that are Senior Certificates, on a pro rata basis according to the amount of unreimbursed Realized Losses on such Classes), in each case up to the lesser of (A) the unallocated portion of the Non-VRR Percentage of the amount of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (iii) the Interest Shortfall with respect to each affected class of Non-VRR Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then-current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down (and correspondingly the VRR Interest Distribution Amount will increase as a result of such increase). If the Certificate Balance of any class of Principal Balance Certificates is so increased, the amount of unreimbursed Non-VRR Realized Losses or VRR Realized Losses, as applicable, of such class of certificates will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Non-VRR Certificates (other than the Class S certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to 1.07900%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to 2.02100%.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to 2.00700%.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to 1.78600%.

The Pass-Through Rate on the Class A-5 certificates will be a per annum rate equal to 2.03700%.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to 2.02900%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to 2.44400%.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to 3.15200%, subject to a maximum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to 2.25000%.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to 2.25000%.

The Pass-Through Rate on the Class G certificates will be a per annum rate equal to 2.25000%.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately outstanding prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S and Class B certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately outstanding prior to that Distribution Date.

The Pass-Through Rate for the Class X-E certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class E certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-F certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-G certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class G certificates for the related Distribution Date.

The Class S certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than the Non-VRR Percentage of any Excess Interest, if any, with respect to any ARD Loan.

Although it does not have a specified Pass-Through Rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the VRR Interest Rate.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Non-VRR Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Aggregate Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Non-VRR Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Non-VRR Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)       the Scheduled Principal Distribution Amount for that Distribution Date,

(b)       the Unscheduled Principal Distribution Amount for that Distribution Date, and

(c)       the Aggregate Principal Shortfall for such Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)       Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B)       Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Non-VRR Principal Distribution Amount” with respect to any Distribution Date and the Principal Balance Certificates will equal the Non-VRR Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans on or prior to the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Aggregate Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Aggregate Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Aggregate Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)       the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)       all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)       the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)       any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)       the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)       the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Non-VRR Realized Losses and VRR Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or the special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders and the RR Interest Owner or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute (i) to the holders of the Class S Certificates, the Non-VRR Percentage of any Excess Interest received by the issuing entity with respect to an ARD Loan on or prior to the related Determination Date and (ii) to the holders of the VRR Interest, the remainder of such Excess Interest. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA. The VRR Interest will be entitled to such distributions of Excess Interest notwithstanding any reduction of its related Certificate Balance or VRR Interest Balance, as applicable, to zero.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with the related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) will be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the Master Servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (x)(1) to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D certificates, the product of (a) the Non-VRR Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) the Non-VRR Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates as described above and (3) to the Class X-B certificates, any remaining portion of such Non-VRR Percentage of such Yield Maintenance Charge or Prepayment Premium not distributed as described above, and (y) to the VRR Interest, the VRR Percentage of such Yield Maintenance Charge or Prepayment Premium.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

•	under no circumstances will the Base Interest Fraction be greater than one;

•	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

•	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

•	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or

•	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-E, Class X-F, Class X-G, Class E, Class F, Class G, Class S or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates and the RR Interest is the Distribution Date on which the aggregate Certificate Balance of that class of certificates or the VRR Interest Balance of the RR Interest, as applicable, would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	December 2024
Class A-2	May 2025
Class A-3	March 2027
Class A-4	January 2030
Class A-5	February 2030
Class A-SB	December 2029
Class X-A	NAP
Class X-B	NAP
Class A-S	March 2030
Class B	March 2030
Class C	March 2030

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in April 2053. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)       the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date; and

(ii)       the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer in such Collection Period, calculated at a rate of 0.00125% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loans

(other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders or the RR Interest Owner to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) of the definition of “Compensating Interest Payment” above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) of the definition of “Compensating Interest Payment” above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and any related Serviced Pari Passu Companion Loans in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Aggregate Excess Prepayment Interest Shortfall” and will be allocated on that Distribution Date among each class of Regular Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date. Any Aggregate Excess Prepayment Interest Shortfall allocated to the Mortgage Loans for any Distribution Date will, to the extent of the Non-VRR Percentage thereof, be allocated on that Distribution Date among each class of Non-VRR Certificates (other than the Class S Certificates), pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date, with the remaining portion thereof being allocated to the VRR Interest.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive the Non-VRR Percentage of distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F and Class G certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F and Class G certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F and Class G certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Non-VRR Certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to the Non-VRR Certificates to them prior to any distribution being made on such Distribution

Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Non-VRR Realized Losses to classes of Principal Balance Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the Non-VRR Certificates on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, for so long as they are outstanding, of the entire Non-VRR Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Non-VRR Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class G certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders and the RR Interest Owner on that date, the certificate administrator is required to calculate the Non-VRR Realized Loss and the VRR Realized Loss for such Distribution Date.

The “Non-VRR Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Non-VRR Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Non-VRR Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class G certificates;

second, to the Class F certificates;

third, to the Class E certificates;

fourth, to the Class D certificates;

fifth, to the Class C certificates;

sixth, to the Class B certificates; and

seventh, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Non-VRR Realized Losses among the Senior Certificates (other than the Class X-A, Class X-B, Class X-E, Class X-F and Class X-G certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class S Certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Non-VRR Realized Losses. VRR Realized Losses, rather than Non-VRR Realized Losses, will be allocated to the VRR Interest. The VRR Realized Losses and the Non-VRR Realized Losses are referred to in this prospectus as “Realized Losses”. See “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Allocation of VRR Realized Losses”.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan-specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to the A/B Whole Loans, losses will be allocated first to each related Subordinate Companion Loan until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates or the VRR Interest will be considered outstanding until its Certificate Balance, Notional Amount or VRR Interest Balance, as the case may be, is reduced to zero, except that the Class S Certificates will be considered outstanding so long as holders of such certificates are entitled to receive Excess Interest. However, notwithstanding a reduction of its Certificate Balance or VRR Interest Balance to zero, reimbursements of any previously allocated Non-VRR Realized Losses and VRR Realized Losses, as applicable, are required thereafter to be made to a class of Principal Balance Certificates and the VRR Interest, as applicable, in accordance with the payment priorities set forth in “Distributions—Available Funds” and “—Distributions—Priority of Distributions” above and, with respect to the VRR Interest in accordance with the payment priorities set forth in “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Priority of Distributions on the VRR Interest”.

Reports to Certificateholders and the RR Interest Owner; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder and the RR Interest Owner of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate or the RR Interest Owner, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and in reduction in the RR Interest Balance of the RR Interest and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder, RR Interest Owner or Certificate Owner reasonably requests, to enable Certificateholders and the RR Interest Owner to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)       a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)       a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)       a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)       a CREFC® advance recovery report;

(5)       a CREFC® total loan report;

(6)       a CREFC® operating statement analysis report;

(7)       a CREFC® comparative financial status report;

(8)       a CREFC® net operating income adjustment worksheet;

(9)       a CREFC® real estate owned status report;

(10)       a CREFC® servicer watch list;

(11)       a CREFC® loan level reserve and letter of credit report;

(12)       a CREFC® property file;

(13)       a CREFC® financial file;

(14)       a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)       a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause” and “—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders and the RR Interest Owner by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

•	a CREFC® property file;

•	a CREFC® financial file;

•	a CREFC® loan setup file (to the extent delivery is required under the PSA);

•	a CREFC® loan periodic update file;

•	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer); and

•	a CREFC® Schedule AL file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

•	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending September 30, 2020, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).

•	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2020, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder, the Risk Retention Consultation Parties or a VRR Interest Owner) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is a Risk Retention Consultation Party or the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

The “Risk Retention Consultation Parties” will be each of (i) the party selected by Barclays Bank PLC (as a “majority-owned affiliate” of Barclays Capital Real Estate Inc.) (such party, the “VRR-A Risk Retention Consultation Party”), (ii) the party selected by KeyBank National Association (such party, the “VRR-B Risk Retention Consultation Party”) and (iii) the party selected by Societe Generale Financial Corporation (such party, the “VRR-C Risk Retention Consultation Party”). The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of any Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity and contact information for) a replacement of such Risk Retention Consultation Party from Barclays Bank PLC (in the case of the VRR-A Risk Retention Consultation Party), KeyBank National Association (in the case of the VRR-B Risk Retention Consultation Party) or Societe Generale Financial Corporation (in the case of the VRR-C Risk Retention Consultation Party) (as confirmed by the certificate registrar). Notwithstanding the foregoing, no Risk Retention Consultation Party will have any consultation rights with respect to any related Excluded Loan. The initial Risk Retention Consultation Parties are expected to be Barclays Bank PLC, KeyBank National Association and Societe Generale Financial Corporation.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Information” means, with respect to any Excluded Loan, any information solely related to such Excluded Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to a Risk Retention Consultation Party or the holder of the majority of the related VRR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the RR Interest Owner, the Directing Certificateholder or a Risk Retention

Consultation Party (in each case, to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, as applicable, in accordance with terms of PSA, any Excluded Information relating to any Excluded Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate (including the Class RR certificates) is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate (including the Class RR certificates) registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer or special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Serviced Companion Loan (or their designee, including the Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Moody’s Analytics, MBS Data, LLC, RealInsight, Thomson Reuters Corporation and DealView Technologies Ltd. (each, a “Financial Market Publisher”), pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder or the RR Interest Owner that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder or the RR Interest Owner copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder or the RR Interest Owner; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder and the RR Interest Owner may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders and the RR Interest Owner will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information to be Provided to Risk Retention Consultation Parties

In addition to the reports and other information to be delivered or made available to the Risk Retention Consultation Parties, the PSA will provide that for so long as a Control Termination Event has occurred and is continuing, all information to be delivered or made available to the operating advisor will also be delivered or made available to each Risk Retention Consultation Party (except for information relating to an Excluded Loan with respect to such party).

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

•	the following “deal documents”:

•	this prospectus;

•	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

•	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

•	the following “SEC EDGAR filings”:

•	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

•	the following documents, which will be made available under a tab or heading designated “periodic reports”:

•	the Distribution Date Statements;

•	the CREFC® bond level files;

•	the CREFC® collateral summary files;

•	the CREFC® Reports, other than the CREFC® loan setup file and CREFC® Special Servicer Loan File (provided that they are received by the certificate administrator); and

•	the annual reports as provided by the operating advisor;

•	the following documents, which will be made available under a tab or heading designated “additional documents”:

•	the summary of any Final Asset Status Report as provided by the special servicer;

•	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

•	any appraisals delivered in connection with any Asset Status Report; and

•	any CREFC® appraisal reduction template received by the certificate administrator;

•	the following documents, which will be made available under a tab or heading designated “special notices”:

•	notice of any release based on an environmental release under the PSA;

•	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

•	notice of final payment on the certificates or the RR Interest;

•	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders or the RR Interest Owner of the termination of the master servicer or special servicer;

•	any notice of resignation or termination of the master servicer or special servicer;

•	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

•	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

•	any notice to Certificateholders or the RR Interest Owner of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

•	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

•	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

•	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

•	any notice of the termination of the issuing entity;

•	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan with respect to the Directing Certificateholder, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);

•	any notice of the occurrence of an Operating Advisor Termination Event;

•	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

•	any Proposed Course of Action Notice;

•	any assessment of compliance delivered to the certificate administrator;

•	any Attestation Reports delivered to the certificate administrator;

•	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and

•	any notice or documents provided to the certificate administrator by the Depositor or the Master Servicer directing the certificate administrator to post to the “Special Notices” tab;

•	the “Investor Q&A Forum”;

•	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

•	the “U.S. Risk Retention Special Notices” tab,

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

The certificate administrator will, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab described above, provide email notification to any Privileged Person (other than Financial Market Publishers) that has registered to receive access to the certificate administrator’s website that a notice has been posted to the “U.S. Risk Retention Special Notices” tab.

For purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Loan will be permitted to obtain such information in accordance with the terms of the PSA.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator, and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders, the RR Interest Owner and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders and/or the RR Interest Owner, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or a Risk Retention Consultation Party as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder, the RR Interest Owner and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders, the RR Interest Owner and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder, the RR Interest Owner or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information the master servicer or the special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided the master servicer or the special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders or the RR Interest Owner only those persons in whose names the certificates or the RR Interest, as applicable, are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)       2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)       in the case of any Principal Balance Certificates and the Class RR certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for

Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates and the Class RR certificates, determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

None of the Class S and Class R certificates nor the RR Interest will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”,”—Replacement of the Special Servicer Without Cause”, “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders and the RR Interest Owner to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The Class RR certificates may only be issued as Definitive Certificates and held by the certificate administrator pursuant to the PSA. Any request for release of all or a portion of a certificate evidencing the Class RR certificates must be consented to by the retaining sponsor and the depositor and may be subject to any additional requirements pursuant to the PSA. The Class RR certificates will be evidenced by one or more certificates and are expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners of the Class RR certificates.

The Class S and Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – BBCMS 2020-C7

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)       the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)       the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)       an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)       the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)       an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)       the original assignment of all unrecorded documents relating to the Mortgage Loan or Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)       originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)       the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)       any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)       an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)       the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)       the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)       the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)       the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)       the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case as applicable;

(xvi)       the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)      the original or a copy of any related mezzanine intercreditor agreement;

(xviii)     the original or a copy of all related environmental insurance policies; and

(xix)      a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)      A copy of each of the following documents:

(i)       the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)       the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)      any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)       all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)        the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)       any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)       any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)       any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)       any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)       any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)       any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan;

(xii)       any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)       all related environmental reports; and

(xiv)       all related environmental insurance policies;

(b)       a copy of any engineering reports or property condition reports;

(c)       other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)       for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)       a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)       a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)       a copy of the appraisal for the related Mortgaged Property(ies);

(h)       for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)       a copy of the applicable mortgage loan seller’s asset summary;

(j)       a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)       a copy of all zoning reports;

(l)       a copy of financial statements of the related mortgagor;

(m)       a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)       a copy of all UCC searches;

(o)       a copy of all litigation searches;

(p)       a copy of all bankruptcy searches;

(q)       a copy of any origination settlement statement;

(r)       a copy of the insurance summary report;

(s)       a copy of organizational documents of the related mortgagor and any guarantor;

(t)       unless already included in the origination settlement statement, a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)       a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)       a copy of any closure letter (environmental); and

(w)       a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders or the RR Interest Owner in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will be required to, no later than 90 days following:

(a)       such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (b); or

(b)       in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A)       cure such Material Defect in all material respects, at its own expense,

(B)       repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(C)       substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution; provided that no such substitution may occur on or after the second anniversary of the Closing Date;

provided, however, that the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

However, a delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury

Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice (as required by the terms of the MLPA or PSA) prevented the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller (and (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays and (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation) and the master servicer or the special servicer, as applicable (in either case with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays and (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation) to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays and (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation) may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) repurchases the related Non-Serviced Companion Loan from the related non-serviced securitization trust, such mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Companion Loan contained in the related non-serviced securitization trust.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation), all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays, to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation, to the same extent as Societe Generale Financial Corporation), the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)       have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)       have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)       have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)       accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)       have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)       have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)       comply (except in a manner that would not be adverse to the interests of the Certificateholders and the RR Interest Owner) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)       have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)       have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)       constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)       not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)       have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)       not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)       have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to the Directing Certificateholder, by the Directing Certificateholder;

(o)       prohibit defeasance within two years of the Closing Date;

(p)       not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on the issuing entity or either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)       have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)       be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance

Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders, the RR Interest Owner and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or, (i) in the case of Barclays, any of that mortgage loan seller and Barclays Holdings and (ii) in the case of Societe Generale Financial Corporation, any of that mortgage loan seller and Société Générale) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and (subject to the discussion above regarding Barclays and Societe Generale Financial Corporation) none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates and the RR Interest Owner. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates and the RR Interest Owner. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders and the RR Interest Owner the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements” above.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders and the RR Interest Owner (as a collective whole as if such Certificateholders and the RR Interest Owner constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders, the RR Interest Owner and the holder of the related Companion Loan (as a collective whole as if such Certificateholders, the RR Interest Owner and the holder or holders of the related Companion Loan constituted a single lender), taking into account the subordinate or pari passu nature, as applicable, of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial and multifamily mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)       any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)       the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)       the obligation, if any, of the master servicer to make advances;

(D)       the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)       the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)       any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)       any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)       any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and, subject to the terms of the related Sub-Servicing Agreement, will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of

Certificateholders and the RR Interest Owner. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Aggregate Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)       all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)       in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the remittance date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer, in its sole discretion, may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and the RR Interest Owner and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding upon the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders and the RR Interest Owner. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders and the RR Interest Owner.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders and the RR Interest Owner. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to any Serviced Companion Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of the Serviced Companion Loans in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Aggregate Available Funds for such Distribution Date and any Yield Maintenance

Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders and the RR Interest Owner.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class S and Class R certificates or distributable to the VRR Interest with respect to its interest in the Grantor Trust) as set forth in the PSA generally to make distributions of interest and principal from (i) Available Funds to the holders of the Non-VRR Certificates and (ii) VRR Available Funds to the VRR Interest Owners as described under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—The VRR Interest”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders and the RR Interest Owner. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Class S certificates and the VRR Interest Owner. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain two accounts (the “Non-VRR Gain-on-Sale Reserve Account” and the “VRR Interest Gain-on-Sale Reserve Account”), each of which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Non-VRR Certificates and the VRR Interest Owners, respectively. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited (i) into the Non-VRR Gain-on-Sale Reserve Account in an amount equal to the Non-VRR Percentage multiplied by such gains and (ii) into the VRR Interest Gain-on-Sale Reserve Account in an amount equal to the VRR Percentage multiplied by such amounts. Amounts in the Non-VRR Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Principal Balance Certificates (including to reimburse for Non-VRR Realized Losses previously allocated to such certificates), and amounts in the VRR Interest Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of VRR Available Funds to all amounts due and payable to the VRR Interest Owners (including to reimburse for the VRR Realized Losses previously allocated to the VRR Interest). Any remaining amounts will be held in the Non-VRR Gain-on-Sale Reserve Account and VRR Interest Gain-on-Sale Reserve Account,

as applicable, and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates have been made.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders and the RR Interest Owner.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Companion Distribution Account, the Non-VRR Gain-on-Sale Reserve Account, the VRR Interest Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)       to remit on each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer in the applicable one-month period ending on the related Determination Date, if any;

(ii)       to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)       to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)       to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Non-VRR Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)       to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)      to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)     to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred in respect of any Material Defect giving rise to a repurchase or substitution obligation or any other obligation of the applicable mortgage loan seller pursuant to the applicable MLPA;

(viii)     to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)      to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)       to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)       to recoup any amounts deposited in the Collection Account in error;

(xii)      to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)      to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)      to pay any applicable federal, state or local taxes imposed on either Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)       to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)      to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)      to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)     to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)      to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)       to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates and the RR Interest on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees

Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related	Out of recoveries of interest with respect to the related	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees

Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.

Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.

Special Servicing Fee / Special Servicer

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.

		First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.

		Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee /Special Servicer(2)

With respect to (a) each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Specially Serviced Loan (or REO Property) for which the special servicer obtains (i) a full, partial or discounted payoff or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds, or (b) Loss of Value Payments or Purchase Price paid by a mortgage loan seller, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).

		From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout	Related payments made by borrowers with respect to the related Mortgage Loans and	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Servicer and/or Special Servicer(3)

fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.

any related Serviced Companion Loan.
Certificate Administrator / Trustee Fee / Certificate Administrator

With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.

		Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing

Operating Advisor Fee / Operating Advisor

With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan and each related Companion Loan).

		First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor

$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan and each related Companion Loan) or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower pays with respect to such Mortgage Loan.

		Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Account.	Time to time
Asset Representations Reviewer Fee / Asset	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual	Out of general collections on deposit in the Collection Account.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees

Representations Reviewer	Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee

For each Delinquent Loan, the sum of:  (i) $17,500 multiplied by the number of Delinquent Loans, plus (ii) $1,750 per Mortgaged Property relating to the Delinquent Loans in excess of one Mortgaged Property per Delinquent Loan, plus (iii) $2,250 per Mortgaged Property relating to a Delinquent Loan subject to a ground lease, plus (iv) $1,250 per Mortgaged Property relating to a Delinquent Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.

		Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90-days of written request by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.

First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.

Time to time
Interest on Servicing Advances / Master	At a rate per annum equal to the Reimbursement Rate calculated on the number of	First, out of late payment charges and default interest on the related Mortgage Loan (and	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees

Servicer, Special Servicer or Trustee	days the related Advance remains unreimbursed.

any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.

P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.

First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.

Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.

First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.

Monthly

Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties

	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan).	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®

With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.

		Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial accounts with respect to a Serviced Companion Loan,

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees

environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)		if applicable), subject to certain limitations.

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets and maximum amounts as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.00250% to 0.06125%. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrowers:

•	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans and any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement that are Master Servicer Decisions and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision or a Special Servicer Decision, then the master servicer will be entitled to 50% (or 20% in connection with a Payment Accommodation resulting from the COVID-19 emergency) of such Excess Modification Fees;

•	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are non-Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent the master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

•	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision or a Special Servicer Decision, then the master servicer will be entitled to 50% (or 20% in connection with a Payment Accommodation resulting from the COVID-19 emergency) of such assumption, waiver, consent and earnout fees and other similar fees;

•	with respect to accounts held by the master servicer, 100% of charges by the master servicer collected for checks returned for insufficient funds;

•	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) that are Non-Specially Serviced Loans;

•	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Companion Loan; and

•	late payment charges and default interest paid by such borrowers (that were accrued while the related Serviced Mortgage Loans or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

For the avoidance of doubt, (A) the master servicer will be entitled to that portion, if any, of a penalty charge collected on a Specially Serviced Loan to the extent accrued prior to the related servicing transfer event and (B) if the related special servicer has partially waived any penalty charge (part of which accrued prior to the related servicing transfer event), any collections in respect of such penalty charge shall be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

With respect to any of the preceding fees (other than penalty charges) as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee, and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee (other than penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee, and the special servicer will not be entitled to any portion of such fee charged by the master servicer.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee prospectus shown in the table titled “Non-Serviced Mortgage Loans” in “Summary of Terms”.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of (i) a per annum rate of 0.25% and (ii) the per annum rate that would result in a special servicing fee of $4,000 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or on the Anticipated Repayment Date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to the master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. Each Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated

(other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A Liquidation Fee will be payable to the special servicer with respect to (a) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer obtains (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds including with respect to the related Companion Loan, if applicable or (b) Loss of Value Payments or Purchase Price paid by a Mortgage Loan Seller with respect to any Mortgage Loan (including any related Companion Loan, if applicable) (except as such Mortgage Loan Seller makes such Loss of Value Payment in connection with a breach of document defect within the 90-day initial cure period or, if applicable, with the subsequent 90-day extended cure period.

A “Liquidation Fee”, with respect to each Specially Serviced Loan (and each related Serviced Companion Loan) or an REO Property or Loss of Value Payment or Purchase Price will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.0% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (a) 3.0% and (b) such lower rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)       (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)       the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)       the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)       (A) a repurchase of a Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of a

Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)       the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)       if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 90-days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan in the form of:

(i)       100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans;

(ii)       100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Companion Loans that are not Specially Serviced Loans to the extent the special servicer is processing the underlying transaction;

(iii)       100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower;

(iv)       100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans; and

(v)       50% (or 80% in connection with a Payment Accommodation resulting from the COVID-19 emergency) of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Companion Loan(s)) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision or a Special Servicer Decision.

For the avoidance of doubt, (A) the special servicer will be entitled to that portion, if any, of a penalty charge collected on a Mortgage Loan or Serviced Whole Loan to the extent accrued subsequent to a special servicing transfer event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan and (B) if the master servicer has partially waived any penalty charge (part of which accrued subsequent to the occurrence of a special servicing transfer event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan), any collections in respect of such penalty charge shall be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any loss of value reserve fund in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees (other than penalty charges) as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly if the special servicer decides not to charge any fee (other than penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $290 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00954% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (excluding any Companion Loan) and REO Loan, and will be equal to the product of a per annum rate equal to 0.00178% (the “Operating Advisor Fee Rate”), and the Stated Principal Balance of the respective Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower pays) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan and any related Companion Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates and the RR Interest as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision that are consistent with the efforts in accordance with the Servicing Standard that the master servicer or the special servicer, as applicable, would use to collect any borrower-paid fee not specified in the Mortgage Loan documents owed to it, and only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00031% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan, Non-Serviced Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan, the asset representations reviewer will be required to be paid a fee equal to the sum of (i) $17,500 multiplied by the number of Delinquent Loans, plus (ii) $1,750 per Mortgaged Property relating to the Delinquent Loans in excess of one Mortgaged Property per Delinquent Loan, plus (iii) $2,250 per Mortgaged Property relating to a Delinquent Loan subject to a ground lease, plus (iv) $1,250 per Mortgaged Property relating to a Delinquent Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates and the RR Interest as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders and the RR Interest Owner, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)       120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)       the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)       30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)       30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)       60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)       90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)       immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

For the avoidance of doubt, and for purposes of clauses (1) and (2) above, neither (i) a Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an Appraisal Reduction Event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

A “Payment Accommodation” for any Mortgage Loan or Serviced Whole Loan means the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency (and qualification as a COVID-19 emergency forbearance will be determined by the special servicer in its sole and absolute discretion in accordance with the Servicing Standard) relating to payment obligations or operating covenants under the related mortgage loan documents or the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related mortgage loan documents, that in each case: (i) is entered into no later than March 25, 2021; (ii) provides for no more than 3 months of forbearance; and (iii) requires full repayment of deferred payments and escrows within 12 months of the date of the first forbearance for such Mortgage Loan or Serviced Whole Loan. No Payment Accommodation may be granted if the Mortgage Loan or Serviced Whole Loan is in default with respect to any loan provision other than the provision(s) subject to the forbearance request. The special servicer will process all Payment Accommodations requested in its sole and absolute discretion in accordance with the Servicing Standard, and the master servicer will have no processing, consent or other rights with respect thereto.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to such Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal (together with information requested by the special servicer from the master servicer in accordance with the PSA that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a)        the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)        the excess of

1.   the sum of

a)       90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)       all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.   the sum as of the Due Date occurring in the month of the date of determination of

a)       to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)       all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)       all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount that would impact any Serviced Mortgage Loan will be allocated, pro rata, between the related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the special servicer, to the extent any related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan.

Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, the master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file and CREFC® appraisal reduction template provided to it by the special servicer.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer and the

Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days after the special servicer’s receipt of such MAI appraisal or completion of its internal valuation. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request; provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction, or to the holder of any related Serviced Companion Loan, by the special servicer. Prior to the occurrence and continuance of a Consultation Termination Event other than with respect to an Excluded Loan as to the Directing Certificateholder, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders and the RR Interest Owner. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction amount calculated with respect to a Non-Serviced Whole

Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the VRR Interest (to the extent of the VRR Percentage of the reduction in such P&I Advance), on the one hand, and to the most subordinate class of Non-VRR Certificates then-outstanding (i.e., first, to the Class G certificates, second, to the Class F certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates to the extent of the Non-VRR Percentage of the reduction in such P&I Advance), on the other hand). See “—Advances”.

Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated between the VRR Interest on the one hand and the Non-VRR Certificates, on the other hand, based on the VRR Percentage and the Non-VRR Percentage, respectively.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the special servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the special servicer thereof. None of the master servicer, the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the special servicer, the master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any

Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefor pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of (x) determining the Controlling Class and the occurrence and continuance of a Control Termination Event and (y) determining the Voting Rights of the related Classes for purposes of removal of the special servicer or the operating advisor, the VRR Percentage of any Cumulative Appraisal Reduction Amounts will be allocated to the VRR Interest to notionally reduce (to not less than zero) the VRR Interest Balance thereof, and the Non-VRR Percentage of any Cumulative Appraisal Reduction Amounts will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class G certificates, second, to the Class F certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-S certificates and finally, pro rata based on their respective interest entitlements, to the Senior Certificates (other than the Class X-A, Class X-B, Class X-E, Class X-F and Class X-G Certificates)).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the Non-VRR Percentage of Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to Class G certificates, and second, to the Class F certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated to the Non-VRR Percentage of both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable Cumulative Appraisal Reduction Amount), as described in this and the prior paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-

is” basis. The special servicer will be required to promptly notify the master servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates and the VRR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information that is in the possession of the master servicer and reasonably requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder or (after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to any Excluded Loan with respect to the Directing Certificateholder) after consultation with the Directing Certificateholder. In addition, upon request of a Risk Retention Consultation Party with respect to any individual triggering event, the special servicer will be required to consult on a non-binding basis with such Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by the special servicer of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer (with regard to such determination made by the special servicer) will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder and/or the consultation rights of a Risk Retention Consultation Party (solely with respect to Specially Serviced Loans), or the holder of any Companion Loan, the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the master servicer or the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, and/or (solely with respect to Specially Serviced Loans) upon the request of a Risk Retention Consultation Party, consulting (on a non-binding basis) with such Risk Retention Consultation Party, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder)) and, with respect to a Specially Serviced Loan and upon request of a Risk Retention Consultation Party, upon non-binding consultation with such Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders and the RR Interest Owner. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

Modifications, Waivers and Amendments

The master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions, Special Servicer Decisions or Payment Accommodations with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decision”) or the consent or approval of the special servicer. The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions, Special Servicer Decisions or Payment Accommodations with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan. However, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise cause either Trust REMIC to fail to qualify as a REMIC, or the issuing entity or either Trust REMIC to be subject to tax. Prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the special servicer will only be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Major Decisions with the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder and such objection is communicated to the special servicer) within 10 business days, of the Directing Certificateholder’s receipt from the special servicer of the special servicer’s recommendation and analysis with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the special servicer will not be permitted to agree to any such matter without the special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus.

Upon receiving a request for any matter described in the first paragraph of this section that constitutes a Major Decision, Special Servicer Decision or Payment Accommodation with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision, Special Servicer Decision or Payment Accommodation. The master servicer will deliver any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision, Special Servicer Decision or Payment Accommodation. The master servicer will not be permitted to process any Major Decision, Special Servicer Decision or Payment Accommodation and will not be required to interface with the borrower or provide a written recommendation and/or analysis with respect to any Major Decision, Special Servicer Decision or Payment Accommodation.

In connection with the processing by the master servicer of the matters described in the second preceding paragraph, after completion, the master servicer will deliver notice thereof to the special servicer (and the special servicer, prior to the occurrence and continuance of a Consultation Termination Event and other than in respect of any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, will deliver such notice to the Directing Certificateholder (except to the extent that the special servicer or the Directing Certificateholder, as applicable, notifies the master servicer that the special servicer or the Directing Certificateholder, as applicable, does not desire to receive copies of such items)).

With respect to a Non-Specially Serviced Loan, the following actions will be performed by the master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the master servicer will not be required to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder (other than as provided below in this paragraph), the special servicer or a Risk Retention Consultation Party: (i) grant waivers of non-material covenant defaults (other than financial covenants and receipt of financial statements, but including immaterial timing waivers such as with respect to late financial statements); (ii) consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents and there is no lender discretion permitted under the Mortgage Loan documents; (iii) approve or consent to grants of easements or rights of way (including, without limitation for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements if the special servicer has determined, in accordance with the proviso to the definition of “Special Servicer Decision”, that such easements or rights of way do not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan; (iv) grant subordination, non-disturbance and attornment agreements and consents involving leasing activities that do not involve a ground lease and affect an area less than or equal to the lesser of (a) 30% of the net rentable area of the improvements at the Mortgaged Property and (b) 30,000 square feet of the improvements at the Mortgaged Property, including approval of new leases and amendments to current leases; (v) consent to actions and releases related to condemnation of parcels of a Mortgaged Property if the special servicer has determined, in accordance with the proviso to the definition of “Special Servicer Decision”, that such condemnation is not with respect to a material parcel or a material income producing parcel and such condemnation does not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due; (vi) consent to a change in property management relating to any Mortgage Loan if the replacement property manager is not a Borrower Party and the Mortgage Loan has an outstanding principal balance less than $10,000,000; (vii) approve annual operating budgets for Mortgage Loans; (viii) grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower has delivered documentation reasonably satisfactory in form and substance to the master servicer or the special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due; (ix) any non-material modification, amendment, consent to a non-material modification or waiver of any term of any Intercreditor Agreement, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Companion Holder related to a Mortgage Loan or Whole Loan if the special servicer has determined, in accordance with the proviso to the definition of “Major Decision”, that such modification, amendment or consent is administrative in nature, including a note splitting amendment, provided, that if any such modification or amendment would adversely impact the special servicer, such modification or amendment will additionally require the consent of the special servicer as a condition to its effectiveness; (x) any determination of Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination; (xi) approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole Loan documents do not otherwise permit such principal prepayment; (xii) any determination to bring a Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property subject, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, to the consent (or deemed consent) of the Directing Certificateholder, (xiii) any transfer of the Mortgaged Property that the Mortgage Loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied; (xiv) to the extent not a Major Decision or a Special Servicer Decision pursuant to clause (x) of the definition of “Major Decision” or clause (iii) of the definition of “Special Servicer Decision”, respectively, any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves where such request is for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents (all such fundings and disbursements being collectively referred to as “Routine Disbursements”) or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer; provided, however, that in the case of any Mortgage Loan whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan, no such funding or disbursement of such escrows, reserves, holdbacks or letters of credit will be deemed to constitute a Routine Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due; and (xv) grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision or a Special Servicer Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement.

In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the master servicer in order to grant or withhold such consent.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (w) the restrictions and limitations described below, (x)(a) with respect to any Major Decision, other than with respect to any Excluded Loan with respect to the Directing Certificateholder, and prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event upon consultation with the Directing Certificateholder) and (b) upon request of a Risk Retention Consultation Party, with respect to a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with such Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus and (y) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

Borrowers may request payment forbearance because of COVID-19 related financial hardship. The PSA will permit the special servicer to grant a forbearance on a Mortgage Loan related to the global COVID-19 emergency if (i) prior to the 2021 calendar year, the period of forbearance granted, when added to any prior periods of forbearance granted before or after the issuing entity acquired such Mortgage Loan (whether or not such prior grants of forbearance were covered by Section 5.02(2) of Revenue Procedure 2020-26), does not exceed six months (or such longer period of time as may be allowed by guidance that is binding on federal income tax authorities) and such forbearance is otherwise covered by Section 5.02(2) of Revenue Procedure 2020-26, (ii) such forbearance is permitted under another provision of the PSA and the requirements under such provision are satisfied, or (iii) an opinion of counsel is delivered to the effect that such forbearance will not result in an adverse REMIC event. See “Risk Factors—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates” above for a discussion of Revenue Procedure 2020-26.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)         extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of a Risk Retention Consultation Party, with non-binding consultation with such Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)         provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the special servicer gives notice of any modification, waiver or amendment of any term of any Specially Serviced Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder or a Risk Retention Consultation Party), the operating advisor (after the occurrence and during the continuance of an Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), a Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer (and the special servicer will forward such notice to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing)) and a Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or a Risk Retention Consultation Party), the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the applicable master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”.

The modification, waiver, amendment or consent of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Each of the following is a “Special Servicer Decision”:

(i)          approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

(ii)         subject to the proviso at the end of this definition, consent to actions and releases related to condemnation of parcels of a Mortgaged Property;

(iii)        any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves, including the funding or disbursement of any such amounts with respect to any Mortgage Loan, but excluding, as to Mortgage Loans that are not Specially Serviced Loans, any routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance-related criteria or lender discretion is not required or permitted pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request with respect to a Mortgage Loan that is not a Specially Serviced Loan for Routine Disbursements or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer, will not constitute a Special Servicer Decision; provided, however, that in the case of any such Mortgage Loan whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan, no such funding or disbursement of such escrows, reserves, holdbacks or letters of credit will be deemed to constitute a Routine Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due and payable (provided that the Mortgage Loan is not a Specially Serviced Loan));

(iv)        requests to incur additional debt in accordance with the terms of the Mortgage Loan documents;

(v)         subject to the proviso at the end of this definition, any approval or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements, that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(vi)        determining whether to cure any default by a borrower under a ground lease or permit any Ground Lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new Ground Lease; and

(vii)       other than with respect to a ground lease, any modification, waiver or amendment of any lease, the execution of a new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease at a Mortgaged Property or REO Property if the lease affects an area greater than the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet of the improvements at the Mortgaged Property; provided that the special servicer will be required to reach a decision on any such Special Servicer Decision within twenty (20) business days of its receipt from the borrower of all information reasonably requested by the Special Servicer in order to process the Special Servicer Decision (such twenty (20) business days being inclusive of the five (5) business day period within which the Directing Certificateholder is required to grant or withhold its consent);

provided that, with respect to a non-Specially Serviced Loan, if the special servicer determines (a) with respect to clause (ii) above, that a condemnation is not with respect to a material parcel or a material income producing parcel and that such condemnation does not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due, or (b) with respect to clause (v) above that an easement or right of way will not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan, it is required to provide written notice of such determination to the master servicer, in which case, the master servicer will process such decision and such decision will be deemed to be a Master Servicer Decision not a Special Servicer Decision; provided, further, that the special servicer will be required to make any such determination and provide any such notice within two (2) business days of its receipt of a request related to any such decision.

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override”, prior to the occurrence and continuance of a Control Termination Event, the special servicer will only be permitted to take any of the Special Servicer Decisions in clauses (iv), (v), (vi) and (vii) of the definition of “Special Servicer Decision” as to which the Directing Certificateholder has consented in writing within 10 business days (or, with respect to clause (vii) of the definition of “Special Servicer Decision”, 5 business days) after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (provided that if such written consent has not been received by the special servicer within such 10 business day (or 5 business day) period, the Directing Certificateholder will be deemed to have approved such action).

Any fees or other charges charged by the master servicer or the special servicer in connection with processing any Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan (in the aggregate with each other such Payment Accommodation with respect to such Mortgage Loan or Serviced Whole Loan), in each case as a result of the COVID-19 emergency, may not exceed an amount equal to 0.30% of the Stated Principal Balance of such Mortgage Loan or Serviced Whole Loan (excluding attorneys’ fees and third party expenses) and may only be borne by the borrower, not the issuing entity and no Special Servicing Fee, Workout Fee or Liquidation Fee will be payable in connection with a Payment Accommodation. To the extent that a borrower with respect to any Mortgage Loan or Serviced Whole Loan defaults under a Payment Accommodation, all caps and limitations on fees will no longer be applicable and the special servicer will be entitled to all other fees that would otherwise be payable to the special servicer from the issuing entity or otherwise, including Special Servicing Fees, Workout Fees, Liquidation Fees, default interest and all other borrower-paid fees.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

Other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) of the definition thereof, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that if such matter is a Major Decision (i)(x) prior to the occurrence and continuance of any Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent, or (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder, and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause (and other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof), the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that if such matter is a Major Decision (i) the special servicer, other than with respect to any waiver of a “due-on-encumbrance” clause, which such waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof (x) prior to the occurrence and continuance of any Control Termination Event, has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) or (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, the special servicer has consulted with the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the applicable master servicer or the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

Upon receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and other than any transfers provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance. The master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause. The master servicer will not be permitted to process any request relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause (other than any transfers provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof) and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any such request.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to a Risk Retention Consultation Party or the holder of the majority of the related VRR Interest upon request of a Risk Retention Consultation Party, the special servicer will be required to consult on a non-binding basis with such Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related mortgage loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related mortgage loan documents and the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) a physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, or a Specially Serviced Loan, and other than an REO Property) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2021 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2022) unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan or an REO Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan or an REO Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on September 30, 2020 and the calendar year ending on December 31, 2020. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans related to Mortgaged Properties that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) if:

(1)         the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the master servicer and the special servicer on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the master servicer and the special servicer (and the master servicer or the special servicer, as applicable, will be required to promptly forward such commitment to the special servicer or the master servicer, as applicable), which provides that such refinancing will occur within 120 days after the date on which such balloon payment will become due (provided that if such refinancing does not occur before the expiration of the time period for refinancing specified in such refinancing commitment or the master servicer is required during that time to make any P&I Advance in respect of the Mortgage Loan (or, in the case of any Serviced Whole

Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing, a special servicing transfer event will occur immediately);

(2)         the related borrower fails to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)         the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing) or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Consultation Termination Event has occurred and is continuing that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Consultation Termination Event has occurred and is continuing that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender, reasonably satisfactory in form and substance to the master servicer and the special servicer (and the master servicer or the special servicer, as applicable, will be required to promptly forward such documentation to the special servicer or the master servicer, as applicable) which provides that a refinancing will occur within 120 days after the date on which such balloon payment will become due, the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or (b) such refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)         a default has occurred (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control

Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders and the RR Interest Owner (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)         a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)         the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)         the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)         the master servicer or the special servicer, as applicable, receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property;

(9)         the master servicer or the special servicer (and in the case of the special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Control Termination Event has occurred and is continuing) determines that (i) a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders and the RR Interest Owner (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days; or

(10)         a default occurs beyond any applicable grace period or cure period under a Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan, as determined by the special servicer in its sole and absolute discretion in accordance with the Servicing Standard.

For the avoidance of doubt, and for purposes of clauses (2), (3), (4), (7) and (9) and above, neither (i) a Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute a special servicing transfer event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders and the RR Interest Owner with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Pari Passu Companion Loan will also become a Specially Serviced Loan. The master servicer will not have any responsibility for the performance by the special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

•	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event);

•	each Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);

•	with respect to any related Serviced Companion Loan, the holder of the related Serviced Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

•	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of a Control Termination Event);

•	the master servicer; and

•	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

•	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

•	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

•	the most current rent roll and income or operating statement available for the related Mortgaged Property;

•	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

•	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

•	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

•	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

•	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

•	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

•	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders, the RR Interest Owner and the holder of any related Companion Loan (taking into account the pari passu or subordinate nature of any Companion Loan), as a collective whole, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders, the RR Interest Owner and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard.

If a Control Termination Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders and the RR Interest Owner (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders and the RR Interest Owner as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Companion Loans)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder (other than with respect to an Excluded Loan) and the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to

Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders and the RR Interest Owner, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)          such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders and the RR Interest Owner (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders, the RR Interest Owner and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)          there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders and the RR Interest Owner (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders, the RR Interest Owner and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (“IRS”) grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on either Trust REMIC or cause either Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made as to whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate (currently 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders and the RR Interest Owner is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders and the RR Interest Owner to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates and the RR Interest Owner. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and the RR Interest Owner, and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of (x) the date that is on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit (or remit to the master servicer for it to deposit) all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan (as defined below) and a sale of such Defaulted Loan would be in the best economic interests of the Certificateholders and the RR Interest Owner or, in the case of a Serviced Whole Loan, Certificateholders, the RR Interest Owner and any Companion Holder (as a collective whole as if such Certificateholders, the RR Interest Owner and Companion Holder constituted a single lender) and the special servicer attempts to sell such Defaulted Loan and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for such Defaulted Loan on behalf of the Certificateholders, the RR Interest Owner and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the event that any Non-Serviced Special Servicer fails to comply with the terms of the related Intercreditor Agreement requiring the sale of the related Non-Serviced Mortgage Loan with each related Companion Loan, as a collective whole, under certain limited circumstances to the extent permitted under the related Intercreditor Agreement, the special servicer will be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the applicable Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the RR Interest Owner and, subject to the terms of the related Intercreditor Agreement (and provided that the related Non-Serviced Special Servicer will not be entitled to a liquidation fee with respect to liquidation of such Non-Serviced Mortgage Loan), the special servicer will be entitled to the liquidation fee that the related Non-Serviced Special Servicer would have otherwise been entitled to in connection with the sale of such Non-Serviced Mortgage Loan. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event), the holder of the related Subordinate Companion Loan, and each Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a

Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the special servicer with a written and fully executed commitment for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer; and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders, the RR Interest Owner and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) each Risk Retention Consultation Party, in each case, other than with respect to any Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and the RR Interest Owner and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders, the RR Interest Owner and, if applicable, the related Companion Holder(s) constituted a single lender, and taking into account the subordinate or pari passu nature of any Companion Loan). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable judgment consistent with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders, the RR Interest Owner and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders, the RR Interest Owner and, if applicable, the related Companion Holder(s) constituted a single lender, and taking into account the subordinate or pari passu nature of any Companion Loan). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with each related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder(s) of the related Pari Passu Companion Loan(s), unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, and the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will generally be required to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders and the RR Interest Owner, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Major Decisions for all Serviced Mortgage Loans (other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class), (2) the special servicer, with respect to all Serviced Mortgage Loans, as to the Special Servicer Decisions described in clauses (iv), (v), (vi) and (vii) of the definition of “Special Servicer Decision” and (3) the master servicer to the extent the Directing Certificateholder’s consent is required by clauses (x) and (xii) of the definition of “Master Servicer Decision”, and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

Each Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to such Risk Retention Consultation Party or the holder of the majority of the related VRR Interest) on a strictly non-binding basis with the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

The “Directing Certificateholder” will be, with respect to each Mortgage Loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder, provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than any Excluded Loans as to the Directing Certificateholder) is expected to be RREF IV Debt AIV, LP.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates and the VRR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class G certificates.

The “Control Eligible Certificates” will be the Class F and Class G certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or a Risk Retention Consultation Party, as applicable, has been appointed or identified to the master servicer or special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to the master servicer and special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or such Risk Retention Consultation Party, as applicable, as the case may be.

With respect to any matter for which the consent or consultation of the Directing Certificateholder or a Risk Retention Consultation Party is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder or such Risk Retention Consultation Party, as applicable, is received within ten (10) business days following the written request for input or any required consent or consultation, the Directing Certificateholder or such Risk Retention Consultation Party, as applicable, will be deemed to have consented or approved on the specific matter; provided, however, that the failure of the Directing Certificateholder or a Risk Retention Consultation Party, as applicable, to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, prior to the occurrence and continuance of a Control Termination Event, the special servicer will only be permitted to take any of the following actions as to which the Directing Certificateholder has consented in writing within 10 business days after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (the “Major Decision Reporting Package”), provided that if such written consent has not been received by the special servicer within such 10 business day period, the Directing Certificateholder will be deemed to have approved such action); provided that the foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class.

Each of the following is a “Major Decision”:

(i)          any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Companion Loan that comes into and continues in default;

(ii)         any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, a Payment Accommodation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (viii) of the definition of Master Servicer Decision;

(iii)        following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)        any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(v)         any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(vi)        any release of material collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(vii)       any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower, other than any such transfer as described under clause (xiii) of the definition of “Master Servicer Decision”;

(viii)      any property management company changes with respect to a Mortgage Loan, including, without limitation, approval of the termination of a manager and appointment of a new property manager, in each case, if the replacement property manager is a Borrower Party or the Mortgage Loan has an outstanding principal balance equal to or greater than $10,000,000;

(ix)        any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(x)         releases of any material amounts from escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a

Serviced Whole Loan and for which there is no lender discretion, and other than those that are permitted to be undertaken by the master servicer without the consent of the special servicer under the PSA;

(xi)        any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xii)       subject to the proviso at the end of this definition, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness;

(xiii)      agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xiv)      other than with respect to a non-Specially Serviced Loan, any determination of Acceptable Insurance Default; and

(xv)       any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents.

provided that with respect to any non-Specially Serviced Loan, if the special servicer determines, with respect to clause (xii) above, that a modification, amendment or waiver is administrative in nature, including a note splitting amendment, it is required to provide written notice of such determination to the master servicer, in which case, the master servicer will process such decision and such decision will be deemed to be a Master Servicer Decision not a Major Decision; provided, further, that the special servicer will be required to make any such determination and provide any such notice within two (2) business days of its receipt of a request related to any such decision.

Subject to the terms and conditions of this section, the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans. Further, upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, the master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision. The master servicer will not be permitted to process any Major Decision and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to a Risk Retention Consultation Party or the holder of the majority of the related VRR Interest), the special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to a Risk Retention Consultation Party, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will remain entitled to receive any notices, reports or information to which it is entitled, and the special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder (other than with respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) in connection with any action to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, the special servicer will be required to consult with each Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by each Risk Retention Consultation Party. Any such consultation will not be binding on the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. In the event the special servicer receives no response from the Directing Certificateholder or a Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder or such Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the special servicer will also be required to deliver a Major Decision Reporting Package to the operating advisor and consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether a Control Termination Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, Asset Status Reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when (i) the Class F certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class F certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the VRR Interest Balance of the VRR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class F certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class F certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the VRR Interest Balance of the VRR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, none of the Directing Certificateholder or any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to an Excluded Loan. Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any such Excluded Loan.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class F certificates and the Class F certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and operating advisor. During such time that such waivers have been made, (i) the master servicer will no longer be obligated to consult with the Directing Certificateholder and (ii) the special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the majority Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class F certificates, the successor Class F certificateholder that is the majority Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the majority Controlling Class Certificateholder. The successor Class F certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class F certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class F certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class F certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Master Servicer Decision or Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, any Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders and the RR Interest Owner (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders, the RR Interest Owner and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), the master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, any Risk Retention Consultation Party or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder and such Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Operating Advisor, any Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders and the RR Interest Owner.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans

With respect to any Non-Serviced Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder. The issuing entity, as the holder of the Non-Serviced Mortgage Loans, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan as to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and consent rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders and the RR Interest Owner for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder or the RR Interest Owner will acknowledge and agree, by its acceptance of its certificates or RR Interest, that the Directing Certificateholder:

(a)          may have special relationships and interests that conflict with those of holders of one or more classes of certificates or the RR Interest;

(b)          may act solely in the interests of the holders of the Controlling Class;

(c)          does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)          may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates or RR Interest; and

(e)          will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder or RR Interest Owner may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Each Certificateholder and RR Interest Owner will acknowledge and agree, by its acceptance of its certificates or RR Interest, that the holders of any Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder, the RR Interest, the RR Interest Owner or any third party. The operating advisor is not the special servicer, the master servicer or a sub-servicer and will not be charged with changing the outcome on any particular decision with respect to a Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder and the RR Interest Owner. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties. In addition, the operating advisors or equivalent parties under the Non-Serviced PSAs have certain obligations and consultation rights with respect to the related Non-Serviced Whole Loan, which are substantially similar to those of the operating advisor under the PSA for this transaction.

Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. Except with respect to a waiver of the Operating Advisor Consulting Fee by the master servicer, the operating advisor will have no obligation or responsibility at any time to consult with the master servicer.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Serviced Mortgage Loan or Serviced Whole Loan, unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the special servicer:

(a)          promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)          promptly reviewing each Final Asset Status Report; and

(c)          reviewing any Appraisal Reduction Amount and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify the special servicer of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with the special servicer.

Prior to the occurrence and continuance of a Control Termination Event, the operating advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the special servicer may perform with respect to such Specially Serviced Loans under the PSA and will have no obligations at any time with respect to any Non-

Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value or Cumulative Appraisal Reduction Amount calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder or the Risk Retention Consultation Parties which does not include any communication (other than the related Asset Status Report) between the special servicer and Directing Certificateholder or the Risk Retention Consultation Parties with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan, for so long as no Control Termination Event has occurred and is continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the special servicer in accordance with the terms of the PSA. In addition, after the occurrence and continuance of a Control Termination Event, no Asset Status Report will be a Final Asset Status Report unless and until the operating advisor is consulted with or deemed to have been consulted with pursuant to the PSA. No such consultation will be required prior to a Control Termination Event. The operating advisor is only required to review Final Asset Status Reports delivered to it by the special servicer. Each Final Asset Status Report will be required to be labeled or otherwise identified or communicated as being final by the special servicer.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Serviced Mortgage Loan or Serviced Whole Loan, while both a Control Termination Event and (if applicable) a control appraisal period have occurred and are continuing, the operating advisor’s obligations will consist of the following:

(a)          the operating advisor will be required to consult (on a non-binding basis) with the special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)          the operating advisor will be required to consult (on a non-binding basis) with the special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c)          the operating advisor will be required to prepare an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan during the prior calendar year) substantially in the form attached to this prospectus as Annex C, to be provided to the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)          the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or Collateral Deficiency Amount or (2) net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)          after the calculation but prior to the utilization by the special servicer, the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)         if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)        if the operating advisor and special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Notwithstanding the foregoing, prior to the occurrence and continuance of a Control Termination Event, the operating advisor will be limited to an after-the-action review of any assessment of compliance, attestation report, Final Asset Status Report and other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, lockbox management, insurance policies, borrower substitutions, lease changes, additional borrower debt, defeasances, property management changes, releases from escrow, assumptions and other similar actions that the special servicer may perform under the PSA. In addition, with respect to the operating advisor’s review of net present value or Appraisal Reduction Amount calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value or Appraisal Reduction Amount calculation.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and the RR Interest Owner and, with respect to any Serviced Whole Loan, for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders, the RR Interest Owner and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, any Risk Retention Consultation Party, the RR Interest Owner or any of their respective affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance Report, Attestation Report, Asset Status Report, Major Decision Reporting Package and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) prepare an annual report substantially in the form attached to this prospectus as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of the special servicer’s performance of its duties under the PSA during the prior calendar year on a with respect to the resolution and liquidation of Specially Serviced Loans that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in accordance with the Operating Advisor Standard, to be immaterial. The operating advisor’s annual report will be prepared on the basis of the special servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Loans, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of the items required to be reviewed by it pursuant to the PSA. Notwithstanding the foregoing, no annual report will be required from the operating advisor with respect to a special servicer if, during the prior calendar year, no Final Asset Status Report was prepared by the special servicer in connection with a Specially Serviced Loan or REO Property.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information. In preparing any operating advisor annual report, the operating advisor will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of the Special Servicer

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of the special servicer in the manner described in “—Replacement of the Special Servicer Without Cause.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)          that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)         that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)        that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, any Risk Retention Consultation Party, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)        that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; and

(v)         that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or a Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or a Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder and the RR Interest Owner), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the operating advisor annual report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates or the RR Interest; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)          any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)          any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)          any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)          a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)          the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)          the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders and the RR Interest Owner electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates, the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder, the Risk Retention Consultation Parties, the RR Interest Owner, any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders and the RR Interest Owner of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than (i) the Control Eligible Certificates, the VRR Interest and Class S certificates and (ii) the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and the Risk Retention Consultation Parties, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders and the RR Interest Owner by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders and the RR Interest Owner, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and deliver such information in a written notice (which may be via email) within one business day to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which Barclays (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2008, the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between May 1, 2015 and May 31, 2020 was approximately 37.6% excluding all periods for which all loans within the legacy transactions are delinquent.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the three (3) largest Mortgage Loans in the Mortgage Pool represent 21.0% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the three (3) largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review

Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the Asset Review Trigger.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period. For the avoidance of doubt, a delinquency that would have existed but for a Payment Accommodation will not constitute a delinquency, for so long as the related borrower is complying with the terms of such Payment Accommodation.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders and the RR Interest Owner (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Parties, the RR Interest Owner and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case, to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)          a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)         a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)        a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)        copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)         a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)        a copy of any notice previously delivered by the Master Servicer or Special Servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)       copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder or RR Interest Owner will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) to the extent in the possession of the master servicer or special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the special servicer, the master servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS Morningstar, Fitch, KBRA, Moody’s, or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS Morningstar, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, any Risk Retention Consultation Party or any of their respective affiliates), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any Risk Retention Consultation Party, any party to the PSA, the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, the RR Interest, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders or the RR Interest Owner), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates or the RR Interest; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) assumes in writing each covenant and condition to be performed or observed by the asset representations reviewer under the PSA and (C) is not a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations

Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)          any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)         any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)        any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)        a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)         the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)        the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders and the RR Interest Owner (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders, the RR Interest Owner and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders, the RR Interest Owner and the asset representations reviewer. Upon the written direction of holders of Principal Balance Certificates and the Class RR certificates evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the Principal Balance Certificates and the Class RR certificates evidencing at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Parties

The Risk Retention Consultation Parties in their capacity as Risk Retention Consultation Parties will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Parties will not be protected against any liability to the VRR Interest Owners that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the VRR Interest Owners.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, and each VRR Interest Owner with respect to each other VRR Interest, that a Risk Retention Consultation Party:

(a)	may have special relationships and interests that conflict with those of holders of one or more classes of certificates or VRR Interest Owners other than the applicable VRR Interest Owner;

(b)	may act solely in the interests of the applicable VRR Interest Owner;

(c)	does not have any liability or duties to the holders of any class of certificates or VRR Interest Owner other than the applicable VRR Interest Owner;

(d)	may take actions that favor the interests of the holders of one or more classes of certificates or, the applicable VRR Interest Owner, over the interests of the holders of one or more other classes of certificates or other VRR Interest; and

(e)	will have no liability whatsoever (other than to the applicable VRR Interest Owner) for having so acted as set forth in (a) – (d) above, and no Certificateholder or other VRR Interest Owner may take any action whatsoever against the applicable Risk Retention Consultation Party or any director, officer, employee, agent or principal of the applicable Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of a Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates and/or the Class RR certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such certificates) of the Principal Balance Certificates and/or Class RR certificates on an aggregate basis requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates and/or Class RR certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder or RR Interest Owner may access such notices via the certificate administrator’s website and that each Certificateholder or RR Interest Owner may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates and the Class RR certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning special servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced

Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders and the RR Interest Owner, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is currently acting as a special servicer in a commercial mortgage-backed securities transaction rated by Moody’s on a transaction-level basis (as to which a commercial mortgage-backed securities transaction there are outstanding a commercial mortgage-backed securities rated by Moody’s), and has not been publicly cited by Moody’s as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination and (viii) is currently acting as a special servicer in a transaction rated by DBRS Morningstar and has not been publicly cited by DBRS Morningstar as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the Certificateholders and the RR Interest Owner as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder and the RR Interest Owner of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders and the RR Interest Owner of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates and the Class RR certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates and the Class RR certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not affiliated with each other). In the event the holders of such Principal Balance Certificates and the Class RR certificates evidencing at least a majority of a quorum of Certificateholders, elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the Class RR certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole

Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)          (i) any failure by the master servicer to make a deposit required to be made by the master servicer to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)          any failure by the special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)          any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to the master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to the master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)          any breach on the part of the master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan or the RR Interest Owner and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)          certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)          either Moody’s or DBRS Morningstar (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such rating action has not been withdrawn by Moody’s or DBRS Morningstar (or, in the case of Serviced Pari Passu Companion Loan Securities any Companion Loan Rating Agency), within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), such Rating Agency publicly cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g)          the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and the master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to more than 25% of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency

Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer with respect to the related Serviced Whole Loan will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Securities Rating Agencies have provided a confirmation (or deemed confirmation) from the applicable rating agencies that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f) or (g) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination

Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan or the RR Interest Owner, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause either Trust REMIC to fail to qualify as a REMIC, (ii) cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code or (iii) cause a tax to be imposed on the trust or either Trust REMIC under the relevant provisions of the Code (for any such determination in clauses (i), (ii) or (iii), the master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer, (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders and the RR Interest Owner (and, in the case of a Serviced

Whole Loan, the rights of the Certificateholders, the RR Interest Owner and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor under the PSA. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims, disputes or unanticipated expenses (including reasonable attorneys’ fees, costs of enforcement and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the master servicer or the special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, it will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the Enforcing Servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a

Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner (in either case, other than a holder of the Class RR certificates) to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the special servicer.

An “Enforcing Party” is the person obligated to, or that elects pursuant to the terms of the PSA to, enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder for this securitization has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, at the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator, indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders, and Certificate Owners and the RR Interest Owner (by posting such notice on the certificate administrator’s website). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that if any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures described below relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator.

Within 15 business days after the expiration of the 30-day response period, the certificate administrator will be required to tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including nonbinding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including nonbinding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (other than the Class RR Certificateholder) (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder, Certificate Owner or RR Interest Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including nonbinding arbitration) or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was delivered to the Enforcing Servicer and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders and the RR Interest Owner to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, none of the depositor, the mortgage loan seller(s) with respect to the subject mortgage loan or any of their respective affiliates will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder or to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within thirty (30) days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Mortgage Loan that will be a Non-Serviced Mortgage Loan as of the Closing Date will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

•	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

•	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts

(including out of general collections on the BBCMS 2020-C7 mortgage pool, if necessary), provided that, in the case of the Non-Serviced PSAs for the Parkmerced Whole Loan and the 650 Madison Avenue Whole Loan, there are no mortgage loans other than the related Non-Serviced Whole Loan serviced under the related Non-Serviced PSAs.

•	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA, provided, however, that with respect to the F5 Tower Mortgage Loan, the special servicing fee is subject to a cap of 0.20% per annum, and the liquidation fee and work out fee are each subject to a cap of 0.45%.

•	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.

•	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.

•	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.

•	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.

•	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.

•	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.

•	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

•	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.

•	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Pari Passu Companion Loans under the PSA (although the portion of the servicing fee to make such payments under the Non-Serviced PSA may be less), and not all Non-Serviced PSAs require the related Non-Serviced Master Servicer to make Compensating Interest Payments; in the case of the Non-Serviced PSA for the Parkmerced Whole Loan, the related Non-Serviced PSA does not provide for compensating interest payments.

•	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.

•	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

•	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BBCMS 2020-C7 mortgage pool, if necessary).

•	The matters as to which notice to, or rating agency confirmation from, the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, matters with respect to which notice to, or Rating Agency Confirmation from, the Rating Agencies under the PSA are required (and such agreements may differ as to whether it is notice or rating agency confirmation that is required and as to whether a notice to, or a confirmation from, the rating agencies under the related Non-Serviced PSA in connection with an action involving the subject Non-Serviced Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA).

•	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

•	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

•	With respect to the 650 Madison Avenue Whole Loan, there is no operating advisor under the related Non-Serviced PSA.

•	With respect to the 650 Madison Avenue Whole Loan and the Parkmerced Whole Loan (i) there is no asset representation reviewer under the related Non-Serviced PSA and (ii) there is no certificateholder-directed dispute resolution procedures similar to those described under “—Dispute Resolution Provisions” with respect to the Companion Loan(s) securitized under the related Non-Serviced PSA.

•	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which, if available, can be obtained by requesting copies from the underwriters.

Servicing of the Parkmerced Whole Loan

The Parkmerced Mortgage Loan is serviced pursuant to the MRCD 2019-PARK TSA. The servicing terms of the MRCD 2019-PARK TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

•	The related Non-Serviced Master Servicer under the MRCD 2019-PARK TSA earns a primary servicing fee with respect to the Parkmerced Mortgage Loan equal to 0.00125% per annum.

•	Upon the Parkmerced Whole Loan becoming a specially serviced loan under the MRCD 2019-PARK TSA, the related Non-Serviced Special Servicer thereunder will earn a special servicing fee payable monthly with respect to the Parkmerced Whole Loan accruing at a rate equal to 0.25000% per annum.

•	The related Non-Serviced Special Servicer under the MRCD 2019-PARK TSA will be entitled to a workout fee equal to 0.25% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the Parkmerced Whole Loan, subject to a maximum workout fee of $1,000,000 in the aggregate.

•	The related Non-Serviced Special Servicer under the MRCD 2019-PARK TSA will be entitled to a liquidation fee equal to 0.25% of net liquidation proceeds received in connection with the liquidation of the Parkmerced Whole Loan or the related Mortgaged Property, subject to a maximum liquidation fee of $1,000,000 in the aggregate.

•	The MRCD 2019-PARK TSA does not provide for any asset representations procedures or for any dispute resolution procedures similar to those described under “Pooling and Servicing Agreement—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the MRCD 2019-PARK securitization trust.

Prospective investors are encouraged to review the full provisions of the MRCD 2019-PARK TSA, which is available by requesting a copy from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The Parkmerced Whole Loan” in this prospectus.

Servicing of the 525 Market Street Whole Loan

The 525 Market Street Mortgage Loan is being serviced pursuant to the MKT 2020-525M TSA. The servicing terms of the MKT 2020-525M TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

•	The related Non-Serviced Master Servicer under the MKT 2020-525M TSA will earn a primary servicing fee with respect to the 525 Market Street Mortgage Loan that is to be calculated at 0.00125% per annum.

•	For so long as the 525 Market Street Whole Loan is a specially serviced loan under the MKT 2020-525M, the related Non-Serviced Special Servicer thereunder will earn a special servicing fee payable monthly with respect to the 525 Market Street Mortgage Loan accruing at a rate equal to 0.12500% per annum.

•	The related Non-Serviced Special Servicer under the MKT 2020-525M TSA will be entitled to a workout fee equal to the lesser of (a) 0.25000% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each collection of principal and interest (other than excess interest) made by the related borrower after any workout of the 525 Market Street Whole Loan.

•	The related Non-Serviced Special Servicer under the MKT 2020-525M TSA will be entitled to a liquidation fee equal to the lesser of (a) such rate as would result in a liquidation fee of $1,000,000 and (b) 0.25000% of net liquidation proceeds received in connection with the liquidation of the 525 Market Street Whole Loan.

See also “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The 525 Market Street Whole Loan”.

Servicing of The Cove at Tiburon Whole Loan

The Cove at Tiburon Mortgage Loan is being serviced pursuant to the SGCMS 2020-COVE TSA. The servicing terms of the SGCMS 2020-COVE TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

•	The related Non-Serviced Master Servicer under the SGCMS 2020-COVE TSA earns a primary servicing fee with respect to The Cove at Tiburon Mortgage Loan equal to 0.00125% per annum.

•	Upon The Cove at Tiburon Mortgage Loan becoming a specially serviced loan under the SGCMS 2020-COVE TSA, the related Non-Serviced Special Servicer under the SGCMS 2020-COVE TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25000% per annum.

•	The related Non-Serviced Special Servicer under the SGCMS 2020-COVE TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.50%.

•	The related Non-Serviced Special Servicer under the SGCMS 2020-COVE TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.50%.

See also “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The Cove at Tiburon Whole Loan” in this prospectus.

Servicing of the Acuity Portfolio Whole Loan

The Acuity Portfolio Mortgage Loan is being serviced pursuant to the CFK 2020-MF2 TSA. The servicing terms of the CFK 2020-MF2 TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

•	The related Non-Serviced Master Servicer under the CFK 2020-MF2 TSA will earn a primary servicing fee with respect to the Acuity Portfolio Street Mortgage Loan that is to be calculated at 0.00250% per annum.

•	For so long as the Acuity Portfolio Whole Loan is a specially serviced loan under the CFK 2020-MF2 TSA, the related Non-Serviced Special Servicer thereunder will earn a special servicing fee payable monthly with respect to the Acuity Portfolio Mortgage Loan accruing at a rate equal to 0.25000% per annum.

•	The related Non-Serviced Special Servicer under the CFK 2020-MF2 TSA will be entitled to a workout fee equal to 0.75000% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the Acuity Portfolio Whole Loan.

•	The related Non-Serviced Special Servicer under the CFK 2020-MF2 TSA will be entitled to a liquidation fee equal to 0.75000% of net liquidation proceeds received in connection with the liquidation of any Acuity Portfolio Mortgaged Property, or any full, partial or discounted payoff of the Acuity Portfolio Whole Loan or the sale or liquidation of the Acuity Portfolio Whole Loan or any portion thereof.

•	The CFK 2020-MF2 TSA does not provide for any asset representations procedures or for any dispute resolution procedures similar to those described under “Pooling and Servicing Agreement—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the CFK 2020-MF2 securitization trust.

Prospective investors are encouraged to review the full provisions of the CFK 2020-MF2 TSA, which will be available by requesting a copy from the underwriters. See also “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The Acuity Portfolio Whole Loan”.

Servicing of the F5 Tower Whole Loan

The F5 Tower Mortgage Loan will be serviced pursuant to the BBCMS 2020-C6 PSA. The servicing terms of the BBCMS 2020-C6 PSA are expected to be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

•	The related Non-Serviced Master Servicer under the BBCMS 2020-C6 PSA earns a primary servicing fee with respect to the F5 Tower Mortgage Loan equal to 0.00125% per annum.

•	Upon the F5 Tower Whole Loan becoming a specially serviced loan under the BBCMS 2020-C6 PSA, the related Non-Serviced Special Servicer thereunder will earn a special servicing fee payable monthly with respect to the F5 Tower Whole Loan accruing at a rate equal to 0.20000% per annum.

•	The related Non-Serviced Special Servicer under the BBCMS 2020-C6 PSA will be entitled to a workout fee equal to 0.45000% with respect to the F5 Tower Whole Loan.

•	The related Non-Serviced Special Servicer under the BBCMS 2020-C6 PSA will be entitled to a liquidation fee equal to 0.45000% in connection with the liquidation of the F5 Tower Whole Loan.

Prospective investors are encouraged to review the full provisions of the BBCMS 2020-C6 PSA, which will be available by requesting a copy from the underwriters. See also “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The F5 Tower Whole Loan” in this prospectus.

Servicing of the 650 Madison Avenue Whole Loan

The 650 Madison Avenue Mortgage Loan is being serviced pursuant to the MAD 2019-650M TSA. The servicing terms of the MAD 2019-650M TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

•	The related Non-Serviced Master Servicer under the MAD 2019-650M TSA earns a primary servicing fee with respect to the 650 Madison Avenue Mortgage Loan equal to 0.00125% per annum.

•	Upon the 650 Madison Avenue Mortgage Loan becoming a specially serviced loan under the MAD 2019-650M TSA, the related Non-Serviced Special Servicer under the MAD 2019-650M TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25000% per annum.

•	The related Non-Serviced Special Servicer under the MAD 2019-650M TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.50%.

•	The related Non-Serviced Special Servicer under the MAD 2019-650M TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.50%.

See also “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The 650 Madison Avenue Whole Loan” in this prospectus.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or replacement special servicer has been appointed and currently serves as the master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) DBRS Morningstar has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such master servicer or special servicer prior to the time of determination, if DBRS Morningstar is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and DBRS, Inc. (“DBRS Morningstar”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder or RR Interest Owner consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

•	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders and the RR Interest Owner to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder or RR Interest Owner will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates or the RR Interest, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or the RR Interest or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders or the RR Interest Owner, unless the Certificateholders or the RR Interest Owner have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders and the RR Interest Owner of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class S and Class R certificates) and the RR Interest and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans and REO Properties remaining in the issuing entity, of which (a) an amount equal to the product of (i) the Required Credit Risk Retention Percentage and (ii) the Termination Purchase Amount will be paid to the holders of the VRR Interest in exchange for the surrender of the VRR Interest, and (b) an amount equal to the product of (i) the Non-VRR Percentage and (ii) the Termination Purchase Amount will be deemed paid to the issuing entity and deemed distributed to the holder or holders described in clause (b) below in exchange for the then-outstanding Non-VRR Certificates (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class S and Class R certificates) and the RR Interest and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b)  the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or the special servicer, as applicable, is the purchaser less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the

Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance (solely for the purposes of this calculation, if such right is being exercised after the Distribution Date in March 2030 and the F5 Tower Mortgage Loan, the Dollar General-Becker, MN Mortgage Loan or the Dollar General-Kincheloe, MI Mortgage Loan is still an asset of the trust, then such Mortgage Loan will be excluded from the then-aggregate principal balance of the pool of Mortgage Loans and from the Initial Pool Balance). The voluntary exchange of certificates (other than the Class S and Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the Appraised Value (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan) of the issuing entity’s portion of each REO Property, if any, then included in the issuing entity (such appraisals in clause (2) to be conducted by an independent MAI-designated appraiser selected by the special servicer and approved by the master servicer and the Controlling Class) (prior to the occurrence and continuance of a Control Termination Event, with respect to the Controlling Class approval) and (3)  if a Mortgaged Property secures a Non-Serviced Mortgage Loan and is an “REO property” under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related Mortgaged Property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders and the RR Interest Owner, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the Certificateholders, the RR Interest Owner or holders of any Companion Loan:

(a)          to correct any defect or ambiguity in the PSA;

(b)          to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the RR Interest, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)          to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder or the RR Interest Owner, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)          to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of either Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, either Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel

(at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder, the RR Interest Owner or holder of a Companion Loan;

(e)          to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)          to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition) or the RR Interest Owner as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)          to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder or the RR Interest Owner not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)          to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, (with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of either Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)          to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)          to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in 17 C.F.R. § 239.45(b)(1)(ii), (iii) or (iv); or

(k)          to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal, upon the consent of the Retaining Sponsor, such consent not to be unreasonably withheld, conditioned or delayed.

The PSA may also be amended by the parties to the PSA with the consent of the RR Interest Owner (if affected by such amendment) and the holders of certificates of each class affected by such amendment evidencing, in the case of Certificateholders, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates or the RR Interest Owner, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loans that are required to be distributed on a certificate of any class or the RR Interest without the consent of the holder of such certificate or the RR Interest Owner or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as a third-party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates and the RR Interest Owner or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third-party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan or that otherwise materially and adversely affects the RR Interest Owner without the RR Interest Owner’s consent.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause either Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s, “A-” by Fitch and, if rated by DBRS Morningstar, “A” by DBRS Morningstar; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s, “A-” by Fitch and “A(low)” by DBRS Morningstar, (b) its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s and “F1” by Fitch and “R-1(low)” by DBRS Morningstar and (c) the master servicer maintains a rating of at least “A2” by Moody’s, “A+” by Fitch and “A” by DBRS Morningstar (provided that nothing in this proviso will impose on the master servicer any obligation to maintain such rating or any other rating); provided, further, that if any such institution is not rated by DBRS Morningstar, it maintains an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s and/or Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the RR Interest Owner, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

California. Nine (9) Mortgaged Properties (34.7%) are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and in accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

New York. Thirty-six (36) Mortgaged Properties (15.7%) are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Foreclosure—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the

Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Barclays and its affiliates are playing several roles in this transaction. Barclays Commercial Mortgage Securities LLC is the depositor and an affiliate of Barclays. Barclays and the other mortgage loan sellers originated, co-originated or acquired the mortgage loans and will be selling them to the depositor. Barclays is also an affiliate of Barclays Capital Inc., an underwriter for the offering of the certificates, and Barclays Bank PLC (as a “majority-owned affiliate” of Barclays) which is expected to be the holder of a portion of the VRR Interest and one of the expected initial Risk Retention Consultation Parties. In addition, an affiliate of Barclays currently holds one of the 525 Market Street Companion Loans and one of the One Stockton Companion Loans. However, an affiliate of Barclays intends to sell such Companion Loans to Barclays in connection with one or more future securitizations in which Barclays is a loan seller.

Wells Fargo Bank is (or, as of the Closing Date, is expected to be) the interim custodian of the loan files for some or all of the Barclays Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, on the one hand, and Barclays, a sponsor, an originator and a mortgage loan seller, and certain affiliates of Barclays, on the other hand, Wells Fargo Bank acts, from time to time, as primary servicer with respect to certain mortgage loans owned by Barclays and/or such affiliates of Barclays, including, prior to their inclusion in the issuing entity, some or all of the Barclays Mortgage Loans.

Wells Fargo Bank, National Association, the master servicer, certificate administrator and custodian is also (i) the current holder of one or more of the Companion Loans relating to the 525 Market Street Whole Loan, (ii) the trustee, certificate administrator and custodian under the MRCD 2019-PARK TSA, pursuant to which the Parkmerced Whole Loan is serviced, (iii) the servicer, certificate administrator and custodian under the MKT 2020-525M TSA, pursuant to which the 525 Market Street Whole Loan is serviced, (iv) the servicer, certificate administrator and custodian under the SGCMS 2020-COVE TSA, pursuant to which The Cove at Tiburon Whole Loan is serviced, (vi) the trustee, certificate administrator and custodian under the BBCMS 2020-C6 PSA, pursuant to which the F5 Tower Whole Loan is serviced and (vii) the master servicer, certificate administrator and custodian under the WFCM 2020-C55 PSA, pursuant to which each of the One Stockton Whole Loan and the Vernon Tower Whole Loan is serviced.

Wells Fargo Bank, National Association is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

Rialto Capital Advisors, LLC is an affiliate of (i) Rialto Real Estate Fund IV – Debt, LP, a sponsor and a mortgage loan seller, (ii) RREF IV Debt AIV, LP, the entity expected to be the initial Controlling Class Certificateholder and be appointed as the initial Directing Certificateholder, and the entity that is expected to purchase the Class X-E, Class X-F, Class X-G, Class E, Class F and Class G certificates, and will receive the Class S Certificates on the Closing Date and (iii) Situs Holdings, LLC, the special servicer of the 525 Market Street Mortgage Loan, through common control by Stone Point Capital LLC. In addition, Rialto Capital Advisors, LLC was appointed as the initial special servicer under the WFCM 2020-C55 pooling and servicing agreement which governs the servicing and administration of the One Stockton Whole Loan and Vernon Towers Whole Loan and is an affiliate of the entities that are the Controlling Class Certificateholder, initial directing certificateholder, retaining sponsor and initial risk retention consultation party under the WFCM 2020-C55 pooling and servicing agreement. In addition, Rialto Capital Advisors, LLC is also an affiliate of Rialto Capital Management, LLC, which is the sub-adviser to and manages the investment portfolio of FS Credit Real Estate Income Trust, Inc., which entity holds the mezzanine loan related to the Weston South Carolina Industrial Portfolio Mortgage Loan that it purchased from KeyBank.

KeyBank National Association, a sponsor, a mortgage loan seller, an originator, a primary servicer, the master servicer under the MRCD 2019-PARK trust and servicing agreement (with respect to the Parkmerced Mortgage Loan), the CFK 2020-MF2 trust and servicing agreement (with respect to the Acuity Mortgage Loan), and the MAD 2019-650M trust and servicing agreement (with respect to the 650 Madison Avenue Mortgage Loan), a VRR Interest Owner, one of the expected initial Risk Retention Consultation Parties and the holder of the Inland Self Storage Michigan Portfolio Pari Passu Companion Loan and the Weston South Carolina Industrial Portfolio Pari Passu Companion Loan, is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters.

Societe Generale Financial Corporation, a sponsor, a mortgage loan seller, an originator, the RR Interest Owner, one of the expected initial Risk Retention Consultation Parties and the holder of certain of the ExchangeRight Net Leased Portfolio 32 Pari Passu Companion Loans, is an affiliate of SG Americas Securities, LLC, one of the underwriters. However, Societe Generale Financial Corporation intends to sell such Companion Loans in connection with one or more future securitizations.

NREC, a sponsor, an originator and a mortgage loan seller, is an affiliate of Natixis Securities Americas LLC, one of the underwriters.

Rialto Real Estate Fund IV – Debt, LP, a sponsor and a mortgage loan seller, is also an affiliate of (i) Rialto Capital Advisors, LLC, the expected special servicer, (ii) Situs Holdings, LLC, the special servicer of the 525 Market Street Mortgage Loan, through common control by Stone Point Capital LLC, (iii) RREF IV Debt AIV, LP, the entity that is expected to be the initial Controlling Class Certificateholder and be appointed as the initial Directing Certificateholder and the entity that is expected to purchase the Class X-E, Class X-F, Class X-G, Class E, Class F and Class G certificates, and will receive the Class S certificates. In addition, Rialto Capital Advisors, LLC is also an affiliate of Rialto Capital Management, LLC, which is the sub-adviser to and manages the investment portfolio of FS Credit Real Estate Income Trust, Inc., which entity holds the mezzanine loan related to the Weston South Carolina Industrial Portfolio Mortgage Loan that it purchased from KeyBank.

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Park Bridge Lender Services LLC, the operating advisor and asset representations reviewer, is also (i) the operating advisor and asset representations reviewer under the WFCM 2020-C55 pooling and servicing agreement which governs the servicing and administration of the One Stockton Whole Loan and the Vernon Tower Whole Loan and (ii)  the operating advisor under the MRCD 2019-PARK trust and servicing agreement which governs the servicing and administration of the Parkmerced Whole Loan.

Pursuant to certain interim servicing arrangements between Wells Fargo and RREF or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by RREF or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the RREF Mortgage Loans.

In the case of the repurchase facility provided by Wells Fargo to RREF, Wells Fargo has agreed to purchase mortgage loans from RREF, or its wholly-owned subsidiary or other affiliate, on a revolving basis. The aggregate Cut-off Date Balance of the RREF Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to that repurchase facility is projected to equal approximately $84,887,436. Proceeds received by RREF in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo the RREF Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

Wilmington Trust, National Association, the trustee, is also (i) the trustee under the MKT 2020-525M TSA, pursuant to which the 525 Market Street Whole Loan is serviced, (ii) the trustee under the SGCMS 2020-COVE TSA, pursuant to which The Cove at Tiburon Whole Loan is serviced, (iii) the trustee under the MAD 2019-650M TSA, pursuant to which the 650 Madison Avenue Whole Loan is serviced and (iv) the trustee under the WFCM 2020-C55 PSA, pursuant to which the One Stockton Whole Loan and the Vernon Tower Whole Loan is serviced.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a mezzanine loan, if any. Additionally, in some cases, a borrower is required to apply a holdback reserve to prepayment of the related Mortgage Loan if certain release conditions are not satisfied. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Escrows”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. Moreover, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the Mortgage Loans allocated to the certificates will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the Mortgage Loans allocated to the certificates than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements. See “Risk Factors—Other Risks Relating to the Certificates—Risks Relating to Modifications of the Mortgage Loans” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amount of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the

Offered Certificates in the absence of such reduction. In general, a Non-VRR Realized Loss and VRR Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution (based on the allocation of amounts among the Principal Balance Certificates, on the one hand, and the VRR Interest, on the other hand) to applicable Certificateholders and the RR Interest Owner in reduction of the Certificate Balances of the Principal Balance Certificates and the VRR Interest Balance. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Non-VRR Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$537,198,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates
Class X-B	$117,992,000	Class A-S and Class B certificates

Certificateholders and the RR Interest Owner are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates that are also Principal Balance Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods, Yield Maintenance Charges or Prepayment Premiums, release of property provisions, amortization terms that require balloon payments, performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge or Prepayment Premium would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in

the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$537,198,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates
Class X-B	$117,992,000	Class A-S and Class B certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is distributed to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of Non-VRR Certificates and the VRR Interest will be made as set forth under

“Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—The VRR Interest—Priority of Distributions on the VRR Interest”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPY following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of each Class of the Class A-4 and Class A-5 certificates, the percentage of the related potential maximum and minimum initial Certificate Balances, respectively) of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates that are also Principal Balance Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

•	scheduled Periodic Payments including payments due at maturity or Anticipated Repayment Date of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in July 2020;

•	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date or Anticipated Repayment Date and will be adjusted as required pursuant to the definition of Mortgage Rate;

•	the mortgage loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the RR Interest Owner, the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

•	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);

•	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or Yield Maintenance Charges are collected;

•	the Closing Date occurs on or about June 25, 2020;

•	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;

•	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;

•	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan in whole or in part;

•	no additional trust fund expenses are incurred;

•	no property releases (or related re-amortizations) occur;

•	the optional termination is not exercised; and

•	there are no modifications or maturity date extensions in respect of the Mortgage Loans.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates that is also a Principal Balance Certificate and set forth the percentage of the initial Certificate Balance of each class of Offered Certificates that is also a Principal Balance Certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
June 2021	86%	86%	86%	86%	86%
June 2022	70%	70%	70%	70%	70%
June 2023	49%	49%	49%	49%	49%
June 2024	15%	15%	15%	15%	15%
June 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.69	2.69	2.69	2.69	2.69

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.60	4.59	4.59	4.57	4.43

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	6.72	6.69	6.66	6.60	6.31

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029	100%	99%	98%	97%	73%
June 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.49	9.41	9.34	9.25	9.05

Percent of the Initial Certificate Balance
of the Class A-5 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029	100%	100%	100%	100%	100%
June 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.61	9.60	9.58	9.55	9.29

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	97%	97%	97%	97%	97%
June 2026	78%	78%	78%	78%	78%
June 2027	57%	57%	57%	57%	57%
June 2028	35%	35%	35%	35%	35%
June 2029	12%	12%	12%	12%	12%
June 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.28	7.28	7.28	7.28	7.28

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029	100%	100%	100%	100%	100%
June 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.72	9.70	9.69	9.66	9.44

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029	100%	100%	100%	100%	100%
June 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.72	9.72	9.72	9.72	9.52

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029	100%	100%	100%	100%	100%
June 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.72	9.72	9.72	9.72	9.56

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from June 1, 2020 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
98.0000%	1.84%	1.84%	1.84%	1.84%	1.84%
98.5000%	1.64%	1.64%	1.64%	1.64%	1.64%
99.0000%	1.45%	1.45%	1.45%	1.45%	1.45%
99.5000%	1.26%	1.26%	1.26%	1.26%	1.26%
100.0000%	1.07%	1.07%	1.07%	1.07%	1.07%
100.5000%	0.88%	0.88%	0.88%	0.88%	0.88%
101.0000%	0.69%	0.69%	0.69%	0.69%	0.69%
101.5000%	0.50%	0.50%	0.50%	0.50%	0.50%
102.0000%	0.32%	0.31%	0.31%	0.31%	0.31%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	2.24%	2.24%	2.24%	2.24%	2.25%
100.0000%	2.01%	2.01%	2.01%	2.01%	2.01%
101.0000%	1.78%	1.78%	1.78%	1.78%	1.77%
102.0000%	1.56%	1.56%	1.56%	1.55%	1.54%
103.0000%	1.33%	1.33%	1.33%	1.33%	1.31%
104.0000%	1.11%	1.11%	1.11%	1.11%	1.08%
105.0000%	0.90%	0.89%	0.89%	0.89%	0.85%
106.0000%	0.68%	0.68%	0.68%	0.67%	0.63%
107.0000%	0.47%	0.46%	0.46%	0.46%	0.41%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	2.16%	2.16%	2.17%	2.17%	2.17%
100.0000%	2.00%	2.00%	2.00%	2.00%	2.00%
101.0000%	1.84%	1.84%	1.84%	1.84%	1.83%
102.0000%	1.69%	1.68%	1.68%	1.68%	1.67%
103.0000%	1.53%	1.53%	1.53%	1.52%	1.50%
104.0000%	1.38%	1.37%	1.37%	1.36%	1.34%
105.0000%	1.22%	1.22%	1.22%	1.21%	1.17%
106.0000%	1.07%	1.07%	1.06%	1.06%	1.01%
107.0000%	0.92%	0.92%	0.91%	0.90%	0.86%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
97.0000%	2.14%	2.14%	2.14%	2.14%	2.15%
98.0000%	2.02%	2.02%	2.02%	2.02%	2.03%
99.0000%	1.90%	1.90%	1.90%	1.90%	1.91%
100.0000%	1.78%	1.78%	1.78%	1.78%	1.78%
101.0000%	1.67%	1.67%	1.67%	1.67%	1.66%
102.0000%	1.56%	1.55%	1.55%	1.55%	1.55%
103.0000%	1.44%	1.44%	1.44%	1.44%	1.43%
104.0000%	1.33%	1.33%	1.33%	1.32%	1.31%
105.0000%	1.22%	1.22%	1.21%	1.21%	1.20%

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	2.15%	2.15%	2.15%	2.15%	2.16%
100.0000%	2.04%	2.04%	2.04%	2.04%	2.04%
101.0000%	1.92%	1.92%	1.92%	1.92%	1.92%
102.0000%	1.81%	1.81%	1.81%	1.81%	1.80%
103.0000%	1.70%	1.70%	1.69%	1.69%	1.68%
104.0000%	1.58%	1.58%	1.58%	1.58%	1.57%
105.0000%	1.47%	1.47%	1.47%	1.47%	1.46%
106.0000%	1.37%	1.37%	1.36%	1.36%	1.34%
107.0000%	1.26%	1.26%	1.26%	1.25%	1.23%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	2.18%	2.18%	2.18%	2.18%	2.18%
100.0000%	2.03%	2.03%	2.03%	2.03%	2.03%
101.0000%	1.88%	1.88%	1.88%	1.88%	1.88%
102.0000%	1.73%	1.73%	1.73%	1.73%	1.73%
103.0000%	1.59%	1.59%	1.59%	1.59%	1.59%
104.0000%	1.44%	1.44%	1.44%	1.44%	1.44%
105.0000%	1.30%	1.30%	1.30%	1.30%	1.30%
106.0000%	1.16%	1.16%	1.16%	1.16%	1.16%
107.0000%	1.02%	1.02%	1.02%	1.02%	1.02%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
10.2500%	6.79%	6.75%	6.69%	6.60%	6.09%
10.5000%	6.17%	6.12%	6.06%	5.97%	5.45%
10.7500%	5.56%	5.51%	5.45%	5.36%	4.84%
11.0000%	4.98%	4.93%	4.87%	4.78%	4.25%
11.2500%	4.42%	4.37%	4.31%	4.21%	3.67%
11.5000%	3.88%	3.83%	3.76%	3.67%	3.12%
11.7500%	3.35%	3.30%	3.24%	3.14%	2.59%
12.0000%	2.84%	2.79%	2.73%	2.63%	2.07%
12.2500%	2.35%	2.30%	2.23%	2.13%	1.57%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
7.4750%	7.01%	6.99%	6.97%	6.93%	6.58%
7.7250%	6.25%	6.23%	6.21%	6.17%	5.82%
7.9750%	5.53%	5.51%	5.48%	5.44%	5.08%
8.2250%	4.84%	4.82%	4.79%	4.75%	4.38%
8.4750%	4.18%	4.16%	4.13%	4.09%	3.71%
8.7250%	3.55%	3.53%	3.50%	3.46%	3.07%
8.9750%	2.94%	2.92%	2.89%	2.85%	2.46%
9.2250%	2.36%	2.34%	2.31%	2.27%	1.87%
9.4750%	1.80%	1.78%	1.75%	1.71%	1.30%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	2.56%	2.56%	2.56%	2.56%	2.57%
100.0000%	2.45%	2.45%	2.45%	2.45%	2.45%
101.0000%	2.33%	2.33%	2.33%	2.33%	2.33%
102.0000%	2.21%	2.21%	2.21%	2.21%	2.21%
103.0000%	2.10%	2.10%	2.10%	2.10%	2.09%
104.0000%	1.99%	1.99%	1.99%	1.99%	1.98%
105.0000%	1.88%	1.88%	1.88%	1.87%	1.86%
106.0000%	1.77%	1.77%	1.77%	1.76%	1.75%
107.0000%	1.66%	1.66%	1.66%	1.65%	1.64%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	3.28%	3.28%	3.28%	3.28%	3.28%
100.0000%	3.16%	3.16%	3.16%	3.16%	3.16%
101.0000%	3.04%	3.04%	3.04%	3.04%	3.04%
102.0000%	2.92%	2.92%	2.92%	2.92%	2.91%
103.0000%	2.80%	2.80%	2.80%	2.80%	2.79%
104.0000%	2.68%	2.68%	2.68%	2.68%	2.68%
105.0000%	2.57%	2.57%	2.57%	2.57%	2.56%
106.0000%	2.46%	2.46%	2.46%	2.46%	2.44%
107.0000%	2.34%	2.34%	2.34%	2.34%	2.33%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
95.1250%	4.32%	4.32%	4.32%	4.32%	4.33%
96.1250%	4.19%	4.19%	4.19%	4.19%	4.20%
97.1250%	4.06%	4.06%	4.06%	4.06%	4.06%
98.1250%	3.93%	3.93%	3.93%	3.93%	3.93%
99.1250%	3.80%	3.80%	3.80%	3.80%	3.81%
100.1250%	3.68%	3.68%	3.68%	3.68%	3.68%
101.1250%	3.56%	3.56%	3.56%	3.56%	3.55%
102.1250%	3.43%	3.43%	3.43%	3.43%	3.43%
103.1250%	3.31%	3.31%	3.31%	3.31%	3.31%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “Treasury Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding entitlement to collections of Excess Interest) and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-E, Class X-F, Class X-G, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class RR certificates and the regular interests that correspond in the aggregate to the RR Interest (in the case of the Class RR certificates and the RR Interest, excluding the right to receive Excess Interest), each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) the portion of the issuing entity consisting of Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under chapter 1, subpart J, part I, subchapter E of the Code, (b) the VRR Interest will represent undivided beneficial interests in the VRR Percentage of the Excess Interest and the Excess Interest Distribution Account under Section 671 of the Code and (c) the Class S Certificates will represent undivided beneficial interests in the Non-VRR Percentage of the Excess Interest and the Excess Interest Distribution Account under Section 671 of the Code.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The Treasury Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount (“OID”)) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, thirty-nine (39) of the Mortgaged Properties (collectively, 30.1%) securing or partially securing ten (10) Mortgage Loans, are, in whole or in part, multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, OID and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Notwithstanding the following, under legislation enacted on December 22, 2017, and commonly referred to as the “Tax Cuts and Jobs Acts” (the “Tax Cuts and Jobs Act”), Regular Interestholders may be required to accrue amounts of OID, market discount, Yield Maintenance Charges, Prepayment Premiums and other amounts no later than the year they include such amounts as revenue on their applicable financial statements. However, recent proposed Treasury regulations exclude from the application of this rule any item of income for which a taxpayer uses a special method of accounting, including, among other things, income subject to OID timing rules. Prospective investors are urged to consult their tax counsel regarding the potential application of the Tax Cuts and Jobs Act to their particular situation.

Original Issue Discount

Holders of Regular Interests issued with OID generally must include OID in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position on matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are encouraged to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and OID with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the OID includible in a Regular Interestholder’s income. The total amount of OID on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Such classes will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of OID on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, OID on a Regular Interest will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or Anticipated Repayment Date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, namely, 0% CPR; provided that it is assumed that any ARD Loan repays on its anticipated repayment date (the “Prepayment Assumption”. See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis OID, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class C certificates will be issued with de minimis OID for federal income tax purposes.

A holder of a Regular Interest issued with OID generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the OID on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the OID that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The OID accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular

Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of OID with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The OID accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period.

Under the method described above, the daily portions of OID required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the OID on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of OID, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having OID, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for such period plus the remaining OID after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including OID) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. The election, if made, will apply all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1278 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. The election, if made, will apply all premium bonds (other than tax exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S and Class B certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial

Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. A Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing OID. This may have the effect of creating “negative” OID that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive OID or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative OID may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield

Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any OID, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of any portion of the VRR Interest, the related Certificateholder or RR Interest Owner, as applicable, must separately account for the sale or exchange of the related “regular interest” in the Upper-Tier REMIC and the related interest in the Grantor Trust.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the applicable Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The Treasury Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders and the RR Interest Owner.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which was enacted on November 2, 2015, included new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“partnership representatives”).

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person (the partnership representative) to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a “tax matters person’s” actions under the rules that were in place for taxable years before 2018 and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will be designated as the partnerships representative of both Trust REMICs and will have the authority to utilize, and will be directed to utilize, any elections available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including OID, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, OID and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

In addition, the Grantor Trust may be subject to Treasury regulations providing specific reporting rules for “widely-held fixed investment trusts”. Under these regulations, the Certificate Administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Class S Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the Certificate Administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the Certificate Administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the Certificate Administrator make available information regarding interest income and information necessary to compute any OID to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates or the RR Interest Owner to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. We cannot assure you that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor, Barclays Capital Holdings Inc. and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-3	Class A-4	Class A-5
Barclays Capital Inc.	$12,698,000	$114,500,000	$38,000,000	$75,000,000	$270,000,000
KeyBanc Capital Markets Inc.	$0	$0	$0	$0	$0
SG Americas Securities, LLC	$0	$0	$0	$0	$0
Natixis Securities Americas LLC	$0	$0	$0	$0	$0
Bancroft Capital, LLC	$250,000	$500,000	$0	$0	$0
Academy Securities, Inc.	$250,000	$0	$0	$0	$0
Total	$13,198,000	$115,000,000	$38,000,000	$75,000,000	$270,000,000

Underwriter	Class A-SB	Class X-A	Class X-B	Class A-S
Barclays Capital Inc.	$26,000,000	$537,198,000	$117,992,000	$89,214,000
KeyBanc Capital Markets Inc.	$0	$0	$0	$0
SG Americas Securities, LLC	$0	$0	$0	$0
Natixis Securities Americas LLC	$0	$0	$0	$0
Bancroft Capital, LLC	$0	$0	$0	$0
Academy Securities, Inc.	$0	$0	$0	$0
Total	$26,000,000	$537,198,000	$117,992,000	$89,214,000

Underwriter	Class B	Class C
Barclays Capital Inc.	$28,778,000	$28,779,000
KeyBanc Capital Markets Inc.	$0	$0
SG Americas Securities, LLC	$0	$0
Natixis Securities Americas LLC	$0	$0
Bancroft Capital, LLC	$0	$0
Academy Securities, Inc.	$0	$0
Total	$28,778,000	$28,779,000

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have severally agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 112.9% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from June 1, 2020, before deducting expenses payable by the depositor (such expenses estimated at $7,770,312.34, excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act as in effect on the date of this prospectus, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Barclays Capital Inc., one of the underwriters, is an affiliate of the depositor, an affiliate of Barclays, which is a sponsor, an originator and a mortgage loan seller, and an affiliate of the holder of one of the 525 Market Street Companion Loans and one of the One Stockton Companion Loans, and an affiliate of Barclays Bank PLC, one of the expected initial Risk Retention Consultation Parties and an initial VRR Interest Owner (as a “majority-owned affiliate” of Barclays). KeyBanc Capital Markets Inc., one of the underwriters, is an affiliate of KeyBank National Association, which is a sponsor, an originator, a primary servicer, the master servicer under the MRCD 2019-PARK trust and servicing agreement (with respect to the Parkmerced Mortgage Loan), the CFK 2020-MF2 trust and servicing agreement (with respect to the Acuity Mortgage Loan), and the MAD 2019-650M trust and servicing agreement (with respect to the 650 Madison Avenue Mortgage Loan), a mortgage loan seller, an initial VRR Interest Owner, an expected initial Risk Retention Consultation Party and the holder of the Inland Self Storage Michigan Portfolio Pari Passu Companion Loan and the Weston South Carolina Industrial Portfolio Pari Passu Companion Loan. SG Americas Securities, LLC, one of the underwriters, is an affiliate of Societe Generale Financial Corporation, which is a sponsor, an originator, a mortgage loan seller, the initial RR Interest Owner, one of the expected initial Risk Retention Consultation Parties and the holder of certain of the ExchangeRight Net Leased Portfolio 32 Companion Loans. Natixis Securities Americas LLC, one of the underwriters, is an affiliate of NREC, which is a sponsor, an originator and a mortgage loan seller.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Barclays Capital Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of KeyBanc Capital Markets Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of SG Americas Securities, LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, and affiliates of Natixis Securities Americas LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Barclays Capital Inc., of the purchase price for the Offered Certificates and the following payments:

(1)         the payment by the depositor to Barclays, an affiliate of Barclays Capital Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Barclays Mortgage Loans;

(2)         the payment by the depositor to KeyBank National Association, an affiliate of KeyBanc Capital Markets Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the KeyBank National Association Mortgage Loans;

(3)         the payment by the depositor to Societe Generale Financial Corporation, an affiliate of SG Americas Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Societe Generale Financial Corporation Mortgage Loans;

(4)         the payment by RREF or an affiliate thereof, to Wells Fargo Bank in its capacity as the purchaser under a repurchase agreement with RREF or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by RREF, or an affiliate thereof, under that facility prior to or simultaneously with its sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to RREF in connection with the sale of those Mortgage Loans to the depositor by RREF; and

(5)         the payment by the depositor to NREC, an affiliate of Natixis Securities Americas LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the NREC Mortgage Loans.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of Barclays Capital Inc., KeyBanc Capital Markets Inc., SG Americas Securities, LLC and Natixis Securities Americas LLC has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the Depositor with respect to the issuing entity (file number 333-226850-06)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 745 Seventh Avenue, New York, New York 10019, Attention: President, or by telephone at (212) 412-4000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-226850) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

With respect to the 525 Market Street Mortgage Loan (7.4%), the New York State Teachers’ Retirement System (“NYSTRS”), which is a governmental plan, owns a direct equity interest in the borrower. Persons who have an ongoing relationship with NYSTRS should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold any Offered Certificates.

With respect to the Cool Creek Village Mortgage Loan (0.5%), the Public Employee Retirement System of Ohio, which is a governmental plan, is, indirectly, a 100% owner of the equity interests of the related mortgagor. Persons who have an ongoing relationship with the Public Employee Retirement System of Ohio should consult with counsel regarding whether such relationship would affect their ability to purchase and hold any Offered Certificates.

Administrative Exemptions

The U.S. Department of Labor has granted an administrative exemption to Barclays Capital Inc. Final Authorization Number 2004-03E, as amended by Prohibited Transaction Exemption 2013-08 (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Barclays Capital Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Each purchaser of Offered Certificates that is a Plan will be deemed to have represented and warranted that (i) none of the depositor, the mortgage loan sellers, the issuing entity, the trustee, the certificate administrator, the certificate registrar, the asset representations reviewer, the operating advisor, the underwriters, the master servicer, the special servicer, or any of their respective affiliated entities, has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the Plan has relied in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption is available (all of the conditions of which are satisfied) to cover the purchase and holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

The sale of the Offered Certificates to a Plan is in no respect a representation or warranty by the depositor, the underwriters, the trustee, the certificate administrator, the special servicer or the master servicer that this investment meets any relevant legal requirements with respect to investments by Plans generally or any particular Plan, that the Exemption would apply to the acquisition of this investment by ERISA Plans in general or any particular ERISA Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Dechert LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from the two (2) of the Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgage Loans, Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders and the RR Interest Owner of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that is not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date for the

Offered Certificates will be the Distribution Date in April 2053. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder or the RR Interest Owner might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

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Index of Defined Terms

1

17g-5 Information Provider	350
1986 Act	506
1996 Act	486

2

2015 Budget Act	513

3

30/360 Basis	383

4

401(c) Regulations	524

5

525 Market Street Co-Lender Agreement	229
525 Market Street Companion Loans	229
525 Market Street Control Appraisal Period	233
525 Market Street Controlling Noteholder	231
525 Market Street Major Decision	233
525 Market Street Majority B Note Holder	231
525 Market Street Master Servicer	229
525 Market Street Non-Controlling Noteholder	233
525 Market Street Non-Standalone Pari Passu Companion Loans	229
525 Market Street Pari Passu Companion Loans	229
525 Market Street Special Servicer	229
525 Market Street Standalone Companion Loans	229
525 Market Street Standalone Pari Passu Companion Loans	229
525 Market Street Subordinate Companion Loans	229
525 Market Street Whole Loan	229

6

650 Madison Avenue A Notes	250
650 Madison Avenue Co-Lender Agreement	250
650 Madison Avenue Control Appraisal Period	253
650 Madison Avenue Controlling Noteholder	252

650 Madison Avenue Major Decision	254
650 Madison Avenue Non-Controlling Noteholder	253
650 Madison Avenue Non-Lead Noteholders	254
650 Madison Avenue Pari Passu Companion Loans	250
650 Madison Avenue Subordinate Companion Loans	250

A

A/B Whole Loan	210
AB Modified Loan	395
Accelerated Mezzanine Loan Lender	343
Acceptable Insurance Default	398
Acting General Counsel’s Letter	137
Actual/360 Basis	193
Actual/360 Loans	373
Acuity Portfolio Co-Lender Agreement	241
Acuity Portfolio Companion Loans	241
Acuity Portfolio Directing Certificateholder	243
Acuity Portfolio Pari Passu Companion Loans	241
Acuity Portfolio Senior Loans	241
Acuity Portfolio Subordinate Companion Loans	241
Acuity Portfolio Whole Loan	241
ADA	488
Additional Exclusions	398
Additional Primary Servicing Compensation	303
Administrative Cost Rate	327
ADR	142
Advances	369
Affirmative Asset Review Vote	437
Aggregate Available Funds	320
Aggregate Excess Prepayment Interest Shortfall	337
Aggregate Gain-on-Sale Entitlement Amount	321
Aggregate Principal Distribution Amount	328
Aggregate Principal Shortfall	329
ALTA	271
Amazon	184
Annual Debt Service	142
Anticipated Repayment Date	193
Appraisal Reduction Amount	391
Appraisal Reduction Event	390
Appraised Value	143

Appraised-Out Class	396
ARD	193
ARD Loan	193
Assessment of Compliance	468
Asset Representations Reviewer Asset Review Fee	389
Asset Representations Reviewer Fee	389
Asset Representations Reviewer Fee Rate	389
Asset Representations Reviewer Termination Event	442
Asset Representations Reviewer Upfront Fee	389
Asset Review	439
Asset Review Notice	438
Asset Review Quorum	437
Asset Review Report	440
Asset Review Report Summary	440
Asset Review Standard	439
Asset Review Trigger	436
Asset Review Vote Election	437
Asset Status Report	411
Assumed Final Distribution Date	335
Assumed Scheduled Payment	329
Attestation Report	468
Available Funds	321

B

Balloon or ARD LTV Ratio	146
Balloon or ARD Payment	147
Bankruptcy Code	480
Barclays	255
Barclays Data Tape	257
Barclays Holdings	255
Barclays Mortgage Loans	256
Barclays Review Team	257
Base Interest Fraction	334
BBCMS 2020-C6 PSA	210
BEA	172
Borrower Party	343
Borrower Party Affiliate	343
Borrowers’ L&T Counsel	156
Breach Notice	360
Burns & McDonnell	170

C

C(WUMP)O	20
Cash Flow Analysis	143
CERCLA	485
Certificate Administrator/Trustee Fee	388
Certificate Administrator/Trustee Fee Rate	388
Certificate Balance	318
Certificate Owners	352
Certificate Realized Loss	338

Certificateholder	344
Certificateholder Quorum	445
Certificateholder Repurchase Request	455
Certifying Certificateholder	354
CFK 2020-MF2 Certificate Administrator	242
CFK 2020-MF2 Depositor	242
CFK 2020-MF2 Servicer	242
CFK 2020-MF2 Special Servicer	242
CFK 2020-MF2 Trustee	242
CFK 2020-MF2 TSA	210, 242
Class A Certificates	317
Class A-SB Planned Principal Balance	329
Class RR Certificateholder	313
Class RR certificateholders	4
Class X Certificates	318
Clearstream	351
Clearstream Participants	353
Closing Date	142, 255
CMBS	61
Code	504
Collateral Deficiency Amount	395
Collection Account	372
Collection Period	321
Combined Debt Yield	199
Combined DSCR	199
Communication Request	355
Companion Distribution Account	372
Companion Holder	210
Companion Holders	210
Companion Loan Rating Agency	210
Companion Loan(s)	140
Compensating Interest Payment	336
Condominium	164
Condominium Conversion	164
Condominium Documents	164
Condominium Unit	164
Condominium Units	164
Constant Prepayment Rate	496
Consultation Termination Event	425
Control Change	208
Control Eligible Certificates	420
Control Note	210
Control Termination Event	425
Controlling Class	420
Controlling Class Certificateholder	420
Controlling Holder	210
Corrected Loan	411
Cove at Tiburon Subordinate Companion Loan Control Appraisal Period	239
COVID-19	57
CPR	496
CPY	496
CREC	172
Credit Risk Retention Rules	314

CREFC®	340
CREFC® Intellectual Property Royalty License Fee	390
CREFC® Intellectual Property Royalty License Fee Rate	390
CREFC® Reports	340
Cross-Over Date	325
Cumulative Appraisal Reduction Amount	394
Cure/Contest Period	439
Custodian	293
Cut-off Date	140
Cut-off Date Balance	144
Cut-off Date Loan-to-Value Ratio	145
Cut-off Date LTV Ratio	145

D

D or @%(#)	148
D or GRTR of @% or YM(#)	148
D or YM(#)	148
D(#)	148
DBRS Morningstar	467
DCP	172
Debt Service Coverage Ratio	146
Defaulted Loan	416
Defeasance Deposit	197
Defeasance Loans	197
Defeasance Lock-Out Period	197
Defeasance Option	197
Definitive Certificate	351
Delegated Directive	17
Delinquent Loan	437
Depositories	351
Determination Date	319
DHEC	172
Diligence File	357
Directing Certificateholder	419
Disclosable Special Servicer Fees	387
Discount Rate	334
Dispute Resolution Consultation	457
Dispute Resolution Cut-off Date	456
Distribution Accounts	373
Distribution Date	319
Distribution Date Statement	340
Dodd-Frank Act	120
DOL	521
DSCR	146
DTC	351
DTC Participants	351
DTC Rules	352
Due Date	192, 321

E

EDGAR	520
EEA	17

Effective Gross Income	143
Eligible Asset Representations Reviewer	440
Eligible Operating Advisor	432
Enforcing Party	455
Enforcing Servicer	455
Environmental Controls	173
Environmental Non-Recourse Carveouts	190
ESA	172
Escrow/Reserve Mitigating Circumstances	260, 281
EU Institutional Investors	122
EU Risk Retention and Due Diligence Requirements	122
EU Securitization Regulation	18, 122
Euroclear	351
Euroclear Operator	353
Euroclear Participants	353
Excess Interest	319
Excess Interest Distribution Account	373
Excess Modification Fee Amount	384
Excess Modification Fees	383
Exchange Act	255
Excluded Controlling Class Holder	342
Excluded Information	343
Excluded Loan	343
Excluded Plan	523
Excluded Special Servicer	445
Excluded Special Servicer Loan	445
Exemption	521
Exemption Rating Agency	522
Expansion Parcel	175
Expansion Tenant	175

F

F5 Tower Control Appraisal Period	249
F5 Tower Controlling A Note	248
F5 Tower Directing Holder	248
F5 Tower Intercreditor Agreement	244
F5 Tower Major Decision	249
F5 Tower Mortgage Loan	244
F5 Tower Mortgaged Property	244
F5 Tower Note A Holders	245
F5 Tower Noteholders	244
F5 Tower Pari Passu Companion Loans	244
F5 Tower Subordinate Companion Loan	244
F5 Tower Subordinate Companion Loans Threshold Event Collateral	249
F5 Tower Whole Loan	244
FATCA	515
FDIA	136
FDIC	137
FIEL	21
Final Asset Status Report	429
Final Dispute Resolution Election Notice	457

Financial Market Publisher	345
Financial Promotion Order	18
FIRREA	137
Fitch	467
FPO Persons	18
FSMA	18
Funds	274, 306

G

Garn Act	487
GLA	146
Government Securities	195
Grantor Trust	319, 504
GRTR of @% or YM(#)	148

H

Holdco	208
HSTP Act	70

I

Indirect Participants	352
Initial Delivery Date	411
Initial Pool Balance	140
Initial Rate	193
Initial Requesting Certificateholder	455
In-Place Cash Management	146
Institutional Investors	20
Insurance and Condemnation Proceeds	372
Intercreditor Agreement	210
Interest Accrual Amount	327
Interest Accrual Period	328
Interest Distribution Amount	327
Interest Reserve Account	373
Interest Shortfall	327
Interested Person	418
Investor Certification	343
IRS	415

J

Japanese Retention Requirement	22
JFSA	22
JRR Rule	22

K

KBRA	306
KeyBank	261, 313
KeyBank Data Tape	262
KeyBank Mortgage Loans	262
KeyBank Parties	303
KeyBank Primary Serviced Mortgage Loans	301

KeyBank Primary Servicer Termination Event	304
KeyBank Primary Servicing Agreement	301
KeyBank Qualification Criteria	263
KeyBank Review Team	262
KeyBank Serviced Mortgage Loans	298
KeyBank VRR Interest Portion	313

L

L(#)	148
Lease	166
Lease and Related Documents	5
Leasehold Collateral	166
Lembo	178
Lembo Action	178
Lender’s L&T Counsel	156
Lennar	274
Lessor	166
Liens	176
Liquidation Fee	385
Liquidation Fee Rate	385
Liquidation Proceeds	372
Loan Per Unit	146
Loan Refinancing	206
Lock-out Period	194
Loss of Value Payment	361
Lower-Tier Regular Interests	504
Lower-Tier REMIC	319, 504
Lower-Tier REMIC Distribution Account	373
LTV Ratio	144
LTV Ratio at Maturity or Anticipated Repayment Date	146
LTV Ratio at Maturity or ARD	146

M

MAD 2019-650M TSA	210
MAI	363
Major Decision	421
Major Decision Reporting Package	421
Majority F5 Tower Subordinate Companion Loan Noteholder	248
MAS	20
Master Servicer	294
Master Servicer Decision	400
Material Defect	359
Maturity Date Balloon or ARD Payment	147
MBR	156
MDEQ	172
MiFID II	17
Minimum Insurer Ratings	12
MKT 2020-525M TSA	210
MLPA	355
MOA	314
Modeling Assumptions	496

Modification Fees	383
Moody’s	467
Mortgage	140
Mortgage File	355
Mortgage Loans	140
Mortgage Note	140
Mortgage Pool	140
Mortgage Rate	327
Mortgaged Property	141
MRCD 2019-PARK TSA	210
MRCD 2019-PRKC TSA	223

N

Natixis	282
Natixis Holdings	293
Neman	178
Net Mortgage Rate	327
Net Operating Income	147
NI 33-105	22
Nomura	293
Non VRR Gain-on-Sale Remittance Amount	322
Non-Control Note	210
Non-Controlling Holder	210
Non-Lead Securitization Trust	221
Nonrecoverable Advance	369
Non-Serviced A/B Whole Loan	211
Non-Serviced Certificate Administrator	211
Non-Serviced Companion Loan	211
Non-Serviced Custodian	211
Non-Serviced Directing Certificateholder	211
Non-Serviced Master Servicer	211
Non-Serviced Mortgage Loan	211
Non-Serviced Pari Passu Companion Loan	211
Non-Serviced Pari Passu Mortgage Loan	211
Non-Serviced Pari Passu Whole Loan	211
Non-Serviced PSA	211
Non-Serviced Special Servicer	211
Non-Serviced Trustee	211
Non-Serviced Whole Loan	211
Non-U.S. Person	515
Non-VRR Certificates	318
Non-VRR Gain-on-Sale Reserve Account	373
non-VRR percentage	36
Non-VRR Percentage	316
Non-VRR Principal Distribution Amount	328
Notional Amount	319
NRA	147
NREC	282
NREC Data Tape	283
NREC Deal Team	283
NREC Mortgage Loans	283

NRSRO	342
NRSRO Certification	345
NYSTRS	521

O

O(#)	148
Occupancy As-Of Date	147
Occupancy Rate	147
Offered Certificates	318
OID	506
OID Regulations	507
OLA	137
Operating Advisor Consulting Fee	388
Operating Advisor Expenses	389
Operating Advisor Fee	388
Operating Advisor Fee Rate	388
Operating Advisor Standard	430
Operating Advisor Termination Event	433
Operating Advisor Upfront Fee	388
Operating Statements	152
Original RR Interest Balance	313
Other Master Servicer	211
Other PSA	211
Other Special Servicer	212

P

P&I Advance	368
P&I Advance Date	368
P/E Event	191
PACE	208
Pads	153
Par Purchase Price	416
Pari Passu Companion Loan(s)	140
Pari Passu Mortgage Loan	212
Park Bridge Financial	312
Park Bridge Lender Services	312
Parkmerced A Notes	220
Parkmerced B Notes	220
Parkmerced C Notes	220
Parkmerced Co-Lender Agreement	220
Parkmerced Control Appraisal Period	227
Parkmerced Controlling Noteholder	226
Parkmerced Major Decision	228
Parkmerced Non-Controlling Senior Noteholder	227
Parkmerced Pari Passu Companion Loans	220
Parkmerced Sequential Pay Event	221
Parkmerced Subordinate Companion Loans	220
Partial Release	201
Participants	351
Parties in Interest	520
partnership representatives	513

Pass-Through Rate	325
Patriot Act	489
Payment Accommodation	391
PCE	174
PCIS Persons	18
PCR	270
Percentage Interest	320
Periodic Payments	320
Permitted Investments	320, 374
Permitted Special Servicer/Affiliate Fees	388
Phase 1C/1D Owners	198
PIPs	175
Plans	520
ppb	173
PRC	19
Preferred Equity Investment	208
Preferred Equity Investor	208
Preliminary Dispute Resolution Election Notice	456
Prepayment Assumption	508
Prepayment Interest Excess	336
Prepayment Interest Shortfall	336
Prepayment Premium	335
Prepayment Provisions	148
PRIIPS Regulation	17
Prime Rate	372
Principal Balance Certificates	318
Privileged Information	432
Privileged Information Exception	433
Privileged Person	342
Professional Investors	20
Prohibited Prepayment	337
Promotion of Collective Investment Schemes Exemptions Order	18
Proposed Course of Action	456
Proposed Course of Action Notice	455
Prospectus	20
Prospectus Regulation	17
PSA	317
PSA Party Repurchase Request	455
PSP	309
PTCE	524
Purchase Option Event	209
Purchase Price	362

Q

Qualification Criteria	273
Qualified Insurer	11
Qualified Investor	17
Qualified Replacement Special Servicer	446
Qualified Substitute Mortgage Loan	362
Qualifying CRE Loan Percentage	317

R

RAC No-Response Scenario	466
Rated Final Distribution Date	336
Rating Agencies	467
Rating Agency Confirmation	466
RCA	274, 306
RCM	274
REA	75
Realized Losses	339
REC	172
Recognition Agreement	208
Record Date	319
Registration Statement	520
Regular Certificates	318
Regular Interestholder	507
Regular Interests	504
Regulation AB	468
Reimbursement Rate	372
Related Proceeds	370
Release Date	197
Release Property	198, 199
Relevant Investor	20
Relevant Persons	18
Relief Act	488
Remaining Term to Maturity or ARD	148
REMIC	504
REO Account	374
REO Loan	330
REO Property	411
Replacement Guarantees	208
Report	177
Repurchase Request	455
Requesting Certificateholder	457
Requesting Holders	396
Requesting Investor	355
Requesting Party	465
Required Credit Risk Retention Percentage	317
Requirements	489
Residual Certificates	318
Resolution Failure	455
Resolved	455
Restricted Group	522
Restricted Party	433
Retaining Sponsor	313
Review Materials	438
Revised Rate	193
RevPAR	148
Rialto	274
Risk Retention Consultation Parties	343
RMBS	293
ROFO	186
ROFR	186
Routine Disbursements	402
RR Interest	313

RR Interest Balance	316
RR interest owner	4
RR Interest Owner	313
RREEF	3
RREF	274
RREF Data Tape	276
RREF Deal Team	276
RREF Mortgage Loans	274
RREF Qualification Criteria	277
Rule 17g-5	345

S

S&P	440
Scheduled Principal Distribution Amount	328
SEC	255
Securities Act	468
Securitization Accounts	317, 374
Senior Certificates	318
Serviced Companion Loan	212
Serviced Mortgage Loan	212
Serviced Pari Passu Companion Loan	212
Serviced Pari Passu Companion Loan Securities	449
Serviced Pari Passu Mortgage Loan	212
Serviced Pari Passu Whole Loan	212
Serviced Whole Loan	212
Servicer Termination Event	448
Servicing Advances	369
Servicing Fee	381
Servicing Fee Rate	381
Servicing Standard	367
SF	149
SFA	20
SFO	20
SGCMS 2020-COVE TSA	212
SGFC	313
SGFC Entities	267
SGFC VRR Interest Portion	313
SGNY	267
Similar Law	520
Situs	310
Situs Holdings	309
SMMEA	524
Société Générale	267
Societe Generale Financial Corporation	267
Societe Generale Financial Corporation Data Tape	272
Societe Generale Financial Corporation Deal Team	271
Societe Generale Mortgage Loans	268
Special Servicer Decision	404
Special Servicing Fee	384
Special Servicing Fee Rate	384
Specially Serviced Loans	408
Sq. Ft.	149

Square Feet	149
Standard Qualifications	2
Startup Day	505
Stated Principal Balance	329
Stone Point	274, 309
Storage Depot Release Parcel	201
Structured Product	19
Subordinate Certificates	318
Subordinate Companion Loan	212
Subordinate Companion Loan(s)	140
Subsequent Asset Status Report	411
Sub-Servicing Agreement	367

T

T-12	149
Taban Defendants	178
Tax Cuts and Jobs Act	507
TCE	173
Tenant Competitor	186
Tenant Competitors	1
Term to Maturity	149
Termination Purchase Amount	470
Terms and Conditions	353
Tests	439
The Arbors Release Parcel	199
The Cove at Tiburon Co-Lender Agreement	234
The Cove at Tiburon Controlling Noteholder	239
The Cove at Tiburon Major Decisions	239
The Cove at Tiburon Non-Controlling Noteholder	240
The Cove at Tiburon Pari Passu Companion Loan	234
The Cove at Tiburon Senior Loans	234
The Cove at Tiburon Sequential Pay Event	237
The Cove at Tiburon Subordinate Companion Loan	234
Title IV Financial Aid	66
Title V	487
Total Operating Expenses	143
TPU	156
TPU Package	156
Treasury Regulations	504
Trident VI	309
Trident VII	309
TRIPRA	89
Trust	291
Trust REMICs	504
TTM	149

U

U.S. Person	514

U/W DSCR	146
U/W Expenses	149
U/W NCF	149
U/W NCF Debt Yield	151
U/W NCF DSCR	146
U/W Net Cash Flow	149
U/W Net Operating Income	151
U/W NOI	151
U/W NOI Debt Yield	153
U/W NOI DSCR	152
U/W Revenues	153
UCC	476
UCLA Expansion Space	185
UK	17
Underwriter Entities	110
Underwriting Agreement	517
Underwritten Debt Service Coverage Ratio	146
Underwritten Expenses	149
Underwritten NCF	149
Underwritten NCF Debt Yield	151
Underwritten Net Cash Flow	149
Underwritten Net Cash Flow Debt Service Coverage Ratio	146
Underwritten Net Operating Income	151
Underwritten Net Operating Income Debt Service Coverage Ratio	152
Underwritten NOI	151
Underwritten NOI Debt Yield	153
Underwritten Revenues	153
Units	153
Unscheduled Principal Distribution Amount	329
Unsolicited Information	439
Upper-Tier REMIC	319, 504
Upper-Tier REMIC Distribution Account	373
USTs	172

V

Violations	176
Violations Indemnity Agreement	177
VOCs	172
Volcker Rule	120
Voting Rights	350
VRLP	4
VRR Allocation Percentage	316

VRR Available Funds	314
VRR interest	4
VRR Interest	313, 318
VRR Interest Balance	316
VRR Interest Distribution Amount	316
VRR Interest Gain-on-Sale Remittance Amount	322
VRR Interest Gain-on-Sale Reserve Account	373
VRR interest owners	4
VRR Interest Owners	313
VRR Interest Rate	315
VRR percentage	36
VRR Percentage	314
VRR Principal Distribution Amount	316
VRR Realized Loss	315
VRR Realized Loss Interest Distribution Amount	316
VRR-A Risk Retention Consultation Party	343
VRR-B Risk Retention Consultation Party	343
VRR-C Risk Retention Consultation Party	343
VRT	4

W

WAC Rate	326
Weighted Average Mortgage Rate	153
weighted averages	153
Wells Fargo	294
Wells Fargo Bank	292
WFCM 2020-C55 PSA	212
Whole Loan	140
Withheld Amounts	373
Workout Fee	384
Workout Fee Rate	384
Workout-Delayed Reimbursement Amount	372
WTNA	291

Y

Yield Maintenance Charge	335
YM(#)	148

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

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ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Street Address	City	State	Zip Code	Property Type(2)	Property Sub-type	Year Built	Year Renovated	Units(3)	Unit of Measure	Occupancy %(3)(4)	Occupancy Date	Appraised Value ($)(5)	Appraisal Date	Crossed Loan	Original Balance ($)(6)(7)	Current Balance ($)(6)(7)	Current Balance per Unit ($)
1	Both	Barclays	1	Parkmerced	3711 19th Avenue	San Francisco	CA	94132	Multifamily	High Rise/Townhome	1944, 1951	2009	3,165	Units	94.2%	09/10/2019	2,110,000,000	09/03/2019	No	60,000,000	60,000,000	172,828
2	Both	Barclays	1	525 Market Street	525 Market Street	San Francisco	CA	94105	Office	CBD	1973	2018	1,034,170	Square Feet	97.3%	12/04/2019	1,271,000,000	11/12/2019	No	60,000,000	60,000,000	454
3	Both	SGFC	1	The Cove at Tiburon	50 Barbaree Way	Tiburon	CA	94920	Multifamily	Garden	1967	2014-2018	283	Units	93.6%	05/07/2020	274,100,000	11/26/2019	No	50,000,000	50,000,000	396,820
4	Loan	KeyBank	12	Inland Self Storage Michigan Portfolio	Various	Various	MI	Various	Self Storage	Self Storage	Various	Various	5,705	Units	87.8%	03/31/2020	102,700,000	02/03/2020	No	50,000,000	50,000,000	11,678
4.01	Property	KeyBank	1	Simply Self Storage - Lake Orion	1745 Waldon Road	Lake Orion	MI	48359	Self Storage	Self Storage	1996		517	Units	88.6%	03/31/2020	12,000,000	12/18/2019		6,455,710	6,455,710	11,678
4.02	Property	KeyBank	1	Simply Self Storage - Okemos	2591 Jolly Road	Okemos	MI	48864	Self Storage	Self Storage	1979-2013		738	Units	87.5%	03/31/2020	11,000,000	12/19/2019		6,450,418	6,450,418	11,678
4.03	Property	KeyBank	1	Simply Self Storage - Grand Rapids	1236 Ball Avenue Northeast	Grand Rapids	MI	49505	Self Storage	Self Storage	1996	2008	562	Units	88.6%	03/31/2020	10,250,000	12/19/2019		5,487,353	5,487,353	11,678
4.04	Property	KeyBank	1	Simply Self Storage - Jackson	3870 Jackson Road	Ann Arbor	MI	48103	Self Storage	Self Storage	1989	2013	736	Units	82.6%	03/31/2020	10,120,000	12/17/2019		5,265,108	5,265,108	11,678
4.05	Property	KeyBank	1	Simply Self Storage - Novi	24985 Haggerty Road	Novi	MI	48375	Self Storage	Self Storage	1987		503	Units	88.1%	03/31/2020	9,400,000	12/17/2019		5,079,902	5,079,902	11,678
4.06	Property	KeyBank	1	Simply Self Storage - Westland	39205 Ford Road	Westland	MI	48185	Self Storage	Self Storage	1987		516	Units	80.6%	03/31/2020	8,120,000	12/18/2019		4,492,539	4,492,539	11,678
4.07	Property	KeyBank	1	Simply Self Storage - Chesterfield	31755 23 Mile Road	Chesterfield	MI	48047	Self Storage	Self Storage	1987		449	Units	90.4%	03/31/2020	8,010,000	12/18/2019		4,238,544	4,238,544	11,678
4.08	Property	KeyBank	1	Simply Self Storage - Wyoming	533 36th Street Southwest	Wyoming	MI	49509	Self Storage	Self Storage	1976	1987	436	Units	90.6%	03/31/2020	6,100,000	12/19/2019		3,344,269	3,344,269	11,678
4.09	Property	KeyBank	1	Simply Self Storage - State Street	2333 South State Street & 2351 Boardwalk Drive	Ann Arbor	MI	48104	Self Storage	Self Storage	1972	2003	289	Units	94.5%	03/31/2020	5,650,000	12/17/2019		2,984,443	2,984,443	11,678
4.10	Property	KeyBank	1	Simply Self Storage - Ypsilanti	521 Tyler Road	Ypsilanti	MI	48198	Self Storage	Self Storage	1978		384	Units	92.2%	03/31/2020	4,930,000	12/17/2019		2,703,989	2,703,989	11,678
4.11	Property	KeyBank	1	Simply Self Storage - Kalamazoo	2135 South Sprinkle Road	Kalamazoo	MI	49001	Self Storage	Self Storage	1978		358	Units	88.3%	03/31/2020	4,160,000	12/20/2019		2,217,165	2,217,165	11,678
4.12	Property	KeyBank	1	Simply Self Storage - Lansing West	2685 Eaton Rapids Road	Lansing	MI	48911	Self Storage	Self Storage	1999	2012	217	Units	91.2%	03/31/2020	2,440,000	12/19/2019		1,280,559	1,280,559	11,678
5	Loan	KeyBank	16	Weston South Carolina Industrial Portfolio	Various	Various	SC	Various	Industrial	Various	Various	Various	2,540,032	Square Feet	90.8%	03/31/2020	110,200,000	Various	No	49,500,000	49,500,000	27
5.01	Property	KeyBank	1	375 Metropolitan Drive	375 Metropolitan Drive	West Columbia	SC	29170	Industrial	Manufacturing	2001	2015	263,374	Square Feet	100.0%	03/31/2020	16,300,000	12/20/2019		7,321,687	7,321,687	27
5.02	Property	KeyBank	1	10700 Farrow Road	10700 Farrow Road	Blythewood	SC	29016	Industrial	Warehouse	1971	2018	280,463	Square Feet	100.0%	03/31/2020	12,000,000	12/20/2019		5,390,200	5,390,200	27
5.03	Property	KeyBank	1	2500 Saint Matthews Road	2500 Saint Matthews Road	Orangeburg	SC	29118	Industrial	Warehouse	1984	1988	319,000	Square Feet	100.0%	03/31/2020	11,000,000	12/19/2019		4,941,016	4,941,016	27
5.04	Property	KeyBank	1	625 South Old Piedmont Highway	625 South Old Piedmont Highway	Greenville	SC	29611	Industrial	Warehouse/Distribution	1967	2018	405,259	Square Feet	49.4%	03/31/2020	11,000,000	12/20/2019		4,941,016	4,941,016	27
5.05	Property	KeyBank	1	1020 Idlewild Boulevard	1020 Idlewild Boulevard	Columbia	SC	29201	Industrial	Warehouse/Distribution	1974	2014	166,600	Square Feet	100.0%	03/31/2020	9,300,000	12/20/2019		4,177,405	4,177,405	27
5.06	Property	KeyBank	1	1235 Commerce Drive	1235 Commerce Drive	Lugoff	SC	29078	Industrial	Manufacturing	1988	2013	152,945	Square Feet	100.0%	03/31/2020	8,000,000	12/20/2019		3,593,467	3,593,467	27
5.07	Property	KeyBank	1	220 Commerce Road	220 Commerce Road	Greenville	SC	29611	Industrial	Warehouse	1969	2015	158,889	Square Feet	100.0%	03/31/2020	7,300,000	12/20/2019		3,279,038	3,279,038	27
5.08	Property	KeyBank	1	1001-1005 Technology Drive	1001-1005 Technology Drive	West Columbia	SC	29170	Industrial	Warehouse/Distribution	2000		100,000	Square Feet	100.0%	03/31/2020	5,700,000	12/20/2019		2,560,345	2,560,345	27
5.09	Property	KeyBank	1	209 Flintlake Road	209 Flintlake Road	Columbia	SC	29223	Industrial	Warehouse	1973	2015	122,419	Square Feet	100.0%	03/31/2020	5,300,000	12/20/2019		2,380,671	2,380,671	27
5.10	Property	KeyBank	1	2050 American Italian Way	2050 American Italian Way	Columbia	SC	29209	Industrial	Manufacturing	1997	2014	122,100	Square Feet	100.0%	03/31/2020	5,100,000	12/20/2019		2,290,835	2,290,835	27
5.11	Property	KeyBank	1	546 L & C Distribution Parkway	546 L & C Distribution Parkway	Richburg	SC	29729	Industrial	Manufacturing	1993	2015	110,000	Square Feet	100.0%	03/31/2020	5,000,000	12/20/2019		2,245,917	2,245,917	27
5.12	Property	KeyBank	1	1255 Commerce Drive	1255 Commerce Drive	Lugoff	SC	29078	Industrial	Manufacturing	1988	2014	82,000	Square Feet	100.0%	03/31/2020	4,400,000	12/20/2019		1,976,406	1,976,406	27
5.13	Property	KeyBank	1	3430 Platt Springs Road	3430 Platt Springs Road	West Columbia	SC	29170	Industrial	Warehouse	1968	2014	92,583	Square Feet	69.2%	03/31/2020	2,850,000	12/20/2019		1,280,173	1,280,173	27
5.14	Property	KeyBank	1	3260 Southport Road	3260 Southport Road	Spartanburg	SC	29302	Industrial	Warehouse/Distribution	1988	2004	90,000	Square Feet	100.0%	03/31/2020	2,750,000	12/20/2019		1,235,254	1,235,254	27
5.15	Property	KeyBank	1	251 Corporate Park Boulevard	251 Corporate Park Boulevard	Columbia	SC	29223	Industrial	Warehouse	1978	2013	35,100	Square Feet	100.0%	03/31/2020	2,200,000	12/20/2019		988,204	988,204	27
5.16	Property	KeyBank	1	1025 Technology Drive	1025 Technology Drive	West Columbia	SC	29170	Industrial	Manufacturing	2000		39,300	Square Feet	100.0%	03/31/2020	2,000,000	12/20/2019		898,366	898,366	27
6	Loan	SGFC	27	ExchangeRight Net Leased Portfolio 32	Various	Various	Various	Various	Various	Various	Various	Various	422,042	Square Feet	100.0%	05/01/2020	103,655,000	Various	No	45,000,000	45,000,000	152
6.01	Property	SGFC	1	Hobby Lobby - Onalaska, WI	9408 State Road 16	Onalaska	WI	54650	Retail	Freestanding	1994		63,919	Square Feet	100.0%	05/01/2020	7,700,000	01/10/2020		3,339,816	3,339,816	152
6.02	Property	SGFC	1	BioLife Plasma Services L.P. - Phoenix, AZ	3131 East Greenway Road	Phoenix	AZ	85032	Office	Medical	2008	2019	13,969	Square Feet	100.0%	05/01/2020	7,400,000	01/09/2020		3,213,786	3,213,786	152
6.03	Property	SGFC	1	Hobby Lobby - Olathe, KS	14475 West 135th Street	Olathe	KS	66062	Retail	Freestanding	2018		55,000	Square Feet	100.0%	05/01/2020	7,125,000	01/09/2020		3,094,756	3,094,756	152
6.04	Property	SGFC	1	CVS Pharmacy - Atlanta, GA	2555 Bolton Road Northwest	Atlanta	GA	30318	Retail	Freestanding	2008		11,800	Square Feet	100.0%	05/01/2020	6,700,000	01/08/2020		2,905,710	2,905,710	152
6.05	Property	SGFC	1	Walgreens - Midland, MI	1615 North Saginaw Road	Midland	MI	48640	Retail	Freestanding	2006		14,820	Square Feet	100.0%	05/01/2020	5,590,000	01/11/2020		2,429,594	2,429,594	152
6.06	Property	SGFC	1	Walgreens - Racine, WI	3825 Durand Avenue	Racine	WI	53405	Retail	Freestanding	2003		15,120	Square Feet	100.0%	05/01/2020	5,400,000	01/10/2020		2,345,573	2,345,573	152
6.07	Property	SGFC	1	Tractor Supply - Oakdale, PA	121 West Steuben Street	Oakdale	PA	15071	Retail	Freestanding	2014		19,097	Square Feet	100.0%	05/01/2020	5,250,000	01/08/2020		2,282,558	2,282,558	152
6.08	Property	SGFC	1	Tractor Supply - Burleson, TX	2410 Southwest Wilshire Boulevard	Burleson	TX	76028	Retail	Freestanding	2019		19,097	Square Feet	100.0%	05/01/2020	5,150,000	01/11/2020		2,233,546	2,233,546	152
6.09	Property	SGFC	1	CVS Pharmacy - Marietta, GA	684 Cobb Parkway North	Marietta	GA	30062	Retail	Freestanding	2005		10,880	Square Feet	100.0%	05/01/2020	4,825,000	01/05/2020		2,093,512	2,093,512	152
6.10	Property	SGFC	1	Tractor Supply - Oak Ridge, NC	8005 Marketplace Drive	Oak Ridge	NC	27310	Retail	Freestanding	2005		21,677	Square Feet	100.0%	05/01/2020	4,675,000	01/18/2020		2,030,496	2,030,496	152
6.11	Property	SGFC	1	Walgreens - Delafield, WI	2901 Golf Road	Delafield	WI	53018	Retail	Freestanding	2000		13,905	Square Feet	100.0%	05/01/2020	4,450,000	01/10/2020		1,932,472	1,932,472	152
6.12	Property	SGFC	1	CVS Pharmacy - Channelview, TX	814 Sheldon Road	Channelview	TX	77530	Retail	Freestanding	1998		10,908	Square Feet	100.0%	05/01/2020	4,400,000	01/12/2020		1,911,467	1,911,467	152
6.13	Property	SGFC	1	Fresenius Medical Care - Greensburg, PA	1003 North Greengate Road	Greensburg	PA	15601	Office	Medical	2019		8,353	Square Feet	100.0%	05/01/2020	3,900,000	01/08/2020		1,694,414	1,694,414	152
6.14	Property	SGFC	1	Tractor Supply - Beaver Falls, PA	142 McKinley Road	Beaver Falls	PA	15010	Retail	Freestanding	2008		19,097	Square Feet	100.0%	05/01/2020	3,650,000	01/08/2020		1,582,387	1,582,387	152
6.15	Property	SGFC	1	Fresenius Medical Care - Goldsboro, NC	2604 North Hospital Road	Goldsboro	NC	27534	Office	Medical	2018		9,813	Square Feet	100.0%	05/01/2020	2,900,000	01/10/2020		1,260,308	1,260,308	152
6.16	Property	SGFC	1	CVS Pharmacy - Eagan, MN	4241 Johnny Cake Ridge Road	Eagan	MN	55122	Retail	Freestanding	2004		10,880	Square Feet	100.0%	05/01/2020	2,725,000	01/25/2020		1,183,289	1,183,289	152
6.17	Property	SGFC	1	CVS Pharmacy - Vestavia Hills, AL	1100 Montgomery Highway	Vestavia Hills	AL	35216	Retail	Freestanding	2004		10,880	Square Feet	100.0%	05/01/2020	2,700,000	01/21/2020		1,169,286	1,169,286	152
6.18	Property	SGFC	1	CVS Pharmacy - Yeadon, PA	101 Chester Avenue	Yeadon	PA	19050	Retail	Freestanding	1998		10,125	Square Feet	100.0%	05/01/2020	2,650,000	01/08/2020		1,148,281	1,148,281	152
6.19	Property	SGFC	1	CVS Pharmacy - South Lyon, MI	61019 Silver Lake Road	South Lyon	MI	48178	Retail	Freestanding	2004		10,880	Square Feet	100.0%	05/01/2020	2,580,000	01/17/2020		1,120,274	1,120,274	152
6.20	Property	SGFC	1	Advance Auto Parts - Ocoee, FL	151 North Clarke Road	Ocoee	FL	34761	Retail	Freestanding	2007		7,000	Square Feet	100.0%	05/01/2020	2,300,000	01/08/2020		1,001,245	1,001,245	152
6.21	Property	SGFC	1	Dollar General - Asheville, NC	19 Dix Creek Chapel Road	Asheville	NC	28806	Retail	Freestanding	2019		9,002	Square Feet	100.0%	05/01/2020	2,040,000	01/10/2020		882,216	882,216	152
6.22	Property	SGFC	1	Dollar General - Midland (Front), TX	1305 East Front Street	Midland	TX	79701	Retail	Freestanding	2018		10,640	Square Feet	100.0%	05/01/2020	1,950,000	01/08/2020		847,207	847,207	152
6.23	Property	SGFC	1	Dollar General - Port Huron, MI	1251 Water Street	Port Huron	MI	48060	Retail	Freestanding	2019		9,026	Square Feet	100.0%	05/01/2020	1,575,000	01/12/2020		686,168	686,168	152
6.24	Property	SGFC	1	Dollar General - Goshen, IN	1075 North Main Street	Goshen	IN	46528	Retail	Freestanding	2019		9,002	Square Feet	100.0%	05/01/2020	1,575,000	01/07/2020		686,168	686,168	152
6.25	Property	SGFC	1	Dollar General - Midland (349 Hwy), TX	6306 Highway 349	Midland	TX	79705	Retail	Freestanding	2018		9,026	Square Feet	100.0%	05/01/2020	1,550,000	01/08/2020		672,164	672,164	152
6.26	Property	SGFC	1	Dollar General - Jackson, MI	2400 East Michigan Avenue	Jackson	MI	49202	Retail	Freestanding	2019		9,026	Square Feet	100.0%	05/01/2020	1,470,000	01/12/2020		637,156	637,156	152
6.27	Property	SGFC	1	Dollar General - Mishawaka, IN	12487 McKinley Highway	Mishawaka	IN	46545	Retail	Freestanding	2018		9,100	Square Feet	100.0%	05/01/2020	1,425,000	01/07/2020		616,151	616,151	152
7	Loan	KeyBank	7	SSTIV Self Storage Portfolio	Various	Various	Various	Various	Self Storage	Self Storage	Various		4,197	Units	90.6%	03/31/2020	84,850,000	02/07/2020	No	40,500,000	40,500,000	9,650
7.01	Property	KeyBank	1	SmartStop - Plant City	1610 Jim Johnson Road	Plant City	FL	33566	Self Storage	Self Storage	2004, 2018		796	Units	92.7%	03/31/2020	15,470,000	01/06/2020		8,722,000	8,722,000	9,650
7.02	Property	KeyBank	1	SmartStop - North Las Vegas	2555 West Centennial Parkway	North Las Vegas	NV	89084	Self Storage	Self Storage	2006		598	Units	94.8%	03/31/2020	13,690,000	01/09/2020		7,118,000	7,118,000	9,650
7.03	Property	KeyBank	1	SmartStop - Puyallup	1401 North Meridian Avenue	Puyallup	WA	98371	Self Storage	Self Storage	1990, 2000		780	Units	89.0%	03/31/2020	14,150,000	01/03/2020		6,616,000	6,616,000	9,650
7.04	Property	KeyBank	1	SmartStop - Las Vegas	8020 Las Vegas Boulevard South	Las Vegas	NV	89123	Self Storage	Self Storage	1996		581	Units	89.0%	03/31/2020	10,170,000	01/09/2020		5,413,000	5,413,000	9,650
7.05	Property	KeyBank	1	SmartStop - Texas City	3730 Emmett F Lowry Expressway	Texas City	TX	77590	Self Storage	Self Storage	2010		477	Units	91.0%	03/31/2020	9,710,000	01/08/2020		5,112,000	5,112,000	9,650
7.06	Property	KeyBank	1	SmartStop - Jensen Beach	1105 Northeast Industrial Boulevard	Jensen Beach	FL	34957	Self Storage	Self Storage	1979		508	Units	88.2%	03/31/2020	7,710,000	01/07/2020		4,009,000	4,009,000	9,650
7.07	Property	KeyBank	1	SmartStop - Riverside	3167 Van Buren Boulevard	Riverside	CA	92503	Self Storage	Self Storage	1984		457	Units	88.6%	03/31/2020	7,910,000	01/08/2020		3,510,000	3,510,000	9,650
8	Loan	KeyBank	27	Acuity Portfolio	Various	Various	NY	Various	Various	Various	Various	Various	1,132	Units	98.7%	01/06/2020	499,330,000	02/12/2020	No	40,000,000	40,000,000	145,760
8.01	Property	KeyBank	1	201 West 92nd Street	201 West 92nd Street	New York	NY	10025	Mixed Use	Multifamily/Retail	1934		67	Units	98.5%	01/06/2020	41,300,000	10/28/2019		3,432,099	3,432,099	145,760
8.02	Property	KeyBank	1	200 West 93rd Street	200 West 93rd Street	New York	NY	10025	Mixed Use	Multifamily/Retail	1934		67	Units	100.0%	01/06/2020	42,200,000	10/28/2019		3,406,709	3,406,709	145,760
8.03	Property	KeyBank	1	780 Riverside Drive	780 Riverside Drive	New York	NY	10032	Multifamily	High Rise	1914		91	Units	96.7%	01/06/2020	35,300,000	10/28/2019		2,828,167	2,828,167	145,760
8.04	Property	KeyBank	1	331, 333, & 337 West 43rd Street	331, 333 and 337 West 43rd Street	New York	NY	10036	Multifamily	Mid Rise	1910	1987	75	Units	100.0%	01/06/2020	30,400,000	10/28/2019		2,814,423	2,814,423	145,760
8.05	Property	KeyBank	1	3489 Broadway	3489 Broadway	New York	NY	10031	Mixed Use	Multifamily/Retail	1910		73	Units	100.0%	01/06/2020	30,400,000	10/28/2019		2,291,912	2,291,912	145,760
8.06	Property	KeyBank	1	884 West End Avenue	884 West End Avenue	New York	NY	10025	Multifamily	High Rise	1920		67	Units	98.5%	01/06/2020	24,400,000	10/29/2019		2,152,166	2,152,166	145,760
8.07	Property	KeyBank	1	529-537 East 81st Street	529-537 East 81st Street	New York	NY	10028	Multifamily	Mid Rise	1900		100	Units	100.0%	01/06/2020	23,100,000	10/28/2019		2,142,318	2,142,318	145,760
8.08	Property	KeyBank	1	730 Riverside Drive	730 Riverside Drive	New York	NY	10031	Multifamily	High Rise	1920		63	Units	98.4%	01/06/2020	24,700,000	10/28/2019		1,986,060	1,986,060	145,760
8.09	Property	KeyBank	1	1843 1st Avenue	1843 1st Avenue	New York	NY	10128	Multifamily	Mid Rise	1910		57	Units	100.0%	01/06/2020	20,500,000	10/28/2019		1,848,597	1,848,597	145,760
8.10	Property	KeyBank	1	432 East 88th Street	432 East 88th Street	New York	NY	10128	Multifamily	High Rise	1973		45	Units	100.0%	01/06/2020	19,000,000	10/28/2019		1,610,579	1,610,579	145,760
8.11	Property	KeyBank	1	440 Audubon Avenue	440 Audubon Avenue	New York	NY	10040	Multifamily	Mid Rise	1915	1988	68	Units	98.5%	01/06/2020	17,200,000	10/30/2019		1,533,547	1,533,547	145,760
8.12	Property	KeyBank	1	66-70 West 109th Street	66-70 West 109th Street	New York	NY	10025	Multifamily	Mid Rise	1905	1984	48	Units	97.9%	01/06/2020	15,600,000	10/28/2019		1,467,368	1,467,368	145,760

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Street Address	City	State	Zip Code	Property Type(2)	Property Sub-type	Year Built	Year Renovated	Units(3)	Unit of Measure	Occupancy %(3)(4)	Occupancy Date	Appraised Value ($)(5)	Appraisal Date	Crossed Loan	Original Balance ($)(6)(7)	Current Balance ($)(6)(7)	Current Balance per Unit ($)
8.13	Property	KeyBank	1	470 West 23rd Street	470 West 23rd Street	New York	NY	10011	Mixed Use	Multifamily/Retail	1920		18	Units	100.0%	01/06/2020	16,000,000	10/28/2019		1,283,914	1,283,914	145,760
8.14	Property	KeyBank	1	136 & 144 West 111th Street	136 and 144 West 111th Street	New York	NY	10026	Multifamily	Mid Rise	1900		32	Units	96.9%	01/06/2020	14,100,000	10/28/2019		1,182,766	1,182,766	145,760
8.15	Property	KeyBank	1	140 & 148 West 111th Street	140 and 148 West 111th Street	New York	NY	10026	Multifamily	Mid Rise	1900		32	Units	90.6%	01/06/2020	13,100,000	10/28/2019		1,117,647	1,117,647	145,760
8.16	Property	KeyBank	1	237 1st Avenue	237 1st Avenue	New York	NY	10003	Mixed Use	Office/Retail	1951		13,522	Square Feet	100.0%	01/06/2020	13,200,000	10/28/2019		1,106,911	1,106,911	145,760
8.17	Property	KeyBank	1	589 Riverside Drive	589 Riverside Drive	New York	NY	10031	Multifamily	Mid Rise	1926	1987	40	Units	100.0%	01/06/2020	12,200,000	10/28/2019		1,101,700	1,101,700	145,760
8.18	Property	KeyBank	1	132-134 West 109th Street	132-134 West 109th Street	New York	NY	10025	Multifamily	Mid Rise	1900		40	Units	97.5%	01/06/2020	11,500,000	10/28/2019		1,079,691	1,079,691	145,760
8.19	Property	KeyBank	1	480 Humboldt Street	480 Humboldt Street	Brooklyn	NY	11211	Multifamily	Mid Rise	2007		20	Units	100.0%	01/06/2020	11,700,000	11/11/2019		1,030,396	1,030,396	145,760
8.20	Property	KeyBank	1	2 West 125th Street	2 West 125th Street	New York	NY	10027	Mixed Use	Multifamily/Retail	1940	1968	23	Units	95.7%	01/06/2020	11,900,000	10/28/2019		914,033	914,033	145,760
8.21	Property	KeyBank	1	61 West 106th Street	61 West 106th Street	New York	NY	10025	Multifamily	Mid Rise	1908		24	Units	95.8%	01/06/2020	11,400,000	10/28/2019		848,889	848,889	145,760
8.22	Property	KeyBank	1	1741 1st Avenue	1741 1st Avenue	New York	NY	10128	Mixed Use	Multifamily/Retail	1920		16	Units	100.0%	01/06/2020	8,800,000	10/28/2019		758,841	758,841	145,760
8.23	Property	KeyBank	1	2090-2092 Amsterdam Avenue	2090-2092 Amsterdam Avenue	New York	NY	10032	Mixed Use	Multifamily/Retail	1897		26	Units	100.0%	01/06/2020	6,800,000	10/28/2019		624,322	624,322	145,760
8.24	Property	KeyBank	1	2330 7th Avenue	2330 7th Avenue	New York	NY	10030	Multifamily	Mid Rise	1905	2001	9	Units	100.0%	01/06/2020	5,400,000	10/28/2019		456,052	456,052	145,760
8.25	Property	KeyBank	1	132 Sherman Avenue	132 Sherman Avenue	New York	NY	10034	Multifamily	Mid Rise	1915		21	Units	100.0%	01/06/2020	4,400,000	10/30/2019		410,056	410,056	145,760
8.26	Property	KeyBank	1	245 Flatbush Avenue	245 Flatbush Avenue	Brooklyn	NY	11217	Mixed Use	Multifamily/Retail	1930		3	Units	100.0%	01/06/2020	4,300,000	11/19/2019		295,666	295,666	145,760
8.27	Property	KeyBank	1	240 East 85th Street	240 East 85th Street	New York	NY	10028	Mixed Use	Multifamily/Retail	1910		7	Units	100.0%	01/06/2020	3,300,000	10/28/2019		275,170	275,170	145,760
9	Both	Barclays	1	F5 Tower	801 5th Avenue	Seattle	WA	98104	Office	CBD	2019		515,518	Square Feet	100.0%	12/19/2019	470,000,000	11/05/2019	No	39,500,000	39,500,000	359
10	Both	SGFC	1	The Arbors	649 Lawrence Drive, 2535 and 2545 West Hillcrest Drive	Thousand Oaks	CA	91320	Office	Suburban	1995, 2001, 2007	2016-2017	204,427	Square Feet	84.9%	05/31/2020	50,700,000	11/13/2019	No	36,250,000	36,029,750	176
11	Both	Natixis	1	Santa Monica Physician's Center	1304 15th Street	Santa Monica	CA	90404	Office	Medical	1972	1993, 2013	37,511	Square Feet	96.4%	04/01/2020	37,000,000	04/01/2020	No	23,700,000	23,700,000	632
12	Both	Natixis	1	725 Fourth Avenue	725 Fourth Avenue	Brooklyn	NY	11232	Multifamily	Mid Rise	1928	2019	165	Units	98.2%	05/26/2020	39,000,000	07/29/2019	No	23,000,000	23,000,000	139,394
13	Both	Barclays	1	650 Madison Avenue	650 Madison Avenue	New York	NY	10022	Mixed Use	Office/Retail	1957, 1987	2015	600,415	Square Feet	97.4%	10/01/2019	1,210,000,000	10/31/2019	No	21,450,000	21,450,000	977
14	Both	Barclays	1	One Stockton	1 Stockton Street	San Francisco	CA	94108	Retail	Single Tenant	1973	2010, 2015-2016	16,987	Square Feet	100.0%	11/15/2019	111,000,000	10/21/2019	No	21,000,000	21,000,000	3,885
15	Both	RREF	1	Vernon Tower	31-43 Vernon Boulevard	Astoria	NY	11106	Multifamily	Mid Rise	2015-2018		103	Units	96.1%	11/15/2019	70,100,000	11/06/2019	No	16,800,000	16,800,000	419,903
16	Both	Barclays	1	One Bel Air	2391 Roscomare Road	Los Angeles	CA	90077	Multifamily	Mid Rise	2018		10	Units	100.0%	01/23/2020	27,600,000	11/18/2019	No	16,600,000	16,600,000	1,660,000
17	Both	SGFC	1	Meridian One Colorado	9785 Maroon Circle	Englewood	CO	80112	Office	Suburban	1984	2016	140,416	Square Feet	99.6%	05/04/2020	23,600,000	11/22/2019	No	16,400,000	16,400,000	117
18	Loan	KeyBank	7	Time Out MHC Portfolio	Various	Various	NC	Various	Manufactured Housing	Manufactured Housing	Various		400	Pads	91.3%	03/01/2020	26,180,000	Various	No	15,817,200	15,772,438	39,431
18.01	Property	KeyBank	1	Laiken Estates	3381 East Elizabethtown Road	Lumberton	NC	28358	Manufactured Housing	Manufactured Housing	2001		108	Pads	94.4%	03/01/2020	7,280,000	01/27/2020		4,398,366	4,385,919	39,431
18.02	Property	KeyBank	1	Alamac Village	24 Alamac Village Drive	Lumberton	NC	28358	Manufactured Housing	Manufactured Housing	1999		85	Pads	87.1%	03/01/2020	5,380,000	01/24/2020		3,250,441	3,241,242	39,431
18.03	Property	KeyBank	1	Pine Run	5480 Shannon Road	Shannon	NC	28386	Manufactured Housing	Manufactured Housing	2000		59	Pads	86.4%	03/01/2020	3,770,000	01/27/2020		2,277,725	2,271,279	39,431
18.04	Property	KeyBank	1	Taylor Park	600 and 937 Warwick Mill Road	Lumberton	NC	28358	Manufactured Housing	Manufactured Housing	1985		52	Pads	90.4%	03/01/2020	3,410,000	01/27/2020		2,060,223	2,054,393	39,431
18.05	Property	KeyBank	1	Wysteria Estates	1238 Snake Road	Lumberton	NC	28358	Manufactured Housing	Manufactured Housing	1985		43	Pads	93.0%	03/01/2020	2,850,000	01/27/2020		1,721,888	1,717,015	39,431
18.06	Property	KeyBank	1	Abbott Park	210 Glisson Street	Lumberton	NC	28358	Manufactured Housing	Manufactured Housing	1970		32	Pads	96.9%	03/01/2020	2,200,000	01/27/2020		1,329,176	1,325,414	39,431
18.07	Property	KeyBank	1	West Estates	1056 Snake Road	Lumberton	NC	28358	Manufactured Housing	Manufactured Housing	1990		21	Pads	95.2%	03/01/2020	1,290,000	01/27/2020		779,381	777,175	39,431
19	Loan	SGFC	4	Bronx Multifamily Portfolio	Various	Bronx	NY	Various	Multifamily	Mid Rise	Various		111	Units	92.8%	05/01/2020	20,900,000	01/08/2020	No	14,210,000	14,210,000	128,018
19.01	Property	SGFC	1	505 East 184th Street	505 East 184th Street	Bronx	NY	10458	Multifamily	Mid Rise	1910		31	Units	96.8%	05/01/2020	6,400,000	01/08/2020		4,350,000	4,350,000	128,018
19.02	Property	SGFC	1	2334 Washington Avenue	2334 Washington Avenue	Bronx	NY	10458	Multifamily	Mid Rise	1920		33	Units	97.0%	05/01/2020	5,500,000	01/08/2020		3,785,000	3,785,000	128,018
19.03	Property	SGFC	1	2607 Jerome Avenue	2607 Jerome Avenue	Bronx	NY	10468	Multifamily	Mid Rise	1915		27	Units	81.5%	05/01/2020	4,800,000	01/08/2020		3,260,000	3,260,000	128,018
19.04	Property	SGFC	1	2268 Washington Avenue	2268 Washington Avenue	Bronx	NY	10457	Multifamily	Mid Rise	1910		20	Units	95.0%	05/01/2020	4,200,000	01/08/2020		2,815,000	2,815,000	128,018
20	Both	RREF	1	1st & Pine	104 Pine Street	Seattle	WA	98101	Multifamily	Mid Rise	1909	2019	55	Units	96.4%	01/20/2020	24,800,000	01/10/2020	No	14,000,000	14,000,000	254,545
21	Both	RREF	1	West Side Plaza	2305-2349 Augusta Road	West Columbia	SC	29169	Retail	Anchored	1988	1997	222,630	Square Feet	98.3%	11/30/2019	18,400,000	12/06/2019	No	12,800,000	12,729,666	57
22	Loan	KeyBank	6	Skyline MHC Portfolio	Various	Various	Various	Various	Manufactured Housing	Manufactured Housing	Various		461	Pads	84.4%	04/18/2020	21,340,000	11/26/2019	No	11,675,000	11,675,000	25,325
22.01	Property	KeyBank	1	Desert Shores Estates MHC	1067 West Miracle Mile and 2823 North Fairview Avenue	Tucson	AZ	85705	Manufactured Housing	Manufactured Housing	1944-1960		118	Pads	83.9%	04/18/2020	4,780,000	10/25/2019		2,909,619	2,909,619	25,325
22.02	Property	KeyBank	1	Noblesse Oblige Estates	3426 North Romero Road	Tucson	AZ	85705	Manufactured Housing	Manufactured Housing	1957-1962		90	Pads	85.6%	04/18/2020	3,870,000	10/25/2019		2,355,696	2,355,696	25,325
22.03	Property	KeyBank	1	Desert Haven MHC	3332 North Romero Road	Tucson	AZ	85705	Manufactured Housing	Manufactured Housing	1952-1966		67	Pads	91.0%	04/18/2020	3,530,000	10/25/2019		2,148,736	2,148,736	25,325
22.04	Property	KeyBank	1	Oak Meadows MHC	405 West 7th Street	Cortez	CO	81321	Manufactured Housing	Manufactured Housing	1970		87	Pads	80.5%	04/18/2020	2,670,000	10/18/2019		1,625,248	1,625,248	25,325
22.05	Property	KeyBank	1	Sun City MHC	2426 and 2444 North 14th Avenue	Tucson	AZ	85705	Manufactured Housing	Manufactured Housing	1946-1955		52	Pads	75.0%	04/18/2020	2,170,000	10/25/2019		1,320,894	1,320,894	25,325
22.06	Property	KeyBank	1	Carla Ridge Estates	1811 West Prince Road	Tucson	AZ	85705	Manufactured Housing	Manufactured Housing	1959-1963		47	Pads	91.5%	04/18/2020	2,160,000	10/25/2019		1,314,807	1,314,807	25,325
23	Both	RREF	1	GDR Manassas	10021 Balls Ford Road	Manassas	VA	20109	Office	Suburban	2000	2018	97,360	Square Feet	80.5%	11/01/2019	16,100,000	11/25/2019	No	10,250,000	10,190,413	105
24	Loan	RREF	4	DFW Retail Portfolio	Various	Various	TX	Various	Retail	Various	Various		37,625	Square Feet	100.0%		17,540,000	Various	No	9,950,000	9,950,000	264
24.01	Property	RREF	1	Keller Marketplace	1411 Keller Parkway	Keller	TX	76248	Retail	Unanchored	2018		12,352	Square Feet	100.0%	03/31/2020	6,070,000	11/10/2019		3,468,913	3,468,913	264
24.02	Property	RREF	1	Grand Central Crossing	1215 Arkansas Lane	Grand Prairie	TX	75052	Retail	Shadow Anchored	2018		7,556	Square Feet	100.0%	03/31/2020	4,050,000	11/01/2019		2,353,529	2,353,529	264
24.03	Property	RREF	1	Summer Creek Plaza	5228 Sycamore School Road	Fort Worth	TX	76123	Retail	Unanchored	2018		8,705	Square Feet	100.0%	03/31/2020	3,560,000	11/10/2019		2,112,141	2,112,141	264
24.04	Property	RREF	1	Kelly Plaza	921 Erby Campbell Boulevard	Royse City	TX	75189	Retail	Shadow Anchored	2016		9,012	Square Feet	100.0%	03/31/2020	3,860,000	11/01/2019		2,015,417	2,015,417	264
25	Both	Natixis	1	Simply Space Self Storage Merced	1124 West Yosemite Avenue	Merced	CA	95348	Self Storage	Self Storage	2002	2012	752	Units	95.1%	04/30/2020	15,000,000	12/02/2019	No	9,750,000	9,750,000	12,965
26	Both	KeyBank	1	Kemper Pointe	7870 East Kemper Road	Cincinnati	OH	45249	Office	Suburban	2005		96,418	Square Feet	97.7%	03/31/2020	12,750,000	01/22/2020	No	8,500,000	8,500,000	88
27	Both	KeyBank	1	Extra Space Storage Phoenix	3650 West Broadway Road	Phoenix	AZ	85041	Self Storage	Self Storage	2007		979	Units	94.2%	04/14/2020	12,370,000	11/06/2019	No	7,600,000	7,600,000	7,763
28	Both	KeyBank	1	40 & 50 Beaver Street	40 & 50 Beaver Street	Albany	NY	12207	Office	CBD	1920, 2000	1998-1999	78,303	Square Feet	88.3%	05/01/2020	9,800,000	12/19/2019	No	7,350,000	7,307,301	93
29	Both	Barclays	1	The Storage Depot	701 State Highway 77	Marion	AR	72364	Self Storage	Self Storage	2004	2016	715	Units	94.1%	05/14/2020	9,275,000	01/24/2020	No	6,700,000	6,700,000	9,371
30	Loan	RREF	2	Silver Creek Apartments Portfolio	Various	Elizabethtown	KY	42701	Multifamily	Garden	Various		120	Units	97.5%	01/03/2020	9,000,000	12/18/2019	No	6,375,000	6,349,295	52,911
30.01	Property	RREF	1	Silver Creek Apartments	102 Silver Creek Court	Elizabethtown	KY	42701	Multifamily	Garden	2010		68	Units	95.6%	01/03/2020	5,000,000	12/18/2019		3,541,667	3,527,386	52,911
30.02	Property	RREF	1	Cardinal Creek Apartments	170 Ruby Drive	Elizabethtown	KY	42701	Multifamily	Garden	2006		52	Units	100.0%	01/03/2020	4,000,000	12/18/2019		2,833,333	2,821,909	52,911
31	Both	RREF	1	Twelve Oaks RV Resort	161 Twelve Oaks Place and 6250 West 46 State Road	Sanford	FL	32771	Manufactured Housing	Manufactured Housing	1978		231	Pads	98.7%	11/01/2019	11,700,000	09/26/2019	No	5,500,000	5,468,778	23,674
32	Loan	KeyBank	3	Cape Coral and Dunedin	Various	Various	FL	Various	Office	Medical	Various	Various	21,035	Square Feet	100.0%	Various	8,000,000	01/01/2020	No	5,400,000	5,400,000	257
32.01	Property	KeyBank	1	Fresenius Kidney Care Dunedin	1121 Overcash Drive	Dunedin	FL	34698	Office	Medical	1996		9,642	Square Feet	100.0%	01/10/2020	3,500,000	01/01/2020		2,362,500	2,362,500	257
32.02	Property	KeyBank	1	625 Del Prado Boulevard	625 Del Prado Boulevard South	Cape Coral	FL	33990	Office	Medical	1984	2015	6,193	Square Feet	100.0%	02/25/2020	2,400,000	01/01/2020		1,620,000	1,620,000	257
32.03	Property	KeyBank	1	665 Del Prado Boulevard	665 Del Prado Boulevard South	Cape Coral	FL	33990	Office	Medical	1985	2012	5,200	Square Feet	100.0%	02/25/2020	2,100,000	01/01/2020		1,417,500	1,417,500	257
33	Both	RREF	1	Advantage Self-Storage	4215 OR-99E	Hubbard	OR	97032	Self Storage	Self Storage	2006, 2017		288	Units	83.3%	12/13/2019	7,010,000	10/18/2019	No	4,650,000	4,625,111	16,059
34	Both	KeyBank	1	StorQuest Self Storage - Honolulu	750 Umi Street	Honolulu	HI	96819	Self Storage	Self Storage	1951	1994	591	Units	89.8%	04/30/2020	7,380,000	12/02/2019	No	4,540,000	4,540,000	7,682
35	Both	KeyBank	1	Cool Creek Village	2736 East 146th Street	Carmel	IN	46033	Mixed Use	Office/Retail	2008		33,312	Square Feet	98.7%	03/31/2020	7,400,000	08/08/2019	No	4,410,000	4,410,000	132
36	Both	KeyBank	1	Hogan Self Storage	1577 Reed Road	Pennington	NJ	08534	Self Storage	Self Storage	2009, 2013		408	Units	87.5%	03/31/2020	6,780,000	12/10/2019	No	4,400,000	4,400,000	10,784
37	Both	KeyBank	1	Laborers Union Building	7135 West Sahara Avenue	Las Vegas	NV	89117	Office	Medical	1999		27,860	Square Feet	100.0%	03/31/2020	7,250,000	11/07/2019	No	4,225,000	4,225,000	152
38	Both	KeyBank	1	7-Eleven - 351 Bowery	351 Bowery	New York	NY	10003	Retail	Single Tenant	2007		2,162	Square Feet	100.0%	01/28/2020	7,200,000	12/11/2019	No	3,900,000	3,900,000	1,804
39	Both	KeyBank	1	StorQuest Self Storage - Apache	10461 East Apache Trail	Apache Junction	AZ	85120	Self Storage	Self Storage	1997		373	Units	89.8%	03/31/2020	5,870,000	11/26/2019	No	3,680,000	3,680,000	9,866
40	Both	RREF	1	Ranch at Cooper River Apartments	325 Gulledge Street	Moncks Corner	SC	29461	Multifamily	Garden	1981	2019	64	Units	93.8%	01/10/2020	5,800,000	12/16/2019	No	3,400,000	3,381,212	52,831
41	Both	KeyBank	1	StorQuest Self Storage - Tucson	6400 South Commerce Court	Tucson	AZ	85746	Self Storage	Self Storage	2005		450	Units	88.9%	03/31/2020	5,370,000	11/26/2019	No	3,175,000	3,175,000	7,056
42	Both	KeyBank	1	Combs Mini Storage	2100 US Highway 67	Festus	MO	63028	Self Storage	Self Storage	1998	2018	501	Units	77.2%	05/05/2020	4,800,000	12/23/2019	No	3,100,000	3,086,962	6,162
43	Both	KeyBank	1	Brookside MHC	1201 South Eisenhower Boulevard	Middletown	PA	17057	Manufactured Housing	Manufactured Housing	1970		139	Pads	71.9%	05/01/2020	4,000,000	01/17/2020	No	2,925,000	2,918,701	20,998
44	Both	KeyBank	1	StorQuest Self Storage - Phoenix	10622 West Indian School Road	Phoenix	AZ	85037	Self Storage	Self Storage	1980		398	Units	90.2%	03/31/2020	4,610,000	11/26/2019	No	2,905,000	2,905,000	7,299
45	Both	KeyBank	1	Hermann Oaks MHC	6421 Hermann Road	Houston	TX	77050	Manufactured Housing	Manufactured Housing	1983		78	Pads	94.9%	03/31/2020	3,940,000	12/03/2019	No	2,286,000	2,286,000	29,308
46	Both	KeyBank	1	Katy Village MHC	5530 Rexora Lane	Katy	TX	77493	Manufactured Housing	Manufactured Housing	1970		56	Pads	98.2%	03/31/2020	3,350,000	12/03/2019	No	2,010,000	2,010,000	35,893
47	Both	RREF	1	Sharidon MHP	3941 North 4th Avenue	Tucson	AZ	85705	Manufactured Housing	Manufactured Housing	1955		65	Pads	98.5%	01/21/2020	2,270,000	12/30/2019	No	1,400,000	1,392,962	21,430
48	Both	RREF	1	Dollar General-Becker, MN	13122 1st Street	Becker	MN	55308	Retail	Freestanding	2019		9,002	Square Feet	100.0%	02/14/2020	1,320,000	08/09/2019	No	924,000	924,000	103
49	Both	RREF	1	Dollar General-Kincheloe, MI	4914 West M-80	Kincheloe	MI	49788	Retail	Freestanding	2019		9,026	Square Feet	100.0%	02/14/2020	1,250,000	10/01/2019	No	875,000	875,000	97

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	% of Initial Pool Balance	Current LTV (%)(5)	Maturity/ARD Balance ($)(6)(7)	Maturity/ARD LTV (%)(5)	Interest Rate %	Admin. Fee %(8)	Net Mortgage Rate %	Accrual Type	Monthly Debt Service Amount ($)(9)	Annual Debt Service Amount ($)	Note Date	First Payment Date	Partial IO Last IO Payment	Partial IO First P&I Payment	Original Term	Remaining Term	Original Amortization	Remaining Amortization	I/O Period	Seasoning	Amortization Type	Payment Date

1	Both	Barclays	1	Parkmerced	7.4%	25.9%	60,000,000	25.9%	2.72457	0.01463	2.70994	30/360	136,228.50	1,634,742.00	11/26/2019	01/09/2020			60	54	0	0	60	6	Interest Only	9
2	Both	Barclays	1	525 Market Street	7.4%	37.0%	60,000,000	37.0%	2.94950	0.01463	2.93487	Actual/360	149,523.26	1,794,279.12	01/29/2020	03/06/2020			120	116	0	0	120	4	Interest Only	6
3	Both	SGFC	1	The Cove at Tiburon	6.2%	41.0%	50,000,000	41.0%	3.75000	0.01463	3.73537	Actual/360	158,420.14	1,901,041.68	02/12/2020	04/08/2020			60	57	0	0	60	3	Interest Only	8
4	Loan	KeyBank	12	Inland Self Storage Michigan Portfolio	6.2%	64.9%	42,944,539	55.7%	3.71000	0.02338	3.68662	Actual/360	230,424.39	2,765,092.68	02/04/2020	04/01/2020	03/01/2023	04/01/2023	120	117	360	360	36	3	IO-Balloon	1
4.01	Property	KeyBank	1	Simply Self Storage - Lake Orion	0.8%	64.9%	5,544,749	55.7%	3.71000										120	117	360	360	36	3
4.02	Property	KeyBank	1	Simply Self Storage - Okemos	0.8%	64.9%	5,540,205	55.7%	3.71000										120	117	360	360	36	3
4.03	Property	KeyBank	1	Simply Self Storage - Grand Rapids	0.7%	64.9%	4,713,037	55.7%	3.71000										120	117	360	360	36	3
4.04	Property	KeyBank	1	Simply Self Storage - Jackson	0.7%	64.9%	4,522,152	55.7%	3.71000										120	117	360	360	36	3
4.05	Property	KeyBank	1	Simply Self Storage - Novi	0.6%	64.9%	4,363,081	55.7%	3.71000										120	117	360	360	36	3
4.06	Property	KeyBank	1	Simply Self Storage - Westland	0.6%	64.9%	3,858,600	55.7%	3.71000										120	117	360	360	36	3
4.07	Property	KeyBank	1	Simply Self Storage - Chesterfield	0.5%	64.9%	3,640,446	55.7%	3.71000										120	117	360	360	36	3
4.08	Property	KeyBank	1	Simply Self Storage - Wyoming	0.4%	64.9%	2,872,362	55.7%	3.71000										120	117	360	360	36	3
4.09	Property	KeyBank	1	Simply Self Storage - State Street	0.4%	64.9%	2,563,310	55.7%	3.71000										120	117	360	360	36	3
4.10	Property	KeyBank	1	Simply Self Storage - Ypsilanti	0.3%	64.9%	2,322,432	55.7%	3.71000										120	117	360	360	36	3
4.11	Property	KeyBank	1	Simply Self Storage - Kalamazoo	0.3%	64.9%	1,904,303	55.7%	3.71000										120	117	360	360	36	3
4.12	Property	KeyBank	1	Simply Self Storage - Lansing West	0.2%	64.9%	1,099,860	55.7%	3.71000										120	117	360	360	36	3
5	Loan	KeyBank	16	Weston South Carolina Industrial Portfolio	6.1%	62.6%	42,626,270	53.9%	3.81400	0.02338	3.79062	Actual/360	231,043.57	2,772,522.84	02/21/2020	04/01/2020	03/01/2023	04/01/2023	120	117	360	360	36	3	IO-Balloon	1
5.01	Property	KeyBank	1	375 Metropolitan Drive	0.9%	62.6%	6,304,974	53.9%	3.81400										120	117	360	360	36	3
5.02	Property	KeyBank	1	10700 Farrow Road	0.7%	62.6%	4,641,699	53.9%	3.81400										120	117	360	360	36	3
5.03	Property	KeyBank	1	2500 Saint Matthews Road	0.6%	62.6%	4,254,891	53.9%	3.81400										120	117	360	360	36	3
5.04	Property	KeyBank	1	625 South Old Piedmont Highway	0.6%	62.6%	4,254,891	53.9%	3.81400										120	117	360	360	36	3
5.05	Property	KeyBank	1	1020 Idlewild Boulevard	0.5%	62.6%	3,597,317	53.9%	3.81400										120	117	360	360	36	3
5.06	Property	KeyBank	1	1235 Commerce Drive	0.4%	62.6%	3,094,466	53.9%	3.81400										120	117	360	360	36	3
5.07	Property	KeyBank	1	220 Commerce Road	0.4%	62.6%	2,823,700	53.9%	3.81400										120	117	360	360	36	3
5.08	Property	KeyBank	1	1001-1005 Technology Drive	0.3%	62.6%	2,204,807	53.9%	3.81400										120	117	360	360	36	3
5.09	Property	KeyBank	1	209 Flintlake Road	0.3%	62.6%	2,050,084	53.9%	3.81400										120	117	360	360	36	3
5.10	Property	KeyBank	1	2050 American Italian Way	0.3%	62.6%	1,972,722	53.9%	3.81400										120	117	360	360	36	3
5.11	Property	KeyBank	1	546 L & C Distribution Parkway	0.3%	62.6%	1,934,042	53.9%	3.81400										120	117	360	360	36	3
5.12	Property	KeyBank	1	1255 Commerce Drive	0.2%	62.6%	1,701,956	53.9%	3.81400										120	117	360	360	36	3
5.13	Property	KeyBank	1	3430 Platt Springs Road	0.2%	62.6%	1,102,404	53.9%	3.81400										120	117	360	360	36	3
5.14	Property	KeyBank	1	3260 Southport Road	0.2%	62.6%	1,063,723	53.9%	3.81400										120	117	360	360	36	3
5.15	Property	KeyBank	1	251 Corporate Park Boulevard	0.1%	62.6%	850,978	53.9%	3.81400										120	117	360	360	36	3
5.16	Property	KeyBank	1	1025 Technology Drive	0.1%	62.6%	773,616	53.9%	3.81400										120	117	360	360	36	3
6	Loan	SGFC	27	ExchangeRight Net Leased Portfolio 32	5.6%	62.0%	45,000,000	62.0%	3.45400	0.01463	3.43937	Actual/360	131,323.96	1,575,887.52	02/11/2020	04/01/2020			120	117	0	0	120	3	Interest Only	1
6.01	Property	SGFC	1	Hobby Lobby - Onalaska, WI	0.4%	62.0%	3,339,816	62.0%	3.45400										120	117	0	0	120	3
6.02	Property	SGFC	1	BioLife Plasma Services L.P. - Phoenix, AZ	0.4%	62.0%	3,213,786	62.0%	3.45400										120	117	0	0	120	3
6.03	Property	SGFC	1	Hobby Lobby - Olathe, KS	0.4%	62.0%	3,094,756	62.0%	3.45400										120	117	0	0	120	3
6.04	Property	SGFC	1	CVS Pharmacy - Atlanta, GA	0.4%	62.0%	2,905,710	62.0%	3.45400										120	117	0	0	120	3
6.05	Property	SGFC	1	Walgreens - Midland, MI	0.3%	62.0%	2,429,594	62.0%	3.45400										120	117	0	0	120	3
6.06	Property	SGFC	1	Walgreens - Racine, WI	0.3%	62.0%	2,345,573	62.0%	3.45400										120	117	0	0	120	3
6.07	Property	SGFC	1	Tractor Supply - Oakdale, PA	0.3%	62.0%	2,282,558	62.0%	3.45400										120	117	0	0	120	3
6.08	Property	SGFC	1	Tractor Supply - Burleson, TX	0.3%	62.0%	2,233,546	62.0%	3.45400										120	117	0	0	120	3
6.09	Property	SGFC	1	CVS Pharmacy - Marietta, GA	0.3%	62.0%	2,093,512	62.0%	3.45400										120	117	0	0	120	3
6.10	Property	SGFC	1	Tractor Supply - Oak Ridge, NC	0.3%	62.0%	2,030,496	62.0%	3.45400										120	117	0	0	120	3
6.11	Property	SGFC	1	Walgreens - Delafield, WI	0.2%	62.0%	1,932,472	62.0%	3.45400										120	117	0	0	120	3
6.12	Property	SGFC	1	CVS Pharmacy - Channelview, TX	0.2%	62.0%	1,911,467	62.0%	3.45400										120	117	0	0	120	3
6.13	Property	SGFC	1	Fresenius Medical Care - Greensburg, PA	0.2%	62.0%	1,694,414	62.0%	3.45400										120	117	0	0	120	3
6.14	Property	SGFC	1	Tractor Supply - Beaver Falls, PA	0.2%	62.0%	1,582,387	62.0%	3.45400										120	117	0	0	120	3
6.15	Property	SGFC	1	Fresenius Medical Care - Goldsboro, NC	0.2%	62.0%	1,260,308	62.0%	3.45400										120	117	0	0	120	3
6.16	Property	SGFC	1	CVS Pharmacy - Eagan, MN	0.1%	62.0%	1,183,289	62.0%	3.45400										120	117	0	0	120	3
6.17	Property	SGFC	1	CVS Pharmacy - Vestavia Hills, AL	0.1%	62.0%	1,169,286	62.0%	3.45400										120	117	0	0	120	3
6.18	Property	SGFC	1	CVS Pharmacy - Yeadon, PA	0.1%	62.0%	1,148,281	62.0%	3.45400										120	117	0	0	120	3
6.19	Property	SGFC	1	CVS Pharmacy - South Lyon, MI	0.1%	62.0%	1,120,274	62.0%	3.45400										120	117	0	0	120	3
6.20	Property	SGFC	1	Advance Auto Parts - Ocoee, FL	0.1%	62.0%	1,001,245	62.0%	3.45400										120	117	0	0	120	3
6.21	Property	SGFC	1	Dollar General - Asheville, NC	0.1%	62.0%	882,216	62.0%	3.45400										120	117	0	0	120	3
6.22	Property	SGFC	1	Dollar General - Midland (Front), TX	0.1%	62.0%	847,207	62.0%	3.45400										120	117	0	0	120	3
6.23	Property	SGFC	1	Dollar General - Port Huron, MI	0.1%	62.0%	686,168	62.0%	3.45400										120	117	0	0	120	3
6.24	Property	SGFC	1	Dollar General - Goshen, IN	0.1%	62.0%	686,168	62.0%	3.45400										120	117	0	0	120	3
6.25	Property	SGFC	1	Dollar General - Midland (349 Hwy), TX	0.1%	62.0%	672,164	62.0%	3.45400										120	117	0	0	120	3
6.26	Property	SGFC	1	Dollar General - Jackson, MI	0.1%	62.0%	637,156	62.0%	3.45400										120	117	0	0	120	3
6.27	Property	SGFC	1	Dollar General - Mishawaka, IN	0.1%	62.0%	616,151	62.0%	3.45400										120	117	0	0	120	3
7	Loan	KeyBank	7	SSTIV Self Storage Portfolio	5.0%	47.7%	40,500,000	47.7%	3.55800	0.02338	3.53462	Actual/360	121,750.31	1,461,003.72	01/31/2020	03/01/2020			120	116	0	0	120	4	Interest Only	1
7.01	Property	KeyBank	1	SmartStop - Plant City	1.1%	47.7%	8,722,000	47.7%	3.55800										120	116	0	0	120	4
7.02	Property	KeyBank	1	SmartStop - North Las Vegas	0.9%	47.7%	7,118,000	47.7%	3.55800										120	116	0	0	120	4
7.03	Property	KeyBank	1	SmartStop - Puyallup	0.8%	47.7%	6,616,000	47.7%	3.55800										120	116	0	0	120	4
7.04	Property	KeyBank	1	SmartStop - Las Vegas	0.7%	47.7%	5,413,000	47.7%	3.55800										120	116	0	0	120	4
7.05	Property	KeyBank	1	SmartStop - Texas City	0.6%	47.7%	5,112,000	47.7%	3.55800										120	116	0	0	120	4
7.06	Property	KeyBank	1	SmartStop - Jensen Beach	0.5%	47.7%	4,009,000	47.7%	3.55800										120	116	0	0	120	4
7.07	Property	KeyBank	1	SmartStop - Riverside	0.4%	47.7%	3,510,000	47.7%	3.55800										120	116	0	0	120	4
8	Loan	KeyBank	27	Acuity Portfolio	5.0%	33.0%	40,000,000	33.0%	3.48000	0.01588	3.46412	Actual/360	117,611.11	1,411,333.32	02/13/2020	04/10/2020			84	81	0	0	84	3	Interest Only	10
8.01	Property	KeyBank	1	201 West 92nd Street	0.4%	33.0%	3,432,099	33.0%	3.48000										84	81	0	0	84	3
8.02	Property	KeyBank	1	200 West 93rd Street	0.4%	33.0%	3,406,709	33.0%	3.48000										84	81	0	0	84	3
8.03	Property	KeyBank	1	780 Riverside Drive	0.4%	33.0%	2,828,167	33.0%	3.48000										84	81	0	0	84	3
8.04	Property	KeyBank	1	331, 333, & 337 West 43rd Street	0.3%	33.0%	2,814,423	33.0%	3.48000										84	81	0	0	84	3
8.05	Property	KeyBank	1	3489 Broadway	0.3%	33.0%	2,291,912	33.0%	3.48000										84	81	0	0	84	3
8.06	Property	KeyBank	1	884 West End Avenue	0.3%	33.0%	2,152,166	33.0%	3.48000										84	81	0	0	84	3
8.07	Property	KeyBank	1	529-537 East 81st Street	0.3%	33.0%	2,142,318	33.0%	3.48000										84	81	0	0	84	3
8.08	Property	KeyBank	1	730 Riverside Drive	0.2%	33.0%	1,986,060	33.0%	3.48000										84	81	0	0	84	3
8.09	Property	KeyBank	1	1843 1st Avenue	0.2%	33.0%	1,848,597	33.0%	3.48000										84	81	0	0	84	3
8.10	Property	KeyBank	1	432 East 88th Street	0.2%	33.0%	1,610,579	33.0%	3.48000										84	81	0	0	84	3
8.11	Property	KeyBank	1	440 Audubon Avenue	0.2%	33.0%	1,533,547	33.0%	3.48000										84	81	0	0	84	3
8.12	Property	KeyBank	1	66-70 West 109th Street	0.2%	33.0%	1,467,368	33.0%	3.48000										84	81	0	0	84	3

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	% of Initial Pool Balance	Current LTV (%)(5)	Maturity/ARD Balance ($)(6)(7)	Maturity/ARD LTV (%)(5)	Interest Rate %	Admin. Fee %(8)	Net Mortgage Rate %	Accrual Type	Monthly Debt Service Amount ($)(9)	Annual Debt Service Amount ($)	Note Date	First Payment Date	Partial IO Last IO Payment	Partial IO First P&I Payment	Original Term	Remaining Term	Original Amortization	Remaining Amortization	I/O Period	Seasoning	Amortization Type	Payment Date
8.13	Property	KeyBank	1	470 West 23rd Street	0.2%	33.0%	1,283,914	33.0%	3.48000										84	81	0	0	84	3
8.14	Property	KeyBank	1	136 & 144 West 111th Street	0.1%	33.0%	1,182,766	33.0%	3.48000										84	81	0	0	84	3
8.15	Property	KeyBank	1	140 & 148 West 111th Street	0.1%	33.0%	1,117,647	33.0%	3.48000										84	81	0	0	84	3
8.16	Property	KeyBank	1	237 1st Avenue	0.1%	33.0%	1,106,911	33.0%	3.48000										84	81	0	0	84	3
8.17	Property	KeyBank	1	589 Riverside Drive	0.1%	33.0%	1,101,700	33.0%	3.48000										84	81	0	0	84	3
8.18	Property	KeyBank	1	132-134 West 109th Street	0.1%	33.0%	1,079,691	33.0%	3.48000										84	81	0	0	84	3
8.19	Property	KeyBank	1	480 Humboldt Street	0.1%	33.0%	1,030,396	33.0%	3.48000										84	81	0	0	84	3
8.20	Property	KeyBank	1	2 West 125th Street	0.1%	33.0%	914,033	33.0%	3.48000										84	81	0	0	84	3
8.21	Property	KeyBank	1	61 West 106th Street	0.1%	33.0%	848,889	33.0%	3.48000										84	81	0	0	84	3
8.22	Property	KeyBank	1	1741 1st Avenue	0.1%	33.0%	758,841	33.0%	3.48000										84	81	0	0	84	3
8.23	Property	KeyBank	1	2090-2092 Amsterdam Avenue	0.1%	33.0%	624,322	33.0%	3.48000										84	81	0	0	84	3
8.24	Property	KeyBank	1	2330 7th Avenue	0.1%	33.0%	456,052	33.0%	3.48000										84	81	0	0	84	3
8.25	Property	KeyBank	1	132 Sherman Avenue	0.1%	33.0%	410,056	33.0%	3.48000										84	81	0	0	84	3
8.26	Property	KeyBank	1	245 Flatbush Avenue	0.0%	33.0%	295,666	33.0%	3.48000										84	81	0	0	84	3
8.27	Property	KeyBank	1	240 East 85th Street	0.0%	33.0%	275,170	33.0%	3.48000										84	81	0	0	84	3
9	Both	Barclays	1	F5 Tower	4.9%	39.4%	39,500,000	39.4%	3.69868	0.01463	3.68405	Actual/360	123,439.16	1,481,269.92	12/19/2019	02/06/2020			120	115	0	0	120	5	ARD-Interest Only	6
10	Both	SGFC	1	The Arbors	4.5%	71.1%	28,410,818	56.0%	3.63500	0.01463	3.62037	Actual/360	165,522.69	1,986,272.28	02/05/2020	03/06/2020			120	116	360	356	0	4	Balloon	6
11	Both	Natixis	1	Santa Monica Physician's Center	2.9%	64.1%	23,700,000	64.1%	3.15000	0.01463	3.13537	Actual/360	63,076.56	756,918.72	03/06/2020	05/05/2020			120	118	0	0	120	2	Interest Only	5
12	Both	Natixis	1	725 Fourth Avenue	2.8%	59.0%	21,739,032	55.7%	3.82900	0.01463	3.81437	Actual/360	107,550.24	1,290,602.88	12/31/2019	02/05/2020	01/06/2027	02/06/2027	120	115	360	360	84	5	IO-Balloon	6
13	Both	Barclays	1	650 Madison Avenue	2.7%	48.5%	21,450,000	48.5%	3.48600	0.01463	3.47137	Actual/360	63,177.70	758,132.40	11/26/2019	01/08/2020			120	114	0	0	120	6	Interest Only	8
14	Both	Barclays	1	One Stockton	2.6%	59.5%	21,000,000	59.5%	4.04000	0.01588	4.02412	Actual/360	71,681.94	860,183.28	11/15/2019	01/06/2020			120	114	0	0	120	6	Interest Only	6
15	Both	RREF	1	Vernon Tower	2.1%	61.7%	16,800,000	61.7%	4.07000	0.01588	4.05412	Actual/360	57,771.39	693,256.68	12/04/2019	01/06/2020			120	114	0	0	120	6	Interest Only	6
16	Both	Barclays	1	One Bel Air	2.1%	60.1%	16,600,000	60.1%	3.77000	0.01463	3.75537	Actual/360	52,876.00	634,512.00	01/24/2020	03/06/2020			120	116	0	0	120	4	Interest Only	6
17	Both	SGFC	1	Meridian One Colorado	2.0%	69.5%	14,154,836	60.0%	3.91000	0.01463	3.89537	Actual/360	77,447.57	929,370.84	12/17/2019	02/01/2020	01/01/2023	02/01/2023	120	115	360	360	36	5	IO-Balloon	1
18	Loan	KeyBank	7	Time Out MHC Portfolio	2.0%	60.2%	12,518,429	47.8%	3.90000	0.02338	3.87662	Actual/360	74,604.70	895,256.40	03/13/2020	05/01/2020			120	118	360	358	0	2	Balloon	1
18.01	Property	KeyBank	1	Laiken Estates	0.5%	60.2%	3,481,061	47.8%	3.90000										120	118	360	358	0	2
18.02	Property	KeyBank	1	Alamac Village	0.4%	60.2%	2,572,542	47.8%	3.90000										120	118	360	358	0	2
18.03	Property	KeyBank	1	Pine Run	0.3%	60.2%	1,802,692	47.8%	3.90000										120	118	360	358	0	2
18.04	Property	KeyBank	1	Taylor Park	0.3%	60.2%	1,630,551	47.8%	3.90000										120	118	360	358	0	2
18.05	Property	KeyBank	1	Wysteria Estates	0.2%	60.2%	1,362,778	47.8%	3.90000										120	118	360	358	0	2
18.06	Property	KeyBank	1	Abbott Park	0.2%	60.2%	1,051,968	47.8%	3.90000										120	118	360	358	0	2
18.07	Property	KeyBank	1	West Estates	0.1%	60.2%	616,836	47.8%	3.90000										120	118	360	358	0	2
19	Loan	SGFC	4	Bronx Multifamily Portfolio	1.8%	68.0%	14,210,000	68.0%	3.97000	0.01463	3.95537	Actual/360	47,664.35	571,972.20	03/03/2020	05/01/2020			120	118	0	0	120	2	Interest Only	1
19.01	Property	SGFC	1	505 East 184th Street	0.5%	68.0%	4,350,000	68.0%	3.97000										120	118	0	0	120	2
19.02	Property	SGFC	1	2334 Washington Avenue	0.5%	68.0%	3,785,000	68.0%	3.97000										120	118	0	0	120	2
19.03	Property	SGFC	1	2607 Jerome Avenue	0.4%	68.0%	3,260,000	68.0%	3.97000										120	118	0	0	120	2
19.04	Property	SGFC	1	2268 Washington Avenue	0.3%	68.0%	2,815,000	68.0%	3.97000										120	118	0	0	120	2
20	Both	RREF	1	1st & Pine	1.7%	56.5%	14,000,000	56.5%	4.13000	0.01463	4.11537	Actual/360	48,852.55	586,230.60	02/13/2020	04/06/2020			120	117	0	0	120	3	Interest Only	6
21	Both	RREF	1	West Side Plaza	1.6%	69.2%	10,233,353	55.6%	4.18000	0.01463	4.16537	Actual/360	62,444.87	749,338.44	01/22/2020	03/06/2020			120	116	360	356	0	4	Balloon	6
22	Loan	KeyBank	6	Skyline MHC Portfolio	1.4%	54.7%	11,675,000	54.7%	4.10000	0.02338	4.07662	Actual/360	40,443.61	485,323.32	12/13/2019	02/01/2020			120	115	0	0	120	5	Interest Only	1
22.01	Property	KeyBank	1	Desert Shores Estates MHC	0.4%	54.7%	2,909,619	54.7%	4.10000										120	115	0	0	120	5
22.02	Property	KeyBank	1	Noblesse Oblige Estates	0.3%	54.7%	2,355,696	54.7%	4.10000										120	115	0	0	120	5
22.03	Property	KeyBank	1	Desert Haven MHC	0.3%	54.7%	2,148,736	54.7%	4.10000										120	115	0	0	120	5
22.04	Property	KeyBank	1	Oak Meadows MHC	0.2%	54.7%	1,625,248	54.7%	4.10000										120	115	0	0	120	5
22.05	Property	KeyBank	1	Sun City MHC	0.2%	54.7%	1,320,894	54.7%	4.10000										120	115	0	0	120	5
22.06	Property	KeyBank	1	Carla Ridge Estates	0.2%	54.7%	1,314,807	54.7%	4.10000										120	115	0	0	120	5
23	Both	RREF	1	GDR Manassas	1.3%	63.3%	7,320,703	45.5%	3.80000	0.01463	3.78537	Actual/360	52,977.80	635,733.60	02/14/2020	04/06/2020			120	117	300	297	0	3	Balloon	6
24	Loan	RREF	4	DFW Retail Portfolio	1.2%	56.7%	9,060,076	51.7%	4.20000	0.01463	4.18537	Actual/360	48,657.21	583,886.52	12/12/2019	02/06/2020	01/06/2025	02/06/2025	120	115	360	360	60	5	IO-Balloon	6
24.01	Property	RREF	1	Keller Marketplace	0.4%	56.7%	3,158,655	51.7%	4.20000										120	115	360	360	60	5
24.02	Property	RREF	1	Grand Central Crossing	0.3%	56.7%	2,143,030	51.7%	4.20000										120	115	360	360	60	5
24.03	Property	RREF	1	Summer Creek Plaza	0.3%	56.7%	1,923,232	51.7%	4.20000										120	115	360	360	60	5
24.04	Property	RREF	1	Kelly Plaza	0.2%	56.7%	1,835,159	51.7%	4.20000										120	115	360	360	60	5
25	Both	Natixis	1	Simply Space Self Storage Merced	1.2%	65.0%	9,750,000	65.0%	3.59000	0.01463	3.57537	Actual/360	29,573.87	354,886.44	01/28/2020	03/05/2020			120	116	0	0	120	4	Interest Only	5
26	Both	KeyBank	1	Kemper Pointe	1.1%	66.7%	7,298,513	57.2%	3.70000	0.02338	3.67662	Actual/360	39,124.05	469,488.60	03/05/2020	05/01/2020	04/01/2023	05/01/2023	120	118	360	360	36	2	IO-Balloon	1
27	Both	KeyBank	1	Extra Space Storage Phoenix	0.9%	61.4%	7,600,000	61.4%	3.79000	0.02338	3.76662	Actual/360	24,336.71	292,040.52	12/11/2019	02/01/2020			120	115	0	0	120	5	Interest Only	1
28	Both	KeyBank	1	40 & 50 Beaver Street	0.9%	74.6%	5,813,014	59.3%	3.88000	0.02338	3.85662	Actual/360	34,583.45	415,001.40	01/16/2020	03/01/2020			120	116	360	356	0	4	Balloon	1
29	Both	Barclays	1	The Storage Depot	0.8%	72.2%	6,255,759	67.4%	4.50000	0.01463	4.48537	Actual/360	33,947.92	407,375.04	02/19/2020	04/06/2020	03/06/2021	04/06/2021	60	57	360	360	12	3	IO-Balloon	6
30	Loan	RREF	2	Silver Creek Apartments Portfolio	0.8%	70.5%	5,082,349	56.5%	4.10000	0.01463	4.08537	Actual/360	30,803.90	369,646.80	02/07/2020	04/06/2020			120	117	360	357	0	3	Balloon	6
30.01	Property	RREF	1	Silver Creek Apartments	0.4%	70.5%	2,823,527	56.5%	4.10000										120	117	360	357	0	3
30.02	Property	RREF	1	Cardinal Creek Apartments	0.3%	70.5%	2,258,822	56.5%	4.10000										120	117	360	357	0	3
31	Both	RREF	1	Twelve Oaks RV Resort	0.7%	46.7%	4,369,679	37.3%	4.00500	0.01463	3.99037	Actual/360	26,273.70	315,284.40	01/31/2020	03/06/2020			120	116	360	356	0	4	Balloon	6
32	Loan	KeyBank	3	Cape Coral and Dunedin	0.7%	67.5%	4,699,838	58.7%	4.25000	0.02338	4.22662	Actual/360	26,564.75	318,777.00	02/25/2020	04/01/2020	03/01/2023	04/01/2023	120	117	360	360	36	3	IO-Balloon	1
32.01	Property	KeyBank	1	Fresenius Kidney Care Dunedin	0.3%	67.5%	2,056,179	58.7%	4.25000										120	117	360	360	36	3
32.02	Property	KeyBank	1	625 Del Prado Boulevard	0.2%	67.5%	1,409,951	58.7%	4.25000										120	117	360	360	36	3
32.03	Property	KeyBank	1	665 Del Prado Boulevard	0.2%	67.5%	1,233,708	58.7%	4.25000										120	117	360	360	36	3
33	Both	RREF	1	Advantage Self-Storage	0.6%	66.0%	3,735,973	53.3%	4.32000	0.01463	4.30537	Actual/360	23,066.16	276,793.92	01/21/2020	03/06/2020			120	116	360	356	0	4	Balloon	6
34	Both	KeyBank	1	StorQuest Self Storage - Honolulu	0.6%	61.5%	4,540,000	61.5%	3.62000	0.02338	3.59662	Actual/360	13,885.88	166,630.56	01/10/2020	03/01/2020			120	116	0	0	120	4	Interest Only	1
35	Both	KeyBank	1	Cool Creek Village	0.5%	59.6%	4,410,000	59.6%	3.65000	0.02338	3.62662	Actual/360	13,600.05	163,200.60	02/26/2020	04/01/2020			120	117	0	0	120	3	Interest Only	1
36	Both	KeyBank	1	Hogan Self Storage	0.5%	64.9%	3,804,598	56.1%	3.98000	0.07338	3.90662	Actual/360	20,955.57	251,466.84	02/07/2020	04/01/2020	03/01/2023	04/01/2023	120	117	360	360	36	3	IO-Balloon	1
37	Both	KeyBank	1	Laborers Union Building	0.5%	58.3%	3,847,118	53.1%	4.20000	0.02338	4.17662	Actual/360	20,660.98	247,931.76	12/23/2019	02/01/2020	01/01/2025	02/01/2025	120	115	360	360	60	5	IO-Balloon	1
38	Both	KeyBank	1	7-Eleven - 351 Bowery	0.5%	54.2%	3,900,000	54.2%	4.05000	0.02338	4.02662	Actual/360	13,345.31	160,143.72	01/28/2020	03/01/2020			120	116	0	0	120	4	Interest Only	1
39	Both	KeyBank	1	StorQuest Self Storage - Apache	0.5%	62.7%	3,680,000	62.7%	3.40000	0.02338	3.37662	Actual/360	10,571.48	126,857.76	01/28/2020	03/01/2020			120	116	0	0	120	4	Interest Only	1
40	Both	RREF	1	Ranch at Cooper River Apartments	0.4%	58.3%	2,715,338	46.8%	4.15000	0.01463	4.13537	Actual/360	16,527.51	198,330.12	01/27/2020	03/06/2020			120	116	360	356	0	4	Balloon	6
41	Both	KeyBank	1	StorQuest Self Storage - Tucson	0.4%	59.1%	3,175,000	59.1%	3.40000	0.02338	3.37662	Actual/360	9,120.78	109,449.36	01/28/2020	03/01/2020			120	116	0	0	120	4	Interest Only	1
42	Both	KeyBank	1	Combs Mini Storage	0.4%	64.3%	2,452,711	51.1%	3.89000	0.02338	3.86662	Actual/360	14,603.96	175,247.52	02/06/2020	04/01/2020			120	117	360	357	0	3	Balloon	1
43	Both	KeyBank	1	Brookside MHC	0.4%	73.0%	2,707,630	67.7%	5.25000	0.02338	5.22662	Actual/360	16,151.96	193,823.52	03/06/2020	05/01/2020			60	58	360	358	0	2	Balloon	1
44	Both	KeyBank	1	StorQuest Self Storage - Phoenix	0.4%	63.0%	2,905,000	63.0%	3.40000	0.02338	3.37662	Actual/360	8,345.15	100,141.80	01/28/2020	03/01/2020			120	116	0	0	120	4	Interest Only	1
45	Both	KeyBank	1	Hermann Oaks MHC	0.3%	58.0%	2,065,732	52.4%	3.75000	0.02338	3.72662	Actual/360	10,586.82	127,041.84	02/19/2020	04/01/2020	03/01/2025	04/01/2025	120	117	360	360	60	3	IO-Balloon	1
46	Both	KeyBank	1	Katy Village MHC	0.2%	60.0%	1,816,326	54.2%	3.75000	0.02338	3.72662	Actual/360	9,308.62	111,703.44	02/19/2020	04/01/2020	03/01/2025	04/01/2025	120	117	360	360	60	3	IO-Balloon	1
47	Both	RREF	1	Sharidon MHP	0.2%	61.4%	1,137,656	50.1%	4.65000	0.01463	4.63537	Actual/360	7,218.92	86,627.04	01/30/2020	03/06/2020			120	116	360	356	0	4	Balloon	6
48	Both	RREF	1	Dollar General-Becker, MN	0.1%	70.0%	924,000	70.0%	4.77000	0.01463	4.75537	Actual/360	3,723.91	44,686.92	02/14/2020	04/06/2020			120	117	0	0	120	3	ARD-Interest Only	6
49	Both	RREF	1	Dollar General-Kincheloe, MI	0.1%	70.0%	875,000	70.0%	4.75000	0.01463	4.73537	Actual/360	3,511.65	42,139.80	02/14/2020	04/06/2020			120	117	0	0	120	3	ARD-Interest Only	6

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Grace Period (Late Payment)(10)	Grace Period (Default)	Maturity/ARD Date	ARD Loan(11)	Final Maturity Date	Prepayment Provisions(12)	Pari Passu (Y/N)	Pari Passu Note Control (Y/N)	Original Balance Piece In Trust ($)	Original Balance Piece Non-Trust ($)	Total Original Balance Pari Passu Debt ($)	Total Current Balance Pari Passu Debt ($)	Additional Debt Permitted (Y/N)(13)	Additional Debt Exist (Y/N)(13)	Additional Debt Type(s)(13)
1	Both	Barclays	1	Parkmerced	0	0	12/09/2024	No	12/09/2024	YM(57),O(3)	Yes	No	60,000,000	487,000,000	547,000,000	547,000,000	No	Yes	B-Notes ($708,000,000)/C-Notes ($245,000,000)/Mezzanine Loan ($275,000,000)
2	Both	Barclays	1	525 Market Street	10 (Once per calendar year)	0	02/06/2030	No	02/06/2030	L(24),Grtr1%orYM(4),DeforGrtr1%orYM(85),O(7)	Yes	No	60,000,000	410,000,000	470,000,000	470,000,000	Yes	Yes	B-Notes
3	Both	SGFC	1	The Cove at Tiburon	0	0	03/08/2025	No	03/08/2025	L(27),Def(30),O(3)	Yes	No	50,000,000	62,300,000	112,300,000	112,300,000	No	Yes	Subordinate Secured Note
4	Loan	KeyBank	12	Inland Self Storage Michigan Portfolio	0	0	03/01/2030	No	03/01/2030	L(25),Grtr1%orYM(92),O(3)	Yes	Yes	50,000,000	16,625,000	66,625,000	66,625,000	Yes	No	NAP
4.01	Property	KeyBank	1	Simply Self Storage - Lake Orion
4.02	Property	KeyBank	1	Simply Self Storage - Okemos
4.03	Property	KeyBank	1	Simply Self Storage - Grand Rapids
4.04	Property	KeyBank	1	Simply Self Storage - Jackson
4.05	Property	KeyBank	1	Simply Self Storage - Novi
4.06	Property	KeyBank	1	Simply Self Storage - Westland
4.07	Property	KeyBank	1	Simply Self Storage - Chesterfield
4.08	Property	KeyBank	1	Simply Self Storage - Wyoming
4.09	Property	KeyBank	1	Simply Self Storage - State Street
4.10	Property	KeyBank	1	Simply Self Storage - Ypsilanti
4.11	Property	KeyBank	1	Simply Self Storage - Kalamazoo
4.12	Property	KeyBank	1	Simply Self Storage - Lansing West
5	Loan	KeyBank	16	Weston South Carolina Industrial Portfolio	0	5	03/01/2030	No	03/01/2030	L(27),Def(87),O(6)	Yes	Yes	49,500,000	19,491,340	68,991,340	68,991,340	No	Yes	Mezzanine
5.01	Property	KeyBank	1	375 Metropolitan Drive
5.02	Property	KeyBank	1	10700 Farrow Road
5.03	Property	KeyBank	1	2500 Saint Matthews Road
5.04	Property	KeyBank	1	625 South Old Piedmont Highway
5.05	Property	KeyBank	1	1020 Idlewild Boulevard
5.06	Property	KeyBank	1	1235 Commerce Drive
5.07	Property	KeyBank	1	220 Commerce Road
5.08	Property	KeyBank	1	1001-1005 Technology Drive
5.09	Property	KeyBank	1	209 Flintlake Road
5.10	Property	KeyBank	1	2050 American Italian Way
5.11	Property	KeyBank	1	546 L & C Distribution Parkway
5.12	Property	KeyBank	1	1255 Commerce Drive
5.13	Property	KeyBank	1	3430 Platt Springs Road
5.14	Property	KeyBank	1	3260 Southport Road
5.15	Property	KeyBank	1	251 Corporate Park Boulevard
5.16	Property	KeyBank	1	1025 Technology Drive
6	Loan	SGFC	27	ExchangeRight Net Leased Portfolio 32	0	0	03/01/2030	No	03/01/2030	L(27),Def(90),O(3)	Yes	Yes	45,000,000	19,270,000	64,270,000	64,270,000	No	No	NAP
6.01	Property	SGFC	1	Hobby Lobby - Onalaska, WI
6.02	Property	SGFC	1	BioLife Plasma Services L.P. - Phoenix, AZ
6.03	Property	SGFC	1	Hobby Lobby - Olathe, KS
6.04	Property	SGFC	1	CVS Pharmacy - Atlanta, GA
6.05	Property	SGFC	1	Walgreens - Midland, MI
6.06	Property	SGFC	1	Walgreens - Racine, WI
6.07	Property	SGFC	1	Tractor Supply - Oakdale, PA
6.08	Property	SGFC	1	Tractor Supply - Burleson, TX
6.09	Property	SGFC	1	CVS Pharmacy - Marietta, GA
6.10	Property	SGFC	1	Tractor Supply - Oak Ridge, NC
6.11	Property	SGFC	1	Walgreens - Delafield, WI
6.12	Property	SGFC	1	CVS Pharmacy - Channelview, TX
6.13	Property	SGFC	1	Fresenius Medical Care - Greensburg, PA
6.14	Property	SGFC	1	Tractor Supply - Beaver Falls, PA
6.15	Property	SGFC	1	Fresenius Medical Care - Goldsboro, NC
6.16	Property	SGFC	1	CVS Pharmacy - Eagan, MN
6.17	Property	SGFC	1	CVS Pharmacy - Vestavia Hills, AL
6.18	Property	SGFC	1	CVS Pharmacy - Yeadon, PA
6.19	Property	SGFC	1	CVS Pharmacy - South Lyon, MI
6.20	Property	SGFC	1	Advance Auto Parts - Ocoee, FL
6.21	Property	SGFC	1	Dollar General - Asheville, NC
6.22	Property	SGFC	1	Dollar General - Midland (Front), TX
6.23	Property	SGFC	1	Dollar General - Port Huron, MI
6.24	Property	SGFC	1	Dollar General - Goshen, IN
6.25	Property	SGFC	1	Dollar General - Midland (349 Hwy), TX
6.26	Property	SGFC	1	Dollar General - Jackson, MI
6.27	Property	SGFC	1	Dollar General - Mishawaka, IN
7	Loan	KeyBank	7	SSTIV Self Storage Portfolio	0	5	02/01/2030	No	02/01/2030	L(28),Def(88),O(4)	No	NAP					No	No	NAP
7.01	Property	KeyBank	1	SmartStop - Plant City
7.02	Property	KeyBank	1	SmartStop - North Las Vegas
7.03	Property	KeyBank	1	SmartStop - Puyallup
7.04	Property	KeyBank	1	SmartStop - Las Vegas
7.05	Property	KeyBank	1	SmartStop - Texas City
7.06	Property	KeyBank	1	SmartStop - Jensen Beach
7.07	Property	KeyBank	1	SmartStop - Riverside
8	Loan	KeyBank	27	Acuity Portfolio	0	0	03/10/2027	No	03/10/2027	L(27),Def(51),O(6)	Yes	No	40,000,000	125,000,000	165,000,000	165,000,000	No	Yes	B-Note
8.01	Property	KeyBank	1	201 West 92nd Street
8.02	Property	KeyBank	1	200 West 93rd Street
8.03	Property	KeyBank	1	780 Riverside Drive
8.04	Property	KeyBank	1	331, 333, & 337 West 43rd Street
8.05	Property	KeyBank	1	3489 Broadway
8.06	Property	KeyBank	1	884 West End Avenue
8.07	Property	KeyBank	1	529-537 East 81st Street
8.08	Property	KeyBank	1	730 Riverside Drive
8.09	Property	KeyBank	1	1843 1st Avenue
8.10	Property	KeyBank	1	432 East 88th Street
8.11	Property	KeyBank	1	440 Audubon Avenue
8.12	Property	KeyBank	1	66-70 West 109th Street

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Grace Period (Late Payment)(10)	Grace Period (Default)	Maturity/ARD Date	ARD Loan(11)	Final Maturity Date	Prepayment Provisions(12)	Pari Passu (Y/N)	Pari Passu Note Control (Y/N)	Original Balance Piece In Trust ($)	Original Balance Piece Non-Trust ($)	Total Original Balance Pari Passu Debt ($)	Total Current Balance Pari Passu Debt ($)	Additional Debt Permitted (Y/N)(13)	Additional Debt Exist (Y/N)(13)	Additional Debt Type(s)(13)
8.13	Property	KeyBank	1	470 West 23rd Street
8.14	Property	KeyBank	1	136 & 144 West 111th Street
8.15	Property	KeyBank	1	140 & 148 West 111th Street
8.16	Property	KeyBank	1	237 1st Avenue
8.17	Property	KeyBank	1	589 Riverside Drive
8.18	Property	KeyBank	1	132-134 West 109th Street
8.19	Property	KeyBank	1	480 Humboldt Street
8.20	Property	KeyBank	1	2 West 125th Street
8.21	Property	KeyBank	1	61 West 106th Street
8.22	Property	KeyBank	1	1741 1st Avenue
8.23	Property	KeyBank	1	2090-2092 Amsterdam Avenue
8.24	Property	KeyBank	1	2330 7th Avenue
8.25	Property	KeyBank	1	132 Sherman Avenue
8.26	Property	KeyBank	1	245 Flatbush Avenue
8.27	Property	KeyBank	1	240 East 85th Street
9	Both	Barclays	1	F5 Tower	0	0	01/06/2030	Yes	09/06/2033	L(24),Grtr1%orYM(5),DeforGrtr1%orYM(84),O(7)	Yes	No	39,500,000	145,500,000	185,000,000	185,000,000	No	Yes	B-Notes ($112,600,000)/Mezzanine Loan ($48,500,000)
10	Both	SGFC	1	The Arbors	0	0	02/06/2030	No	02/06/2030	L(28),Def(88),O(4)	No	NAP					Yes	No	NAP
11	Both	Natixis	1	Santa Monica Physician's Center	0	0	04/05/2030	No	04/05/2030	L(26),Def(89),O(5)	No	NAP					No	No	NAP
12	Both	Natixis	1	725 Fourth Avenue	0	0	01/06/2030	No	01/06/2030	L(29),Def(87),O(4)	No	NAP					No	No	NAP
13	Both	Barclays	1	650 Madison Avenue	3	0	12/08/2029	No	12/08/2029	L(30),Def(83),O(7)	Yes	No	21,450,000	565,350,000	586,800,000	586,800,000	No	Yes	B-Notes
14	Both	Barclays	1	One Stockton	0	0	12/06/2029	No	12/06/2029	L(30),Def(86),O(4)	Yes	No	21,000,000	45,000,000	66,000,000	66,000,000	No	No	NAP
15	Both	RREF	1	Vernon Tower	0	0	12/06/2029	No	12/06/2029	L(30),Def(86),O(4)	Yes	No	16,800,000	26,450,000	43,250,000	43,250,000	No	No	NAP
16	Both	Barclays	1	One Bel Air	0	0	02/06/2030	No	02/06/2030	L(25),Grtr1%orYM(3),DeforGrtr1%orYM(87),O(5)	No	NAP					No	No	NAP
17	Both	SGFC	1	Meridian One Colorado	5	5	01/01/2030	No	01/01/2030	L(29),Def(87),O(4)	No	NAP					Yes	No	NAP
18	Loan	KeyBank	7	Time Out MHC Portfolio	0	0	04/01/2030	No	04/01/2030	L(26),Def(91),O(3)	No	NAP					No	No	NAP
18.01	Property	KeyBank	1	Laiken Estates
18.02	Property	KeyBank	1	Alamac Village
18.03	Property	KeyBank	1	Pine Run
18.04	Property	KeyBank	1	Taylor Park
18.05	Property	KeyBank	1	Wysteria Estates
18.06	Property	KeyBank	1	Abbott Park
18.07	Property	KeyBank	1	West Estates
19	Loan	SGFC	4	Bronx Multifamily Portfolio	0	0	04/01/2030	No	04/01/2030	L(26),Def(90),O(4)	No	NAP					No	No	NAP
19.01	Property	SGFC	1	505 East 184th Street
19.02	Property	SGFC	1	2334 Washington Avenue
19.03	Property	SGFC	1	2607 Jerome Avenue
19.04	Property	SGFC	1	2268 Washington Avenue
20	Both	RREF	1	1st & Pine	0	0	03/06/2030	No	03/06/2030	L(27),Grtr1%orYM(89),O(4)	No	NAP					No	No	NAP
21	Both	RREF	1	West Side Plaza	0	0	02/06/2030	No	02/06/2030	L(28),Def(88),O(4)	No	NAP					No	No	NAP
22	Loan	KeyBank	6	Skyline MHC Portfolio	0	0	01/01/2030	No	01/01/2030	L(29),Def(88),O(3)	No	NAP					No	No	NAP
22.01	Property	KeyBank	1	Desert Shores Estates MHC
22.02	Property	KeyBank	1	Noblesse Oblige Estates
22.03	Property	KeyBank	1	Desert Haven MHC
22.04	Property	KeyBank	1	Oak Meadows MHC
22.05	Property	KeyBank	1	Sun City MHC
22.06	Property	KeyBank	1	Carla Ridge Estates
23	Both	RREF	1	GDR Manassas	0	0	03/06/2030	No	03/06/2030	L(27),Def(89),O(4)	No	NAP					No	No	NAP
24	Loan	RREF	4	DFW Retail Portfolio	0	0	01/06/2030	No	01/06/2030	L(29),Def(87),O(4)	No	NAP					No	No	NAP
24.01	Property	RREF	1	Keller Marketplace
24.02	Property	RREF	1	Grand Central Crossing
24.03	Property	RREF	1	Summer Creek Plaza
24.04	Property	RREF	1	Kelly Plaza
25	Both	Natixis	1	Simply Space Self Storage Merced	0	0	02/05/2030	No	02/05/2030	L(28),Def(88),O(4)	No	NAP					No	No	NAP
26	Both	KeyBank	1	Kemper Pointe	0	0	04/01/2030	No	04/01/2030	L(25),Grtr1%orYM(92),O(3)	No	NAP					No	No	NAP
27	Both	KeyBank	1	Extra Space Storage Phoenix	0	0	01/01/2030	No	01/01/2030	L(25),Grtr1%orYM(92),O(3)	No	NAP					No	No	NAP
28	Both	KeyBank	1	40 & 50 Beaver Street	0	5	02/01/2030	No	02/01/2030	L(25),Grtr1%orYM(92),O(3)	No	NAP					No	No	NAP
29	Both	Barclays	1	The Storage Depot	0	0	03/06/2025	No	03/06/2025	L(27),Def(29),O(4)	No	NAP					No	No	NAP
30	Loan	RREF	2	Silver Creek Apartments Portfolio	0	0	03/06/2030	No	03/06/2030	L(27),Def(89),O(4)	No	NAP					No	No	NAP
30.01	Property	RREF	1	Silver Creek Apartments
30.02	Property	RREF	1	Cardinal Creek Apartments
31	Both	RREF	1	Twelve Oaks RV Resort	0	0	02/06/2030	No	02/06/2030	L(28),Def(89),O(3)	No	NAP					No	No	NAP
32	Loan	KeyBank	3	Cape Coral and Dunedin	0	0	03/01/2030	No	03/01/2030	L(27),Def(87),O(6)	No	NAP					No	No	NAP
32.01	Property	KeyBank	1	Fresenius Kidney Care Dunedin
32.02	Property	KeyBank	1	625 Del Prado Boulevard
32.03	Property	KeyBank	1	665 Del Prado Boulevard
33	Both	RREF	1	Advantage Self-Storage	0	0	02/06/2030	No	02/06/2030	L(28),Def(88),O(4)	No	NAP					No	No	NAP
34	Both	KeyBank	1	StorQuest Self Storage - Honolulu	0	5	02/01/2030	No	02/01/2030	L(25),Grtr1%orYM(90),O(5)	No	NAP					No	No	NAP
35	Both	KeyBank	1	Cool Creek Village	0	5	03/01/2030	No	03/01/2030	L(27),Def(90),O(3)	No	NAP					No	No	NAP
36	Both	KeyBank	1	Hogan Self Storage	0	0	03/01/2030	No	03/01/2030	L(27),Def(90),O(3)	No	NAP					No	No	NAP
37	Both	KeyBank	1	Laborers Union Building	0	5	01/01/2030	No	01/01/2030	L(25),Grtr1%orYM(92),O(3)	No	NAP					No	No	NAP
38	Both	KeyBank	1	7-Eleven - 351 Bowery	0	0	02/01/2030	No	02/01/2030	L(28),Def(89),O(3)	No	NAP					No	No	NAP
39	Both	KeyBank	1	StorQuest Self Storage - Apache	0	5	02/01/2030	No	02/01/2030	L(25),Grtr1%orYM(90),O(5)	No	NAP					No	No	NAP
40	Both	RREF	1	Ranch at Cooper River Apartments	0	0	02/06/2030	No	02/06/2030	L(28),Def(88),O(4)	No	NAP					No	No	NAP
41	Both	KeyBank	1	StorQuest Self Storage - Tucson	0	5	02/01/2030	No	02/01/2030	L(25),Grtr1%orYM(90),O(5)	No	NAP					No	No	NAP
42	Both	KeyBank	1	Combs Mini Storage	0	0	03/01/2030	No	03/01/2030	L(27),Def(90),O(3)	No	NAP					No	No	NAP
43	Both	KeyBank	1	Brookside MHC	0	5	04/01/2025	No	04/01/2025	L(26),Def(31),O(3)	No	NAP					No	No	NAP
44	Both	KeyBank	1	StorQuest Self Storage - Phoenix	0	5	02/01/2030	No	02/01/2030	L(25),Grtr1%orYM(90),O(5)	No	NAP					No	No	NAP
45	Both	KeyBank	1	Hermann Oaks MHC	0	5	03/01/2030	No	03/01/2030	L(27),Def(90),O(3)	No	NAP					No	No	NAP
46	Both	KeyBank	1	Katy Village MHC	0	5	03/01/2030	No	03/01/2030	L(27),Def(90),O(3)	No	NAP					No	No	NAP
47	Both	RREF	1	Sharidon MHP	0	0	02/06/2030	No	02/06/2030	L(28),Def(88),O(4)	No	NAP					No	No	NAP
48	Both	RREF	1	Dollar General-Becker, MN	0	0	03/06/2030	Yes	09/06/2034	YM(27),DeforYM(86),O(7)	No	NAP					Yes	No	NAP
49	Both	RREF	1	Dollar General-Kincheloe, MI	0	0	03/06/2030	Yes	09/06/2034	YM(27),DeforYM(86),O(7)	No	NAP					Yes	No	NAP

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Additional Debt Current Balance ($)	Additional Debt Interest Rate %	Total Debt Current Balance ($)	Total Debt UW NCF DSCR (x)	Total Debt Current LTV (%)	Total Debt UW NOI Debt Yield (%)	Current U/W NOI Debt Yield (%)	Current U/W NCF Debt Yield (%)	U/W NOI DSCR (x)(14)	U/W NCF DSCR (x)(14)	U/W Economic Occupancy (%)	U/W Revenues ($)(15)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Capital Items ($)(16)	U/W Net Cash Flow ($)
1	Both	Barclays	1	Parkmerced	1,228,000,000	4.99564741856677	1,775,000,000	0.78	84.1%	3.4%	11.1%	10.9%	4.06	4.00	91.9%	102,983,881	42,514,116	60,469,764	791,250	59,678,514
2	Both	Barclays	1	525 Market Street	212,000,000	2.94950	682,000,000	2.96	53.7%	9.0%	13.1%	12.8%	4.38	4.29	95.0%	79,720,547	18,212,365	61,508,183	1,220,321	60,287,862
3	Both	SGFC	1	The Cove at Tiburon	97,700,000	3.75000	210,000,000	1.43	76.6%	5.5%	10.3%	10.2%	2.70	2.68	95.8%	16,950,354	5,435,751	11,514,604	70,750	11,443,854
4	Loan	KeyBank	12	Inland Self Storage Michigan Portfolio	NAP	NAP	66,625,000	1.52	64.9%	8.5%	8.5%	8.4%	1.55	1.52	86.2%	9,016,298	3,321,904	5,694,394	106,955	5,587,439
4.01	Property	KeyBank	1	Simply Self Storage - Lake Orion											85.7%	1,018,716	279,607	739,109	8,742	730,367
4.02	Property	KeyBank	1	Simply Self Storage - Okemos											89.0%	1,123,381	402,907	720,474	14,036	706,438
4.03	Property	KeyBank	1	Simply Self Storage - Grand Rapids											87.8%	923,541	293,222	630,319	7,167	623,152
4.04	Property	KeyBank	1	Simply Self Storage - Jackson											82.2%	1,054,545	410,541	644,004	15,736	628,268
4.05	Property	KeyBank	1	Simply Self Storage - Novi											87.6%	840,049	257,290	582,759	14,806	567,954
4.06	Property	KeyBank	1	Simply Self Storage - Westland											83.5%	740,882	269,576	471,305	6,497	464,808
4.07	Property	KeyBank	1	Simply Self Storage - Chesterfield											88.1%	723,787	230,613	493,174	6,424	486,750
4.08	Property	KeyBank	1	Simply Self Storage - Wyoming											84.9%	638,917	268,066	370,850	7,715	363,136
4.09	Property	KeyBank	1	Simply Self Storage - State Street											91.3%	613,003	283,907	329,096	9,274	319,822
4.10	Property	KeyBank	1	Simply Self Storage - Ypsilanti											86.6%	553,645	234,712	318,933	4,869	314,064
4.11	Property	KeyBank	1	Simply Self Storage - Kalamazoo											79.8%	457,013	210,734	246,279	4,245	242,034
4.12	Property	KeyBank	1	Simply Self Storage - Lansing West											87.0%	328,820	180,729	148,090	7,444	140,647
5	Loan	KeyBank	16	Weston South Carolina Industrial Portfolio	18,101,529	10.00000	87,092,869	1.17	79.0%	9.0%	11.3%	9.7%	2.02	1.73	88.4%	11,140,883	3,344,348	7,796,535	1,119,445	6,677,089
5.01	Property	KeyBank	1	375 Metropolitan Drive											95.0%	1,651,108	507,543	1,143,565	113,546	1,030,019
5.02	Property	KeyBank	1	10700 Farrow Road											95.0%	1,364,580	408,150	956,430	125,052	831,378
5.03	Property	KeyBank	1	2500 Saint Matthews Road											95.0%	1,127,607	255,990	871,617	135,249	736,368
5.04	Property	KeyBank	1	625 South Old Piedmont Highway											49.4%	781,560	268,915	512,645	168,313	344,333
5.05	Property	KeyBank	1	1020 Idlewild Boulevard											95.0%	967,675	287,562	680,113	78,913	601,200
5.06	Property	KeyBank	1	1235 Commerce Drive											95.0%	778,973	244,858	534,115	70,230	463,884
5.07	Property	KeyBank	1	220 Commerce Road											95.0%	674,979	158,158	516,822	70,721	446,100
5.08	Property	KeyBank	1	1001-1005 Technology Drive											95.0%	593,810	163,741	430,069	48,416	381,653
5.09	Property	KeyBank	1	209 Flintlake Road											95.0%	595,897	210,434	385,462	53,359	332,103
5.10	Property	KeyBank	1	2050 American Italian Way											95.0%	486,506	125,276	361,229	52,703	308,526
5.11	Property	KeyBank	1	546 L & C Distribution Parkway											95.0%	505,169	145,376	359,793	49,214	310,579
5.12	Property	KeyBank	1	1255 Commerce Drive											95.0%	521,778	181,818	339,960	39,213	300,747
5.13	Property	KeyBank	1	3430 Platt Springs Road											69.6%	317,353	122,126	195,227	42,131	153,096
5.14	Property	KeyBank	1	3260 Southport Road											95.0%	298,998	84,511	214,487	36,285	178,202
5.15	Property	KeyBank	1	251 Corporate Park Boulevard											95.0%	240,616	81,878	158,738	18,047	140,690
5.16	Property	KeyBank	1	1025 Technology Drive											95.0%	234,276	98,012	136,264	18,052	118,212
6	Loan	SGFC	27	ExchangeRight Net Leased Portfolio 32	NAP	NAP	64,270,000	2.53	62.0%	9.2%	9.2%	8.9%	2.64	2.53	95.0%	6,540,963	601,689	5,939,274	241,205	5,698,069
6.01	Property	SGFC	1	Hobby Lobby - Onalaska, WI											95.0%	540,288	105,540	434,748	56,710	378,037
6.02	Property	SGFC	1	BioLife Plasma Services L.P. - Phoenix, AZ											95.0%	438,768	13,544	425,224	0	425,224
6.03	Property	SGFC	1	Hobby Lobby - Olathe, KS											95.0%	412,775	12,383	400,392	44,475	355,917
6.04	Property	SGFC	1	CVS Pharmacy - Atlanta, GA											95.0%	453,578	105,905	347,672	7,773	339,899
6.05	Property	SGFC	1	Walgreens - Midland, MI											95.0%	345,135	10,354	334,781	0	334,781
6.06	Property	SGFC	1	Walgreens - Racine, WI											95.0%	326,800	9,804	316,996	10,584	306,412
6.07	Property	SGFC	1	Tractor Supply - Oakdale, PA											95.0%	287,375	9,132	278,243	15,662	262,581
6.08	Property	SGFC	1	Tractor Supply - Burleson, TX											95.0%	299,250	9,569	289,682	15,278	274,404
6.09	Property	SGFC	1	CVS Pharmacy - Marietta, GA											95.0%	286,824	8,605	278,219	0	278,219
6.10	Property	SGFC	1	Tractor Supply - Oak Ridge, NC											95.0%	281,626	8,449	273,178	15,174	258,004
6.11	Property	SGFC	1	Walgreens - Delafield, WI											95.0%	264,195	7,926	256,269	22,425	233,845
6.12	Property	SGFC	1	CVS Pharmacy - Channelview, TX											95.0%	243,808	9,990	233,818	0	233,818
6.13	Property	SGFC	1	Fresenius Medical Care - Greensburg, PA											95.0%	277,482	44,607	232,875	835	232,040
6.14	Property	SGFC	1	Tractor Supply - Beaver Falls, PA											95.0%	199,500	6,502	192,998	15,278	177,720
6.15	Property	SGFC	1	Fresenius Medical Care - Goldsboro, NC											95.0%	186,665	8,540	178,125	1,547	176,578
6.16	Property	SGFC	1	CVS Pharmacy - Eagan, MN											95.0%	187,047	5,611	181,436	7,616	173,820
6.17	Property	SGFC	1	CVS Pharmacy - Vestavia Hills, AL											95.0%	184,530	5,536	178,995	7,616	171,379
6.18	Property	SGFC	1	CVS Pharmacy - Yeadon, PA											95.0%	160,152	13,386	146,766	8,100	138,666
6.19	Property	SGFC	1	CVS Pharmacy - South Lyon, MI											95.0%	181,328	5,440	175,888	7,616	168,272
6.20	Property	SGFC	1	Advance Auto Parts - Ocoee, FL											95.0%	164,744	40,291	124,453	4,517	119,936
6.21	Property	SGFC	1	Dollar General - Asheville, NC											95.0%	126,246	10,306	115,940	0	115,940
6.22	Property	SGFC	1	Dollar General - Midland (Front), TX											95.0%	136,419	28,304	108,115	0	108,115
6.23	Property	SGFC	1	Dollar General - Port Huron, MI											95.0%	119,165	29,186	89,979	0	89,979
6.24	Property	SGFC	1	Dollar General - Goshen, IN											95.0%	124,886	35,254	89,632	0	89,632
6.25	Property	SGFC	1	Dollar General - Midland (349 Hwy), TX											95.0%	105,216	19,238	85,978	0	85,978
6.26	Property	SGFC	1	Dollar General - Jackson, MI											95.0%	110,288	26,282	84,007	0	84,007
6.27	Property	SGFC	1	Dollar General - Mishawaka, IN											95.0%	96,872	12,006	84,866	0	84,866
7	Loan	KeyBank	7	SSTIV Self Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	10.7%	10.5%	2.96	2.92	85.3%	6,781,746	2,457,578	4,324,167	64,538	4,259,629
7.01	Property	KeyBank	1	SmartStop - Plant City											82.6%	1,487,478	563,470	924,008	10,958	913,051
7.02	Property	KeyBank	1	SmartStop - North Las Vegas											90.0%	1,008,729	265,237	743,492	6,643	736,849
7.03	Property	KeyBank	1	SmartStop - Puyallup											85.5%	1,154,777	436,663	718,114	10,213	707,901
7.04	Property	KeyBank	1	SmartStop - Las Vegas											86.4%	862,147	279,456	582,691	5,547	577,144
7.05	Property	KeyBank	1	SmartStop - Texas City											85.8%	830,616	292,708	537,908	6,617	531,291
7.06	Property	KeyBank	1	SmartStop - Jensen Beach											86.0%	730,439	295,914	434,525	19,042	415,483
7.07	Property	KeyBank	1	SmartStop - Riverside											81.9%	707,560	324,130	383,430	5,520	377,910
8	Loan	KeyBank	27	Acuity Portfolio	159,000,000	3.48000	324,000,000	1.73	64.9%	6.2%	12.2%	12.0%	3.45	3.39	95.5%	35,058,130	14,953,792	20,104,338	349,575	19,754,762
8.01	Property	KeyBank	1	201 West 92nd Street											96.3%	2,985,838	1,442,724	1,543,115	22,207	1,520,908
8.02	Property	KeyBank	1	200 West 93rd Street											91.9%	2,889,617	1,355,802	1,533,815	22,581	1,511,234
8.03	Property	KeyBank	1	780 Riverside Drive											97.6%	2,495,670	872,984	1,622,686	23,000	1,599,686
8.04	Property	KeyBank	1	331, 333, & 337 West 43rd Street											96.2%	2,379,907	1,021,116	1,358,791	18,750	1,340,041
8.05	Property	KeyBank	1	3489 Broadway											86.9%	1,933,084	882,227	1,050,857	28,119	1,022,738
8.06	Property	KeyBank	1	884 West End Avenue											98.1%	1,995,711	831,639	1,164,072	16,532	1,147,540
8.07	Property	KeyBank	1	529-537 East 81st Street											98.8%	2,313,524	1,108,944	1,204,580	25,000	1,179,580
8.08	Property	KeyBank	1	730 Riverside Drive											95.9%	1,757,643	769,344	988,299	17,367	970,932
8.09	Property	KeyBank	1	1843 1st Avenue											96.4%	1,560,910	705,220	855,690	15,825	839,865
8.10	Property	KeyBank	1	432 East 88th Street											96.0%	1,314,860	588,610	726,250	11,250	715,000
8.11	Property	KeyBank	1	440 Audubon Avenue											98.4%	1,356,014	423,824	932,189	20,000	912,189
8.12	Property	KeyBank	1	66-70 West 109th Street											96.4%	1,327,928	577,865	750,063	12,000	738,063

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Additional Debt Current Balance ($)	Additional Debt Interest Rate %	Total Debt Current Balance ($)	Total Debt UW NCF DSCR (x)	Total Debt Current LTV (%)	Total Debt UW NOI Debt Yield (%)	Current U/W NOI Debt Yield (%)	Current U/W NCF Debt Yield (%)	U/W NOI DSCR (x)(14)	U/W NCF DSCR (x)(14)	U/W Economic Occupancy (%)	U/W Revenues ($)(15)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Capital Items ($)(16)	U/W Net Cash Flow ($)
8.13	Property	KeyBank	1	470 West 23rd Street											95.7%	1,145,929	470,752	675,176	7,777	667,399
8.14	Property	KeyBank	1	136 & 144 West 111th Street											96.7%	986,111	398,923	587,189	9,559	577,630
8.15	Property	KeyBank	1	140 & 148 West 111th Street											96.8%	896,656	274,162	622,494	8,031	614,463
8.16	Property	KeyBank	1	237 1st Avenue											95.0%	1,000,218	361,254	638,964	13,522	625,442
8.17	Property	KeyBank	1	589 Riverside Drive											97.1%	944,478	421,304	523,174	10,000	513,174
8.18	Property	KeyBank	1	132-134 West 109th Street											97.1%	968,718	456,850	511,868	10,000	501,868
8.19	Property	KeyBank	1	480 Humboldt Street											98.7%	979,868	450,954	528,914	8,497	520,416
8.20	Property	KeyBank	1	2 West 125th Street											81.3%	764,386	337,036	427,350	14,124	413,226
8.21	Property	KeyBank	1	61 West 106th Street											96.9%	613,334	225,636	387,697	6,052	381,646
8.22	Property	KeyBank	1	1741 1st Avenue											95.9%	631,272	261,140	370,132	6,125	364,007
8.23	Property	KeyBank	1	2090-2092 Amsterdam Avenue											97.0%	605,848	304,182	301,666	9,795	291,871
8.24	Property	KeyBank	1	2330 7th Avenue											95.9%	303,976	83,092	220,884	3,463	217,421
8.25	Property	KeyBank	1	132 Sherman Avenue											99.0%	417,628	160,690	256,938	5,500	251,438
8.26	Property	KeyBank	1	245 Flatbush Avenue											95.4%	251,000	56,352	194,648	1,865	192,784
8.27	Property	KeyBank	1	240 East 85th Street											96.3%	238,003	111,166	126,837	2,636	124,201
9	Both	Barclays	1	F5 Tower	161,100,000	4.43666274363749	346,100,000	1.63	73.6%	6.9%	13.0%	12.5%	3.46	3.33	95.2%	32,787,852	8,792,416	23,995,436	876,381	23,119,056
10	Both	SGFC	1	The Arbors	NAP	NAP	NAP	NAP	NAP	NAP	9.2%	8.4%	1.67	1.52	85.5%	4,709,077	1,397,314	3,311,762	296,419	3,015,343
11	Both	Natixis	1	Santa Monica Physician's Center	NAP	NAP	NAP	NAP	NAP	NAP	8.3%	8.0%	2.60	2.52	95.5%	2,781,609	813,128	1,968,481	63,344	1,905,138
12	Both	Natixis	1	725 Fourth Avenue	NAP	NAP	NAP	NAP	NAP	NAP	7.3%	7.1%	1.30	1.27	93.9%	3,188,170	1,509,639	1,678,531	34,875	1,643,656
13	Both	Barclays	1	650 Madison Avenue	213,200,000	3.48600	800,000,000	2.01	66.1%	7.3%	10.0%	9.7%	2.82	2.74	96.3%	87,327,989	28,901,495	58,426,495	1,650,104	56,776,391
14	Both	Barclays	1	One Stockton	NAP	NAP	66,000,000	1.79	59.5%	7.6%	7.6%	7.3%	1.85	1.79	95.0%	6,109,060	1,114,258	4,994,801	148,981	4,845,821
15	Both	RREF	1	Vernon Tower	NAP	NAP	43,250,000	1.78	61.7%	7.4%	7.4%	7.3%	1.79	1.78	93.5%	3,827,249	624,852	3,202,397	31,580	3,170,817
16	Both	Barclays	1	One Bel Air	NAP	NAP	NAP	NAP	NAP	NAP	6.6%	6.6%	1.73	1.73	95.0%	1,418,168	319,739	1,098,428	2,710	1,095,718
17	Both	SGFC	1	Meridian One Colorado	NAP	NAP	NAP	NAP	NAP	NAP	12.0%	10.7%	2.11	1.89	93.0%	3,412,022	1,449,191	1,962,830	203,603	1,759,227
18	Loan	KeyBank	7	Time Out MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	9.0%	8.8%	1.58	1.56	83.2%	2,006,006	591,096	1,414,910	20,000	1,394,910
18.01	Property	KeyBank	1	Laiken Estates											87.1%	594,679	146,094	448,585	5,400	443,185
18.02	Property	KeyBank	1	Alamac Village											84.6%	408,999	102,871	306,128	4,250	301,878
18.03	Property	KeyBank	1	Pine Run											78.4%	279,391	101,711	177,680	2,950	174,730
18.04	Property	KeyBank	1	Taylor Park											79.2%	250,565	69,125	181,440	2,600	178,840
18.05	Property	KeyBank	1	Wysteria Estates											81.5%	206,762	84,982	121,780	2,150	119,630
18.06	Property	KeyBank	1	Abbott Park											82.0%	155,587	41,598	113,989	1,600	112,389
18.07	Property	KeyBank	1	West Estates											83.8%	110,023	44,715	65,308	1,050	64,258
19	Loan	SGFC	4	Bronx Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	8.1%	7.9%	2.00	1.95	89.8%	1,869,284	725,036	1,144,248	27,750	1,116,498
19.01	Property	SGFC	1	505 East 184th Street											95.7%	577,515	198,473	379,042	7,750	371,292
19.02	Property	SGFC	1	2334 Washington Avenue											95.7%	556,135	217,583	338,552	8,250	330,302
19.03	Property	SGFC	1	2607 Jerome Avenue											71.9%	341,541	170,064	171,477	6,750	164,727
19.04	Property	SGFC	1	2268 Washington Avenue											93.5%	394,093	138,916	255,177	5,000	250,177
20	Both	RREF	1	1st & Pine	NAP	NAP	NAP	NAP	NAP	NAP	7.8%	7.6%	1.85	1.82	94.9%	1,486,801	400,561	1,086,241	21,326	1,064,915
21	Both	RREF	1	West Side Plaza	NAP	NAP	NAP	NAP	NAP	NAP	11.0%	9.6%	1.88	1.64	95.0%	1,956,475	551,163	1,405,311	179,236	1,226,076
22	Loan	KeyBank	6	Skyline MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	9.4%	9.2%	2.26	2.22	78.5%	2,159,975	1,061,854	1,098,122	23,050	1,075,072
22.01	Property	KeyBank	1	Desert Shores Estates MHC											73.0%	591,315	336,312	255,003	5,900	249,103
22.02	Property	KeyBank	1	Noblesse Oblige Estates											84.0%	461,803	223,607	238,196	4,500	233,696
22.03	Property	KeyBank	1	Desert Haven MHC											82.0%	302,743	125,092	177,650	3,350	174,300
22.04	Property	KeyBank	1	Oak Meadows MHC											80.0%	336,931	152,279	184,652	4,350	180,302
22.05	Property	KeyBank	1	Sun City MHC											75.0%	220,714	99,339	121,375	2,600	118,775
22.06	Property	KeyBank	1	Carla Ridge Estates											78.0%	246,470	125,225	121,246	2,350	118,896
23	Both	RREF	1	GDR Manassas	NAP	NAP	NAP	NAP	NAP	NAP	12.9%	11.3%	2.07	1.82	81.0%	2,029,653	715,017	1,314,636	160,644	1,153,992
24	Loan	RREF	4	DFW Retail Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	10.4%	10.1%	1.77	1.72	95.0%	1,548,641	512,843	1,035,799	33,863	1,001,936
24.01	Property	RREF	1	Keller Marketplace											95.0%	521,514	161,936	359,578	11,117	348,461
24.02	Property	RREF	1	Grand Central Crossing											95.0%	349,836	119,132	230,704	6,800	223,903
24.03	Property	RREF	1	Summer Creek Plaza											95.0%	333,621	116,536	217,085	7,835	209,251
24.04	Property	RREF	1	Kelly Plaza											95.0%	343,671	115,239	228,432	8,111	220,321
25	Both	Natixis	1	Simply Space Self Storage Merced	NAP	NAP	NAP	NAP	NAP	NAP	9.9%	9.7%	2.71	2.66	95.0%	1,305,767	342,765	963,003	19,363	943,640
26	Both	KeyBank	1	Kemper Pointe	NAP	NAP	NAP	NAP	NAP	NAP	11.7%	10.1%	2.11	1.84	88.3%	1,991,313	1,000,230	991,082	128,419	862,664
27	Both	KeyBank	1	Extra Space Storage Phoenix	NAP	NAP	NAP	NAP	NAP	NAP	9.2%	9.1%	2.40	2.36	87.9%	1,059,975	359,699	700,277	12,443	687,834
28	Both	KeyBank	1	40 & 50 Beaver Street	NAP	NAP	NAP	NAP	NAP	NAP	10.3%	8.4%	1.81	1.47	88.0%	1,400,614	647,523	753,091	141,729	611,362
29	Both	Barclays	1	The Storage Depot	NAP	NAP	NAP	NAP	NAP	NAP	9.7%	9.6%	1.60	1.58	95.0%	943,439	291,914	651,525	9,213	642,312
30	Loan	RREF	2	Silver Creek Apartments Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	10.8%	10.4%	1.86	1.78	95.0%	1,000,567	312,143	688,424	30,000	658,424
30.01	Property	RREF	1	Silver Creek Apartments											95.0%	571,297	173,128	398,168	17,000	381,168
30.02	Property	RREF	1	Cardinal Creek Apartments											95.0%	429,270	139,015	290,256	13,000	277,256
31	Both	RREF	1	Twelve Oaks RV Resort	NAP	NAP	NAP	NAP	NAP	NAP	10.3%	10.1%	1.78	1.75	88.4%	1,228,374	665,675	562,699	11,200	551,499
32	Loan	KeyBank	3	Cape Coral and Dunedin	NAP	NAP	NAP	NAP	NAP	NAP	9.4%	8.7%	1.60	1.47	92.6%	800,821	290,827	509,994	42,390	467,603
32.01	Property	KeyBank	1	Fresenius Kidney Care Dunedin											92.4%	359,304	138,616	220,687	19,836	200,852
32.02	Property	KeyBank	1	625 Del Prado Boulevard											92.8%	231,520	78,795	152,725	9,859	142,865
32.03	Property	KeyBank	1	665 Del Prado Boulevard											92.8%	209,996	73,415	136,582	12,695	123,886
33	Both	RREF	1	Advantage Self-Storage	NAP	NAP	NAP	NAP	NAP	NAP	9.4%	9.1%	1.57	1.52	82.8%	595,004	161,740	433,264	12,612	420,653
34	Both	KeyBank	1	StorQuest Self Storage - Honolulu	NAP	NAP	NAP	NAP	NAP	NAP	8.6%	8.5%	2.35	2.32	80.2%	698,085	305,802	392,283	5,143	387,140
35	Both	KeyBank	1	Cool Creek Village	NAP	NAP	NAP	NAP	NAP	NAP	12.1%	10.7%	3.28	2.89	92.5%	950,954	415,302	535,651	64,742	470,909
36	Both	KeyBank	1	Hogan Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	9.1%	9.0%	1.59	1.57	90.8%	686,441	287,606	398,834	4,394	394,440
37	Both	KeyBank	1	Laborers Union Building	NAP	NAP	NAP	NAP	NAP	NAP	10.9%	9.7%	1.86	1.66	87.3%	636,830	174,731	462,099	51,328	410,771
38	Both	KeyBank	1	7-Eleven - 351 Bowery	NAP	NAP	NAP	NAP	NAP	NAP	8.3%	8.2%	2.01	2.01	96.3%	430,614	108,597	322,017	432	321,584
39	Both	KeyBank	1	StorQuest Self Storage - Apache	NAP	NAP	NAP	NAP	NAP	NAP	9.2%	9.1%	2.67	2.63	83.4%	552,728	213,556	339,172	5,343	333,828
40	Both	RREF	1	Ranch at Cooper River Apartments	NAP	NAP	NAP	NAP	NAP	NAP	10.7%	10.2%	1.82	1.74	91.3%	663,818	302,949	360,869	16,000	344,869
41	Both	KeyBank	1	StorQuest Self Storage - Tucson	NAP	NAP	NAP	NAP	NAP	NAP	9.3%	9.0%	2.69	2.60	78.3%	559,082	265,001	294,081	9,305	284,776
42	Both	KeyBank	1	Combs Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	8.7%	8.4%	1.53	1.48	78.9%	475,930	207,254	268,676	8,736	259,940
43	Both	KeyBank	1	Brookside MHC	NAP	NAP	NAP	NAP	NAP	NAP	9.0%	8.7%	1.36	1.31	74.6%	543,168	279,270	263,898	10,179	253,719
44	Both	KeyBank	1	StorQuest Self Storage - Phoenix	NAP	NAP	NAP	NAP	NAP	NAP	9.1%	8.6%	2.63	2.50	82.5%	450,747	187,427	263,320	12,731	250,589
45	Both	KeyBank	1	Hermann Oaks MHC	NAP	NAP	NAP	NAP	NAP	NAP	10.0%	9.8%	1.80	1.77	94.9%	407,327	179,104	228,223	3,900	224,323
46	Both	KeyBank	1	Katy Village MHC	NAP	NAP	NAP	NAP	NAP	NAP	9.8%	9.7%	1.76	1.74	95.0%	243,071	46,269	196,802	2,800	194,002
47	Both	RREF	1	Sharidon MHP	NAP	NAP	NAP	NAP	NAP	NAP	14.6%	14.4%	2.35	2.31	94.0%	305,519	101,673	203,847	3,650	200,197
48	Both	RREF	1	Dollar General-Becker, MN	NAP	NAP	NAP	NAP	NAP	NAP	8.7%	8.6%	1.80	1.77	95.0%	82,856	2,486	80,370	1,350	79,020
49	Both	RREF	1	Dollar General-Kincheloe, MI	NAP	NAP	NAP	NAP	NAP	NAP	9.0%	8.9%	1.88	1.84	95.0%	81,511	2,445	79,065	1,354	77,711

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					HISTORICAL FINANCIALS(17)
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	As of	2019 Revenues ($)	2019 Expenses ($)	2019 NOI ($)	2018 Revenues ($)	2018 Expenses ($)	2018 NOI ($)	2017 Revenues ($)	2017 Expenses ($)	2017 NOI ($)	Title Type(18)	Ground Lease Expiration	Ground Lease Extension Terms	Ground Lease Annual Payment	PML %
1	Both	Barclays	1	Parkmerced	99,501,311	43,742,948	55,758,363	TTM 08/31/2019				95,282,237	41,596,712	53,685,525	90,052,338	40,409,981	49,642,357	Fee				18%
2	Both	Barclays	1	525 Market Street	57,053,048	15,205,637	41,847,411	TTM 11/30/2019				57,838,260	14,626,201	43,212,060	40,286,941	13,897,618	26,389,323	Fee				17%
3	Both	SGFC	1	The Cove at Tiburon	16,984,972	5,240,870	11,744,102	TTM 04/30/2020	16,471,209	5,050,342	11,420,867	14,999,830	4,931,583	10,068,247	13,613,899	4,637,633	8,976,265	Fee				14%
4	Loan	KeyBank	12	Inland Self Storage Michigan Portfolio	8,988,159	3,251,580	5,736,579	T11 Annualized 03/31/2020	9,115,698	3,223,614	5,892,084	8,867,555	3,067,638	5,799,917	8,580,944	2,911,103	5,669,841	Fee
4.01	Property	KeyBank	1	Simply Self Storage - Lake Orion	1,016,734	288,020	728,714	T11 Annualized 03/31/2020	1,020,100	293,761	726,339	994,947	275,788	719,159	950,804	261,518	689,286	Fee
4.02	Property	KeyBank	1	Simply Self Storage - Okemos	1,121,402	341,957	779,445	T11 Annualized 03/31/2020	1,145,044	352,079	792,964	1,109,778	318,623	791,154	1,070,792	313,196	757,596	Fee
4.03	Property	KeyBank	1	Simply Self Storage - Grand Rapids	915,668	290,098	625,570	T11 Annualized 03/31/2020	938,254	294,054	644,200	950,226	279,938	670,288	938,758	265,725	673,033	Fee
4.04	Property	KeyBank	1	Simply Self Storage - Jackson	1,050,903	378,561	672,342	T11 Annualized 03/31/2020	1,077,021	347,185	729,837	1,024,718	366,196	658,522	958,494	335,653	622,842	Fee
4.05	Property	KeyBank	1	Simply Self Storage - Novi	834,407	266,178	568,229	T11 Annualized 03/31/2020	860,417	280,781	579,636	833,898	265,746	568,152	834,008	262,428	571,580	Fee
4.06	Property	KeyBank	1	Simply Self Storage - Westland	739,343	268,312	471,031	T11 Annualized 03/31/2020	756,431	272,033	484,398	722,141	250,512	471,629	693,180	248,644	444,536	Fee
4.07	Property	KeyBank	1	Simply Self Storage - Chesterfield	717,299	240,462	476,837	T11 Annualized 03/31/2020	732,310	249,107	483,204	719,336	231,715	487,621	697,133	217,039	480,094	Fee
4.08	Property	KeyBank	1	Simply Self Storage - Wyoming	649,435	244,783	404,653	T11 Annualized 03/31/2020	610,843	220,554	390,289	630,023	224,971	405,051	646,181	225,155	421,026	Fee
4.09	Property	KeyBank	1	Simply Self Storage - State Street	611,417	281,068	330,349	T11 Annualized 03/31/2020	621,438	276,983	344,455	581,062	270,577	310,485	514,519	233,061	281,458	Fee
4.10	Property	KeyBank	1	Simply Self Storage - Ypsilanti	550,868	237,894	312,974	T11 Annualized 03/31/2020	555,642	243,273	312,368	528,634	217,010	311,623	501,466	205,174	296,292	Fee
4.11	Property	KeyBank	1	Simply Self Storage - Kalamazoo	454,048	226,553	227,495	T11 Annualized 03/31/2020	463,148	211,166	251,983	430,751	195,102	235,649	431,915	179,953	251,962	Fee
4.12	Property	KeyBank	1	Simply Self Storage - Lansing West	326,635	187,695	138,939	T11 Annualized 03/31/2020	335,050	182,639	152,411	342,041	171,459	170,582	343,693	163,556	180,137	Fee
5	Loan	KeyBank	16	Weston South Carolina Industrial Portfolio	10,085,784	2,387,875	7,697,909	Various	9,747,039	2,437,304	7,309,735	7,856,371	2,244,846	5,611,525				Fee
5.01	Property	KeyBank	1	375 Metropolitan Drive	1,363,375	322,973	1,040,402	TTM 03/31/2020	1,051,037	350,142	700,895	973,962	330,868	643,093				Fee
5.02	Property	KeyBank	1	10700 Farrow Road	1,176,614	234,391	942,223	TTM 03/31/2020	1,176,614	234,518	942,096	526,762	295,423	231,338				Fee
5.03	Property	KeyBank	1	2500 Saint Matthews Road	1,136,542	231,734	904,809	TTM 03/31/2020	1,138,622	233,075	905,547	1,132,162	247,901	884,262				Fee
5.04	Property	KeyBank	1	625 South Old Piedmont Highway	604,427	263,796	340,630	TTM 03/31/2020	604,429	263,798	340,631	403,964	218,539	185,425				Fee
5.05	Property	KeyBank	1	1020 Idlewild Boulevard	863,702	174,803	688,899	TTM 03/31/2020	857,633	173,985	683,648	811,010	159,127	651,883				Fee
5.06	Property	KeyBank	1	1235 Commerce Drive	705,905	134,109	571,797	TTM 03/31/2020	702,855	129,907	572,948	641,631	134,273	507,358				Fee
5.07	Property	KeyBank	1	220 Commerce Road	638,458	89,507	548,951	TTM 03/31/2020	633,759	88,217	545,542	627,794	86,169	541,625				Fee
5.08	Property	KeyBank	1	1001-1005 Technology Drive	552,962	113,611	439,351	TTM 03/31/2020	553,766	115,821	437,945	583,512	109,462	474,049				Fee
5.09	Property	KeyBank	1	209 Flintlake Road	551,408	151,684	399,724	TTM 03/31/2020	551,409	151,689	399,720	75,161	142,815	(67,654)				Fee
5.10	Property	KeyBank	1	2050 American Italian Way	485,340	125,757	359,583	TTM 03/31/2020	469,578	122,873	346,704	457,507	108,567	348,939				Fee
5.11	Property	KeyBank	1	546 L & C Distribution Parkway	478,111	106,857	371,254	TTM 03/31/2020	470,096	106,604	363,492	456,072	104,329	351,743				Fee
5.12	Property	KeyBank	1	1255 Commerce Drive	517,291	121,053	396,238	TTM 03/31/2020	510,959	122,883	388,076	477,279	80,497	396,782				Fee
5.13	Property	KeyBank	1	3430 Platt Springs Road	257,307	115,290	142,017	TTM 03/31/2020	281,763	128,307	153,456	260,813	111,066	149,747				Fee
5.14	Property	KeyBank	1	3260 Southport Road	291,600	69,903	221,697	T5 Annualized 03/31/2020	289,252	83,404	205,848							Fee
5.15	Property	KeyBank	1	251 Corporate Park Boulevard	241,453	57,938	183,515	TTM 03/31/2020	237,813	58,065	179,748	222,980	45,447	177,533				Fee
5.16	Property	KeyBank	1	1025 Technology Drive	221,289	74,469	146,820	TTM 03/31/2020	217,452	74,015	143,436	205,763	70,362	135,401				Fee
6	Loan	SGFC	27	ExchangeRight Net Leased Portfolio 32	NAV	NAV	NAV	NAV										Fee
6.01	Property	SGFC	1	Hobby Lobby - Onalaska, WI	NAV	NAV	NAV	NAV										Fee
6.02	Property	SGFC	1	BioLife Plasma Services L.P. - Phoenix, AZ	NAV	NAV	NAV	NAV										Fee
6.03	Property	SGFC	1	Hobby Lobby - Olathe, KS	NAV	NAV	NAV	NAV										Fee
6.04	Property	SGFC	1	CVS Pharmacy - Atlanta, GA	NAV	NAV	NAV	NAV										Fee
6.05	Property	SGFC	1	Walgreens - Midland, MI	NAV	NAV	NAV	NAV										Fee
6.06	Property	SGFC	1	Walgreens - Racine, WI	NAV	NAV	NAV	NAV										Fee
6.07	Property	SGFC	1	Tractor Supply - Oakdale, PA	NAV	NAV	NAV	NAV										Fee
6.08	Property	SGFC	1	Tractor Supply - Burleson, TX	NAV	NAV	NAV	NAV										Fee
6.09	Property	SGFC	1	CVS Pharmacy - Marietta, GA	NAV	NAV	NAV	NAV										Fee
6.10	Property	SGFC	1	Tractor Supply - Oak Ridge, NC	NAV	NAV	NAV	NAV										Fee
6.11	Property	SGFC	1	Walgreens - Delafield, WI	NAV	NAV	NAV	NAV										Fee
6.12	Property	SGFC	1	CVS Pharmacy - Channelview, TX	NAV	NAV	NAV	NAV										Fee
6.13	Property	SGFC	1	Fresenius Medical Care - Greensburg, PA	NAV	NAV	NAV	NAV										Fee
6.14	Property	SGFC	1	Tractor Supply - Beaver Falls, PA	NAV	NAV	NAV	NAV										Fee
6.15	Property	SGFC	1	Fresenius Medical Care - Goldsboro, NC	NAV	NAV	NAV	NAV										Fee
6.16	Property	SGFC	1	CVS Pharmacy - Eagan, MN	NAV	NAV	NAV	NAV										Fee
6.17	Property	SGFC	1	CVS Pharmacy - Vestavia Hills, AL	NAV	NAV	NAV	NAV										Fee
6.18	Property	SGFC	1	CVS Pharmacy - Yeadon, PA	NAV	NAV	NAV	NAV										Fee
6.19	Property	SGFC	1	CVS Pharmacy - South Lyon, MI	NAV	NAV	NAV	NAV										Fee
6.20	Property	SGFC	1	Advance Auto Parts - Ocoee, FL	NAV	NAV	NAV	NAV										Fee
6.21	Property	SGFC	1	Dollar General - Asheville, NC	NAV	NAV	NAV	NAV										Fee
6.22	Property	SGFC	1	Dollar General - Midland (Front), TX	NAV	NAV	NAV	NAV										Fee
6.23	Property	SGFC	1	Dollar General - Port Huron, MI	NAV	NAV	NAV	NAV										Fee
6.24	Property	SGFC	1	Dollar General - Goshen, IN	NAV	NAV	NAV	NAV										Fee
6.25	Property	SGFC	1	Dollar General - Midland (349 Hwy), TX	NAV	NAV	NAV	NAV										Fee
6.26	Property	SGFC	1	Dollar General - Jackson, MI	NAV	NAV	NAV	NAV										Fee
6.27	Property	SGFC	1	Dollar General - Mishawaka, IN	NAV	NAV	NAV	NAV										Fee
7	Loan	KeyBank	7	SSTIV Self Storage Portfolio	6,785,202	2,446,990	4,338,212	TTM 03/31/2020	6,641,915	2,377,907	4,264,008							Fee
7.01	Property	KeyBank	1	SmartStop - Plant City	1,487,393	575,913	911,480	TTM 03/31/2020	1,388,132	526,712	861,420							Fee
7.02	Property	KeyBank	1	SmartStop - North Las Vegas	1,012,270	263,180	749,090	TTM 03/31/2020	1,008,949	259,315	749,634							Fee
7.03	Property	KeyBank	1	SmartStop - Puyallup	1,154,777	431,462	723,315	TTM 03/31/2020	1,150,817	429,539	721,278							Fee				9%
7.04	Property	KeyBank	1	SmartStop - Las Vegas	862,147	278,806	583,341	TTM 03/31/2020	837,392	270,782	566,610							Fee
7.05	Property	KeyBank	1	SmartStop - Texas City	830,616	290,590	540,026	TTM 03/31/2020	837,512	296,317	541,195							Fee
7.06	Property	KeyBank	1	SmartStop - Jensen Beach	730,439	295,069	435,370	TTM 03/31/2020	723,940	288,523	435,417							Fee
7.07	Property	KeyBank	1	SmartStop - Riverside	707,560	311,970	395,590	TTM 03/31/2020	695,173	306,719	388,454							Fee				9%
8	Loan	KeyBank	27	Acuity Portfolio	33,842,664	13,615,415	20,227,250	TTM 08/31/2019				33,698,210	13,816,244	19,881,965	32,098,531	13,249,127	18,849,404	Fee
8.01	Property	KeyBank	1	201 West 92nd Street	2,991,515	1,307,147	1,684,368	TTM 08/31/2019				2,933,382	1,438,538	1,494,844	2,837,686	1,325,441	1,512,245	Fee
8.02	Property	KeyBank	1	200 West 93rd Street	2,683,922	1,196,681	1,487,241	TTM 08/31/2019				2,664,858	944,265	1,720,593	2,588,710	931,001	1,657,709	Fee
8.03	Property	KeyBank	1	780 Riverside Drive	2,316,633	834,813	1,481,820	TTM 08/31/2019				2,349,053	753,722	1,595,331	2,223,463	728,667	1,494,796	Fee
8.04	Property	KeyBank	1	331, 333, & 337 West 43rd Street	2,357,090	966,176	1,390,914	TTM 08/31/2019				2,377,006	961,268	1,415,739	2,253,546	913,287	1,340,258	Fee
8.05	Property	KeyBank	1	3489 Broadway	1,804,673	847,815	956,858	TTM 08/31/2019				1,783,949	604,510	1,179,439	1,505,751	633,223	872,528	Fee
8.06	Property	KeyBank	1	884 West End Avenue	1,843,143	811,989	1,031,154	TTM 08/31/2019				1,824,043	773,094	1,050,949	1,700,209	743,768	956,441	Fee
8.07	Property	KeyBank	1	529-537 East 81st Street	2,274,041	1,053,599	1,220,442	TTM 08/31/2019				2,183,550	1,043,995	1,139,555	2,207,795	965,557	1,242,238	Fee
8.08	Property	KeyBank	1	730 Riverside Drive	1,679,722	701,264	978,457	TTM 08/31/2019				1,562,753	823,558	739,195	1,628,836	869,811	759,024	Fee
8.09	Property	KeyBank	1	1843 1st Avenue	1,543,325	685,477	857,848	TTM 08/31/2019				1,443,126	736,337	706,790	1,318,158	737,228	580,930	Fee
8.10	Property	KeyBank	1	432 East 88th Street	1,330,513	562,115	768,398	TTM 08/31/2019				1,318,047	543,458	774,589	1,255,799	532,605	723,195	Fee
8.11	Property	KeyBank	1	440 Audubon Avenue	1,350,459	389,526	960,933	TTM 08/31/2019				1,245,994	394,854	851,140	1,165,633	438,202	727,431	Fee
8.12	Property	KeyBank	1	66-70 West 109th Street	1,281,675	543,528	738,147	TTM 08/31/2019				1,280,735	582,781	697,954	1,254,401	534,113	720,288	Fee

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					HISTORICAL FINANCIALS(17)
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	As of	2019 Revenues ($)	2019 Expenses ($)	2019 NOI ($)	2018 Revenues ($)	2018 Expenses ($)	2018 NOI ($)	2017 Revenues ($)	2017 Expenses ($)	2017 NOI ($)	Title Type(18)	Ground Lease Expiration	Ground Lease Extension Terms	Ground Lease Annual Payment	PML %
8.13	Property	KeyBank	1	470 West 23rd Street	1,132,691	424,913	707,778	TTM 08/31/2019				1,133,806	444,778	689,028	1,114,694	403,939	710,756	Fee
8.14	Property	KeyBank	1	136 & 144 West 111th Street	991,709	380,507	611,201	TTM 08/31/2019				976,280	382,235	594,045	952,761	310,341	642,420	Fee
8.15	Property	KeyBank	1	140 & 148 West 111th Street	827,585	249,139	578,446	TTM 08/31/2019				814,826	258,726	556,101	858,272	232,565	625,707	Fee
8.16	Property	KeyBank	1	237 1st Avenue	908,444	321,348	587,096	TTM 08/31/2019				1,265,453	370,970	894,483	1,022,879	347,693	675,186	Fee
8.17	Property	KeyBank	1	589 Riverside Drive	926,572	369,271	557,301	TTM 08/31/2019				892,446	392,451	499,995	811,852	380,695	431,157	Fee
8.18	Property	KeyBank	1	132-134 West 109th Street	980,624	298,788	681,836	TTM 08/31/2019				969,712	460,711	509,001	941,427	429,010	512,418	Fee
8.19	Property	KeyBank	1	480 Humboldt Street	943,033	229,944	713,089	TTM 08/31/2019				939,624	251,198	688,426	936,742	308,753	627,989	Fee
8.20	Property	KeyBank	1	2 West 125th Street	687,850	301,440	386,410	TTM 08/31/2019				791,017	323,961	467,056	792,400	289,790	502,610	Fee
8.21	Property	KeyBank	1	61 West 106th Street	582,854	200,963	381,890	TTM 08/31/2019				559,366	270,009	289,357	527,231	252,004	275,227	Fee
8.22	Property	KeyBank	1	1741 1st Avenue	621,034	240,119	380,915	TTM 08/31/2019				632,050	266,896	365,154	513,668	246,877	266,791	Fee
8.23	Property	KeyBank	1	2090-2092 Amsterdam Avenue	630,619	309,319	321,300	TTM 08/31/2019				620,223	323,953	296,271	557,787	290,065	267,722	Fee
8.24	Property	KeyBank	1	2330 7th Avenue	316,103	78,588	237,515	TTM 08/31/2019				304,314	85,746	218,568	290,794	75,587	215,207	Fee
8.25	Property	KeyBank	1	132 Sherman Avenue	356,001	149,412	206,589	TTM 08/31/2019				342,766	223,570	119,197	311,457	166,905	144,552	Fee
8.26	Property	KeyBank	1	245 Flatbush Avenue	276,557	57,996	218,561	TTM 08/31/2019				274,425	59,332	215,092	264,320	55,304	209,016	Fee
8.27	Property	KeyBank	1	240 East 85th Street	204,277	103,536	100,741	TTM 08/31/2019				215,404	101,329	114,075	262,259	106,696	155,562	Fee
9	Both	Barclays	1	F5 Tower	31,110,161	8,731,929	22,378,232	T1 Annualized 12/31/2019										Fee				9%
10	Both	SGFC	1	The Arbors	4,331,012	1,453,716	2,877,296	TTM 04/30/2020	4,137,998	1,318,820	2,819,178	3,434,699	1,271,634	2,163,065				Fee				15%
11	Both	Natixis	1	Santa Monica Physician's Center	2,317,489	878,792	1,438,697	TTM 3/31/2020	2,376,000	768,821	1,607,179	2,424,872	764,603	1,660,269	2,380,930	748,545	1,632,385	Fee				13%
12	Both	Natixis	1	725 Fourth Avenue	3,204,794	1,490,132	1,714,662	TTM 4/30/2020	3,303,922	1,450,513	1,853,409	3,199,713	1,401,448	1,798,265	3,141,426	1,333,246	1,808,180	Fee
13	Both	Barclays	1	650 Madison Avenue	78,288,218	27,326,681	50,961,537	TTM 09/30/2019				75,039,495	26,481,999	48,557,496	72,488,704	25,947,358	46,541,346	Fee
14	Both	Barclays	1	One Stockton	5,850,129	919,775	4,930,354	TTM 10/31/2019				5,806,891	895,766	4,911,125	5,734,859	863,806	4,871,053	Fee				12%
15	Both	RREF	1	Vernon Tower	1,744,367	503,232	1,241,135	TTM 10/31/2019										Fee
16	Both	Barclays	1	One Bel Air	NAV	NAV	NAV	NAV	508,849	238,863	269,986							Fee				11%
17	Both	SGFC	1	Meridian One Colorado	3,019,284	1,452,851	1,566,433	TTM 04/30/2020	3,112,239	1,468,610	1,643,629	3,019,211	1,343,850	1,675,361	2,773,599	1,281,457	1,492,142	Fee
18	Loan	KeyBank	7	Time Out MHC Portfolio	2,006,007	648,448	1,357,559	TTM 02/28/2020										Fee
18.01	Property	KeyBank	1	Laiken Estates	594,679	164,968	429,710	TTM 02/28/2020										Fee
18.02	Property	KeyBank	1	Alamac Village	408,999	115,710	293,289	TTM 02/28/2020										Fee
18.03	Property	KeyBank	1	Pine Run	279,391	108,618	170,774	TTM 02/28/2020										Fee
18.04	Property	KeyBank	1	Taylor Park	250,565	76,475	174,090	TTM 02/28/2020										Fee
18.05	Property	KeyBank	1	Wysteria Estates	206,763	92,403	114,360	TTM 02/28/2020										Fee
18.06	Property	KeyBank	1	Abbott Park	155,587	45,395	110,192	TTM 02/28/2020										Fee
18.07	Property	KeyBank	1	West Estates	110,023	44,878	65,145	TTM 02/28/2020										Fee
19	Loan	SGFC	4	Bronx Multifamily Portfolio	1,830,491	693,476	1,137,015	TTM 03/31/2020	1,797,488	687,200	1,110,288	1,797,451	724,946	1,072,505	1,563,709	631,436	932,273	Fee
19.01	Property	SGFC	1	505 East 184th Street	567,506	191,959	375,547	TTM 03/31/2020	579,040	191,198	387,842	462,336	195,448	266,888	436,980	178,130	258,850	Fee
19.02	Property	SGFC	1	2334 Washington Avenue	509,111	206,027	303,084	TTM 03/31/2020	450,494	202,550	247,944	525,957	220,093	305,864	457,570	199,094	258,476	Fee
19.03	Property	SGFC	1	2607 Jerome Avenue	349,748	161,058	188,691	TTM 03/31/2020	349,595	158,693	190,901	420,741	155,598	265,143	350,055	135,126	214,929	Fee
19.04	Property	SGFC	1	2268 Washington Avenue	404,126	134,431	269,694	TTM 03/31/2020	418,358	134,759	283,599	388,417	153,807	234,610	319,104	119,086	200,018	Fee
20	Both	RREF	1	1st & Pine	NAV	NAV	NAV	NAV	1,183,651	399,117	784,534	606,374	378,171	228,204				Fee				27%
21	Both	RREF	1	West Side Plaza	1,908,889	487,040	1,421,849	TTM 11/30/2019				1,761,850	470,575	1,291,275	1,769,836	485,723	1,284,113	Fee
22	Loan	KeyBank	6	Skyline MHC Portfolio	2,161,718	1,067,439	1,094,279	TTM 03/31/2020	2,093,199	978,357	1,114,842	1,910,137	937,536	972,601				Fee
22.01	Property	KeyBank	1	Desert Shores Estates MHC	591,194	318,123	273,070	TTM 03/31/2020	567,697	308,508	259,190	558,908	291,812	267,096				Fee
22.02	Property	KeyBank	1	Noblesse Oblige Estates	464,051	252,050	212,001	TTM 03/31/2020	447,709	234,791	212,918	427,215	219,061	208,154				Fee
22.03	Property	KeyBank	1	Desert Haven MHC	302,968	119,541	183,427	TTM 03/31/2020	282,986	102,725	180,260	233,488	98,131	135,358				Fee
22.04	Property	KeyBank	1	Oak Meadows MHC	336,372	156,593	179,779	TTM 03/31/2020	348,979	128,161	220,818	315,827	122,538	193,289				Fee
22.05	Property	KeyBank	1	Sun City MHC	221,093	103,990	117,102	TTM 03/31/2020	215,447	100,229	115,217	172,356	85,667	86,688				Fee
22.06	Property	KeyBank	1	Carla Ridge Estates	246,040	117,141	128,900	TTM 03/31/2020	230,380	103,942	126,438	202,343	120,327	82,016				Fee
23	Both	RREF	1	GDR Manassas	1,751,446	726,745	1,024,701	TTM 10/31/2019				1,618,836	681,447	937,389	1,453,771	655,232	798,538	Fee
24	Loan	RREF	4	DFW Retail Portfolio	1,161,567	512,364	649,203	T10 Annualized 10/31/2019										Fee
24.01	Property	RREF	1	Keller Marketplace	414,114	164,691	249,423	T10 Annualized 10/31/2019										Fee
24.02	Property	RREF	1	Grand Central Crossing	109,735	107,549	2,186	T10 Annualized 10/31/2019										Fee
24.03	Property	RREF	1	Summer Creek Plaza	272,689	111,528	161,161	T10 Annualized 10/31/2019										Fee
24.04	Property	RREF	1	Kelly Plaza	365,029	128,596	236,433	T10 Annualized 10/31/2019										Fee
25	Both	Natixis	1	Simply Space Self Storage Merced	1,283,133	357,075	926,058	TTM 4/30/2020	1,265,680	349,670	916,010	1,197,424	340,221	857,203	1,083,359	316,277	767,082	Fee				5%
26	Both	KeyBank	1	Kemper Pointe	NAV	NAV	NAV	NAV	1,902,548	809,938	1,092,610	1,995,713	941,919	1,053,795	1,945,027	936,922	1,008,105	Fee
27	Both	KeyBank	1	Extra Space Storage Phoenix	1,059,578	379,860	679,717	T11 Annualized 03/31/2020	1,002,152	370,813	631,339	753,716	342,892	410,825	338,278	190,530	147,749	Fee
28	Both	KeyBank	1	40 & 50 Beaver Street	1,316,059	606,761	709,298	T5 Annualized 04/30/2020	1,499,087	640,335	858,752	1,486,062	676,794	809,268	1,397,309	649,075	748,234	Fee
29	Both	Barclays	1	The Storage Depot	949,891	337,712	612,179	TTM 4/30/2020	944,508	338,903	605,604	882,463	338,711	543,753	869,287	309,969	559,318	Fee				3%
30	Loan	RREF	2	Silver Creek Apartments Portfolio	993,727	313,369	680,358	TTM 11/30/2019				974,514	313,884	660,629	890,324	315,997	574,327	Fee
30.01	Property	RREF	1	Silver Creek Apartments	559,366	168,395	390,971	TTM 11/30/2019				543,417	173,374	370,043	483,014	173,994	309,020	Fee
30.02	Property	RREF	1	Cardinal Creek Apartments	434,361	144,974	289,387	TTM 11/30/2019				431,097	140,511	290,586	407,310	142,003	265,307	Fee
31	Both	RREF	1	Twelve Oaks RV Resort	1,228,374	659,806	568,568	TTM 11/30/2019				1,230,246	647,019	583,227	1,291,427	711,728	579,699	Fee
32	Loan	KeyBank	3	Cape Coral and Dunedin	NAV	NAV	NAV	NAV										Fee
32.01	Property	KeyBank	1	Fresenius Kidney Care Dunedin	NAV	NAV	NAV	NAV										Fee
32.02	Property	KeyBank	1	625 Del Prado Boulevard	NAV	NAV	NAV	NAV										Fee
32.03	Property	KeyBank	1	665 Del Prado Boulevard	NAV	NAV	NAV	NAV										Fee
33	Both	RREF	1	Advantage Self-Storage	549,881	157,239	392,643	TTM 11/30/2019				468,088	149,615	318,472				Fee				6%
34	Both	KeyBank	1	StorQuest Self Storage - Honolulu	724,815	320,100	404,715	TTM 03/31/2020	711,065	308,152	402,913	704,803	281,412	423,391	681,437	293,081	388,356	Fee
35	Both	KeyBank	1	Cool Creek Village	942,219	387,288	554,932	T3 Annualized 03/31/2020				892,178	482,321	409,857	861,804	429,145	432,659	Fee
36	Both	KeyBank	1	Hogan Self Storage	685,215	283,873	401,342	TTM 03/31/2020	699,031	270,359	428,671	584,774	266,937	317,838	653,762	235,771	417,991	Fee
37	Both	KeyBank	1	Laborers Union Building	755,309	151,480	603,829	T3 Annualized 03/31/2020				453,575	140,659	312,916				Fee
38	Both	KeyBank	1	7-Eleven - 351 Bowery	NAV	NAV	NAV	NAV	335,819	93,173	242,646	310,719	74,945	235,775	300,870	72,335	228,535	Fee
39	Both	KeyBank	1	StorQuest Self Storage - Apache	562,302	210,091	352,211	TTM 03/31/2020	552,906	210,637	342,269	540,430	209,571	330,860	494,032	213,187	280,845	Fee
40	Both	RREF	1	Ranch at Cooper River Apartments	NAV	NAV	NAV	NAV	563,270	285,873	277,398							Fee
41	Both	KeyBank	1	StorQuest Self Storage - Tucson	569,809	267,196	302,613	TTM 03/31/2020	564,924	267,000	297,924	512,354	243,551	268,803	477,642	244,121	233,522	Fee
42	Both	KeyBank	1	Combs Mini Storage	484,395	182,631	301,764	TTM 04/30/2020	475,930	195,872	280,058	459,030	208,884	250,146	460,861	172,037	288,824	Fee
43	Both	KeyBank	1	Brookside MHC	543,751	304,499	239,252	TTM 04/30/2020	504,721	350,852	153,869	424,634	312,927	111,707	422,915	372,791	50,124	Fee
44	Both	KeyBank	1	StorQuest Self Storage - Phoenix	454,495	195,359	259,136	TTM 03/31/2020	449,085	191,228	257,857	440,376	186,431	253,945	412,803	175,169	237,634	Fee
45	Both	KeyBank	1	Hermann Oaks MHC	345,995	129,779	216,216	TTM 03/31/2020	320,094	119,856	200,238	320,562	152,582	167,980	319,176	157,798	161,378	Fee
46	Both	KeyBank	1	Katy Village MHC	248,058	44,315	203,743	TTM 03/31/2020	247,027	52,092	194,935	233,229	50,433	182,796	226,070	50,160	175,910	Fee
47	Both	RREF	1	Sharidon MHP	NAV	NAV	NAV	NAV	307,753	77,216	230,537	283,252	86,216	197,036	249,179	78,715	170,464	Fee
48	Both	RREF	1	Dollar General-Becker, MN	NAV	NAV	NAV	NAV										Fee
49	Both	RREF	1	Dollar General-Kincheloe, MI	NAV	NAV	NAV	NAV										Fee

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					UPFRONT ESCROWS(19)
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Upfront Capex Reserve ($)	Upfront Engineering Reserve ($)	Upfront Environmental Reserve ($)	Upfront TI/LC Reserve ($)	Upfront RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Upfront Debt Service Reserve ($)	Upfront Other Reserve ($)	Other Upfront Description
1	Both	Barclays	1	Parkmerced	0	108,207	0	0	795,083	0	0	0
2	Both	Barclays	1	525 Market Street	0	0	0	0	0	0	0	41,391,428	Unfunded Obligations Reserve: 24,171,469; Free Rent Reserve: 17,219,959
3	Both	SGFC	1	The Cove at Tiburon	0	18,750	0	0	169,572	84,438	0	0
4	Loan	KeyBank	12	Inland Self Storage Michigan Portfolio	215,000	0	0	0	0	0	0	0
4.01	Property	KeyBank	1	Simply Self Storage - Lake Orion
4.02	Property	KeyBank	1	Simply Self Storage - Okemos
4.03	Property	KeyBank	1	Simply Self Storage - Grand Rapids
4.04	Property	KeyBank	1	Simply Self Storage - Jackson
4.05	Property	KeyBank	1	Simply Self Storage - Novi
4.06	Property	KeyBank	1	Simply Self Storage - Westland
4.07	Property	KeyBank	1	Simply Self Storage - Chesterfield
4.08	Property	KeyBank	1	Simply Self Storage - Wyoming
4.09	Property	KeyBank	1	Simply Self Storage - State Street
4.10	Property	KeyBank	1	Simply Self Storage - Ypsilanti
4.11	Property	KeyBank	1	Simply Self Storage - Kalamazoo
4.12	Property	KeyBank	1	Simply Self Storage - Lansing West
5	Loan	KeyBank	16	Weston South Carolina Industrial Portfolio	31,751	218,098	0	932,159	335,546	0	0	352,000	Existing TILC Lease Reserve
5.01	Property	KeyBank	1	375 Metropolitan Drive
5.02	Property	KeyBank	1	10700 Farrow Road
5.03	Property	KeyBank	1	2500 Saint Matthews Road
5.04	Property	KeyBank	1	625 South Old Piedmont Highway
5.05	Property	KeyBank	1	1020 Idlewild Boulevard
5.06	Property	KeyBank	1	1235 Commerce Drive
5.07	Property	KeyBank	1	220 Commerce Road
5.08	Property	KeyBank	1	1001-1005 Technology Drive
5.09	Property	KeyBank	1	209 Flintlake Road
5.10	Property	KeyBank	1	2050 American Italian Way
5.11	Property	KeyBank	1	546 L & C Distribution Parkway
5.12	Property	KeyBank	1	1255 Commerce Drive
5.13	Property	KeyBank	1	3430 Platt Springs Road
5.14	Property	KeyBank	1	3260 Southport Road
5.15	Property	KeyBank	1	251 Corporate Park Boulevard
5.16	Property	KeyBank	1	1025 Technology Drive
6	Loan	SGFC	27	ExchangeRight Net Leased Portfolio 32	0	376,947	0	500,000	532,327	0	0	1,746,018	CVS Free Rent Reserve
6.01	Property	SGFC	1	Hobby Lobby - Onalaska, WI
6.02	Property	SGFC	1	BioLife Plasma Services L.P. - Phoenix, AZ
6.03	Property	SGFC	1	Hobby Lobby - Olathe, KS
6.04	Property	SGFC	1	CVS Pharmacy - Atlanta, GA
6.05	Property	SGFC	1	Walgreens - Midland, MI
6.06	Property	SGFC	1	Walgreens - Racine, WI
6.07	Property	SGFC	1	Tractor Supply - Oakdale, PA
6.08	Property	SGFC	1	Tractor Supply - Burleson, TX
6.09	Property	SGFC	1	CVS Pharmacy - Marietta, GA
6.10	Property	SGFC	1	Tractor Supply - Oak Ridge, NC
6.11	Property	SGFC	1	Walgreens - Delafield, WI
6.12	Property	SGFC	1	CVS Pharmacy - Channelview, TX
6.13	Property	SGFC	1	Fresenius Medical Care - Greensburg, PA
6.14	Property	SGFC	1	Tractor Supply - Beaver Falls, PA
6.15	Property	SGFC	1	Fresenius Medical Care - Goldsboro, NC
6.16	Property	SGFC	1	CVS Pharmacy - Eagan, MN
6.17	Property	SGFC	1	CVS Pharmacy - Vestavia Hills, AL
6.18	Property	SGFC	1	CVS Pharmacy - Yeadon, PA
6.19	Property	SGFC	1	CVS Pharmacy - South Lyon, MI
6.20	Property	SGFC	1	Advance Auto Parts - Ocoee, FL
6.21	Property	SGFC	1	Dollar General - Asheville, NC
6.22	Property	SGFC	1	Dollar General - Midland (Front), TX
6.23	Property	SGFC	1	Dollar General - Port Huron, MI
6.24	Property	SGFC	1	Dollar General - Goshen, IN
6.25	Property	SGFC	1	Dollar General - Midland (349 Hwy), TX
6.26	Property	SGFC	1	Dollar General - Jackson, MI
6.27	Property	SGFC	1	Dollar General - Mishawaka, IN
7	Loan	KeyBank	7	SSTIV Self Storage Portfolio	5,030	61,580	0	0	122,015	0	0	0
7.01	Property	KeyBank	1	SmartStop - Plant City
7.02	Property	KeyBank	1	SmartStop - North Las Vegas
7.03	Property	KeyBank	1	SmartStop - Puyallup
7.04	Property	KeyBank	1	SmartStop - Las Vegas
7.05	Property	KeyBank	1	SmartStop - Texas City
7.06	Property	KeyBank	1	SmartStop - Jensen Beach
7.07	Property	KeyBank	1	SmartStop - Riverside
8	Loan	KeyBank	27	Acuity Portfolio	0	593,442	0	0	1,963,800	0	0	415,000	Tenant Reserve
8.01	Property	KeyBank	1	201 West 92nd Street
8.02	Property	KeyBank	1	200 West 93rd Street
8.03	Property	KeyBank	1	780 Riverside Drive
8.04	Property	KeyBank	1	331, 333, & 337 West 43rd Street
8.05	Property	KeyBank	1	3489 Broadway
8.06	Property	KeyBank	1	884 West End Avenue
8.07	Property	KeyBank	1	529-537 East 81st Street
8.08	Property	KeyBank	1	730 Riverside Drive
8.09	Property	KeyBank	1	1843 1st Avenue
8.10	Property	KeyBank	1	432 East 88th Street
8.11	Property	KeyBank	1	440 Audubon Avenue
8.12	Property	KeyBank	1	66-70 West 109th Street

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					UPFRONT ESCROWS(19)
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Upfront Capex Reserve ($)	Upfront Engineering Reserve ($)	Upfront Environmental Reserve ($)	Upfront TI/LC Reserve ($)	Upfront RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Upfront Debt Service Reserve ($)	Upfront Other Reserve ($)	Other Upfront Description
8.13	Property	KeyBank	1	470 West 23rd Street
8.14	Property	KeyBank	1	136 & 144 West 111th Street
8.15	Property	KeyBank	1	140 & 148 West 111th Street
8.16	Property	KeyBank	1	237 1st Avenue
8.17	Property	KeyBank	1	589 Riverside Drive
8.18	Property	KeyBank	1	132-134 West 109th Street
8.19	Property	KeyBank	1	480 Humboldt Street
8.20	Property	KeyBank	1	2 West 125th Street
8.21	Property	KeyBank	1	61 West 106th Street
8.22	Property	KeyBank	1	1741 1st Avenue
8.23	Property	KeyBank	1	2090-2092 Amsterdam Avenue
8.24	Property	KeyBank	1	2330 7th Avenue
8.25	Property	KeyBank	1	132 Sherman Avenue
8.26	Property	KeyBank	1	245 Flatbush Avenue
8.27	Property	KeyBank	1	240 East 85th Street
9	Both	Barclays	1	F5 Tower	0	0	0	0	644,935	0	0	0
10	Both	SGFC	1	The Arbors	0	0	0	89,903	0	0	0	0
11	Both	Natixis	1	Santa Monica Physician's Center	0	0	0	0	42,086	10,443	0	2,846,527	Earnout Reserve: 2,285,000; Free Rent Reserve: 363,667.51; Initial TI/LC Reserve: 197,859.07
12	Both	Natixis	1	725 Fourth Avenue	0	14,375	0	12,002	74,052	77,187	0	97,500	Violations Collateral Reserve: 85,500; Free Rent Reserve: 12,000
13	Both	Barclays	1	650 Madison Avenue	0	0	0	0	0	0	0	9,576,014	Free Rent Reserve: 6,378,315; Unfunded Obligations Reserve: 3,197,699
14	Both	Barclays	1	One Stockton	0	0	0	0	166,351	0	0	0
15	Both	RREF	1	Vernon Tower	0	0	0	0	2,858	12,593	0	150,000	Commercial Lease Reserve
16	Both	Barclays	1	One Bel Air	0	0	0	0	11,207	7,427	0	0
17	Both	SGFC	1	Meridian One Colorado	0	0	0	400,000	363,808	0	0	977,660	Burns & McDonnell Reserve
18	Loan	KeyBank	7	Time Out MHC Portfolio	1,667	0	0	0	13,779	16,124	0	0
18.01	Property	KeyBank	1	Laiken Estates
18.02	Property	KeyBank	1	Alamac Village
18.03	Property	KeyBank	1	Pine Run
18.04	Property	KeyBank	1	Taylor Park
18.05	Property	KeyBank	1	Wysteria Estates
18.06	Property	KeyBank	1	Abbott Park
18.07	Property	KeyBank	1	West Estates
19	Loan	SGFC	4	Bronx Multifamily Portfolio	0	107,530	0	0	86,314	21,069	0	0
19.01	Property	SGFC	1	505 East 184th Street
19.02	Property	SGFC	1	2334 Washington Avenue
19.03	Property	SGFC	1	2607 Jerome Avenue
19.04	Property	SGFC	1	2268 Washington Avenue
20	Both	RREF	1	1st & Pine	0	0	0	0	72,721	6,467	0	0
21	Both	RREF	1	West Side Plaza	0	32,123	0	100,000	76,245	0	0	25,000	Tenant Improvement Allowance Reserve
22	Loan	KeyBank	6	Skyline MHC Portfolio	1,909	54,906	0	0	22,562	5,811	0	0
22.01	Property	KeyBank	1	Desert Shores Estates MHC
22.02	Property	KeyBank	1	Noblesse Oblige Estates
22.03	Property	KeyBank	1	Desert Haven MHC
22.04	Property	KeyBank	1	Oak Meadows MHC
22.05	Property	KeyBank	1	Sun City MHC
22.06	Property	KeyBank	1	Carla Ridge Estates
23	Both	RREF	1	GDR Manassas	0	0	0	84,670	67,980	0	0	0
24	Loan	RREF	4	DFW Retail Portfolio	0	0	0	0	51,138	5,273	0	406,366	Tenant Improvement Funds: 331,220.00; Free Rent Reserve: 60,145.70; Summer Creek Work Funds: 15,000.00
24.01	Property	RREF	1	Keller Marketplace
24.02	Property	RREF	1	Grand Central Crossing
24.03	Property	RREF	1	Summer Creek Plaza
24.04	Property	RREF	1	Kelly Plaza
25	Both	Natixis	1	Simply Space Self Storage Merced	0	1,875	0	0	8,787	3,843	0	0
26	Both	KeyBank	1	Kemper Pointe	2,571	219,375	0	310,606	109,455	4,509	0	0
27	Both	KeyBank	1	Extra Space Storage Phoenix	1,037	0	0	0	25,642	5,944	48,000	0
28	Both	KeyBank	1	40 & 50 Beaver Street	2,023	27,500	0	9,788	56,214	0	0	0
29	Both	Barclays	1	The Storage Depot	0	3,750	0	0	37,343	0	0	0
30	Loan	RREF	2	Silver Creek Apartments Portfolio	0	3,600	0	0	40,753	7,652	0	0
30.01	Property	RREF	1	Silver Creek Apartments
30.02	Property	RREF	1	Cardinal Creek Apartments
31	Both	RREF	1	Twelve Oaks RV Resort	200,000	4,380	0	0	5,615	20,046	0	0
32	Loan	KeyBank	3	Cape Coral and Dunedin	351	0	0	51,753	17,164	5,212	0	0
32.01	Property	KeyBank	1	Fresenius Kidney Care Dunedin
32.02	Property	KeyBank	1	625 Del Prado Boulevard
32.03	Property	KeyBank	1	665 Del Prado Boulevard
33	Both	RREF	1	Advantage Self-Storage	0	1,875	0	0	14,164	5,450	0	0
34	Both	KeyBank	1	StorQuest Self Storage - Honolulu	0	0	0	0	3,961	0	0	0
35	Both	KeyBank	1	Cool Creek Village	555	0	0	2,776	65,916	0	0	0
36	Both	KeyBank	1	Hogan Self Storage	367	0	0	0	19,292	1,780	0	0
37	Both	KeyBank	1	Laborers Union Building	580	0	0	2,786	19,192	2,916	0	50,000	Laborers Health Lease Reserve
38	Both	KeyBank	1	7-Eleven - 351 Bowery	5,000	0	0	0	31,555	1,060	0	0
39	Both	KeyBank	1	StorQuest Self Storage - Apache	0	0	0	0	13,513	0	0	0
40	Both	RREF	1	Ranch at Cooper River Apartments	0	9,587	0	0	15,867	22,978	0	0
41	Both	KeyBank	1	StorQuest Self Storage - Tucson	0	0	0	0	22,129	0	0	0
42	Both	KeyBank	1	Combs Mini Storage	728	0	0	0	9,064	9,554	0	0
43	Both	KeyBank	1	Brookside MHC	848	44,375	0	0	16,820	7,354	0	15,000	Abandoned Home Reserve
44	Both	KeyBank	1	StorQuest Self Storage - Phoenix	0	0	0	0	11,911	0	0	0
45	Both	KeyBank	1	Hermann Oaks MHC	325	0	0	0	1,392	1,697	0	0
46	Both	KeyBank	1	Katy Village MHC	233	0	0	0	3,188	1,327	0	0
47	Both	RREF	1	Sharidon MHP	0	0	0	0	5,202	1,523	0	0
48	Both	RREF	1	Dollar General-Becker, MN	0	0	0	0	4,000	0	0	0
49	Both	RREF	1	Dollar General-Kincheloe, MI	0	0	0	0	4,000	0	0	0

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					MONTHLY ESCROWS(20)
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Monthly Capex Reserve ($)	Monthly Environmental Reserve ($)	Monthly TI/LC Reserve ($)	Monthly RE Tax Reserve ($)	Monthly Insurance Reserve ($)	Monthly Other Reserve ($)	Other Monthly Description
1	Both	Barclays	1	Parkmerced	65,938	0	0	795,083	Springing	0
2	Both	Barclays	1	525 Market Street	Springing	0	Springing	Springing	Springing	Springing	Amazon Rollover Reserve
3	Both	SGFC	1	The Cove at Tiburon	5,896	0	0	169,572	42,136	Springing	Lease Termination Payment Reserve
4	Loan	KeyBank	12	Inland Self Storage Michigan Portfolio	Springing	0	0	Springing	Springing	0
4.01	Property	KeyBank	1	Simply Self Storage - Lake Orion
4.02	Property	KeyBank	1	Simply Self Storage - Okemos
4.03	Property	KeyBank	1	Simply Self Storage - Grand Rapids
4.04	Property	KeyBank	1	Simply Self Storage - Jackson
4.05	Property	KeyBank	1	Simply Self Storage - Novi
4.06	Property	KeyBank	1	Simply Self Storage - Westland
4.07	Property	KeyBank	1	Simply Self Storage - Chesterfield
4.08	Property	KeyBank	1	Simply Self Storage - Wyoming
4.09	Property	KeyBank	1	Simply Self Storage - State Street
4.10	Property	KeyBank	1	Simply Self Storage - Ypsilanti
4.11	Property	KeyBank	1	Simply Self Storage - Kalamazoo
4.12	Property	KeyBank	1	Simply Self Storage - Lansing West
5	Loan	KeyBank	16	Weston South Carolina Industrial Portfolio	31,751	0	74,085	111,849	Springing	Springing	Mezzanine Loan Reserve
5.01	Property	KeyBank	1	375 Metropolitan Drive
5.02	Property	KeyBank	1	10700 Farrow Road
5.03	Property	KeyBank	1	2500 Saint Matthews Road
5.04	Property	KeyBank	1	625 South Old Piedmont Highway
5.05	Property	KeyBank	1	1020 Idlewild Boulevard
5.06	Property	KeyBank	1	1235 Commerce Drive
5.07	Property	KeyBank	1	220 Commerce Road
5.08	Property	KeyBank	1	1001-1005 Technology Drive
5.09	Property	KeyBank	1	209 Flintlake Road
5.10	Property	KeyBank	1	2050 American Italian Way
5.11	Property	KeyBank	1	546 L & C Distribution Parkway
5.12	Property	KeyBank	1	1255 Commerce Drive
5.13	Property	KeyBank	1	3430 Platt Springs Road
5.14	Property	KeyBank	1	3260 Southport Road
5.15	Property	KeyBank	1	251 Corporate Park Boulevard
5.16	Property	KeyBank	1	1025 Technology Drive
6	Loan	SGFC	27	ExchangeRight Net Leased Portfolio 32	4,369	0	Springing	Springing	Springing	0
6.01	Property	SGFC	1	Hobby Lobby - Onalaska, WI
6.02	Property	SGFC	1	BioLife Plasma Services L.P. - Phoenix, AZ
6.03	Property	SGFC	1	Hobby Lobby - Olathe, KS
6.04	Property	SGFC	1	CVS Pharmacy - Atlanta, GA
6.05	Property	SGFC	1	Walgreens - Midland, MI
6.06	Property	SGFC	1	Walgreens - Racine, WI
6.07	Property	SGFC	1	Tractor Supply - Oakdale, PA
6.08	Property	SGFC	1	Tractor Supply - Burleson, TX
6.09	Property	SGFC	1	CVS Pharmacy - Marietta, GA
6.10	Property	SGFC	1	Tractor Supply - Oak Ridge, NC
6.11	Property	SGFC	1	Walgreens - Delafield, WI
6.12	Property	SGFC	1	CVS Pharmacy - Channelview, TX
6.13	Property	SGFC	1	Fresenius Medical Care - Greensburg, PA
6.14	Property	SGFC	1	Tractor Supply - Beaver Falls, PA
6.15	Property	SGFC	1	Fresenius Medical Care - Goldsboro, NC
6.16	Property	SGFC	1	CVS Pharmacy - Eagan, MN
6.17	Property	SGFC	1	CVS Pharmacy - Vestavia Hills, AL
6.18	Property	SGFC	1	CVS Pharmacy - Yeadon, PA
6.19	Property	SGFC	1	CVS Pharmacy - South Lyon, MI
6.20	Property	SGFC	1	Advance Auto Parts - Ocoee, FL
6.21	Property	SGFC	1	Dollar General - Asheville, NC
6.22	Property	SGFC	1	Dollar General - Midland (Front), TX
6.23	Property	SGFC	1	Dollar General - Port Huron, MI
6.24	Property	SGFC	1	Dollar General - Goshen, IN
6.25	Property	SGFC	1	Dollar General - Midland (349 Hwy), TX
6.26	Property	SGFC	1	Dollar General - Jackson, MI
6.27	Property	SGFC	1	Dollar General - Mishawaka, IN
7	Loan	KeyBank	7	SSTIV Self Storage Portfolio	5,030	0	0	44,203	Springing	0
7.01	Property	KeyBank	1	SmartStop - Plant City
7.02	Property	KeyBank	1	SmartStop - North Las Vegas
7.03	Property	KeyBank	1	SmartStop - Puyallup
7.04	Property	KeyBank	1	SmartStop - Las Vegas
7.05	Property	KeyBank	1	SmartStop - Texas City
7.06	Property	KeyBank	1	SmartStop - Jensen Beach
7.07	Property	KeyBank	1	SmartStop - Riverside
8	Loan	KeyBank	27	Acuity Portfolio	24,341	0	0	654,600	Springing	0
8.01	Property	KeyBank	1	201 West 92nd Street
8.02	Property	KeyBank	1	200 West 93rd Street
8.03	Property	KeyBank	1	780 Riverside Drive
8.04	Property	KeyBank	1	331, 333, & 337 West 43rd Street
8.05	Property	KeyBank	1	3489 Broadway
8.06	Property	KeyBank	1	884 West End Avenue
8.07	Property	KeyBank	1	529-537 East 81st Street
8.08	Property	KeyBank	1	730 Riverside Drive
8.09	Property	KeyBank	1	1843 1st Avenue
8.10	Property	KeyBank	1	432 East 88th Street
8.11	Property	KeyBank	1	440 Audubon Avenue
8.12	Property	KeyBank	1	66-70 West 109th Street

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					MONTHLY ESCROWS(20)
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Monthly Capex Reserve ($)	Monthly Environmental Reserve ($)	Monthly TI/LC Reserve ($)	Monthly RE Tax Reserve ($)	Monthly Insurance Reserve ($)	Monthly Other Reserve ($)	Other Monthly Description
8.13	Property	KeyBank	1	470 West 23rd Street
8.14	Property	KeyBank	1	136 & 144 West 111th Street
8.15	Property	KeyBank	1	140 & 148 West 111th Street
8.16	Property	KeyBank	1	237 1st Avenue
8.17	Property	KeyBank	1	589 Riverside Drive
8.18	Property	KeyBank	1	132-134 West 109th Street
8.19	Property	KeyBank	1	480 Humboldt Street
8.20	Property	KeyBank	1	2 West 125th Street
8.21	Property	KeyBank	1	61 West 106th Street
8.22	Property	KeyBank	1	1741 1st Avenue
8.23	Property	KeyBank	1	2090-2092 Amsterdam Avenue
8.24	Property	KeyBank	1	2330 7th Avenue
8.25	Property	KeyBank	1	132 Sherman Avenue
8.26	Property	KeyBank	1	245 Flatbush Avenue
8.27	Property	KeyBank	1	240 East 85th Street
9	Both	Barclays	1	F5 Tower	Springing	0	0	214,978	Springing	Springing	Lease Sweep Reserve
10	Both	SGFC	1	The Arbors	3,407	0	21,294	30,877	Springing	Springing	Special Rollover Reserve
11	Both	Natixis	1	Santa Monica Physician's Center	590	0	4,689	21,043	Springing	0
12	Both	Natixis	1	725 Fourth Avenue	2,406	0	Springing	74,052	7,719	0
13	Both	Barclays	1	650 Madison Avenue	Springing	0	Springing	Springing	Springing	0
14	Both	Barclays	1	One Stockton	Springing	0	7,078	55,450	Springing	0
15	Both	RREF	1	Vernon Tower	2,174	0	459	2,858	6,296	0
16	Both	Barclays	1	One Bel Air	Springing	0	0	11,207	1,857	0
17	Both	SGFC	1	Meridian One Colorado	2,340	0	14,627	51,973	Springing	Springing	Special Rollover Reserve
18	Loan	KeyBank	7	Time Out MHC Portfolio	1,667	0	0	3,445	3,225	0
18.01	Property	KeyBank	1	Laiken Estates
18.02	Property	KeyBank	1	Alamac Village
18.03	Property	KeyBank	1	Pine Run
18.04	Property	KeyBank	1	Taylor Park
18.05	Property	KeyBank	1	Wysteria Estates
18.06	Property	KeyBank	1	Abbott Park
18.07	Property	KeyBank	1	West Estates
19	Loan	SGFC	4	Bronx Multifamily Portfolio	2,313	0	0	21,578	6,000	0
19.01	Property	SGFC	1	505 East 184th Street
19.02	Property	SGFC	1	2334 Washington Avenue
19.03	Property	SGFC	1	2607 Jerome Avenue
19.04	Property	SGFC	1	2268 Washington Avenue
20	Both	RREF	1	1st & Pine	1,288	0	489	10,389	3,233	Springing	Barsala Lease Deposit Reserve
21	Both	RREF	1	West Side Plaza	2,783	0	12,987	25,415	Springing	0
22	Loan	KeyBank	6	Skyline MHC Portfolio	1,909	0	0	7,521	2,905	0
22.01	Property	KeyBank	1	Desert Shores Estates MHC
22.02	Property	KeyBank	1	Noblesse Oblige Estates
22.03	Property	KeyBank	1	Desert Haven MHC
22.04	Property	KeyBank	1	Oak Meadows MHC
22.05	Property	KeyBank	1	Sun City MHC
22.06	Property	KeyBank	1	Carla Ridge Estates
23	Both	RREF	1	GDR Manassas	1,217	0	12,170	11,330	Springing	0
24	Loan	RREF	4	DFW Retail Portfolio	470	0	2,351	17,046	879	0
24.01	Property	RREF	1	Keller Marketplace
24.02	Property	RREF	1	Grand Central Crossing
24.03	Property	RREF	1	Summer Creek Plaza
24.04	Property	RREF	1	Kelly Plaza
25	Both	Natixis	1	Simply Space Self Storage Merced	1,614	0	0	4,393	961	0
26	Both	KeyBank	1	Kemper Pointe	2,571	0	10,606	21,891	1,503	0
27	Both	KeyBank	1	Extra Space Storage Phoenix	1,037	0	0	8,547	743	0
28	Both	KeyBank	1	40 & 50 Beaver Street	2,023	0	9,788	21,645	Springing	0
29	Both	Barclays	1	The Storage Depot	768	0	0	4,668	Springing	0
30	Loan	RREF	2	Silver Creek Apartments Portfolio	2,500	0	0	8,151	2,551	0
30.01	Property	RREF	1	Silver Creek Apartments
30.02	Property	RREF	1	Cardinal Creek Apartments
31	Both	RREF	1	Twelve Oaks RV Resort	933	0	0	2,807	1,542	0
32	Loan	KeyBank	3	Cape Coral and Dunedin	351	0	1,753	3,433	2,606	0
32.01	Property	KeyBank	1	Fresenius Kidney Care Dunedin
32.02	Property	KeyBank	1	625 Del Prado Boulevard
32.03	Property	KeyBank	1	665 Del Prado Boulevard
33	Both	RREF	1	Advantage Self-Storage	1,049	0	0	3,541	1,090	0
34	Both	KeyBank	1	StorQuest Self Storage - Honolulu	Springing	0	0	3,961	Springing	0
35	Both	KeyBank	1	Cool Creek Village	555	0	2,776	13,183	Springing	Springing	Major Tenant Rollover Reserve
36	Both	KeyBank	1	Hogan Self Storage	367	0	0	9,515	1,780	0
37	Both	KeyBank	1	Laborers Union Building	580	0	2,786	3,199	486	0
38	Both	KeyBank	1	7-Eleven - 351 Bowery	0	0	0	6,311	530	0
39	Both	KeyBank	1	StorQuest Self Storage - Apache	Springing	0	0	3,378	Springing	0
40	Both	RREF	1	Ranch at Cooper River Apartments	1,333	0	0	5,289	1,915	0
41	Both	KeyBank	1	StorQuest Self Storage - Tucson	Springing	0	0	5,532	Springing	0
42	Both	KeyBank	1	Combs Mini Storage	728	0	0	3,021	1,592	0
43	Both	KeyBank	1	Brookside MHC	848	0	0	3,558	669	0
44	Both	KeyBank	1	StorQuest Self Storage - Phoenix	Springing	0	0	2,978	Springing	0
45	Both	KeyBank	1	Hermann Oaks MHC	325	0	0	696	424	0
46	Both	KeyBank	1	Katy Village MHC	233	0	0	1,063	332	0
47	Both	RREF	1	Sharidon MHP	304	0	0	867	761	0
48	Both	RREF	1	Dollar General-Becker, MN	0	0	0	333	Springing	0
49	Both	RREF	1	Dollar General-Kincheloe, MI	0	0	0	333	Springing	0

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					RESERVE CAPS(21)
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	CapEx Reserve Cap ($)	Environmental Reserve Cap ($)	TI/LC Reserve Cap ($)	RE Tax Reserve Cap ($)	Insurance Reserve Cap ($)	Debt Service Reserve Cap ($)	Other Reserve Cap ($)	Single Tenant
1	Both	Barclays	1	Parkmerced								No
2	Both	Barclays	1	525 Market Street	413,616		2,068,082				$60 per SF	No
3	Both	SGFC	1	The Cove at Tiburon								No
4	Loan	KeyBank	12	Inland Self Storage Michigan Portfolio	215,000							No
4.01	Property	KeyBank	1	Simply Self Storage - Lake Orion								No
4.02	Property	KeyBank	1	Simply Self Storage - Okemos								No
4.03	Property	KeyBank	1	Simply Self Storage - Grand Rapids								No
4.04	Property	KeyBank	1	Simply Self Storage - Jackson								No
4.05	Property	KeyBank	1	Simply Self Storage - Novi								No
4.06	Property	KeyBank	1	Simply Self Storage - Westland								No
4.07	Property	KeyBank	1	Simply Self Storage - Chesterfield								No
4.08	Property	KeyBank	1	Simply Self Storage - Wyoming								No
4.09	Property	KeyBank	1	Simply Self Storage - State Street								No
4.10	Property	KeyBank	1	Simply Self Storage - Ypsilanti								No
4.11	Property	KeyBank	1	Simply Self Storage - Kalamazoo								No
4.12	Property	KeyBank	1	Simply Self Storage - Lansing West								No
5	Loan	KeyBank	16	Weston South Carolina Industrial Portfolio			2,796,477	13 Times Monthly Amount	13 Times Monthly Amount			Various
5.01	Property	KeyBank	1	375 Metropolitan Drive								Yes
5.02	Property	KeyBank	1	10700 Farrow Road								Yes
5.03	Property	KeyBank	1	2500 Saint Matthews Road								Yes
5.04	Property	KeyBank	1	625 South Old Piedmont Highway								No
5.05	Property	KeyBank	1	1020 Idlewild Boulevard								No
5.06	Property	KeyBank	1	1235 Commerce Drive								Yes
5.07	Property	KeyBank	1	220 Commerce Road								Yes
5.08	Property	KeyBank	1	1001-1005 Technology Drive								Yes
5.09	Property	KeyBank	1	209 Flintlake Road								Yes
5.10	Property	KeyBank	1	2050 American Italian Way								Yes
5.11	Property	KeyBank	1	546 L & C Distribution Parkway								Yes
5.12	Property	KeyBank	1	1255 Commerce Drive								Yes
5.13	Property	KeyBank	1	3430 Platt Springs Road								No
5.14	Property	KeyBank	1	3260 Southport Road								Yes
5.15	Property	KeyBank	1	251 Corporate Park Boulevard								Yes
5.16	Property	KeyBank	1	1025 Technology Drive								Yes
6	Loan	SGFC	27	ExchangeRight Net Leased Portfolio 32								Yes
6.01	Property	SGFC	1	Hobby Lobby - Onalaska, WI								Yes
6.02	Property	SGFC	1	BioLife Plasma Services L.P. - Phoenix, AZ								Yes
6.03	Property	SGFC	1	Hobby Lobby - Olathe, KS								Yes
6.04	Property	SGFC	1	CVS Pharmacy - Atlanta, GA								Yes
6.05	Property	SGFC	1	Walgreens - Midland, MI								Yes
6.06	Property	SGFC	1	Walgreens - Racine, WI								Yes
6.07	Property	SGFC	1	Tractor Supply - Oakdale, PA								Yes
6.08	Property	SGFC	1	Tractor Supply - Burleson, TX								Yes
6.09	Property	SGFC	1	CVS Pharmacy - Marietta, GA								Yes
6.10	Property	SGFC	1	Tractor Supply - Oak Ridge, NC								Yes
6.11	Property	SGFC	1	Walgreens - Delafield, WI								Yes
6.12	Property	SGFC	1	CVS Pharmacy - Channelview, TX								Yes
6.13	Property	SGFC	1	Fresenius Medical Care - Greensburg, PA								Yes
6.14	Property	SGFC	1	Tractor Supply - Beaver Falls, PA								Yes
6.15	Property	SGFC	1	Fresenius Medical Care - Goldsboro, NC								Yes
6.16	Property	SGFC	1	CVS Pharmacy - Eagan, MN								Yes
6.17	Property	SGFC	1	CVS Pharmacy - Vestavia Hills, AL								Yes
6.18	Property	SGFC	1	CVS Pharmacy - Yeadon, PA								Yes
6.19	Property	SGFC	1	CVS Pharmacy - South Lyon, MI								Yes
6.20	Property	SGFC	1	Advance Auto Parts - Ocoee, FL								Yes
6.21	Property	SGFC	1	Dollar General - Asheville, NC								Yes
6.22	Property	SGFC	1	Dollar General - Midland (Front), TX								Yes
6.23	Property	SGFC	1	Dollar General - Port Huron, MI								Yes
6.24	Property	SGFC	1	Dollar General - Goshen, IN								Yes
6.25	Property	SGFC	1	Dollar General - Midland (349 Hwy), TX								Yes
6.26	Property	SGFC	1	Dollar General - Jackson, MI								Yes
6.27	Property	SGFC	1	Dollar General - Mishawaka, IN								Yes
7	Loan	KeyBank	7	SSTIV Self Storage Portfolio								No
7.01	Property	KeyBank	1	SmartStop - Plant City								No
7.02	Property	KeyBank	1	SmartStop - North Las Vegas								No
7.03	Property	KeyBank	1	SmartStop - Puyallup								No
7.04	Property	KeyBank	1	SmartStop - Las Vegas								No
7.05	Property	KeyBank	1	SmartStop - Texas City								No
7.06	Property	KeyBank	1	SmartStop - Jensen Beach								No
7.07	Property	KeyBank	1	SmartStop - Riverside								No
8	Loan	KeyBank	27	Acuity Portfolio	292,094							No
8.01	Property	KeyBank	1	201 West 92nd Street								No
8.02	Property	KeyBank	1	200 West 93rd Street								No
8.03	Property	KeyBank	1	780 Riverside Drive								No
8.04	Property	KeyBank	1	331, 333, & 337 West 43rd Street								No
8.05	Property	KeyBank	1	3489 Broadway								No
8.06	Property	KeyBank	1	884 West End Avenue								No
8.07	Property	KeyBank	1	529-537 East 81st Street								No
8.08	Property	KeyBank	1	730 Riverside Drive								No
8.09	Property	KeyBank	1	1843 1st Avenue								No
8.10	Property	KeyBank	1	432 East 88th Street								No
8.11	Property	KeyBank	1	440 Audubon Avenue								No
8.12	Property	KeyBank	1	66-70 West 109th Street								No

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					RESERVE CAPS(21)
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	CapEx Reserve Cap ($)	Environmental Reserve Cap ($)	TI/LC Reserve Cap ($)	RE Tax Reserve Cap ($)	Insurance Reserve Cap ($)	Debt Service Reserve Cap ($)	Other Reserve Cap ($)	Single Tenant
8.13	Property	KeyBank	1	470 West 23rd Street								No
8.14	Property	KeyBank	1	136 & 144 West 111th Street								No
8.15	Property	KeyBank	1	140 & 148 West 111th Street								No
8.16	Property	KeyBank	1	237 1st Avenue								No
8.17	Property	KeyBank	1	589 Riverside Drive								No
8.18	Property	KeyBank	1	132-134 West 109th Street								No
8.19	Property	KeyBank	1	480 Humboldt Street								No
8.20	Property	KeyBank	1	2 West 125th Street								No
8.21	Property	KeyBank	1	61 West 106th Street								No
8.22	Property	KeyBank	1	1741 1st Avenue								No
8.23	Property	KeyBank	1	2090-2092 Amsterdam Avenue								No
8.24	Property	KeyBank	1	2330 7th Avenue								No
8.25	Property	KeyBank	1	132 Sherman Avenue								No
8.26	Property	KeyBank	1	245 Flatbush Avenue								No
8.27	Property	KeyBank	1	240 East 85th Street								No
9	Both	Barclays	1	F5 Tower							Various	Yes
10	Both	SGFC	1	The Arbors			1,277,669					No
11	Both	Natixis	1	Santa Monica Physician's Center	16,880		168,800					No
12	Both	Natixis	1	725 Fourth Avenue								No
13	Both	Barclays	1	650 Madison Avenue								No
14	Both	Barclays	1	One Stockton			424,675					Yes
15	Both	RREF	1	Vernon Tower								No
16	Both	Barclays	1	One Bel Air								No
17	Both	SGFC	1	Meridian One Colorado								No
18	Loan	KeyBank	7	Time Out MHC Portfolio								No
18.01	Property	KeyBank	1	Laiken Estates								No
18.02	Property	KeyBank	1	Alamac Village								No
18.03	Property	KeyBank	1	Pine Run								No
18.04	Property	KeyBank	1	Taylor Park								No
18.05	Property	KeyBank	1	Wysteria Estates								No
18.06	Property	KeyBank	1	Abbott Park								No
18.07	Property	KeyBank	1	West Estates								No
19	Loan	SGFC	4	Bronx Multifamily Portfolio								No
19.01	Property	SGFC	1	505 East 184th Street								No
19.02	Property	SGFC	1	2334 Washington Avenue								No
19.03	Property	SGFC	1	2607 Jerome Avenue								No
19.04	Property	SGFC	1	2268 Washington Avenue								No
20	Both	RREF	1	1st & Pine								No
21	Both	RREF	1	West Side Plaza			750,000					No
22	Loan	KeyBank	6	Skyline MHC Portfolio								No
22.01	Property	KeyBank	1	Desert Shores Estates MHC								No
22.02	Property	KeyBank	1	Noblesse Oblige Estates								No
22.03	Property	KeyBank	1	Desert Haven MHC								No
22.04	Property	KeyBank	1	Oak Meadows MHC								No
22.05	Property	KeyBank	1	Sun City MHC								No
22.06	Property	KeyBank	1	Carla Ridge Estates								No
23	Both	RREF	1	GDR Manassas								No
24	Loan	RREF	4	DFW Retail Portfolio			300,000					No
24.01	Property	RREF	1	Keller Marketplace								No
24.02	Property	RREF	1	Grand Central Crossing								No
24.03	Property	RREF	1	Summer Creek Plaza								No
24.04	Property	RREF	1	Kelly Plaza								No
25	Both	Natixis	1	Simply Space Self Storage Merced	48,452							No
26	Both	KeyBank	1	Kemper Pointe	92,561		550,000					No
27	Both	KeyBank	1	Extra Space Storage Phoenix								No
28	Both	KeyBank	1	40 & 50 Beaver Street			352,364					No
29	Both	Barclays	1	The Storage Depot								No
30	Loan	RREF	2	Silver Creek Apartments Portfolio								No
30.01	Property	RREF	1	Silver Creek Apartments								No
30.02	Property	RREF	1	Cardinal Creek Apartments								No
31	Both	RREF	1	Twelve Oaks RV Resort								No
32	Loan	KeyBank	3	Cape Coral and Dunedin	12,625		100,000					Various
32.01	Property	KeyBank	1	Fresenius Kidney Care Dunedin								No
32.02	Property	KeyBank	1	625 Del Prado Boulevard								Yes
32.03	Property	KeyBank	1	665 Del Prado Boulevard								Yes
33	Both	RREF	1	Advantage Self-Storage								No
34	Both	KeyBank	1	StorQuest Self Storage - Honolulu								No
35	Both	KeyBank	1	Cool Creek Village	20,941		170,000					No
36	Both	KeyBank	1	Hogan Self Storage								No
37	Both	KeyBank	1	Laborers Union Building			167,160					No
38	Both	KeyBank	1	7-Eleven - 351 Bowery								Yes
39	Both	KeyBank	1	StorQuest Self Storage - Apache								No
40	Both	RREF	1	Ranch at Cooper River Apartments								No
41	Both	KeyBank	1	StorQuest Self Storage - Tucson								No
42	Both	KeyBank	1	Combs Mini Storage								No
43	Both	KeyBank	1	Brookside MHC								No
44	Both	KeyBank	1	StorQuest Self Storage - Phoenix								No
45	Both	KeyBank	1	Hermann Oaks MHC								No
46	Both	KeyBank	1	Katy Village MHC								No
47	Both	RREF	1	Sharidon MHP								No
48	Both	RREF	1	Dollar General-Becker, MN								Yes
49	Both	RREF	1	Dollar General-Kincheloe, MI								Yes

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					TENANCY INFORMATION(22)(23)(24)
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Largest Tenant	Unit Size	Lease Expiration	Second Largest Tenant	Unit Size	Lease Expiration	Third Largest Tenant	Unit Size	Lease Expiration
1	Both	Barclays	1	Parkmerced
2	Both	Barclays	1	525 Market Street	Amazon.com Services LLC	408,561	01/31/2028	Sephora USA, Inc.	167,297	10/31/2021	Wells Fargo Bank, N.A.	142,929	06/30/2025
3	Both	SGFC	1	The Cove at Tiburon
4	Loan	KeyBank	12	Inland Self Storage Michigan Portfolio
4.01	Property	KeyBank	1	Simply Self Storage - Lake Orion
4.02	Property	KeyBank	1	Simply Self Storage - Okemos
4.03	Property	KeyBank	1	Simply Self Storage - Grand Rapids
4.04	Property	KeyBank	1	Simply Self Storage - Jackson
4.05	Property	KeyBank	1	Simply Self Storage - Novi
4.06	Property	KeyBank	1	Simply Self Storage - Westland
4.07	Property	KeyBank	1	Simply Self Storage - Chesterfield
4.08	Property	KeyBank	1	Simply Self Storage - Wyoming
4.09	Property	KeyBank	1	Simply Self Storage - State Street
4.10	Property	KeyBank	1	Simply Self Storage - Ypsilanti
4.11	Property	KeyBank	1	Simply Self Storage - Kalamazoo
4.12	Property	KeyBank	1	Simply Self Storage - Lansing West
5	Loan	KeyBank	16	Weston South Carolina Industrial Portfolio
5.01	Property	KeyBank	1	375 Metropolitan Drive	Flextronics America, LLC	263,374	04/30/2024
5.02	Property	KeyBank	1	10700 Farrow Road	Jushi USA	280,463	08/31/2022
5.03	Property	KeyBank	1	2500 Saint Matthews Road	Husqvarna Consumer Outdoor Products	319,000	12/31/2021
5.04	Property	KeyBank	1	625 South Old Piedmont Highway	Chempak International, Inc.	100,000	07/31/2026	MB Grain, LLC	100,000	01/31/2029
5.05	Property	KeyBank	1	1020 Idlewild Boulevard	Jones School Supply	44,100	11/30/2020	Snider Tire, Inc.	24,500	05/31/2025	Athens Paper Company	24,500	03/31/2023
5.06	Property	KeyBank	1	1235 Commerce Drive	Dana Off Highway Products	152,945	06/30/2021
5.07	Property	KeyBank	1	220 Commerce Road	Saddle Creek Corporation	158,889	04/30/2021
5.08	Property	KeyBank	1	1001-1005 Technology Drive	Harsco Rail	100,000	11/30/2020
5.09	Property	KeyBank	1	209 Flintlake Road	Jushi USA	122,419	11/30/2022
5.10	Property	KeyBank	1	2050 American Italian Way	Avantech Inc.	122,100	07/01/2024
5.11	Property	KeyBank	1	546 L & C Distribution Parkway	Footprint South Carolina	110,000	01/31/2023
5.12	Property	KeyBank	1	1255 Commerce Drive	CHEP USA	82,000	05/31/2024
5.13	Property	KeyBank	1	3430 Platt Springs Road	Barron's Wholesale Tire	39,600	05/31/2022	University of South Carolina	24,500	07/31/2022
5.14	Property	KeyBank	1	3260 Southport Road	West Logistics	90,000	08/31/2022
5.15	Property	KeyBank	1	251 Corporate Park Boulevard	Bimbo Bakeries	35,100	08/17/2024
5.16	Property	KeyBank	1	1025 Technology Drive	L&L Distributors	39,300	06/30/2020
6	Loan	SGFC	27	ExchangeRight Net Leased Portfolio 32
6.01	Property	SGFC	1	Hobby Lobby - Onalaska, WI	Hobby Lobby	63,919	12/31/2029
6.02	Property	SGFC	1	BioLife Plasma Services L.P. - Phoenix, AZ	BioLife Plasma Services L.P.	13,969	07/31/2034
6.03	Property	SGFC	1	Hobby Lobby - Olathe, KS	Hobby Lobby	55,000	12/31/2033
6.04	Property	SGFC	1	CVS Pharmacy - Atlanta, GA	CVS Pharmacy	11,800	01/31/2034
6.05	Property	SGFC	1	Walgreens - Midland, MI	Walgreens	14,820	07/31/2080
6.06	Property	SGFC	1	Walgreens - Racine, WI	Walgreens	15,120	11/30/2079
6.07	Property	SGFC	1	Tractor Supply - Oakdale, PA	Tractor Supply Company	19,097	04/30/2030
6.08	Property	SGFC	1	Tractor Supply - Burleson, TX	Tractor Supply Company	19,097	11/29/2034
6.09	Property	SGFC	1	CVS Pharmacy - Marietta, GA	CVS Pharmacy	10,880	01/31/2031
6.10	Property	SGFC	1	Tractor Supply - Oak Ridge, NC	Tractor Supply Company	21,677	09/30/2030
6.11	Property	SGFC	1	Walgreens - Delafield, WI	Walgreens	13,905	09/30/2069
6.12	Property	SGFC	1	CVS Pharmacy - Channelview, TX	CVS Pharmacy	10,908	09/28/2033
6.13	Property	SGFC	1	Fresenius Medical Care - Greensburg, PA	Fresenius Medical Care	8,353	07/31/2034
6.14	Property	SGFC	1	Tractor Supply - Beaver Falls, PA	Tractor Supply Company	19,097	09/30/2030
6.15	Property	SGFC	1	Fresenius Medical Care - Goldsboro, NC	Fresenius Medical Care	9,813	10/31/2030
6.16	Property	SGFC	1	CVS Pharmacy - Eagan, MN	CVS Pharmacy	10,880	01/31/2030
6.17	Property	SGFC	1	CVS Pharmacy - Vestavia Hills, AL	CVS Pharmacy	10,880	01/31/2030
6.18	Property	SGFC	1	CVS Pharmacy - Yeadon, PA	CVS Pharmacy	10,125	12/31/2029
6.19	Property	SGFC	1	CVS Pharmacy - South Lyon, MI	CVS Pharmacy	10,880	01/31/2030
6.20	Property	SGFC	1	Advance Auto Parts - Ocoee, FL	Advance Auto Parts	7,000	11/30/2032
6.21	Property	SGFC	1	Dollar General - Asheville, NC	Dollar General	9,002	11/30/2034
6.22	Property	SGFC	1	Dollar General - Midland (Front), TX	Dollar General	10,640	09/30/2033
6.23	Property	SGFC	1	Dollar General - Port Huron, MI	Dollar General	9,026	03/31/2035
6.24	Property	SGFC	1	Dollar General - Goshen, IN	Dollar General	9,002	03/31/2035
6.25	Property	SGFC	1	Dollar General - Midland (349 Hwy), TX	Dollar General	9,026	09/30/2034
6.26	Property	SGFC	1	Dollar General - Jackson, MI	Dollar General	9,026	11/30/2034
6.27	Property	SGFC	1	Dollar General - Mishawaka, IN	Dollar General	9,100	07/31/2033
7	Loan	KeyBank	7	SSTIV Self Storage Portfolio
7.01	Property	KeyBank	1	SmartStop - Plant City
7.02	Property	KeyBank	1	SmartStop - North Las Vegas
7.03	Property	KeyBank	1	SmartStop - Puyallup
7.04	Property	KeyBank	1	SmartStop - Las Vegas
7.05	Property	KeyBank	1	SmartStop - Texas City
7.06	Property	KeyBank	1	SmartStop - Jensen Beach
7.07	Property	KeyBank	1	SmartStop - Riverside
8	Loan	KeyBank	27	Acuity Portfolio
8.01	Property	KeyBank	1	201 West 92nd Street	Playground Pups of New York LLC	1,700	07/31/2029	99 Cent & More Amsterdam Inc.	1,237	09/30/2024	658-660 Amsterdam Corp.	1,147	MTM
8.02	Property	KeyBank	1	200 West 93rd Street	Sunflower Amsterdam LLC	2,384	04/30/2024	Talia Restaurant Group LLC	1,294	12/31/2024	Playground PUPS	1,050	07/31/2029
8.03	Property	KeyBank	1	780 Riverside Drive
8.04	Property	KeyBank	1	331, 333, & 337 West 43rd Street
8.05	Property	KeyBank	1	3489 Broadway	The Dermatology Specialists	2,422	01/31/2032	Espresso Matto	2,389	01/31/2030
8.06	Property	KeyBank	1	884 West End Avenue
8.07	Property	KeyBank	1	529-537 East 81st Street
8.08	Property	KeyBank	1	730 Riverside Drive
8.09	Property	KeyBank	1	1843 1st Avenue
8.10	Property	KeyBank	1	432 East 88th Street
8.11	Property	KeyBank	1	440 Audubon Avenue
8.12	Property	KeyBank	1	66-70 West 109th Street

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					TENANCY INFORMATION(22)(23)(24)
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Largest Tenant	Unit Size	Lease Expiration	Second Largest Tenant	Unit Size	Lease Expiration	Third Largest Tenant	Unit Size	Lease Expiration
8.13	Property	KeyBank	1	470 West 23rd Street	New York Fast Gourmet Premier, LLC	1,155	07/31/2025	Don Giovanni Restaurant	1,155	08/31/2025
8.14	Property	KeyBank	1	136 & 144 West 111th Street
8.15	Property	KeyBank	1	140 & 148 West 111th Street
8.16	Property	KeyBank	1	237 1st Avenue	Judlau Contracting, Inc.	11,700	07/14/2021	New Cingular Wireless PCS LLC	1,571	12/31/2024	Rave PCS of East Village LLC	251	12/31/2024
8.17	Property	KeyBank	1	589 Riverside Drive
8.18	Property	KeyBank	1	132-134 West 109th Street
8.19	Property	KeyBank	1	480 Humboldt Street
8.20	Property	KeyBank	1	2 West 125th Street	TG Holding Company, LLC	3,180	07/31/2020	Casa Blanca Gourmet	636	05/31/2027	Beautybabezentertainmentz, LLC	636	09/30/2028
8.21	Property	KeyBank	1	61 West 106th Street
8.22	Property	KeyBank	1	1741 1st Avenue	1st Ave Gourmet Deli LLC	1,125	11/30/2027	Passion Bodywork	1,000	03/31/2029
8.23	Property	KeyBank	1	2090-2092 Amsterdam Avenue	La Candada	1,350	03/31/2028	PCS America LLC	605	02/28/2021	Ramses Deli	590	05/31/2024
8.24	Property	KeyBank	1	2330 7th Avenue
8.25	Property	KeyBank	1	132 Sherman Avenue
8.26	Property	KeyBank	1	245 Flatbush Avenue	Doughnut Plant	850	04/30/2024
8.27	Property	KeyBank	1	240 East 85th Street	Amenity Spa 90	450	01/31/2029
9	Both	Barclays	1	F5 Tower	F5 Networks, Inc.	515,518	09/30/2033
10	Both	SGFC	1	The Arbors	Skyworks Solutions, Inc	61,242	02/28/2026	ZS Associates, Inc.	35,500	12/31/2023	Mercury Insurance Services LLC	21,246	09/30/2024
11	Both	Natixis	1	Santa Monica Physician's Center	The Regents of the University (UCLA)	9,831	09/15/2024	Payam Daneshrad, MD, Inc	3,233	08/31/2033	Westside Pediatric Dental Group	3,110	05/31/2027
12	Both	Natixis	1	725 Fourth Avenue
13	Both	Barclays	1	650 Madison Avenue	Ralph Lauren Corporation	277,016	12/31/2024	Memorial Sloan Kettering Cancer Center	100,700	07/31/2023	Sotheby's Int'l Realty Inc	37,772	11/30/2035
14	Both	Barclays	1	One Stockton	T-Mobile	16,987	11/30/2026
15	Both	RREF	1	Vernon Tower
16	Both	Barclays	1	One Bel Air
17	Both	SGFC	1	Meridian One Colorado	Burns & McDonnell Engineering	94,810	06/30/2023	Dasco Incorporated	7,794	08/31/2023	Partners in Pediatrics	7,676	04/30/2023
18	Loan	KeyBank	7	Time Out MHC Portfolio
18.01	Property	KeyBank	1	Laiken Estates
18.02	Property	KeyBank	1	Alamac Village
18.03	Property	KeyBank	1	Pine Run
18.04	Property	KeyBank	1	Taylor Park
18.05	Property	KeyBank	1	Wysteria Estates
18.06	Property	KeyBank	1	Abbott Park
18.07	Property	KeyBank	1	West Estates
19	Loan	SGFC	4	Bronx Multifamily Portfolio
19.01	Property	SGFC	1	505 East 184th Street
19.02	Property	SGFC	1	2334 Washington Avenue
19.03	Property	SGFC	1	2607 Jerome Avenue
19.04	Property	SGFC	1	2268 Washington Avenue
20	Both	RREF	1	1st & Pine
21	Both	RREF	1	West Side Plaza	Hobby Lobby	74,194	02/28/2026	BI-LO	46,649	10/31/2025	St. Andrews Fitness	31,609	05/31/2026
22	Loan	KeyBank	6	Skyline MHC Portfolio
22.01	Property	KeyBank	1	Desert Shores Estates MHC
22.02	Property	KeyBank	1	Noblesse Oblige Estates
22.03	Property	KeyBank	1	Desert Haven MHC
22.04	Property	KeyBank	1	Oak Meadows MHC
22.05	Property	KeyBank	1	Sun City MHC
22.06	Property	KeyBank	1	Carla Ridge Estates
23	Both	RREF	1	GDR Manassas	ECPI	49,777	12/31/2024	Shapiro & Brown, LLP	15,143	02/28/2026	GSA - Bureau of Industry & Security - Office of Export Enforcement & Seized Computer Recovery Specialists	9,690	10/09/2029
24	Loan	RREF	4	DFW Retail Portfolio
24.01	Property	RREF	1	Keller Marketplace	PPG Paints	2,500	04/30/2028	Row House	2,004	08/31/2029	Verizon	2,000	03/31/2023
24.02	Property	RREF	1	Grand Central Crossing	Pacific Dental	3,040	02/28/2030	Wingstop	1,778	05/31/2030	Jimmy John's	1,500	07/31/2028
24.03	Property	RREF	1	Summer Creek Plaza	Summer Creek Animal Therapy	2,800	10/31/2028	Reliable Dentistry	2,000	01/31/2029	La Bella Italy (Pizza)	1,455	11/30/2024
24.04	Property	RREF	1	Kelly Plaza	Palio's Pizza Café	2,500	09/30/2026	Oasis Nail Spa	2,007	12/31/2026	Pleasure Dental	2,000	12/31/2026
25	Both	Natixis	1	Simply Space Self Storage Merced
26	Both	KeyBank	1	Kemper Pointe	Unlimited Real Estate Services, Inc.	21,988	02/28/2025	Hazen and Sawyer, P.C.	16,081	01/31/2022	Kiwiplan Inc.	15,149	05/31/2026
27	Both	KeyBank	1	Extra Space Storage Phoenix
28	Both	KeyBank	1	40 & 50 Beaver Street	C&S Architecture	20,181	03/31/2022	NYBDC	20,041	02/28/2025	SUNY	10,025	09/30/2027
29	Both	Barclays	1	The Storage Depot
30	Loan	RREF	2	Silver Creek Apartments Portfolio
30.01	Property	RREF	1	Silver Creek Apartments
30.02	Property	RREF	1	Cardinal Creek Apartments
31	Both	RREF	1	Twelve Oaks RV Resort
32	Loan	KeyBank	3	Cape Coral and Dunedin
32.01	Property	KeyBank	1	Fresenius Kidney Care Dunedin	Bio-Medical Applications of Florida; d/b/a Fresenius Kidney Care Dunedin	8,714	07/31/2032	Dr. Robert Patton	928	07/31/2024
32.02	Property	KeyBank	1	625 Del Prado Boulevard	Associates in Digestive Health	6,193	10/31/2030
32.03	Property	KeyBank	1	665 Del Prado Boulevard	Cape Health Surgery Center	5,200	02/28/2028
33	Both	RREF	1	Advantage Self-Storage
34	Both	KeyBank	1	StorQuest Self Storage - Honolulu
35	Both	KeyBank	1	Cool Creek Village	Becknell Industrial	7,907	07/31/2024	Salon Lofts	5,357	08/31/2023	Garvin Dentistry	3,132	01/31/2027
36	Both	KeyBank	1	Hogan Self Storage
37	Both	KeyBank	1	Laborers Union Building	Laborers Union	12,371	07/31/2029	Red Rock Surgery Center	8,086	08/31/2024	Foot, Ankle & Lower Leg Center	4,509	07/31/2025
38	Both	KeyBank	1	7-Eleven - 351 Bowery	7-Eleven	2,162	12/31/2034
39	Both	KeyBank	1	StorQuest Self Storage - Apache
40	Both	RREF	1	Ranch at Cooper River Apartments
41	Both	KeyBank	1	StorQuest Self Storage - Tucson
42	Both	KeyBank	1	Combs Mini Storage
43	Both	KeyBank	1	Brookside MHC
44	Both	KeyBank	1	StorQuest Self Storage - Phoenix
45	Both	KeyBank	1	Hermann Oaks MHC
46	Both	KeyBank	1	Katy Village MHC
47	Both	RREF	1	Sharidon MHP
48	Both	RREF	1	Dollar General-Becker, MN	Dollar General	9,002	07/31/2034
49	Both	RREF	1	Dollar General-Kincheloe, MI	Dollar General	9,026	09/30/2034

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					TENANCY INFORMATION(22)(23)(24)
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Fourth Largest Tenant	Unit Size	Lease Expiration	Fifth Largest Tenant	Unit Size	Lease Expiration	Loan Purpose	Principal/Carveout Guarantor	Related Borrower(25)	Lockbox (Y/N)	Lockbox Type(26)
1	Both	Barclays	1	Parkmerced							Refinance	Robert A. Rosania	Yes - Group 1	Yes	Soft
2	Both	Barclays	1	525 Market Street	Cloudera, Inc.	57,272	05/31/2025	Zurich American Insurance Company	39,923	11/30/2022	Recapitalization	NAP	No	Yes	Hard
3	Both	SGFC	1	The Cove at Tiburon							Recapitalization/Refinance	Robert A. Rosania	Yes - Group 1	Yes	Soft
4	Loan	KeyBank	12	Inland Self Storage Michigan Portfolio							Acquisition	Inland Private Capital Corporation	No	Yes	Springing
4.01	Property	KeyBank	1	Simply Self Storage - Lake Orion
4.02	Property	KeyBank	1	Simply Self Storage - Okemos
4.03	Property	KeyBank	1	Simply Self Storage - Grand Rapids
4.04	Property	KeyBank	1	Simply Self Storage - Jackson
4.05	Property	KeyBank	1	Simply Self Storage - Novi
4.06	Property	KeyBank	1	Simply Self Storage - Westland
4.07	Property	KeyBank	1	Simply Self Storage - Chesterfield
4.08	Property	KeyBank	1	Simply Self Storage - Wyoming
4.09	Property	KeyBank	1	Simply Self Storage - State Street
4.10	Property	KeyBank	1	Simply Self Storage - Ypsilanti
4.11	Property	KeyBank	1	Simply Self Storage - Kalamazoo
4.12	Property	KeyBank	1	Simply Self Storage - Lansing West
5	Loan	KeyBank	16	Weston South Carolina Industrial Portfolio							Acquisition	Legacy Properties Group, Inc.	No	Yes	Springing
5.01	Property	KeyBank	1	375 Metropolitan Drive
5.02	Property	KeyBank	1	10700 Farrow Road
5.03	Property	KeyBank	1	2500 Saint Matthews Road
5.04	Property	KeyBank	1	625 South Old Piedmont Highway
5.05	Property	KeyBank	1	1020 Idlewild Boulevard	AT&T Services	24,500	03/31/2022	American Product	19,600	03/31/2021
5.06	Property	KeyBank	1	1235 Commerce Drive
5.07	Property	KeyBank	1	220 Commerce Road
5.08	Property	KeyBank	1	1001-1005 Technology Drive
5.09	Property	KeyBank	1	209 Flintlake Road
5.10	Property	KeyBank	1	2050 American Italian Way
5.11	Property	KeyBank	1	546 L & C Distribution Parkway
5.12	Property	KeyBank	1	1255 Commerce Drive
5.13	Property	KeyBank	1	3430 Platt Springs Road
5.14	Property	KeyBank	1	3260 Southport Road
5.15	Property	KeyBank	1	251 Corporate Park Boulevard
5.16	Property	KeyBank	1	1025 Technology Drive
6	Loan	SGFC	27	ExchangeRight Net Leased Portfolio 32							Acquisition	David Fisher, Joshua Ungerecht, Warren Thomas	No	Yes	Hard
6.01	Property	SGFC	1	Hobby Lobby - Onalaska, WI
6.02	Property	SGFC	1	BioLife Plasma Services L.P. - Phoenix, AZ
6.03	Property	SGFC	1	Hobby Lobby - Olathe, KS
6.04	Property	SGFC	1	CVS Pharmacy - Atlanta, GA
6.05	Property	SGFC	1	Walgreens - Midland, MI
6.06	Property	SGFC	1	Walgreens - Racine, WI
6.07	Property	SGFC	1	Tractor Supply - Oakdale, PA
6.08	Property	SGFC	1	Tractor Supply - Burleson, TX
6.09	Property	SGFC	1	CVS Pharmacy - Marietta, GA
6.10	Property	SGFC	1	Tractor Supply - Oak Ridge, NC
6.11	Property	SGFC	1	Walgreens - Delafield, WI
6.12	Property	SGFC	1	CVS Pharmacy - Channelview, TX
6.13	Property	SGFC	1	Fresenius Medical Care - Greensburg, PA
6.14	Property	SGFC	1	Tractor Supply - Beaver Falls, PA
6.15	Property	SGFC	1	Fresenius Medical Care - Goldsboro, NC
6.16	Property	SGFC	1	CVS Pharmacy - Eagan, MN
6.17	Property	SGFC	1	CVS Pharmacy - Vestavia Hills, AL
6.18	Property	SGFC	1	CVS Pharmacy - Yeadon, PA
6.19	Property	SGFC	1	CVS Pharmacy - South Lyon, MI
6.20	Property	SGFC	1	Advance Auto Parts - Ocoee, FL
6.21	Property	SGFC	1	Dollar General - Asheville, NC
6.22	Property	SGFC	1	Dollar General - Midland (Front), TX
6.23	Property	SGFC	1	Dollar General - Port Huron, MI
6.24	Property	SGFC	1	Dollar General - Goshen, IN
6.25	Property	SGFC	1	Dollar General - Midland (349 Hwy), TX
6.26	Property	SGFC	1	Dollar General - Jackson, MI
6.27	Property	SGFC	1	Dollar General - Mishawaka, IN
7	Loan	KeyBank	7	SSTIV Self Storage Portfolio							Refinance	Strategic Storage Trust IV, Inc.	No	Yes	Springing
7.01	Property	KeyBank	1	SmartStop - Plant City
7.02	Property	KeyBank	1	SmartStop - North Las Vegas
7.03	Property	KeyBank	1	SmartStop - Puyallup
7.04	Property	KeyBank	1	SmartStop - Las Vegas
7.05	Property	KeyBank	1	SmartStop - Texas City
7.06	Property	KeyBank	1	SmartStop - Jensen Beach
7.07	Property	KeyBank	1	SmartStop - Riverside
8	Loan	KeyBank	27	Acuity Portfolio							Refinance	Eugene Mendlowits	No	Yes	Springing
8.01	Property	KeyBank	1	201 West 92nd Street	Dragon House Inc	537	02/29/2028	Simkho Khafizo	479	08/31/2029
8.02	Property	KeyBank	1	200 West 93rd Street
8.03	Property	KeyBank	1	780 Riverside Drive
8.04	Property	KeyBank	1	331, 333, & 337 West 43rd Street
8.05	Property	KeyBank	1	3489 Broadway
8.06	Property	KeyBank	1	884 West End Avenue
8.07	Property	KeyBank	1	529-537 East 81st Street
8.08	Property	KeyBank	1	730 Riverside Drive
8.09	Property	KeyBank	1	1843 1st Avenue
8.10	Property	KeyBank	1	432 East 88th Street
8.11	Property	KeyBank	1	440 Audubon Avenue
8.12	Property	KeyBank	1	66-70 West 109th Street

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					TENANCY INFORMATION(22)(23)(24)
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Fourth Largest Tenant	Unit Size	Lease Expiration	Fifth Largest Tenant	Unit Size	Lease Expiration	Loan Purpose	Principal/Carveout Guarantor	Related Borrower(25)	Lockbox (Y/N)	Lockbox Type(26)
8.13	Property	KeyBank	1	470 West 23rd Street
8.14	Property	KeyBank	1	136 & 144 West 111th Street
8.15	Property	KeyBank	1	140 & 148 West 111th Street
8.16	Property	KeyBank	1	237 1st Avenue
8.17	Property	KeyBank	1	589 Riverside Drive
8.18	Property	KeyBank	1	132-134 West 109th Street
8.19	Property	KeyBank	1	480 Humboldt Street
8.20	Property	KeyBank	1	2 West 125th Street	Taste Of Seafood Express 125th Inc.	636	11/30/2029	Brows on 125th Inc.	636	04/30/2029
8.21	Property	KeyBank	1	61 West 106th Street
8.22	Property	KeyBank	1	1741 1st Avenue
8.23	Property	KeyBank	1	2090-2092 Amsterdam Avenue
8.24	Property	KeyBank	1	2330 7th Avenue
8.25	Property	KeyBank	1	132 Sherman Avenue
8.26	Property	KeyBank	1	245 Flatbush Avenue
8.27	Property	KeyBank	1	240 East 85th Street
9	Both	Barclays	1	F5 Tower							Acquisition	FS KKR Capital Corp., FS KKR Capital Corp. II	No	Yes	Hard
10	Both	SGFC	1	The Arbors	TaxAudit	10,256	01/23/2026	AGFA Corporation	8,722	01/31/2022	Refinance	William D. Felton	Yes - Group 2	Yes	Hard
11	Both	Natixis	1	Santa Monica Physician's Center	David Hisaya Yoshimaru, DDS	2,285	08/31/2028	Tristan E. Bickman, MD	2,183	07/31/2029	Refinance	Albert Taban, The Albert and Azita Taban Living Trust U/A/D 5/11/2004	No	Yes	Hard
12	Both	Natixis	1	725 Fourth Avenue							Refinance	Isaac Kurtz	No	Yes	Soft
13	Both	Barclays	1	650 Madison Avenue	Willett Advisors LLC	25,732	12/31/2024	BC Partners Inc.	19,380	01/31/2027	Refinance	Vornado Realty L.P., OPG Investment Holdings (US), LLC	No	Yes	Hard
14	Both	Barclays	1	One Stockton							Refinance	Ben Ashkenazy	No	Yes	Hard
15	Both	RREF	1	Vernon Tower							Refinance	Mikhael Heletz, Jacob Kenigsberg, Evelyn Kenigsberg	No	Yes	Springing
16	Both	Barclays	1	One Bel Air							Refinance	Pedram Cohen	No	Yes	Soft
17	Both	SGFC	1	Meridian One Colorado	Bohanna-Huston Inc	5,595	07/31/2021	Innovative Real Estate Group	4,647	12/31/2022	Refinance	William D. Felton	Yes - Group 2	Yes	Springing
18	Loan	KeyBank	7	Time Out MHC Portfolio							Refinance	Matthew Ring, Neil Carmichael Bender II	No	Yes	Springing
18.01	Property	KeyBank	1	Laiken Estates
18.02	Property	KeyBank	1	Alamac Village
18.03	Property	KeyBank	1	Pine Run
18.04	Property	KeyBank	1	Taylor Park
18.05	Property	KeyBank	1	Wysteria Estates
18.06	Property	KeyBank	1	Abbott Park
18.07	Property	KeyBank	1	West Estates
19	Loan	SGFC	4	Bronx Multifamily Portfolio							Refinance	Rick Kaminer	No	Yes	Soft
19.01	Property	SGFC	1	505 East 184th Street
19.02	Property	SGFC	1	2334 Washington Avenue
19.03	Property	SGFC	1	2607 Jerome Avenue
19.04	Property	SGFC	1	2268 Washington Avenue
20	Both	RREF	1	1st & Pine							Refinance	Jerry Wise	No	Yes	Springing
21	Both	RREF	1	West Side Plaza	Home Decor Liquidators, LLC	16,051	12/31/2024	Dollar Tree	11,127	08/31/2030	Refinance	Christopher Wild, Abraham Reichbach, Elliot Sasson	No	Yes	Springing
22	Loan	KeyBank	6	Skyline MHC Portfolio							Refinance	Allen Yadgari	No	Yes	Springing
22.01	Property	KeyBank	1	Desert Shores Estates MHC
22.02	Property	KeyBank	1	Noblesse Oblige Estates
22.03	Property	KeyBank	1	Desert Haven MHC
22.04	Property	KeyBank	1	Oak Meadows MHC
22.05	Property	KeyBank	1	Sun City MHC
22.06	Property	KeyBank	1	Carla Ridge Estates
23	Both	RREF	1	GDR Manassas	First Chesapeake	3,731	06/02/2022				Acquisition	BE Investments LLC	No	Yes	Hard
24	Loan	RREF	4	DFW Retail Portfolio							Acquisition	Michael H. Grossfeld, Michael L. Kottwitz	No	Yes	Springing
24.01	Property	RREF	1	Keller Marketplace	Firehouse Subs	1,700	08/31/2023	CherryBerry Yogurt	1,500	08/31/2023
24.02	Property	RREF	1	Grand Central Crossing	Supercuts	1,238	08/01/2023
24.03	Property	RREF	1	Summer Creek Plaza	Angel Nails	1,400	02/29/2024	My Donuts	1,050	02/29/2024
24.04	Property	RREF	1	Kelly Plaza	Metro PCS	1,305	04/30/2027	Sport Clips	1,200	01/31/2022
25	Both	Natixis	1	Simply Space Self Storage Merced							Refinance	Warren W. Wainwright	No	Yes	Hard
26	Both	KeyBank	1	Kemper Pointe	Systems Evolution, Inc.	8,300	05/31/2021	BDO USA, LLP	8,280	04/30/2022	Acquisition	Brian C. Adams, Abhishek Mathur	No	Yes	Springing
27	Both	KeyBank	1	Extra Space Storage Phoenix							Acquisition	James L. Ledwith	No	Yes	Springing
28	Both	KeyBank	1	40 & 50 Beaver Street	Lemery	8,363	07/31/2021	Gleason	7,049	02/28/2024	Acquisition	Mahender R. Musuku, Srinivas Gattu, Subramaniyam Seetha-Raman, Kishore K. Ganji, Dinesh K. Jaiswal	No	Yes	Soft
29	Both	Barclays	1	The Storage Depot							Acquisition	Michael S. Anderson, Sr.	No	Yes	Springing
30	Loan	RREF	2	Silver Creek Apartments Portfolio							Acquisition	Francisco Alzuru, Delta Girbau Ibarra, Carlos Acosta Lopez	No	Yes	Springing
30.01	Property	RREF	1	Silver Creek Apartments
30.02	Property	RREF	1	Cardinal Creek Apartments
31	Both	RREF	1	Twelve Oaks RV Resort							Recapitalization	Velia Vellanti	No	Yes	Springing
32	Loan	KeyBank	3	Cape Coral and Dunedin							Acquisition	Gidon Trope, Craig Hallowes, Ironside Property Investments 1 Inc.	No	Yes	Soft
32.01	Property	KeyBank	1	Fresenius Kidney Care Dunedin
32.02	Property	KeyBank	1	625 Del Prado Boulevard
32.03	Property	KeyBank	1	665 Del Prado Boulevard
33	Both	RREF	1	Advantage Self-Storage							Refinance	Joseph D. Bando, Leonora P. Bando	No	Yes	Springing
34	Both	KeyBank	1	StorQuest Self Storage - Honolulu							Refinance	Clark W. Porter, William W. Hobin, Timothy B. Hobin	Yes - Group 3	Yes	Springing
35	Both	KeyBank	1	Cool Creek Village	Pure Family Chiropractic	2,151	10/31/2021	Thai & Go	2,064	07/12/2028	Refinance	Fillmore Buckeye Investments, LLC	No	Yes	Hard
36	Both	KeyBank	1	Hogan Self Storage							Refinance	Daniel Hogan	No	Yes	Springing
37	Both	KeyBank	1	Laborers Union Building	Schwarz Consulting Company, LLC	2,894	01/31/2023				Acquisition	Yohan Lowie, Vickie DeHart, Paul DeHart	No	Yes	Springing
38	Both	KeyBank	1	7-Eleven - 351 Bowery							Acquisition	Anjali Khosla	No	Yes	Hard
39	Both	KeyBank	1	StorQuest Self Storage - Apache							Refinance	Clark W. Porter, William W. Hobin, Timothy B. Hobin	Yes - Group 3	Yes	Springing
40	Both	RREF	1	Ranch at Cooper River Apartments							Refinance	Paula Forshee	No	Yes	Springing
41	Both	KeyBank	1	StorQuest Self Storage - Tucson							Refinance	Clark W. Porter, William W. Hobin, Timothy B. Hobin	Yes - Group 3	Yes	Springing
42	Both	KeyBank	1	Combs Mini Storage							Refinance	Brett Combs	No	Yes	Springing
43	Both	KeyBank	1	Brookside MHC							Acquisition	Jay N. Yang, Michael A. Mirski	Yes - Group 4	Yes	Springing
44	Both	KeyBank	1	StorQuest Self Storage - Phoenix							Refinance	Clark W. Porter, William W. Hobin, Timothy B. Hobin	Yes - Group 3	Yes	Springing
45	Both	KeyBank	1	Hermann Oaks MHC							Recapitalization	Timothy R. Sturm, James A. Nicholson, Barry C. Wren, Vaughn Mueller	Yes - Group 5	No	None
46	Both	KeyBank	1	Katy Village MHC							Recapitalization	Timothy R. Sturm, James A. Nicholson, Barry C. Wren, Vaughn Mueller	Yes - Group 5	No	None
47	Both	RREF	1	Sharidon MHP							Acquisition	Hansel Rodriguez, Michael Mirski, Jay Yang	Yes - Group 4	Yes	Springing
48	Both	RREF	1	Dollar General-Becker, MN							Acquisition	Ladder Capital CRE Equity LLC	Yes - Group 6	Yes	Hard
49	Both	RREF	1	Dollar General-Kincheloe, MI							Acquisition	Ladder Capital CRE Equity LLC	Yes - Group 6	Yes	Hard

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					HOTEL OPERATING STATISTICS
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	UW Occupancy (%)	UW ADR ($)	UW RevPAR ($)	Most Recent Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	2019 Occupancy (%)	2019 ADR ($)	2019 RevPAR ($)	2018 Occupancy (%)	2018 ADR ($)	2018 RevPAR ($)	2017 Occupancy (%)	2017 ADR ($)	2017 RevPAR ($)
1	Both	Barclays	1	Parkmerced
2	Both	Barclays	1	525 Market Street
3	Both	SGFC	1	The Cove at Tiburon
4	Loan	KeyBank	12	Inland Self Storage Michigan Portfolio
4.01	Property	KeyBank	1	Simply Self Storage - Lake Orion
4.02	Property	KeyBank	1	Simply Self Storage - Okemos
4.03	Property	KeyBank	1	Simply Self Storage - Grand Rapids
4.04	Property	KeyBank	1	Simply Self Storage - Jackson
4.05	Property	KeyBank	1	Simply Self Storage - Novi
4.06	Property	KeyBank	1	Simply Self Storage - Westland
4.07	Property	KeyBank	1	Simply Self Storage - Chesterfield
4.08	Property	KeyBank	1	Simply Self Storage - Wyoming
4.09	Property	KeyBank	1	Simply Self Storage - State Street
4.10	Property	KeyBank	1	Simply Self Storage - Ypsilanti
4.11	Property	KeyBank	1	Simply Self Storage - Kalamazoo
4.12	Property	KeyBank	1	Simply Self Storage - Lansing West
5	Loan	KeyBank	16	Weston South Carolina Industrial Portfolio
5.01	Property	KeyBank	1	375 Metropolitan Drive
5.02	Property	KeyBank	1	10700 Farrow Road
5.03	Property	KeyBank	1	2500 Saint Matthews Road
5.04	Property	KeyBank	1	625 South Old Piedmont Highway
5.05	Property	KeyBank	1	1020 Idlewild Boulevard
5.06	Property	KeyBank	1	1235 Commerce Drive
5.07	Property	KeyBank	1	220 Commerce Road
5.08	Property	KeyBank	1	1001-1005 Technology Drive
5.09	Property	KeyBank	1	209 Flintlake Road
5.10	Property	KeyBank	1	2050 American Italian Way
5.11	Property	KeyBank	1	546 L & C Distribution Parkway
5.12	Property	KeyBank	1	1255 Commerce Drive
5.13	Property	KeyBank	1	3430 Platt Springs Road
5.14	Property	KeyBank	1	3260 Southport Road
5.15	Property	KeyBank	1	251 Corporate Park Boulevard
5.16	Property	KeyBank	1	1025 Technology Drive
6	Loan	SGFC	27	ExchangeRight Net Leased Portfolio 32
6.01	Property	SGFC	1	Hobby Lobby - Onalaska, WI
6.02	Property	SGFC	1	BioLife Plasma Services L.P. - Phoenix, AZ
6.03	Property	SGFC	1	Hobby Lobby - Olathe, KS
6.04	Property	SGFC	1	CVS Pharmacy - Atlanta, GA
6.05	Property	SGFC	1	Walgreens - Midland, MI
6.06	Property	SGFC	1	Walgreens - Racine, WI
6.07	Property	SGFC	1	Tractor Supply - Oakdale, PA
6.08	Property	SGFC	1	Tractor Supply - Burleson, TX
6.09	Property	SGFC	1	CVS Pharmacy - Marietta, GA
6.10	Property	SGFC	1	Tractor Supply - Oak Ridge, NC
6.11	Property	SGFC	1	Walgreens - Delafield, WI
6.12	Property	SGFC	1	CVS Pharmacy - Channelview, TX
6.13	Property	SGFC	1	Fresenius Medical Care - Greensburg, PA
6.14	Property	SGFC	1	Tractor Supply - Beaver Falls, PA
6.15	Property	SGFC	1	Fresenius Medical Care - Goldsboro, NC
6.16	Property	SGFC	1	CVS Pharmacy - Eagan, MN
6.17	Property	SGFC	1	CVS Pharmacy - Vestavia Hills, AL
6.18	Property	SGFC	1	CVS Pharmacy - Yeadon, PA
6.19	Property	SGFC	1	CVS Pharmacy - South Lyon, MI
6.20	Property	SGFC	1	Advance Auto Parts - Ocoee, FL
6.21	Property	SGFC	1	Dollar General - Asheville, NC
6.22	Property	SGFC	1	Dollar General - Midland (Front), TX
6.23	Property	SGFC	1	Dollar General - Port Huron, MI
6.24	Property	SGFC	1	Dollar General - Goshen, IN
6.25	Property	SGFC	1	Dollar General - Midland (349 Hwy), TX
6.26	Property	SGFC	1	Dollar General - Jackson, MI
6.27	Property	SGFC	1	Dollar General - Mishawaka, IN
7	Loan	KeyBank	7	SSTIV Self Storage Portfolio
7.01	Property	KeyBank	1	SmartStop - Plant City
7.02	Property	KeyBank	1	SmartStop - North Las Vegas
7.03	Property	KeyBank	1	SmartStop - Puyallup
7.04	Property	KeyBank	1	SmartStop - Las Vegas
7.05	Property	KeyBank	1	SmartStop - Texas City
7.06	Property	KeyBank	1	SmartStop - Jensen Beach
7.07	Property	KeyBank	1	SmartStop - Riverside
8	Loan	KeyBank	27	Acuity Portfolio
8.01	Property	KeyBank	1	201 West 92nd Street
8.02	Property	KeyBank	1	200 West 93rd Street
8.03	Property	KeyBank	1	780 Riverside Drive
8.04	Property	KeyBank	1	331, 333, & 337 West 43rd Street
8.05	Property	KeyBank	1	3489 Broadway
8.06	Property	KeyBank	1	884 West End Avenue
8.07	Property	KeyBank	1	529-537 East 81st Street
8.08	Property	KeyBank	1	730 Riverside Drive
8.09	Property	KeyBank	1	1843 1st Avenue
8.10	Property	KeyBank	1	432 East 88th Street
8.11	Property	KeyBank	1	440 Audubon Avenue
8.12	Property	KeyBank	1	66-70 West 109th Street

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					HOTEL OPERATING STATISTICS
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	UW Occupancy (%)	UW ADR ($)	UW RevPAR ($)	Most Recent Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	2019 Occupancy (%)	2019 ADR ($)	2019 RevPAR ($)	2018 Occupancy (%)	2018 ADR ($)	2018 RevPAR ($)	2017 Occupancy (%)	2017 ADR ($)	2017 RevPAR ($)
8.13	Property	KeyBank	1	470 West 23rd Street
8.14	Property	KeyBank	1	136 & 144 West 111th Street
8.15	Property	KeyBank	1	140 & 148 West 111th Street
8.16	Property	KeyBank	1	237 1st Avenue
8.17	Property	KeyBank	1	589 Riverside Drive
8.18	Property	KeyBank	1	132-134 West 109th Street
8.19	Property	KeyBank	1	480 Humboldt Street
8.20	Property	KeyBank	1	2 West 125th Street
8.21	Property	KeyBank	1	61 West 106th Street
8.22	Property	KeyBank	1	1741 1st Avenue
8.23	Property	KeyBank	1	2090-2092 Amsterdam Avenue
8.24	Property	KeyBank	1	2330 7th Avenue
8.25	Property	KeyBank	1	132 Sherman Avenue
8.26	Property	KeyBank	1	245 Flatbush Avenue
8.27	Property	KeyBank	1	240 East 85th Street
9	Both	Barclays	1	F5 Tower
10	Both	SGFC	1	The Arbors
11	Both	Natixis	1	Santa Monica Physician's Center
12	Both	Natixis	1	725 Fourth Avenue
13	Both	Barclays	1	650 Madison Avenue
14	Both	Barclays	1	One Stockton
15	Both	RREF	1	Vernon Tower
16	Both	Barclays	1	One Bel Air
17	Both	SGFC	1	Meridian One Colorado
18	Loan	KeyBank	7	Time Out MHC Portfolio
18.01	Property	KeyBank	1	Laiken Estates
18.02	Property	KeyBank	1	Alamac Village
18.03	Property	KeyBank	1	Pine Run
18.04	Property	KeyBank	1	Taylor Park
18.05	Property	KeyBank	1	Wysteria Estates
18.06	Property	KeyBank	1	Abbott Park
18.07	Property	KeyBank	1	West Estates
19	Loan	SGFC	4	Bronx Multifamily Portfolio
19.01	Property	SGFC	1	505 East 184th Street
19.02	Property	SGFC	1	2334 Washington Avenue
19.03	Property	SGFC	1	2607 Jerome Avenue
19.04	Property	SGFC	1	2268 Washington Avenue
20	Both	RREF	1	1st & Pine
21	Both	RREF	1	West Side Plaza
22	Loan	KeyBank	6	Skyline MHC Portfolio
22.01	Property	KeyBank	1	Desert Shores Estates MHC
22.02	Property	KeyBank	1	Noblesse Oblige Estates
22.03	Property	KeyBank	1	Desert Haven MHC
22.04	Property	KeyBank	1	Oak Meadows MHC
22.05	Property	KeyBank	1	Sun City MHC
22.06	Property	KeyBank	1	Carla Ridge Estates
23	Both	RREF	1	GDR Manassas
24	Loan	RREF	4	DFW Retail Portfolio
24.01	Property	RREF	1	Keller Marketplace
24.02	Property	RREF	1	Grand Central Crossing
24.03	Property	RREF	1	Summer Creek Plaza
24.04	Property	RREF	1	Kelly Plaza
25	Both	Natixis	1	Simply Space Self Storage Merced
26	Both	KeyBank	1	Kemper Pointe
27	Both	KeyBank	1	Extra Space Storage Phoenix
28	Both	KeyBank	1	40 & 50 Beaver Street
29	Both	Barclays	1	The Storage Depot
30	Loan	RREF	2	Silver Creek Apartments Portfolio
30.01	Property	RREF	1	Silver Creek Apartments
30.02	Property	RREF	1	Cardinal Creek Apartments
31	Both	RREF	1	Twelve Oaks RV Resort
32	Loan	KeyBank	3	Cape Coral and Dunedin
32.01	Property	KeyBank	1	Fresenius Kidney Care Dunedin
32.02	Property	KeyBank	1	625 Del Prado Boulevard
32.03	Property	KeyBank	1	665 Del Prado Boulevard
33	Both	RREF	1	Advantage Self-Storage
34	Both	KeyBank	1	StorQuest Self Storage - Honolulu
35	Both	KeyBank	1	Cool Creek Village
36	Both	KeyBank	1	Hogan Self Storage
37	Both	KeyBank	1	Laborers Union Building
38	Both	KeyBank	1	7-Eleven - 351 Bowery
39	Both	KeyBank	1	StorQuest Self Storage - Apache
40	Both	RREF	1	Ranch at Cooper River Apartments
41	Both	KeyBank	1	StorQuest Self Storage - Tucson
42	Both	KeyBank	1	Combs Mini Storage
43	Both	KeyBank	1	Brookside MHC
44	Both	KeyBank	1	StorQuest Self Storage - Phoenix
45	Both	KeyBank	1	Hermann Oaks MHC
46	Both	KeyBank	1	Katy Village MHC
47	Both	RREF	1	Sharidon MHP
48	Both	RREF	1	Dollar General-Becker, MN
49	Both	RREF	1	Dollar General-Kincheloe, MI

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Footnotes to Annex A-1

(1)	“Barclays” denotes Barclays Capital Real Estate Inc. as Mortgage Loan Seller; “Natixis” denotes Natixis Real Estate Capital LLC as Mortgage Loan Seller; “SGFC” denotes Societe Generale Financial Corporation as Mortgage Loan Seller; “KeyBank” denotes KeyBank National Association as Mortgage Loan Seller; “Rialto” denotes Rialto Real Estate Fund IV – Debt, LP as Mortgage Loan Seller.

(2)

With respect to Loan No. 2, 525 Market Street, the mortgaged property is comprised of 1,019,280 square feet of office space, 14,655 square feet of retail space, 2,921 square feet of management space, and 235 square feet of storage space.

With respect to Loan No. 8, Acuity Portfolio, the mortgaged properties are comprised of 1,132 multifamily units and 57,481 square feet of commercial space.

With respect to Loan No. 12, 725 Fourth Avenue, the mortgaged property is comprised of 165 multifamily units and 11 retail units.

With respect to Loan No. 13, 650 Madison Avenue, the mortgaged property is comprised of 564,255 square feet of office space and 36,160 square feet of retail space.

With respect to Loan No. 19, Bronx Multifamily Portfolio, the mortgaged properties are comprised of 109 residential units and two commercial units. All of the residential units in the Bronx Multifamily Portfolio are rent-stabilized. A total of 64 units (58.7% of residential units) benefit from at least partial rent payment by New York City through public assistance programs including, among others, the CityFHEPS, LINC II, NYCHA Section 8 and HIV/AIDS Services Administration (HASA) programs.

(3)	Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

(4)

In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but that have not yet commenced paying rent and/or are not in occupancy.

For tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest mortgage loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in the prospectus.

With respect to Loan No. 17, Meridian One Colorado, the Largest Tenant, Burns & McDonnell Engineering, has (i) a free rent period through April 30, 2021 with respect to approximately 3,734 square feet of its leased space and (ii) a future free rent period between May 1, 2021 and June 30, 2021 with respect to approximately 15,033 square feet of its leased space.

(5)

With respect to all mortgage loans, with the exceptions of the mortgage loans identified in “Description of the Mortgage Pool—Definitions” in the prospectus, the Current LTV (%) and the Maturity/ARD LTV (%) are based on the “as-is” Appraised Value ($) even though, for certain mortgage loans, the appraisal provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 1, Parkmerced, the Appraised Value ($) assumes the value of certain units that the borrower has the right to develop but has not yet developed.

With respect to Loan No. 4, Inland Self Storage Michigan Portfolio, the Appraised Value ($) represents the "As Portfolio" value of $102,700,000, which includes a portfolio premium to the mortgaged properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis is $92,180,000. The Current LTV (%) and Maturity/ARD LTV (%) representing the sum of the “as-is” appraised values are 72.3% and 62.1%, respectively.

With respect to Loan No. 7, SSTIV Self Storage Portfolio, the Appraised Value ($) represents the "As Portfolio" value of $84,850,000, which includes a portfolio premium to the mortgaged properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis is $78,810,000. The Current LTV (%) and Maturity/ARD LTV (%) representing the sum of the “as-is” appraised values are 51.4% and 51.4%, respectively.

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With respect to Loan No. 8, Acuity Portfolio, the Appraised Value ($) represents the "As Portfolio with Tax Exclusions" value of $499,330,000, which includes a portfolio premium to the mortgaged properties if sold together on a bulk basis and excludes $1,070,000 of value attributed to the 421a tax abatement at the 480 Humboldt Street property. The sum of the “as-is” appraised values on a stand-alone basis is $472,200,000. The Current LTV (%) and Maturity/ARD LTV (%) representing the sum of the “as-is” appraised values are 34.9% and 34.9%, respectively.

With respect to Loan No. 10, The Arbors, the Appraised Value ($) represents the "As Portfolio" value of $50,700,000, which includes a portfolio premium to the mortgaged properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis is $50,100,000. The Current LTV (%) and Maturity/ARD LTV (%) representing the sum of the “as-is” appraised values are 71.9% and 56.7%, respectively.

With respect to Loan No. 11, Santa Monica Physician’s Center, the Appraised Value ($) is the “prospective as-stabilized” value. The $36,000,000 “as-is” appraised value excludes the two signed leases with The Regents of the University (UCLA) (“UCLA”) for suites 202 and 213. The appraiser concluded a “prospective as-stabilized” appraised value as of April 1, 2020 of $37,000,000, which assumes that UCLA takes occupancy of the two newly signed suites. According to the borrower sponsors, the spaces are expected to be delivered to UCLA by mid-year 2020. Cut-off Date LTV and Maturity Date LTV are calculated based on the “prospective as-stabilized” appraised value. Based on the “as-is” appraised value, Cut-off Date LTV and Maturity Date LTV are 65.8%. Cut-off Date LTV is calculated based on the Cut-off Date Principal Balance of $23,700,000. Excluding the $2,285,000 earnout reserve and based on the “as-is” appraised value, the Cut-off Date LTV is 59.5%.

With respect to Loan No. 13, 650 Madison Avenue, the Appraised Value ($) assumes that outstanding tenant improvements and leasing commissions and free rent are deposited at loan origination. The borrower reserved approximately $9.6 million in outstanding tenant improvements and leasing commissions and free rent into a reserve account at loan origination. The “as-is” value without that assumption is $1,200,000,000.

With respect to Loan No. 22, Skyline MHC Portfolio, the Appraised Value ($) represents the "As Portfolio" value of $21,340,000, which includes a portfolio premium to the mortgaged properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis is $19,180,000. The Current LTV (%) and Maturity/ARD LTV (%) representing the sum of the “as-is” appraised values are 60.9% and 60.9%, respectively.

(6)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Current Balance ($) and Maturity/ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

(7)	The Original Balance ($), Current Balance ($) and Maturity/ARD Balance ($) represent only the mortgage loan included in the issuing entity. The U/W NOI DSCR (x), U/W NCF DSCR (x), Current LTV (%), Maturity/ARD LTV (%), Current U/W NOI Debt Yield (%), Current U/W NCF Debt Yield (%) and Current Balance per Unit ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan(s) in the aggregate but exclude any subordinate companion loan(s). For more information regarding the mortgage loans secured by the mortgaged properties identified under the column heading in this Annex A-1 as 1, 2, 3, 4, 5, 6, 8, 9, 13, 14, and 15, see the charts titled “Whole Loan Summary” and “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—The Whole Loans” in the prospectus.

(8)	For each mortgage loan, the excess of the related Interest Rate % over the related Servicing Fee Rate, the Trustee Fee Rate (including the Certificate Administrator Fee Rate), the Operating Advisor Fee Rate, the Asset Representation Reviewer Fee and the CREFC® Intellectual Property Royalty License Fee Rate (collectively, the “Admin. Fee %”).

(9)

For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

With respect to Loan No. 1, Parkmerced, the Parkmerced whole loan accrues interest on a 30/360 basis at a rate of (i) 2.72457% for the A Notes, (ii) approximately 3.187777232% for the B Notes and (iii) approximately 4.602892857% for the C Notes. The mezzanine loan interest rate is 10.00000% for a five-year term with the option to extend for an additional five years at an interest rate of 12.00000% and accrues on an actual/360 basis. All excess cash distributed by the borrower to the mezzanine borrower is required to be applied to the payment of accrued and unpaid interest on the Parkmerced mezzanine loan, and the mezzanine borrower will not be in default under the Parkmerced mezzanine loan due to the insufficiency of available cash to pay accrued and unpaid interest

A-1-24

in full; provided that any unpaid interest under the mezzanine loan will accrue and be compounded annually. If the mezzanine borrower extends the Parkmerced mezzanine loan for an additional five-year term, any modifications to or refinancing of the Parkmerced whole loan will be subject to certain financial restrictions described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the prospectus.

(10)

With respect to Loan No. 2, 525 Market Street, a Grace Period (Late Payment) of 10 days is allowed once per trailing calendar year.

With respect to Loan No. 17, Meridian One Colorado, a Grace Period (Late Payment) of five days is allowed for any monthly debt service payment due under the terms of the Meridian One Colorado mortgage loan documents.

(11)

With respect to Loan No. 9, F5 Tower, the F5 Tower whole loan is structured with an anticipated repayment date of January 6, 2030 (the “ARD”) and a final maturity date of September 6, 2033, or if the Largest Tenant, F5 Networks, Inc., exercises its early termination option pursuant to its lease, the final maturity date will be September 6, 2030. The monthly debt service payments are based on an initial interest rate of 3.69868%, and are interest-only through and including the ARD and the final maturity date. Commencing on the ARD and each payment date thereafter, the F5 Tower whole loan will accrue interest at an adjusted interest rate, as defined in the F5 Tower whole loan documents; provided, however, interest accrued at the excess of the adjusted interest rate over the initial interest rate will be deferred and will be paid on the maturity date to the extent not paid sooner by the borrower. In addition, from and after the ARD, all excess cash flow from the F5 Tower mortgaged property after the payment of reserves for tax and insurance, condominium charges, mortgage interest on the four senior pari passu promissory notes and two subordinate B-notes (in each case, calculated at the initial interest rate) and the mezzanine debt service as described in the F5 Tower whole loan documents (with interest calculated at the initial interest rate) will be applied as provided in “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The F5 Tower Whole Loan” in the prospectus.

With respect to Loan No. 48, Dollar General-Becker, MN, the mortgage loan is structured with an anticipated repayment date of March 6, 2030 and a final maturity date of September 6, 2034.

With respect to Loan No. 49, Dollar General-Kincheloe, MI, the mortgage loan is structured with an anticipated repayment date of March 6, 2030 and a final maturity date of September 6, 2034.

(12)

The “L” component of the prepayment provision represents lockout payments.

The “Def” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

Certain mortgage loans permit the release of a portion of a mortgaged property (or an individual mortgaged property, in connection with a portfolio mortgage loan) under various circumstances, as described in the prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the prospectus.

With respect to Loan No. 2, 525 Market Street, defeasance of the 525 Market Street whole loan is permitted at any time after the earlier of (i) the second anniversary date of the closing date of the securitization of the last note comprising the whole loan to be securitized or (ii) January 29, 2023. The assumed defeasance lockout period of 28 payments is based on the closing date of this transaction in June 2020. The actual lockout period may be longer.

With respect to Loan No. 3, The Cove at Tiburon, Cove PE Strategic Venture LLC (the “Preferred Equity Investor”) holds a preferred equity interest in RP Maximus Cove, L.L.C. (“Holdco”), an indirect, controlling member of the related borrower, in connection with an original $60,000,000 investment in Holdco (the “Preferred Equity Investment”). Pursuant to a recognition agreement entered into between the lender and the Preferred Equity Investor at origination (the “Recognition Agreement”), the Preferred Equity Investor has the right to assume control of Holdco (a “Control Change”) via a foreclosure, assignment in lieu of foreclosure or other exercise of its remedies as a result of a material default under the related operating agreement. In addition, under the Recognition Agreement, the Preferred Equity Investor has rights including, but not limited to (i) upon the occurrence of an event of default under the related operating agreement, the immediate right, without prior notice, to pay all or any part of The Cove at Tiburon whole loan and (ii) prior to or concurrently with a Control Change, to prepay in part the outstanding principal balance of The Cove at Tiburon whole loan in an amount equal to $35,000,000, provided that

A-1-25

such prepayment is accompanied by payment of (a) any interest that would have accrued on the principal prepaid to, but not including, the next monthly payment date and (b) any applicable yield maintenance premium.

With respect to Loan No. 5, Weston South Carolina Industrial Portfolio, defeasance of the Weston South Carolina Industrial Portfolio whole loan is permitted after the second anniversary of the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 27 payments is based on the closing date of this transaction in June 2020. The actual lockout period may be longer.

With respect to Loan No. 6, ExchangeRight Net Leased Portfolio 32, defeasance of the ExchangeRight Net Leased Portfolio 32 whole loan is permitted following the date that is after the earlier to occur of (i) two years from the closing date of the securitization that includes the last note comprising the ExchangeRight Net Leased Portfolio 32 whole loan to be securitized and (ii) February 11, 2023. The assumed defeasance lockout period of 27 payments is based on the closing date of this transaction in June 2020. The actual lockout period may be longer.

With respect to Loan No. 14, One Stockton, defeasance of the One Stockton whole loan is permitted following the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last note comprising the One Stockton whole loan to be securitized and (ii) November 15, 2022. The assumed defeasance lockout period of 30 payments is based on the closing date of this transaction in June 2020. The actual lockout period may be longer.

(13)

Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness,” and “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in the prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 1, Parkmerced, the Parkmerced whole loan includes two pari passu subordinate B-Notes (B-1 and B-2) and two pari passu subordinate C-Notes (C-1 and C-2), which have a combined Cut-off Date Balance of $953 million and are not included in the BBCMS 2020-C7 securitization trust. In addition, there is an existing mezzanine loan, which has a Cut-off Date Balance of $275 million and is not included in the BBCMS 2020-C7 securitization trust. All loan level metrics are based on the Parkmerced whole loan balance excluding the B-Notes, C-Notes and mezzanine loan.

With respect to Loan No. 2, 525 Market Street, future mezzanine debt is permitted provided that, among other conditions (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio is no greater than 53.7%, (iii) the combined debt service coverage ratio is equal to or greater than 2.84x, (iv) the combined debt yield is equal to or greater than 8.48%, (v) the mezzanine lender enters into a intercreditor agreement satisfactory to the lender and (vi) the borrower obtains rating agency confirmation.

With respect to Loan No. 2, 525 Market Street, the 525 Market Street whole loan includes three pari passu subordinate B-Notes (B-1, B-2 and B-3) which have a combined Cut-off Date Balance of $212.0 million and are not included in the BBCMS 2020-C7 securitization trust. All loan level metrics are based on the whole loan balance excluding the B-Notes.

With respect to Loan No. 3, The Cove at Tiburon, The Cove at Tiburon whole loan includes one subordinate note, Note A-2, which has a Cut-off Date Balance of $97,700,000 and is not included in the BBCMS 2020-C7 securitization trust. All loan-level metrics are based on The Cove at Tiburon whole loan balance excluding Note A-2. Additionally, on the origination date, Cove PE Strategic Venture LLC (the “Preferred Equity Holder”) made a preferred equity investment in the amount of $60,000,000 (the “Preferred Equity Investment”) in RP Maximus Cove, L.L.C. (“Holdco”), an indirect member of the borrower, secured by a pledge of the loan sponsor’s equity interests in Holdco in favor of the Preferred Equity Holder. The Preferred Equity Investment is required to be redeemed upon the earliest to occur of (a) March 8, 2025, (b) any repayment in full or refinancing of The Cove at Tiburon mortgage loan, and (c) the occurrence of an event of default under the documents governing the preferred equity investment.

With respect to Loan No. 5, Weston South Carolina Industrial Portfolio, the Weston South Carolina Industrial Portfolio whole loan has a related mezzanine loan with a Cut-off Date Balance of $18,101,529 that is not included in the BBCMS 2020-C7 securitization trust.

With respect to Loan No. 8, Acuity Portfolio, the Acuity Portfolio whole loan includes two pari passu subordinate B-Notes (B-1 and B-2) which have a combined Cut-off Date Balance of $159 million and are not included in the BBCMS 2020-C7 securitization trust.

A-1-26

With respect to Loan No. 9, F5 Tower, the F5 Tower whole loan includes two pari passu subordinate B-Notes (B-1 and B-2), which have a combined Cut-off Date Balance of $112.6 million and are not included in the BBCMS 2020-C7 securitization trust. In addition, there is an existing mezzanine loan, which has a Cut-off Date Balance of $48.5 million and is not included in the BBCMS 2020-C7 securitization trust. All loan level metrics are based on the F5 Tower whole loan balance excluding the B-Notes and mezzanine loan.

With respect to Loan No. 10, The Arbors, future mezzanine debt is permitted provided, among other conditions (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio is no greater than 71.5%, (iii) the combined debt yield is no less than 8.9%, (iv) the combined debt service coverage ratio is no less than 1.48x, (v) the mezzanine lender enters into an intercreditor agreement satisfactory to the lender, and (vi) the borrower obtains rating agency confirmation.

With respect to Loan No. 13, 650 Madison Avenue, the 650 Madison Avenue whole loan includes four pari passu subordinate B-Notes (B-1, B-2, B-3, and B-4) which have a combined Cut-off Date Balance of $213.2 million and are not included in the BBCMS 2020-C7 securitization trust. All loan level metrics are based on the 650 Madison Avenue whole loan balance excluding the B-Notes.

With respect to Loan No. 17, Meridian One Colorado, future mezzanine debt is permitted provided, among other conditions (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio is no greater than 69.6%, (iii) the combined debt yield is no less than 10.6%, (iv) the combined debt service coverage ratio is no less than 1.93x, (v) the mezzanine lender enters into an intercreditor agreement satisfactory to the lender, and (vi) the borrower obtains rating agency confirmation.

With respect to Loan No. 48, Dollar General–Becker, MN, future mezzanine debt is permitted provided, among other conditions (i) no event of default has occurred and is continuing, (ii) the loan-to-value ratio is equal to or less than 85.0%, (iii) the combined debt service coverage ratio is equal to or greater than 1.20x, (iv) the mezzanine lender enters into an intercreditor agreement in the form provided under the related loan documents, and (v) the borrower obtains rating agency confirmation.

With respect to Loan No. 49, Dollar General–Kincheloe, MI, future mezzanine debt is permitted provided, among other conditions (i) no event of default has occurred and is continuing, (ii) the loan-to-value ratio is equal to or less than 85.0%, (iii) the combined debt service coverage ratio is equal to or greater than 1.20x, (iv) the mezzanine lender enters into an intercreditor agreement in the form provided under the related loan documents, and (v) the borrower obtains rating agency confirmation.

(14)	The U/W NOI DSCR (x) and U/W NCF DSCR (x) for all partial interest-only mortgage loans were calculated based on the first 12 principal and interest payments after the Note Date during the term of the mortgage loan.

(15)	With respect to Loan No. 11, Santa Monica Physician’s Center, the U/W Revenues ($) assume that UCLA takes occupancy of suites 202 and 213. According to the borrower sponsors, the spaces are expected to be delivered to the tenant by mid-year 2020.

(16)	In certain cases, U/W Capital Items ($) is inclusive of certain credits for upfront reserves taken at closing.

(17)

With respect to some mortgage loans, historical financial information may not be available as a result of acquisition financing and/or recent construction.

With respect to Loan No. 5, Weston South Carolina Industrial Portfolio, the year end 2019 financials for the 3260 Southport Road property are annualized based on the trailing two-month statements.

With respect to Loan No. 6, ExchangeRight Net Leased Portfolio 32, the mortgage loan represents acquisition financing and the seller provided limited operating history for the portfolio.

With respect to Loan No. 9, F5 Tower, historical financials are not available because the property was constructed in 2019.

With respect to Loan No. 27, Extra Space Storage Phoenix, the year end 2019 financials are annualized based on the trailing eleven-month statements.

A-1-27

With respect to Loan No. 43, Brookside MHC, the year end 2019 financials are annualized based on the trailing nine-month statements.

(18)

With respect to Loan No. 2, 525 Market Street, the property is comprised of a fee interest, a leasehold interest and a sub-leasehold interest. The fee, leasehold and sub-leasehold interests are collateral for the whole loan. The borrowers own the fee, leasehold and sub-leasehold interests in the property. The borrower is prohibited from transferring or merging any interests, and cannot terminate, amend or modify the ground lease documents.

With respect to Loan No. 9, F5 Tower, the collateral consists of the borrower’s fee interest in the office condominium, 259 borrower-owned spaces in a parking garage and an additional 63 parking spaces leased from The Rainier Club through September 30, 2026. The 63 parking spaces subject to the leasehold interest account for 19.6% of the parking spaces and 11.5% of the parking income (0.7% of total effective gross income).

(19)

Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related mortgage loan documents.

With respect to Loan No. 11, Santa Monica Physician’s Center, the borrower reserved (i) $1,039,626.93 into a reserve account to fund an earnout reserve for suite 202 and (ii) $1,245,373.07 into a reserve account to fund an earnout reserve for suite 213.

With respect to Loan No. 12, 725 Fourth Avenue, the borrower reserved $85,500 for a violations reserve for violations work and violation clearances as identified in the mortgage loan documents.

(20)

Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related mortgage loan documents. In certain cases, reserves with $0 balances are springing and are collected in the event of certain conditions being triggered in the respective mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

With respect to Loan No. 3, The Cove at Tiburon, during the continuance of a Cash Management Period (as defined below), the borrower will be required to transfer any lease termination payments received to a lease termination payment subaccount. A “Cash Management Period” will commence upon: (i) the stated maturity date of March 8, 2025, (ii) the occurrence of an event of default or (iii) the occurrence of any of the defaults under the documents relating to the Preferred Equity Investments (as defined below) (each a “Preferred Equity Event of Default”), and will end, as applicable, (a) with respect to clause (i) above, upon all obligations under The Cove at Tiburon whole loan documents having been repaid in full, (b) with respect to clause (ii) above, once the event of default has been cured and no other event of default has occurred or is continuing and (c) with respect to clause (iii) above, once the Preferred Equity Event of Default has been cured or a change of control in the borrower has been effectuated pursuant to the terms of an intercreditor agreement between the lender and Vanbarton Group.

With respect to Loan No. 4, Inland Self Storage Michigan Portfolio, when the capital expenditure reserve falls below the $215,000 cap, the borrower will be required to escrow $12,373 on a monthly basis for capital improvements.

With respect to Loan No. 6, ExchangeRight Net Leased Portfolio 32, solely as it relates to the Fresenius Medical Care - Greensburg, PA property, until a Reparcelization Event (as defined below) occurs, the monthly deposit into the tax and insurance subaccount on account of real estate taxes for the Fresenius Medical Care - Greensburg, PA property will be one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months for the entirety of the Shared Tax Parcel (as defined below). Following the occurrence of a Reparcelization Event, the lender will return to the borrower that portion of funds in the tax and insurance subaccount solely attributable to real estate taxes for the non-collateral portion of the tax parcel that the Fresenius Medical Care - Greensburg, PA property was previously a part of. Notwithstanding the foregoing, to the extent the tenant at the Fresenius Medical Care - Greensburg, PA property satisfies the requirements of a direct pay tenant, deposits into the tax and insurance subaccount on account of real estate taxes for the Fresenius Medical Care - Greensburg, PA property will be suspended. A “Reparcelization Event” means the separation of the Fresenius Medical Care - Greensburg, PA property from any non-collateral property such that the Fresenius Medical Care - Greensburg, PA property constitutes a separate tax lot and any and all taxes attributable to the shared tax parcel (the "Shared Tax Parcel") have been paid in full, as determined upon receipt by the lender of evidence that each of the foregoing has been satisfied.

With respect to Loan No. 10, The Arbors, monthly escrows for insurance premiums are waived so long as (i) the borrowers have provided the lender with evidence that insurance satisfying the requirements of the mortgage loan

A-1-28

documents has been obtained under one or more blanket policies of insurance and thereafter provides the lender with evidence of the payment of the insurance premiums at least 30 days prior to the date on which such payment would become delinquent and (ii) no event of default is continuing.

With respect to Loan No. 10, The Arbors, the borrowers will have the option, but not the obligation, within ten business days of receipt of notice from the lender of the occurrence of a lease sweep trigger event, to deposit with the lender a cash deposit or letter of credit with a face amount equal to the special rollover deposit amount. Any such cash deposit or letter of credit will be held in the special rollover reserve subaccount. Provided that no event of default has occurred or is continuing, the lender will disburse funds held in the special rollover reserve subaccount within 15 days after the borrowers’ request and based on the terms of the mortgage loan documents.

With respect to Loan No. 11, Santa Monica Physician’s Center, monthly escrows for insurance premiums are waived so long as (a) no event of default under the Santa Monica Physician’s Center mortgage loan documents exists or is continuing, (b) the borrower maintains a blanket or umbrella policy acceptable to the lender, (c) the borrower provides the lender evidence of renewal of such policy and paid receipts for the payment of the insurance premiums by no later than 10 days prior to the expiration of such policy and 30 days prior to the delinquency of payment on such policy, as applicable and (d) the borrower at all times maintains in the tax and insurance subaccount an amount equal to one-half of the annual insurance premiums that the lender estimates would be payable to maintain all of the policies required on a stand-alone basis that are otherwise covered by the blanket or umbrella policy approved by the lender. However, currently, the borrower has been depositing $1,044 into the insurance reserve account on each monthly payment date.

With respect to Loan No. 12, 725 Fourth Avenue, the mortgage loan documents provide for ongoing monthly reserves for TI/LC in an amount initially equal to $0 on each payment date. The borrower is also required to deposit all payments received from tenants in connection with the early termination or cancellation of any leases, including fees, penalties and commissions to the TI/LC reserve. If the lender determines that the funds in the TI/LC reserve will be insufficient to pay (or in excess of) the amounts due for approved leasing expenses, the lender may increase (or decrease) the monthly contribution required to be made by the borrower into the TI/LC reserve. If at any time during the loan term, the balance of the TI/LC reserve falls below $6,000, the borrower will, on the next payment date, deposit an amount to cause the balance of the TI/LC reserve to be at least $12,002.

With respect to Loan No. 17, Meridian One Colorado, monthly escrows for insurance premiums are waived so long as (i) the borrower has provided the lender with evidence that insurance satisfying the requirements of the mortgage loan documents has been obtained under one or more blanket policies of insurance and thereafter provides the lender with evidence of the payment of the insurance premiums at least 30 days prior to the date on which such payment would become delinquent and (ii) no event of default is continuing.

With respect to Loan No. 17, Meridian One Colorado, the mortgage loan documents include a springing special rollover deposit in cash or a letter of credit equal to (i) to the extent the lease sweep trigger event relates solely to the Burns & McDonnell Engineering lease, $20.00 times the square feet of the Burns & McDonnell Engineering premises for which a lease sweep trigger event has occurred minus the balance in the rollover reserve (excluding any remaining portions of the Burns & McDonnell Engineering holdback that have not been disbursed per the loan agreement and any lease termination payments that are deposited in the rollover reserve), (ii) for any other lease that covers 28,000 or more rentable square feet of the improvements at the mortgaged property (a “Major Lease”), $25.00 times the square feet of such Major Lease premises for which a lease sweep trigger event has occurred or a lesser amount necessary to pay for all re-leasing expenses in connection with the re-tenanting of the space under such Major Lease that caused the lease sweep period, including brokerage commissions and tenant improvements, and any shortfalls of payments required during any period of time that rents are insufficient as a result of down time or free rent periods, or (iii) to the extent the lease sweep trigger event relates to a combination of the leases described in items (i) and (ii) above, the balance in the special rollover reserve is equal to the cumulative amounts noted above.

With respect to Loan No. 19, Bronx Multifamily Portfolio, in the event the debt service coverage ratio falls below 1.50x, upon 10 days’ prior written notice to the borrower, the lender may reassess the amount of the required monthly payment for the Monthly Capex Reserve ($) from time to time in its reasonable discretion.

(21)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

A-1-29

With respect to Loan No. 2, 525 Market Street, if an Amazon Rollover Period (as defined in the mortgage loan documents) is continuing, all excess cash will be paid to the lender, which amounts will be transferred by the lender into a reserve account (“the Amazon Rollover Account”). The borrower will also deposit any Amazon Termination Payment (as defined below) into the Amazon Rollover Account. The Amazon Rollover Account is subject to a cap of an amount equal to $60.00 per rentable square foot of the Non-Renewed Amazon Space (as defined below) or the Terminated Amazon Space (as defined below), as applicable. Upon the cessation of an Amazon Rollover Period, all funds on deposit in the Amazon Rollover Account will be disbursed to the borrower. An “Amazon Termination Payment” is any sum paid with respect to a rejection, termination, surrender or cancellation of any portion of Amazon’s lease (including in any bankruptcy case) or any lease buy-out or surrender payment from Amazon (including any payment relating to unamortized tenant improvements and/or leasing commissions and/or application of any security deposit). A “Non-Renewed Amazon Space” is any space leased to Amazon for which Amazon does not (i) give notice of its intent to renew or extend its lease for such space or (ii) enter into a lease amendment which has the effect of renewing or extending the Amazon lease for such space. A “Terminated Amazon Space” is any space for which Amazon exercises any of its lease termination options.

With respect to Loan No. 9, F5 Tower, the lease sweep reserve payments of approximately $64,440 per month during a trigger period will be capped at amounts based on the following: (i) with respect to a Lease Sweep Period (as defined below) caused by clause (a) of a Lease Sweep Period below, $75.00 per rentable square foot of the terminated space; (b) with respect to a Lease Sweep Period caused by clause (ii) below, $38,663,850 ($75.00 per rentable square foot leased to F5 Networks, Inc. (“F5 Networks”)); (c) with respect to a Lease Sweep Period caused by clause (iv) below, $75.00 per rentable square foot of the related defaulted lease; or (d) with respect to a Lease Sweep Period caused by clause (iii) below, $75.00 per rentable square foot of applicable dark space; provided that the aggregate lease sweep reserve cap for all concurrent Lease Sweep Period triggers may not exceed $38,663,850. A “Lease Sweep Period” will commence on the first payment date prior to the ARD following the earliest to occur of (i)(a) a Lease Sweep Tenant Party (as defined below) terminating all or at least 40,000 square feet of space (or, if a full floor of space is less than 40,000 square feet, a full floor of space), upon the effective date of such termination or (b) a Lease Sweep Tenant Party delivering written notice to the borrower or property manager of intent to terminate 40,000 or more square feet of space, upon the later of the date that is 36 months prior to the lease expiration date and the date the written notice is received; (ii) the date that is 10 months prior to the ARD unless F5 Networks does not exercise its early termination right; (iii) a Lease Sweep Tenant Party going dark on 50% or more of its space, subject to certain exceptions set forth in the F5 Tower whole loan documents; (iv) a monetary default or material non-monetary default under (a) the F5 Networks lease or (b) an F5 Networks replacement lease for at least 75% of the square feet demised under the F5 Networks lease, if applicable; or (v) bankruptcy proceedings of a Lease Sweep Tenant Party. A “Lease Sweep Tenant Party” means (a) F5 Networks, (b) a tenant under one or more F5 Networks replacement leases for at least 75% of the rentable square feet demised under the F5 Networks lease or (c) a direct or indirect parent company of either of the foregoing.

With respect to Loan No. 10, The Arbors, monthly rollover reserve deposits equal to $1.25 per square foot are required to the extent the amount contained in the rollover reserve subaccount is ever less than an amount equal to five years of the monthly deposits required to be made to the rollover reserve subaccount excluding the initial deposit and any lease termination payments.

With respect to Loan No. 11, Santa Monica Physician’s Center, the borrower is required to escrow $589.76 on a monthly basis for capital expense reserves until the balance on deposit in the capital reserve subaccount equals or exceeds the $16,879.95 capital reserve cap. Once the capital reserve cap is satisfied, the borrower will not be required to make monthly payments until the account balance is less than $11,253.30. In addition, the borrower is required to escrow $4,688.88 on a monthly basis into the rollover reserve subaccount, subject to a cap of $168,799.50. Once the rollover reserve cap is satisfied, the borrower will not be required to make monthly payments until the account balance is less than $112,533.

With respect to Loan No. 17, Meridian One Colorado, the borrower is required to maintain a minimum balance of $400,000 in the TI/LC reserve, excluding any remaining portions of the Burns & McDonnell Engineering holdback that have not been disbursed pursuant to the terms of the mortgage loan documents and any lease termination payments that are deposited in the rollover reserve until (a) Burns & McDonnell Engineering enters a lease renewal or extension of its existing lease in accordance with the terms of the mortgage loan documents and/or (b) the portions of the leased premises currently occupied by Burns & McDonnell Engineering are subject to one or more replacement leases entered in accordance with the terms of the mortgage loan documents, at which point the minimum balance required to be maintained in the rollover reserve will be reduced pro-rata by the percentage of the existing leased premises that are subject to the lease with Burns & McDonnell Engineering is subject to the satisfaction of the conditions set forth in items (a) and/or (b) immediately above.

A-1-30

With respect to Loan No. 25, Simply Space Self Storage Merced, the borrower is required to escrow $1,614 on a monthly basis for capital expense reserves until the balance on deposit in the capital reserve subaccount equals or exceeds the $48,452 capital reserve cap. Once the capital reserve cap is satisfied, the borrower will not be required to make monthly payments until the account balance is less than $32,301.

(22)

In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date and may not include smaller spaces with different expiration dates.

With respect to Loan No. 2, 525 Market Street, the Largest Tenant, Amazon.com Services LLC, has four separate lease expiration dates for its combined 408,561 square feet of space: (i) the lease for 179,278 square feet will expire on January 31, 2028; (ii) the lease for 28,734 square feet will expire on April 30, 2029; (iii) the lease for 114,434 square feet will expire on February 28, 2030; and (iv) the lease for 86,115 square feet will expire on January 31, 2031.

With respect to Loan No. 2, 525 Market Street, the Second Largest Tenant, Sephora USA, Inc., has two separate lease expiration dates for its combined 167,297 square feet of space: (i) the lease for 110,830 square feet will expire on October 31, 2021 and (ii) the lease for 56,467 square feet will expire on October 31, 2023.

With respect to Loan No. 2, 525 Market Street, the Third Largest Tenant, Wells Fargo Bank, N.A., has two separate lease expiration dates for its combined 142,929 square feet of space: (i) the lease for 114,820 square feet will expire on June 30, 2025 and (ii) the lease for 28,109 square feet will expire on May 28, 2026.

With respect to Loan No. 11, Santa Monica Physician’s Center, the Largest Tenant, UCLA, has four separate lease expiration dates for its combined 9,831 square feet of space: (i) the lease for 2,156 square feet occupied space will expire on September 15, 2024; (ii) the leases for 1,622 square feet and the 1,943 square feet leased spaces will expire on February 28, 2027 and (iii) the lease for 4,110 square feet occupied space will expire on April 30, 2026.

(23)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any mortgaged property.

(24)

The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 2, 525 Market Street, the Largest Tenant, Amazon.com Services LLC, has the one-time right to terminate its lease for certain areas of the property, on various dates (as outlined in the lease), with 12 months’ notice and payment equal to the applicable termination fee for the portion of the property for which the lease is being terminated (as outlined in the lease) within 30 days of giving notice. In addition, for each premises for which Amazon.com Services LLC has an option to terminate, Amazon.com Services LLC can terminate a lesser portion of the given premises, provided that the suites terminated are contiguous and full floors.

With respect to Loan No. 5, Weston South Carolina Industrial Portfolio, tenant Flextronics America, LLC, the sole tenant at the 375 Metropolitan Drive mortgaged property, may terminate its lease effective May 1, 2022 by providing written notice to the borrower no later than February 1, 2022.

With respect to Loan No. 6, ExchangeRight Net Leased Portfolio 32, the sole tenant at (i) the Walgreens - Midland, MI property has the right to terminate its lease effective as of July 31, 2030 upon six months’ prior written notice to the lender; (ii) the Walgreens - Racine, WI property has the right terminate its lease effective as of November 30, 2029 upon six months’ prior written notice to the lender; (iii) the Walgreens - Delafield, WI property has the right to terminate its lease effective as of September 30, 2029 upon six months’ prior written notice to the lender; and (iv) the BioLife Plasma Services L.P. - Phoenix, AZ property has an active right to terminate its lease effective as of 30 days' prior written notice and payment of the net present value of the total rent obligation for the remainder of the lease.

With respect to Loan No. 9, F5 Tower, the Largest Tenant, F5 Networks, has the right to terminate its lease effective as of October 1, 2030 by providing a termination notice to the landlord no later than March 1, 2029 and paying a fee equal to the then-unamortized portions, calculated using a 5% interest factor, on an equal payment basis over the number of lease months during which base rent is payable during the initial lease term of (a) the tenant improvement allowance, (b) the base rent abatement and (c) the leasing commissions paid to the tenant’s broker and landlord’s broker in connection with the lease. Additionally, F5 Networks has the right to terminate its lease

A-1-31

with respect to the two highest full floors at the F5 Tower mortgaged property, effective between September 30, 2025 and September 30, 2026 with 12 months’ notice and payment of a fee equal to the then-unamortized portions, calculated using a 5% interest factor, on an equal payment basis over the number of lease months during which base rent is payable during the initial lease term (determined on a per rentable square foot basis for such two floors) of (a) the tenant improvement allowance, (b) the base rent abatement and (c) leasing commissions paid to the tenant’s broker in connection with the lease. If F5 Networks terminates or provides notice to terminate all or at least 40,000 square feet of its space (or, if a full floor of space is less than 40,000 square feet, a full floor of space), a lease sweep period as defined in the F5 Tower whole loan documents will commence.

With respect to Loan No. 10, The Arbors, the Largest Tenant, Skyworks Solutions, Inc, has a one-time right to terminate its lease on February 28, 2023, with 12 months’ prior written notice and payment of a termination fee equal to the sum of any unamortized tenant improvements, leasing commissions and abated rent, amortizing over 120 months at 7% interest.

With respect to Loan No. 10, The Arbors, the Second Largest Tenant, ZS Associates, Inc. (“ZS”), has a one-time contraction option (the “Contraction Option”) with respect to 8,500 square feet of its leased space (the “Contraction Space”). If ZS exercises the Contraction Option, its occupied space will be reduced by the Contraction Space provided that (i) the Contraction Space must be separately leasable at ZS’ cost, (ii) ZS must provide written notice to the landlord that its business relationship with Amgen, Inc. (its digital enterprise partner) has been terminated and (iii) ZS pays a termination fee equal to the sum of any unamortized tenant improvements, leasing commissions and base rent which will be amortized over 103 months at the rate of 8.0% per annum.

With respect to Loan No. 10, The Arbors, the Fourth Largest Tenant, TaxAudit, has a one-time right to terminate its lease effective June 30, 2024 with at least 12 months’ prior written notice and payment of a termination fee equal to the sum of the unamortized tenant improvement costs, abated rent and leasing commissions which will be amortized on a straight-line basis over 60 months at the rate of 7.0% per annum.

With respect to Loan No. 11, Santa Monica Physician’s Center, the Largest Tenant, UCLA, has termination rights under suites 202 and 213 if the borrower fails to deliver the space by February 2021. The loan is structured with a $2.285 million earnout reserve that will be disbursed to the borrower once, among other conditions, possession of the spaces has been accepted by the tenant (at which time the tenant will have no termination option). According to the borrower sponsors, the spaces are expected to be delivered to UCLA by mid-year 2020.

With respect to Loan No. 20, 1st & Pine, Barsala LLC, a short term rental operator, has the continuous right to terminate its lease by electing a termination date between September 30th to October 31st of any lease year with 12 months’ notice.

With respect to Loan No. 23, GDR Manassas, the Largest Tenant, ECPI, has a one-time right to terminate its lease on December 31, 2023 upon written notice no later than March 31, 2023 and the payment of a termination fee in the amount of approximately $69,275. The Second Largest Tenant, Shapiro & Brown, LLP, has a one-time right to terminate its lease effective January 31, 2024 upon six months’ prior written notice and the payment of a termination fee in the amount of $167,000. The Third Largest Tenant, GSA - Bureau of Industry & Security - Office of Export Enforcement & Seized Computer Recovery Specialists, has an option to terminate its lease upon 120 days’ prior written notice. The Fourth Largest Tenant, First Chesapeake, has a one-time right to terminate its lease effective March 2, 2020 upon six months’ prior written notice and the payment of a termination fee in the amount of approximately $69,000.

With respect to Loan No. 24, DFW Retail Portfolio, the Third Largest Tenant at the Keller Marketplace mortgaged property, Verizon, has a right to terminate its lease, if at any time after September 30, 2021, Verizon Wireless terminates the tenant’s authorization as a Verizon dealer. In order to exercise such termination option, the tenant must pay an amount equal to six months’ rent and the unamortized portion of related tenant improvement and leasing commission costs. The Largest Tenant at the Grand Central Crossing mortgaged property, Pacific Dental, has an option to terminate its lease any time prior to February 28, 2026 upon 180 days’ prior notice and the payment of a termination fee in the amount of approximately $100,000.

With respect to Loan No. 26, Kemper Pointe, the Third Largest Tenant, Kiwiplan Inc., may terminate its lease effective November 30, 2022 by providing written notice to the borrower no later than November 30, 2021 and payment of a termination fee equal to the sum of the unamortized tenant improvement costs, abated rent, and leasing commissions which will be amortized on a straight-line basis over 90 months at the rate of 8% per annum.

(25)	Each number identifies a group of related borrowers.

A-1-32

(26)

The classification of the lockbox types is described in the prospectus. See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Definitions” for further details.

With respect to Loan No. 25, Simply Space Self Storage Merced, the mortgage loan is structured with hard lockbox and springing cash management. Upon the opening of the clearing account, the borrower was required pursuant to a credit card direction letter, to instruct each of the credit card companies with which the borrower or manager has entered into merchant’s or other credit card agreements that all rents payable with respect to the mortgaged property will be transferred to the clearing bank for deposit to the clearing account. The borrower is required to also promptly deliver a credit card direction letter to any new credit card companies with which the borrower or manager enter into merchant’s or other credit card agreements. Upon the commencement of a cash management period, if an existing tenant is not already paying by credit card, the borrower will be required to deliver a tenant direction letter to each existing tenant at the mortgaged property directing each existing tenant to remit their rent checks directly. The borrower is required to also deliver a tenant direction letter to each and every tenant under a lease entered into after the commencement of a cash management period (unless such tenant is already paying by credit card).

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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Annex A-2

Collateral Characteristics

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
Multifamily	Mid Rise	21	$101,643,451	12.6%	1.96x	8.2%	56.2%	55.4%
	High Rise/Townhome	1	60,000,000	7.4	4.00x	11.1%	25.9%	25.9%
	Garden	4	59,730,507	7.4	2.53x	10.4%	45.1%	43.0%
	High Rise	4	8,576,973	1.1	3.39x	12.2%	33.0%	33.0%
	Subtotal:	30	$229,950,930	28.5%	2.69x	9.7%	44.5%	43.7%

Office	CBD	3	$106,807,301	13.2%	3.74x	12.9%	40.5%	39.4%
	Suburban	4	71,120,163	8.8	1.69x	10.7%	69.1%	55.6%
	Medical	8	39,493,508	4.9	2.29x	8.9%	63.6%	61.9%
	Subtotal:	15	$217,420,971	26.9%	2.81x	11.4%	54.0%	48.8%
Self Storage		29	$140,962,074	17.4%	2.15x	9.4%	59.8%	55.3%
Retail	Freestanding	26	$40,630,492	5.0%	2.50x	9.2%	62.4%	62.4%
	Single Tenant	2	24,900,000	3.1	1.82x	7.7%	58.7%	58.7%
	Anchored	1	12,729,666	1.6	1.64x	11.0%	69.2%	55.6%
	Unanchored	2	5,581,054	0.7	1.72x	10.4%	56.7%	51.7%
	Shadow Anchored	2	4,368,946	0.5	1.72x	10.4%	56.7%	51.7%
	Subtotal:	33	$88,210,158	10.9%	2.10x	9.2%	61.7%	59.1%
Industrial	Manufacturing	6	$18,326,678	2.3%	1.73x	11.3%	62.6%	53.9%
	Warehouse	6	18,259,302	2.3	1.73x	11.3%	62.6%	53.9%
	Warehouse/Distribution	4	12,914,020	1.6	1.73x	11.3%	62.6%	53.9%
	Subtotal:	16	$49,500,000	6.1%	1.73x	11.3%	62.6%	53.9%

Manufactured Housing		18	$41,523,878	5.1%	1.80x	9.6%	57.7%	50.4%
Mixed Use	Office/Retail	3	$26,966,911	3.3%	2.79x	10.4%	49.7%	49.7%
	Multifamily/Retail	9	13,282,666	1.6	3.39x	12.2%	33.0%	33.0%
	Subtotal:	12	$40,249,577	5.0%	2.99x	11.0%	44.2%	44.2%
Total / Weighted Average:		153	$807,817,588	100.0%	2.47x	10.2%	53.4%	49.8%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 8, 9, 13, 14 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2, 3, 5, 8, 9 and 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan Nos. 9, 48 and 49, each with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date.

(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. In the case of Loan No. 1, the mortgage loan is interest-only for the entire term and accrues interest on a 30/360 basis, the Monthly Debt Service ($) was calculated as the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 30/360.

(4)	In the case of Loan Nos. 1, 4, 7, 8, 10, 11, 13 and 22, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, as portfolio or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

A-2-1

Annex A-2

Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
California	9	$280,589,750	34.7%	3.02x	10.3%	46.2%	44.2%
New York	36	126,667,301	15.7%	2.37x	9.6%	51.1%	49.6%
South Carolina	18	65,610,878	8.1%	1.71x	11.2%	63.7%	53.9%
Washington	3	60,116,000	7.4%	2.93x	11.5%	44.3%	44.3%
Michigan	17	55,748,191	6.9%	1.61x	8.6%	64.7%	56.5%
Arizona	11	32,016,499	4.0%	2.40x	9.5%	59.4%	58.9%
Texas	11	25,022,385	3.1%	2.15x	10.1%	56.4%	53.5%
Florida	7	24,601,022	3.0%	2.33x	10.3%	52.4%	48.4%
North Carolina	10	19,945,458	2.5%	1.76x	9.0%	60.6%	50.8%
Colorado	2	18,025,248	2.2%	1.92x	11.8%	68.2%	59.5%
Nevada	3	16,756,000	2.1%	2.60x	10.8%	50.4%	49.1%
Virginia	1	10,190,413	1.3%	1.82x	12.9%	63.3%	45.5%
Pennsylvania	5	9,626,341	1.2%	2.16x	9.1%	65.3%	63.7%
Ohio	1	8,500,000	1.1%	1.84x	11.7%	66.7%	57.2%
Wisconsin	3	7,617,862	0.9%	2.53x	9.2%	62.0%	62.0%
Arkansas	1	6,700,000	0.8%	1.58x	9.7%	72.2%	67.4%
Kentucky	2	6,349,295	0.8%	1.78x	10.8%	70.5%	56.5%
Indiana	3	5,712,318	0.7%	2.81x	11.4%	60.1%	60.1%
Georgia	2	4,999,222	0.6%	2.53x	9.2%	62.0%	62.0%
Oregon	1	4,625,111	0.6%	1.52x	9.4%	66.0%	53.3%
Hawaii	1	4,540,000	0.6%	2.32x	8.6%	61.5%	61.5%
New Jersey	1	4,400,000	0.5%	1.57x	9.1%	64.9%	56.1%
Kansas	1	3,094,756	0.4%	2.53x	9.2%	62.0%	62.0%
Missouri	1	3,086,962	0.4%	1.48x	8.7%	64.3%	51.1%
Minnesota	2	2,107,289	0.3%	2.20x	9.0%	65.5%	65.5%
Alabama	1	1,169,286	0.1%	2.53x	9.2%	62.0%	62.0%
Total / Weighted Average:	153	$807,817,588	100.0%	2.47x	10.2%	53.4%	49.8%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 8, 9, 13, 14 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2, 3, 5, 8, 9 and 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan Nos. 9, 48 and 49, each with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date.

(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. In the case of Loan No. 1, the mortgage loan is interest-only for the entire term and accrues interest on a 30/360 basis, the Monthly Debt Service ($) was calculated as the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 30/360.

(4)	In the case of Loan Nos. 1, 4, 7, 8, 10, 11, 13 and 22, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, as portfolio or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

A-2-2

Annex A-2

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
$875,000	-	$4,999,999	17	$52,734,949	6.5%	3.96819%	113	2.00x	9.7%	61.9%	57.1%
$5,000,000	-	$9,999,999	9	67,025,373	8.3%	3.97511%	110	1.89x	10.2%	64.6%	57.7%
$10,000,000	-	$19,999,999	9	128,377,517	15.9%	3.97756%	116	1.81x	9.2%	62.7%	57.2%
$20,000,000	-	$29,999,999	4	89,150,000	11.0%	3.61567%	115	2.08x	8.3%	57.9%	57.1%
$30,000,000	-	$39,999,999	2	75,529,750	9.3%	3.66830%	115	2.47x	11.2%	54.5%	47.3%
$40,000,000	-	$49,999,999	4	175,000,000	21.7%	3.58584%	109	2.59x	10.8%	52.2%	49.8%
$50,000,000	-	$60,000,000	4	220,000,000	27.2%	3.24293%	86	3.22x	10.9%	41.2%	39.1%
Total / Weighted Average:			49	$807,817,588	100.0%	3.62296%	105	2.47x	10.2%	53.4%	49.8%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
2.72457	-	3.24999	3	$143,700,000	17.8%	2.88865%	90	3.88x	11.5%	36.8%	36.8%
3.25000	-	3.74999	14	309,439,750	38.3%	3.58143%	112	2.52x	10.3%	54.3%	50.8%
3.75000	-	3.99999	14	222,363,114	27.5%	3.82484%	103	1.92x	9.9%	58.3%	52.6%
4.00000	-	4.24999	11	109,478,950	13.6%	4.10499%	115	1.81x	9.0%	59.5%	55.7%
4.25000	-	4.49999	2	10,025,111	1.2%	4.28229%	117	1.49x	9.4%	66.8%	56.2%
4.50000	-	4.74999	2	8,092,962	1.0%	4.52582%	67	1.71x	10.5%	70.3%	64.4%
4.75000	-	5.25000	3	4,717,701	0.6%	5.06325%	80	1.50x	8.9%	71.9%	68.6%
Total / Weighted Average:			49	$807,817,588	100.0%	3.62296%	105	2.47x	10.2%	53.4%	49.8%

Original Term to Maturity in Months(1)

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
60	4	$119,618,701	14.8%	3.31426%	56	3.25x	10.6%	36.0%	35.6%
84	1	40,000,000	5.0%	3.48000%	81	3.39x	12.2%	33.0%	33.0%
120	44	648,198,887	80.2%	3.68875%	116	2.27x	10.0%	57.9%	53.4%
Total / Weighted Average:	49	$807,817,588	100.0%	3.62296%	105	2.47x	10.2%	53.4%	49.8%

Remaining Term to Maturity in Months(1)

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
54	-	80	4	$119,618,701	14.8%	3.31426%	56	3.25x	10.6%	36.0%	35.6%
81	-	113	1	40,000,000	5.0%	3.48000%	81	3.39x	12.2%	33.0%	33.0%
114	-	118	44	648,198,887	80.2%	3.68875%	116	2.27x	10.0%	57.9%	53.4%
Total / Weighted Average:			49	$807,817,588	100.0%	3.62296%	105	2.47x	10.2%	53.4%	49.8%

(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 8, 9, 13, 14 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2, 3, 5, 8, 9 and 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan Nos. 9, 48 and 49, each with an anticipated repayment date, Maturity Date/ARD LTV, Original Term to Maturity in Months and Remaining Term to Maturity in Months are calculated as of the related anticipated repayment date.

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. In the case of Loan No. 1, the mortgage loan is interest-only for the entire term and accrues interest on a 30/360 basis, the Monthly Debt Service ($) was calculated as the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 30/360.

(3)	In the case of Loan Nos. 1, 4, 7, 8, 10, 11, 13 and 22, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, as portfolio or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

A-2-3

Annex A-2

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	25	$516,194,000	63.9%	3.47540%	100	2.96x	10.4%	47.0%	47.0%
300	1	10,190,413	1.3%	3.80000%	117	1.82x	12.9%	63.3%	45.5%
360	23	281,433,175	34.8%	3.88721%	114	1.60x	9.8%	64.8%	55.0%
Total / Weighted Average:	49	$807,817,588	100.0%	3.62296%	105	2.47x	10.2%	53.4%	49.8%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only			25	$516,194,000	63.9%	3.47540%	100	2.96x	10.4%	47.0%	47.0%
	297		1	10,190,413	1.3%	3.80000%	117	1.82x	12.9%	63.3%	45.5%
356	-	360	23	281,433,175	34.8%	3.88721%	114	1.60x	9.8%	64.8%	55.0%
Total / Weighted Average:			49	$807,817,588	100.0%	3.62296%	105	2.47x	10.2%	53.4%	49.8%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	22	$474,895,000	58.8%	3.45196%	99	2.93x	10.2%	47.5%	47.5%
IO-Balloon	12	182,371,000	22.6%	3.86131%	114	1.62x	9.9%	63.6%	55.9%
Balloon	12	109,252,588	13.5%	3.92231%	115	1.60x	10.1%	66.7%	52.8%
ARD-Interest Only	3	$41,299,000	5.1%	3.74492%	115	3.26x	12.8%	40.7%	40.7%
Total / Weighted Average:	49	$807,817,588	100.0%	3.62296%	105	2.47x	10.2%	53.4%	49.8%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
1.27x	-	1.59x	11	$159,240,263	19.7%	3.84528%	113	1.48x	8.8%	66.0%	55.8%
1.60x	-	1.69x	2	16,954,666	2.1%	4.18498%	116	1.64x	11.0%	66.5%	55.0%
1.70x	-	1.79x	11	134,269,284	16.6%	3.93884%	116	1.75x	9.4%	60.8%	55.7%
1.80x		1.89x	5	49,965,413	6.2%	3.92819%	117	1.85x	10.9%	64.1%	55.8%
1.90x	-	1.99x	1	14,210,000	1.8%	3.97000%	118	1.95x	8.1%	68.0%	68.0%
2.00x	-	2.49x	5	29,107,962	3.6%	3.96381%	115	2.25x	9.3%	57.8%	57.2%
2.50x	-	2.99x	10	204,570,000	25.3%	3.52320%	102	2.68x	9.8%	52.9%	52.9%
3.00x		4.29x	4	199,500,000	24.7%	3.13655%	90	3.83x	12.3%	33.3%	33.3%
Total / Weighted Average:			49	$807,817,588	100.0%	3.62296%	105	2.47x	10.2%	53.4%	49.8%

(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 8, 9, 13, 14 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2, 3, 5, 8, 9 and 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan Nos. 9, 48 and 49, each with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date.

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. In the case of Loan No. 1, the mortgage loan is interest-only for the entire term and accrues interest on a 30/360 basis, the Monthly Debt Service ($) was calculated as the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 30/360.

(3)	In the case of Loan Nos. 1, 4, 7, 8, 10, 11, 13 and 22, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, as portfolio or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

A-2-4

Annex A-2

Collateral Characteristics

LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
25.9%	-	49.9%	8	$316,918,778	39.2%	3.32583%	90	3.42x	11.6%	37.6%	37.5%
50.0%	-	59.9%	11	101,002,212	12.5%	3.99418%	115	1.79x	8.6%	57.8%	55.8%
60.0%	-	64.9%	16	257,177,775	31.8%	3.68125%	117	1.95x	9.2%	62.7%	57.4%
65.0%	-	69.9%	7	71,614,777	8.9%	3.95352%	116	1.90x	10.4%	67.8%	60.6%
70.0%	-	74.6%	7	61,104,046	7.6%	3.91774%	107	1.55x	9.5%	71.6%	58.7%
Total / Weighted Average:			49	$807,817,588	100.0%	3.62296%	105	2.47x	10.2%	53.4%	49.8%

LTV Ratios as of the Maturity Date/ARD(1)(3)

						Weighted Average
Range of Maturity Date/ARD LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
25.9%	-	49.9%	11	$346,262,841	42.9%	3.37399%	93	3.28x	11.5%	39.6%	38.3%
50.0%	-	59.9%	23	288,952,046	35.8%	3.87663%	116	1.67x	9.5%	63.5%	55.7%
60.0%	-	64.9%	9	137,225,000	17.0%	3.59114%	116	2.25x	8.8%	63.0%	61.8%
65.0%	-	70.0%	6	35,377,701	4.4%	4.11143%	101	2.02x	9.0%	68.5%	67.1%
Total / Weighted Average:			49	$807,817,588	100.0%	3.62296%	105	2.47x	10.2%	53.4%	49.8%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Defeasance	33	$523,986,288	64.9%	3.75910%	107	2.19x	9.9%	57.1%	52.8%
Yield Maintenance	11	165,932,301	20.5%	3.39153%	94	2.58x	9.8%	50.0%	45.9%
Defeasance or Yield Maintenance	5	117,899,000	14.6%	3.34366%	116	3.57x	12.1%	41.6%	41.6%
Total / Weighted Average:	49	$807,817,588	100.0%	3.62296%	105	2.47x	10.2%	53.4%	49.8%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Refinance	26	$427,820,140	53.0%	3.59084%	104	2.45x	9.7%	53.1%	50.0%
Acquisition	18	260,232,671	32.2%	3.79651%	114	2.08x	10.4%	60.2%	54.3%
Recapitalization	4	69,764,778	8.6%	3.08153%	116	3.93x	12.7%	39.1%	38.0%
Recapitalization/Refinance	1	50,000,000	6.2%	3.75000%	57	2.68x	10.3%	41.0%	41.0%
Total / Weighted Average:	49	$807,817,588	100.0%	3.62296%	105	2.47x	10.2%	53.4%	49.8%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 8, 9, 13, 14 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2, 3, 5, 8, 9 and 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan Nos. 9, 48 and 49, each with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date.

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. In the case of Loan No. 1, the mortgage loan is interest-only for the entire term and accrues interest on a 30/360 basis, the Monthly Debt Service ($) was calculated as the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 30/360.

(3)	In the case of Loan Nos. 1, 4, 7, 8, 10, 11, 13 and 22, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, as portfolio or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

A-2-5

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ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

A-3-1

Annex A-3	BBCMS 2020-C7

No. 1 – Parkmerced

A-3-2

Annex A-3	BBCMS 2020-C7

No. 1 – Parkmerced

A-3-3

Annex A-3	BBCMS 2020-C7

No. 1 – Parkmerced

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type – Subtype:	Multifamily – High Rise/Townhome
% of IPB:	7.4%	Net Rentable Area (Units):	3,165
Loan Purpose:	Refinance	Location:	San Francisco, CA
Borrower:	Parkmerced Owner LLC	Year Built / Renovated:	1944, 1951 / 2009
Borrower Sponsor:	Robert A. Rosania	Occupancy(1):	94.2%
Interest Rate:	2.72457%	Occupancy Date(1):	9/10/2019
Note Date:	11/26/2019	4th Most Recent NOI:	$44,204,195 (12/31/2016)
Maturity Date:	12/9/2024	3rd Most Recent NOI:	$49,642,357 (12/31/2017)
Interest-only Period:	60 months	2nd Most Recent NOI:	$53,685,525 (12/31/2018)
Original Term:	60 months	Most Recent NOI:	$55,758,363 (TTM 8/31/2019)
Original Amortization Term:	None	UW Economic Occupancy:	91.9%
Amortization Type:	Interest Only	UW Revenues:	$102,983,881
Call Protection(2):	YM(57),O(3)	UW Expenses:	$42,514,116
Lockbox / Cash Management:	Soft / Springing	UW NOI(1):	$60,469,764
Additional Debt(1):	Yes	UW NCF(1):	$59,678,514
Additional Debt Balance(1):	$487,000,000; $708,000,000; $245,000,000; $275,000,000	Appraised Value / Per Unit(1)(4):	$2,110,000,000 / $666,667
Additional Debt Type(1):	Pari Passu; B-Notes; C-Notes; Mezzanine Loan	Appraisal Date(1)(4):	9/3/2019

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap		A Notes	Whole Loan
Taxes:	$795,083	$795,083	N/A	Cut-off Date Loan / Unit:	$172,828	$473,934
Insurance:	$0	Springing	N/A	Maturity Date Loan / Unit:	$172,828	$473,934
Replacement Reserve:	$0	$65,938	N/A	Cut-off Date LTV(4):	25.9%	71.1%
Other:	$108,207	$0	N/A	Maturity Date LTV(4):	25.9%	71.1%
				UW NCF DSCR:	4.00x	1.22x
				UW NOI Debt Yield:	11.1%	4.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$1,500,000,000	83.6%	Payoff Existing Debt(5)	$1,581,601,056	88.1%
Mezzanine Loan(1)	275,000,000	15.3	Rate Buy-Down Fee	117,525,000	6.5
Borrower Sponsor Equity(6)	19,684,403	1.1	Preferred Equity Repayment	45,145,267	2.5
			Closing Costs	33,769,790	1.9
			Swaption Purchase(7)	15,740,000	0.9
			Reserves	903,290	0.1
Total Sources	$1,794,684,403	100.0%	Total Uses	$1,794,684,403	100.0%
(1)	The Parkmerced Mortgage Loan (as defined below) is part of a whole loan, evidenced by nine senior pari passu notes with an aggregate original principal balance of $547.0 million (the “A Notes”), two senior subordinate notes with an aggregate original principal balance of $708.0 million (the “B Notes”) and two junior subordinate notes with an aggregate original principal balance of $245.0 million (the “C Notes”, and collectively with the A Notes and the B Notes, the “Parkmerced Whole Loan”). The sole member of the borrower obtained a $275.0 million mezzanine loan from a third party at loan origination (the “Parkmerced Mezzanine Loan”, and together with the Parkmerced Whole Loan, the “Parkmerced Total Debt”). All NOI, NCF and occupancy information, as well as the Appraised Value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the Parkmerced Whole Loan was underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(2)	Prior to October 9, 2024 (the “Open Date”), and provided no event of default exists, the Parkmerced Total Debt may be prepaid in whole or in part with the payment of a yield maintenance premium. Prepayments of the Parkmerced Total Debt in whole or in part along with any applicable yield maintenance premiums paid will be applied to the Parkmerced Whole Loan and Parkmerced Mezzanine Loan on a pro rata basis; provided, however, so long as no event of default or Cash Trap Period (as defined below) has occurred and is continuing under the Parkmerced Whole Loan, a $75.0 million portion of the Parkmerced Mezzanine Loan may be prepaid in whole or in part at any time (accompanied by a corresponding payment of any accrued and unpaid interest outstanding at the time of such prepayment) without the payment of a yield maintenance premium and without a corresponding pro rata prepayment of the Parkmerced Whole Loan; provided, further, so long as no event of default or Cash Trap

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Period has occurred and is continuing under the Parkmerced Whole Loan, all accrued and unpaid interest on the Parkmerced Mezzanine Loan may be paid at any time without the simultaneous pro rata prepayment of the Parkmerced Whole Loan.

(3)	For a full description of Escrows and Reserves, please see “Escrows and Reserves” below.

(4)	The Appraised Value / Per Unit, Cut-off Date LTV and Maturity Date LTV are based on the “As-Is Value Inclusive of Development Rights (Excluding all of Phase 1)” of $2.110 billion, which reflects the sum of the (i) “As-Is Value (Excluding all of Phase 1)” of $1.741 billion and (ii) “As-Is Value of Development Rights (Excluding all of Phase 1)” of $369.0 million, in each case, as of September 3, 2019. The Cut-off Date LTV and Maturity Date LTV for the A Notes based on the “As-Is Value (Excluding all of Phase 1)” of $1.741 billion are 31.4% and 31.4%, respectively.

(5)	Payoff Existing Debt consists of (i) approximately $440.5 million of outstanding mortgage debt and related fees/interest due thereon, net of credits for escrows and reserves (original balance of $450.0 million) which was securitized in LCCM 2014-PKMD and (ii) payment-in-kind mezzanine debt with an outstanding balance of $1.141 billion (original principal balance of $773.0 million), both of which matured on November 8, 2019.

(6)	Borrower Sponsor Equity was sourced through a bridge loan secured by the borrower sponsor’s fee simple interest in the non-collateral initial Phase I Property (as described in the “Planned Redevelopment” section below).

(7)	To manage rate risk for refinance at the maturity date of the Parkmerced Whole Loan, the borrower purchased a European-style swaption at the origination date with a notional amount of $1.5 billion, a fixed rate of 2.78150%, an effective date of December 9, 2024 and a termination date of December 9, 2029.

The Loan. The Parkmerced Mortgage Loan (as defined below) is secured by a first lien mortgage on the borrower’s fee interest in a portion of a 152-acre multifamily development located in San Francisco, California (the “Parkmerced Property”). The whole loan was co-originated by Barclays Capital Real Estate Inc. and Citi Real Estate Funding Inc. and has an outstanding principal balance as of the Cut-off Date of $1.5 billion. The Parkmerced Whole Loan is comprised of nine senior pari passu notes with an aggregate principal balance of $547.0 million, two senior subordinate notes with an aggregate principal balance of $708.0 million and two junior subordinate notes with an aggregate principal balance of $245.0 million. The Parkmerced Whole Loan has a five-year term, is interest-only for the full term of the loan and amortizes on a 30/360 basis. Note A-5, with an outstanding principal balance as of the Cut-off Date of $60.0 million, is being contributed to the BBCMS 2020-C7 securitization trust (the “Parkmerced Mortgage Loan”). Prior to the occurrence of a control appraisal period, Note C-1 will be the controlling noteholder. The Parkmerced Mortgage Loan is serviced pursuant to the trust and servicing agreement for the MRCD 2019-PARK securitization. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The Parkmerced Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Note Holder	Lead Servicer for Whole Loan	Controlling Piece
A-1	$123,500,000	MRCD 2019-PARK	No	(1)
A-2	$123,500,000	MRCD 2019-PARK	No	No
A-3	$65,000,000	BBCMS 2020-C6	No	No
A-4	$45,000,000	BMARK 2020-IG1	No	No
A-5	$60,000,000	BBCMS 2020-C7	No	No
A-6	$27,500,000	CGCMT 2020-GC46	No	No
A-7	$25,000,000	WFCM 2020-C56	No	No
A-9	$40,000,000	CF 2020-P1	No	No
A-10	$37,500,000	GSMS 2020-GC45	No	No
B-1	$354,000,000	MRCD 2019-PARK	Yes	No
B-2	$354,000,000	MRCD 2019-PARK	Yes	No
C-1	$122,500,000	MRCD 2019-PRKC	No	Yes(1)
C-2	$122,500,000	MRCD 2019-PRKC	No	No
Total	$1,500,000,000
(1)	When a control appraisal period is in effect, Note A-1 will be the controlling note, and the directing certificateholder will be entitled to exercise the related control rights. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The Parkmerced Whole Loan” in the Prospectus.

The Property. Parkmerced is one of the largest multifamily communities in San Francisco, California, spread across 152 acres and containing 3,221 units (of which 3,165 units are collateral for the Parkmerced Whole Loan). Collateral units include 1,482 townhouse units and 1,683 traditional multifamily units. The majority of the Parkmerced Property was constructed from 1944 to 1951 across 11 high-rise towers and 154 garden style townhome buildings. Amenities at the Parkmerced Property include 2,502 parking spaces, on-site fitness centers, business centers, a community clubhouse, electronic car charging stations, access to Lake Merced and high speed Internet services. Select units provide views of the Pacific Ocean, Lake Merced and various golf courses. From January 2015 to September 2019, approximately $40.3 million was spent on capital expenditures at the Parkmerced Property. With approximately 10,000 residents, the Parkmerced Property is designated the third largest neighborhood in San Francisco by acreage, the largest multifamily development in California and the largest privately-owned urban neighborhood in North America by acreage.

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As of September 10, 2019, the Parkmerced Property was 94.2% occupied. Approximately 62.9% of the units are fair market value units, 17.1% of the units are leased to students, and 12.2% of the units are Section 8 units with the remaining 7.8% as a mix of corporate and special circumstance, Good Samaritan, employee leases or unclassified units. All units are governed by the San Francisco Rent Control Ordinance, as are all apartments in San Francisco built before 1979. Under the terms of the ordinance, annual allowable rent increases cannot exceed 60.0% of the percentage increase in the CPI for all urban customers in the San Francisco-Oakland-San Jose region. However, upon a tenant vacating, the ordinance allows for the unit’s rent to be raised to market level. Due to the San Francisco rent controls, the average rents at the Parkmerced Property are approximately 24.4% below estimated market rents. Net operating income has nearly tripled from 2006 to TTM August 2019, with an average net cash flow growth of 9.2% year-over-year, with the net operating income only decreasing twice year-over-year in the past 13 years.

As of May 29, 2020, the residential portion of the Parkmerced Property was open and operating, however, the gym and tenant lounge have been closed due to the State of California’s stay at home order. Collections at the Parkmerced Property were 91.5% for April 2020 and 88.3% as of May 28, 2020. On April 8, 2020, the lenders and the servicer of the Parkmerced Whole Loan received a communication from the borrower which included a potential request for forbearance of debt service payments, commencing with the debt service payment due in May 2020. However, the borrower proceeded to pay its debt service payments for the month of May 2020 as they had for previous months. Additionally, the servicer of the MRCD 2019-PARK trust, which holds the controlling portion of the Parkmerced Whole Loan, has since confirmed that forbearance has not officially been requested, and based on conversations with the borrower a forbearance request is not expected. As of the date of this prospectus, the Parkmerced Whole Loan is not subject to any modification or forbearance request.

Planned Redevelopment: Pursuant to an agreement (the “Development Agreement”) by and among the City and County of San Francisco, a political subdivision and municipal corporation of the State of California (the “City”), and the borrower as successor in interest to Parkmerced Investors Properties LLC, the Parkmerced Property is currently entitled to develop 5,679 net new additional units, which would expand the total project to 8,900 units. The Development Agreement expires on July 9, 2041. The entitlement is among the largest private entitlements in California history. The Development Agreement had an original term of 30 years and provides a vested right to construct the project (prohibiting the City from applying new laws or regulations to the project that would adversely affect the development rights granted by the Development Agreement) during that 30-year term. Under the terms of the Development Agreement, all 1,538 garden units may be demolished and replaced with newly constructed units, and the replacement units must be completed prior to the demolition or construction of other buildings. In addition to the multifamily units, other planned developments include 6,508 parking stalls, a 64,000 square foot amenity building, 80,000 square feet of office space, 224,000 square feet of retail space, a 25,000 square foot school and 68 acres of open spaces and parks. The Development Plan also includes new San Francisco Municipal Railway (“MUNI”) stations, a property-owned shuttle to the Daly City Bay Area Rapid Transit (“BART”) station and multiple car/bike share hubs. In 2013, the Parkmerced Property received the American Institute of Architecture Urban Design award for its long-term design to create the largest carbon net-neutral neighborhood. Infrastructure improvements under the Development Agreement may include the installation of cogeneration and renewable energy sources, such as wind turbines and photovoltaic cells.

Construction under the Development Agreement is expected to be completed over a 20- to 30-year period but does not require the borrower to commence construction within a certain timeframe. The first phase of redevelopment is scheduled to commence during the Parkmerced Whole Loan term. The first phase, Phase 1 A+B (non-collateral), consists of 1,013 units over approximately three years, inclusive of five buildings containing 56 replacement units and 957 net new units. Phase 1 A+B also includes new utilities and streets, 15 acres of new landscaping, three new play areas, three new parks, community gardens and a dog park. The second phase, Phase 1 C+D, was included in the collateral for the Parkmerced Whole Loan because separate tax parcels have not yet been recorded. The Phase 1 C+D units are expected to be freely released from the collateral within the first 12 months of the Parkmerced Whole Loan term and were not included in the appraised value of the Parkmerced Property (see “Partial Release” below) and includes demolishing 56 units, building 166 replacement units and 629 net new units. Future phases (included in the collateral for the Parkmerced Whole Loan) include the remaining buildout of 5,409 units (4,093 net new units and 1,316 replacement units to replace the existing garden style units). While only Phase 1 A+B is expected to be contemplated during the Parkmerced Whole Loan term, the borrower sponsor anticipates continuing a long-term redevelopment phased over the next 20 to 30 years.

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Multifamily Unit Mix
Unit Type	Collateral Units	% of Collateral Units	Occupied Collateral Units	% of Units Occupied	Total Collateral SF	Average Collateral SF	Average Rent Per Unit(1)
Studio (Tower)	11	0.3%	11	100.0%	5,731	521	$2,358
One Bed, One Bath (Tower)	571	18.0%	532	93.2%	450,322	789	$2,423
One Bed, One Bath (Townhouse)	534	16.9%	503	94.2%	389,008	728	$2,388
Two Bed, One Bath (Townhouse)	786	24.8%	745	94.8%	755,865	962	$2,649
Two Bed, Two Bath (Tower)	1,058	33.4%	1,004	94.9%	1,153,124	1,090	$2,830
Three Bed, Two Bath (Townhouse)	120	3.8%	106	88.3%	148,920	1,241	$3,409
Three Bed, 2.5 Bath (Townhouse)	42	1.3%	36	85.7%	58,614	1,396	$3,955
Three Bed, Three Bath (Tower)	43	1.4%	43	100.0%	60,857	1,415	$4,207
Collateral Total	3,165	100.0%	2,980	94.2%	3,022,441	955	$2,690
(1)	Average Rent per Unit is calculated using the total rent inclusive of Section 8 subsidies and Occupied Collateral Units.

Environmental. According to a Phase I environmental assessment dated September 11, 2019, there is no evidence of any recognized environmental conditions at the Parkmerced Property.

Historical and Current Occupancy(1)
2015	2016	2017	2018	Current(2)
91.0%	87.9%	89.7%	90.5%	94.2%
(1)	Historical Occupancy is provided by the borrower. Occupancies are the annualized occupancies for each respective year.

(2)	Current Occupancy is as of September 10, 2019.

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Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM(1)(2)	Underwritten(2)	Per Unit	%(3)
Gross Potential Rent(4)	$130,737,590	$137,605,356	$132,069,625	$137,983,340	$136,812,045	$43,227	100.0%
(Loss to Lease)	(38,116,118)	(41,316,706)	(32,704,965)	(36,784,192)	(32,606,507)	(10,302)	(23.8)
Scheduled Rent	$92,621,472	$96,288,650	$99,364,660	$101,199,148	$104,205,538	$32,924	76.2%
Total Reimbursements	2,808,112	2,952,975	3,453,088	3,819,732	3,819,732	1,207	2.8
Net Rental Income	$95,429,584	$99,241,625	$102,817,748	$105,018,880	$108,025,269	$34,131	79.0%
(Vacancy/Credit Loss)	(15,684,578)	(12,952,736)	(11,082,811)	(9,204,100)	(8,481,722)	(2,680)	(6.2)
Other Income	3,436,071	3,763,450	3,547,300	3,686,531	3,440,333	1,087	2.5
Effective Gross Income	$83,181,077	$90,052,338	$95,282,237	$99,501,311	$102,983,881	$32,538	75.3%
Total Expenses	$38,976,882	$40,409,981	$41,596,712	$43,742,948	$42,514,116	$13,433	41.3%
Net Operating Income	$44,204,195	$49,642,357	$53,685,525	$55,758,363	$60,469,764	$19,106	58.7%
Total TI/LC, Capex/RR	0	0	0	0	791,250	250	0.8
Net Cash Flow	$44,204,195	$49,642,357	$53,685,525	$55,758,363	$59,678,514	$18,856	57.9%
(1)	Based on August 2019 trailing 12 months’ cash flow.

(2)	The increase in Net Operating Income from TTM to Underwritten is due to the market rent resets for vacant units as described in “The Property” section above. No COVID-19 specific adjustments have been incorporated in the lender underwriting.

(3)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Underwritten Gross Potential Rent is based on the September 10, 2019 rent roll’s annualized rents including Section 8.

The Market. The Parkmerced Property is located in San Francisco, California in the southwest sector of the city, just east of Lake Merced in the Ingleside District. The Parkmerced Property is bounded by 19th Avenue and Junipero Serra Boulevard to the east, Brotherhood Way to the south, Lake Merced Boulevard to the west and Holloway Avenue to the north. The Parkmerced Property is located across the street from San Francisco State University, which currently enrolls nearly 30,000 students, and is also adjacent to Lake Merced, Harding Park Golf Club, San Francisco Golf Club and across the lake from the Olympic Golf Course. The Parkmerced Property is centrally located with access to two of the largest employment centers in the Bay Area, downtown San Francisco and Silicon Valley. Transportation is provided via highways I-280 and SR 1 or public transportation, such as MUNI buses, the BART and Caltrain. Google and Apple also provide private company shuttle services to Parkmerced residents via the 19th Avenue and Winston Drive shuttle stop. The overall San Francisco Bay area continues to record employment growth higher than the region and the nation, with an unemployment rate of only 2.5% in 2019. More than 30 Fortune 500 companies are based in San Francisco (second to only New York City), and the Bay Area is home to three of the five most valuable companies in the world by market cap (Apple, Alphabet and Facebook).

The Parkmerced Property is located within the West San Francisco submarket within the San Francisco-Redwood City-South San Francisco market. The submarket contains 19,525 units with a vacancy rate of 1.5%, lower than the overall market vacancy rate of 4.0%. Average rent per unit for the submarket is $2,943 with effective rents per unit of $2,798. Over the past five years, the submarket has experienced no multifamily construction, resulting in greater demand than supply.

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See below for a chart of comparable rentals and comparable sales for the Parkmerced Property:

Comparable Rentals(1)
Property	Units	Average SF per Unit	Built / Renovated	Occupancy	Average Asking Rent (Studio)(2)	Average Asking Rent (1 Bed)(2)	Average Asking Rent (2 Beds)(2)	Average Asking Rent (3 Beds)(2)
Parkmerced	3,165	955	1944, 1951 / 2009	94.2%	$2,405	$2,880	$3,896	$4,929
Westlake Village Apartments	2,910	622	1968	100.0%	$1,883	$2,213	$2,800	$4,233
Lakewood Apartments	722	820	1973	97.0%	$2,203	$2,514	$3,612	NAP
Avalon Sunset Towers	243	847	1961	97.0%	$3,156	$3,638	$4,777	NAP
The Fillmore Center	1,114	1,346	1983	94.0%	$2,471	$2,944	$3,509	$5,355
South City Station Apartments	360	1,111	2007	95.0%	$2,440	$3,250	$3,772	NAP
Pacific Place Apartments	71	1,985	2010	96.0%	NAP	$3,128	$3,545	$4,148
Avalon Ocean Avenue	173	931	2012	97.0%	$3,191	$3,503	$4,519	NAP
Average/Wtd. Average(3)	799	1,095	1988	96.6%	$2,557	$3,027	$3,791	$4,579

(1)	Source: Appraisal, with the exception of Average Asking Rent and Occupancy figures for Parkmerced which are based on the underwritten rent roll dated September 10, 2019.

(2)	Average Asking Rent figures for the Parkmerced Property reflect the average of the respective average market rent figures as provided in the underwritten rent roll weighted based on occupied collateral units.

(3)	Calculated excluding the Parkmerced Property.

	Comparable Sales(1)
Property	Units	Average SF per Unit	Built / Renovated	Occupancy	Sale Date	Sale Price	$/Unit	Adjusted $/Unit	Cap Rate
Blu Harbor Apartments	402	989	2017 / NAP	97.0%	July 2019	$326,000,000	$810,945	$648,756	3.95%
Lex Apartments	387	876	2017 / NAP	98.0%	June 2019	$180,500,000	$466,408	$447,519	4.50%
Jasper	320	1,077	2015 / NAP	97.0%	May 2019	$306,500,000	$957,813	$435,326	3.75%
Domain Apartments	444	1,032	2013 / NAP	97.0%	May 2019	$255,500,000	$575,450	$523,084	4.70%
Sofi Riverview Park	271	811	2015 / NAP	100.0%	April 2019	$132,250,000	$488,007	$492,887	N/A
888 San Mateo	160	850	2014 / NAP	96.0%	November 2018	$104,850,000	$655,313	$668,419	4.39%
Average/Wtd. Average	331	939		97.5%		$217,600,000	$658,989	$535,999	4.26%

(1)	Source: Appraisal.

The Borrower. The borrowing entity for the loan is Parkmerced Owner LLC, a Delaware limited liability company and special purpose entity with at least two independent directors. Legal counsel for the Parkmerced Whole Loan delivered a non-consolidation opinion in connection with the Parkmerced Whole Loan. The non-recourse carveout guarantor for the Parkmerced Whole Loan is Robert A. Rosania. The guarantor is required to maintain a minimum net worth of $175.0 million and minimum liquidity of $25.0 million throughout the term of the Parkmerced Whole Loan.

The Borrower Sponsor. The borrower sponsor of the Parkmerced Whole Loan is Robert A. Rosania. In 2012, Robert A. Rosania founded Maximus Real Estate Partners (“Maximus”), a privately-held real estate firm based in San Francisco with over 130 employees. Maximus concentrates on the acquisition, development and management of multifamily assets throughout the San Francisco Bay area. Over the past seven years, Maximus has acquired ownership interests in over 5,000 multifamily units with an estimated value of approximately $5.0 billion and has an additional 9,000 units in the development pipeline. Maximus principals Robert A. Rosania and Seth Mallen have been involved with the Parkmerced Property since 2005 when it was first acquired by Steller Management Inc. and Rockpoint Group, L.L.C. Prior to forming Maximus, Robert A. Rosania was the chief executive officer of Steller Management Inc., with Seth Mallen overseeing the company’s properties outside of New York (including the Parkmerced Property). A third principal at Maximus, Matthew Myzak, is responsible for spearheading investments and acquisitions and has been involved in approximately $3.0 billion

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of acquisitions and recapitalizations since he joined the firm in 2014. Upon the death or mental incapacity of Robert A. Rosania, Seth Mallen will become the non-recourse guarantor of the Parkmerced Whole Loan and upon the death or mental incapacity of both Robert A. Rosania and Seth Mallen, Matthew Myzak will become the non-recourse guarantor of the Parkmerced Whole Loan, in each case subject to the satisfaction of certain conditions set forth in the Parkmerced Whole Loan documents.

Property Management. The Parkmerced Property is managed by Maximus Real Estate Partners Ltd, a Delaware corporation and an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited in escrow (i) $795,083 for real estate taxes and (ii) $108,207 for required repairs.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equals $795,083.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments if the borrower does not maintain a blanket policy acceptable to the lender.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $65,938 for replacement reserves.

Lockbox / Cash Management. The Parkmerced Whole Loan is structured with a soft lockbox and springing cash management. The borrower is required to direct each non-residential tenant at the Parkmerced Property to transmit its rents directly into the lockbox account. All rents and other amounts received by the borrower or property manager attributable to the Parkmerced Property (except any rents attributable to the Release Property (as defined below)) will be required to be deposited into the lockbox account within two business days of receipt. Absent a Cash Trap Period, funds deposited into the lockbox account will be swept on a daily basis to an account designated by the borrower and to the extent a Cash Trap Period exists, into the cash management account. During a Cash Trap Period, funds will be swept to the payment of, among other things, taxes and insurance, fees due under the cash management agreement, the monthly debt service payment, capital expenditure reserves, operating expenses and other conditions set forth in the Parkmerced Whole Loan documents.

During the continuance of a Cash Trap Period, all excess cash amounts remaining after taking into account all required reserve deposits will be swept and held by the lender in a reserve as additional collateral for the Parkmerced Whole Loan. So long as no event of default has occurred and is continuing, amounts on deposit in the excess cash amounts may be disbursed for shortfalls in reserve deposits for approved capital expenses and for payment of other approved capital expenses and approved operating expenses at the Parkmerced Property as set forth in the Parkmerced Whole Loan documents.

A “Cash Trap Period” will commence following the occurrence of (i) an event of default, (ii) the failure by the borrower to maintain a DSCR of at least 1.05x for two consecutive calendar quarters or (iii) an event of default under the Parkmerced Mezzanine Loan, and will end when (A) the debt under the Parkmerced Whole Loan has been repaid in full or (B) in the case of a Cash Trap Period triggered by an event described in subclause (i) above only, (a) the applicable event of default has been cured and (b) no event that would trigger another Cash Trap Period has occurred, (C) in the case of a Cash Trap Period triggered by an event described in subclause (ii) above only, (x) for two consecutive calendar quarters since the commencement of the existing Cash Trap Period, the DSCR is at least equal to 1.05x, (y) no event of default has occurred and (z) no event that would trigger another Cash Trap Period has occurred, or (D) in the case of a Cash Trap Period triggered by an event described in subclause (iii) above only, (x) the lender has received a notice from the mezzanine lender that the event of default under the Parkmerced Mezzanine Loan has been cured or waived and (y) no event that would trigger another Cash Trap Period has occurred.

Subordinate and Mezzanine Debt. The Parkmerced Whole Loan includes nine senior pari passu notes with an aggregate original principal balance of $547.0 million, two senior subordinate notes with an aggregate original principal balance of $708.0 million and two junior subordinate notes with an aggregate original principal balance of $245.0 million. The Parkmerced Whole Loan accrues interest at a rate of (i) 2.72457% for the A Notes, (ii) approximately 3.187777232% for the B Notes and (iii) approximately 4.602892857% for the C Notes and accrues on a 30/360 basis. The underwritten debt service coverage ratio and underwritten debt yield on the Parkmerced Whole Loan (including the related subordinate companion loans) are 1.22x and 4.0%, respectively. The sole member of the borrower obtained a $275.0 million interest-

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No. 1 – Parkmerced

only mezzanine loan from a third party at loan origination (the “Parkmerced Mezzanine Loan”). The mezzanine loan interest rate is 10.00000% for a five-year term with the option to extend for an additional five years at an interest rate of 12.00000% and accrues on an Actual/360 basis. The underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield of the Parkmerced Mezzanine Loan collectively with the Parkmerced Whole Loan are 0.78x and 3.4%, respectively. However, all excess cash distributed by the borrower to the mezzanine borrower is required to be applied to the payment of accrued and unpaid interest on the Parkmerced Mezzanine Loan, and the mezzanine borrower will not be in default under the Parkmerced Mezzanine Loan due to the insufficiency of available cash to pay accrued and unpaid interest in full; provided that any unpaid interest under the mezzanine loan will accrue and be compounded annually.  If the mezzanine borrower extends the Parkmerced Mezzanine Loan for an additional five-year term, any modifications to or refinancing of the Parkmerced Whole Loan will be subject to certain financial restrictions described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Prospectus. The relative rights and obligations of the holders of the A Notes, the B Notes and the C Notes are governed by the terms of a co-lender agreement. The lender and the mezzanine lender are also governed by an intercreditor agreement that provides for the subordination of the Parkmerced Mezzanine Loan. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The Parkmerced Whole Loan” in the Prospectus.

Partial Release. In conjunction with the origination of the Parkmerced Whole Loan, the borrower transferred fee title to the legally subdivided non-collateral Phase 1A, Phase 1B and a portion of Phase 1C development parcels of the Parkmerced Property to affiliates of the borrower. The remaining Phase 1 development parcels, comprising the remaining portion of Phase 1C and Phase 1D (collectively, the “Release Property”), will be included in the collateral for the Parkmerced Whole Loan until such time that certain conditions set forth in the Parkmerced Whole Loan documents are satisfied, including, among other things, that the Release Property is legally subdivided from the other collateral and the borrower is permitted to transfer the Release Property to affiliates of the borrower. There is no release price payable in connection with the release of the Release Property from the collateral, and the Release Property was not included in the appraised value for the Parkmerced Property.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type – Subtype:	Office - CBD
% of IPB:	7.4%	Net Rentable Area (SF):	1,034,170
Loan Purpose:	Recapitalization	Location:	San Francisco, CA
Borrower:	Knickerbocker Properties, Inc.	Year Built / Renovated:	1973/2018
	XXXIII	Occupancy(1):	97.3%
Borrower Sponsors:	New York State Teachers’	Occupancy Date(1):	12/4/2019
	Retirement System; RREEF	3rd Most Recent NOI (As of)(4):	$26,389,323 (12/31/2017)
Interest Rate: Note Date:	America REIT II, Inc.	2nd Most Recent NOI (As of)(4):	$43,212,060 (12/31/2018)
	2.94950%	Most Recent NOI (As of)(4):	$41,847,411 (TTM 11/30/2019)
	1/29/2020	UW Economic Occupancy:	95.0%
Maturity Date:	2/6/2030	UW Revenues:	$79,720,547
Interest-only Period:	120 months	UW Expenses:	$18,212,365
Original Term:	120 months	UW NOI(1):	$61,508,183
Original Amortization Term:	None	UW NCF(1):	$60,287,862
Amortization Type:	Interest Only	Appraised Value / Per SF(1):	$1,271,000,000 / $1,229
Call Protection(2):	L(24),Grtr1%orYM(4),	Appraisal Date(1):	11/12/2019
	DeforGrtr1%orYM(85),O(7)
Lockbox / Cash Management: Additional Debt(1):	Hard / Springing
	Yes
Additional Debt Balance(1):	$410,000,000 / $212,000,000
Additional Debt Type(1):	Pari Passu / B-Notes

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap		A-Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$454	$659
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$454	$659
Replacement Reserves:	$0	Springing	$413,616	Cut-off Date LTV:	37.0%	53.7%
TI/LC Reserves:	$0	Springing	$2,068,082	Maturity Date LTV:	37.0%	53.7%
Amazon Rollover:	$0	Springing	$60 Per SF	UW NCF DSCR:	4.29x	2.96x
Outstanding TI/LC	$24,171,469	N/A	N/A	UW NOI Debt Yield:	13.1%	9.0%
Free Rent Reserve:	$17,219,959	N/A	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$682,000,000	100.0%	Equity Repatriation	$392,180,258	57.5%
			Loan Payoff Amount	244,490,847	35.8
			Upfront Reserves	41,391,428	6.1
			Closing Costs	3,937,467	0.6
Total Sources	$682,000,000	100.0%	Total Uses	$682,000,000	100.0%
(1)	The 525 Market Street Mortgage Loan (as defined below) is part of the 525 Market Street Whole Loan (as defined below) with an aggregate original principal balance of $682,000,000 evidenced by (i) 12 senior pari passu notes with an aggregate original principal balance of $470,000,000 and (ii) three subordinate B-notes with an original aggregate principal balance of $212,000,000. The financial information in the chart above reflects the Cut-off Date Balance of the 525 Market Street Senior Notes (as defined below) unless otherwise specified. All NOI, NCF and occupancy information, as well as the Appraised Value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the 525 Market Street Whole Loan was underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(2)	Defeasance of the 525 Market Street Mortgage Loan is permitted at any time after the earlier to occur of (i) the second anniversary of the closing date of the securitization including the last note representing a portion of the 525 Market Whole Loan to be securitized and (ii) January 29, 2023. The assumed defeasance lockout period of 28 payments is based on the closing date of the BBCMS 2020-C7 transaction in June 2020. Prepayment of the 525 Market Street Whole Loan is permitted at any time after February 6, 2022, and, if prior to August 6, 2029, upon payment of a prepayment fee equal to the greater of yield maintenance or 1% of the unpaid principal balance.

(3)	For a full description of Escrows and Reserves, please see “Escrows and Reserves” below.

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(4)	See “Operating History and Underwritten Net Cash Flow” below for further discussion of the increase between historical NOI and the increase from Most Recent NOI and UW NOI. The 525 Market Street Borrower (as defined below) provided updated financial through March 2020. Effective Gross Income for TTM ending March 2020 was $55,615,124, Total Expenses were $15,197,758, and Net Cash Flow was $40,417,366.

The Loan. The mortgage loan (the “525 Market Street Mortgage Loan”) is part of a whole loan evidenced by (i) 12 senior pari passu notes in the aggregate original principal amount of $470,000,000 (collectively, the “525 Market Street Senior Notes”) and three subordinate B-Notes with an aggregate original principal amount of $212,000,000 (the “525 Market Street B-Notes”, and together with the 525 Market Street Senior Notes, the “525 Market Street Whole Loan”). The 525 Market Street Whole Loan is secured by a first lien mortgage encumbering the 525 Market Street Borrower’s fee, leasehold, and sub-leasehold interest in a 38-story office tower located in San Francisco, California (the “525 Market Street Property”). The 525 Market Street Whole Loan was co-originated on January 29, 2020 by Barclays Capital Real Estate Inc. (“Barclays”), Goldman Sachs Bank USA and Wells Fargo Bank, National Association (“Wells Fargo Bank”). The non-controlling Note A-1 and Note A-2-B with an aggregate original principal balance of $60,000,000 will be contributed to the BBCMS 2020-C7 securitization trust. The 525 Market Street Whole Loan is serviced pursuant to the trust and servicing agreement for the MKT 2020-525M securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The 525 Market Street Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus. The 525 Market Street Whole Loan has a 10-year term and is interest-only for the entire term.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$50,000,000	BBCMS 2020-C7	No
A-2-A	$40,000,000	Barclays	No
A-2-B	$10,000,000	BBCMS 2020-C7	No
A-3	$30,000,000	MKT 2020-525M	No
A-4-A	$40,000,000	Benchmark 2020-IG2	No
A-4-B	$10,000,000	GSMS 2020-GC47	No
A-5	$15,000,000	MKT 2020-525M	No
A-6	$50,000,000	Wells Fargo Bank	No
A-7	$15,000,000	MKT 2020-525M	No
A-8	$105,000,000	MKT 2020-525M	No
A-9	$52,500,000	MKT 2020-525M	No
A-10	$52,500,000	MKT 2020-525M	No
Total (Senior Notes)	$470,000,000
B-1	$106,000,000	MKT 2020-525M	Yes(1)
B-2	$53,000,000	MKT 2020-525M	No
B-3	$53,000,000	MKT 2020-525M	No
Total (B-Notes)	$212,000,000
Total	$682,000,000

(1)	The initial controlling note is note B-1, so long as no related control appraisal period has occurred and is continuing. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The 525 Market Street Whole Loan” in the Prospectus.

The Property. The 525 Market Street Property is a 1,034,170 square foot, 38-story Class A, LEED Platinum certified office building located in San Francisco, California. Constructed in 1973, most recently renovated in 2018 and situated on a 1.0-acre site, the 525 Market Street Property was 97.3% leased to 18 technology, financial services, insurance and personal care tenants as of December 4, 2019 (with approximately 80.1% of the net rentable area and 79.9% of underwritten base rent attributed to investment grade rated tenants and tenants that are subsidiaries of investment grade rated entities). Occupancy at the 525 Market Street Property has averaged approximately 91.9% since 2012. Over the last five years, the 525 Market Street Property has undergone over $102 million in renovations, including tenant improvements, lobby, plaza, restroom and corridor renovations and building and systems repairs.

The 525 Market Street Property is the third largest office building in San Francisco by net rentable area and has average floor plates of approximately 28,500 square feet. The 525 Market Street Property features floor-to-ceiling windows and a glass bridge over the two-story lobby along Market Street. Amenities at the 525 Market Street Property include 90 valet

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parking spaces, a second floor sun terrace, a garden plaza area with a five-foot acrylic water fountain, electric vehicle charging stations and bicycle parking and storage.

The 525 Market Street Property has shown positive leasing velocity with the borrower sponsors demonstrating the ability to mark vacant spaces to market rents as tenant leases expire. From August 2018 through 2019, new leases and tenant renewals totaled 367,647 square feet at a rental rate equal to $83.97 per square foot, which represents a 45.3% premium to previous rents. In 2019, Sift Science, Inc. signed a lease to occupy the sixth floor at $90.00 per square foot, which is three times that of the previous tenant, and in 2019, Wells Fargo Bank, N.A. renewed its space on the 16th floor at $95.00 per square foot, which is almost three times its previous rate. Additionally, Disney Streaming Services LLC has also signed a letter of intent to lease the fifth floor at $91.00 per square foot, which is not reflected in the above calculations and was not included in underwriting or occupancy figures. Underwritten rents at the 525 Market Street Property are equal to $71.05 per square foot, which is below the appraisal’s concluded market rent of $93.23 per square foot and implies upside potential as tenants continue to be marked to market as they roll.

As of May 28, 2020, the 525 Market Street property was open, however all retail tenants except for Chipotle (0.4% of NRA and 0.3% of base rent) were closed and many office tenants were working remotely. In the aggregate, retail tenants account for only 1.4% of NRA and 1.2% of underwritten base rent. The 525 Market Street Borrower has made all debt service payments through May 2020. Approximately 99.5% of the tenants by square footage and 99.4% of the tenants by underwritten base rent made their April 2020 rent payment, and approximately 99.1% of the tenants by square footage and 99.2% of the tenants by underwritten base rent made their May 2020 rent payment. Three retail tenants, representing approximately 0.5% of underwritten base rent, requested and were granted rent relief for the months of April, May, and June 2020. Chipotle paid only operating expenses and taxes in May and has requested rent deferral. Additionally, California Parking was granted relief for its April 2020 parking lease payment and has requested relief for May 2020. California Parking’s lease payment was not included in underwritten base rent but was included in other income and represents 0.4% of effective gross income. As of the date of this prospectus, the 525 Market Street Whole Loan is not subject to any modification or forbearance request.

Major Tenants.

The largest tenant at the 525 Market Street Property is Amazon.com Services, Inc. (408,561 square feet, 39.5% of NRA, 45.1% of the underwritten base rent, with various lease expirations). Amazon.com Services, Inc.(1) (“Amazon Services”) is a subsidiary of Amazon.com, Inc., an American multinational technology company that focuses on e-commerce, cloud computing, digital streaming and artificial intelligence. The company organizes its operations into three segments: North America, International, and Amazon Web Services. Amazon.com, Inc. is the largest internet company in the world by both market capitalization and revenue and is the second largest private employer in the United States. As of December 31, 2019, the company leased 16,642,000 square feet of office space and owned 3,901,000 square feet of office space in North America.

Amazon Services currently occupies all of floors 2, 19-21, 25, 26, 33, 35-38 and part of floor 27 for a total of 322,446 square feet at the 525 Market Street Property. Additionally, Amazon Services signed a lease for floors 22-24 (totaling 86,115 square feet) that is expected to commence on February 1, 2021. All applicable free rent and gap rent related to the Amazon Services space was reserved for in connection with the origination of the 525 Market Street Whole Loan. The 525 Market Street Borrower was informed that Amazon Services spent approximately $95 per square foot above the landlord’s contribution to build out its original and first expansion premises. The 525 Market Street Property represents Amazon Services’ main office in San Francisco, where it houses Amazon Web Services and Amazon Music.

(1)	On January 1, 2020, Amazon.com Services Inc. merged and changed its name to Amazon.com Services LLC (an existing Amazon.com, Inc. subsidiary).

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Amazon Lease Summary
Premises	Suite(s)	Rentable Square Feet	Lease Commencement Date	Lease Expiration Date	Base Rent	Annual Rent Steps	TI Allowance ($/PSF)	Termination Option (12 Months’ Notice)	Termination Fee ($/PSF)
Original Premises:	200, 1900, 2000, 2100, 2500, 2600, 2700	175,791	1/15/2018	1/31/2028	$71.07	3%	$109.09	1/31/2025	$56.57
Must-Take Premises	210	3,487	12/1/2019	1/31/2028	$73.20	3%	$259.56(1)	1/31/2025	$56.57
First Expansion Premises	3300	28,734	4/9/2019	4/30/2029	$79.00	3%	$107.50	2/28/2027	$64.77
Second Expansion Premises	3500, 3600, 3700, 3800	114,434	3/1/2020	2/28/2030	$79.00	3%	$107.50	2/28/2027	$64.77
Third Expansion Premises	2200, 2300, 2400	86,115	2/1/2021(2)	1/31/2031	$90.00	3%	$100.00	1/31/2029	$73.79
Total/Wtd. Avg.		408,561			$77.86	3%	$107.90		$63.07
(1)	Includes costs paid directly to Skyline Construction, Inc. estimated to be $525,000.

(2)	Third Expansion Premises Lease Commencement Date is estimated.

Amazon Services has three, five-year renewal options for each of its spaces at 95% of fair market value, each with 12-15 months’ notice. For each space, Amazon Services may exercise the renewal option for a lesser portion of the respective premises, so long as the suites renewed are contiguous and full floors. Amazon.com, Inc. guarantees Amazon Service’s rent during the lease term up to an aggregate amount of $69.0 million ($26.4 million with respect to the Original Premises and Must-Take Premises, $4.9 million with respect to the First Expansion Premises, $19.9 million with respect to the Second Expansion Premises and $17.8 million with respect to the Third Expansion Premises).

The second largest tenant at the 525 Market Street Property is Sephora USA, Inc. (167,297 square feet, 16.2% of the NRA, 12.2% of the underwritten base rent, with various lease expirations). Sephora USA, Inc. (“Sephora”) has been a tenant at the 525 Market Street Property since 2004 and utilizes the 525 Market Street Property as its North American headquarters. Sephora has expanded several times since 2004, exercised renewal options on its initial premises and now occupies the entirety of floors 3, 4, 11, 15, and 32 as well as approximately 90% of the seventh floor. The leases on the seventh, 11th, 15th and 32nd floors totaling 110,830 square feet expire on October 31, 2021 and the remaining 56,467 square feet expire on October 31, 2023. Sephora is a Paris-based French multinational chain of personal care and beauty stores. The company operates over 2,600 stores in 34 countries, including over 460 stores across the Americas. In 1997, the company was acquired by LVMH Moët Hennessy Louis Vuitton (“LVMH”). LVMH is the world’s leading luxury goods brand according to the Deloitte’s 2019 Global Powers of Luxury Goods report and reported luxury good sales approximately double the amount of The Estee Lauder Companies Inc., the number two-ranked brand. The company controls a number of luxury brands including Louis Vuitton, Christian Dior, Fendi, Bvlgari, Loro Piana, Emilio Pucci, Marc Jacobs, among others across a retail network of over 4,590 stores worldwide.

The third largest tenant at the 525 Market Street Property is Wells Fargo Bank, N.A. (142,929 square feet, 13.8% of the NRA, 12.2% of the underwritten base rent, with various lease expirations). Wells Fargo Bank, N.A. is a subsidiary of Wells Fargo & Company (“Wells Fargo”), has been a tenant at the 525 Market Street Property since 1997. Wells Fargo Bank, N.A. has a lease expiration of June 30, 2025 for 113,035 square feet of its space and May 28, 2026 for the remaining 28,109 square feet of its office space at the 525 Market Street Property. It also leases 1,785 square feet of special purpose space on the ground floor, which expires on June 29, 2023. Wells Fargo Bank, N.A. has been consolidating its presence in San Francisco to its headquarters at 420 Montgomery Street. In 2019, the landlord decided to recapture the space that the tenant occupied on the fifth and sixth floors. The sixth floor space was re-leased to Sift Science, Inc., and Disney Streaming Services LLC has signed a letter of intent on the fifth floor, which was not underwritten by the lenders. In 2019, Wells Fargo Bank, N.A. signed an early renewal for its space on the 16th floor at a rate of $95.00 per square foot, which is almost three times its previous rent per square foot. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, investment and mortgage products and services, and consumer and commercial finance, through 7,800 locations, more than 13,000 ATMs, the internet (wellsfargo.com) and mobile banking and has offices in 37 countries and territories.

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Historical and Current Leasing(1)
2012	2013	2014	2015	2016(2)	2017(2)	2018(2)	2019(3)	Current(4)
90.2%	94.5%	97.3%	91.7%	84.7%	87.7%	95.5%	93.9%	97.3%
(1)	Historical Leasing is based on monthly averages for the respective year.

(2)	Occupancy fell in 2016 and 2017 after two tenants, SBC Services and Dentons LLP, did not renew their leases, which expired in 2015 and 2016, respectively. In 2018, Amazon Service’s signed leases to expand its premises, which brought occupancy back in line with historical numbers.

(3)	Based on monthly average through July 2019.

(4)	Current is based on signed leases and the in-place rent roll dated December 4, 2019. Disney Streaming Services LLC has executed a letter of intent for the fifth floor at $91.00 per square foot, which would bring occupancy to 100.0%. However, the Disney Streaming Services LLC lease was not underwritten by the lenders.

Top Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	Base Rent(3)	% of Total Base Rent	Lease Exp. Date
Amazon.com Services, Inc.	A3/AA-/A+	408,561	39.5%	$78.94(4)	$32,251,871(4)	45.1%	Various(5)
Sephora USA, Inc.	A1/A+/NR	167,297	16.2	52.28	8,745,757	12.2	Various(5)
Wells Fargo Bank, N.A.	Aa2/A+/AA-	142,929	13.8	60.96	8,713,533	12.2	Various(5)
Cloudera, Inc.(6)	NR/NR/NR	57,272	5.5	82.75	4,739,258	6.6	5/31/2025
Zurich American Insurance Company(7)	A3/A/NR	39,923	3.9	58.51	2,335,702	3.3	11/30/2022
Major Tenants		815,982	78.9	$69.59	$56,786,122	79.5%
Other Tenants		189,918	18.4%	$77.29	$14,679,350	20.5%
Occupied Collateral Total		1,005,900	97.3%	$71.05	$71,465,473	100.0%
Vacant Space(8)		28,270	2.7%
Collateral Total		1,034,170	100.0%

(1)	Based on underwritten rent roll dated December 4, 2019.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	The Base Rent and Base Rent PSF include contractual rent steps through December 2020 totaling $2,203,356 but exclude straight-lined rent for investment-grade rated tenants totaling $5,607,271.

(4)	Amazon Services’ lease has not fully commenced and Amazon Services has not yet commenced paying rent on its entire space. All outstanding gap rent and free rent was reserved at the origination of the 525 Market Street Whole Loan. See “Major Tenants” for additional information.

(5)	See “Major Tenants” section for information regarding lease expiration dates.

(6)	Cloudera, Inc. subleases 11,724 square feet of its space to The Athletic Media Company through June 2020 at a rental rate of $90.18 per square foot. The underwritten base rent is based on the contractual rent under the prime lease.

(7)	Zurich American Insurance Company subleases 11,829 square feet of its space to Suffolk Construction Company, Inc. through October 2022 at a rental rate of $61.19 per square foot (which increases to $63.03 per square foot for the period from March 2021 to February 2022 and to $64.92 per square foot for the period from March 2022 to October 2022). Underwritten base rent is based on the contractual rent under the prime lease.

(8)	Disney Streaming Services LLC executed a letter of intent for the fifth floor at $91.00 per square foot, which would bring occupancy to 100.0%. However, the Disney Streaming Services LLC lease was not underwritten by the lenders.

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Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	U/W Rent Expiring(3)	% of U/W Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative U/W Rent Expiring(3)	Cumulative % of U/W Rent Expiring
Vacant(4)	NAP	28,270	2.7%	NAP	NAP	28,270	2.7%	NAP	NAP
2020 & MTM	1	2,921	0.3%	$0	0.0%	31,191	3.0%	$0	0.0%
2021	5	110,830	10.7%	$5,537,005	7.7%	142,021	13.7%	$5,537,005	7.7%
2022	6	71,763	6.9%	$4,631,655	6.5%	213,784	20.7%	$10,168,660	14.2%
2023	3	58,252	5.6%	$3,240,882	4.5%	272,036	26.3%	$13,409,542	18.8%
2024	6	48,990	4.7%	$3,877,717	5.4%	321,026	31.0%	$17,287,260	24.2%
2025	7	198,807	19.2%	$14,288,174	20.0%	519,833	50.3%	$31,575,433	44.2%
2026	3	47,304	4.6%	$2,620,546	3.7%	567,137	54.8%	$34,195,979	47.8%
2027	5	58,472	5.7%	$5,017,622	7.0%	625,609	60.5%	$39,213,601	54.9%
2028	8	179,278	17.3%	$13,123,150	18.4%	804,887	77.8%	$52,336,751	73.2%
2029	1	28,734	2.8%	$2,338,086	3.3%	833,621	80.6%	$54,674,837	76.5%
2030	4	114,434	11.1%	$9,040,286	12.6%	948,055	91.7%	$63,715,123	89.2%
2031 & Beyond	3	86,115	8.3%	$7,750,350	10.8%	1,034,170	100.0%	$71,465,473	100.0%
Total	52	1,034,170	100.0%	$71,465,473	100.0%
(1)	Based on the underwritten rent roll dated December 4, 2019.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	U/W Rent Expiring includes contractual rent steps through December 2020 totaling $2,203,356 but excludes straight-lined rent for investment-grade rated tenants totaling $5,607,271.

(4)	Disney Streaming Services LLC executed a letter of intent for the fifth floor at $91.00 per square foot, which would bring occupancy to 100.0%. However, the Disney Streaming Services LLC lease was not underwritten by the lenders.

Operating History and Underwritten Net Cash Flow
	2016	2017(1)	2018(1)	TTM 11/30/2019(2)(3)	Underwritten(3)	Per Square Foot	%(4)
Base Rent	$38,802,935	$38,291,497	$54,907,472	$55,081,961	$69,262,116	$66.97	83.3%
Rent Steps(5)	0	0	0	0	7,810,627	7.55	9.4%
Vacant Income	0	0	0	0	2,544,300	2.46	3.1%
Gross Potential Rent	$38,802,935	$38,291,497	$54,907,472	$55,081,961	$79,617,044	$76.99	95.8%
Total Reimbursements	822,010	1,239,603	1,954,175	1,403,444	3,503,322	3.39	4.2%
Net Rental Income	$39,624,946	$39,531,100	$56,861,647	$56,485,405	$83,120,366	$80.37	104.3%
Other Income(6)	1,238,024	755,842	976,613	567,643	796,000	0.77	1.0%
(Vacancy/Credit Loss)	0	0	0	0	(4,195,818)	(4.06)	-5.3%
Effective Gross Income	$40,862,970	$40,286,941	$57,838,260	$57,053,048	$79,720,547	$77.09	100.0%
Total Expenses	$13,675,536	$13,897,618	$14,626,201	$15,205,637	$18,212,365	$17.61	22.8%
Net Operating Income	$27,187,433	$26,389,323	$43,212,060	$41,847,411	$61,508,183	$59.48	77.2%
Total TI/LC, Capex/RR	0	0	0	0	1,220,321	$1.18	1.5%
Net Cash Flow	$27,187,433	$26,389,323	$43,212,060	$41,847,411	$60,287,862	$58.30	75.6%
(1)	The increase in Effective Gross Income and Net Operating Income from 2017 to 2018 was driven in part by (i) 13 new leases totaling approximately $20.0 million of base rent signed from April 2017 to December 2018 and (ii) three renewal leases totaling approximately $2.2 million of base rent signed from April 2017 to June 2018.

(2)	The 525 Market Street Borrower provided updated financial through March 2020. Effective Gross Income for TTM ending March 2020 was $55,615,124, Total Expenses were $15,197,758, and Net Cash Flow was $40,417,366.

(3)	The increase in Effective Gross Income and Net Operating Income from TTM 11/ 30/2019 to Underwritten was driven in part by (i) eight new leases totaling approximately $23.9 million of base rent (34.5% of underwritten base rent) commencing between April 2019 and February 2021, (ii) four renewal leases totaling approximately $8.4 million of base rent (12.1% of underwritten base rent) commencing between July 2019 and January 2021, (iii) leasing spreads of approximately 45.3% on new and renewing tenants who have signed leases since August 2018, and (iv) the inclusion of a contractual rent steps through December 2020 totaling $2,203,356 and straight-line rent averaging for investment grade tenants totaling $5,607,271. No COVID-19 specific adjustments have been incorporated in the lender underwriting.

(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(5)	Rent Steps includes contractual rent steps through December 2020 for non-investment grade rated tenants and the straight-line rent averaging over the lesser of the remaining lease terms or contraction/termination options for investment grade tenants Amazon Services, Wells Fargo, Allianz Global Corporate & Specialty SE and Zurich American Insurance Company.

(6)	Other Income includes non-rental income, parking income, storage rent, administrative & overhead fees, interest income and emergency generator income.

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Annex A-3	BBCMS 2020-C7

No. 2 – 525 Market Street

The Market. The 525 Market Street Property is located within the South Financial District of San Francisco, California, on the corner of Market Street and 1st Street. The 525 Market Street Property is approximately one block northeast of the Montgomery St. Bay Area Rapid Transit Station, which is serviced by the Yellow (Antioch, CA), Blue (Dublin/Pleasanton, CA), Green (Daly City, CA) and Red (Richmond, CA) lines and connects to the San Francisco Municipal Transportation Authority network of buses, light rail and cable cars. The central subway extension project is expected to open in the summer of 2021 and is expected to serve approximately 35,000 new customers per day. Further, the central subway extension project is expected to bring the T-Third Street light rail commuter line from its existing 4th and King Street Station (approximately 1.6 miles southeast of the 525 Market Street Property) into a new subway station running beneath 4th and Stockton Streets (approximately four blocks southwest of the 525 Market Street Property).

The 525 Market Street Property is approximately 12.9 miles north of the San Francisco International Airport and 17.8 miles northwest of the Oakland International Airport. Approximately four blocks southwest of the 525 Market Street Property is Westfield San Francisco Centre, an approximately 1.5 million square feet Unibail-Rodamco-Westfield-owned super regional mall anchored by Nordstrom and Bloomingdale’s, featuring various boutique shops, dining and entertainment options, including a Lego Store and a nine-screen Century San Francisco Centre Theatre.

According to the appraisal, the estimated 2018 population within a one-, three- and five-mile radius of the 525 Market Street Property was approximately 105,033, 396,884 and 663,927, respectively; and the estimated 2018 average household income within the same radii was approximately $136,777, $163,975 and $167,591, respectively.

According to the appraisal, the 525 Market Street Property is located in the South Financial Market office submarket within the Financial District of Downtown San Francisco. As of the third quarter of 2019, the South Financial Market office submarket reported approximately 17.5 million square feet of office space with a 6.1% vacancy rate.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 525 Market Street Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (MOS.)	Lease Type (Reimbursements)	Rent Increase Projection
Storage Space	$30.00	84	None	3% per annum
Retail Space	$75.00	84	Net	3% per annum
2nd Floor Space	$92.00	84	Full-Service	3% per annum
Floors 3-12 Space	$90.00	84	Full-Service	3% per annum
Floors 14-26 Space	$94.00	84	Full-Service	3% per annum
Floors 27-38 Space	$96.00	84	Full-Service	3% per annum
(1)	Source: Appraisal.

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Annex A-3	BBCMS 2020-C7

No. 2 – 525 Market Street

The following table presents certain information relating to comparable office leases for the 525 Market Street Property:

Comparable Office Rental Summary(1)
Property Name/Location	Year Built/ Renovated	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF	Commencement	Lease Term (Years)	Lease Type
525 Market San Francisco, CA	1973/2018	1,034,170	Various	Various	$71.05(2)	Various	Various	Various
One Maritime Plaza San Francisco, CA	1967/1990	555,954	Qatalyst Partners	21,851	$102.00	Apr 2021	3.7	Full Service
4 Embarcadero Center San Francisco, CA	1979/N/A	934,764	Genstar Capital	30,027	$92.00	Nov 2019	8.2	Full Service
Steuart Street Tower 1 Market Street San Francisco, CA	1976/N/A	509,000	CAI International	17,860	$102.00	Oct 2019	3.8	Full Service
KPMG Building 55 2nd Street San Francisco, CA	2002/N/A	379,328	Rippling	30,000	$92.00	Sep 2019	6.5	Full Service
45 Fremont Street San Francisco, CA	1978/2019	596,059	Slack	208,459	$90.00	Sep 2019	12.0	Full Service
Bank of America Building 555 California Street San Francisco, CA	1969/1971	1,477,000	Authentic8 Inc	2,702	$100.00	Apr 2019	5.8	Full Service
44 Montgomery Street San Francisco, CA	1966/2015	688,902	Adivo Associates	3,697	$92.00	Feb 2019	7.3	Full Service
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated December 4, 2019.

The following table presents certain information relating to comparable office sales for the 525 Market Street Property:

Comparable Sales(1)
Property Name/Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF
KPMG Building San Francisco, CA	Aug-2019	379,328	96%	$402,000,000	$1,060
Park Tower at Transbay San Francisco, CA	Aug-2019	764,659	100%	$1,090,000,000	$1,425
Levi’s Plaza San Francisco, CA	Jul-2019	931,160	99%	$826,000,000	$887
Market Center San Francisco, CA	Oct-2019	752,738	94%	$722,000,000	$959
301 Howards St. San Francisco, CA	Aug-2018	318,774	98%	$292,500,000	$918
(1)	Source: Appraisal.

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Annex A-3	BBCMS 2020-C7

No. 2 – 525 Market Street

The Borrower. The borrower is Knickerbocker Properties, Inc. XXXIII (the “525 Market Street Borrower”), a Delaware corporation and single purpose entity with two independent directors. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 525 Market Street Whole Loan.

The Borrower Sponsors. The borrower sponsors are the New York State Teachers’ Retirement System (“NYSTRS”), a public pension system and RREEF America REIT II, Inc. (“RREEF”), a Maryland corporation. NYSTRS is advised by J.P. Morgan Asset Management (“JPMAM”). NYSTRS provides retirement, disability, and death benefits to eligible New York State public school teachers and administrators as the second-largest public retirement system in New York and one of the 10 largest public pension funds in the country. NYSTRS serves over 264,000 active members and over 169,000 retirees and beneficiaries. As of June 30, 2018, the fund had approximately $118.1 billion of assets under management including approximately $11.8 billion in real estate equities.

JPMAM primarily invests third-party capital through a series of open-ended commingled funds and separate accounts. As of June 30, 2019, JPMAM had more than $66 billion in direct real estate under management including approximately 50,862 multifamily units, 63 million square feet of office space, 61 million square feet of industrial space, and 37 million square feet of retail space located in major markets across the United States.

RREEF is an indirect subsidiary of DWS Group GmbH & Co. KGaA, the asset management division of Deutsche Bank A.G., and offers investors access to core, value-added, and opportunistic real estate and real estate debt. RREEF has been acquiring and managing real estate investments in the United States on the behalf of institutional investors since 1975.

NYSTRS has owned the 525 Market Street Property since 1998. On January 30, 2020, the day after the origination of the 525 Market Street Whole Loan, a wholly owned subsidiary of RREEF acquired 49.0% of the shares of stock of the 525 Market Street Borrower for a purchase price of approximately $270.97 million of cash, which takes into account the 525 Market Street Whole Loan (49.0% of the outstanding principal balance of which is approximately $334.2 million) and an agreed upon unencumbered 525 Market Street Property value of approximately $1.235 billion.

Property Management. The 525 Market Street Property is managed by Cushman & Wakefield of California, Inc.

Escrows and Reserves. At origination, the 525 Market Street Borrower deposited outstanding tenant improvements, leasing commissions and other tenant concessions totaling $24,171,469 related to four tenants. In addition, the 525 Market Street Borrower deposited $17,219,959 for outstanding or abated rent and/or any bridge/gap rent related to four tenants.

Tax Escrows – During a Trigger Period (as defined below), the 525 Market Street Whole Loan documents require ongoing monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes that the lenders reasonably estimate will be payable during the next 12 months.

Insurance Escrows – During a Trigger Period, the 525 Market Street Whole Loan documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lenders reasonably estimate will be payable for the renewal of the coverage during the next 12 months; provided, however, that, notwithstanding any prior springing conditions, the reserve will not be required if the 525 Market Street Borrower maintains a blanket insurance policy reasonably acceptable to the lenders.

TI/LC Reserves – During a Trigger Period, the 525 Market Street Whole Loan documents require ongoing monthly rollover reserves of $86,170.08 (equal to approximately $1.00 per square foot annually) subject to a cap of $2,068,082.

Replacement Reserves – During a Trigger Period, the 525 Market Street Whole Loan documents require ongoing monthly replacement reserves of $17,234.02 (equal to approximately $0.20 per square foot annually), subject to a cap of $413,616.40.

Amazon Rollover Reserve – During the continuance of an Amazon Rollover Period (as defined below), all excess cash will be deposited into an account for purposes of re-tenanting the Amazon Services space (or any other space at the 525 Market Street Property with the lenders’ approval), and such approved leasing costs incurred in connection therewith (capped at $60.00 per rentable square foot of the related non-renewed or terminated Amazon Services tenant space).

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Annex A-3	BBCMS 2020-C7

No. 2 – 525 Market Street

Lockbox / Cash Management. The 525 Market Street Whole Loan documents require a hard lockbox with springing cash management. At origination, the 525 Market Street Borrower was required to direct all tenants to pay rent directly into the lender controlled lockbox account. The loan documents also require that the 525 Market Street Borrower or property manager deposit any rent received into the lockbox account within two business days. Prior to the occurrence of a Trigger Period, all funds on deposit in the lockbox account will be disbursed to the 525 Market Street Borrower. During a Trigger Period, all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lenders and, on each payment date, all funds in the cash management account are required to be applied in accordance with the 525 Market Street Whole Loan documents. During a Trigger Period, any excess cash flow remaining after satisfaction of the waterfall items is required to be swept to an excess cash flow subaccount to be held by the lenders as additional security for the 525 Market Street Whole Loan, provided, however, during a Trigger Period caused solely by an Amazon Rollover Period, funds will be deposited into a separate excess cash flow subaccount which may be used to fund leasing costs with respect to non-renewed or terminated Amazon Services space, or if reasonably approved by the lenders, re-tenanting any other vacant space at the 525 Market Street Property (the “Amazon Services Excess Cash Flow Subaccount”). Funds in the Amazon Services Excess Cash Flow Subaccount are subject to a cap of $60.00 per rentable square foot of such non-renewed or terminated Amazon Services space, as applicable.

A “Trigger Period” will commence upon the earliest of (i) the occurrence of an event of default under the 525 Market Street Whole Loan documents or a mezzanine loan default (see “Subordinate and Mezzanine Debt” below), (ii) the net operating income debt yield (“NOI DY”) based on the 525 Market Street Whole Loan being less than 5.5% for two consecutive calendar quarters (a “Low Debt Yield Period”) (other than a Low Debt Yield Period solely caused by an Amazon Rollover Period), or (iii) an Amazon Rollover Period (subject to a cap of $60.00 per rentable square foot of applicable space).

A Trigger Period will end upon, with respect to clause (i) above, the cure of such event of default, with respect to clause (ii) above, the NOI DY being greater than 5.5% for two consecutive calendar quarters and with respect to clause (iii) above, an Amazon Rollover Period Cure (as defined below).

An “Amazon Rollover Period” will commence upon the earlier of the following (i) (x) the NOI DY (excluding all underwritten gross revenues attributable to the applicable non-renewed space) being less than 5.5% and (y) Amazon Services failing to provide notice of its intent to renew or extend its lease (or entering into a lease amendment (or new lease) which has the same effect) for any of the following applicable premises at least 10 months prior to: (a) January 31, 2028 for floors 2, 19-21 and 25-27, (b) April 30, 2029 for floor 33, (c) February 28, 2030 for floors 35-38 or (d) January 31, 2031 for floors 22-24; or (ii) (x) the NOI DY (excluding all underwritten gross revenues attributable to the applicable terminated space) being less than 5.5% and (y) Amazon Services having exercised any of its existing options to terminate its lease, as described in “Major Tenants” above.

An “Amazon Rollover Period Cure” will occur upon, with respect to clause (i) above, (a) at any time following such 10-month advance deadline, Amazon Services having either provided notice to renew or extend its lease for the applicable non-renewed space or Amazon Services having executed a lease amendment (or new lease), which has the effect of extending or renewing such lease for such applicable space, (b) at any time following such 10-month deadline, the NOI DY (excluding all underwritten gross revenues attributable to the applicable non-renewed space) being equal to or greater than 5.5%, (c) the 525 Market Street Borrower having entered into a new lease for such non-renewed space for which all funds for TI/LC have been reserved by the lenders, or (d) the 525 Market Street Borrower having delivered to the lenders a letter of credit acceptable to the lenders in an amount equal to $60.00 per square foot of the applicable non-renewed space. With respect to clause (ii) above, (a) at any time following the exercise of such termination option, the NOI DY (excluding all underwritten gross revenues attributable to the applicable terminated space) being equal to or greater than 5.5%, (b) the 525 Market Street Borrower having entered into a new lease for such terminated space for which all funds for TI/LC have been reserved by the lenders, or (c) the 525 Market Street Borrower having delivered to the lenders a letter of credit acceptable to the lenders in an amount equal to $60.00 per square foot of the applicable terminated space.

Subordinate and Mezzanine Debt. The 525 Market Street B-Notes, which have an aggregate original principal balance of $212,000,000, are subordinate to the 525 Market Street Senior Notes and accrue interest at a rate of 2.9495% per annum. The 525 Market Street B-Notes are coterminous with the 525 Market Street Senior Notes. The holders of the 525 Market Street B-Notes have entered into a co-lender agreement that sets forth the allocation of collections on the 525 Market Street Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The 525 Market Street

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Annex A-3	BBCMS 2020-C7

No. 2 – 525 Market Street

Whole Loan” in the Prospectus. Based on the 525 Market Street Whole Loan, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 53.7%, 2.96x and 9.0%, respectively.

The holders of 100% of the equity interests in the 525 Market Street Borrower will have a one-time right to obtain a single mezzanine loan, which will be subordinate to the 525 Market Street Whole Loan and secured by a pledge of 100% of the ownership interests in the 525 Market Street Borrower, so long as, among other conditions pursuant to the 525 Market Street Whole Loan documents: (a) no event of default has occurred or is continuing, (b) the lenders and mezzanine lender have entered into a customary intercreditor agreement reasonably acceptable to the lenders, (c) such mezzanine loan term is at least coterminous with the 525 Market Street Whole Loan, (d) as of the date the mezzanine loan is advanced, the aggregate NOI DY is not less than 8.48%, (e) as of the date the mezzanine loan is advanced, the aggregate loan-to-value ratio does not exceed 53.7%, (f) as of the date the mezzanine loan is advanced, the aggregate net operating income debt service coverage ratio is not less than 2.84x and (g) rating agency confirmation is obtained. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Prospectus.

Partial Release. Not permitted.

Right of First Offer. Amazon Services has a right of first offer (the “ROFO”) to purchase 525 Market Street Property at fair market value if the 525 Market Street Borrower elects to sell the 525 Market Street Property to a Competitor (as defined below), with 20 days’ notice. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed-in-lieu thereof.

A “Competitor” means any successor or affiliate of the following companies: Apple, Hewlett Packard, Google, Microsoft, Sony or Facebook. Amazon will have the right to update the list of Competitors not more than once per year, provided, however, the specific list of Competitors may not at any time consist of more than six company names.

Terrorism Insurance. The 525 Market Street Whole Loan documents require that the “all risk” insurance policy required to be maintained by the 525 Market Street Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 525 Market Street Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if Terrorism Risk Insurance Program Reauthorization Act or a similar statute is not in effect, the 525 Market Street Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis).

Earthquake Insurance. The 525 Market Street Property is located within seismic zone 4 and has a scenario expected loss of 17.0% based on a 475-year lookback with a 10.0% probability of exceedance in a 50-year period. The 525 Market Street Whole Loan documents require earthquake insurance in amounts not less than the 500-year annual aggregate probably maximum loss for the 525 Market Street Property. The 525 Market Street Borrower has earthquake insurance of $525.0 million per occurrence and in the aggregate.

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Annex A-3	BBCMS 2020-C7

No. 3 – The Cove at Tiburon

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Annex A-3	BBCMS 2020-C7

No. 3 – The Cove at Tiburon

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Annex A-3	BBCMS 2020-C7

No. 3 – The Cove at Tiburon

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	6.2%	Net Rentable Area (Units):	283
Loan Purpose:	Recapitalization/Refinance	Location:	Tiburon, CA
Borrower:	RP Maximus Cove Owner, L.L.C.	Year Built / Renovated:	1967 / 2014-2018
Borrower Sponsor:	Robert A. Rosania	Occupancy(1):	93.6%
Interest Rate:	3.75000%	Occupancy Date(1):	5/7/2020
Note Date:	2/12/2020	4th Most Recent NOI (As of):	$8,976,265 (12/31/2017)
Maturity Date:	3/8/2025	3rd Most Recent NOI (As of):	$10,068,247 (12/31/2018)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$11,420,867 (12/31/2019)
Original Term:	60 months	Most Recent NOI (As of):	$11,744,102 (TTM 4/30/2020)
Original Amortization Term:	None	UW Economic Occupancy:	95.8%
Amortization Type:	Interest Only	UW Revenues:	$16,950,354
Call Protection:	L(27),Def(30),O(3)	UW Expenses:	$5,435,751
Lockbox / Cash Management:	Soft / Springing	UW NOI(1):	$11,514,604
Additional Debt(1):	Yes	UW NCF(1):	$11,443,854
Additional Debt Balance(1):	$62,300,000 / $97,700,000	Appraised Value / Per Unit(1):	$274,100,000/ $968,551
Additional Debt Type(1):	Pari Passu / Subordinate Secured Note	Appraisal Date(1):	11/26/2019

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior A-Notes	Whole Loan
Taxes:	$169,572	$169,572	N/A	Cut-off Date Loan / Unit:	$396,820	$742,049
Insurance:	$84,438	$42,136	N/A	Maturity Date Loan / Unit:	$396,820	$742,049
Replacement Reserves:	$0	$5,896	N/A	Cut-off Date LTV:	41.0%	76.6%
Other:	$18,750	Springing	N/A	Maturity Date LTV:	41.0%	76.6%
				UW NCF DSCR:	2.68x	1.43x
				UW NOI Debt Yield:	10.3%	5.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$210,000,000	74.1%	Implied Purchase Price	$276,700,000	97.6%
Preferred Equity(3)	60,000,000	21.2	Working Capital	378,000	0.1
Equity Investment	9,670,000	3.4	Upfront Reserves	272,760	0.1
Borrower’s Equity	3,892,154	1.4	Closing Costs	6,211,394	2.2
Total Sources	$283,562,154	100.0%	Total Uses	$283,562,154	100.0%
(1)	The Cove at Tiburon Mortgage Loan (as defined below) is part of a whole loan evidenced by (i) three senior pari passu notes with an aggregate original principal balance of $112,300,000 and (ii) one subordinate secured note with an original principal balance of $97,700,000. The financial information presented in the chart above reflects the Cut-off Date balance of The Cove at Tiburon Senior Loan (as defined below) unless otherwise specified. All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic and all DSCR, LTV and Debt Yield metrics were calculated, and The Cove at Tiburon Whole Loan was underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(2)	For a full description of Escrows and Reserves, please see “Escrows and Reserves” below.

(3)	For a description of Preferred Equity, please see “Preferred Equity” below.

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Annex A-3	BBCMS 2020-C7

No. 3 – The Cove at Tiburon

The Loan. The Cove at Tiburon Mortgage Loan (as defined below) is part of a whole loan evidenced by (i) three senior pari passu notes with an aggregate original principal balance of $112,300,000 (the “The Cove at Tiburon Senior Loan”) and (ii) one subordinate secured note with an original principal balance of $97,700,000, which is subordinate to The Cove at Tiburon Senior Loan (the “The Cove at Tiburon Subordinate Secured Note,” and together with The Cove at Tiburon Senior Loan, the “The Cove at Tiburon Whole Loan”). The Cove at Tiburon Whole Loan is secured by a first lien mortgage encumbering the borrower’s fee interest in a 283-unit, garden-style multifamily complex located in Tiburon, California (the “The Cove at Tiburon Property”). Note A-1B and Note A-1C, with an aggregate original principal balance of $50,000,000, will be included in the BBCMS 2020-C7 securitization trust (the “The Cove at Tiburon Mortgage Loan”). Note A-1A and Note A-2, with an aggregate original principal balance of $160,000,000, were contributed to the SGCMS 2020-COVE Trust. The Cove at Tiburon Whole Loan is serviced pursuant to the trust and servicing agreement for the SGCMS 2020-COVE securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The Cove at Tiburon Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1A	$62,300,000	SGCMS 2020-COVE	No
A-1B	$35,000,000	BBCMS 2020-C7	No
A-1C	$15,000,000	BBCMS 2020-C7	No
A-2	$97,700,000	SGCMS 2020-COVE	Yes
Total	$210,000,000

The Property. The Cove at Tiburon Property is a 283-unit, garden-style apartment complex located in Tiburon, California. The Cove at Tiburon Property is comprised of 33 two- and three-story apartment buildings and one clubhouse/management office building that are situated on a “U” shaped 20.1-acre site on the northern edge of the San Francisco Bay. There are 20 different floor plans that include one-, two-, three- and four-bedroom units. The unit mix includes 11 waterfront units (the “Pointe Homes”) that offer more space than the other apartment units and feature unobstructed views of Richardson Bay and the San Francisco skyline. The Cove at Tiburon Property is located approximately 14 miles from the San Francisco Downtown Financial District and less than five miles from the Tiburon Ferry Terminal. The Cove at Tiburon Property offers tenants access to direct ferry service to downtown San Francisco as well as access to US 101 (1.5 miles) and Interstate 580 (5.4 miles). The “U” shaped plan is designed to maximize proximity to the Richardson Bay shoreline with nearly half of the units sitting on pilings “in the water” on the bay.

The Cove at Tiburon Property also includes a management office/clubhouse that has a fitness room, a business center, a sauna, a media center and a great room. Amenities at The Cove at Tiburon Property include a heated indoor pool, two outdoor pools, an indoor spa, an outdoor spa, a tidal pool area, storage closets located in the carport areas, two dog washing stations, two electric automobile charging stations and approximately 52-55 marina boat dock stations. Unit amenities include upgraded stainless steel appliance packages with gas range/ovens, quartz countertops, dining area, recessed lighting, a combination of carpet, tile and wood plank floor coverings, patio/balcony, wood-burning fireplace and washers and dryers. There are 428 parking spaces, (including four EV stations), representing 142 open spaces, 285 covered spaces and one disabled-access space.

The Cove at Tiburon Property was built in 1967 and gut renovated between 2014 and 2018. Since acquisition, the borrower sponsor has invested approximately $50.4 million or $178,042 per unit over a multi-year comprehensive repositioning program that was completed at the end of 2018. The repositioning included upgrading the multiple pool areas, the clubhouse, the fitness center and the leasing center. In addition to improvements to the common areas and building exteriors, all units were reconfigured to provide expansive open kitchens and living areas with upgraded finish levels. The renovations also provide for lifestyle amenities including move-in assistance, dry cleaning, poolside towel service, a boat slip marina that is programmed with the assistance of a Coast Guard licensed captain, the ability for residents to book sailing trips through the boat slip marina, complimentary use of kayaks and paddleboards and an adult fitness camp and yoga classes in the renovated clubhouse.

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Annex A-3	BBCMS 2020-C7

No. 3 – The Cove at Tiburon

The following table presents detailed information with respect to the unit mix of The Cove at Tiburon Property:

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	% Occupied	Average SF	Avg. Monthly Rent (2)
1 Bed / 1 Bath	62	21.9%	59	95.2%	642	$3,422
1 Bed / 1 Bath - Premium	24	8.5	22	91.7%	673	$3,886
1 Bed / 1.5 Bath - Loft	6	2.1	5	83.3%	1,140	$4,902
1 Bed / 1.5 Bath – Loft Premium	8	2.8	8	100.0%	1,140	$5,103
2 Bed / 1.5 Bath - Townhome	6	2.1	6	100.0%	1,075	$4,680
2 Bed / 2 Bath	30	10.6	29	96.7%	1,067	$4,500
2 Bed / 2 Bath - Premium	46	16.3	43	93.5%	1,038	$5,276
2 Bed / 2 Bath – Premium Plus	30	10.6	28	93.3%	1,123	$5,456
2 Bed / 2.5 Bath - Townhome	22	7.8	21	95.5%	1,280	$4,862
3 Bed / 3 Bath	7	2.5	6	85.7%	1,429	$6,773
3 Bed / 3 Bath - Premium	27	9.5	25	92.6%	1,389	$6,835
3 Bed / 2.5 Bath - Townhome	4	1.4	4	100.0%	1,335	$6,139
Total Non-Pointe / Wtd. Avg.	272	96.1%	256	94.1%	1,003	$4,801
2 Bed / 2 Bath - Pointe	4	1.4	4	100.0%	1,305	$7,530
3 Bed / 3 Bath - Ponte	6	2.1	4	66.7%	1,500	$9,846
4 Bed / 4 Bath - Pointe	1	0.4	1	100.0%	2,610	$16,500
Total Pointe/Wtd. Avg.	11	3.9%	9	81.8%	1,530	$9,556
Total/Wtd. Avg.	283	100.0%	265	93.6%	1,024	$4,963
(1)	Based on the underwritten rent roll dated May 7, 2020.

(2)	Wtd. Avg. is based on number of occupied units of each unit type.

As of the May 7, 2020 rent roll, The Cove at Tiburon Property was 93.6% occupied. The borrower has made all debt service payments through May 2020. Tenants who paid rent for May 2020, in part or in full, represent approximately 86.6% of the occupied units and 91.2% of the underwritten base rent. As of the date of this prospectus, The Cove at Tiburon Loan is not subject to any modification or forbearance request.

The Market. The Cove at Tiburon Property is located in Tiburon, California, just north of San Francisco in Marin County, within the San Francisco-Oakland-Hayward metropolitan statistical area. The Cove at Tiburon Property is accessible to downtown San Francisco and the East Bay via US 101 and Interstate 580 (1.5 and 5.4 miles away, respectively). The San Francisco central business district is approximately 14.0 miles away from The Cove at Tiburon Property. The Cove at Tiburon Property can also be accessed via the ferry service located less than 5.0 miles away. The “Blue and Gold” Ferry facilitates access to and from the San Francisco central business district. Service is offered from Pier 41 and the Ferry Building in San Francisco. San Francisco is the fifth-largest metropolitan area with seven million residents and is a financial center of the West Coast. San Francisco’s dynamic and diverse economy is supported by one of the most educated populations in the country, according to the appraisal. The San Francisco Bay Area serves as corporate headquarters to 29 Fortune 500 firms, including Google, Apple, Chevron, Hewlett-Packard, Safeway, Wells Fargo, Intel, Cisco Systems and Gap. According to the appraisal, the estimated 2019 population within a one, three, and five-mile radius of The Cove at Tiburon Property was 9,418, 58,845, and 103,972, respectively. The average household incomes within the same radii were $188,289, $198,701 and $188,566, respectively.

According to the appraisal, The Cove at Tiburon Property is located in the San Rafael multifamily market and the Mill Valley/Corte Madera/Sausalito multifamily submarket. As of the fourth quarter 2019, the submarket contained 3,490 units and reported a vacancy rate of 4.1%, reflecting a 1.9% decrease from the year-end 2015 vacancy of 6.0%. The submarket reported an average effective rent of $3,203 per unit per month, increasing by 12.8% from year-end 2015.

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No. 3 – The Cove at Tiburon

Submarket Statistics(1)
Time	Asking Rent Per Unit	Occupancy	Inventory	Net Absorption
2015	$2,840	94.0%	3,310	(88)
2016	$2,918	94.8%	3,310	27
2017	$2,999	94.2%	3,490	151
2018	$3,075	96.8%	3,490	91
4th Qtr. 2019	$3,203	95.9%	3,490	(3)
(1)	Source: Appraisal.

Comparable properties to The Cove at Tiburon Property are shown in the table below:

Comparable Rental Properties(1)
Property Name	Year Built/Renovated	Occupancy	Distance to Subject	Number of Units	Unit Type	Avg. Unit Size (SF)	Avg. Monthly Rent per Unit
The Cove at Tiburon(2) Tiburon, CA	1967/2014-2018	93.6%	-	283	One Bedroom Two Bedroom Three Bedroom Four Bedroom	642 – 1,140 1,038 – 1,305 1,335 – 1,500 2,610	$3,422 - $5,103 $4,500 - $7,530 $6,139 - $9,846 $16,500
Vista Belvedere Belvedere Tiburon, CA	1963/1985	99.0%	4.0	76	One Bedroom Two Bedroom Three Bedroom	800 1,145 1,200	$3,056 $3,536 $3,829
Serenity at Larkspur Larkspur, CA	1978/NAP	98.0%	5.1	342	One Bedroom Two Bedroom	740 967	$2,928 $3,475
Harbor Point Mill Valley, CA	1973/NAP	95.0%	2.2	220	Studio One Bedroom Two Bedroom Three Bedroom	480 770 1,160 - 1,176 1,453 - 1,495	$2,000 $3,775 $5,000 $6,500
Preserve at Marin Corte Madera, CA	1965/2013	97.0%	4.2	126	Two Bedroom Three Bedroom	1,367 1,600	$4,692 $4,890
Tam Ridge Residences Corte Madera, CA	2017/NAP	87.0%	4.4	104	One Bedroom Two Bedroom Three Bedroom	791 1,087 1,268	$3,504 $4,103 $5,412
399 Fremont San Francisco, CA	2016/NAP	96.0%	15.0	447	Studio One Bedroom Two Bedroom Three Bedroom	475 – 503 671 – 770 980 – 1,504 1,735 – 2,170	$3,374 - $4,003 $4,418 - $7,491 $6,392 – $9,122 $7,783 - $16,518
33 Tehama San Francisco, CA	2018/NAP	95.0%	14.8	403	One Bedroom Two Bedroom	564 949 – 2,254	$4,194 - $4,570 $5,818 - $16,274
Rolling Hills Roads Tiburon, CA	NAV	NAV	4.1	NAV	Four Bedroom	2,700	$12,500
Greenwich Street Near Scott Street San Francisco, CA	NAV	NAV	11.4	NAV	Four Bedroom	3,600	$14,995
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated May 7, 2020.

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No. 3 – The Cove at Tiburon

Operating History and Underwritten Net Cash Flow
	2017	2018	2019	TTM(1)	Underwritten(2)	Per Unit	%(3)
Rents in Place	$16,520,232	$16,359,844	$16,824,108	$17,026,258	$16,986,528	$60,023	95.2%
Other Income 1(4)	192,522	261,009	294,430	335,823	335,823	1,187	1.9
Other Income 2(5)	473,479	446,086	515,554	520,127	520,127	1,838	2.9
Gross Potential Rent	$17,186,232	$17,066,939	$17,634,092	$17,882,208	$17,842,478	$63,048	100.0%
Total Reimbursements	0	0	0	0	0	0	0.0
Total Gross Potential Income	$17,186,232	$17,066,939	$17,634,092	$17,882,208	$17,842,478	$63,048	100.0%
(Vacancy/Credit Loss)(6)	(3,572,334)	(2,067,109)	(1,162,883)	(897,236)	(892,124)	(3,152)	(5.0)
Effective Gross Income	$13,613,899	$14,999,830	$16,471,209	$16,984,972	$16,950,354	$59,895	95.0%
Total Expenses	$4,637,633	$4,931,583	$5,050,342	$5,240,870	$5,435,751	$19,208	32.1%
Net Operating Income	$8,976,265	$10,068,247	$11,420,867	$11,744,102	$11,514,604	$40,688	67.9%
Total TI/LC, Capex/RR	0	0	0	0	70,750	250	0.4
Net Cash Flow	$8,976,265	$10,068,247	$11,420,867	$11,744,102	$11,443,854	$40,438	67.5%
(1)	TTM reflects the trailing 12-month period as of April 30, 2020.

(2)	No COVID-19 specific adjustments have been incorporated in the lender underwriting.

(3)	% column represents percent of Total Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Other Income 1 represents ratio utility reimbursements.

(5)	Other Income 2 represents pet fees, boat slip income and other miscellaneous income.

(6)	Underwritten Vacancy/Credit Loss represents the economic vacancy of 4.2% and concessions/collection loss of 0.8%.

The Borrower. The borrowing entity for The Cove at Tiburon Whole Loan is RP Maximus Cove Owner, L.L.C., a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Cove at Tiburon Whole Loan.

The Borrower Sponsor. The borrower sponsor and nonrecourse carve-out guarantor of The Cove at Tiburon Whole Loan is Robert A. Rosania. In 2012, Robert Rosania founded Maximus Real Estate Partners (“Maximus”), a real estate investment and development company located in the San Francisco Bay area. Maximus’ headquarters is in San Francisco, where its corporate staff (including investment professionals, asset managers, development experts, architects, tax, legal and other professionals) is located. Maximus currently owns and manages approximately 4,500 multifamily units with an estimated aggregate value of approximately $3.0 billion and has over 9,000 apartments in its development pipeline in the San Francisco Bay Area.

The preferred equity member, Vanbarton Group (“Vanbarton”), is a privately owned, vertically integrated real estate investment and advisory firm with corporate offices in New York City and San Francisco. The company has invested across the capital stack in varying ways throughout real estate cycles. Vanbarton’s investments include core plus, value-add and opportunistic equity investments, preferred equity, junior participation, bridge loans, secondary market debt acquisitions and securitized credit. Vanbarton’s current portfolio includes 15 office properties, three retail properties, four multifamily properties, three hospitality properties and two mixed-use properties located across New York (17 properties), California (seven properties), Chicago, Illinois (one property) and Seattle, Washington (two properties). As of December 31, 2019, Vanbarton managed $2.8 billion across six separate accounts on behalf of U.S. corporate and public pension plans and three REITs for the purpose of joint venture investments between one of their separate account clients and a global investor.

Property Management. The Cove at Tiburon Property is managed by Maximus Real Estate Partners Ltd., a Delaware corporation that is an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited in escrow approximately $169,572 for real estate taxes, approximately $84,438 for insurance premiums and $18,750 for immediate repairs.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equals approximately $169,572.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equals approximately $42,136.

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No. 3 – The Cove at Tiburon

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $5,896 for replacement reserves.

Lease Termination Payments – During the continuance of a Cash Management Period (as defined below) the borrower will be required to transfer any lease termination payments received to the lease termination payment subaccount.

Lockbox / Cash Management. The Cove at Tiburon Whole Loan documents require a soft lockbox and springing cash management. The borrower and property manager are required to cause (i) all rents related to The Cove at Tiburon Property to be transmitted directly by the non-residential tenants into a clearing account and (ii) cause all rents from residential tenants received by the borrower or property manager to be deposited into the clearing account within one business day of receipt. As long as no Cash Management Period is in effect, funds deposited into the clearing account are required to be transferred to the borrower’s account on a daily basis. Upon the occurrence of a Cash Management Period, all funds on deposit in the clearing account are required to be transferred on a daily basis to a cash management account controlled by the lender and applied and disbursed in accordance with The Cove at Tiburon Whole Loan documents.

A “Cash Management Period” will commence upon: (i) the stated maturity date of March 8, 2025, (ii) the occurrence of an event of default or (iii) the occurrence of any of the defaults under the documents relating to the Preferred Equity Investments (as defined below) (each a “Preferred Equity Event of Default”), and will end, as applicable, (a) with respect to clause (i) above, upon all obligations under The Cove at Tiburon Whole Loan documents having been repaid in full, (b) with respect to clause (ii) above, once the event of default has been cured and no other event of default has occurred or is continuing and (c) with respect to clause (iii) above, once the Preferred Equity Event of Default has been cured or a change of control in the borrower has been effectuated pursuant to the terms of an intercreditor agreement between the lender and Vanbarton.

Subordinate and Mezzanine Debt. On the origination date, SGFC funded The Cove at Tiburon Subordinate Secured Note, with an outstanding principal balance of $97,700,000 as of the Cut-off Date. The Cove at Tiburon Subordinate Secured Note was contributed to the SGCMS 2020-COVE securitization trust, is coterminous with The Cove at Tiburon Whole Loan and accrues interest at the same interest rate as The Cove at Tiburon Senior Loan. The underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield on The Cove of Tiburon Whole Loan are 1.43x and 5.5%, respectively. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The Cove at Tiburon Whole Loan” in the Prospectus.

Preferred Equity. On the origination date, Cove PE Strategic Venture LLC, a Delaware limited liability company (the “Preferred Equity Holder”), made a preferred equity investment in the amount of $60,000,000 (the “Preferred Equity Investment”) in RP Maximus Cove, L.L.C., a Delaware limited liability company (“Holdco”) and an indirect member of the borrower, secured by a pledge of the borrower sponsor’s equity interests in Holdco in favor of the Preferred Equity Holder. The Preferred Equity Investment is required to be redeemed upon the earliest to occur of (a) March 8, 2025, (b) any repayment in full or refinancing of The Cove at Tiburon Whole Loan or (c) the occurrence of a Preferred Equity Event of Default. Upon the occurrence of a Preferred Equity Event of Default, the Preferred Equity Holder, among other things, is permitted, but not required, to make a partial prepayment of The Cove at Tiburon Whole Loan notwithstanding the lockout period. See “Description of the Mortgage Pool—Additional Indebtedness—Preferred Equity” in the Prospectus.

Partial Release. None.

Ground Lease. None.

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No. 4 – Inland Self Storage Michigan Portfolio

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type – Subtype:	Self Storage – Self Storage
% of IPB:	6.2%	Net Rentable Area (Units):	5,705
Loan Purpose(2):	Acquisition	Location:	Various, MI
Borrower:	Self-Storage Portfolio X DST	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Inland Private Capital Corporation	Occupancy(4):	87.8%
Interest Rate:	3.71000%	Occupancy Date(4):	3/31/2020
Note Date:	2/4/2020	4th Most Recent NOI (As of):	$5,669,841 (12/31/2017)
Maturity Date:	3/1/2030	3rd Most Recent NOI (As of):	$5,799,917 (12/31/2018)
Interest-only Period:	36 months	2nd Most Recent NOI (As of)(5):	$5,892,084 (YTD Ann. 11/30/2019)
Original Term:	120 months	Most Recent NOI (As of)(5):	$5,736,579 (11 Month Ann. 3/31/2020)
Original Amortization Term:	360 months	UW Economic Occupancy:	86.2%
Amortization Type:	IO-Balloon	UW Revenues:	$9,016,298
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$3,321,904
Cash Management:	Springing	UW NOI(4):	$5,694,394
Additional Debt(1):	Yes	UW NCF(4):	$5,587,439
Additional Debt Balance(1):	$16,625,000	Appraised Value / Per Unit(4)(6):	$102,700,000 / $18,002
Additional Debt Type(1):	Pari Passu	Appraisal Date(4)(6):	2/3/2020

Escrows and Reserves(3)				Financial Information(1)(4)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$11,678
Taxes:	$0	Springing	N/A	Maturity Date Loan / Unit:	$10,030
Insurance:	$0	Springing	N/A	Cut-off Date LTV(6):	64.9%
Replacement Reserves:	$215,000	Springing	$215,000	Maturity Date LTV(6):	55.7%
				UW NCF DSCR:	1.52x
				UW NOI Debt Yield:	8.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$66,625,000	64.1%	Purchase Price(2)	$102,000,000	98.1%
Borrower Sponsor Equity(2)	37,327,655	35.9	Upfront Reserves	215,000	0.2
			Closing Costs	1,737,655	1.7
Total Sources	$103,952,655	100.0%	Total Uses	$103,952,655	100.0%
(1)	The Inland Self Storage Michigan Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate original principal balance of $66,625,000. The financial information presented in the charts above are based on the $66,625,000 Inland Self Storage Michigan Portfolio Whole Loan (as defined below).

(2)	The Inland Self Storage Michigan Portfolio Borrower (as defined below) acquired the Inland Self Storage Michigan Portfolio Properties (as defined below) on January 9, 2020, with financing from a $55,000,000 KeyBank balance sheet loan. Twenty-six days later, on February 4, 2020, the Inland Self Storage Michigan Portfolio Whole Loan was used to refinance the balance sheet loan; therefore, the overall Loan Purpose is considered an acquisition.

(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below. Additionally, under the terms of the master lease, the Inland Self Storage Michigan Portfolio Borrower funded $5,489,875 into a trust reserve account separate from the Escrows and Reserves, which is not collateral for the Inland Self Storage Michigan Portfolio Whole Loan. Collectively, the initial Escrows and Reserves and trust reserve account will be used to pay for (i) repairs and replacements of the structure, foundation, roof, exterior walls, and parking lot improvements at the Inland Self Storage Michigan Portfolio Properties, (ii) leasing commissions, (iii) any environmental costs, (iv) any repairs identified in the property condition reports, (v) insurance deductibles and (vi) any other necessary property improvements.

(4)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the Inland Self Storage Michigan Portfolio Whole Loan was underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(5)	2nd Most Recent NOI reflects the annualized year-to-date cash flows as the seller of the Inland Self Storage Michigan Portfolio Properties did not provide financials for December 2019. Similarly, Most Recent NOI reflects the annualized cash flows for the period from April 2019 through March 2020, excluding December 2019.

(6)	The Appraised Value reflects a portfolio premium of approximately 11.4% over the aggregate “as-is” value of the individual Inland Self Storage Michigan Portfolio Properties. The sum of the values of each of the properties on an individual basis is $92,180,000, which represents a Cut-off Date LTV and Maturity Date LTV of 72.3% and 62.1%, respectively.

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No. 4 – Inland Self Storage Michigan Portfolio

The Loan. The Inland Self Storage Michigan Portfolio loan is part of a whole loan that is secured by a first mortgage lien on the Inland Self Storage Michigan Portfolio Borrower’s fee interest in 12 self-storage properties located in Michigan. The whole loan was originated by KeyBank and has an outstanding principal balance as of the Cut-off Date of $66,625,000 (the “Inland Self Storage Michigan Portfolio Whole Loan”). The Inland Self Storage Michigan Portfolio Whole Loan is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1, with an outstanding principal balance as of the Cut-off Date of $50,000,000, is being contributed to the BBCMS 2020-C7 securitization trust (the “Inland Self Storage Michigan Portfolio Mortgage Loan”). Note A-2, with an outstanding principal balance as of the Cut-off Date of $16,625,000, is currently held by KeyBank and is expected to be contributed to one or more future securitization trusts. The Inland Self Storage Michigan Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2020-C7 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus. The Inland Self Storage Michigan Portfolio Whole Loan has a 10-year term, and following a three-year interest only period, amortizes on a 30-year schedule.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$50,000,000	BBCMS 2020-C7	Yes
A-2	$16,625,000	KeyBank	No
Total	$66,625,000

The Properties. The Inland Self Storage Michigan Portfolio is a 12-property, 739,551 square-foot self-storage portfolio located throughout the state of Michigan (the “Inland Self Storage Michigan Portfolio Properties”). The Inland Self Storage Michigan Portfolio Properties were constructed from 1972 to 2013 and range in size from 29,775 square feet to 87,728 square feet and 217 units to 738 units, with no individual property comprising more than 11.9% of the NRA or 12.9% of the total storage units, respectively. The Inland Self Storage Michigan Portfolio Properties have a total of 5,705 units, of which 847 are climate controlled. The Inland Self Storage Portfolio Properties also include 485 RV/parking spaces. The Simply Self Storage – Westland and Simply Self Storage – Wyoming properties have billboard leases with The Lamar Companies. Based on storage units, the Inland Self Storage Michigan Portfolio Properties were 87.8% occupied as of March 31, 2020.

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No. 4 – Inland Self Storage Michigan Portfolio

The following table presents certain information regarding the Inland Self Storage Michigan Portfolio Properties:

Portfolio Summary
Property Name, Location	Allocated Cut-off Date Whole Loan Balance	% of Portfolio Cut-off Date Balance	Occupancy(1)	Year Built/ Renovated	Net Rentable Area	Storage Units	Appraised Value(2)	UW NOI	% of UW NOI
Simply Self Storage – Lake Orion	$8,602,233	12.9%	88.6%	1996/NAP	87,420	517	$12,000,000	$739,109	13.0%
Simply Self Storage – Okemos	8,595,182	12.9	87.5	1979-2013/NAP	87,728	738	11,000,000	720,474	12.7
Simply Self Storage – Grand Rapids	7,311,898	11.0	88.6	1996/2008	65,156	562	10,250,000	630,319	11.1
Simply Self Storage – Jackson	7,015,756	10.5	82.6	1989/2013	87,424	736	10,120,000	644,004	11.3
Simply Self Storage – Novi	6,768,970	10.2	88.1	1987/NAP	77,925	503	9,400,000	582,759	10.2
Simply Self Storage – Westland	5,986,308	9.0	80.6	1987/NAP	64,970	516	8,120,000	471,305	8.3
Simply Self Storage – Chesterfield	5,647,860	8.5	90.4	1987/NAP	64,240	449	8,010,000	493,174	8.7
Simply Self Storage – Wyoming	4,456,239	6.7	90.6	1976/1987	59,344	436	6,100,000	370,850	6.5
Simply Self Storage – State Street	3,976,770	6.0	94.5	1972/2003	35,669	289	5,650,000	329,096	5.8
Simply Self Storage – Ypsilanti	3,603,066	5.4	92.2	1978/NAP	37,450	384	4,930,000	318,933	5.6
Simply Self Storage – Kalamazoo	2,954,373	4.4	88.3	1978/NAP	42,450	358	4,160,000	246,279	4.3
Simply Self Storage – Lansing West	1,706,345	2.6	91.2	1999/2012	29,775	217	2,440,000	148,090	2.6
Total	$66,625,000	100.0%	87.8%		739,551	5,705	$102,700,000	$5,694,394	100.0%
(1)	Occupancy is as of March 31, 2020 and is based on storage units.

(2)	The Total Appraised Value reflects a portfolio premium of approximately 11.4% over the aggregate “as-is” value of the individual Inland Self Storage Michigan Portfolio Properties. The sum of the values of each of the properties on an individual basis is $92,180,000.

As of May 18, 2020, the Inland Self Storage Michigan Portfolio Properties are open and operating with normal business hours. As of the March 31, 2020 rent rolls, the Inland Self Storage Michigan Portfolio Properties remain 87.8% occupied.  The Inland Self Storage Michigan Portfolio Borrower has made all debt service payments through May 2020. Base rent collections for April 2020 totaled $695,104 (98.0% of underwritten base rent), compared to a total of $697,845 (98.4% of underwritten base rent) in base rent collections for February 2020. As of the date of this prospectus, the Inland Self Storage Michigan Portfolio Whole Loan is not subject to any modification or forbearance request.

Environmental. According to Phase I environmental site assessments dated between November 20, 2019 and November 22, 2019, there was no evidence of any recognized environmental conditions at the Inland Self Storage Michigan Portfolio Properties other than the Simply Self Storage – Ypsilanti property. Subsurface investigations at the Simply Self Storage – Ypsilanti property identified various contaminants in the soil and groundwater at concentrations above Michigan Department of Environmental Quality (“MDEQ”) criteria. As a result, the Phase I environmental report recommended a baseline environmental assessment (“BEA”) be conducted on behalf of the Inland Self Storage Michigan Portfolio Borrower for submittal to the MDEQ and that a due care plan (“DCP”) be prepared. The mortgage loan documents require that the Inland Self Storage Michigan Portfolio Borrower (i) comply with the requirements and recommendations set forth in the BEA dated January 13, 2020 and (ii) prepare and comply with all terms and conditions of the DCP during the term of the Inland Self Storage Michigan Portfolio Mortgage Loan. See “Description of the Mortgage Pool—Environmental Considerations” in the Prospectus.

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No. 4 – Inland Self Storage Michigan Portfolio

Historical and Current Occupancy(1)
2017	2018	2019	Current(2)
85.9%	85.9%	86.3%	87.8%
(1)	Historical Occupancies are as of December 31 for 2017 and 2018 and as of November 30 for 2019.

(2)	Current Occupancy is as of March 31, 2020.

Operating History and Underwritten Net Cash Flow(1)
	2017	2018	YTD 11/30/2019(2)	11 Month Ann. 3/31/2020(2)	Underwritten	Per Unit	%(3)
Rents in Place	$8,345,798	$8,682,942	$8,867,126	$8,671,523	$8,757,590	$1,535	90.3%
Commercial Income	13,548	13,000	15,455	13,091	15,000	3	0.2
Grossed Up Vacant Space(4)	0	0	0	0	930,531	163	9.6
Gross Potential Rent	$8,359,346	$8,695,942	$8,882,580	$8,684,614	$9,703,121	$1,701	100.0%
Total Reimbursements	0	0	0	0	0	0	0.0
Net Rental Income	$8,359,346	$8,695,942	$8,882,580	$8,684,614	$9,703,121	$1,701	100.0%
(Vacancy/Credit Loss)	(450,412)	(496,379)	(448,877)	(350,741)	(1,341,109)	(235)	(13.8)
Other Income	672,011	667,992	681,994	654,286	654,286	115	6.7
Effective Gross Income	$8,580,944	$8,867,555	$9,115,698	$8,988,159	$9,016,298	$1,580	92.9%
Total Expenses	$2,911,103	$3,067,638	$3,223,614	$3,251,580	$3,321,904	$582	36.8%
Net Operating Income	$5,669,841	$5,799,917	$5,892,084	$5,736,579	$5,694,394	$998	63.2%
Total TI/LC, Capex/RR	0	0	0	0	106,955	19	1.2
Net Cash Flow	$5,669,841	$5,799,917	$5,892,084	$5,736,579	$5,587,439	$979	62.0%
(1)	No COVID-19 specific adjustments have been incorporated in the lender underwriting.

(2)	YTD 11/30/2019 reflects the annualized year-to-date cash flows as the seller of the Inland Self Storage Michigan Portfolio Properties did not provide financials for December 2019. Similarly, 11 Month Ann. 3/31/2020 reflects the annualized cash flows for the period from April 2019 through March 2020, excluding December 2019.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Underwritten Grossed Up Vacant Space includes commercial grossed up vacant space totaling $1,667.

The Market. According to third party market reports, four properties, representing 40.5% of the Inland Self Storage Michigan Portfolio Whole Loan by allocated loan amount, are located within the Detroit-Warren-Dearborn, MI metropolitan statistical area (“MSA”). As of the third quarter of 2019, the Detroit market had a vacancy rate of 12.6% for self-storage properties and average monthly asking rents of $111 and $142 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively. The Inland Self Storage Michigan Portfolio Properties within the Detroit market have average monthly asking rents of $104 and $136 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively.

According to third party market reports, three properties, representing 21.9% of the Inland Self Storage Michigan Portfolio Whole Loan by allocated loan amount, are located within the Ann Arbor, MI MSA. As of the third quarter of 2019, the Ann Arbor market had a vacancy rate of 12.0% for self-storage properties and average monthly asking rents of $136 and $152 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively. The Inland Self Storage Michigan Portfolio Properties within the Ann Arbor market have average monthly asking rents of $98 and $143 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively.

According to third party market reports, two properties, representing 17.7% of the Inland Self Storage Michigan Portfolio Whole Loan by allocated loan amount, are located within the Grand Rapids, MI MSA. As of the third quarter of 2019, the Grand Rapids market had a vacancy rate of 13.8% for self-storage properties and average monthly asking rents of $58 and $91 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively. The Inland Self Storage Michigan Portfolio Properties within the Grand Rapids market have average monthly asking rents of $95 and $108 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively.

The Borrower. The borrowing entity for the Inland Self Storage Michigan Portfolio Whole Loan is Self-Storage Portfolio X DST, a Delaware statutory trust and special purpose entity (the “Inland Self Storage Michigan Portfolio Borrower”). Legal counsel to the Inland Self Storage Michigan Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Inland Self Storage Michigan Portfolio Whole Loan. Upon the occurrence of a Conversion Event (as defined below), the Inland Self Storage Michigan Portfolio Borrower must convert from a Delaware statutory trust to a Delaware

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No. 4 – Inland Self Storage Michigan Portfolio

limited liability company. The Inland Self Storage Michigan Portfolio Borrower has master leased the Inland Self Storage Michigan Portfolio Properties to a master lessee affiliated with the borrower sponsor. The master lessee is structured to be a single purpose entity. The master lessee’s interest in the master lease and all rents are assigned to the lender. The borrower sponsor has a 100% ownership interest in the master lessee. The master lease is subordinate to the Inland Self Storage Michigan Portfolio Whole Loan. There is no income underwritten from the master lease as the Inland Self Storage Michigan Portfolio Whole Loan was underwritten to the underlying property income. There is one independent director for the signatory trustee. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Prospectus.

A “Conversion Event” will commence upon written notice from the lender that lender has determined that the Inland Self Storage Michigan Portfolio Properties are in jeopardy of being foreclosed upon due to a default under the Inland Self Storage Michigan Portfolio Whole Loan documents unless the Inland Self Storage Michigan Portfolio Borrower, within 10 business days of such notice, provides a reasoned opinion of tax counsel that either (a) the Inland Self Storage Michigan Portfolio Borrower is able to remedy the default situation without effectuating a conversion or (b) effectuating a conversion would not reasonably be expected to improve the ability of the Inland Self Storage Michigan Portfolio Borrower to remedy the default; provided that if the Inland Self Storage Michigan Portfolio Borrower has failed to remedy such default to the lender’s satisfaction within 30 days of receipt of the tax counsel opinion, the Inland Self Storage Michigan Portfolio Borrower will be required to effect a Conversion Event.

The Borrower Sponsor. The borrower sponsor and nonrecourse carve-out guarantor is Inland Private Capital Corporation (“IPCC”). As of December 31, 2019, IPCC has sponsored 255 1031 exchange private placement programs since its inception that have provided $5.5 billion in equity. Through December 31, 2019, IPCC-sponsored private placements included 716 properties. According to the borrower sponsor, as of December 31, 2019, IPCC had $7.8 billion in assets under management. IPCC has had previous foreclosures and is involved in ongoing foreclosures unrelated to the Inland Self Storage Michigan Portfolio Properties. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

Property Management. The Inland Self Storage Michigan Portfolio Properties are managed by CubeSmart Asset Management, LLC (“CubeSmart”). CubeSmart is a national owner and operator of self-storage properties, with over 1,100 locations in 38 states serving more than 525,000 customers.

Escrows and Reserves. At origination, the Inland Self Storage Michigan Portfolio Borrower deposited $215,000 for replacement reserves.

Tax Escrows – The Inland Self Storage Michigan Portfolio Borrower is required to make monthly payments of 1/12th of the taxes payable during the next 12 months upon (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio on a trailing three-month basis being less than 1.20x based on a 30-year amortization schedule, or (iii) failure to provide the lender with satisfactory evidence that taxes have been paid 10 days prior to when such taxes are due.

Insurance Escrows – The Inland Self Storage Michigan Portfolio Borrower is required to make monthly payments of 1/12th of the insurance premiums payable during the next 12 months upon (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio on a trailing three-month basis being less than 1.20x based on a 30-year amortization schedule, or (iii) failure to provide evidence to the lender that the Inland Self Storage Michigan Portfolio Properties are insured under a blanket policy.

Replacement Reserves – The Inland Self Storage Michigan Portfolio Borrower is required to make monthly payments of $12,373 for replacement reserves, which amount may be re-assessed by the lender as necessary on an annual basis to the extent that the replacement reserve account does not equal or exceed the replacement reserve cap of $215,000.

Lockbox / Cash Management. The Inland Self Storage Michigan Portfolio Whole Loan is structured with a springing lockbox and springing cash management. Within five business days of the first occurrence of a Cash Sweep Event (as defined below), the Inland Self Storage Michigan Portfolio Borrower is required to establish a cash management account. During the continuance of a Cash Sweep Event, the Inland Self Storage Michigan Portfolio Borrower is required to deposit, or cause to be deposited, all rents into the cash management account within two business days of receipt and to deliver tenant direction letters to the commercial tenants at the Inland Self Storage Michigan Portfolio Properties directing such tenants to deliver rents payable directly into the cash management account. Additionally, all funds deposited in the cash

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management account will be disbursed in accordance with the Inland Self Storage Michigan Portfolio Whole Loan documents. During the occurrence of a Cash Sweep Event, all excess cash flow will be deposited into an excess cash flow reserve to be held as additional security for the Inland Self Storage Michigan Portfolio Whole Loan.

A “Cash Sweep Event” means the occurrence of the earlier of (i) an event of default and (ii) the debt service coverage ratio being less than 1.20x based on the trailing three-month period. A Cash Sweep Event will expire, with respect to clause (i), upon the cure of such event of default and with respect to clause (ii), upon the debt service coverage ratio being greater than or equal to 1.25x for two consecutive calendar quarters based upon the trailing three-month period immediately preceding the date of determination.

Subordinate and Mezzanine Debt. None.

Permitted Additional Unsecured Subordinate Indebtedness. Provided no event of default has occurred and is continuing, the Inland Self Storage Michigan Portfolio Borrower may obtain unsecured loans from the guarantor provided that the proceeds of such loans are used solely to pay the monthly debt service payment amount, capital expenditures (as approved by the lender), extraordinary expenses, costs of re-tenanting of the Inland Self Storage Michigan Portfolio Properties and actual operating expenses as a result of insufficient reserves held by the Inland Self Storage Michigan Portfolio Borrower or as a result of insufficient rents being paid. The subordinate debt must at all times be (i) unsecured, (ii) payable only out of excess cash flow, (iii) subordinate in all respects to the Inland Self Storage Michigan Portfolio Whole Loan pursuant to a subordination and standstill agreement, which is required to be executed and delivered by the guarantor as a condition to obtaining the subordinate debt, and (iv) without a maturity date. The aggregate of all guarantor loans that may be entered into without the lender’s consent is $6,662,500; provided, however, that no more than $500,000 of the proceeds of such loans may be used for the payment of operating expenses and debt service on the Inland Self Storage Michigan Portfolio Whole Loan without prior written consent from the lender. Under no circumstances may the subordinate debt be used to make distributions to any beneficial owners of the Inland Self Storage Michigan Portfolio Borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” in the Prospectus.

Partial Release. At any time after April 1, 2022, the Inland Self Storage Michigan Portfolio Borrower may release an individual Inland Self Storage Michigan Portfolio Property, provided that, among other conditions: (i) no event of default has occurred and is continuing; (ii) the amount of the Inland Self Storage Michigan Portfolio Whole Loan prepaid is greater than or equal to 120% of the allocated loan amount for the related Inland Self Storage Michigan Portfolio Property being released; (iii) the debt service coverage ratio for the remaining properties after such release is at least equal to the greater of (a) 1.56x and (b) the debt service coverage ratio for the remaining properties and the property to be released for the preceding 12 months, capped at 1.60x; (iv) the loan-to-value ratio after such release is less than or equal to the lesser of (a) 64.8% and (b) the loan-to-value ratio for the remaining Inland Self Storage Michigan Portfolio Properties and the property to be released immediately preceding the release of such property; however, this condition will not apply to the release of any individual property if, after such release, the aggregate allocated loan amounts of all the properties that have been released are less than 20.0% of the total original principal balance of the Inland Self Storage Michigan Portfolio Whole Loan; (v) the debt yield for the remaining Inland Self Storage Michigan Portfolio Properties after such release is greater than or equal to the greater of (a) 8.62% and (b) the debt yield of the remaining Inland Self Storage Michigan Portfolio Properties and the property to be released for the 12 months prior to such release, capped at 9.0%; and (vi) the Inland Self Storage Michigan Portfolio Borrower receives a rating agency confirmation.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$49,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$49,500,000	Property Type - Subtype:	Industrial – Various
% of IPB:	6.1%	Net Rentable Area (SF):	2,540,032
Loan Purpose:	Acquisition	Location:	Various, SC
Borrowers:	Weston SCIP 1 LLC and Weston SCIP 2050 Italian American Way LLC	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Legacy Properties Group, Inc.	Occupancy(1):	90.8%
Interest Rate:	3.81400%	Occupancy Date(1):	3/31/2020
Note Date:	2/21/2020	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	3/1/2030	3rd Most Recent NOI (As of)(5):	$5,611,525 (12/31/2018)
Interest-only Period:	36 months	2nd Most Recent NOI (As of)(5):	$7,309,735 (12/31/2019)
Original Term:	120 months	Most Recent NOI (As of)(5):	$7,697,909 (TTM 3/31/2020)
Original Amortization Term:	360 months	UW Economic Occupancy:	88.4%
Amortization Type:	IO-Balloon	UW Revenues:	$11,140,883
Call Protection(2):	L(27),Def(87),O(6)	UW Expenses:	$3,344,348
Lockbox / Cash Management:	Springing	UW NOI(1):	$7,796,535
Additional Debt(1):	Yes	UW NCF(1):	$6,677,089
Additional Debt Balance(1):	$19,491,340 / $18,101,529	Appraised Value / Per SF(1):	$110,200,000 / $43
Additional Debt Type(1):	Pari Passu / Mezzanine Loan	Appraisal Date(1)(6):	Various

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap		Whole Loan	Total Debt
Taxes:	$335,546	$111,849	(4)	Cut-off Date Loan / SF:	$27	$34
Insurance:	$0	Springing	(4)	Maturity Date Loan / SF:	$23	$31
Replacement Reserves:	$31,751	$31,751	N/A	Cut-off Date LTV:	62.6%	79.0%
TI/LC:	$932,159	$74,085	$2,796,477	Maturity Date LTV:	53.9%	70.3%
Other:	$570,098	Springing	N/A	UW NCF DSCR:	1.73x	1.17x
				UW NOI Debt Yield:	11.3%	9.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$68,991,340	63.1%	Purchase Price	$105,020,524	96.1%
Mezzanine Loan	18,101,529	16.6	Closing Costs	2,379,323	2.2
Buyer Credits	352,146	0.3	Reserves	1,869,554	1.7
Sponsor Equity	21,824,385	20.0
Total Sources	$109,269,401	100.0%	Total Uses	$109,269,401	100.0%
(1)	The Weston South Carolina Industrial Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate original principal balance of approximately $69.0 million. The financial information presented in the chart above reflects the Cute-off Date balance of the Weston South Carolina Industrial Portfolio Whole Loan (as defined below). All NOI, NCF and occupancy information, as well as the Appraised Value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the Weston South Carolina Industrial Portfolio Whole Loan was underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(2)	The lockout period will be at least 27 payments beginning with and including the first payment date of April 1, 2020. Defeasance of the Weston South Carolina Industrial Portfolio Whole Loan in whole or part is permitted after two years from the closing date of the securitization that includes the last note to be securitized. The assumed lockout period of 27 months is based on the BBCMS 2020-C7 closing date in June 2020. The actual lockout period may be longer.

(3)	For a full description of Escrows and Reserves, please see “Escrows and Reserves” below.

(4)	The Initial Cap is 13 times the monthly amount.

(5)	Historical NOI prior to 2018 is unavailable due to the acquisition nature of the transaction. The increase in NOI from 2018 to 2019 was largely driven by the execution of seven leases in late 2018 and 2019 for previously vacant space. The 2nd Most Recent NOI for the 3260 Southport Road property is based on the trailing two months as of December 31, 2019 annualized and the Most Recent NOI is based on the trailing five months as of March 31, 2020 annualized.

(6)	The individual appraisals for each Weston South Carolina Industrial Portfolio Property (as defined below) are dated from December 19, 2019 to December 20, 2019.

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The Loan. The Weston South Carolina Industrial Portfolio mortgage loan (the “Weston South Carolina Industrial Portfolio Mortgage Loan”) with an original and Cut-off Date principal balance of $49.5 million, is part of a whole loan (the “Weston South Carolina Industrial Portfolio Whole Loan”) evidenced by two pari passu notes with an aggregate original and Cut-off Date principal balance of $68,991,340 secured by the borrowers’ fee simple interest in a portfolio of 16 industrial properties, totaling 2,540,032 square feet, located in South Carolina (the “Weston South Carolina Industrial Portfolio Properties”). The Weston South Carolina Industrial Portfolio Mortgage Loan consists of the controlling Note A-1 with an original and Cut-off Date principal balance of $49.5 million and will be included in the BBCMS 2020-C7 securitization trust. The non-controlling Note A-2 is currently held by KeyBank and is expected to be contributed to one or more future securitization transactions. The relationship between the holders of the Weston South Carolina Industrial Portfolio Whole Loan are governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus. The Weston South Carolina Industrial Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement of the BBCMS 2020-C7 securitization trust. See “Pooling and Servicing Agreement” in the Prospectus. The Weston South Carolina Industrial Portfolio Whole Loan has a 10-year term and is interest-only for the first three years followed by a 30-year amortization schedule.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$49,500,000	BBCMS 2020-C7	Yes
A-2	19,491,340	KeyBank	No
Total	$68,991,340

The Properties. The Weston South Carolina Industrial Portfolio Properties consist of 16 single- and multi-tenant industrial properties with an approximate aggregate of 2.5 million square feet located in five different markets in South Carolina. The borrower sponsor acquired the Weston South Carolina Industrial Portfolio Properties for approximately $105.0 million on February 21, 2020 with the Weston South Carolina Industrial Portfolio Whole Loan, an approximately $18.1 million mezzanine loan and approximately $21.8 million of equity. The Weston South Carolina Industrial Portfolio borrowers have a total cost basis of approximately $108.9 million (net of buyer credits) resulting in a loan-to-cost ratio of 63.3% or, when including the mezzanine loan, 80.0%. The Weston South Carolina Industrial Properties were acquired as part of larger transaction consisting of 37 properties and two parcels of excess land for a total of $184.0 million.

The Weston South Carolina Industrial Portfolio Properties consist of 13 properties that are each 100.0% leased to a single tenant and three properties that are each leased to multiple tenants. All of the Weston South Carolina Industrial Portfolio Properties are located in close proximity to interstates, major highways, or rail stations and the tenants operate in a wide range of industries, including outdoor equipment, automotive parts, building and construction, wind, energy, solar, marine and aerospace industries, healthcare, security and networking systems, telecommunications, natural gas, fabrics, logistics, imaging solutions, technology, refrigeration and freight, and supply chain solutions.

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The following table presents detailed information with respect to each of the Weston South Carolina Industrial Portfolio Properties:

Weston South Carolina Industrial Portfolio Properties Summary
Property Name / Location	Property Type - Subtype	Net Rentable Area (SF)	% Office	Year Built / Renovated	Allocated Whole Loan Amount (“ALA”)	% of ALA	Appraised Value	UW NOI
375 Metropolitan Drive 375 Metropolitan Drive West Columbia, SC 29170	Industrial - Manufacturing	263,374	8%	2001/2015	$10,204,707	14.8%	$16,300,000	$1,143,565
10700 Farrow Road 10700 Farrow Road Blythewood, SC 29016	Industrial - Warehouse	280,463	6	1971/2018	7,512,669	10.9	12,000,000	956,430
2500 Saint Matthews Road 2500 Saint Matthews Road Orangeburg, SC 29118	Industrial - Warehouse	319,000	2	1984/1988	6,886,613	10.0	11,000,000	871,617
625 South Old Piedmont Highway 625 South Old Piedmont Highway Greenville, SC 29611	Industrial - Warehouse/Distribution	405,259	5	1967/2018	6,886,613	10.0	11,000,000	512,645
1020 Idlewild Boulevard 1020 Idlewild Boulevard Columbia, SC 29201	Industrial - Warehouse/Distribution	166,600	12	1974/2014	5,822,318	8.4	9,300,000	680,113
1235 Commerce Drive 1235 Commerce Drive Lugoff, SC 29078	Industrial - Manufacturing	152,945	7	1988/2013	5,008,446	7.3	8,000,000	534,115
220 Commerce Road 220 Commerce Road Greenville, SC 29611	Industrial - Warehouse	158,889	3	1969/2015	4,570,207	6.6	7,300,000	516,822
1001-1005 Technology Drive 1001-1005 Technology Drive West Columbia, SC 29170	Industrial - Warehouse/Distribution	100,000	2	2000/NAP	3,568,518	5.2	5,700,000	430,069
209 Flintlake Road 209 Flintlake Road Columbia, SC 29223	Industrial - Warehouse	122,419	12	1973/2015	3,318,095	4.8	5,300,000	385,462
2050 American Italian Way 2050 American Italian Way Columbia, SC 29209	Industrial - Manufacturing	122,100	6	1997/2014	3,192,884	4.6	5,100,000	361,229
546 L & C Distribution Parkway 546 L & C Distribution Parkway Richburg, SC 29729	Industrial - Manufacturing	110,000	8	1993/2015	3,130,279	4.5	5,000,000	359,793
1255 Commerce Drive 1255 Commerce Drive Lugoff, SC 29078	Industrial - Manufacturing	82,000	5	1988/2014	2,754,645	4.0	4,400,000	339,960
3430 Platt Springs Road 3430 Platt Springs Road West Columbia, SC 29170	Industrial - Warehouse	92,583	0	1968/2014	1,784,259	2.6	2,850,000	195,227
3260 Southport Road 3260 Southport Road Spartanburg, SC 29302	Industrial - Warehouse/Distribution	90,000	4	1988/2004	1,721,653	2.5	2,750,000	214,487
251 Corporate Park Boulevard 251 Corporate Park Boulevard Columbia, SC 29223	Industrial - Warehouse	35,100	6	1978/2013	1,377,323	2.0	2,200,000	158,738
1025 Technology Drive 1025 Technology Drive West Columbia, SC 29170	Industrial - Manufacturing	39,300	6	2000/NAP	1,252,111	1.8	2,000,000	136,264
Total/Wtd. Avg.		2,540,032	6%		$68,991,340	100.0%	$110,200,000	$7,796,536

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Largest Tenants

Jushi USA (402,882 square feet; 15.9% of NRA; 16.6% of underwritten base rent). Jushi USA is the US-based subsidiary of Jushi Group, the world’s largest fiberglass manufacturer. Jushi Group is based in Tongxiang, China and publicly traded on the Shanghai stock exchange. Jushi USA is a leading supplier of fiberglass reinforcements and fabrics to the reinforced plastics industry whose products are used in the automotive, building and construction, wind energy, marine and aerospace industries, among others. Jushi USA recently completed an 800,000 square foot fiberglass manufacturing plant in Pineview, South Carolina and has plans for a second phase that is expected to increase the plant’s size to 1.6 million square feet. The first phase was completed at a cost of $400 million and can produce 80,000 tons of product a year with an estimated value in the range of $110 to $120 million. The completion of the plant has increased Jushi USA’s need for warehouse space in the area and resulted in the execution leases at two of the Weston South Carolina Industrial Portfolio Properties in 2019. Jushi USA leases 100% of the net rentable area at the 10700 Farrow Road property under a three-year lease expiring in August 2022 with 1.9% annual rental increases, no renewal options and no early termination option. Jushi USA leases 100% of the net rentable area at the 209 Flintlake Road property under a three-year lease expiring in November 2022 with 2.1% annual rental increases, no renewal options and no early termination options.

Husqvarna Consumer Outdoor Products (319,000 square feet; 12.6% of NRA; 11.3% of underwritten base rent). Husqvarna Consumer Outdoor Products (“Husqvarna”) is a manufacturer and distributor of lawn and garden equipment whose products include chainsaws, lawn mowers, tractors, trimmers, and blowers among others. Husqvarna is the largest employer in Orangeburg County. In 2017, Husqvarna added a $31 million, 513,000 square foot expansion to its warehouse and distribution facility bringing the size of its Orangeburg operation to approximately 1.9 million square feet. Also, in 2017, Husqvarna announced plans to expand its operations with an additional investment of $105 million through 2024. Husqvarna is a subsidiary of Husqvarna AB, a publicly traded company on the Stockholm stock exchange founded in 1689 and headquartered in Stockholm Sweden. Since 2008, Husqvarna has leased 100% of the net rentable area of the 2500 Saint Matthews Road property which is located approximately four miles northwest of its main production facility. The lease is currently under an amendment extending the lease for three years with 2.0% annual rent increases and expires in December 2021. The tenant has one, one-year extension option and no termination options.

Flextronics America, LLC (263,374 square feet; 10.4% of NRA; 14.2% of underwritten base rent). Flextronics America, LLC produces printed circuits for electronic devices for clients worldwide. Flextronics America, LLC is a subsidiary of Singapore-based Flex Ltd. (“Flex”, NASDAQ: Flex), the world’s third largest provider of electronic manufacturing services in terms of revenue. Flex provides sketch-to-scale services that provide clients design, engineering, manufacturing and supply chain services and solutions. Flex’s clients include the healthcare, energy, solar, semiconductor, industrial automation, telecommunications, servers, security and networking for enterprise and cloud-based deployment, and consumer-related audio, computing and mobile devices. In 2019 Flex reported $26.3 billion in revenue and had more than 200,000 employees operating in 100 sites across 30 countries. Flextronics America, LLC leases 100% of the net rentable area at the 375 Metropolitan Drive property under a five-year lease expiring in April 2024 with 2.5% annual rental increases and one five-year renewal option. Flextronics America, LLC has a termination option effective in May 2022 with no more than six months’ and no less than three months’ prior written notice and payment of an amount equal to the unamortized tenant improvement allowance ($600,000) and brokerage commissions prior to the date of termination.

Saddle Creek Corporation (158,889 square feet; 6.3% of NRA; 6.7% of underwritten base rent). Saddle Creek Corporation (“Saddle Creek”) is an omnichannel supply chain solutions company providing integrated omnichannel fulfillment, warehousing and transportation services for both business-to-business or business-to-customer clients. Saddle Creek’s omnichannel fulfillment services provide clients warehouse and order management systems that integrate with the client’s online store providing integrated inventory and shipping data as well as pick/pack/ship services. Warehouse and distribution services include dedicated or shared warehouse and cross docking services at 40 sites across the country. Transportation services include a dedicated fleet for short-haul and regional service from six campus locations in the southeast and Texas, brokerage services for full scale, end-to-end transportation, sale of temporary capacity or meeting demand spikes and a web-based transportation management system offering real-time reporting, tracking and management. In 2019, Saddle Creek was named the Sam’s Club “Sam’s Logistics Partner of the Year”. Saddle Creek was established in 1966, and is based in Lakeland, Florida. Saddle Creek has leased 100% of the net rentable area at the 220 Commerce Road property since 2015 and is currently under a three-year lease expiring in April 2021 with 2.9% and 2.8% annual rental increases for the second and third lease year, respectively, one, three-year renewal option and no early termination options.

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Dana Off Highway Products (152,945 square feet; 6.0% of NRA; 7.0% of underwritten base rent). Dana Off Highway Products is a division of Dana Inc. (NYSE: DAN, “Dana”), a global manufacturer of power-conveyance and energy-management systems for light vehicles, commercial vehicles and off-highway equipment. Products include axles, driveshafts, transmissions and electrodynamic, thermal, sealing and digital solutions for conventional, hybrid and electric-powered vehicles. Founded in 1904 and based in Maumee, Ohio, Dana operated in 149 major facilities across 34 countries with approximately 36,300 employees as of year-end 2019. Dana supplies nearly every vehicle and engine manufacturer in the world and reported year-end 2019 sales of approximately $8.6 billion. Dana Off Highway Products provides products to the construction, earth moving, agricultural, mining and material handling sectors, among others and invested $750,000 into the 1235 Commerce Drive property after relocating from the smaller 1255 Commerce Drive property in order to expand its operations and consolidate its manufacturing lines into one plant. Dana Off Highway Products has occupied 100% of the net rentable area since 2013 and is currently under a three-year lease expiring in June 2021 with 2.0% annual rental increases, two, three-year renewal options and no early termination option.

As of May 22, 2020, the Weston South Carolina Industrial Portfolio Properties were each open and operating and were collectively approximately 90.8% occupied. The Weston South Carolina Industrial Portfolio Whole Loan Portfolio borrowers have made all debt service payments through May 2020. Tenants who paid base rent for April 2020, in part or in full, represent approximately 100.0% of base rent due and tenants who paid base rent for May 2020, in part or in full, represent approximately 91.4% of base rent due. The April 2020 rent collected comprises approximately 100.0% of the underwritten base rent (excluding rent bumps underwritten but not yet due) and the May 2020 rent collected comprises approximately 90.1% of the underwritten base rent. As of the date of this prospectus, the Weston South Carolina Industrial Portfolio Whole Loan is not subject to any modification or forbearance request.

Environmental. According to Phase I environmental assessments dated between November 2019 and January 2020, there was no evidence of any recognized environmental conditions at the Weston South Carolina Industrial Portfolio Properties, other than the 3430 Platt Springs Road property. According to the related Phase I assessment, South Carolina Department of Health and Environmental Control (“DHEC”) records indicate the former utilization of three underground storage tanks (“USTs”) with no removal or closure reports for the 3430 Platt Springs Road property. Since a DHEC case manager was not assigned, it is believed the USTs were likely unregulated USTs removed in the 1970s or 1980s prior to existing UST regulations. The records of the existence of the USTs indicates that a prior owner of the 3430 Platt Springs Road property reported the removal of the USTs once such regulations came into effect. The lack of closure records with the DHEC is considered a recognized environmental condition. The Phase I environmental assessment noted the South Carolina State Underground Petroleum Environmental Response Bank Act protects those who acquire title to a property from which USTs have been removed from responsibility for site rehabilitation actions other than abatement actions necessary to eliminate any imminent threat to human health, safety, or the environment provided that the new owner is not affiliated with the prior owner or operator and access is permitted for any necessary rehabilitation actions to be performed. As a result, the Phase I environmental assessment did not recommend any further action. See “Description of the Mortgage Pool—Environmental Considerations” in the Prospectus.

Historical and Current Occupancy(1)
2017	2018	2019	Current(2)
77.2%	65.0%	89.4%	90.8%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of March 31, 2020.

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Top Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Expiration Date
Jushi USA	NR / NR / NR	402,882	15.9%	$3.59	$1,446,748	16.6%	Various(3)
Husqvarna Consumer Outdoor Products	NR / BBB / NR	319,000	12.6	$3.10	989,155	11.3	12/31/2021
Flextronics America, LLC	Baa3 / BBB- / BBB-	263,374	10.4	$4.71	1,241,808	14.2	4/30/2024
Saddle Creek Corporation	NR / NR / NR	158,889	6.3	$3.65	579,908	6.7	4/30/2021
Dana Off Highway Products	B2 / BB- / BB+	152,945	6.0	$4.02	614,219	7.0	6/30/2021
Top Five Tenants		1,297,090	51.1%	$3.76	$4,871,838	55.9%

Non Top Five Tenants		1,009,200	39.7%	$3.81	$3,846,257	44.1%

Occupied Collateral Total		2,306,290	90.8%	$3.78	$8,718,096	100.0%

Vacant Space		233,742	9.2%

Collateral Total		2,540,032	100.0%

(1)	Based on the underwritten rent roll dated March 31, 2020.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Jushi USA leases 100% of the space at two of the Weston South Carolina Industrial Portfolio Properties - the 10700 Farrow Road property and the 209 Flintlake Road property. The lease at the 10700 Farrow Road property is for 280,463 square feet at $3.67 per square foot and expires August 31, 2022. The lease at the 209 Flintlake Road property is for 122,419 square feet at $3.41 per square foot and expires November 30, 2022.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Rent Expiring	% of UW Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Rent Expiring	Cumulative % of UW Rent Expiring
Vacant	NAP	233,742	9.2%	NAP	NAP	233,742	9.2%	NAP	NAP
2020	3	133,400	5.3	$641,862	7.4%	367,142	14.5%	$641,862	7.4%
2021	4	650,434	25.6	2,262,562	26.0	1,017,576	40.1%	$2,904,424	33.3%
2022	9	660,882	26.0	2,355,768	27.0	1,678,458	66.1%	$5,260,192	60.3%
2023	2	134,500	5.3	510,964	5.9	1,812,958	71.4%	$5,771,157	66.2%
2024	4	502,574	19.8	2,205,689	25.3	2,315,532	91.2%	$7,976,846	91.5%
2025	1	24,500	1.0	104,125	1.2	2,340,032	92.1%	$8,080,971	92.7%
2026	1	100,000	3.9	334,750	3.8	2,440,032	96.1%	$8,415,721	96.5%
2027	0	0	0.0	0	0.0	2,440,032	96.1%	$8,415,721	96.5%
2028	0	0	0.0	0	0.0	2,440,032	96.1%	$8,415,721	96.5%
2029	1	100,000	3.9	302,375	3.5	2,540,032	100.0%	$8,718,096	100.0%
2030	0	0	0.0	0	0.0	2,540,032	100.0%	$8,718,096	100.0%
2031 & Beyond	0	0	0.0	0	0.0	2,540,032	100.0%	$8,718,096	100.0%
Total	25	2,540,032	100.0%	$8,718,096	100.0%
(1)	Based on the underwritten rent roll dated March 31, 2020.

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Operating History and Underwritten Net Cash Flow
	2018	2019(1)	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place(4)	$6,470,131	$7,981,165	$8,263,456	$8,718,096	$3.43	69.1%
Vacant Income	0	0	0	762,510	0.30	6.0
Gross Potential Rent	$6,470,131	$7,981,165	$8,263,456	$9,480,605	$3.73	75.2%
Total Reimbursements	1,386,241	1,744,259	1,802,673	3,127,896	1.23	24.8
Net Rental Income	$7,856,371	$9,725,425	$10,066,129	$12,608,502	$4.96	100.0%
(Vacancy/Credit Loss)	0	0	0	(1,467,618)	(0.58)	(11.6)
Other Income	0	21,614	$19,655	0	0.00	0.0
Effective Gross Income	$7,856,371	$9,747,039	$10,085,784	$11,140,883	$4.39	88.4%

Total Expenses	$2,244,846	$2,437,304	$2,387,875	$3,344,348	$1.32	30.0%

Net Operating Income	$5,611,525	$7,309,735	$7,697,909	$7,796,535	$3.07	70.0%

Total TI/LC, Capex/RR(5)	0	0	0	1,119,445	0.44	10.0

Net Cash Flow	$5,611,525	$7,309,735	$7,697,909	$6,677,089	$2.63	59.9%

(1)	2019 reflects the period from January-December for all Weston South Carolina Industrial Properties except the 3260 Southport Road property, which reflects the period from November-December annualized due to the commencement of the single tenant lease.

(2)	TTM reflects the trailing 12-month period ending March 31, 2020 for all Weston South Carolina Industrial Properties except the 3260 Southport Road property which reflects the period from November 1, 2019 through March 31, 2020 annualized.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Underwritten Rents in Place are based on the underwritten rent roll dated March 31, 2020 plus $151,452 in future rent steps. No COVID-19 specific adjustments have been incorporated in the lender underwriting.

(5)	Underwritten Total TI/LC, Capex/RR includes a $93,216 credit which represents one tenth of the upfront TI/LC reserve deposit.

The Markets. The Weston South Carolina Industrial Portfolio Properties are located across five separate markets and nine distinct submarkets in South Carolina. Eleven of the Weston South Carolina Industrial Portfolio Properties are located in the Columbia market and account for 68.3% of underwritten NOI, two are located in the Greenville market and account for 13.2% of underwritten NOI and the three remaining properties are located in each of the Orangeburg, Charlotte, and Spartanburg markets and account of 11.2%, 4.6% and 2.8% of underwritten NOI, respectively.

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Weston South Carolina Industrial Portfolio Market Summary(1)
Property Name	Market	Submarket	Market Vacancy	Submarket Vacancy	UW Vacancy(2)	Market Rental Rate PSF	Submarket Rental Rate PSF	UW Rental Rate PSF(2)
375 Metropolitan Drive	Columbia	Cayce/West Columbia	4.3%	2.9%	5.0%	$5.35	$6.17	$4.71
10700 Farrow Road	Columbia	Northeast Columbia	4.3%	11.1%	5.0%	$5.35	$5.08	$3.67
2500 Saint Matthews Road	Orangeburg	NAP	9.2%	NAP	5.0%	$4.19	NAP	$3.10
625 South Old Piedmont Highway	Greenville	I-85 South/Donaldson	6.2%	10.5%	50.6%	$4.52	$4.53	$3.22
1020 Idlewild Boulevard	Columbia	Southeast Columbia	4.3%	2.8%	5.0%	$5.35	$4.88	$4.39
1235 Commerce Drive	Columbia	Kershaw County	4.3%	2.5%	5.0%	$5.35	$4.25	$4.02
220 Commerce Road	Greenville	West Greenville	6.2%	5.3%	5.0%	$4.52	$4.29	$3.65
1001-1005 Technology Drive	Columbia	Cayce/West Columbia	4.3%	2.9%	5.0%	$5.35	$6.17	$4.67
209 Flintlake Road	Columbia	Northeast Columbia	4.3%	11.1%	5.0%	$5.35	$5.08	$3.41
2050 American Italian Way	Columbia	Southeast Columbia	4.3%	2.8%	5.0%	$5.35	$4.88	$3.30
546 L & C Distribution Parkway	Charlotte	Chester County	6.1%	10.4%	5.0%	$5.99	$3.41	$3.71
1255 Commerce Drive	Columbia	Kershaw County	4.3%	2.5%	5.0%	$5.35	$4.25	$4.51
3430 Platt Springs Road	Columbia	Cayce/West Columbia	4.3%	2.9%	30.4%	$5.35	$6.17	$3.74
3260 Southport Road	Spartanburg	Lower Spartanburg City	6.1%	3.3%	5.0%	$4.28	$3.43	$2.56
251 Corporate Park Boulevard	Columbia	Northeast Columbia	4.3%	11.1%	5.0%	$5.35	$5.08	$5.45
1025 Technology Drive	Columbia	Cayce/West Columbia	4.3%	2.9%	5.0%	$5.35	$6.17	$4.02
Wtd. Avg.(3)			5.2%	5.3%	10.2%	$5.10	$4.49	$3.88
(1)	Source: third party market research reports.

(2)	Based on the underwritten rent roll dated March 31, 2020.

(3)	Wtd. Avg. values are weighted by the allocated loan amount.

The Borrowers. The borrowing entities for the Weston South Carolina Industrial Portfolio Whole Loan are Weston SCIP 1 LLC and Weston SCIP 2050 Italian American Way LLC, each a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Weston South Carolina Industrial Portfolio Whole Loan. The non-recourse carveout guarantor is Legacy Properties Group, Inc. (“Legacy”). Legacy is required to maintain a net worth and liquid assets of at least $20.0 million and $2.0 million, respectively. Failure to maintain a net worth and liquid assets of at least $40.0 million and $4.0, respectively will result in a Cash Sweep Period (as defined under “Lockbox / Cash Management” below).

The Borrower Sponsor. The borrower sponsor is Legacy, a Delaware corporation and the owner of Weston, Inc. (“Weston”), a privately-owned commercial real estate company based in Cleveland, Ohio. Weston was founded in 1972 by the Asher family and has owned, managed, and developed industrial, office, and retail properties throughout the United States. Weston owns a real estate portfolio of over 80 properties with over 550 tenants and manages over 15 million square feet of commercial properties spread across nine states.

Property Management. The Weston South Carolina Industrial Portfolio Properties are managed by Weston Inc., an Ohio corporation and an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers deposited into escrow (i) approximately $335,546 for real estate taxes, (ii) $31,751 for replacement reserves, (iii) $932,159 for TI/LC reserves, (iv) $352,000 for existing tenant improvements and leasing commissions and (v) $218,098 for required repairs.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, initially equal to approximately $111,849, capped at 13 times the monthly amount.

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Insurance Escrows – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of estimated insurance premiums for each respective property, capped at 13 times the monthly amount; provided, such monthly deposits will be waived for each applicable property so long as (i) no event of default exists and (ii) the borrowers maintain a blanket insurance policy acceptable to the lender.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow $31,751.

TI/LC Reserve – On a monthly basis, the borrowers are required to escrow $74,085 subject to a cap on collections equal to $2,796,477, however, the cap on collections will be removed upon a Guarantor Trigger Event (as defined below).

Mezzanine Loan Reserve – During the continuance of a DSCR Trigger Event (as defined below), an event of default under the Weston South Carolina Industrial Portfolio Mezzanine Loan (as defined below), or a Guarantor Trigger Event, the amount necessary to satisfy the monthly mezzanine loan debt service will be required to be deposited into a mezzanine loan reserve.

Lockbox / Cash Management. The Weston South Carolina Industrial Portfolio Whole Loan is structured with a springing lockbox and springing cash management. During the continuance of a Cash Sweep Period, the borrowers are required to establish and maintain a lockbox account and to send, or cause the property manager to send, direction letters to all tenants instructing them to deposit all rents directly into the lockbox account controlled by the lender, and the borrowers and the property managers are required to deposit all revenues otherwise received into the lockbox account within one business day of receipt. During the continuance of a Cash Sweep Period, all sums on deposit in the lockbox account are required to be transferred on each business day to a cash management account controlled by the lender and applied and disbursed in accordance with the Weston South Carolina Industrial Portfolio Whole Loan documents, with any excess cash held by the lender as additional collateral for the Weston South Carolina Industrial Portfolio Whole Loan.

A “Cash Sweep Period” will commence upon the occurrence of (i) an event of default and will continue until the acceptance by the lender of a cure of such event of default; (ii) any bankruptcy action of the borrowers (and in no event will a Cash Sweep Period due to a bankruptcy of the borrowers be cured); (iii) any bankruptcy action of the property manager and will continue until the property manager is replaced with a qualified property manager within 60 days; (iv) any period in which the Weston South Carolina Industrial Portfolio Whole Loan amortizing debt service and the Weston South Carolina Industrial Portfolio Mezzanine Loan debt service coverage ratio on a combined basis (the “Combined DSCR”) as calculated in the loan documents for two consecutive calendar quarters based on the trailing 12-month period (or, if occurring prior to April 1, 2021, the trailing three-month period) is less than 1.05x (a “DSCR Trigger Event”) and will continue until such time as (a) the debt service coverage ratio calculated in the same manner is at least 1.10x for two consecutive calendar quarters or (b) the borrowers have completed a partial prepayment of the Weston South Carolina Industrial Portfolio Whole Loan (including any prepayment consideration) to the extent required to achieve a debt service coverage ratio necessary to cure such DSCR Trigger Event; (v) an event of default under the mezzanine loan documents and will continue until mezzanine lender accepts the cure of said default; or (vi) the Weston South Carolina Industrial Portfolio Whole Loan guarantor fails to possess (a) a net worth greater than or equal to $40.0 million or (b) liquid assets greater than or equal to $4.0 million (both (a) and (b), a “Guarantor Trigger Event”) and will continue until the Weston South Carolina Industrial Portfolio Whole Loan guarantor again possesses both a net worth and liquid assets greater than or equal to each respective Guarantor Trigger Event threshold.

Subordinate and Mezzanine Debt. A $18,101,529 mezzanine loan was funded concurrently with the origination of the Weston South Carolina Industrial Portfolio Whole Loan secured by the direct equity ownership in the borrowers (the “Weston South Carolina Industrial Portfolio Mezzanine Loan”). The Weston South Carolina Industrial Portfolio Mezzanine Loan accrues interest at a rate of 10.00000% per annum and is coterminous with the Weston South Carolina Industrial Portfolio Whole Loan. Including the Weston South Carolina Industrial Portfolio Whole Loan and the Weston South Carolina Industrial Portfolio Mezzanine Loan, the total Cut-off Date LTV, total UW NCF DSCR and total UW NOI Debt Yield are 79.0%, 1.17x and 9.0%, respectively. The lenders of the Weston South Carolina Industrial Portfolio Whole Loan and the Weston South Carolina Industrial Portfolio Mezzanine Loan have entered into an intercreditor agreement that governs their relationship.

Partial Release. At any time after the second anniversary of the closing date of the transaction that holds the last note evidencing the Weston South Carolina Industrial Portfolio Whole Loan to be securitized and prior to September 2, 2029, the borrowers may obtain the release of any one or more of the Weston South Carolina Industrial Portfolio Properties, provided

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that, among other things, (i) no event of default has occurred and is continuing, (ii) the borrowers partially defease a portion of each of the Weston South Carolina Industrial Portfolio Whole Loan and the Weston South Carolina Industrial Portfolio Mezzanine Loan in an amount equal to 115% of each respective loan’s allocated loan amount for the property being released, (iii) the Combined DSCR (as calculated in the related loan documents) based on the trailing 12-month period is no less than the greater of (1) the Combined DSCR immediately preceding such release and (2) 1.16x, (iv) the trailing 12-month debt yield calculated using the aggregate outstanding balance for both the Weston South Carolina Industrial Portfolio Whole Loan and the Weston South Carolina Industrial Portfolio Mezzanine Loan (the “Combined Debt Yield”) for the remaining properties is no less than the greater of (1) the Combined Debt Yield immediately preceding such release and (2) 7.59% and (v) the release is permitted under REMIC requirements.

Additionally, at any time prior to the maturity date, the borrowers may release several parcels of excess, unimproved land that were not considered in the underwriting of the Weston South Carolina Industrial Portfolio Whole Loan without any accompanying principal prepayment, provided, that certain conditions set forth in the loan documents are satisfied.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$45,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$45,000,000	Property Type – Subtype(4):	Various – Various
% of IPB:	5.6%	Net Rentable Area (SF):	422,042
Loan Purpose:	Acquisition	Location:	Various
Borrower:	ExchangeRight Net Leased Portfolio 32 DST	Year Built / Renovated:	Various / Various
Borrower Sponsors:	David Fisher, Joshua Ungerecht, Warren Thomas and ExchangeRight Real Estate, LLC	Occupancy(1):	100.0%
Interest Rate:	3.45400%	Occupancy Date(1):	5/1/2020
Note Date:	2/11/2020	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	3/1/2030	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(5):	NAV
Original Term:	120 months	Most Recent NOI (As of)(5):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$6,540,963
Call Protection(2):	L(27),Def(90),O(3)	UW Expenses:	$601,689
Lockbox / Cash Management:	Hard / Springing	UW NOI(1):	$5,939,274
Additional Debt(1):	Yes	UW NCF(1):	$5,698,069
Additional Debt Balance(1):	$19,270,000	Appraised Value / Per SF(1):	$103,655,000 / $246
Additional Debt Type(1):	Pari Passu	Appraisal Date(1)(6):	Various

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$152
Taxes:	$532,327	Springing	N/A	Maturity Date Loan / SF:	$152
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.0%
Replacement Reserves:	$0	$4,369	N/A	Maturity Date LTV:	62.0%
TI/LC:	$500,000	Springing	N/A	UW NCF DSCR:	2.53x
Deferred Maintenance:	$376,947	$0	N/A	UW NOI Debt Yield:	9.2%
Other:	$1,746,018	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$64,270,000	60.1%	Purchase Price	$102,407,588	95.7%
Borrower Sponsor Equity	42,694,552	39.9	Upfront Reserves	3,155,291	2.9
			Closing Costs	1,401,672	1.3
Total Sources	$106,964,552	100.0%	Total Uses	$106,964,552	100.0%
(1)	The ExchangeRight Net Leased Portfolio 32 mortgage loan is part of a whole loan evidenced by two senior pari passu notes with an aggregate original principal balance of $64,270,000. The financial information presented in the chart above reflects the Cut-off Date balance of the ExchangeRight Net Leased Portfolio 32 Whole Loan (as defined below). All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the ExchangeRight Net Leased Portfolio 32 Whole Loan was underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(2)	The lockout period will be at least 27 payments beginning with and including April 1, 2020. Defeasance of the ExchangeRight Net Leased Portfolio 32 Whole Loan is permitted after the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) February 11, 2023.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(4)	The ExchangeRight Net Leased Portfolio 32 Properties (as defined below) consist of 24 single tenant freestanding retail properties and three medical office properties.

(5)	The ExchangeRight Net Leased Portfolio 32 Properties were acquired at origination of the ExchangeRight Net Leased Portfolio 32 Whole Loan. As such, no historical operating history is available.

(6)	Appraisal Dates for the ExchangeRight Net Leased Portfolio 32 Properties range from January 5, 2020 to January 25, 2020.

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The Loan. The ExchangeRight Net Leased Portfolio 32 mortgage loan is part of a whole loan (the “ExchangeRight Net Leased Portfolio 32 Whole Loan”) evidenced by two senior pari passu notes with an aggregate original principal balance of $64,270,000. The ExchangeRight Net Leased Portfolio 32 Whole Loan is secured by the borrower’s fee interest in a 422,042 square foot, 27 property portfolio occupied by 24 single-tenant freestanding retail properties and three medical offices located across 12 states (collectively, the “ExchangeRight Net Leased Portfolio 32 Properties”). The controlling Note A-1 had an original principal balance of $45,000,000 and will be included in the BBCMS 2020-C7 securitization trust. The ExchangeRight Net Leased Portfolio 32 Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2020-C7 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus. The ExchangeRight Net Leased Portfolio 32 Whole Loan has a 10-year term and is interest-only for the full term of the loan.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$45,000,000	BBCMS 2020-C7	Yes
A-2	$19,270,000	SGFC	No
Total	$64,270,000

The Properties. The ExchangeRight Net Leased Portfolio 32 Properties consist of 24 single-tenant freestanding retail properties and three medical office properties totaling 422,042 square feet located in 12 states. The geographical concentrations by Cut-off Date Balance include Wisconsin (three properties, 16.9% of the allocated Cut-off Date Balance), Pennsylvania (four properties, 14.9% of the allocated Cut-off Date Balance), Texas (four properties, 12.6% of the allocated Cut-off Date Balance), Georgia (two properties, 11.1% of the allocated Cut-off Date Balance), Michigan (four properties, 10.8% of the allocated Cut-off Date Balance), North Carolina (three properties, 9.3% of the allocated Cut-off Date Balance), Arizona (one property, 7.1% of the allocated Cut-off Date Balance), Kansas (one property, 6.9% of the allocated Cut-off Date Balance), Indiana (two properties, 2.9% of the allocated Cut-off Date Balance), Minnesota (one property, 2.6% of the allocated Cut-off Date Balance), Alabama (one property, 2.6% of the allocated Cut-off Date Balance) and Florida (one property, 2.2% of the allocated Cut-off Date Balance). Built between 1994 and 2019, the ExchangeRight Net Leased Portfolio 32 Properties range in size from 7,000 square feet to 63,919 square feet. As of May 1, 2020, the ExchangeRight Net Leased Portfolio 32 Properties were 100.0% occupied. Six tenants, or their parent entities, representing 53.1% of the aggregate NRA and 68.6% of the UW base rent at the ExchangeRight Net Leased Portfolio 32 Properties, are investment grade.

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ExchangeRight Net Leased Portfolio 32 Properties Summary
Property Name - Location	Property Type - Subtype	Net Rentable Area (SF)	Year Built / Renovated	Allocated Whole Loan Amount	% of ALA	Appraised Value	UW NCF
Hobby Lobby – Onalaska, WI	Retail - Freestanding	63,919	1994 / N/A	$4,770,000	7.4%	$7,700,000	$378,037
BioLife Plasma Services L.P. – Phoenix, AZ	Office - Medical	13,969	2008 / 2019	$4,590,000	7.1%	$7,400,000	$425,224
Hobby Lobby – Olathe, KS	Retail - Freestanding	55,000	2018 / N/A	$4,420,000	6.9%	$7,125,000	$355,917
CVS Pharmacy – Atlanta, GA	Retail - Freestanding	11,800	2008 / N/A	$4,150,000	6.5%	$6,700,000	$339,899
Walgreens – Midland, MI	Retail - Freestanding	14,820	2006 / N/A	$3,470,000	5.4%	$5,590,000	$334,781
Walgreens – Racine, WI	Retail - Freestanding	15,120	2003 / N/A	$3,350,000	5.2%	$5,400,000	$306,412
Tractor Supply – Oakdale, PA	Retail - Freestanding	19,097	2014 / N/A	$3,260,000	5.1%	$5,250,000	$262,581
Tractor Supply – Burleson, TX	Retail - Freestanding	19,097	2019 / N/A	$3,190,000	5.0%	$5,150,000	$274,404
CVS Pharmacy – Marietta, GA	Retail - Freestanding	10,880	2005 / N/A	$2,990,000	4.7%	$4,825,000	$278,219
Tractor Supply – Oak Ridge, NC	Retail - Freestanding	21,677	2005 / N/A	$2,900,000	4.5%	$4,675,000	$258,004
Walgreens – Delafield, WI	Retail - Freestanding	13,905	2000 / N/A	$2,760,000	4.3%	$4,450,000	$233,845
CVS Pharmacy – Channelview, TX	Retail - Freestanding	10,908	1998 / N/A	$2,730,000	4.2%	$4,400,000	$233,818
Fresenius Medical Care – Greensburg, PA	Office - Medical	8,353	2019 / N/A	$2,420,000	3.8%	$3,900,000	$232,040
Tractor Supply – Beaver Falls, PA	Retail - Freestanding	19,097	2008 / N/A	$2,260,000	3.5%	$3,650,000	$177,720
Fresenius Medical Care – Goldsboro, NC	Office - Medical	9,813	2018 / N/A	$1,800,000	2.8%	$2,900,000	$176,578
CVS Pharmacy – Eagan, MN	Retail - Freestanding	10,880	2004 / N/A	$1,690,000	2.6%	$2,725,000	$173,820
CVS Pharmacy – Vestavia Hills, AL	Retail - Freestanding	10,880	2004 / N/A	$1,670,000	2.6%	$2,700,000	$171,379
CVS Pharmacy – Yeadon, PA	Retail - Freestanding	10,125	1998 / N/A	$1,640,000	2.6%	$2,650,000	$138,666
CVS Pharmacy – South Lyon, MI	Retail - Freestanding	10,880	2004 / N/A	$1,600,000	2.5%	$2,580,000	$168,272
Advance Auto Parts – Ocoee, FL	Retail - Freestanding	7,000	2007 / N/A	$1,430,000	2.2%	$2,300,000	$119,936
Dollar General – Asheville, NC	Retail - Freestanding	9,002	2019 / N/A	$1,260,000	2.0%	$2,040,000	$115,940
Dollar General – Midland (Front), TX	Retail - Freestanding	10,640	2018 / N/A	$1,210,000	1.9%	$1,950,000	$108,115
Dollar General – Goshen, IN	Retail - Freestanding	9,002	2019 / N/A	$980,000	1.5%	$1,575,000	$89,632
Dollar General – Port Huron, MI	Retail - Freestanding	9,026	2019 / N/A	$980,000	1.5%	$1,575,000	$89,979
Dollar General – Midland (349 Hwy), TX	Retail - Freestanding	9,026	2018 / N/A	$960,000	1.5%	$1,550,000	$85,978
Dollar General – Jackson, MI	Retail - Freestanding	9,026	2019 / N/A	$910,000	1.4%	$1,470,000	$84,007
Dollar General – Mishawaka, IN	Retail - Freestanding	9,100	2018 / N/A	$880,000	1.4%	$1,425,000	$84,866
Total		422,042		$64,270,000	100.0%	$103,655,000	$5,698,069

Largest Tenants.

Hobby Lobby (118,919 square feet; 28.2% of NRA; 14.1% of underwritten rent): Hobby Lobby is a privately-owned arts and crafts retailer with over 43,000 employees in more than 900 stores across 46 states. Hobby Lobby is primarily an arts-and-crafts store but also includes hobbies, picture framing, jewelry making, fabrics, floral and wedding supplies, cards and party ware, baskets, wearable art, home accents and holiday merchandise. Hobby Lobby’s headquarters is located in Oklahoma City.

Tractor Supply Company (78,968 square feet; 18.7% of NRA; 17.3% of underwritten rent): Tractor Supply Company (“TSC”) is the largest rural lifestyle retailer in the United States. TSC is focused on supplying the needs of recreational farmers, ranchers, tradesmen, small businesses and individuals who live a rural lifestyle. TSC offers a mix of products to care for the home, land, pets and animals with product localization and brands that are exclusively found at TSC. TSC operates retail stores under the names Tractor Supply Company, Del’s Feed & Farm Supply and Petsense. TSC’s stores are located primarily in towns outlying major metropolitan markets and in rural communities. As of December 28, 2019, the company operated 2,025 retail stores in 49 states (1,844 Tractor Supply Company and Del’s Feed & Farm Supply retail stores and 180 Petsense retail stores) with over 32,000 employees and sales of $8,351,931,000.

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CVS Pharmacy (76,353 square feet; 18.1% of NRA; 26.0% of underwritten rent; Baa2/BBB/NR by Moody’s/S&P/Fitch): CVS Health Corporations (“CVS”), together with its subsidiaries, is the nation’s premier health innovation company helping people on their path to better health. CVS is the largest pharmacy healthcare provider in the United States and is headquartered in Woonsocket, Rhode Island. CVS’ operations include pharmaceutical and health and wellness services, including retail, specialty, mail service, care clinics, and wellness centers. As of December 31, 2019, CVS’ retail/long-term care (“LTC”) pharmacy segment operated approximately 9,900 retail locations in 49 states, the District of Columbia and Puerto Rico, including 1,100 MinuteClinic® locations, of which 80 clinics operated within Target stores, as well as, online retail pharmacy websites, LTC pharmacies and onsite pharmacies. The retail/LTC segment sells prescription drugs and an assortment of general merchandise, including over-the-counter drugs, beauty products, cosmetics and personal care products, provides health care services through its MinuteClinic® walk-in medical clinics and conducts LTC operations. During 2019, the retail/LTC segment filled 1.4 billion prescriptions, accounting for approximately 26.6% of the Unites States retail pharmacy market. On November 28, 2018, CVS Health Corporation acquired Aetna Inc. (“Aetna”) to help improve the consumer health care experience by combining Aetna’s health care benefits products and services with CVS Health’s retail locations, walk-in medical clinics and integrated pharmacy.

As of May 29, 2020, the ExchangeRight Net Leased Portfolio 32 Properties were all open for business. As of the May 1, 2020 rent roll, the ExchangeRight Net Leased Portfolio 32 Properties remained 100.0% occupied. The borrowers have made all debt service payments through May 2020, and as of the date of this prospectus, the ExchangeRight Net Leased Portfolio 32 Whole Loan was not subject to any modification or forbearance request. Tenants who paid rent for May 2020 represent approximately 100.0% of the square footage and 100.0% of the underwritten base rent.

Environmental. According to Phase I environmental assessments dated between October 1, 2019 and January 30, 2020, there was no evidence of any recognized environmental conditions at the ExchangeRight Net Leased Portfolio 32 Properties. However, the environmental assessments noted controlled recognized environmental conditions at the following ExchangeRight Net Leased Portfolio 32 Properties: (i) CVS Pharmacy – Atlanta, GA property; (ii) Walgreens – Midland, MI property; (iii) Dollar General – Jackson, MI property; (iv) CVS Pharmacy – Marietta, GA property and (v) Walgreens – Racine, WI property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Prospectus.

Historical and Current Occupancy(1)(2)
2017	2018	2019	Current(3)
100.0%	100.0%	100.0%	100.0%
(1)	Historical and Current Occupancies are based on single tenant leases for the ExchangeRight Net Leased Portfolio 32 Properties.

(2)	The Hobby Lobby – Olathe, KS property, the Fresenius Medical Care – Goldsboro, NC property, the Dollar General – Midland (Front), TX property, the Dollar General - Midland (349 Hwy), TX property and the Dollar General – Mishawaka, IN property were constructed in 2018; and the Tractor Supply – Burleson, TX property, the Fresenius Medical Care – Greensburg, PA property, the Dollar General – Asheville, NC property, the Dollar General – Goshen, IN property, the Dollar General – Port Huron, MI property, and the Dollar General – Jackson, MI property were constructed in 2019. The tenants at these properties are excluded from occupancy figures for the years prior to when each respective property was built.

(3)	Current Occupancy is as of the May 1, 2020 rent roll.

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Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Weighted Average Remaining Lease Terms
Hobby Lobby	NA / NA / NA	118,919	28.2%	$7.68	$913,892	14.1%	11.5
Tractor Supply	NA / NA / NA	78,968	18.7	$14.13	$1,115,500	17.3	11.3
CVS Pharmacy	Baa2 / BBB / NR	76,353	18.1	$22.04	$1,683,042	26.0	11.0
Dollar General	Baa2 / BBB / NR	64,822	15.4	$11.20	$726,200	11.2	14.3
Walgreens(3)	Baa2 / BBB / BBB	43,845	10.4	$22.47	$985,400	15.2	9.8
Fresenius Medical Care	Baa3 / BBB / BBB-	18,166	4.3	$24.28	$441,029	6.8	12.2
BioLife Plasma Services L.P.	Baa2 / NR / NR	13,969	3.3	$33.04	$461,480	7.1	14.2
Advance Auto Parts	Baa2 / BBB- / NR	7,000	1.7	$19.75	$138,250	2.1	12.6

Occupied Tenants / Wtd. Avg.		422,042	100.0%	$15.32	$6,464,794	100.0%

Vacant Space		0	0.0%

Collateral Total		422,042	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2020.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Walgreens has the right to terminate its lease at (i) the Walgreens – Racine, IL property effective as of November 30, 2029, (ii) the Walgreens – Midland, MI property effective as of July 31, 2030, and (iii) the Walgreens – Delafield, WI property effective as of September 30, 2029 and for each such lease every five years thereafter until the respective lease expires. The Weighted Average Remaining Lease Terms reflect the earliest termination option dates to be the lease expiration dates for Walgreens.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2020	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	4	103,069	24.4	1,261,492	19.5	103,069	24.4%	$1,261,492	19.5%
2030	8	117,144	27.8	1,939,355	30.0	220,213	52.2%	$3,200,848	49.5%
2031 & Beyond	15	201,829	47.8	3,263,946	50.5	422,042	100.0%	$6,464,794	100.0%
Total	27	422,042	100.0%	$6,464,794	100.0%
(1)	Based on the underwritten rent roll dated May 1, 2020.

(2)	Walgreens has the right to terminate its lease at (i) the Walgreens – Racine, IL property effective as of November 30, 2029, (ii) the Walgreens – Midland, MI property effective as of July 31, 2030, and (iii) the Walgreens – Delafield, WI property effective as of September 30, 2029 and for each such lease every five years thereafter until the respective lease expires. The lease expiration dates reflect the earliest termination option dates for Walgreens.

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Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$6,464,794	$15.32	93.9%
Gross Potential Rent	$6,464,794	$15.32	93.9%
Total Reimbursements	420,431	1.00	6.1
Net Rental Income	$6,885,225	$16.31	100.0%
(Vacancy/Credit Loss)	(344,261)	(0.82)	(5.0)
Other Income	0	0.00	0.0
Effective Gross Income	$6,540,963	$15.50	95.0%

Total Expenses	$601,689	$1.43	9.2%

Net Operating Income	$5,939,274	$14.07	90.8%

Total TI/LC, Capex/RR	241,205	0.57	3.7

Net Cash Flow	$5,698,069	$13.50	87.1%
(1)	The ExchangeRight Net Leased Portfolio 32 Properties were acquired at origination and as a result no historical operating data was provided. No COVID-19 specific adjustments have been incorporated in the lender underwriting.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Rents in Place are based on (i) in-place rents of $6,368,269 per the leases, (ii) straight-line rent of $49,824 for (a) the Fresenius Medical Care – Goldsboro, NC property ($12,078), (b) the Fresenius Medical Care – Greensburg, PA property ($14,617) and (c) the BioLife Plasma Services L.P. – Phoenix, AZ property ($23,129) and (iii) rent steps of $46,700 for (a) the Tractor Supply – Oakdale, PA property ($27,500) and (b) the Tractor Supply – Oak Ridge, NC property ($19,200) through February 2021.

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The Market. The ExchangeRight Net Leased Portfolio 32 Properties are geographically diverse with properties located in 12 different states and 24 different markets.

ExchangeRight Net Leased Portfolio 32 Properties Market Summary(1)
Property Name - Location	Market	Submarket	Submarket Vacancy	UW Rental Rate PSF(2)	Market Rent Rate PSF
Hobby Lobby – Onalaska, WI	Onalaska	N/A	2.6%(3)	$7.50	$7.50
BioLife Plasma Services L.P. – Phoenix, AZ	Phoenix	N/A	13.6%(3)	$33.04	$31.38
Hobby Lobby – Olathe, KS	Kansas City	Johnson County	10.9%	$7.90	$8.00
CVS Pharmacy – Atlanta, GA	Atlanta	West Atlanta/Austell/Fulton Indust.	16.7%	$32.64	$32.50
Walgreens – Midland, MI	Midland	N/A	6.4%(3)	$24.51	$12.00
Walgreens – Racine, WI	Racine	N/A	5.4%(3)	$22.75	$22.50
Tractor Supply – Oakdale, PA	Pittsburgh	Oakdale	3.0%	$15.84	$16.00
Tractor Supply – Burleson, TX	Dallas-Fort Worth	Southwest Outlying	3.5%	$16.49	$14.50
CVS Pharmacy – Marietta, GA	Atlanta	Cumberland/East Cobb	12.8%	$27.75	$17.50
Tractor Supply – Oak Ridge, NC	Greensboro-Winston-Salem	North Guilford	10.9%	$13.29	$12.40
Walgreens – Delafield, WI	Waukesha County	N/A	5.1%(3)	$20.00	$25.00
CVS Pharmacy – Channelview, TX	Houston	East/Woodforest/Baytown	9.9%	$23.28	$23.00
Fresenius Medical Care – Greensburg, PA	Greensburg	Westmoreland County	3.4%	$29.63	$28.00
Tractor Supply – Beaver Falls, PA	Beaver Falls	Beaver County	6.0%	$11.00	$11.00
Fresenius Medical Care – Goldsboro, NC	Wayne County	N/A	1.5%(3)	$19.72	$18.50
CVS Pharmacy – Eagan, MN	Twin Cities	Dakota County	8.7%	$18.10	$18.00
CVS Pharmacy – Vestavia Hills, AL	Birmingham	Central/East	10.7%	$17.85	$17.85
CVS Pharmacy – Yeadon, PA	Yeadon	N/A	5.5%(3)	$15.80	$16.00
CVS Pharmacy – South Lyon, MI	Detroit	South Oakland	8.0%	$17.54	$18.00
Advance Auto Parts – Ocoee, FL	Orlando	Northwest	9.5%	$19.75	$20.00
Dollar General – Asheville, NC	Buncombe County	N/A	4.4%(3)	$14.04	$13.00
Dollar General – Midland (Front), TX	Midland	N/A	1.9%(3)	$11.22	$11.50
Dollar General – Goshen, IN	Goshen	N/A	3.8%(3)	$11.10	$10.75
Dollar General – Port Huron, MI	St. Clair	N/A	9.7%(3)	$11.06	$11.00
Dollar General – Midland (349 Hwy), TX	Midland	N/A	1.9%(3)	$10.49	$10.50
Dollar General – Jackson, MI	Jackson	N/A	1.9%(3)	$10.32	$10.00
Dollar General – Mishawaka, IN	Mishawaka	N/A	4.4%(3)	$10.21	$10.25

(1)	Source: Appraisals.

(2)	UW Rental Rate PSF includes rents steps of $46,700 through February 2021 and straight-line rent of $49,824.

(3)	Submarket Vacancy represents the Market Vacancy.

The Borrower. The borrowing entity for the ExchangeRight Net Leased Portfolio 32 Whole Loan is ExchangeRight Net Leased Portfolio 32 DST, a Delaware statutory trust. At origination, the ExchangeRight Net Leased Portfolio 32 Properties were purchased directly by the borrower. The borrower has master leased the ExchangeRight Net Leased Portfolio 32 Properties to ExchangeRight NLP 32 Master Lessee, LLC (the “Master Lessee”), a Delaware limited liability company that is an affiliate of the borrower sponsors. The Master Lessee is structured as a special purpose entity in which the borrower sponsors collectively have a 100% ownership interest. The Master Lessee’s interest in the master lease and all tenant rents were assigned to the lender as collateral for the ExchangeRight Net Leased Portfolio 32 Whole Loan. The master lease is subordinate to the ExchangeRight Net Leased Portfolio 32 Whole Loan. There is one independent trustee for the borrower and one independent manager for the Master Lessee. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio 32 Whole Loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Prospectus.

The Loan Sponsors. The borrower sponsors and nonrecourse carve-out guarantors are David Fisher, Joshua Ungerecht, Warren Thomas and ExchangeRight Real Estate, LLC (“ExchangeRight”). David Fisher, Joshua Ungerecht and Warren Thomas are the managing members of ExchangeRight. ExchangeRight has more than $2.6 billion in assets under management that includes 675 properties located across 38 states totaling over 14 million square feet as of February 29,

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2020. ExchangeRight’s focus is in providing long-term stable income and asset preservation through long-term net-leased portfolios backed by investment grade corporations.

Warren Thomas, one of the nonrecourse carve-out guarantors, was involved in a foreclosure unrelated to the ExchangeRight Net Leased Portfolio 32 Properties that settled in 2013. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

Property Management. The ExchangeRight Net Leased Portfolio 32 Properties are managed by NLP Management, LLC, which is wholly owned by ExchangeRight.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) $1,746,018 for a free rent reserve for each lease year from February 2027 through January 2030 for the CVS – Vestavia Hills, AL property ($582,728), the CVS – South Lyon, MI property ($572,615) and the CVS – Eagan, MN property ($590,675), (ii) $532,327 for real estate taxes, (iii) $500,000 for tenant improvement and leasing commissions and (iv) $376,947 for deferred maintenance.

Tax & Insurance Escrows – On April 1, 2021 and on a monthly basis thereafter, the borrower will be required to escrow 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, $31,388 in real estate taxes) for tenants that do not pay real estate taxes directly. The borrower is not required to escrow for monthly insurance payments of 1/12th of insurance premiums that the lender estimates will be payable during the next 12 months for certain tenants as long as (i) no event of default has occurred or is continuing and (ii) the borrower maintains a blanket insurance policy acceptable to the lender. Collection of monthly real estate taxes and insurance reserves will be waived for certain tenants who have the right or obligation pursuant to their related leases to directly pay such expenses so long as, among other conditions, (i) no event of default under the ExchangeRight Net Leased Portfolio 32 Whole Loan documents has occurred and is continuing, (ii) the borrower provides proof of payment by the tenant (or the borrower) directly to the taxing authority or the applicable insurance company, as applicable, (iii) the lease(s) with the applicable tenant(s) is in full force and effect and is not subject to any default beyond any applicable grace or notice and cure period by either the borrower or the tenant, and (iv) no material adverse change has occurred with respect to the applicable tenant such that the tenant is no longer able to timely pay the taxes or insurance premiums.

The Fresenius – Greensburg, PA property is currently part of a tax lot with certain non-collateral property. Until a Reparcelization Event (as defined below) occurs, the monthly deposit into the tax and insurance reserve for real estate taxes for the Fresenius – Greensburg, PA property will be equal to 1/12th of the annual real estate taxes that the lender estimates will be paid based upon the entirety of the shared tax parcel. Following the occurrence of a Reparcelization Event, the lender will return to the borrower the portion of funds in the tax and insurance reserve solely attributable to real estate taxes for the non-collateral portion of the tax parcel that the Fresenius – Greensburg, PA property was previously a part of.

A “Reparcelization Event” means the separation of the Fresenius – Greensburg, PA property from any non-collateral property such that (i) the Fresenius – Greensburg, PA property constitutes a separate tax lot and (ii) any and all taxes attributable to the previously shared tax parcel have been paid in full.

Replacement Reserve – On a monthly basis, the borrower is required to escrow 1/12th of $0.12 multiplied by the aggregate rentable square feet of the ExchangeRight Net Leased Portfolio 32 Properties (initially $4,369) for replacement reserves; provided however, monthly deposits will be waived in respect of the aggregate number of rentable square feet at the ExchangeRight Net Leased Portfolio 32 Properties for which tenants are obligated under their applicable leases to pay capital expenses for their respective premises in accordance with the terms of the ExchangeRight Net Leased Portfolio 32 Whole Loan documents, for so long as (i) no event of default has occurred and is continuing, (ii) proof of payment of all such capital expenses is provided to lender, (iii) the leases with the applicable tenants are in full force and effect and are not subject to any default beyond any applicable grace or notice and cure period, and (iv) no material adverse change has occurred with respect to the applicable tenant such that the ability to timely pay the capital expenses has, in lender’s reasonable determination been materially jeopardized.

TI/LC Reserve – During an event of default under the ExchangeRight Net Leased Portfolio 32 Whole Loan documents, the borrower is required to escrow approximately 1/12th of $0.70 multiplied by the aggregate rentable square feet of the ExchangeRight Net Leased Portfolio 32 Properties (initially $24,582) on a monthly basis for leasing expenses.

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Lockbox / Cash Management. The ExchangeRight Net Leased Portfolio 32 Whole Loan is structured with a hard lockbox and springing cash management. All rents are required to be paid directly into an eligible account maintained by the borrower at an eligible institution. If the borrower, the Master Lessee or the manager receives any rents, then the borrower, the Master Lessee, or the property manager, as applicable, is required to deposit such amounts into a clearing account within two business days of receipt. Funds deposited into the clearing account will be swept by the clearing bank on a daily basis into the Master Lessee’s operating account at the clearing bank unless a Cash Management Period (as defined below) is continuing, in which event such funds will be swept on a daily basis into an eligible account at a deposit bank controlled by the lender. To the extent any Cash Management Period expires or terminates, any funds deposited into the clearing account will be swept by the clearing bank on a daily basis into the Master Lessee’s operating account by the lender’s delivery of a notice to the clearing bank, with the lender being entitled to send a subsequent notice to the clearing bank upon the occurrence of a subsequent Cash Management Period to redirect all amounts from the clearing account to the deposit account.

A “Cash Management Period” will commence upon the lender giving notice to the clearing bank of the occurrence of any of the following: (i) March 1, 2030, (ii) any default or an event of default under the ExchangeRight Net Leased Portfolio 32 Whole Loan documents, (iii) if, as of any calculation date, the debt service coverage ratio is less than 1.50x, or (iv) the payment date that occurs on March 1, 2027, to the extent a qualified transfer of all outstanding ownership interests in the borrower to an approved transferee pursuant to the terms of the ExchangeRight Net Leased Portfolio 32 Whole Loan documents has not occurred as of such date. A Cash Management Period will end, provided that (1) the ExchangeRight Net Leased Portfolio 32 Whole Loan and all other obligations under the ExchangeRight Net Leased Portfolio 32 Whole Loan documents have been repaid in full or (2) prior to March 1, 2030 (A) with respect to clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing, (B) with respect to clause (iii) above, the debt service coverage ratio is at least equal to 1.55x for two consecutive calendar quarters, or (C) with respect to clause (iv) above, a qualified transfer has occurred.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$40,500,000	Title:	Fee
Cut-off Date Principal Balance:	$40,500,000	Property Type – Subtype:	Self Storage – Self Storage
% of IPB:	5.0%	Net Rentable Area (Units):	4,197
Loan Purpose:	Refinance	Location:	Various
Borrowers(1):	Various	Year Built / Renovated:	Various / N/A
Borrower Sponsor:	Strategic Storage Trust IV, Inc.	Occupancy(3):	90.6%
Interest Rate:	3.55800%	Occupancy Date(3):	3/31/2020
Note Date:	1/31/2020	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	2/1/2030	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$4,264,008 (12/31/2019)
Original Term:	120 months	Most Recent NOI (As of):	$4,338,212 (TTM 3/31/2020)
Original Amortization Term:	None	UW Economic Occupancy:	85.3%
Amortization Type:	Interest Only	UW Revenues:	$6,781,746
Call Protection:	L(28),Def(88),O(4)	UW Expenses:	$2,457,578
Lockbox / Cash Management:	Springing	UW NOI(3):	$4,324,167
Additional Debt:	No	UW NCF(3):	$4,259,629
Additional Debt Balance:	N/A	Appraised Value / Per Unit(3)(5):	$84,850,000 / $20,217
Additional Debt Type:	N/A	Appraisal Date(3)(5):	2/7/2020

Escrows and Reserves(2)				Financial Information(3)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$9,650
Taxes:	$122,015	$44,203	N/A	Maturity Date Loan / Unit:	$9,650
Insurance:	$0	Springing	N/A	Cut-off Date LTV(5):	47.7%
Replacement Reserves:	$5,030	$5,030	N/A	Maturity Date LTV(5):	47.7%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.92x
Other:	$61,580	$0	N/A	UW NOI Debt Yield:	10.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$40,500,000	99.4%	Payoff Existing Debt	$40,000,000	98.2%
Borrower Sponsor Equity	231,044	0.6	Closing Costs	542,419	1.3
			Upfront Reserves	188,625	0.5
Total Sources	$40,731,044	100.0%	Total Uses	$40,731,044	100.0%
(1)	The borrowers under the SSTIV Self Storage Portfolio Mortgage Loan (as defined below) are SST IV 1105 NE Industrial Blvd, LLC, SST IV 3730 Emmett F Lowry Expy, LLC, SST IV 3167 Van Buren Blvd, LLC, SST IV 8020 Las Vegas Blvd S, LLC, SST IV 2555 W Centennial Pkwy, LLC, SST IV 1401 N Meridian Ave, LLC, and SST IV 1610 Jim Johnson Rd, LLC.

(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

(3)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the SSTIV Self Storage Portfolio Mortgage Loan was underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(4)	The SSTIV Self Storage Portfolio Properties (as defined below) were acquired by the borrower sponsor between April 2017 and January 2019, and thus, 3rd Most Recent NOI and 4th Most Recent NOI are not available.

(5)	The Appraised Value / Per Unit, Appraisal Date, Cut-off Date LTV and Maturity Date LTV are calculated based on the appraised value of $84,850,000, which reflects a portfolio premium attributed to the aggregate “as-is” value of the individual SSTIV Self Storage Portfolio Properties. The sum of the values of each of the properties on an individual basis is $78,810,000, which represents a Cut-off Date LTV and Maturity Date LTV of 51.4%. The appraised values for the SmartStop - Texas City and SmartStop - Puyallup properties each include the “as-is” value and the value of an excess land parcel, with such excess land values representing no more than 5.1% of the applicable property’s total appraised value.

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The Loan. The SSTIV Self Storage Portfolio mortgage loan (“SSTIV Self Storage Portfolio Mortgage Loan”) is secured by a first mortgage lien on the borrowers’ fee interest in seven self-storage properties totaling 4,197 units located in five states (collectively, the “SSTIV Self Storage Portfolio Properties”). The SSTIV Self Storage Portfolio Mortgage Loan has a 10-year term and is interest-only for the full term of the loan.

The Properties. The SSTIV Self Storage Portfolio Properties are comprised of seven cross-collateralized self-storage facilities with a total of 4,197 units totaling approximately 471,300 square feet, 336 parking spaces, and 62 storage lockers for lease. All facilities contain an on-site leasing office. The SSTIV Self Storage Portfolio Properties were constructed between 1979 and 2018 and, as of March 31, 2020, were 90.6% occupied. The SSTIV Self Storage Portfolio Properties are located across five states: Florida (two properties; 31.4% by allocated loan amount), Nevada (two properties; 30.9% by allocated loan amount), Washington (one property; 16.3% by allocated loan amount), Texas (one property; 12.6% by allocated loan amount) and California (one property; 8.7% by allocated loan amount). The borrower sponsor acquired the SSTIV Self Storage Portfolio Properties between April 2017 and January 2019 and has a cost basis of approximately $70.6 million, which results in a whole loan to cost basis ratio of 57.4%.

The following table presents certain information relating to the SSTIV Self Storage Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built	Net Rentable Area (SF)(1)	Units(1)	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value(2)	UW NOI %
SmartStop - Plant City	Plant City, FL	2004, 2018	109,575	796	$8,722,000	21.5%	$15,470,000	21.4%
SmartStop - North Las Vegas	North Las Vegas, NV	2006	66,425	598	7,118,000	17.6	13,690,000	17.2
SmartStop - Puyallup	Puyallup, WA	1990, 2000	85,105	780	6,616,000	16.3	14,150,000	16.6
SmartStop - Las Vegas	Las Vegas, NV	1996	54,840	581	5,413,000	13.4	10,170,000	13.5
SmartStop - Texas City	Texas City, TX	2010	60,150	477	5,112,000	12.6	9,710,000	12.4
SmartStop - Jensen Beach	Jensen Beach, FL	1979	40,004	508	4,009,000	9.9	7,710,000	10.0
SmartStop - Riverside	Riverside, CA	1984	55,201	457	3,510,000	8.7	7,910,000	8.9
Total			471,300	4,197	$40,500,000	100.0%	$84,850,000	100.0%
(1)	Based on the underwritten rent rolls dated March 31, 2020.

(2)	The Total Appraised Value of $84,850,000 reflects a portfolio premium attributed to the aggregate “as-is” value of the individual SSTIV Self Storage Portfolio Properties. The sum of the appraised values of each of the properties on an individual basis, which are reflected in the table above, is $78,810,000. The appraised values for the SmartStop - Texas City and SmartStop - Puyallup properties each include the “as-is” value and the value of an excess land parcel, with such excess land values representing no more than 5.1% of the applicable property’s total appraised value.

The five largest facilities by allocated loan amount are described below:

Plant City. The SmartStop - Plant City property is a 109,575 square foot, 796-unit self-storage facility consisting of 18, one and two-story buildings located in Plant City, Florida, approximately 25 miles east of Tampa. Situated on a 16.22-acre site, the property was constructed in 2004 and later expanded in 2018. The property contains a leasing office, surveillance cameras, electronic gates, and keypad entry. The facility includes 255 climate controlled storage units and 541 traditional storage units, as well as 144 RV parking spaces and 20 storage lockers. The RV parking spaces consist of 82 open spaces and 62 covered spaces. The property was 92.7% occupied as of March 31, 2020. The SmartStop - Plant City property is located in an area primarily developed with industrial and retail properties, with residential development removed from major arterials. Approximately 42% of the households in a three-mile radius are renter occupied, compared to the United States average of 35%, providing local demand for self-storage.

North Las Vegas. The SmartStop - North Las Vegas property is a 66,425 square foot, 598-unit, three-story self-storage building located in North Las Vegas, Nevada, approximately 10 miles north of the Las Vegas central business district. Situated on a 2.21-acre site, the property was originally constructed in 2006 and contains an office and apartment for on-site management, surveillance cameras, electronic gates, and keypad entry. The facility includes 549 climate controlled storage units and 49 traditional storage units, as well as 21 uncovered RV parking spaces, 20 covered RV parking spaces and one cell tower for lease. The property was 94.8% occupied as of March 31, 2020. The area surrounding the property primarily consists of retail, industrial, commercial services, and residential development.

Puyallup. The SmartStop - Puyallup property is an 85,105 square foot, 780-unit self-storage facility consisting of 13, single-story storage buildings and one, two-story office building located in Puyallup, Washington, approximately 10 miles southeast

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of Tacoma and 35 miles south of Seattle. Situated on a 9.87-acre site, one storage building and the office building were constructed in 1990, while the remaining storage buildings were constructed in 2000. The property contains a leasing office with a residence for on-site management, surveillance cameras, electronic gates, and keypad entry. The facility includes 780 traditional storage units and 48 RV parking spaces for lease. The property was 89.0% occupied as of March 31, 2020. The property has direct frontage along Highway 167 and the immediate surrounding area primarily consists of a mix of office, retail, industrial, mixed use, and auto dealerships, interspersed with single and multi-family residential developments. Approximately 41% of the households in a three-mile radius are renter occupied.

Las Vegas. The SmartStop - Las Vegas property is a 54,840 square foot, 581-unit, two-story self-storage building located in Las Vegas, Nevada, approximately 10 miles south of the Las Vegas central business district and less than five miles south of the Las Vegas strip. Situated on a 1.72-acre site, the property was originally constructed in 1996 and contains an office and apartment for on-site management, surveillance cameras, electronic gates, and keypad entry. The facility includes 554 climate controlled storage units and 27 traditional storage units, as well as 42 storage lockers and one cell tower for lease. The property was 89.0% occupied as of March 31, 2020. The immediate area primarily consists of office, retail, and industrial property uses, surrounded by residential developments that are approximately 44% renter occupied within a three-mile radius.

Texas City. The SmartStop - Texas City property is a 60,150 square foot, 477-unit, single-story self-storage building located in Texas City, Texas, within the Houston metropolitan area. Situated on a 10.49-acre site, the property was originally constructed in 2010 and contains an office for on-site management, surveillance cameras, and keypad entry. All 477 units are climate controlled. The property was 91.0% occupied as of March 31, 2020. The surrounding area consists of retail, industrial, office, mixed-use, and auto dealership uses largely concentrated along State Highway 17, interspersed with single and multi-family residential.

The following table presents detailed information with respect to the unit mix of the SSTIV Self Storage Portfolio Properties:

Unit Mix Summary(1)
Property Name	Location	Net Rentable Area (SF)(2)	Storage Units(2)	Occupancy(3)	Average Asking Rent per SF(2)	% of Climate Controlled Units	Parking Units(4)	Locker Units(4)
SmartStop - Plant City	Plant City, FL	109,575	796	92.7%	$1.13	32.0%	144	20
SmartStop - North Las Vegas	North Las Vegas, NV	66,425	598	94.8%	$1.29	91.8%	41	0
SmartStop - Puyallup	Puyallup, WA	85,105	780	89.0%	$1.17	0.0%	48	0
SmartStop - Las Vegas	Las Vegas, NV	54,840	581	89.0%	$1.35	95.4%	0	42
SmartStop - Texas City	Texas City, TX	60,150	477	91.0%	$1.32	100.0%	0	0
SmartStop - Jensen Beach	Jensen Beach, FL	40,004	508	88.2%	$1.45	72.0%	94	0
SmartStop - Riverside	Riverside, CA	55,201	457	88.6%	$1.22	0.0%	9	0
Total / Wtd. Avg.		471,300	4,197	90.6%	$1.25	52.4%	336	62
(1)	Information is based on the underwritten rent rolls dated March 31, 2020, unless otherwise indicated.

(2)	Excludes parking and locker units.

(3)	Occupancy is based on Storage Units. Weighted average occupancy based on square footage is 91.2%.

(4)	Information is based on the borrowers’ rent rolls dated March 31, 2020.

As of May 20, 2020, the SSTIV Self Storage Portfolio Properties are open and operating with normal business hours. As of the May 14, 2020 rent rolls, the SSTIV Self Storage Portfolio Properties remain 91.1% occupied.  The borrowers have made all debt service payments through May 2020. Total accounts receivable as of April 30, 2020 totaled $25,504 (4.7% of total underwritten base rent per month) compared to $19,468 (3.6% of total underwritten base rent per month) as of March 31, 2020. As of the date of this prospectus, the SSTIV Self Storage Portfolio Mortgage Loan is not subject to any modification or forbearance request.

Environmental. According to Phase I environmental assessments dated between July 2019 and January 2020, there was no evidence of any recognized environmental conditions at the SSTIV Self Storage Portfolio Properties.

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Historical and Current Occupancy(1)(2)
Property Name	2017	2018	2019	Current(3)
SmartStop - Plant City	NAV	NAV	90.8%	92.7%
SmartStop - North Las Vegas	NAV	92.5%	92.5%	94.8%
SmartStop - Puyallup	NAV	86.9%	86.5%	89.0%
SmartStop - Las Vegas	NAV	91.5%	88.8%	89.0%
SmartStop - Texas City	93.1%	93.5%	90.1%	91.0%
SmartStop - Jensen Beach	97.0%	93.5%	90.6%	88.2%
SmartStop - Riverside	NAV	90.8%	91.9%	88.6%
Wtd. Avg.	95.1%	91.1%	90.0%	90.6%
(1)	Historical Occupancies for 2017 and 2018 are as of December 31 of each respective year. Historical Occupancies for 2019 are as of December 3, 2019.

(2)	The SSTIV Self Storage Portfolio Properties were acquired by the borrower sponsor between April 2017 and January 2019, and thus, occupancy prior to the respective acquisition dates is not available.

(3)	Current Occupancy is as of March 31, 2020.

The Market. As of 2019, per a third party self-storage market research report, the U.S. self-storage market contained approximately 47,836 facilities with nearly 1.9 billion square feet. It is estimated that SmartStop Asset Management, LLC, an affiliate of each of the borrower sponsor and the property manager of the SSTIV Self Storage Portfolio Properties, is the 14th largest market participant by square foot with a total of approximately 11.1 million square feet under operation. The self-storage industry in the United States has experienced steadily increasing performance in recent years and overall occupancy has been maintained above 90% since 2015. In general, self-storage customers fall into one of four main categories of renters as follows: residential (77%), commercial (19%), military (2%), and student (2%).

The following table presents certain information related to the demographic profile of the SSTIV Self Storage Portfolio Properties:

Portfolio Demographic Profile(1)
	2019 Population Demographics			2019-2024 Projected Population Growth %			2019 Median Household Income
Property Name	1 Mile	3 Miles	5 Miles	1 Mile	3 Miles	5 Miles	1 Mile	3 Miles	5 Miles
SmartStop - Plant City	2,650	34,129	67,445	6.26%	6.18%	5.16%	$40,726	$47,963	$49,864
SmartStop - North Las Vegas	23,898	142,100	280,183	10.77%	9.36%	8.79%	$82,118	$72,187	$68,743
SmartStop - Puyallup	7,685	61,263	160,005	2.97%	6.25%	6.82%	$59,908	$68,503	$70,899
SmartStop - Las Vegas	5,831	89,991	304,777	3.81%	5.67%	8.33%	$49,414	$66,509	$65,282
SmartStop - Texas City	3,846	43,695	68,430	2.29%	3.49%	5.08%	$32,099	$40,488	$43,949
SmartStop - Jensen Beach	7,779	35,055	89,326	7.79%	6.72%	6.07%	$57,132	$52,404	$54,958
SmartStop - Riverside	15,133	129,174	255,313	2.43%	4.34%	4.17%	$66,973	$60,376	$67,989
Wtd. Avg.	9,373	74,540	170,247	5.51%	6.24%	6.49%	$55,105	$58,626	$60,007
Median	7,685	61,263	160,005	3.81%	6.18%	6.07%	$57,132	$60,376	$65,282
(1)	Source: Appraisals.

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The following table presents competitive set information with respect to the SSTIV Self Storage Portfolio Properties:

Market Overview
Property Name	Location	Occupancy(1)	Average Asking Rent Range(1)	Competitive Set Occupancy(2)	Competitive Set Average Asking Rent Range(2)
SmartStop - Plant City	Plant City, FL	92.7%	$0.44 per SF - $3.10 per SF	92.9%	$0.54 per SF - $2.64 per SF
SmartStop - North Las Vegas	North Las Vegas, NV	94.8%	$1.14 per SF - $2.80 per SF	92.5%	$0.82 per SF - $2.64 per SF
SmartStop - Puyallup	Puyallup, WA	89.0%	$0.81 per SF - $2.92 per SF	89.3%	$0.83 per SF - $3.36 per SF
SmartStop - Las Vegas	Las Vegas, NV	89.0%	$1.15 per SF - $3.75 per SF	91.7%	$0.61 per SF - $3.40 per SF
SmartStop - Texas City	Texas City, TX	91.0%	$1.09 per SF - $1.88 per SF	55.2%(3)	$0.56 per SF - $2.68 per SF
SmartStop - Jensen Beach	Jensen Beach, FL	88.2%	$0.81 per SF - $2.70 per SF	92.8%	$0.63 per SF - $2.68 per SF
SmartStop - Riverside	Riverside, CA	88.6%	$0.73 per SF - $2.44 per SF	93.2%	$0.80 per SF - $2.46 per SF
Wtd. Avg.		90.6%
(1)	Information is based on the underwritten rent roll dated March 31, 2020.

(2)	Source: Appraisals.

(3)	Occupancy for the SmartStop - Texas City property’s competitive set includes only three out of six properties that reported occupancy rates, one of which is in the first year of lease-up.

Operating History and Underwritten Net Cash Flow(1)
	2019	TTM(2)	Underwritten	Per Unit	%(3)
Rents in Place(4)	$6,680,422	$6,839,949	$7,557,978	$1,801	100.0%
Vacant Income	0	0	0	0	0.0
Gross Potential Rent	$6,680,422	$6,839,949	$7,557,978	$1,801	100.0%
(Vacancy/Credit Loss)	(100,271)	(103,920)	(825,490)	(197)	(10.9)
(Concessions)	(274,271)	(285,133)	(285,133)	(68)	(3.8)
Other Income(5)	336,035	334,306	334,391	80	4.4
Effective Gross Income	$6,641,915	$6,785,202	$6,781,746	$1,616	89.7%
Total Expenses	$2,377,907	$2,446,990	$2,457,578	$586	36.2%
Net Operating Income	$4,264,008	$4,338,212	$4,324,167	$1,030	63.8%
Total TI/LC, Capex/RR	0	0	64,538	15	1.0
Net Cash Flow	$4,264,008	$4,338,212	$4,259,629	$1,015	62.8%

(1)	The SSTIV Self Storage Portfolio Properties were acquired by the borrower sponsor between April 2017 and January 2019, and thus, historical financials prior to 2019 are not available. No COVID-19 specific adjustments have been incorporated in the lender underwriting.

(2)	TTM reflects the trailing 12-month period ending March 31, 2020.

(3)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Underwritten Rents in Place are based on the underwritten rent roll dated March 31, 2020.

(5)	Other Income is comprised of administrative fees, unit insurance, late fees, solar rental revenue, cell tower income, and income from sale of merchandise.

The Borrowers. The borrowing entities for the SSTIV Self Storage Portfolio Mortgage Loan are SST IV 1105 NE Industrial Blvd, LLC, SST IV 3730 Emmett F Lowry Expy, LLC, SST IV 3167 Van Buren Blvd, LLC, SST IV 8020 Las Vegas Blvd S, LLC, SST IV 2555 W Centennial Pkwy, LLC, SST IV 1401 N Meridian Ave, LLC, and SST IV 1610 Jim Johnson Rd, LLC, each a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the SSTIV Self Storage Portfolio Mortgage Loan.

The Borrower Sponsor. The borrowers are 99.9% owned by Strategic Storage Trust IV, Inc. (“SST IV”), the nonrecourse carve-out guarantor. Founded in June 2016, SST IV is a public non-traded REIT focused on the acquisition of stabilized and growth-oriented self-storage facilities. SST IV has 23 self-storage facilities located in nine states, comprised of approximately 17,000 units and 1.9 million rentable square feet, as well as four land parcels under development in Toronto, Canada. SmartStop Self Storage REIT, Inc. (“SmartStop REIT”) (formerly Strategic Self Storage Trust II, Inc.), through its subsidiary SmartStop REIT Advisors, LLC, is the sponsor of SST IV. In June 2019, SmartStop REIT and its affiliate, SmartStop Asset Management, LLC (“SAM”), entered into a series of transactions in which SmartStop REIT acquired the

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self-storage advisory, asset management, property management and certain joint venture interests of SAM. As a result of the transactions, SmartStop REIT is now a self-administered self-storage REIT focused on growing the SmartStop Self Storage brand and sponsoring other self-storage programs, including SST IV, and other private programs. SmartStop REIT has approximately $1.5 billion of real estate assets under management, including 141 properties totaling approximately 93,000 units and 10.6 million rentable square feet.

Property Management. The SSTIV Self Storage Portfolio Properties are managed by Strategic Storage Property Management IV, LLC, a borrower sponsor affiliate.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow $122,015 for real estate taxes, $5,030 for replacements, and $61,580 for required repairs.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $44,203.

Insurance Escrows – There is no requirement for the borrowers to make deposits to the insurance escrow so long as the property is insured under a blanket insurance policy in accordance with the mortgage loan documents, until and unless the lender elects to apply such requirement in accordance with the mortgage loan documents.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow $5,030 for replacement reserves (approximately $0.13 per square foot annually).

Lockbox / Cash Management. The SSTIV Self Storage Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and during the continuance of a Cash Sweep Period (as defined below), the borrowers are required to cause all revenues (except tenant insurance revenue) to be deposited into a lockbox account controlled by the lender on a weekly basis. During the continuance of a Cash Sweep Period, all sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender and applied and disbursed in accordance with the mortgage loan documents, and for so long as a DSCR Trigger (as defined below) exists, with excess cash held by the lender as additional collateral for the SSTIV Self Storage Portfolio Mortgage Loan.

A “Cash Sweep Period” means the occurrence of (i) an event of default, which will continue until the acceptance by the lender of a cure of such event of default, (ii) any bankruptcy action of the borrowers or property managers, which will continue until the property manager is replaced with a qualified manager within 60 days of such bankruptcy action (and in no event will a Cash Sweep Period due to a bankruptcy of the borrowers be cured), or (iii) any period that the debt service coverage ratio as calculated in the mortgage loan documents based on the trailing three-month period is less than 1.05x (a “DSCR Trigger”), which will continue until such time as the debt service coverage ratio based on the trailing three-month period is at least 1.10x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Partial Release. At any time after the date that is two years from the closing date of the BBCMS 2020-C7 securitization trust, and prior to November 1, 2029, the borrowers may obtain the release of an individual SSTIV Self Storage Portfolio Property, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the borrowers defease a portion of the SSTIV Self Storage Portfolio Mortgage Loan equal to the greater of (a) 125% of the allocated loan amount of the property being released or (b) 80% of the proceeds from the sale of the property being released, (iii) the debt service coverage ratio for the remaining properties following the release based on the trailing 12 months is no less than the greater of the debt service coverage ratio immediately preceding such release and 2.94x, (iv) the debt yield for the remaining properties based on the trailing 12 months is no less than the greater of the debt yield immediately preceding such release and 10.6%, and (v) the loan-to-value ratio for the remaining properties is no greater than the lesser of the loan-to-value ratio immediately preceding such release and 51.4%.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$40,000,000	Property Type – Subtype:	Various – Various
% of IPB:	5.0%	Net Rentable Area (Units):	1,132
Loan Purpose:	Refinance	Location:	Various, NY
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor(3):	Eugene Mendlowits	Occupancy(1):	98.7%
Interest Rate:	3.48000%	Occupancy Date(1):	1/6/2020
Note Date:	2/13/2020	4th Most Recent NOI (As of):	NAV
Maturity Date:	3/10/2027	3rd Most Recent NOI (As of):	$18,849,404 (12/31/2017)
Interest-only Period:	84 months	2nd Most Recent NOI (As of):	$19,881,965 (12/31/2018)
Original Term:	84 months	Most Recent NOI (As of):	$20,227,250 (TTM 8/31/2019)
Original Amortization Term:	None	UW Economic Occupancy:	95.5%
Amortization Type:	Interest Only	UW Revenues:	$35,058,130
Call Protection(4):	L(27),Def(51),O(6)	UW Expenses:	$14,953,792
Lockbox / Cash Management:	Springing	UW NOI(1):	$20,104,338
Additional Debt(1)(5):	Yes	UW NCF(1):	$19,754,762
Additional Debt Balance(1)(5):	$125,000,000 / $159,000,000	Appraised Value / Per Unit(1)(7):	$499,330,000 / $441,104
Additional Debt Type(1)(5):	Pari Passu / B-Note	Appraisal Date(1)(8):	2/12/2020

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap		A Notes	Whole Loan
Taxes:	$1,963,800	$654,600	N/A	Cut-off Date Loan / Unit:	$145,760	$286,219
Insurance:	$0	Springing	N/A	Maturity Date Loan / Unit:	$145,760	$286,219
Replacement Reserve:	$0	$24,341	$292,094	Cut-off Date LTV(7):	33.0%	64.9%
Immediate Repairs:	$593,442	$0	N/A	Maturity Date LTV(7):	33.0%	64.9%
Tenant Reserve:	$415,000	$0	N/A	UW NCF DSCR:	3.39x	1.73x
				UW NOI Debt Yield:	12.2%	6.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes(1)	$165,000,000	50.9%	Payoff Existing Debt	$290,419,773	89.6%
Junior Notes(1)	159,000,000	49.1	Return of Equity	24,162,464	7.5
			Closing Costs	6,445,521	2.0
			Upfront Reserves	2,972,242	0.9
Total Sources	$324,000,000	100.0%	Total Uses	$324,000,000	100.0%
(1)	The Acuity Portfolio Whole Loan (as defined below) was co-originated by Cantor Commercial Real Estate Lending, L.P. and KeyBank National Association on February 13, 2020. The Acuity Portfolio Mortgage Loan (as defined below) is part of the Acuity Portfolio Whole Loan, which is comprised of six senior pari passu notes with an aggregate outstanding principal balance of $165,000,000 (the “Senior Notes”, and collectively the “Acuity Portfolio Senior Loan”) and two subordinate notes with an aggregate outstanding principal balance of $159,000,000 (the “Junior Notes”, and together with the Acuity Portfolio Senior Loan, the “Acuity Portfolio Whole Loan”). The Acuity Portfolio Mortgage Loan is evidenced by two Senior Notes (Note A-5 and Note A-6) with an aggregate original principal balance of $40,000,000. Unless otherwise indicated, the Cut-off Date Loan / Unit, Maturity Date Loan / Unit, UW NOI Debt Yield, UW NCF DSCR, Cut-off Date LTV and Maturity Date LTV numbers presented in this prospectus are based on the aggregate outstanding principal balance of the Acuity Portfolio Senior Loan, without regard to the Acuity Portfolio Subordinate Companion Loan (as defined below). All NOI, NCF and occupancy information, as well as the Appraised Value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the Acuity Portfolio Whole Loan was underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(2)	See “The Borrowers” below.

(3)	See “The Borrowers Sponsors” below.

(4)	Partial release is permitted. See “Partial Release” below.

(5)	See “Subordinate and Mezzanine Debt” below for further discussion of the additional debt.

(6)	For a full description of Escrows and Reserves, please see “Escrows and Reserves” below.

(7)	The appraisal provided a portfolio appraised value for the Acuity Portfolio Properties (as defined below) of $499,330,000, which includes a portfolio premium of $27,130,000 over the aggregate of the “as is” appraised values for the individual Acuity Portfolio Properties. The aggregate of the “as is” appraised values for the individual Acuity Portfolio Properties is $472,200,000, which results in a Cut-off Date LTV and Maturity Date LTV ratio of 34.9% and 34.9%, respectively.

(8)	Represents the date of the portfolio appraisal report. The individual appraisals for each Acuity Portfolio Property are dated from October 28, 2019 to November 19, 2019.

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Annex A-3	BBCMS 2020-C7

No. 8 – Acuity Portfolio

The Loan. The Acuity Portfolio mortgage loan (the “Acuity Portfolio Mortgage Loan”) is part of the Acuity Portfolio Whole Loan with an original principal balance of $324,000,000. The Acuity Portfolio Whole Loan is secured by a first lien fee mortgage encumbering 17 multifamily properties, nine mixed-use properties with multifamily and retail components and one mixed-use property with office and retail components located in the boroughs of Manhattan and Brooklyn in New York (each an “Acuity Portfolio Property” and collectively, the “Acuity Portfolio Properties”). The Acuity Portfolio Whole Loan is comprised of (i) a senior loan comprised of six senior notes that are pari passu with each other, with an aggregate original principal balance of $165,000,000 and (ii) a subordinate companion loan comprised of two subordinate notes that are pari passu with each other and subordinate to the Acuity Portfolio Senior Loan, with an aggregate original principal balance of $159,000,000 (the “Acuity Portfolio Subordinate Companion Loans”), each as described below. Two Senior Notes, the non-controlling Note A-5 and Note A-6 with an aggregate original principal amount of $40,000,000, represent the Acuity Portfolio Mortgage Loan and will be contributed to the BBCMS 2020-C7 securitization trust. Two Senior Notes, the controlling Note A-1 and the non-controlling Note A-2, and the Junior Notes, with an aggregate original principal balance of $244,000,000, were contributed to the CFK 2020-MF2 securitization trust. Note A-3 and Note A-4, with an aggregate original principal balance of $40,000,000, were contributed to the CF 2020-P1 securitization trust. The Acuity Portfolio Mortgage Loan will be serviced pursuant to the trust and servicing agreement for the CFK 2020-MF2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The Acuity Portfolio Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

The relationship between the holders of the Acuity Portfolio Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans— The A/B Whole Loans—The Acuity Portfolio Whole Loan” in the Prospectus.

Acuity Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
Note A-1	$42,500,000	$42,500,000	CFK 2020-MF2	Yes
Note A-2	42,500,000	42,500,000	CFK 2020-MF2	No
Note A-3	20,000,000	20,000,000	CF 2020-P1	No
Note A-4	20,000,000	20,000,000	CF 2020-P1	No
Note A-5	20,000,000	20,000,000	BBCMS 2020-C7	No
Note A-6	20,000,000	20,000,000	BBCMS 2020-C7	No
Senior Notes	$165,000,000	$165,000,000
Note B-1, Note B-2	159,000,000	159,000,000	CFK 2020-MF2	No
Whole Loan	$324,000,000	$324,000,000

The Properties. The Acuity Portfolio Properties consist of 17 multifamily properties, nine mixed-use properties with multifamily and retail components and one mixed-use property with office and retail components located in the boroughs of Manhattan and Brooklyn in New York, New York. The Acuity Portfolio Properties total 1,132 multifamily units and 57,481 square feet of commercial space, of which 37,613 square feet is retail space and 19,868 square feet is office space. The multifamily units at the Acuity Portfolio Properties were approximately 98.7% occupied as of January 6, 2020, and the commercial space was approximately 88.6% occupied as of January 2, 2020.

The Acuity Portfolio Properties generally consist of pre-war walk-up buildings, with the buildings ranging from four to 13 stories and built from 1897 to 2007. Seventeen of the 27 properties are multifamily buildings, four of which contain ground floor retail space. Nine of the properties are mixed-use with multifamily and retail components and one of the properties is mixed use with office and retail space. The multifamily units range in size from studio to seven-bedroom units and are located across Manhattan (98.0% of the multifamily units) and Brooklyn (2.0% of the multifamily units).

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Annex A-3	BBCMS 2020-C7

No. 8 – Acuity Portfolio

The following table presents detailed information with respect to each of the Acuity Portfolio Properties:

	Portfolio Summary
#	Property	Property Type	Multifamily Units	Commercial SF	In-Place Multifamily Occupancy(1)	In-Place Commercial Occupancy(1)	Allocated Whole Loan Amount	% of Whole Loan	As-Is Appraised Value	Land Value	UW NCF	% of Portfolio UW NCF
1	201 West 92nd Street	Mixed Use	67	5,457	98.5%	100.0%	$27,800,000	8.6%	$41,300,000(2)	$73,300,000	$1,520,908	7.7%
2	200 West 93rd Street	Mixed Use	67	5,831	100.0%	81.1%	27,594,340	8.5	42,200,000(2)	73,300,000	1,511,234	7.6
3	780 Riverside Drive	Multifamily	91	0	96.7%	-	22,908,152	7.1	35,300,000	19,100,000	1,599,686	8.1
4	331, 333, & 337 West 43rd Street	Multifamily	75	0	100.0%	-	22,796,826	7.0	30,400,000	37,600,000	1,340,041	6.8
5	3489 Broadway	Mixed Use	73	8,369	100.0%	57.5%	18,564,487	5.7	30,400,000	19,400,000	1,022,738	5.2
6	884 West End Avenue	Multifamily	67	0	98.5%	-	17,432,543	5.4	24,400,000	27,200,000	1,147,540	5.8
7	529-537 East 81st Street	Multifamily	100	0	100.0%	-	17,352,772	5.4	23,100,000	25,000,000	1,179,580	6.0
8	730 Riverside Drive	Multifamily	63	0	98.4%	-	16,087,089	5.0	24,700,000	13,000,000	970,932	4.9
9	1843 1st Avenue	Multifamily	57	1,575	100.0%	100.0%	14,973,636	4.6	20,500,000	60,500,000	839,865	4.3
10	432 East 88th Street	Multifamily	45	0	100.0%	-	13,045,694	4.0	19,000,000	10,100,000	715,000	3.6
11	440 Audubon Avenue	Multifamily	68	3,000	98.5%	100.0%	12,421,733	3.8	17,200,000	11,400,000	912,189	4.6
12	66-70 West 109th Street	Multifamily	48	0	97.9%	-	11,885,679	3.7	15,600,000	7,000,000	738,063	3.7
13	470 West 23rd Street	Mixed Use	18	2,310	100.0%	100.0%	10,399,703	3.2	16,000,000	4,620,000	667,399	3.4
14	136 & 144 West 111th Street	Multifamily	32	0	96.9%	-	9,580,405	3.0	14,100,000	5,700,000	577,630	2.9
15	140 & 148 West 111th Street	Multifamily	32	0	90.6%	-	9,052,939	2.8	13,100,000	5,700,000	614,463	3.1
16	237 1st Avenue	Mixed Use	N/A	13,522	NAP	100.0%	8,965,981	2.8	13,200,000	5,900,000	625,442	3.2
17	589 Riverside Drive	Multifamily	40	0	100.0%	-	8,923,773	2.8	12,200,000	14,100,000	513,174	2.6
18	132-134 West 109th Street	Multifamily	40	0	97.5%	-	8,745,498	2.7	11,500,000	4,600,000	501,868	2.5
19	480 Humboldt Street(3)	Multifamily	20	2,852	100.0%	100.0%	8,346,211	2.6	11,700,000(4)	6,400,000	520,416	2.6
20	2 West 125th Street	Mixed Use	23	7,632	95.7%	75.0%	7,403,668	2.3	11,900,000	4,400,000	413,226	2.1
21	61 West 106th Street	Multifamily	24	0	95.8%	-	6,876,004	2.1	11,400,000	10,300,000	381,646	1.9
22	1741 1st Avenue	Mixed Use	16	2,125	100.0%	100.0%	6,146,611	1.9	8,800,000	14,300,000	364,007	1.8
23	2090-2092 Amsterdam Avenue	Mixed Use	26	2,545	100.0%	100.0%	5,057,012	1.6	6,800,000	4,141,760	291,871	1.5
24	2330 7th Avenue	Multifamily	9	963	100.0%	100.0%	3,694,020	1.1	5,400,000	2,300,000	217,421	1.1
25	132 Sherman Avenue	Multifamily	21	0	100.0%	-	3,321,453	1.0	4,400,000	4,000,000	251,438	1.3
26	245 Flatbush Avenue(3)	Mixed Use	3	850	100.0%	100.0%	2,394,893	0.7	4,300,000	1,000,000	192,784	1.0
27	240 East 85th Street	Mixed Use	7	450	100.0%	100.0%	2,228,878	0.7	3,300,000	3,200,000	124,201	0.6
	Total / Avg.		1,132	57,481	98.7%	88.6%	$324,000,000	100.0%	$472,200,000	$467,561,760(5)	$19,754,762	100.0%

							Portfolio Premium		5.7%
							Portfolio Appraised Value		$499,330,000

(1)	Based on the residential rent roll dated January 6, 2020 and the commercial rent roll dated January 2, 2020.

(2)	Includes $10,000,000 of value attributed to the air rights at each property.

(3)	Each of the 480 Humboldt Street property and the 245 Flatbush Avenue property is located in Brooklyn.

(4)	The As-Is Appraised Value excludes $1,070,000 of value attributed to the 421a tax abatement at the 480 Humboldt Street property. The 480 Humboldt Street property has been paying abated taxes pursuant to the 421a tax abatement since 2011/2012, but the Acuity Portfolio Borrower Sponsors (as defined below) did not receive the final certificate of eligibility from the seller of the 480 Humboldt Street property at the related closing in 2008. As such, the unabated taxes at the 480 Humboldt Street property were underwritten.

(5)	The Acuity Portfolio Whole Loan-to-Land Value ratio is 69.3%.

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No. 8 – Acuity Portfolio

The Acuity Portfolio Properties consist of studio, one-bedroom, two-bedroom, three-bedroom, four-bedroom, five-bedroom, six-bedroom and seven-bedroom units. The following table presents detailed information with respect to the unit mix of each of the Acuity Portfolio Properties:

Unit Mix Summary
		STUDIO			1 BEDROOM			2 BEDROOM			3 BEDROOM			4 BEDROOM			5+ BEDROOM(1)
#	Property	Rent Stab.	Rent Contr.	Free Mkt.	Rent Stab.	Rent Contr.	Free Mkt.	Rent Stab.	Rent Contr.	Free Mkt.	Rent Stab.	Rent Contr.	Free Mkt.	Rent Stab.	Rent Contr.	Free Mkt.	Rent Stab.	Rent Contr.	Free Mkt.
1	201 West 92nd Street	0	0	0	13	0	21	8	2	18	3	1	1	0	0	0	0	0	0
2	200 West 93rd Street	0	0	0	16	0	17	11	0	17	1	0	5	0	0	0	0	0	0
3	780 Riverside Drive	3	0	0	18	0	8	12	3	8	5	1	6	13	3	4	1	2	4
4	331, 333, & 337 West 43rd Street	3	0	20	1	0	17	4	0	30	0	0	0	0	0	0	0	0	0
5	3489 Broadway	0	0	0	13	1	4	4	2	3	21	3	9	6	0	7	0	0	0
6	884 West End Avenue	0	0	0	15	0	2	9	1	2	2	1	0	22	6	7	0	0	0
7	529-537 East 81st Street	47	1	2	42	4	4	0	0	0	0	0	0	0	0	0	0	0	0
8	730 Riverside Drive	1	0	0	17	2	1	1	0	1	27	2	1	8	2	0	0	0	0
9	1843 1st Avenue	0	0	0	0	0	6	18	2	26	1	0	4	0	0	0	0	0	0
10	432 East 88th Street	0	0	26	0	0	17	0	0	2	0	0	0	0	0	0	0	0	0
11	440 Audubon Avenue	0	0	0	18	0	0	29	1	0	13	0	2	5	0	0	0	0	0
12	66-70 West 109th Street	0	0	0	0	0	1	9	0	11	3	0	22	0	0	2	0	0	0
13	470 West 23rd Street	0	0	0	2	0	16	0	0	0	0	0	0	0	0	0	0	0	0
14	136 & 144 West 111th Street	0	0	0	7	0	2	2	0	3	0	0	7	4	0	6	0	0	1
15	140 & 148 West 111th Street	0	0	0	12	0	3	2	0	4	0	0	0	2	0	9	0	0	0
16	237 1st Avenue(2)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
17	589 Riverside Drive	0	0	0	3	0	2	3	1	10	2	0	0	7	3	5	3	1	0
18	132-134 West 109th Street	0	0	0	15	0	25	0	0	0	0	0	0	0	0	0	0	0	0
19	480 Humboldt Street	0	0	0	8	0	0	12	0	0	0	0	0	0	0	0	0	0	0
20	2 West 125th Street	19	0	0	3	0	0	1	0	0	0	0	0	0	0	0	0	0	0
21	61 West 106th Street	0	0	0	0	0	0	0	0	0	0	0	2	6	1	5	7	2	1
22	1741 1st Avenue	0	0	0	3	0	10	0	0	3	0	0	0	0	0	0	0	0	0
23	2090-2092 Amsterdam Avenue	0	0	0	0	0	0	11	3	9	2	0	1	0	0	0	0	0	0
24	2330 7th Avenue	0	0	0	0	0	0	0	0	9	0	0	0	0	0	0	0	0	0
25	132 Sherman Avenue	0	0	0	0	0	0	9	0	0	11	0	0	1	0	0	0	0	0
26	245 Flatbush Avenue	0	0	0	0	0	0	0	0	3	0	0	0	0	0	0	0	0	0
27	240 East 85th Street	0	0	0	2	0	5	0	0	0	0	0	0	0	0	0	0	0	0
Total(3)		73	1	48	208	7	161	145	15	159	91	8	60	74	15	45	11	5	6
(1)	The Acuity Portfolio Properties consisting of 5+ Bedrooms include 17 five-bedroom units, four six-bedroom units and one seven-bedroom unit.

(2)	The 237 1st Avenue property is a mixed use office / retail building and does not have a multifamily component.

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Annex A-3	BBCMS 2020-C7

No. 8 – Acuity Portfolio

As of January 6, 2020, the multifamily portion of the Acuity Portfolio Properties was approximately 98.7% occupied with a weighted average free market rent of approximately $2,988 per month (the “Actual Rent”). The appraiser concluded a weighted average market rent of $3,160 per month (the “Concluded Rent”). The Acuity Portfolio Whole Loan was underwritten based on in-place rents as of January 6, 2020 with vacant units grossed up to market rents as concluded by the appraisals.

Unit Rent Summary
	STUDIO			1 BEDROOM			2 BEDROOM			3 BEDROOM			4 BEDROOM			5+ BEDROOM
Property	FM Units(1)	FM Act. Rent(2)	FM Conc. Rent(3)	FM Units(1)	FM Act. Rent(2)	FM Conc. Rent(3)	FM Units(1)	FM Act. Rent(2)	FM Conc. Rent(3)	FM Units(1)	FM Act. Rent(2)	FM Conc. Rent(3)	FM Units(1)	FM Act. Rent(2)	FM Conc. Rent(3)	FM Units(1)	FM Act. Rent(2)	FM Conc. Rent(3)
201 West 92nd Street	0	-	-	21	$2,979	$3,200	17	$4,114	$4,100	1	$5,595	$5,500	0	-	-	0	-	-
200 West 93rd Street	0	-	-	17	$2,974	$3,200	17	$4,142	$4,100	5	$5,168	$5,500	0	-	-	0	-	-
780 Riverside Drive	0	-	-	8	$2,908	$2,800	7	$3,288	$3,300	6	$3,533	$3,560	4	$4,030	$4,000	3	$4,117	$4,200
331, 333, & 337 West 43rd Street	20	$2,216	$2,300	17	$2,648	$2,800	30	$3,304	$3,400	0	-	-	0	-	-	0	-	-
3489 Broadway	0	-	-	4	$2,161	$2,600	3	$2,583	$2,850	9	$3,157	$3,200	7	$3,850	$3,900	0	-	-
884 West End Avenue	0	-	-	2	$2,726	$3,500	2	$3,621	$3,900	0	-	-	7	$5,304	$6,500	0	-	-
529-537 East 81st Street	2	$1,908	$2,000	4	$2,313	$2,400	0	-	-	0	-	-	0	-	-	0	-	-
730 Riverside Drive	0	-	-	1(4)	$0(4)	$2,800	1	$3,129	$3,300	0	-	-	0	-	-	0	-	-
1843 1st Avenue	0	-	-	6	$2,182	$2,200	26	$2,801	$2,800	4	$3,410	$3,250	0	-	-	0	-	-
432 East 88th Street	26	$2,134	$2,150	17	$2,969	$3,000	2	$3,750	$3,750	0	-	-	0	-	-	0	-	-
440 Audubon Avenue	0	-	-	0	-	-	0	-	-	2	$1,375	$2,800	0	-	-	0	-	-
66-70 West 109th Street	0	-	-	1	$2,050	$2,050	10	$2,554	$2,650	22	$2,919	$3,500	2	$3,078	$3,700	0	-	-
470 West 23rd Street	0	-	-	16	$3,047	$3,200	0	-	-	0	-	-	0	-	-	0	-	-
136 & 144 West 111th Street	0	-	-	1	$2,245	$2,250	3	$2,338	$2,650	7	$3,130	$3,800	6	$3,654	$4,700	1	$5,000	$7,000
140 & 148 West 111th Street	0	-	-	2	$2,075	$2,250	3	$2,407	$2,650	0	-	-	8	$4,417	$4,600	0	-	-
237 1st Avenue	0	-	-	0	-	-	0	-	-	0	-	-	0	-	-	0	-	-
589 Riverside Drive	0	-	-	2	$2,295	$2,300	10	$2,764	$2,800	0	-	-	5	$3,609	$3,950	0	-	-
132-134 West 109th Street	0	-	-	25	$2,142	$2,250	0	-	-	0	-	-	0	-	-	0	-	-
480 Humboldt Street	0	-	-	0	-	-	0	-	-	0	-	-	0	-	-	0	-	-
2 West 125th Street	0	-	-	0	-	-	0	-	-	0	-	-	0	-	-	0	-	-
61 West 106th Street	0	-	-	0	-	-	0	-	-	2	$3,713	$3,800	5	$4,745	$4,750	0	-	-
1741 1st Avenue	0	-	-	10	$2,255	$2,300	3	$2,457	$3,000	0	-	-	0	-	-	0	-	-
2090-2092 Amsterdam Avenue	0	-	-	0	-	-	9	$1,836	$2,000	1	$1,995	$2,650	0	-	-	0	-	-
2330 7th Avenue	0	-	-	0	-	-	9	$2,506	$2,600	0	-	-	0	-	-	0	-	-
132 Sherman Avenue	0	-	-	0	-	-	0	-	-	0	-	-	0	-	-	0	-	-
245 Flatbush Avenue	0	-	-	0	-	-	3	$2,832	$3,000	0	-	-	0	-	-	0	-	-
240 East 85th Street	0	-	-	5	$2,497	$2,500	0	-	-	0	-	-	0	-	-	0	-	-
Total(5)	48	$2,159	$2,206	159	$2,633	$2,780	155	$3,118	$3,189	59	$3,271	$3,654	44	$4,213	$4,652	4	$4,338	$4,900
(1)	Represents occupied free market units at each property.

(2)	FM Actual Rent is the average in-place rent for the occupied free market units for each unit type based on the underwritten rent roll dated January 6, 2020.

(3)	FM Conc. Rent is the market rent for each unit type as concluded by the appraisal for each property.

(4)	Represents a unit occupied by the building superintendent who is not charged rent.

(5)	Based on occupied multifamily units.

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No. 8 – Acuity Portfolio

The Acuity Portfolio Properties contain 57,481 square feet of commercial space, of which 37,613 square feet (65.4% of NRA) is retail space and 19,868 square feet (34.6% of NRA) is office space. As of January 2, 2020, the commercial space at the Acuity Portfolio Properties was approximately 88.6% occupied with a weighted average rent of approximately $84.92 per square foot. The appraiser concluded a weighted average market rent of $95.95 per square foot.

Commercial Summary
Property	Commercial Sq. Ft.	Commercial Sq. Ft. % of Total	In-Place Commercial Occupancy(1)	Concluded Submarket Vacancy(2)	In-place Commercial Rent(3)	In-place Commercial Rent PSF	Concluded Market Rent PSF	UW Commercial Rent PSF(4)	UW Commercial Vacancy(5)
201 West 92nd Street	5,457	9.5%	100.0%	1.7%	$654,440	$119.93	$160.00	$140.20	5.00%
200 West 93rd Street	5,831	10.1%	81.1%	1.7%	$462,472	$97.82	$160.00	$125.16	24.2%
780 Riverside Drive	0	-	-	-	-	-	-	-	-
331, 333, & 337 West 43rd Street	0	-	-	-	-	-	-	-	-
3489 Broadway	8,369	14.6%	57.5%	5.7%	$292,829	$60.87	$70.00	$64.75	46.0%
884 West End Avenue	0	-	-	-	-	-	-	-	-
529-537 East 81st Street	0	-	-	-	-	-	-	-	-
730 Riverside Drive	0	-	-	-	-	-	-	-	-
1843 1st Avenue	1,575	2.7%	100.0%	2.8%	$156,191	$99.17	$118.57	$100.62	5.0%
432 East 88th Street	0	-	-	-	-	-	-	-	-
440 Audubon Avenue	3,000	5.2%	100.0%	5.7%	$123,325	$41.11	$58.00	$42.24	5.0%
66-70 West 109th Street	0	-	-	-	-	-	-	-	-
470 West 23rd Street	2,310	4.0%	100.0%	4.2%	$544,702	$235.80	$235.00	$242.88	5.0%
136 & 144 West 111th Street	0	-	-	-	-	-	-	-	-
140 & 148 West 111th Street	0	-	-	-	-	-	-	-	-
237 1st Avenue(6)	13,522	23.5%	100.0%	3.7%	$1,034,987	$76.54	$68.61	$77.86	5.0%
589 Riverside Drive	0	-	-	-	-	-	-	-	-
132-134 West 109th Street	0	-	-	-	-	-	-	-	-
480 Humboldt Street	2,852	5.0%	100.0%	4.1%	$75,919	$26.62	$30.00	$27.68	5.0%
2 West 125th Street	7,632	13.3%	75.0%	5.7%	$349,932	$61.13	$70.00	$69.45	32.4%
61 West 106th Street	0	-	-	-	-	-	-	-	-
1741 1st Avenue	2,125	3.7%	100.0%	2.8%	$236,039	$111.08	$126.00	$114.41	5.0%
2090-2092 Amsterdam Avenue	2,545	4.4%	100.0%	5.7%	$137,739	$54.12	$65.00	$55.75	5.0%
2330 7th Avenue	963	1.7%	100.0%	5.7%	$44,558	$46.27	$47.00	$47.66	5.0%
132 Sherman Avenue	0	-	-	-	-	-	-	-	-
245 Flatbush Avenue	850	1.5%	100.0%	0.5%	$156,502	$184.12	$170.00	$189.64	5.0%
240 East 85th Street	450	0.8%	100.0%	2.8%	$53,790	$119.53	$110.00	$119.53	5.0%
Total / Wtd. Avg.	57,481	100.0%	88.6%	4.0%	$4,323,425	$84.92	$95.95	$90.30	14.8%
(1)	Source: in-place commercial leases as of the origination date.

(2)	Source: Appraisals.

(3)	Excludes ancillary income of $325,806 across the Acuity Portfolio Properties.

(4)	Represents the UW commercial rent PSF with vacant space grossed-up to the market rents concluded by the appraisals.

(5)	Represents economic vacancy of the commercial space.

(6)	The 237 1st Avenue property is a mixed-use property with office and retail space (no multifamily space). The underwritten rent for this property represents 20.3% of total underwritten commercial revenue for the Acuity Portfolio Properties and contains the largest commercial tenant, Judlau Contracting, Inc. which represents 11.8% of total underwritten commercial revenue for the Acuity Portfolio Properties. No other commercial tenant accounts for more than 6.0% of total underwritten commercial revenue. Underwritten commercial revenue for the Acuity Portfolio Properties represents 14.8% of total underwritten revenue.

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Additionally, 85.8% of the Acuity Portfolio Properties revenue is derived from the multifamily units and 14.8% of the revenue is derived from the commercial space. No individual property in the portfolio accounts for more than 8.5% of the Acuity Portfolio Properties revenue.

				Portfolio Revenue Summary
	Commercial			Free Market Rent			Rent Stabilized			Rent Controlled
Property	Sq. Ft.	Revenue	% of Revenue(1)	Units	Revenue(2)	% of Revenue(1)	Units	Revenue(2)	% of Revenue(1)	Units	Revenue(2)	% of Revenue(1)
201 West 92nd Street	5,457	$765,083	24.9%	40	$1,706,339	55.6%	24	$530,477	17.3%	3	$66,416	2.2%
200 West 93rd Street	5,831	$729,788	23.4%	39	$1,761,660	56.6%	28	$621,938	20.0%	0	-	-
780 Riverside Drive	0	-	-	30	$1,200,944	47.5%	52	$1,098,344	43.4%	9	$231,316	9.1%
331, 333, & 337 West 43rd Street	0	-	-	67	$2,261,580	91.9%	8	$199,030	8.1%	0	-	-
3489 Broadway	8,369	$541,889	24.4%	23	$861,120	38.7%	44	$754,157	33.9%	6	$67,640	3.0%
884 West End Avenue	0	-	-	11	$597,844	29.5%	48	$1,327,399	65.5%	8	$100,864	5.0%
529-537 East 81st Street	0	-	-	6	$156,780	6.7%	89	$2,166,990	92.9%	5	$8,177	0.4%
730 Riverside Drive	0	-	-	3	$75,983	4.1%	54	$1,714,933	93.5%	6	$42,710	2.3%
1843 1st Avenue	1,575	$158,482	10.0%	36	$1,164,720	73.6%	19	$254,691	16.1%	2	$3,876	0.2%
432 East 88th Street	0	-	-	45	$1,361,520	100.0%	0	-	-	0	-	-
440 Audubon Avenue	3,000	$126,710	9.2%	2	$94,800	6.9%	65	$1,151,226	83.6%	1	$4,968	0.4%
66-70 West 109th Street	0	-	-	36	$1,207,362	87.6%	12	$170,566	12.4%	0	-	-
470 West 23rd Street	2,310	$561,044	46.8%	16	$585,000	48.8%	2	$51,888	4.3%	0	-	-
136 & 144 West 111th Street	0	-	-	19	$777,840	76.3%	13	$241,803	23.7%	0	-	-
140 & 148 West 111th Street	0	-	-	16	$674,460	72.8%	16	$251,691	27.2%	0	-	-
237 1st Avenue	13,522	$1,052,861	100.0%	-	-	-	-	-	-	-	-	-
589 Riverside Drive	0	-	-	17	$603,240	62.0%	18	$288,512	29.7%	5	$80,546	8.3%
132-134 West 109th Street	0	-	-	25	$642,720	64.4%	15	$355,260	35.6%	0	-	-
480 Humboldt Street	2,852	$78,956	8.3%	0	-	-	20	$878,060	91.7%	0	-	-
2 West 125th Street	7,632	$530,073	56.4%	0	-	-	23	$410,132	43.6%	0	-	-
61 West 106th Street	0	-	-	8	$439,800	70.2%	13	$171,860	27.4%	3	$14,832	2.4%
1741 1st Avenue	2,125	$243,120	36.9%	13	$358,980	54.5%	3	$56,249	8.5%	0	-	-
2090-2092 Amsterdam Avenue	2,545	$141,872	22.7%	10	$222,180	35.6%	13	$254,717	40.8%	3	$5,663	0.9%
2330 7th Avenue	963	$45,894	14.5%	9	$270,600	85.5%	0	-	-	0	-	-
132 Sherman Avenue	0	-	-	0	-	-	21	$421,846	100.0%	0	-	-
245 Flatbush Avenue	850	$161,197	61.3%	3	$101,940	38.7%	0	-	-	0	-	-
240 East 85th Street	450	$53,790	21.8%	5	$149,820	60.6%	2	$43,510	17.6%	0	-	-
Total / Wtd. Avg.	57,481	$5,190,760	14.2%	479	$17,277,232	47.3%	602	$13,415,277	36.7%	51	$627,008	1.7%
(1)	% of Revenue represents the share of each unit type’s total revenue.

(2)	Multifamily revenue is based on the in-place rent roll dated January 6, 2020 with vacant units grossed up to the market rents concluded in the appraisals.

Historical and Current Occupancy(1)
2017	2018	2019	Current(2)
96.2%	98.0%	97.9%	98.7%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of January 6, 2020, is based on multifamily units and excludes commercial square feet.

As of May 26, 2020, the multifamily portion of the Acuity Portfolio Properties was open and operating and was approximately 98.2% occupied, and the commercial space was approximately 78.2% occupied, however some of the commercial tenants may not be open for business. The Acuity Portfolio Borrowers (as defined below) have made all debt service payments through May 2020. Residential tenants who paid rent for April 2020, in part or in full, represent approximately 91.4% of rent due and commercial tenants who paid rent for April 2020, in part or in full, represent approximately 54.7% of rent due, for a combined average of approximately 86.9% of due rent collected. The April 2020 rent collected comprises approximately 85.6% of the underwritten base rent. As of the date of this prospectus, the Acuity Portfolio Whole Loan is not subject to any modification or forbearance request.

Environmental. According to the Phase I environmental reports dated between November 11, 2019 and January 24, 2020, there was a recognized environmental condition noted at the following Acuity Portfolio Properties: 3489 Broadway, 432 East 88th Street, 240 East 85th Street, 1741 1st Avenue, 61 West 106th Street, 440 Audubon Avenue, 201 West 92nd Street and 200 West 93rd Street. With respect to each such Acuity Portfolio Property, the related Acuity Portfolio Borrower obtained environmental insurance coverage for the benefit of the lenders from Great American Insurance Group for a 10-year term. Premiums were paid in full at origination and the related Acuity Portfolio Borrowers are responsible for payment of the deductibles. See “Description of the Mortgage Pool—Environmental Considerations” in the Prospectus.

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The Market. Each of the Acuity Portfolio Properties is located within the boroughs of Brooklyn and Manhattan in New York City, which is located within the New York-Newark-Jersey City, NY-NJ-PA Metropolitan Statistical Area (the “MSA”). The MSA is supported by many industries including finance, real estate, education, biotechnology and manufacturing. New York City is home to 48 Fortune 500 companies. The MSA had a 2018 total population of 20,423,594 and a median household income of $74,250, which was 26.2% higher than the national average.

The Acuity Portfolio is located across six multifamily submarkets and one office submarket, which have a weighted occupancy of 96.2%. No Acuity Portfolio Property’s submarket is less than 94.4% occupied.

Market Summary
	Median Household Income(1)	Population(1)	Submarket(2)(3)
Property	1 Mile	1 Mile	Submarket Name	Asking Rent Per Unit/SF	Occupancy
201 West 92nd Street	$98,448	149,784	Upper West Side	$5,098	96.4%
200 West 93rd Street	$96,613	147,359	Upper West Side	$5,098	96.4%
780 Riverside Drive	$37,383	143,048	Morningside Heights	$2,567	96.0%
331, 333, & 337 West 43rd Street	$104,606	170,272	Midtown West	$5,072	94.4%
3489 Broadway	$35,667	175,507	Morningside Heights	$2,567	96.0%
884 West End Avenue	$81,525	152,356	Upper West Side	$5,098	96.4%
529-537 East 81st Street	$106,697	226,131	Upper East Side	$4,426	97.1%
730 Riverside Drive	$36,386	152,977	Morningside Heights	$2,567	96.0%
1843 1st Avenue	$87,006	201,286	Upper East Side	$4,426	97.1%
432 East 88th Street	$100,182	216,409	Upper East Side	$4,426	97.1%
440 Audubon Avenue	$37,141	194,564	Morningside Heights	$2,567	96.0%
66-70 West 109th Street	$61,772	201,535	Morningside Heights	$2,567	96.0%
470 West 23rd Street	$113,569	137,938	Midtown West	$5,072	94.4%
136 & 144 West 111th Street	$52,467	249,693	Morningside Heights	$2,567	96.0%
140 & 148 West 111th Street	$52,713	248,616	Morningside Heights	$2,567	96.0%
237 1st Avenue(3)	$93,604	241,619	Gramercy Park Class C Office	$63.77	96.3%
589 Riverside Drive	$38,860	149,404	Harlem / Uptown	$2,567	96.0%
132-134 West 109th Street	$64,314	185,424	Morningside Heights	$2,567	96.0%
480 Humboldt Street	$78,473	110,387	Kings County (Brooklyn)	$2,448	96.0%
2 West 125th Street	$36,015	209,234	Harlem / Uptown	$2,567	96.0%
61 West 106th Street	$66,687	198,983	Morningside Heights	$2,567	96.0%
1741 1st Avenue	$96,425	208,149	Upper East Side	$4,426	97.1%
2090-2092 Amsterdam Avenue	$35,766	176,348	Morningside Heights	$2,567	96.0%
2330 7th Avenue	$38,431	207,451	Harlem / Uptown	$2,567	96.0%
132 Sherman Avenue	$43,132	125,471	Morningside Heights	$2,567	96.0%
245 Flatbush Avenue	$100,640	166,855	Kings County (Brooklyn)	$2,448	96.0%
240 East 85th Street	$106,794	213,522	Upper East Side	$4,426	97.1%
(1)	Source: third party market data provider.

(2)	Source: Appraisals.

(3)	Submarket information is based on the multifamily submarket for each property and does not reflect information for commercial space at each respective property, except for the 237 1st Avenue property, which has no multifamily component.

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Across the six submarkets, the five-year average submarket vacancy is approximately 3.5%. The largest submarket exposure is Morningside Heights, which contains 518 units across 11 properties. No other multifamily submarket represents more than 19.9% based on unit count.

	Portfolio	Submarket(1)
Submarket	Portfolio Units	% of Total Portfolio Units	Current Supply	5-Year Wtd Avg. Vacancy	2018 Asking Rent Per Unit	5-Year Asking Rent CAGR
Morningside Heights	518	45.8%	9,858	3.2%	$2,567	0.8%
Upper East Side	225	19.9%	16,744	2.1%	$4,426	2.0%
Upper West Side	201	17.8%	17,126	4.1%	$5,098	1.9%
Midtown West	93	8.2%	33,339	4.5%	$5,072	2.9%
Harlem / Uptown	72	6.4%	9,858	3.2%	$2,567	0.8%
Kings County (Brooklyn)	23	2.0%	42,641	3.6%	$2,448	4.3%

(1)	Source: Appraisals.

Operating History and Underwritten Net Cash Flow
	2017	2018	TTM(1)	Underwritten	Per Unit(2)	%(3)
Gross Potential Rent	$28,385,126	$29,200,929	$29,820,517	$31,319,517(4)	$27,667.42	89.3%
Vacancy(5)	0	0	0	(886,909)	(783.49)	(2.5)
Collection Loss	0	0	0	0	0.00	0.0
Concessions	0	0	0	0	0.00	0.0
Net Rental Income	$28,385,126	$29,200,929	$29,820,517	$30,432,608	$26,883.93	86.8%
Commercial Income	3,693,105	4,477,513	3,996,410	5,190,760	4,585.48	14.8
Commercial Vacancy(6)	0	0	0	(766,708)	(677.30)	(2.2)
Net Commercial Income	$3,693,105	$4,477,513	$3,996,410	$4,424,051	$3,908.17	12.6%
Other Income(7)	20,299	19,768	25,737	201,470	177.98	0.6
Effective Gross Income	$32,098,531	$33,698,210	$33,842,664	$35,058,130	$30,970.08	100.0%
Total Expenses	$13,249,127	$13,816,244	$13,615,415	$14,953,792	$13,210.06	42.7%
Net Operating Income	$18,849,404	$19,881,965	$20,227,250	$20,104,338	$17,760.02	57.3%
Capital Reserve	0	0	0	349,575	308.81	1.0
Net Cash Flow	$18,849,404	$19,881,965	$20,227,250	$19,754,762	$17,451.20	56.3%
(1)	TTM column represents the trailing 12 months ending August 31, 2019.

(2)	Per Unit is based on the 1,132 multifamily units at the Acuity Portfolio Properties and does not include the commercial square feet.

(3)	% column represents percentage of Effective Gross Income.

(4)	Underwritten Gross Potential Rent is based on the rent roll dated January 6, 2020. No COVID-19 specific adjustments have been incorporated in the lender underwriting.

(5)	Underwritten Vacancy is based on 4.0% on all free market units and 1.0% for all rent stabilized and rent controlled units. As of January 6, 2020, the multifamily units were 98.7% occupied. Since 2017, the Acuity Portfolio Properties have had an average occupancy of 97.4%.

(6)	Commercial Vacancy was underwritten to the greater of 5.0% or in-place vacancy at each of the Acuity Portfolio Properties.

(7)	Other Income is based on the ancillary income schedule dated January 2, 2020 and includes income from laundry, parking, storage rental and antenna income.

The Borrowers. The borrowing entities for the Acuity Portfolio Whole Loan are 61 West 106 LLC, 132 West 109 Property LLC, W 111th Portfolio Owner LLC, W 111th Portfolio II Owner LLC, 237 First LLC, 240 East 85 Owner LLC, Clinton 43 Holdings Owner LLC, East 88th Street Owner LLC, 480 Humboldt Owner LLC, 587 Riverside Owner LLC, 730 Riverside Drive Property Owner LLC, 780 Riverside LLC, 884 Westend Owner LLC, 1741 First Owner LLC, East River 95 Owner LLC, 2090 Amsterdam Owner LLC, 2330 Seventh Owner LLC, 3489 Broadway LLC, Five on 81 Owner LLC, 125 Realty Property Owner LLC, 125 Realty Tenant Owner LLC, 470 West 23 Owner LLC, 470 West 23 Tenant Owner LLC, West 109 Realty Owner LLC, 92 Equities Owner LLC, Next to 92 Equities Owner LLC, 440 Audubon Owner LLC, 245 Flatbush Owner LLC and 132 Sherman Owner LLC, which are all Delaware limited liability companies (collectively, the “Acuity Portfolio Borrowers”). Each Acuity Portfolio Borrower is structured to be a single-purpose bankruptcy-remote entity with one independent director.

The Borrower Sponsors. At origination of the Acuity Portfolio Whole Loan, the borrower sponsors and non-recourse carveout guarantors were Eugene Mendlowits and Mendel Mendlowits (each, an “Acuity Portfolio Borrower Sponsor” and together, the “Acuity Portfolio Borrower Sponsors”). The Acuity Portfolio Borrower Sponsors are also guarantors with respect to any loss to the lenders as a result of any past or future violations of New York City rent regulations and with respect to property violations (and related liens). The Acuity Portfolio Borrower Sponsors founded Acuity Capital Partners (“Acuity”) in 2012 and together have approximately 60 years of real estate investment experience. Acuity is a real estate

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investment and asset management firm that focuses on value-add investment strategies on real estate assets throughout New York City. Since its inception, Acuity has completely nearly $3.0 billion of real estate transactions with institutional partners. Acuity’s portfolio encompasses approximately 2.0 million square feet with an estimated value of approximately $1.0 billion. On or about April 8, 2020, Mendel Mendlowits died. Pursuant to the Acuity Portfolio Whole Loan documents, the remaining guarantor became the sole guarantor of the obligations specified in the Acuity Portfolio Whole Loan documents.

Eugene Mendlowits is also the chairman and owner of Adorama, a photography, video, audio and computer retailer. Adorama is listed as one of the top five electronics retailers by Consumer Reports, “Best of the Web” by Forbes.com, Internet Retailers Top 100, and is the official electronics retailer of the NY Giants.

Property Management. The Acuity Portfolio Properties are currently managed by CRE Management Corp., NOAM Corporation, YMY Management Corp. and Mintleaf Management Corp. (each, an “Acuity Portfolio Property Manager” and collectively, the “Acuity Portfolio Property Managers”), each an affiliate of the Acuity Portfolio Borrowers.

Escrows and Reserves. At origination, the Acuity Portfolio Borrowers deposited into escrow (i) $1,963,800 for real estate taxes, (ii) $593,442 for immediate repairs which includes $279,860 related to reserves for resolving open violations and outstanding liens and fines related to violations (as described under “Property Violations” below) and (iii) $415,000 in a tenant reserve (as described below).

Tax Escrows – On a monthly basis, the Acuity Portfolio Borrowers are required to deposit 1/12th of the estimated annual real estate taxes, which currently equates to $654,600, into a tax reserve account.

Insurance Escrows – On a monthly basis, the Acuity Portfolio Borrowers are required to deposit 1/12th of the estimated annual insurance premiums; provided that such monthly reserve requirement will be waived in the event the Acuity Portfolio Borrowers maintain a blanket insurance policy acceptable to the lenders and there is no event of default continuing. Monthly insurance reserves are currently waived.

Replacement Reserves – On a monthly basis, the Acuity Portfolio Borrowers are required to deposit $24,341 into a replacement reserve account, subject to a cap of $292,094.

Tenant Reserve – At loan origination, the Acuity Portfolio Borrowers deposited $415,000 into a tenant reserve, which will be disbursed in the amounts set forth in the Acuity Portfolio Whole Loan documents at such time that the Acuity Portfolio Whole Loan has a debt yield equal to or greater than 6.2% and (a) the applicable Tenant Reserve Tenant (as defined below) is paying full unabated base rent for a consecutive period of six months or (b) the space currently demised to a Tenant Reserve Tenant has been leased to a third-party replacement tenant and such replacement tenant has paid full unabated base rent for a consecutive period of six months.

A “Tenant Reserve Tenant” means any of the following commercial tenants: Talia Restaurant Group LLC, Sunflower Amsterdam LLC, 658-660 Amsterdam Corp., TG Holding Company, LLC and Don Giovanni Restaurant.

Property Violations. Most of the Acuity Portfolio Properties have one or more New York City building code or similar violations, some of which require certain repairs, some of which have been resolved by the Acuity Portfolio Borrowers but still remain open on New York City databases and some of which have triggered fines and/or liens required to be paid by the Acuity Portfolio Borrowers. In connection with such violations and related fines or liens, the Acuity Portfolio Borrowers reserved (i) $182,710 related to repairs identified in the engineering reports and (ii) $97,150 related to outstanding fines and liens related to the violations. The Acuity Portfolio Borrowers are required to remove or cause to be removed of record any outstanding violations and satisfy any outstanding liens. The Acuity Portfolio Borrowers and the Acuity Borrower Sponsors delivered to the lenders a Violations Indemnity and Undertaking Agreement pursuant to which the Acuity Borrower Sponsors guaranteed to the lenders the payment and performance of the Acuity Portfolio Borrowers’ obligations to remove or cause to be moved of record any violations (including the payment of any related fine or lien). See “Description of the Mortgage Pool—Assessment of Property Value and Condition” in the Prospectus.

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Lockbox / Cash Management. The Acuity Portfolio Whole Loan documents require a springing lockbox with springing cash management upon the occurrence of a Cash Management Period (as defined below). After the occurrence of the first Cash Management Period, the Acuity Portfolio Borrowers are required to establish a lockbox account within five business days and the Acuity Portfolio Borrowers or the Acuity Portfolio Property Managers, as applicable, are required to deposit all rents received into the lockbox account within two business days of receipt. Commercial tenants will be instructed to send rents directly to the lockbox account. Upon the occurrence and during the continuance of a Cash Management Period, all funds in the lockbox account are required to be swept once every business day to a lender controlled cash management account.

A “Cash Management Period” means the occurrence and continuation of (i) an event of default under the Acuity Portfolio Whole Loan until cured, (ii) any bankruptcy action of an Acuity Portfolio Borrower, or any bankruptcy action of the Acuity Portfolio Borrower Sponsor or any Acuity Portfolio Property Manager until, in the case of a bankruptcy of an Acuity Portfolio Property Manager only, such Acuity Portfolio Property Manager is replaced in accordance with the Acuity Portfolio Whole Loan documents or (iii) a Low DSCR Period (as defined below) until such Low DSCR Period is cured.

A “Low DSCR Period” means the period during which the debt service coverage ratio based on the Acuity Portfolio Whole Loan falls below 1.20x for two consecutive calendar quarters, until such time that the debt service coverage ratio based on the Acuity Portfolio Whole Loan is at least 1.20x for two consecutive calendar quarters. The Acuity Portfolio Borrowers are permitted to cure a Cash Management Period continuing due to a Low DSCR Period by depositing cash or a letter of credit with the lenders that, if applied to reduce the principal balance of the Acuity Portfolio Whole Loan, would result in a debt service coverage ratio of at least 1.20x.

Subordinate and Mezzanine Debt. The Acuity Portfolio Properties also secure the Acuity Portfolio Subordinate Companion Loans, with an aggregate outstanding Cut-off Date balance of $159,000,000. The Acuity Portfolio Subordinate Companion Loans are coterminous with the Acuity Portfolio Senior Loan and accrue interest at the same rate as the Acuity Portfolio Senior Loan (3.48000% per annum). Based on the Acuity Portfolio Whole Loan, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 64.9%, 1.73x and 6.2%, respectively.

Partial Release. At any time prior to October 10, 2026 and after the earlier to occur of (i) April 10, 2023 and (ii) the second anniversary of the date on which the last note evidencing the Acuity Portfolio Whole Loan has been securitized, the Acuity Portfolio Borrowers may obtain the release of one or more of the Acuity Portfolio Properties by defeasing an amount equal to 100% of the allocated loan amount for such property (the “Release Property”); provided, among other things, (x) the release is in connection with a bona fide third party sale of such Release Property and (y) that after giving effect to such partial defeasance, (1) the debt yield ratio as calculated under the Acuity Portfolio Whole Loan documents based on the net cash flow of the remaining Acuity Portfolio Properties and the Acuity Portfolio Whole Loan is at least 6.75% and (2) the loan-to-value ratio as calculated under the Acuity Portfolio Whole Loan agreement is no more than 66.5%. Notwithstanding the foregoing, the requirement in clause (x) above may be waived if the transfer or sale of the Release Property is in connection with the cure of an event of default related to the Release Property.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$39,500,000	Title(4):	Fee
Cut-off Date Principal Balance(1):	$39,500,000	Property Type – Subtype:	Office – CBD
% of IPB:	4.9%	Net Rentable Area (SF):	515,518
Loan Purpose:	Acquisition	Location:	Seattle, WA
Borrower:	Seattle 801 Fifth Owner LLC	Year Built / Renovated:	2019 / N/A
Borrower Sponsors:	FS KKR Capital Corp. and FS KKR Capital Corp. II	Occupancy(1):	100.0%
Initial Interest Rate:	3.69868%	Occupancy Date(1):	12/19/2019
Note Date:	12/19/2019	4th Most Recent NOI (As of)(5):	NAV
Anticipated Repayment Date(2):	1/6/2030	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(5):	NAV
Original Term:	120 months	Most Recent NOI (As of)(6):	$22,378,232
Original Amortization Term:	None	UW Economic Occupancy:	95.2%
Amortization Type(2):	ARD-Interest Only	UW Revenues:	$32,787,852
Call Protection:	L(24),Grtr1%orYM(5),DeforGrtr1%orYM(84),O(7)	UW Expenses:	$8,792,416
Lockbox / Cash Management:	Hard / Springing	UW NOI(1):	$23,995,436
Additional Debt(1):	Yes	UW NCF(1):	$23,119,056
Additional Debt Balance(1):	$145,500,000; $112,600,000; $48,500,000	Appraised Value / Per SF(1):	$470,000,000 / $912
Additional Debt Type(1):	Pari Passu; Subordinate Notes; Mezzanine Loan	Appraisal Date(1):	11/5/2019

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap		A-Notes	Whole Loan	Total Debt
Taxes:	$644,935	$214,978	N/A	Cut-off Date Loan / SF:	$359	$577	$671
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$359	$577	$671
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV:	39.4%	63.3%	73.6%
TI/LC:	$0	$0	N/A	Maturity Date LTV:	39.4%	63.3%	73.6%
Other:	$0	Springing	Various	UW NCF DSCR:	3.33x	2.07x	1.63x
				UW NOI Debt Yield:	13.0%	8.1%	6.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$297,600,000	64.2%	Purchase Price	$458,000,000	98.7%
Mezzanine Loan	48,500,000	10.5	Closing Costs	5,252,485	1.1
Borrower Sponsor Equity	117,797,420	25.4	Upfront Reserves	644,935	0.1
Total Sources	$463,897,420	100.0%	Total Uses	$463,897,420	100.0%

(1)	The F5 Tower Mortgage Loan (as defined below) is part of a whole loan evidenced by four senior pari passu notes with an aggregate original principal balance of $185.0 million and two subordinate B-notes with an aggregate original principal balance of $112.6 million (the “F5 Tower Subordinate Notes”). All NOI, NCF and occupancy information, as well as the Appraised Value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the F5 Tower Whole Loan (as defined below) was underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(2)	The F5 Tower Whole Loan (as defined below) is structured with an anticipated repayment date of January 6, 2030 (the “ARD”). If the F5 Tower Whole Loan is not paid off before the ARD, then the F5 Tower Whole Loan will accrue interest at the Adjusted Interest Rate (as defined below); however, interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate (as defined below) (the “Accrued Interest”) will be deferred and will be paid on the maturity date to the extent not paid sooner by the borrower. In addition, from and after the ARD, amounts in the cash management account after the payment of certain reserves including tax and insurance, condominium charges, and mortgage interest for the F5 Tower Senior Loan (as defined below) and F5 Tower Subordinate Loan (as defined below) and the mezzanine debt service as described in the F5 Tower Whole Loan documents will be applied on a monthly basis (i) first, to make reserve payments to pay operating costs, (ii) second, (x) to make monthly repayments of the outstanding principal balance of the F5 Tower Senior Loan, in the amount required to fully amortize the outstanding principal balance of the entire F5 Tower Senior Loan (based on a 30-year amortization schedule) and (y) once the F5 Tower Senior Loan has been repaid in full, to make monthly repayments of the outstanding principal balance of the F5 Tower Subordinate Notes in the amount required to fully amortize the outstanding principal balance of the F5 Tower Subordinate Notes (based on a 30-year amortization schedule), (iii) third, if lender elects, to make reserve payments for capital expenditures, (iv) fourth, to repay the outstanding principal balance of the F5 Tower Senior Loan until the entire outstanding principal balance thereof is paid, (v) fifth, to repay the outstanding principal balance of the F5 Tower Subordinate Loan until the entire outstanding principal balance thereof is paid, (vi) sixth, to the payment of Accrued Interest owed under the F5

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No. 9 – F5 Tower

Tower Senior Loan, (vii) seventh, to the payment of Accrued Interest owed under the F5 Tower Subordinate Loan and (viii) eighth, to be remitted to, or at the direction of, the borrower. The final maturity date of the F5 Tower Whole Loan is September 6, 2033, or if F5 Networks (as defined below) exercises its Early Termination Right (as defined below) pursuant to its lease, the maturity date will be September 6, 2030.

(3)	For a full description of Escrows and Reserves, please see “Escrows and Reserves” section below.

(4)	The collateral consists of the borrower’s fee interest in the office condominium, 217 borrower-owned spaces in a parking garage, an easement over 42 spaces and an additional 63 parking spaces leased from The Rainier Club through September 30, 2026. The 63 parking spaces subject to the leasehold interest account for 19.6% of the spaces and 11.5% of the parking income (0.7% of total effective gross income).

(5)	Historical NOI is unavailable due to the F5 Tower Property being constructed in 2019.

(6)	Most Recent NOI represents December 2019 annualized NOI and excludes parking income expected to be earned from the hotel (2020 opening).

The Loan. The F5 Tower mortgage loan is part of a whole loan that was co-originated by Barclays Capital Real Estate Inc. and DBR Investments Co. Limited (“DBRI”) and is evidenced by four senior pari passu A-notes with an aggregate original principal balance of $185,000,000 (the “F5 Tower Senior Loan”) and two subordinate B-notes with an aggregate original principal balance of $112,600,000 (the “F5 Tower Subordinate Loan,” and collectively with the F5 Tower Senior Loan, the “F5 Tower Whole Loan”). The F5 Tower Subordinate Notes were contributed to the BBCMS 2020-C6 securitization trust. The F5 Tower Whole Loan is secured by a first lien mortgage encumbering the borrower’s fee interest in the 515,518 square foot office condominium unit and the parking condominium unit of a three condominium unit mixed use building located in the central business district of Seattle, Washington (the “F5 Tower Property”). The non-controlling Note A-1-C will be contributed to the BBCMS 2020-C7 trust (the “F5 Tower Mortgage Loan”). Non-controlling notes A-1-A, A-1-B and A-2 have already been contributed to securitization transactions. Prior to the occurrence of a control appraisal period, the F5 Tower Subordinate Notes (or the related directing holder) will be the controlling noteholder. During a control appraisal period, Note A-1-B (or the directing holder of the related securitization trust) will be the controlling noteholder. The F5 Tower Mortgage Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2020-C6 securitization. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The F5 Tower Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

The F5 Tower Whole Loan requires interest-only payments through the ARD and accrues interest at a rate of 3.69868% per annum (the “Initial Interest Rate”) through the ARD. Following the ARD, to the extent that the loan is outstanding, the F5 Tower Whole Loan will accrue interest at a rate of (a) 3.69868% per annum (or, when applicable pursuant to the F5 Tower Whole Loan documents, the default rate) plus (b) the positive difference between (x) a rate per annum equal to the greater of (i) the Initial Interest Rate plus 2.50% and (ii) when applicable pursuant to the F5 Tower Whole Loan documents, the default rate and (y) 3.69868% per annum (the “Adjusted Interest Rate”). In addition, after the ARD, to the extent that there is excess cash flow from the cash management account after the payment of reserves, the excess cash flow will be applied as described in footnote 2 above.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
Note A-1-A	$50,000,000	BBCMS 2020-C6	No
Note A-1-B	$40,000,000	WFCM 2020-C55	No(1)
Note A-1-C	$39,500,000	BBCMS 2020-C7	No
Note A-2	$55,500,000	BMARK 2020-IG1	No
Note B-1	$78,820,000	BBCMS 2020-C6 (Loan Specific)	Yes(1)
Note B-2	$33,780,000	BBCMS 2020-C6 (Loan Specific)	Yes(1)
Total	$297,600,000
(1)	When a control appraisal period is in effect, Note A-1-B will be the controlling note, and the directing certificateholder of the related securitization will be entitled to exercise the related control rights. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The F5 Tower Whole Loan” in the Prospectus.

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The Property. The F5 Tower Property is a 515,518 square foot office condominium unit and the parking condominium unit of a three condominium unit mixed use building located in the central business district of Seattle, Washington. The three units of the condominium consist of (i) the 515,518 square-foot office portion fully leased to F5 Networks, Inc. (“F5 Networks”) located on floors 20 to 48 (collateral), (ii) 259 borrower-owned spaces in a parking garage (consisting of the borrower’s fee ownership of 217 parking spaces and an easement with respect to the use of 42 parking spaces) and 63 additional spaces leased from The Rainier Club through September 30, 2026 (collateral) and (iii) a 189-key luxury hotel (non-collateral). The combined ownership interest of the office condominium and the parking garage condominium is 76.54%. As of December 19, 2019, the F5 Tower Property was 100.0% leased to F5 Networks.

The sole tenant at the F5 Tower Property is F5 Networks (NASDAQ: FFIV; 515,518 square feet; 100.0% of the NRA; 100.0% of underwritten base rent; September 30, 2033 lease expiration). F5 Networks is a leading global technology company that focuses on delivery, security, performance and availability of web applications and technologies used by a wide range of companies. F5 Networks is a supplier of application delivery controllers, which optimize performance, availability and security of network-based applications and owns 45% of market share for application delivery controllers. F5 Networks employs over 4,500 employees in 69 offices across 39 countries. Total revenue for fiscal year 2019 was approximately $2.24 billion, which was a 4% increase over fiscal year 2018. Total revenue was comprised of services revenue of approximately $1.26 billion and product revenue of approximately $986 million. Product revenue included mostly appliance sales, and software revenue grew 60% in fiscal year 2019. F5 Network’s net income for the fiscal year 2019 was approximately $427.7 million calculated using generally accepted accounting principles (“GAAP”), and its non-GAAP net income was estimated to be $643.2 million. F5 Networks has raised no outside debt funding since the company was founded in 1996. The F5 Tower Property is F5 Network’s global headquarters.

As of May 29, 2020, the F5 Tower Property was closed and employees of F5 Networks were working remotely. As of the April 30, 2020 rent roll, the F5 Tower Property remained 100% occupied. The borrower made all of its debt service payments through May 2020. F5 Networks, which paid rent in full for April and May, represents 100% of the square footage and 100% of the underwritten base rent. As of the date of this prospectus, the F5 Tower Whole Loan is not subject to any modification or forbearance request.

Environmental. According to a Phase I environmental assessment dated November 26, 2019, there was no evidence of any recognized environmental conditions at the F5 Tower Property.

Historical and Current Occupancy
2015(1)	2016(1)	2017(1)	2018(1)	Current(2)
NAP	NAP	NAP	NAP	100.0%
(1)	Historical Occupancies are not available for the F5 Tower Property as the improvements were constructed in 2019.

(2)	Current Occupancy reflects in-place leases based on the underwritten rent roll dated December 19, 2019.

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Top Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent(3)	% of Total Base Rent	Lease Expiration Date
F5 Networks, Inc.(4)(5)(6)	NR/NR/NR	515,518	100.0%	$46.89	$24,173,823	100.0%	9/30/2033

Occupied Collateral Total / Wtd. Avg.		515,518	100.0%	$46.89	$24,173,823	100.0%

Vacant Space		0	0.0%

Collateral Total		515,518	100.0%

(1)	Based on the underwritten rent roll dated December 19, 2019.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent includes contractual rent steps through November 2020 totaling $528,406 and straight-line rent of $2,509,179.

(4)	F5 Networks has three, five-year renewal options at the fair market value at the time of the renewal.

(5)	F5 Networks has a termination option effective as of October 1, 2030 (the “Early Termination Right”) with 19 months’ written notice (March 1, 2029) and a termination payment equal to the then-unamortized portions, calculated using a 5% interest factor, on an equal payment basis over the number of lease months during which base rent is payable during the initial lease term of (a) the tenant improvement allowance, (b) the base rent abatement, and (c) the leasing commissions paid to the tenant’s broker and landlord’s broker in connection with the lease. Additionally, F5 Networks has the right to terminate its lease with respect to the two highest full floors at the F5 Tower Property, effective between September 30, 2025 and September 30, 2026 with 12 months’ notice and payment of a fee equal to the then-unamortized portions, calculated using a 5% interest factor, on an equal payment basis over the number of lease months during which base rent is payable during the initial lease term (determined on per rentable square foot basis for such two floors) of (a) the tenant improvement allowance, (b) the base rent abatement, and (c) leasing commissions paid to the tenant’s broker in connection with the lease. If F5 Networks terminates or provides notice to terminate all or at least 40,000 square feet of its space (or, if a full floor of space is less than 40,000 square feet, a full floor of space), a Lease Sweep Period (as defined below) will commence. See “Lease Sweep Period” below.

(6)	F5 Networks subleases 18,886 square feet (the 22nd floor) to Foursquare Labs, Inc. through November 30, 2022 at a current rental rate of $38.00 per square foot. F5 Networks subleases 18,636 square feet (the 23rd floor) to Grab Technology Corp. through February 28, 2023 at a current rental rate of $55.00 per square foot.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2020 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031 & Beyond	1	515,518	100.0	24,173,823	100.0	515,518	100.0%	$24,173,823	100.0%
Total	1	515,518	100.0%	$24,173,823	100.0%
(1)	Based on the underwritten rent roll dated December 19, 2019.

(2)	Base Rent Expiring includes contractual rent steps through November 2020 totaling $528,406 and straight-line rent of $2,509,179.

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Operating History and Underwritten Net Cash Flow(1)
	TTM(2)	Underwritten(1)	Per Square Foot	%(3)
Rents in Place	$21,136,238	$21,136,238	$41.00	64.6%
Rent Steps(4)	0	3,037,585	5.89	9.3
Vacant Income	0	0	0.00	0.0
Gross Potential Rent	$21,136,238	$24,173,823	$46.89	73.9%
Total Reimbursements	8,493,154	8,552,513	16.59	26.1
Net Rental Income	$29,629,392	$32,726,336	$63.48	100.0%
Other Income	1,480,769	1,697,833	3.29	5.2
(Vacancy/Credit Loss)(5)	0	(1,636,317)	(3.17)	(5.0)
Effective Gross Income	$31,110,161	$32,787,852	$63.60	100.2%

Total Expenses	$8,731,929	$8,792,416	$17.06	26.8%

Net Operating Income	$22,378,232	$23,995,436	$46.55	73.2%

Total TI/LC, Capex/RR	0	876,381	1.70	2.7

Net Cash Flow	$22,378,232	$23,119,056	$44.85	70.5%
(1)	Historical financials prior to TTM are not available due to the F5 Tower Property being built in 2019. No COVID-19 specific adjustments have been incorporated in the lender underwriting.

(2)	TTM represents the annualized in-place figures for the month of December 2019.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Underwritten Rent Steps include $528,406 of rent steps through November 2020 and $2,509,179 of straight line rent for F5 Networks.

(5)	The underwritten economic vacancy is 5.0%. The F5 Tower Property was 100.0% physically occupied as of December 19, 2019.

The Market. The F5 Tower Property is located in the financial district of the central business district of Seattle, Washington. Seattle’s financial district contains approximately 50% of the total leasable office space in the Seattle central business district, including a number of trophy office towers such as Columbia Center, Two Union Square, 1201 Third Avenue, the Russell Investments Center, Fourth & Madison and U.S. Bank Centre. The F5 Tower Property is located on 5th Avenue between Marion Street and Columbia Street, a corner that has seen over $1.1 billion of capital investment over the past 18 months, including new Class A office space, luxury hotel keys, restaurants and entertainment. The area is also the center of Seattle’s cultural life including Benaroya Hall (home of the Seattle Symphony), the Seattle Art Museum, Pike Place Market and the Washington State Convention and Trade Center. Primary access through the Seattle metropolitan area is provided by Interstate 5, a north-south highway running from Canada to Mexico, and Highway 99, a recently completed four-lane underground tunnel providing access through downtown Seattle. The area is also served by King County Metro bus transit, Link Light Rail, Sounder Commuter Rail and two streetcar lines. King County Metro was ranked the best large transit system in 2018 by the American Public Transportation Organization. In total, there are 32 transit options within three blocks of the F5 Tower Property.

According to the appraisal, Seattle’s population has grown 18.7% since 2010. In 2018, the city was ranked as the #1 tech growth market in North America by CBRE with over 167,000 tech jobs and over 100 tech firm expansions from the Bay Area. Since 2016, the high-tech job base in Seattle has grown by 26%. Notable technology tenants with presence in the Seattle central business district are Amazon, DocuSign, F5 Networks and Dropbox.

According to the appraisal, the F5 Tower Property is located in the Downtown Seattle submarket within the Puget Sound office market. As of the third quarter of 2019, the Downtown Seattle office submarket reported a total Class A inventory of approximately 26.9 million square feet with a 5.1% vacancy rate. The concluded market rent, according to the appraisal, is $45.00 per square foot.

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The following table presents office and retail rental data with respect to comparable properties of the F5 Tower Property as identified in the appraisal:

Comparable Office Rental Summary(1)
Property Name/Location	Year Built	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF(2)	Commencement	Lease Term (Years)	Lease Type
F5 Tower 801 5th Avenue Seattle, WA	2019	515,518	F5 Networks	515,518	$46.89(3)	April 2019	14.5 Yrs	NNN
1201 Third 1201 Third Avenue Seattle, WA	1988	1,079,013	JP Morgan	22,571	$36.25	March 2019	10.0 Yrs	Full Service
2+U Building 1201 2nd Avenue Seattle, WA	2019	701,000	Indeed	199,221	$48.00	July 2019	14.0 Yrs	NNN
2+U Building 1201 2nd Avenue Seattle, WA	2019	701,000	Dropbox, Inc.	120,886	$45.50	October 2020	12.3 Yrs	NNN
2+U Building 1201 2nd Avenue Seattle, WA	2019	701,000	Spaces	90,848	$42.50	July 2019	12.5 Yrs	NNN
Fourth & Madison 925 Fourth Avenue Seattle, WA	2002	845,533	Bullivant Houser Bailey	11,670	$42.00	June 2019	10.4 Yrs	NNN
Madison Centre 505 Madison Street Seattle, WA	2018	753,869	Hulu Media Services	67,440	$42.00	October 2018	10.0 Yrs	NNN
Rainier Square Development 1301 5th Avenue Seattle, WA	2020	994,567	Amazon	722,000	$39.00	January 2020	15.0 Yrs	NNN
Two Union Square 601 Union Street Seattle, WA	1989	1,164,046	Wedbush Securities	7,219	$47.00	March 2019	5.0 Yrs	Full Service
(1)	Source: Appraisal for the comparable properties and underwritten rent roll for the F5 Tower Property.

(2)	Rent PSF is based on the NNN Equivalent Rent.

(3)	Rent PSF includes contractual rent steps through November 2020 totaling $528,406 and straight-line rent of $2,509,179.

The table below presents certain information relating to comparable sales for the F5 Tower Property:

Comparable Office Sales (1)
Property Name	Location	NRA (SF)	Sale Date	Sale Price	Sale Price (PSF)	Adjusted Sales Price (PSF)	Cap Rate
Westlake Tower	Seattle, WA	355,580	Oct-19	$236,000,000	$663.70	$896.00	4.40%
Troy Block	Seattle, WA	811,463	Mar-19	$740,000,000	$911.93	$884.00	4.45%
400 Fairview Building	Seattle, WA	349,152	Jul-18	$338,425,250	$969.28	$907.00	4.20%
202 Westlake	Seattle, WA	130,710	May-18	$129,500,000	$990.74	$876.00	4.50%
Dexter Station	Seattle, WA	345,992	May-17	$286,000,000	$826.61	$848.00	4.40%
(1)	Source: Appraisal.

The Borrower. The borrowing entity for the F5 Tower Whole Loan is Seattle 801 Fifth Owner LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the F5 Tower Whole Loan. FS KKR Capital Corp. and FS KKR Capital Corp. II are the guarantors, on a several basis, of certain nonrecourse carve-outs and environmental indemnities under the F5 Tower Whole Loan (collectively, the “Origination Date Guarantor”). If the Origination Date Guarantor fails to maintain a net worth of $200,000,000 and liquid assets of $20,000,000, the borrower may provide a supplemental or replacement guarantor that, together with the other guarantors (but no more than five guarantors total), satisfies the net worth and liquid assets thresholds.

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The Borrower Sponsor. The F5 Tower Whole Loan borrower sponsors are FS KKR Capital Corp. and FS KKR Capital Corp. II, affiliates of Kohlberg Kravis Roberts (“KKR”) and FS Investments. KKR is a leading global investment firm with over $208.4 billion of assets under management as of September 30, 2019. KKR’s real estate division has been a part of the firm’s strategy since 1981, with over $8 billion of assets under management with over 85 employees across nine countries as of September 30, 2019. FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. As of March 31, 2019, FS Investments has over $23 billion of assets under management across 10 funds with over 300 employees nationwide.

Property Management. The F5 Tower Property is managed by Urban Renaissance Property Company LLC, a full-service commercial real estate firm engaged in acquisitions, development, management and ownership in Seattle and Bellevue, Washington, Portland, Oregon and Denver, Colorado.

Escrows and Reserves. At origination, the borrower was required to escrow approximately $644,935 for real estate taxes.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, initially equal to $214,978.

Insurance Escrows – The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as the F5 Tower Property is insured under a blanket insurance policy in accordance with the F5 Tower Whole Loan documents.

Replacement Reserves – Upon the occurrence and during the continuance of a Trigger Period (as defined below), the cash management bank will be directed to deposit into escrow, and in the event of any shortfall from funds on deposit with the cash management bank, the borrower will pay the lender 1/12th of $0.20 per square foot per annum each month, totaling approximately $8,592 per month.

Lease Sweep Reserve – During the continuance of a Trigger Period, the cash management bank will be directed to deposit into escrow, and in the event of any shortfall from funds on deposit with the cash management bank, the borrower will be required to pay to the lender, approximately $64,440 subject to the Lease Sweep Reserve Cap (as defined below) into a lease sweep reserve to be disbursed as described in the F5 Tower Whole Loan documents. During a Trigger Period, the Lease Sweep Reserve will be paid subsequent to the replacement reserves.

Lockbox / Cash Management. The F5 Tower Whole Loan documents require a hard lockbox with springing cash management. At origination, the borrower was required to deliver written instructions to tenants directing them to deposit all rents payable under such leases directly into a lender-controlled lockbox account. The F5 Tower Whole Loan documents require that all rents and other funds from operations received by the borrower or the property manager be deposited into the lockbox within two business days after receipt and that the parking manager deposit parking net operating income into the lockbox on a monthly basis in accordance with the parking management agreement as set forth in the F5 Tower Whole Loan documents.

Prior to the ARD and in the absence of a Trigger Period, funds in the lockbox account will be transferred daily to a borrower operating account. Prior to the ARD and during a Trigger Period (while no event of default is continuing), (i) all amounts in the lockbox account are to be transferred daily for the payment, among other things, of the debt service under the F5 Tower Whole Loan and F5 Tower Mezzanine Loan (as defined below), monthly escrows and other expenses described in the F5 Tower Whole Loan documents in accordance with the F5 Tower Whole Loan documents and (ii) to the extent that there is excess cash flow after the payment of reserves, the excess cash flow will be applied at the borrower’s request to pay, among other things, operating costs and expenses, leasing costs, accounting costs, funds sufficient to make required REIT distributions and other expenses reasonably approved by the lender. After the ARD, all amounts in the lockbox account are to be transferred daily for the payment of, among other things, debt service under the F5 Tower Whole Loan and F5 Tower Mezzanine Loan, monthly escrows, Accrued Interest and other expenses described in the F5 Tower Whole Loan documents in accordance with the F5 Tower Whole Loan documents.

A “Trigger Period” will commence upon (i) January 6, 2030, (ii) an event of default under the F5 Tower Whole Loan documents, (iii) a Low Debt Yield Period (as defined below), (iv) a Lease Sweep Period or (v) an event of default under the F5 Tower Mezzanine Loan documents. A Trigger Period will cease upon: with respect to clause (ii), the cure and acceptance of the cure by the lender of such event of default; with respect to clause (iii), the end of a Low Debt Yield Period; with respect

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to clause (iv), the end of such Lease Sweep Period; and with respect to clause (v), receipt of notice from the mezzanine lender that the event of default has been cured or waived.

A “Low Debt Yield Period” will commence if, as of the last day of a calendar quarter, (a) the F5 Tower Property is not fully leased to F5 Networks, one or more investment grade entities in accordance with the F5 Tower Whole Loan documents or tenants otherwise approved by the lender and (b) the F5 Tower Whole Loan debt yield (with a numerator equal to the gross income from operations less expenses and reserves and a denominator equal to the outstanding principal balance of the F5 Tower Whole Loan) is less than 6.4% or the aggregate debt yield is less than 5.5% (with a numerator equal to gross income from operations less expenses and reserves and a denominator equal to the outstanding principal balance of the F5 Tower Whole Loan and any mezzanine loan). A Low Debt Yield Period will end when the F5 Tower Whole Loan debt yield is greater than or equal to 6.4% and the aggregate debt yield of the F5 Tower Whole Loan plus the F5 Tower Mezzanine Loan is greater than or equal to 5.5% for at least two consecutive calculation dates. The borrower also has the option to avoid a Low Debt Yield Period by (i) delivering a letter of credit as collateral for the F5 Tower Whole Loan in an amount equal to the Low Debt Yield Avoidance Amount (as defined below) or (ii) after the 24th payment date, prepaying the outstanding principal balance of the F5 Tower Whole Loan in an amount equal to the Low Debt Yield Avoidance Amount in accordance with the F5 Tower Whole Loan documents.

The “Low Debt Yield Avoidance Amount” is the amount that the then outstanding principal balance of the F5 Tower Whole Loan would need to be reduced in order for the F5 Tower Whole Loan debt yield to equal 6.4% and the aggregate debt yield of the F5 Tower Whole Loan plus the F5 Tower Mezzanine Loan to equal 5.5%.

A “Lease Sweep Period” will commence on the first payment date prior to the ARD following the earliest to occur of (i)(a) a Lease Sweep Tenant Party (as defined below) terminating all or at least 40,000 square feet of space (or, if a full floor of space is less than 40,000 square feet, a full floor of space), upon the effective date of such termination or (b) a Lease Sweep Tenant Party delivering written notice to the borrower or property manager of intent to terminate 40,000 or more square feet of space, upon the later of the date that is 36 months prior to the lease expiration date and the date the written notice is received; (ii) the date that is 10 months prior to the ARD unless F5 Networks does not exercise its Early Termination Right; (iii) a Lease Sweep Tenant Party going dark on 50% or more of its space, subject to certain exceptions set forth in the F5 Tower Whole Loan documents; (iv) a monetary default or material non-monetary default under the (a) F5 Networks lease or (b) an F5 Networks replacement lease for at least 75% of the square feet demised under the F5 Networks lease, if applicable; or (v) bankruptcy proceedings of a Lease Sweep Tenant Party. A Lease Sweep Period will end upon the earliest of, with respect to clauses (i) and (ii) above, each of (a) one or more replacement tenants acceptable to the lender executing leases accounting for at least 75% of the rentable square feet demised under the F5 Networks lease, (b) after giving effect to such replacement lease(s), the F5 Tower Whole Loan debt yield being at least 8.14% and the aggregate debt yield of the F5 Tower Whole Loan and F5 Tower Mezzanine Loan being at least 7.00% and (c) certain occupancy conditions as described in the F5 Tower Whole Loan documents are satisfied (and in the case of a Lease Sweep Period under clause (i) above, the borrower may prepay the outstanding principal balance of the F5 Tower Whole Loan in accordance with the F5 Tower Whole Loan documents in order to satisfy such debt yield conditions); with respect to clause (iii) above, either (a) one or more replacement tenants acceptable to the lender executing leases accounting for at least 75% of the rentable square feet demised under the F5 Networks lease and certain occupancy conditions under the F5 Tower Whole Loan being satisfied or (b) the entirety of the space vacated being subleased to an investment grade entity in accordance with the F5 Tower Whole Loan documents that is paying rent at a rate at least equal to the lease for the Lease Sweep Tenant Party; with respect to clause (iv) above, the default being cured and no other default occurring for a period of three consecutive months following such cure; with respect to clause (v) above, the bankruptcy proceeding being terminated or the applicable lease has been affirmed, assumed or assigned in a manner satisfactory to the lender; and with respect to clauses (i), (ii), (iii) and (iv) above, the date on which the aggregate amount of funds transferred to the lease sweep reserve account equals the Lease Sweep Reserve Cap (as defined below).

Other than a Lease Sweep Period regarding an insolvency event, the borrower may prevent the Lease Sweep Period by (i) posting a letter of credit equal to the Lease Sweep Reserve Cap or (ii) (x) delivering a guaranty satisfactory to the lender from up to two guarantors considered investment grade (“BBB–” or equivalent) by at least two of S&P, Fitch and Moody’s (or a person that is wholly owned by a qualifying person) and that maintain an aggregate minimum net worth of $350,000,000 and liquidity of $50,000,000 or (y) subject to (A) rating agency confirmation, (b) approval of the mezzanine lender and (C) lender’s receipt of a guaranty that is satisfactory in form and substance from a guarantor acceptable to the lender in an

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amount equal to the Lease Sweep Reserve Cap (if more than one event has occurred under a Lease Sweep Period, the applicable amount will be the greatest Lease Sweep Reserve Cap).

The “Lease Sweep Reserve Cap” will mean (a) with respect to a Lease Sweep Period caused by clause (i) above, $75.00 per rentable square foot of the terminated space; (b) with respect to a Lease Sweep Period caused by clause (ii) above, $38,663,850 ($75.00 per rentable square foot leased to F5 Networks); (c) with respect to a Lease Sweep Period caused by clause (iv) above, $75.00 per rentable square foot of the related defaulted lease; or (d) with respect to a Lease Sweep Period caused by clause (iii) above, $75.00 per rentable square foot of applicable dark space; provided that the aggregate Lease Sweep Reserve Cap for all concurrent Lease Sweep Period triggers may not exceed $38,663,850.

A “Lease Sweep Tenant Party” will mean (a) F5 Networks, (b) a tenant under one or more F5 Networks replacement leases for at least 75% of the rentable square feet demised under the F5 Networks lease or (c) a direct or indirect parent company of either of the foregoing.

Subordinate and Mezzanine Debt. On December 19, 2019, Barclays and DBRI funded the F5 Tower Subordinate Notes in the aggregate amount of $112,600,000. The F5 Tower Subordinate Notes were contributed to the BBCMS 2020-C6 securitization trust. The F5 Tower Subordinate Notes have an initial interest rate of 3.69868% per annum and are coterminous with the F5 Tower Senior Loan. Following the ARD, to the extent that the F5 Tower Whole Loan is outstanding, the F5 Tower Whole Loan will accrue interest at the Adjusted Interest Rate. The relative rights and obligations of the holders of the F5 Tower Senior Loan and the F5 Tower Subordinate Loan are governed by the terms of a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The F5 Tower Whole Loan” in the Prospectus. Based on the F5 Tower Whole Loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield are 63.3%, 63.3%, 2.07x and 8.1%, respectively.

Additionally, a $48,500,000 mezzanine loan was funded concurrently with the origination of the F5 Tower Whole Loan (the “F5 Tower Mezzanine Loan”), which is secured by the direct equity ownership in the borrower. Following loan origination, the F5 Tower Mezzanine Loan was sold to a third party investor. The F5 Tower Mezzanine Loan accrues interest at a rate of (i) prior to the ARD, 6.15000% per annum (the “Mezzanine Initial Interest Rate”) (or, when applicable pursuant to the F5 Tower Mezzanine Loan documents, the default rate) and (ii) from and after the ARD, to the extent that the F5 Tower Mezzanine Loan is outstanding, the F5 Tower Mezzanine Loan will accrue interest at a rate equal to the greater of (a) the Mezzanine Initial Interest Rate plus 2.50% and (b) when applicable pursuant to the F5 Tower Mezzanine Loan documents, the default rate (the “Mezzanine Adjusted Interest Rate”). The “Mezzanine Accrued Interest” is the difference between (i) interest accrued on the F5 Tower Mezzanine Loan at the Mezzanine Adjusted Interest Rate and (ii) interest accrued on the F5 Tower Mezzanine Loan at the Mezzanine Initial Interest Rate. The Mezzanine Accrued Interest will be deferred and will be paid on the maturity date for the F5 Tower Mezzanine Loan to the extent not paid sooner by the F5 Tower Mezzanine Loan borrower. The F5 Tower Mezzanine Loan may not be prepaid without a simultaneous prepayment of the F5 Tower Whole Loan. Including the F5 Tower Whole Loan and F5 Tower Mezzanine Loan, the total Cut-off Date LTV, Maturity Date LTV, total UW NCF DSCR and total UW NOI Debt Yield are 73.6%, 73.6%, 1.63x and 6.9%, respectively. The lenders of the F5 Tower Whole Loan have entered into an intercreditor agreement with the F5 Tower Mezzanine Loan lenders, which agreement governs their relationship.

Partial Release. Not permitted.

Leasehold. The collateral consists of the borrower’s fee interest in the office condominium, 259 borrower-owned spaces in a parking garage (consisting of the borrower’s fee ownership of 217 parking spaces and a permanent easement with respect to the use of 42 parking spaces) and an additional 63 parking spaces leased from The Rainier Club through September 30, 2026. The 63 parking spaces subject to the leasehold interest account for 19.6% of the spaces and 11.5% of the parking income (0.7% of total effective gross income).

Earthquake Insurance. The F5 Tower Property is located within seismic zone 3 and has a probable maximum loss of 9%. The F5 Tower Whole Loan documents require earthquake insurance in amounts acceptable to the lender in form and substance. However, the borrower obtained earthquake insurance with a limit of $40.0 million per occurrence and in the annual aggregate.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$36,250,000	Title:	Fee
Cut-off Date Principal Balance:	$36,029,750	Property Type – Subtype:	Office - Suburban
% of IPB:	4.5%	Net Rentable Area (SF):	204,427
Loan Purpose:	Refinance	Location:	Thousand Oaks, CA
Borrowers:	LAX Sixth Avenue Arbors Equities LLC and LAX Arbors Equities LLC	Year Built / Renovated:	1995, 2001, 2007 / 2016-2017
Borrower Sponsor:	William D. Felton	Occupancy(3):	84.9%
Interest Rate:	3.63500%	Occupancy Date(3):	5/31/2020
Note Date:	2/5/2020	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	2/6/2030	3rd Most Recent NOI (As of)(5):	$2,163,065 (12/31/2018)
Interest-only Period:	None	2nd Most Recent NOI (As of)(6):	$2,819,178 (12/31/2019)
Original Term:	120 months	Most Recent NOI (As of)(6):	$2,877,296 (TTM 4/30/2020)
Original Amortization Term:	360 months	UW Economic Occupancy:	85.5%
Amortization Type:	Balloon	UW Revenues:	$4,709,077
Call Protection(1):	L(28),Def(88),O(4)	UW Expenses:	$1,397,314
Lockbox / Cash Management:	Hard / Springing	UW NOI(3)(6):	$3,311,762
Additional Debt:	No	UW NCF(3):	$3,015,343
Additional Debt Balance:	N/A	Appraised Value / Per SF(3)(7):	$50,700,000 / $248
Additional Debt Type:	N/A	Appraisal Date(3):	11/13/2019

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$176
Taxes:	$0	$30,877	N/A	Maturity Date Loan / SF:	$139
Insurance:	$0	Springing	N/A	Cut-off Date LTV(7):	71.1%
Replacement Reserves:	$0	$3,407	N/A	Maturity Date LTV(7):	56.0%
TI/LC:	$89,903	$21,294	$1,277,669	UW NCF DSCR:	1.52x
Other:	$0	Springing	N/A	UW NOI Debt Yield:	9.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$36,250,000	98.2%	Loan Payoff	$36,359,130	98.5%
Borrower’s Equity	662,435	1.8	Closing Costs	463,402	1.3
			Upfront Reserves	89,903	0.2
Total Sources	$36,912,435	100.0%	Total Uses	$36,912,435	100.0%
(1)	See “Partial Release” section below.

(2)	For a full description of Escrows and Reserves, please refer to the “Escrow and Reserves” section below.

(3)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and The Arbors Mortgage Loan (as defined below) was underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(4)	The 4th Most Recent NOI is unavailable as the borrowers acquired The Arbors Property (as defined below) in 2018.

(5)	The 3rd Most Recent NOI represents annualized cash flows from February 2018 through December 2018.

(6)	The increase from 2nd Most Recent NOI to Underwritten NOI is attributed to the following three tenants taking occupancy during 2019: (i) TaxAudit, which took occupancy in February 2019 and began paying annual base rent of $272,543 in August 2019, (ii) RovisSys Company, which took occupancy in December 2019 and began paying annual base rent of $183,784 in March 2020 (one month of rent was reserved at origination) and (iii) Cynvenio Biosystems, Inc., which took occupancy in July 2019 with an annual in place base rent of $149,769.

(7)	The Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are based on the As Portfolio Value (for the 3 buildings comprising The Arbors Property) of $50,700,000. The combined As Is individual appraised value is $50,100,000. The Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV based on the combined As Is individual appraised value are $245, 71.9% and 56.7%, respectively.

The Loan. The Arbors mortgage loan is secured by a first lien mortgage on the borrowers’ fee interest in a 204,427 square foot suburban office property located on three contiguous individual tax parcels in Thousand Oaks, California (“The Arbors Property”). The Arbors mortgage loan was originated by SGFC and has an outstanding principal balance as of the Cut-off

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Date of approximately $36.03 million (“The Arbors Mortgage Loan”). The Arbors Mortgage Loan has a 10-year term and amortizes on a 30-year amortization schedule.

The Property. The Arbors Property is a 204,427 square foot suburban office campus located in Thousand Oaks, California. The Arbors Property consists of three, two-story office buildings that were built in 1995, 2001 and 2007. The Arbors Property underwent a renovation in 2016-2017 to reflect the latest in creative lifestyle space and includes $1.2 million in common area upgrades. In addition to campus improvements, the prior ownership spent over $1.6 million on upgrades for building A. The Arbors Property contains 1,019 surface parking spaces, resulting in a parking ratio of 5.0 spaces per 1,000 square feet. As of May 31, 2020, The Arbors Property was 84.9% leased to 11 tenants.

Major Tenants.

Skyworks Solutions, Inc (61,242 square feet; 30.0% NRA; 24.1% of underwritten base rent): Skyworks Solutions, Inc (“Skyworks”) has been the sole tenant in building A since 2010 under a lease with an expiration date of February 28, 2026, and two, five-year lease renewal options remaining. Skyworks has a one-time right to terminate its lease on February 28, 2023, with 12 months’ prior written notice to the landlord and payment of unamortized leasing commissions, abated rent and tenant improvements (each amortized over 120 months at the rate of 7% per annum). Skyworks was formed in 2002 after the merger of Alpha Industries, Inc. and Conexant Systems, Inc. The company is headquartered in Woburn, Massachusetts, and manufactures semiconductors for use in radio frequency and mobile communications systems. Skyworks has design, engineering, manufacturing, marketing, sales and service facilities throughout North America, Europe and Asia. Skyworks has 8,400 employees and is publicly traded on the NASDAQ exchange (NASDAQ: SWKS).

ZS Associates, Inc. (35,500 square feet; 17.4% NRA; 26.4% of underwritten base rent): ZS Associates, Inc. (“ZS”) has been a tenant at The Arbors Property since 2013, occupying 50.0% of building B under a lease with an expiration date of December 31, 2023 and one, five-year lease renewal option remaining. ZS occupies suite 100 (24,422 square feet) and suite 150 (11,078 square feet). ZS has a one-time contraction option and an ongoing termination option (collectively, the “Contraction Option”) with respect to 8,500 square feet of its space (the “Contraction Space”). If ZS exercises its Contraction Option, its occupied space will be reduced by the Contraction Space provided that (i) the Contraction Space must be separately leasable at ZS’ cost, (ii) ZS must provide written notice to the landlord that its business relationship with Amgen, Inc. (its digital enterprise partner) has been terminated and (iii) ZS must pay a termination fee for unamortized tenant improvements, leasing commissions and base rent (each amortized over 103 months at the rate of 8.0% per annum). ZS is a boutique professional consulting firm founded in 1983 that specializes in salesforce and marketing optimization. Headquartered in Evanston, Illinois, ZS has more than 7,000 employees across 26 offices located in North America, South America, Europe and Asia. Notable ZS clients include Abbott, Aflac, AstraZeneca, Bayer, Bristol-Myers Squibb, DaVita, Dreyfus, GSK, Lilly, Merck, Novartis, Pfizer, Roche, Siemens and Staples.

Mercury Insurance Services LLC (21,246 square feet; 10.4% NRA; 14.1% of underwritten base rent): Mercury Insurance Services LLC (“Mercury”) has been a tenant at The Arbors Property since 2018, occupying 29.4% of building C under a lease with an expiration date of September 30, 2024 and one five-year lease renewal option remaining. Mercury does not have any early termination options but has an expansion option that is exercisable prior to July 31, 2021. If Mercury exercises its expansion option, the rental rate and other applicable terms will be at the fair market rental rate in effect when such expansion occurs. The lease term of the expansion space will be coterminous with Mercury’s lease. Mercury is a subsidiary of Mercury General Corporation (NYSE: MCY), which was formed in 1961 and is headquartered in Los Angeles, California. Mercury is a multiple line insurance organization offering predominantly personal automobile and homeowner’s insurance through a network of approximately 4,500 independent agents and brokers located in 11 states. Mercury is ranked as the fourth largest private passenger automobile insurer in California. Mercury offers other lines of insurance, including business and mechanical breakdown insurance, in various states including Arizona, California, Florida, Georgia, Illinois, Nevada, New Jersey, New York, Oklahoma, Texas and Virginia.

TaxAudit (10,256 square feet; 5.0% NRA; 6.6% of underwritten base rent): TaxResources, Inc. (d/b/a TaxAudit) (“TaxAudit”) has been a tenant at The Arbors Property since 2019, occupying 14.4% of building B under a lease with an expiration date of January 23, 2026 and one five-year lease renewal option remaining. TaxAudit has a one-time right to terminate its lease effective June 30, 2024 upon 12 months’ prior written notice to the landlord and payment of a termination fee equal to unamortized tenant improvement costs, abated rent and leasing commissions (each amortized on a straight-

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line basis over 60 months at the rate of 7.0% per annum). TaxAudit was founded as TaxResources, Inc. in 1988 and was rebranded as TaxAudit.com in 2013 and again rebranded as TaxAudit in 2017. In 1998, TaxResources, Inc. made an agreement with Intuit® to include its prepaid audit defense service as an “add-on” in Intuit’s TurboTax software and to assist TurboTax users with their tax questions. Based in Folsom, California, TaxAudit is the largest and fastest-growing audit defense service in the U.S. with more than 11 million members. TaxAudit offers IRS, CRA and state taxing authority audit representation.

AGFA Corporation (8,722 square feet; 4.3% NRA; 5.5% of underwritten base rent): AGFA Corporation has been a tenant at The Arbors Property since 2008, occupying 12.1% of building C, under a lease with an expiration date of January 31, 2022 with one five-year lease renewal option remaining. AGFA does not have any early termination options. Founded in 1867, AGFA develops, produces and distributes imaging systems and IT solutions for the printing industry healthcare sector and specific industrial applications. AGFA’s headquarters and parent company is located in Mortsel, Belgium. AGFA’s operating activities are divided into four divisions: Offset Solutions, Digital Print & Chemicals, Radiology Solutions and HealthCare IT. AGFA’s largest production and research centers are in Belgium, the United States, Canada, Germany, France, the United Kingdom, Austria, China and Brazil. AGFA is commercially active worldwide through wholly owned sales organizations in more than 40 countries.

As of May 29, 2020, The Arbors Property was open, however, a majority of the office tenants were working remotely. As of the May 31, 2020 rent roll, The Arbors Property was 84.9% occupied.  The borrowers have made all debt service payments through May 2020. Tenants who paid rent for May 2020 in full represent approximately 98.2% of the occupied square footage of The Arbors Property and 98.0% of the underwritten in-place base rent. As of the date of this prospectus, The Arbors Mortgage Loan is not subject to any modification or forbearance request.

Historical and Current Occupancy(1)
2017(2)	2018	2019	Current(3)
NAV	74.4%	84.7%	84.9%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	The 2017 Occupancy is unavailable because the borrowers acquired The Arbors Property in 2018.

(3)	Current Occupancy is as of May 31, 2020.

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Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Expiration Date
Skyworks Solutions, Inc(3)	NR / NR / NR	61,242	30.0%	$16.68	$1,021,517	24.1%	02/28/2026
ZS Associates, Inc.(4)	NR / NR / NR	35,500	17.4	$31.52	$1,118,960	26.4	12/31/2023
Mercury Insurance Services LLC(5)(6)	Baa2 / NR / BBB	21,246	10.4	$28.08	$596,507	14.1	09/30/2024
TaxAudit	NR / NR / NR	10,256	5.0	$27.37	$280,707	6.6	01/23/2026
AGFA Corporation	NR / NR / NR	8,722	4.3	$26.76	$233,400	5.5	01/31/2022
Major Tenants		136,966	67.0%	$23.74	$3,251,090	76.6%

Other Tenants(7)(8)(9)		36,609	17.9%	$27.12	$992,970	23.4%
Occupied Collateral Total		173,575	84.9%	$24.45	$4,244,061	100.0%
Vacant Space		30,852	15.1%

Collateral Total		204,427	100.0%

(1)	Based on the underwritten rent roll dated May 31, 2020 with rent steps taken through May 2021 totaling $143,957.

(2)	Ratings provided are for the parent company of the entity, whether or not the parent company guarantees the lease.

(3)	Skyworks Solutions, Inc has two five-year renewal options remaining.

(4)	ZS Associates, Inc. has one five-year renewal option remaining.

(5)	Mercury Insurance Services LLC has one five-year renewal option remaining.

(6)	The Base Rent for Mercury Insurance Services LLC represents the average rent over the remaining lease term based on an investment grade tenant.

(7)	Buena Vista Hospice subleases 1,800 square feet of its 8,442 square feet located in suite 130 of building C to Joshua Tree Healthcare.

(8)	Virtuoso Medical Management Inc. subleases its suite 200 (totaling 5,727 square feet) in building C, to Saaz Micro Inc.

(9)	Be Green Packaging LLC (“Be Green”) subleases its suite 205 (totaling 6,152 square feet) in building C, to Castlewood, LLC. Be Green has a right of first refusal option for suite 210 in building C (totaling 5,497 square feet).

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	30,852	15.1%	NAP	NAP	30,852	15.1%	NAP	NAP
2020 & MTM	1	3,190	1.6	$85,364	2.0%	34,042	16.7%	$85,364	2.0%
2021	0	0	0.0	0	0.0	34,042	16.7%	$85,364	2.0%
2022	5	34,848	17.0	951,680	22.4	68,890	33.7%	$1,037,044	24.4%
2023	3	42,793	20.9	1,308,286	30.8	111,683	54.6%	$2,345,330	55.3%
2024	1	21,246	10.4	596,507	14.1	132,929	65.0%	$2,941,837	69.3%
2025	0	0	0.0	0	0.0	132,929	65.0%	$2,941,837	69.3%
2026	2	71,498	35.0	1,302,223	30.7	204,427	100.0%	$4,244,061	100.0%
2027	0	0	0.0	0	0.0	204,427	100.0%	$4,244,061	100.0%
2028	0	0	0.0	0	0.0	204,427	100.0%	$4,244,061	100.0%
2029	0	0	0.0	0	0.0	204,427	100.0%	$4,244,061	100.0%
2030	0	0	0.0	0	0.0	204,427	100.0%	$4,244,061	100.0%
2031 & Beyond	0	0	0.0	0	0.0	204,427	100.0%	$4,244,061	100.0%
Total	12	204,427	100.0%	$4,244,061	100.0%
(1)	Based on the underwritten rent roll dated May 31, 2020 with rent steps taken through May 2021 totaling $143,957.

(2)	Certain tenants have more than one lease. Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

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Operating History and Underwritten Net Cash Flow
	2018(1)	2019	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place(4)	$2,973,443	$3,686,774	$3,830,087	$5,040,042	$24.65	92.4%
Vacant Income	0	0	0	0	$0.00	0.0
Gross Potential Rent	$2,973,443	$3,686,774	$3,830,087	$5,040,042	$24.65	92.4%
Total Reimbursements	431,860	416,914	450,228	414,223	$2.03	7.6
Net Rental Income	$3,405,304	$4,103,688	$4,280,315	$5,454,265	$26.68	100.0%
Other Income	29,395	34,310	50,697	50,793	$0.25	0.9
(Vacancy/Credit Loss)	0	0	0	(795,982)	($3.89)	(14.6)
Effective Gross Income	$3,434,699	$4,137,998	$4,331,012	$4,709,077	$23.04	86.3%
Total Expenses	1,271,634	1,318,820	1,453,716	1,397,314	$6.84	29.7
Net Operating Income(5)	$2,163,065	$2,819,178	$2,877,296	$3,311,762	$16.20	70.3%
Capital Expenditures	0	0	0	40,885	$0.20	0.9
TI/LC	0	0	0	255,534	$1.25	5.4
Net Cash Flow	$2,163,065	$2,819,178	$2,877,296	$3,015,343	$14.75	64.0%
(1)	2018 represents annualized cash flows from February 2018 through December 2018.

(2)	TTM represents trailing 12 months through April 30, 2020.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Underwritten Rents in Place is based on in-place rent as of May 31, 2020 rent roll, including (i) contractual rent steps taken through May 2021 totaling $143,957, based on building A, rent steps totaling $29,396; based on building B, rent steps totaling $40,824; and based on building C, rent steps totaling $73,737, and (ii) vacancy gross up totaling $795,982.

(5)	Underwritten Net Operating Income is higher than TTM Net Operating Income primarily due to the following three tenants taking occupancy during 2019: (i) TaxAudit, which took occupancy in February 2019 and began paying annual base rent of $272,543 in August 2019, (ii) RovisSys Company, which took occupancy in December 2019 and began paying annual base rent of $183,784 in March 2020 (one month of rent was reserved at origination) and (iii) Cynvenio Biosystems, Inc., which took occupancy in July 2019 with an annual in place base rent of $149,769. No COVID-19 specific adjustments have been incorporated in the lender underwriting.

The Market. The Arbors Property is located in Thousand Oaks, Ventura County, California. Thousand Oaks is located in the central portion of Conejo Valley approximately 12 miles west of the San Fernando Valley within Los Angeles County. Thousand Oaks includes a mix of public and private employers from a variety of industries, including biotechnology, automotive, healthcare, finance and education. The top employer is Amgen Inc. with 5,000 employees, followed by Conejo Valley Unified School District with 2,780 employees, and Los Robles Regional Medical Center with 1,612 employees. The top three industries within the area (accounting for 31% of the Ventura County population) are healthcare/social assistance, retail trade and manufacturing. Most commercial development is located along Hillcrest Drive and Thousand Oaks Boulevard, both of which parallel the Ventura Freeway (U.S. Highway 101). Retail development in Thousand Oaks is dominated by The Oaks Mall, an approximately 1.3 million square feet regional mall with approximately 170 retail stores and restaurants, anchored by Macy’s, Nordstrom and AMC Theaters. Primary access to the neighborhood is provided by the Ventura Freeway (U.S. Highway 101), which traverses through the area in an east/west direction in the central portion of the city. This freeway provides direct access to the San Fernando Valley to the east and to Ventura and Santa Barbara, and points beyond, to the west and northwest. According to the appraisal, the estimated 2019 populations within a one-, three- and five-mile radius of The Arbors Property were 11,892, 53,363 and 118,710, respectively. The 2019 average household incomes within the same radii were $117,026, $151,273 and $139,610, respectively.

According to a third party research report, The Arbors Property is part of the Greater Los Angeles office market and the Conejo Valley County office submarket. As of the third quarter of 2019, the Greater Los Angeles office market had a total office inventory of approximately 221.5 million square feet with a vacancy rate of 14.3% and an average asking rent of $41.28 per square foot. The Conejo Valley County office submarket had a total office inventory of approximately 12.1 million square feet with a vacancy rate of 11.0% and an average asking rent of $29.28 per square foot. The submarket had no additional inventory delivered in the third quarter of 2019, which had positive net absorption of 271,645 square feet for the submarket.

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Comparable Office Rental Summary(1)
Property	Year Built/ Renovated	Property Size (SF)	Tenant	Lease Area (SF)	Lease Date	Initial Rent PSF	Lease Term (Yrs.)	Lease Type
The Arbors(2) Thousand Oaks, CA	1995, 2001, 2007 / 2016-2017	204,427	TaxAudit	10,256	Feb-19	$26.57	6.9	Full Service
Conejo Business Park Thousand Oaks, CA	1991/ NAP	32,023	International Card Services	5,111	Dec-18	$22.80 $25.80	3.3	MG Full Service(3)
Conejo Corporate Campus Thousand Oaks, CA	2001/ NAP	196,034	SAGE Publications Atara Biotherapeutics	46,193 51,160	Sep-18 Nov-18	$24.60 $24.00	6.7 7.0	Full Service Full Service
Stone Creek Professional Offices Thousand Oaks, CA	1983/ NAP	49,794	Cyient	6,157	Jun-18	$24.00	3.2	Full Service
One Westlake Westlake Village, CA	1982 / 2007	351,904	NSR Data Corporation	9,248	Mar-19	$28.20	5.7	Full Service
Westlake North Business Park Westlake Village, CA	2001/ NAP	197,146	iPayment of California, LLC	31,665	Dec-19	$31.20	7.0	Full Service
Westlake Office Park Westlake Village, CA	1985/ NAP	133,652	Reliable Small Business Systems	1,089	Sep-18	$27.00	3.1	Full Service
31280 Oak Crest Drive Westlake Village, CA	1996/ NAP	27,632	RKR Inc.	1,799	Oct-18	$27.96	3.0	Full Service
Sinclair Building Thousand Oaks, CA	1965/ NAP	34,334	Progressive Casualty Insurance	4,181	Jul-18	$23.40	5.3	Full Service
Westlake Spectrum Westlake Village, CA	1990/ NAP	25,752	PMS/Asset Smart	7,436	Apr-19	$22.80	5.0	Full Service
3075 Townsgate Road Westlake Village, CA	2017/ NAP	60,466	Security Paving Inc.	14,003	Feb-19	$42.60	5.3	Full Service
31248 Oak Crest Drive Westlake Village, CA	1998/ NAP	53,133	Turley Nevers	14,084	Jun-19	$34.20	10.0	Full Service
Lakeview Corporate Center Westlake Village, CA	1985 / 2009	259,540	Williams Lea	26,409	Dec-18	$27.00	5.0	Full Service
1525 & 1535 Rancho Conejo Boulevard Newbury Park, CA	1990 / 2017	160,980	Amgen USA	48,622	Nov-18	$23.16	3.0	Full Service
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated May 31, 2020.

(3)	Conejo Business Park comparable tenant’s initial rent per square foot is $1.90 modified gross; however, the appraisal provided a full service equivalent rent of $2.15 per square foot.

The Borrowers. The borrowers for The Arbors Mortgage Loan are LAX Sixth Avenue Arbors Equities LLC and LAX Arbors Equities LLC, which own The Arbors Property as tenants-in-common. Each of the borrowers is a Delaware limited liability company with one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of The Arbors Mortgage Loan. William D. Felton is the guarantor of certain nonrecourse carve-outs under The Arbors Mortgage Loan.

The Borrower Sponsors. William D. Felton is the Chairman of Felton Properties Inc., which was formed in 1997 by Mr. Felton and his son, Matthew Felton. The company is based in Portland, Oregon and has offices in Bellevue, Washington and Westport, Connecticut. The company owns and manages approximately 3 million square feet of real estate located in Oregon, Washington, Colorado, Utah and Minnesota. Through institutional and private partnerships, Felton Properties Inc. and Felton Management Corp. have closed more than 30 acquisitions over the past 10 years that collectively represent over $600 million in transaction volume. Prior to Felton Properties Inc., Mr. Felton founded William Felton Associates Inc. in 1972, which owned and managed commercial real estate primarily in the New York City area.

Property Management. The Arbors Property is managed by Amber Felton Management Corporation, which is an affiliate of the borrowers.

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Escrows and Reserves. At origination, the borrowers deposited in escrow $89,903 into the tenant improvements and leasing commissions reserve allocated to (x) outstanding approved leasing expenses in the amount of $67,474 with respect to RoviSys Company and (y) free or abated rent owed to RoviSys Company in the amount of $15,315 and to Ampersand Biopharmaceuticals, Inc. in the amount of $7,114.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to $30,877.

Insurance Escrows – Ongoing monthly insurance premium reserves will not be required for so long as (i) the borrowers provide evidence that insurance satisfying the requirements of The Arbors Mortgage Loan documents have been obtained under one or more blanket policies of insurance and thereafter provide the lender with evidence of the payment of the insurance premiums at least 30 days prior to the date on which such payment would become delinquent, and (ii) no event of default is continuing. During the continuance of an event of default or at any time that the borrowers have failed to deliver the required evidence, the borrowers will be required to reserve 1/12th of the estimated annual insurance premiums on a monthly basis.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow 1/12th of the product obtained by multiplying $0.20 by the aggregate number of rentable square feet of space in The Arbors Property that has not been subject to a partial release as permitted under The Arbors Mortgage Loan documents, which currently equates to $3,407 per month.

TI/LC Reserves – Ongoing monthly rollover reserves will not be required for so long as the amount contained in the rollover reserve subaccount is equal to or greater than an amount equal to five years of monthly deposits required to be made (excluding the initial deposit and any lease termination payments) (the “Rollover Reserve Threshold Amount”). On each payment date, to the extent the balance is less than the Rollover Reserve Threshold Amount, the borrowers will be required to reserve an amount initially equal to 1/12th of the product obtained by multiplying $1.25 by the aggregate number of rentable square feet of space (initially $21,294) in The Arbors Property that has not been subject to a partial release as permitted under The Arbors Mortgage Loan documents.

Special Rollover Reserve – During the continuance of a Lease Sweep Trigger Event (as defined below), the borrowers have the option, but not the obligation, within 10 business days of receipt of notice from the lender that a Lease Sweep Trigger Event has occurred, to deposit with the lender a cash deposit or letter of credit with a face amount equal to (i) to the extent the Lease Sweep Trigger Event relates solely to the Major Lease (as defined below) entered with Skyworks, $30.00 times the square footage of the demised premises that is subject to such Major Lease with Skyworks for which a Lease Sweep Trigger Event has occurred, (ii) to the extent the Lease Sweep Trigger Event relates solely to the Major Lease entered with ZS, $20.00 times the square footage of the demised premises that is subject to such Major Lease with ZS for which a Lease Sweep Trigger Event has occurred, (iii) for any other Major Lease, $30.00 times the square footage of the demised premises that is subject to such Major Lease for which a Lease Sweep Trigger Event has occurred or such lesser amount as lender reasonably believes is necessary to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Lease that gave rise to the subject Lease Sweep Period (as defined below), including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments required under The Arbors Mortgage Loan documents during any period of time that rents are insufficient as a result of down time or free rent periods, or (iv) to the extent the Lease Sweep Trigger Event relates to a combination of the Major Lease described in clauses (i) through (iii) above, the balance of the special rollover reserve will be equal to the cumulative amounts noted in the applicable clauses above. Any cash deposit or letter of credit will be held in the special rollover reserve subaccount and to the extent timely made, a Lease Sweep Period will not commence as a result of a Lease Sweep Trigger Event. To the extent the borrowers fail to timely make a special rollover reserve deposit, a Lease Sweep Period will immediately commence and on each payment date occurring during the continuance of the related Lease Sweep Period (provided no other Cash Management Period (as defined below) is continuing), all available cash (or such portion of available cash allocated by lender for deposit into the special reserve subaccount) will be paid by the lender. The borrowers will also be required to pay to the lender for transfer into the special rollover reserve subaccount (i) all fees, penalties, commission or other payments made to borrowers in connection with or relating to the rejection, buy-out, termination, surrender or cancellation of any Major Lease (including in connection with any Major Tenant (as defined below) bankruptcy action), (ii) any security deposits or proceeds of letters of credit held by the borrowers in lieu of cash security deposits, which the borrowers are permitted to retain pursuant to the

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applicable provisions of any Major Lease and (iii) any payments made to the borrowers relating to unamortized tenant improvements and leasing commissions under any Major Lease.

Lockbox / Cash Management. The Arbors Mortgage Loan documents require a hard lockbox with springing cash management. The borrowers are required to cause all rents relating to The Arbors Property to be transmitted directly by the tenants into a lender controlled lockbox account and all rents received by the borrowers or property manager are required to be deposited into the lockbox account within one business day of receipt. As long as no Cash Management Period is in effect, funds deposited into the lockbox account are required to be transferred to the borrowers’ operating account on a daily basis. Upon the occurrence of a Cash Management Period, all sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender and applied and disbursed in accordance with The Arbors Mortgage Loan documents. Available cash on deposit will be applied as follows: (a) during the continuance of a Lease Sweep Period, to the special rollover reserve subaccount or (b) to the extent that a Cash Management Period is in effect (other than solely as a result of a Lease Sweep Period), to the cash collateral subaccount.

A “Cash Management Period” means the occurrence of (i) the stated maturity date of February 6, 2030, (ii) an event of default, (iii) if, as of any calculation date the debt service coverage ratio is less than 1.15x or (iv) the commencement of a Lease Sweep Period, and will end, as applicable, (a) with respect to clause (i) above if, (x) The Arbors Mortgage Loan and all other obligations under The Arbors Mortgage Loan documents have been repaid in full or (y) the stated maturity date has not occurred, (b) with respect to clause (ii) above, once the event of default has been cured, (c) with respect to clause (iii) above, once the debt service coverage ratio is greater than or equal to 1.20x for two consecutive calendar quarters or (d) with respect to clause (iv) above, once the Lease Sweep Period has ended.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following (each a “Lease Sweep Trigger Event”) and the failure of the borrowers to timely make a cash or letter of credit deposit with the lender in accordance with The Arbors Mortgage Loan documents: (i) the date that is 12 months prior to the end of the term of any Major Lease, including any renewal terms, and the term of such Major Lease has not been renewed or otherwise extended; (ii) the date required under a Major Lease by which the applicable Major Tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (iii) any Major Lease is surrendered, cancelled or terminated prior to its then current expiration date; (iv) any Major Tenant discontinues its business at its premises (i.e., “goes dark”) or gives notice that it intends to discontinue its business; (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Major Lease by the applicable Major Tenant thereunder; or (vi) the occurrence of a Major Tenant insolvency proceeding. A Lease Sweep Period will end upon the earlier to occur of (a) to the extent the Lease Sweep Period relates solely to a Major Lease entered with Skyworks, the balance in the special rollover reserve account is equal to $30.00 times the square footage of the demised premises that is subject to such Major Lease with Skyworks for which a Lease Sweep Trigger Event has occurred, (b) to the extent the Lease Sweep Period relates solely to a Major Lease entered with ZS, the balance in the special rollover reserve is equal to $20.00 times the square footage of the demised premises that is subject to such Major Lease with ZS for which a Lease Sweep Trigger Event has occurred, (c) for any other Major Lease, the balance in the special rollover reserve is equal to the lesser of (x) $30.00 times the square footage of the demised premises that is subject to such Major Lease for which a Lease Sweep Trigger Event has occurred or (y) such lesser amount as the lender determines is necessary to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Lease that gave rise to the subject Lease Sweep Period, including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments required during any period of time that rents are insufficient as a result of down time or free rent periods, (d) to the extent the Lease Sweep Period relates to a combination of the Major Leases, the balance in the special rollover reserve is equal to the cumulative amounts noted in the previous clauses or (e) the occurrence of (1) with respect to clauses (i), (ii), (iii) or (iv) above, upon (A) the earlier to occur of (I) the date on which the subject Major Tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement for a Net Rent Threshold Lease (as defined below) or enters an extension agreement acceptable to the lender with respect to at least 75% of the space demised under the subject Major Lease or (II) the date on which at least 75% of the space demised under the applicable Major Lease that gave rise to the Lease Sweep Trigger Event has been leased pursuant to a Net Rent Threshold Lease or a different replacement lease or replacement leases approved by the lender, and entered into in accordance with The Arbors Mortgage Loan documents, provided, if less than the entirety of the space demised under the subject Major Lease that gave rise to the Lease Sweep Period is leased pursuant to clauses (I) or (II) above, the debt service coverage ratio based on the trailing 12 month period must be equal to or greater than 1.30x and (B) all approved major lease leasing expenses (and any other

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expenses in connection with the re-tenanting of such space) related to the renewals, extensions or replacement leases entered under clauses (I) or (II) above have been paid in full; (2) with respect to clause (v) above, if the subject Major Tenant default has been cured, and no other Major Tenant default has occurred for a period of six consecutive months following such cure; or (3) with respect to clause (vi) above, if the applicable Major Tenant insolvency proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender.

A “Major Lease” is each of the following: (i) the existing lease with Skyworks, (ii) the existing lease with ZS and (iii) any other lease that covers 40,000 or more rentable square feet of the improvements or includes a gross annual rent of more than 20% of the total annual rents of The Arbors Property.

A “Major Tenant” is any tenant under a Major Lease, or under one or more leases (leased by such tenant and/or its affiliates), which when taken together cover in the aggregate 40,000 or more rentable square feet of the improvements or have a cumulative gross annual rent equal to more than 20% of the total annual rents at The Arbors Property.

A “Net Rent Threshold Lease” means each lease (a) that individually or in the aggregate with other leases with respect to the same tenant and its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease(s): (i) covers more than 40,000 square feet of the improvements, (ii) has a gross annual rent equal to more than 20% of the total annual rental payments at The Arbors Property or (iii) covers at least one full floor of any individual building at The Arbors Property, (b) in which the net effective rent for such material lease is equal to or greater than $17.50 per square foot per annum, which amount represents a net effective rent under a gross lease, provided, for the initial Net Rent Threshold Lease that is to be entered for space that is identified as being vacant on the rent roll, the net effective rent will be equal to or greater than $12.50 per square foot per annum, and (c) in which the gross rent is not less than $23.00 per square foot per annum to the extent it is for available space at the portion of The Arbors Property located at 2535 and 2545 West Hillcrest, Thousand Oaks, California, and $15.00 per square foot for available space at the portion of The Arbors Property located at 649 Lawrence Road.

Subordinate and Mezzanine Debt. At any time after June 25, 2022, the direct or indirect owners of the borrowers or any transferee borrower are permitted to incur subordinate mezzanine debt in connection with a transfer and assumption of The Arbors Mortgage Loan secured by the direct or indirect ownership interest in the borrowers or transferee borrower, provided that certain conditions set forth in The Arbors Mortgage Loan documents are satisfied, including, without limitation: (i) no event of default exists, (ii) the mezzanine loan is junior and subordinate to The Arbors Mortgage Loan, (iii) the combined loan-to-value ratio (taking into account the mezzanine loan and The Arbors Mortgage Loan) is no greater than 71.5%, (iv) the debt service coverage ratio based on the trailing 12 month period and taking into account the mezzanine loan and The Arbors Mortgage Loan is at least 1.48x, (v) the debt yield after taking into account the mezzanine loan and The Arbors Mortgage Loan is at least 8.9%, (vi) the execution of an intercreditor agreement that is reasonably acceptable to the lender and (vii) the receipt of a rating agency confirmation.

Partial Release. On any payment date on or after July 6, 2022, the borrowers may obtain the release of the individual property located at building B (the “Release Property”) from the lien of the mortgage encumbering such Release Property (and related loan documents), provided that conditions under The Arbors Mortgage Loan documents including, but not limited to the following, are satisfied: (a) the borrowers defease an amount of principal equal to 115% of the allocated loan amount for the Release Property; (b) no default or event of default is continuing before or after the release; (c) each of the borrowers remains a special purpose bankruptcy remote entity after the release; (d) the borrowers pay to the lender all costs and expenses (including reasonable attorneys’ fees) incurred by the lender in connection with such sale and the release of the Release Property from the lien of the mortgage loan; and (e) after giving effect to such release and defeasance, (A) the debt service coverage ratio for the remaining individual properties is no less than 1.50x and (B) the loan-to-value ratio of the remaining individual properties is less than or equal to 75.0%.

Ground Lease. None.

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No. 11 – Santa Monica Physician’s Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,700,000	Title:	Fee
Cut-off Date Principal Balance:	$23,700,000	Property Type - Subtype:	Office – Medical
% of IPB:	2.9%	Net Rentable Area (SF):	37,511
Loan Purpose:	Refinance	Location:	Santa Monica, CA
Borrower:	SMMB Holdings, LLC	Year Built / Renovated:	1972 / 1993, 2013
Borrower Sponsors:	Albert Taban; The Albert and Azita Taban Living Trust U/A/D 5/11/2004	Occupancy(3):	96.4%
Interest Rate:	3.15000%	Occupancy Date(3):	4/1/2020
Note Date:	3/6/2020	4th Most Recent NOI (As of):	$1,632,385 (12/31/2017)
Maturity Date:	4/5/2030	3rd Most Recent NOI (As of):	$1,660,269 (12/31/2018)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$1,607,179 (12/31/2019)
Original Term:	120 months	Most Recent NOI (As of):	$1,438,697 (TTM 3/31/2020)
Original Amortization Term:	None	UW Economic Occupancy(4):	95.5%
Amortization Type:	Interest Only	UW Revenues(4):	$2,781,609
Call Protection:	L(26),Def(89),O(5)	UW Expenses(4):	$813,128
Lockbox / Cash Management:	Hard / Springing	UW NOI(3)(4):	$1,968,481
Additional Debt:	No	UW NCF(3)(4):	$1,905,138
Additional Debt Balance:	N/A	Appraised Value / Per SF(3)(5):	$37,000,000 / $986
Additional Debt Type:	N/A	Appraisal Date(3):	4/1/2020

Escrows and Reserves				Financial Information(3)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$632
Taxes:	$42,086	$21,043	N/A	Maturity Date Loan / SF:	$632
Insurance(1):	$10,443	Springing	N/A	Cut-off Date LTV(5):	64.1%
Replacement Reserves:	$0	$590	$16,880	Maturity Date LTV(5):	64.1%
TI/LC:	$0	$4,689	$168,800	UW NCF DSCR:	2.52x
Other(2):	$2,846,527	$0	N/A	UW NOI Debt Yield(5):	8.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,700,000	100.0%	Payoff Existing Debt	$17,912,350	75.6%
			Upfront Reserves	2,899,056	12.2
			Return of Equity	2,410,499	10.2
			Closing Costs	478,096	2.0
Total Sources	$23,700,000	100.0%	Total Uses	$23,700,000	100.0%
(1)	The borrower is currently depositing $1,044 into the insurance reserve account on each monthly payment date. However, the borrower is not required to escrow such monthly insurance payments so long as (a) no event of default under the Santa Monica Physician’s Center Mortgage Loan (as defined below) documents exists or is continuing, (b) the borrower maintains a blanket or umbrella policy acceptable to the lender, (c) the borrower provides the lender evidence of renewal of such policy and paid receipts for the payment of the insurance premiums by no later than 10 days prior to the expiration of the policy and 30 days prior to the delinquency of payment on such policy, as applicable and (d) the borrower at all times maintains in the tax and insurance subaccount an amount equal to one-half of the annual insurance premiums that the lender estimates would be payable to maintain all of the policies required on a stand-alone basis that are otherwise covered by the blanket or umbrella policy approved by the lender.

(2)	Other Escrows and Reserves consists of $363,668 for free rent, $197,859 for an initial TI/LC reserve and $2,285,000 for an earnout reserve. The earnout reserve will be disbursed to the borrower (i) in the amount of $1,039,627 if, among other conditions, suite 202 is occupied prior to April 2022 in accordance with the mortgage loan documents and (ii) in the amount of $1,245,373 if, among other conditions, suite 213 is occupied prior to April 2022 in accordance with the mortgage loan documents, and in each case if the Santa Monica Physician’s Center Property has achieved a debt yield of 7.55%.

(3)	The Santa Monica Physician’s Center Property (as defined below) was 96.4% leased (86.9% occupied) as of April 1, 2020. The Regents of the University (UCLA) (“UCLA”) (Moody’s/S&P/Fitch: Aa3/AA-/AA-) signed two new leases for suites 202 and 213, totaling an additional 3,565 square feet (9.5% of NRA, February 2027 lease expiration date). According to the borrower sponsors, suites 202 and 213 are expected to be delivered to UCLA (as defined below) by mid-year 2020. For a full description, see “Major Tenant” below. All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the Santa Monica Physician’s Center Mortgage Loan (as defined below) was underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(4)	The underwritten cash flows include the two signed leases with UCLA for suites 202 and 213. See “Major Tenant” below.

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(5)	The $36,000,000 “as-is” appraised value excludes the two signed leases with UCLA for suites 202 and 213. The appraiser concluded a “prospective as-stabilized” appraised value as of April 1, 2020 of $37,000,000, which assumes that UCLA takes occupancy of the two newly signed suites. According to the borrower sponsors, the spaces are expected to be delivered to UCLA by mid-year 2020. Cut-off Date LTV and Maturity Date LTV are calculated based on the “prospective as-stabilized” appraised value. Based on the “as-is” appraised value, the Cut-off Date LTV and Maturity Date LTV are 65.8% and 65.8%, respectively. Cut-off Date LTV and UW NOI Debt Yield are calculated based on the Cut-off Date Principal Balance of $23,700,000. Excluding the $2,285,000 earnout reserve and based on the “as is” appraised value, the Cut-off Date LTV and UW NOI Debt Yield are 59.5% and 9.2%, respectively.

The Loan. The Santa Monica Physician’s Center mortgage loan (the “Santa Monica Physician’s Center Mortgage Loan”) is secured by a first lien mortgage on the borrower’s fee interest in a 37,511 square foot medical office property located in Santa Monica, California (the “Santa Monica Physician’s Center Property”). The Santa Monica Physician’s Center Mortgage Loan was originated by Natixis Real Estate Capital LLC and has an outstanding principal balance as of the Cut-off Date of $23,700,000. The Santa Monica Physician’s Center Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Property. The Santa Monica Physician’s Center Property is a four-story, 37,511 square foot medical office building located at 1304 15th Street in Santa Monica, California. The Santa Monica Physician’s Center Property includes a ground level parking garage with 41 spaces accessible from Arizona Avenue. The Santa Monica Physician’s Center Property was built in 1972 and renovated in 1993 and 2013. The Santa Monica Physician’s Center Property is located across the street from the UCLA Medical Center - Santa Monica, a 281-bed hospital, and 0.5 miles from the Providence Saint John’s Health Center, a 266-bed hospital.

The Santa Monica Physician’s Center Property is located on a 0.35-acre site and consists of a centralized main lobby surrounded by standard office space. The Santa Monica Physician’s Center Property offers concrete-paved vehicle drives for all of its 41 covered parking spaces. Patron parking is located along the front and sides of the building, and the Santa Monica Physician’s Center Property has a parking ratio of 1.09 spaces per 1,000 square foot of building area. United Valet Parking leases the parking facility at a current rental rate of $288,480 per annum with 3.0% annual escalations. The parking lease extends through July 31, 2021 with the next rental escalation scheduled to occur in August 2020.

As of May 26, 2020, the Santa Monica Physician’s Center Property was open; however, office tenants comprising 77.5% of net rentable area (“NRA”) followed stay at home orders and were working remotely. UCLA (16.7% of the NRA, excluding suites 202 and 213) and the office of Tristan E. Bickman, MD (5.8% of the NRA) remained open and were continuing to operate. As of the April 1, 2020 rent roll, the Santa Monica Physician’s Center Property was 96.4% leased and 86.9% occupied. The borrower made its debt service payment for May 2020. As of June 16, 2020, tenants who paid rent for May in full represent approximately 49.0% of the occupied square footage and 50.4% of the in-place underwritten base rent. Payam Daneshrad, MD, Inc, the second largest tenant (8.6% of the NRA) and David Hisaya Yoshimaru, DDS, the fourth largest tenant by square footage (6.1% of the NRA) were granted rent relief. Both tenants have agreed to pay half of May 2020 and June 2020 rents with deferred rent to be paid over the six months that follow. As of the date of this prospectus, the Santa Monica Physician’s Center Mortgage Loan is not subject to any modification or forbearance request.

Major Tenant.

UCLA (including suites 202 and 213: 9,831 square feet; 26.2% of NRA; 30.0% of underwritten base rent): UCLA currently operates a family medicine practice and cosmetic surgery center at the Santa Monica Physician’s Center Property. The two newly-signed spaces (3,565 square feet, 9.5% of NRA) are expected to be used as general medical offices and to be later converted to medical use based on UCLA’s demand.

The UCLA Health Primary Care Family Medicine office (“UCLA Health”) opened in Santa Monica in 1997 and has since expanded its services to Culver City, Marina Del Ray, Beverly Hills, Playa Del Rey, Mar Vista, Inglewood, Hawthorne, Lawndale, Torrance, Sherman Oaks, San Fernando Valley, Hollywood, West Hollywood, North Hollywood and Los Angeles. Its practice consists of four board-certified physicians who provide healthcare from infancy to geriatrics. In July 2019, UCLA Health was ranked the #1 hospital in California by a third-party report. There are three other UCLA Health practices located in Santa Monica within a one-mile radius of the Santa Monica Physician’s Center Property. UCLA Plastic Surgery, Santa Monica occupies suite 102, where two plastic surgeons are on staff to provide breast reconstruction, cosmetic surgery, non-surgical facial rejuvenation, reconstructive surgery and scar treatment services.

UCLA has been in occupancy at the Santa Monica Physician’s Center Property since 1998 and recently renewed its lease in suite 400 (4,110 square feet, 11.0% of NRA) for an additional six years expiring on April 30, 2026 at $69.00 per square

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foot with annual escalations and suite 102 (2,156 square feet, 5.7% of NRA) for an additional five years expiring on September 15, 2024 at $69.00 per square foot with annual escalations. Additionally, UCLA signed two new seven-year leases for two additional suites totaling 3,565 square feet (9.5% of NRA) expiring in February 2027 at $67.80 per square foot with 3.0% annual escalations. UCLA has not yet taken occupancy these newly-leased spaces. According to the borrower sponsors, suites 202 and 213 are expected to be delivered to UCLA by mid-year 2020. UCLA has two five-year renewal options on suites 400 and 102 and one five-year renewal option on suites 202 and 203. Straight-line rent is applied for all four UCLA leases due to its investment grade rating (Moody’s/S&P/Fitch: Aa3/AA-/AA-).

UCLA was given a tenant improvement allowance of $40 per square foot for suites 202 and 213 (totaling $142,600) and four months of free rent (totaling $87,525.80). Tenant improvements for the spaces include painting throughout the premises, new vinyl flooring for two bathrooms and the lab room, replacement of ceiling tiles with water marks and steam cleaning the floors. UCLA has termination rights under its leases for suites 202 and 213 if the borrower fails to deliver these spaces by February 2021. According to the borrower sponsors, suites 202 and 213 are expected to be delivered to UCLA by mid-year 2020. The Santa Monica Physician’s Center Mortgage Loan is structured with a $2,285,000 earnout reserve that will be disbursed to the borrower once, among other conditions, possession of suites 202 and 213 has been accepted by UCLA, at which time, UCLA will have no termination options.

The Market. The Santa Monica Physician’s Center Property is located in the city of Santa Monica, California, which lies along the Pacific Coast and is situated approximately 15.6 miles west of Los Angeles. According to a third-party market research report, the estimated 2019 population within a one-, three-, and five-mile radius of the Santa Monica Physician’s Center Property was 44,569, 205,504, and 438,449, respectively, representing a nine-year compound annual growth rate of 0.7%, 0.5%, and 0.5%, respectively. The population within a five-mile radius of the Santa Monica Physician’s Center Property comprises approximately 4.3% of the entire Los Angeles County population.

Surrounding uses near the Santa Monica Physician’s Center Property are largely healthcare-oriented; a major medical facility is located just 0.4 miles northeast of the Santa Monica Physician’s Center Property along Santa Monica Boulevard, and the UCLA Medical Center of Santa Monica is situated adjacent to the Santa Monica Physician’s Center Property on the opposite corner of 15th Avenue and Arizona Avenue. Also nearby the Santa Monica Physician’s Center Property is Sunrise of Santa Monica, an assisted living facility. Additional uses near the Santa Monica Physician’s Center Property include retail offerings, restaurants and bars. The Wilshire Montana neighborhood, located northeast of the Santa Monica Physician’s Center Property, is a large and densely-populated residential neighborhood that houses various schools, including St. Monica Catholic High School and Lincoln Middle School.

The University of California Medical Center of Santa Monica (“UCLA-SM”) was founded in 1926 and as of April 2020, employed more than 2,500 workers, excluding more than 300 volunteers and 500 care extenders. Of its 2,500 employees, approximately 1,100 are physicians working across UCLA-SM’s 281 inpatient beds and 16 operating rooms. The Providence Saint John’s Health Center, located 0.5 miles northeast of the Santa Monica Physician’s Center Property, was founded in 1942. The Providence Saint John’s Health Center provides 266 inpatient beds. The hospital has been recognized with placement on U.S. News & World Report’s best regional hospitals list, as well as the Top Hospital for Patient Safety by The Leapfrog Group.

The Santa Monica Physician’s Center Property is located 0.6 miles north of U.S. Interstate 10 (“I-10”), a federal highway that spans the continental United States east to west and serves as the most popular road connecting Santa Monica residents to Los Angeles, California. I-10 also passes through Phoenix, Arizona and San Antonio, Texas, ultimately ending in Jacksonville, Florida. One of the city’s most popular thoroughfares, Santa Monica Boulevard, is located 0.1 miles southeast of the Santa Monica Physician’s Center Property. Like I-10, Santa Monica Boulevard also connects drivers with Los Angeles to the east and the Santa Monica Pier to the west. Ocean Avenue (California Highway 1), which borders the Pacific Ocean, is located one mile southwest of the Santa Monica Physician’s Center Property. Santa Monica has one of the most extensive transit networks for a city of its size; 17% of its residents ride the city’s Big Blue Bus transportation service at least several times a week, and 12% of its residents ride with some transit service just as often. Big Blue Bus Route One stops 0.1 mile southeast of the Santa Monica Physician’s Center Property. Additionally, the Metro Rail of Santa Monica’s Expo Line stops at its 17th Street/SMC Station, approximately 0.4 miles southeast of the Santa Monica Physician’s Center Property.

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According to a third-party market research report, the Santa Monica Physician’s Center Property is located in the Santa Monica office submarket. As of November 2019, the submarket contained approximately 16 million square foot of inventory. The submarket reported an 8.3% vacancy rate, which decreased 1.2% over the prior 12 months and is lower than the historical average of 9.7%. The vacancy rate for medical office space is 3.1%. The medical office space within the submarket makes up approximately 1.4 million square foot (8.8%) of the total office submarket and the submarket rent for medical office space is $63.85 per square foot. As of November 2019, the Santa Monica office submarket rent was $63.93 per square foot, an increase of 1.5% over the prior 12 months. As of November 2019, there was 176,276 square feet under construction. Over the past 12 months, the Santa Monica office submarket delivered approximately 31,400 square feet and absorbed approximately 183,000 square feet.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Expiration Date
UCLA(3)	Aa3 / AA- / AA-	9,831	26.2%	$74.02(4)	$727,675(4)	30.0%	Various
Payam Daneshrad, MD, Inc	NR / NR / NR	3,233	8.6	$61.74	199,620	8.2	8/31/2033
Westside Pediatric Dental Group	NR / NR / NR	3,110	8.3	$58.43	181,707	7.5	5/31/2027
David Hisaya Yoshimaru, DDS	NR / NR / NR	2,285	6.1	$60.09	137,302	5.7	8/31/2028
Tristan E. Bickman, MD	NR / NR / NR	2,183	5.8	$71.07	155,146	6.4	7/31/2029
Top Tenants		20,642	55.0%	$67.89	$1,401,450	57.8%
Other Tenants		15,502	41.3	$65.93	1,022,104	42.2
Occupied Total		36,144	96.4%	$67.05	$2,423,554	100.0%
Vacant Space		1,367	3.6
Collateral Total		37,511	100.0%

(1)	Based on the underwritten rent roll dated April 1, 2020.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	UCLA signed two new leases for suites 202 and 213, totaling 3,565 square feet (9.5% of NRA, February 2027 lease expiration date). According to the borrower sponsors, the spaces are expected to be delivered to UCLA by mid-year 2020. UCLA has termination rights under suites 202 and 213 if the borrower fails to deliver the spaces by February 2021. UCLA also occupies suite 400 (4,110 square feet, April 2026 lease expiration date) and suite 102 (2,156 SF, September 2024 lease expiration date).

(4)	Straight-line rent is applied for all four UCLA leases due to its investment grade rating (Moody’s/S&P/Fitch: Aa3/AA-/AA-).

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Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	1,367	3.6%	NAP	NAP	1,367	3.6%	NAP	NAP
2020 & MTM	2	2,331	6.2	$153,792	6.3%	3,698	9.9%	$153,792	6.3%
2021	1	1,511	4.0	101,018	4.2	5,209	13.9%	$254,810	10.5%
2022	2	1,551	4.1	99,543	4.1	6,760	18.0%	$354,353	14.6%
2023	3	2,886	7.7	191,503	7.9	9,646	25.7%	$545,856	22.5%
2024	2	3,459	9.2	242,440	10.0	13,105	34.9%	$788,296	32.5%
2025	1	610	1.6	40,070	1.7	13,715	36.6%	$828,366	34.2%
2026	3	6,923	18.5	484,245	20.0	20,638	55.0%	$1,312,611	54.2%
2027(3)	2	6,675	17.8	446,279	18.4	27,313	72.8%	$1,758,890	72.6%
2028	2	3,396	9.1	211,087	8.7	30,709	81.9%	$1,969,978	81.3%
2029	2	3,569	9.5	253,957	10.5	34,278	91.4%	$2,223,935	91.8%
2030	0	0	0.0	0	0.0	34,278	91.4%	$2,223,935	91.8%
2031 & Beyond	1	3,233	8.6	199,620	8.2	37,511	100.0%	$2,423,554	100.0%
Total	21	37,511	100.0%	$2,423,554	100.0%
(1)	Based on the underwritten rent roll dated April 1, 2020.

(2)	Certain tenants have more than one lease. Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	UCLA signed two new leases for suites 202 and 213, totaling 3,565 square feet (9.5% of NRA, February 2027 lease expiration date). According to the borrower sponsors, the spaces are expected to be delivered to UCLA by mid-year 2020.

Operating History and Underwritten Net Cash Flow
	2017	2018	2019	TTM(1)	Underwritten(2)	Per Square Foot	%(3)
Rents in Place(4)	$2,029,756	$2,105,839	$2,077,074	$1,970,255	$2,423,554	$64.61	83.2%
Vacant Income	0	0	0	0	92,683	2.47	3.2
Gross Potential Rent	$2,029,756	$2,105,839	$2,077,074	$1,970,255	$2,516,237	$67.08	86.4%
Total Reimbursements	348,569	318,324	291,772	333,321	382,540	10.20	13.1
Other Income	2,605	709	7,155	13,913	13,913	0.37	0.5
Net Rental Income	$2,380,930	$2,424,872	$2,376,000	$2,317,489	$2,912,690	$77.65	100.0%
(Vacancy/Credit Loss)(4)	0	0	0	0	(131,081)	(3.49)	(4.5)
Effective Gross Income	$2,380,930	$2,424,872	$2,376,000	$2,317,489	$2,781,609	$74.15	95.5%
Total Expenses	748,545	764,603	768,821	878,792	813,128	21.68	29.2
Net Operating Income	$1,632,385	$1,660,269	$1,607,179	$1,438,697	$1,968,481	$52.48	70.8%
Capital Expenditures	0	0	0	0	7,077	0.19	0.3
TI/LC	0	0	0	0	56,267	1.50	2.0
Net Cash Flow	$1,632,385	$1,660,269	$1,607,179	$1,438,697	$1,905,138	$50.79	68.5%
(1)	TTM reflects the trailing 12-month period ending March 31, 2020.

(2)	The underwritten cash flows include the two signed leases with UCLA for suites 202 and 213. No COVID-19 specific adjustments have been incorporated in the lender underwriting.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Straight-line rent and 3.0% vacancy is applied for all four UCLA leases due to its investment grade rating (Moody’s/S&P/Fitch: Aa3/AA-/AA-).

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No. 12 – 725 Fourth Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,000,000	Title:	Fee
Cut-off Date Principal Balance:	$23,000,000	Property Type – Subtype:	Multifamily – Mid Rise
% of IPB:	2.8%	Net Rentable Area (Units):	165
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	725 4th Owner LLC	Year Built / Renovated:	1928 / 2019
Borrower Sponsor:	Isaac Kurtz	Occupancy(3):	98.2%
Interest Rate:	3.82900%	Occupancy Date(3):	5/26/2020
Note Date:	12/31/2019	4th Most Recent NOI (As of):	$1,808,180 (12/31/2017)
Maturity Date:	1/6/2030	3rd Most Recent NOI (As of):	$1,798,265 (12/31/2018)
Interest-only Period:	84 months	2nd Most Recent NOI (As of):	$1,853,409 (12/31/2019)
Original Term:	120 months	Most Recent NOI (As of):	$1,714,662 (TTM 4/30/2020)
Original Amortization Term:	360 months	UW Economic Occupancy:	93.9%
Amortization Type:	IO-Balloon	UW Revenues:	$3,188,170
Call Protection:	L(29),Def(87),O(4)	UW Expenses:	$1,509,639
Lockbox / Cash Management:	Soft / Springing	UW NOI(3):	$1,678,531
Additional Debt:	No	UW NCF(3):	$1,643,656
Additional Debt Balance:	N/A	Appraised Value / Per Unit(3):	$39,000,000 / $236,364
Additional Debt Type:	N/A	Appraisal Date(3):	7/29/2019

Escrows and Reserves				Financial Information(3)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$139,394
Taxes:	$74,052	$74,052	N/A	Maturity Date Loan / Unit:	$131,752
Insurance:	$77,187	$7,719	N/A	Cut-off Date LTV:	59.0%
Replacement Reserves:	$0	$2,406	N/A	Maturity Date LTV:	55.7%
TI/LC(1):	$12,002	Springing	N/A	UW NCF DSCR:	1.27x
Other(2):	$111,875	$0	N/A	UW NOI Debt Yield:	7.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,000,000	93.5%	Payoff Existing Debt	$23,965,877	97.4%
Borrower’s Equity	1,611,624	6.5	Upfront Reserves	275,115	1.1
			Closing Costs	370,632	1.5
Total Sources	$24,611,624	100.0%	Total Uses	$24,611,624	100.0%
(1)	If at any time during the loan term, the balance of the TI/LC reserve subaccount falls below $6,000, the borrower will be required, on the next payment date, to pay to the lender for transfer into the TI/LC reserve subaccount the amount that will cause the balance of the TI/LC reserve subaccount to be at least $12,002.

(2)	Other Escrows include $14,375 for required repairs, $12,000 for free rent and $85,500 for a violations collateral reserve. The violations collateral reserve will be disbursed from escrow in stages ($28,500 at a time) each time the lender has received evidence that, among other things, 76 of the violations have been removed, including, without limitation, the payment of any fines, charges or penalties required to remove such violations (or for the last release of funds from the reserve, all remaining violations have been so removed).

(3)	Occupancy includes one unit occupied by the superintendent, which was underwritten as vacant due to the tenant receiving free rent. All NOI, NCF and occupancy information, as well as the Appraised Value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the 725 Fourth Avenue Mortgage Loan (as defined below) was underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

The Loan. The 725 Fourth Avenue mortgage loan (the “725 Fourth Avenue Mortgage Loan”) is secured by a first lien mortgage on the borrower’s fee interest in a 165-unit, five-story plus basement multifamily property located in Brooklyn, New York (the “725 Fourth Avenue Property”). The 725 Fourth Avenue Mortgage Loan was originated by Natixis Real Estate Capital LLC and has an outstanding principal balance as of the Cut-off Date of $23,000,000. The 725 Fourth Avenue Mortgage Loan has a 10-year term and is interest-only for the first 84 months of the term followed by a 30-year amortization schedule.

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No. 12 – 725 Fourth Avenue

The Property. The 725 Fourth Avenue Property is a five-story plus basement walk-up apartment building with ground floor retail situated along Fourth Avenue between 23rd and 24th Streets in the Greenwood Heights neighborhood of Brooklyn, New York. The building is located in Kings County within the New York-Newark-Jersey City Metropolitan Statistical Area and has a gross building area of 130,484 square feet across 0.92 acres. The 725 Fourth Avenue Property was constructed in 1928 over a stone masonry foundation. The building has a brick façade, aluminum single-hung windows, external fire escapes and a flat black surface-coated roof. Radiators and hot water are funneled via two gas-oil boilers in the basement, alongside of which oil tankers are partially buried. The 725 Fourth Avenue Property features a landscaped central courtyard that can be accessed via three ground-level pathways that lead to streets outside the building. Building units are divided into 13 sections, each of which offers a stairwell and corresponding entrance to the central court.

The 725 Fourth Avenue Property features 165 residential units comprised of 54 one-bedroom units (32.7% of unit count), 73 two-bedroom units (44.2% of unit count), 37 three-bedroom units (22.4% of unit count), and one four-bedroom unit (0.6% of unit count). The 725 Fourth Avenue Property’s superintendent occupies one of the three-bedroom units in exchange for free rent. Units are comprised of 62 market rate units (37.6%) and 103 rent stabilized units (62.4%). Of the rent stabilized apartment units, 18 units are Senior Citizen Rent Increase Exemption units, seven units are Disability Rent Increase Exemption units, and eight units are Section 8 units. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties” in the Prospectus.

The appraisal concluded a weighted average market rent of $2,116 for the 725 Fourth Avenue Property, which is 36.0% above the average underwritten in-place rent of $1,556 at the 725 Fourth Avenue Property.

The 725 Fourth Avenue Property has 11 retail units (17.7% of underwritten net operating income). Although the retail units are located in the 725 Fourth Avenue Property’s basement, the slope of the building enables them to remain at grade facing Fourth Avenue.

As of June 3, 2020, the 725 Fourth Avenue Property was open. As of the May 26, 2020 rent roll, the 725 Fourth Avenue Property remained 98.2% occupied. The borrower made all debt service payment through May 2020. Tenants who paid rent for May, in part or in full, represent approximately 87.0% of the occupied units and 86.4% of the in-place underwritten base rent. As of the date of this prospectus, the 725 Fourth Avenue Loan is not subject to any modification or forbearance request.

The Market. The 725 Fourth Avenue Property is located within the Greenwood Heights and the South Slope neighborhoods of Brooklyn, New York. Greenwood Heights is bound by New York’s Upper Bay to the west, Prospect Avenue to the north, 39th Street to the south, and by both McDonald Avenue and Fort Hamilton Parkway to the east. Brooklyn Community District 7, in which the 725 Fourth Avenue Property resides, encompasses the Brooklyn neighborhoods of Greenwood Heights, Sunset Park, South Park Slope, and Windsor Terrace.

According to the appraisal, Brooklyn’s 2019 median household income was $58,062 and is projected to increase to $67,409 by 2024. Brooklyn’s housing inventory increased by 3.6% between 2011 and 2017. Brooklyn is New York City’s largest borough and had a population greater than 2.6 million in 2019.

The neighborhood’s two major arteries are Gowanus (0.2 miles northwest of the 725 Fourth Avenue Property) and Prospect Expressway (0.4 miles northeast of the 725 Fourth Avenue Property). Interstate 278, the Gowanus Expressway, enters Greenwood Heights from the northwest and immediately deviates southwest. Prospect Expressway also enters from the northwest but continues to head southeast. The 725 Fourth Avenue Property is located approximately 12.1 miles west of John F. Kennedy Airport, the country’s sixth largest airport, and 13.0 miles southwest of LaGuardia Airport, the country’s 21st largest airport. Public transit, including the “D,” “N,” “R” and “W” subway routes, as well as public bus routes, can all be accessed from the 25th Street Metro entrance, one block southwest of the 725 Fourth Avenue Property.

Brooklyn Community District 7 has 24 public schools, two public libraries, 13 hospitals and clinics, and 19 parks. One major hospital, NYU Langone Hospital, is located 2.2 miles southwest of the 725 Fourth Avenue Property. The Sunset Park High School is 0.9 miles southwest of the 725 Fourth Avenue Property, and the NYC Police Department’s 72nd Precinct is headquartered 0.3 miles southwest of the 725 Fourth Avenue Property. In addition to Greenwood Cemetery (0.3 miles southeast), nearby parks include the D’Emic Playground (0.7 miles southwest), and Gonzalo Plasencia

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No. 12 – 725 Fourth Avenue

Playground (1.3 miles southeast). Prospect Park, one of Brooklyn’s largest greenspaces, is located approximately 1.2 miles east of the 725 Fourth Avenue Property.

According to a third-party market research report, the 725 Fourth Avenue Property is located in the Prospect Park Multifamily Submarket. As of August 28, 2019, the submarket contained 52,910 units. The submarket reported a vacancy rate of 1.9%, which has not changed over the past 12 months and is below the historical average of 2.6%. The submarket's effective rent as of August 28, 2019 was $2,490 per unit per month, which has grown 3.2% year-over-year. Over the past 12 months as of August 28, 2019, the submarket delivered no units and negatively absorbed nine units. As of August 28, 2019, there were 1,195 units under construction.

Historical and Current Occupancy(1)
2015	2016	2017	2018	2019	Current(2)
95.9%	96.4%	96.7%	96.5%	98.2%	98.2%
(1)	Historical occupancy is provided by the borrower. Occupancies are as of December 31 of each respective year. 2019 occupancy is as of December 3, 2019.

(2)	Current occupancy is as of May 26, 2020, which includes one unit occupied by the superintendent underwritten as vacant due to the tenant receiving free rent.

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	% Occupied(2)	Avg. Underwritten Monthly Rent
1 BR - Market	11	6.7%	11	100.0%	$1,783
2 BR - Market	32	19.4%	30	93.8%	$2,113
3 BR - Market	18	10.9%	17	94.4%	$2,472
4 BR - Market	1	0.6%	1	100.0%	$2,800
Subtotal/Wtd. Avg.	62	37.6%	59	95.2%	$2,166
1 BR - Rent Stabilized	43	26.1%	43	100.0%	$1,305
2 BR - Rent Stabilized	41	24.8%	41	100.0%	$1,094
3 BR - Rent Stabilized	19	11.5%	19	100.0%	$1,228
Subtotal/Wtd. Avg.	103	62.4%	103	100.0%	$1,207
Collateral Total/Wtd. Avg.	165	100.0%	162	98.2%	$1,556

(1)	Based on underwritten rent roll dated May 26, 2020.

(2)	One market rent three-bedroom unit occupied by the superintendent was underwritten as vacant due to the tenant receiving free rent.

Operating History and Underwriting Net Cash Flow(1)
	2017	2018	2019	TTM(2)	Underwritten	Per Unit	%(3)
Rents in Place(4)	$3,141,426	$3,199,713	$2,902,409	$2,866,245	$3,077,007	$18,649	90.6%
Tax Reimbursement	0	0	0	0	22,575	137	0.7
Commercial Income(4)	0	0	401,513	338,549	297,254	1,802	8.8
Net Rental Income	$3,141,426	$3,199,713	$3,303,922	$3,204,794	$3,396,836	$20,587	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(208,666)	(1,265)	(6.1)
Effective Gross Income	$3,141,426	$3,199,713	$3,303,922	$3,204,794	$3,188,170	$19,322	93.9%
Total Expenses	$1,333,246	$1,401,448	$1,450,513	$1,490,132	$1,509,639	$9,149	47.4%
Net Operating Income	$1,808,180	$1,798,265	$1,853,409	$1,714,662	$1,678,531	$10,173	52.6%
Cap Ex, Total TI/LC	0	0	0	0	34,875	211	1.1
Net Cash Flow	$1,808,180	$1,798,265	$1,853,409	$1,714,662	$1,643,656	$9,962	51.6%
(1)	No COVID-19 specific adjustments have been incorporated in the lender underwriting.

(2)	TTM reflects the trailing 12-month period ending April 30, 2020.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(4)	Prior to TTM, the borrower included Commercial Income in Rents in Place.

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No. 13 – 650 Madison Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$21,450,000	Title:	Fee
Cut-off Date Principal Balance(1):	$21,450,000	Property Type – Subtype:	Mixed Use – Office/Retail
% of IPB:	2.7%	Net Rentable Area (SF):	600,415
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	650 Madison Owner LLC	Year Built / Renovated:	1957, 1987 / 2015
Borrower Sponsors:	Vornado Realty L.P. and OPG Investment Holdings (US), LLC	Occupancy(1):	97.4%
Interest Rate:	3.48600%	Occupancy Date(1):	10/1/2019
Note Date:	11/26/2019	4th Most Recent NOI (As of):	$42,701,194 (12/31/2016)
Maturity Date:	12/8/2029	3rd Most Recent NOI (As of):	$46,541,346 (12/31/2017)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$48,557,496 (12/31/2018)
Original Term:	120 months	Most Recent NOI (As of):	$50,961,537 (TTM 9/30/2019)
Original Amortization Term:	None	UW Economic Occupancy:	96.3%
Amortization Type:	Interest Only	UW Revenues:	$87,327,989
Call Protection:	L(30),Def(83),O(7)	UW Expenses:	$28,901,495
Lockbox / Cash Management:	Hard / Springing	UW NOI(1):	$58,426,495
Additional Debt(1):	Yes	UW NCF(1):	$56,776,391
Additional Debt Balance(1):	$565,350,000 / $213,200,000	Appraised Value / Per SF(1)(6):	$1,210,000,000 / $2,015
Additional Debt Type(1):	Pari Passu / B-Notes	Appraisal Date(1)(6):	10/31/2019

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap		A-Notes	Whole Loan
Taxes:	$0	Springing(2)	N/A	Cut-off Date Loan / SF:	$977	$1,332
Insurance:	$0	Springing(3)	N/A	Maturity Date Loan / SF:	$977	$1,332
Replacement Reserves:	$0	Springing(4)	N/A	Cut-off Date LTV:	48.5%	66.1%
TI/LC:	$0	Springing(5)	N/A	Maturity Date LTV:	48.5%	66.1%
Outstanding TI/LC:	$3,197,699	$0	N/A	UW NCF DSCR:	2.74x	2.01x
Free Rent:	$6,378,315	$0	N/A	UW NOI Debt Yield:	10.0%	7.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1)	$586,800,000	70.7%	Payoff Existing Debt	$800,000,000	96.4%
Junior Loan(1)	213,200,000	25.7	Defeasance Costs	14,157,786	1.7
Existing Debt Reserve Accounts	20,051,781	2.4	Upfront Reserves	9,576,014	1.2
Borrower Sponsor Equity	9,510,787	1.1	Closing Costs	5,828,767	0.7
Total Sources	$829,562,568	100.0%	Total Uses	$829,562,568	100.0%
(1)	The 650 Madison Avenue Mortgage Loan (as defined below) is part of a whole loan evidenced by (i) 23 senior pari passu notes with an aggregate original principal balance of $586.8 million and (ii) four subordinate B-notes with an aggregate original principal balance of $213.2 million. The financial information presented in the chart above reflects the Cut-off Date balance of the 650 Madison Avenue Senior Loan (as defined below) unless otherwise specified. All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the 650 Madison Avenue Whole Loan (as defined below) was underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(2)	During the occurrence of a Trigger Period or Specified Tenant Trigger Period, the borrower is required to escrow 1/12th of the annual estimated tax payments for the next ensuing 12 months. A “Trigger Period” means a period commencing upon the earliest to occur of: (i) the debt yield falling below 6.00% for two consecutive quarters or (ii) an event of default. A “Specified Tenant Trigger Period” means a period commencing upon the earliest of (i) any bankruptcy of Ralph Lauren (together with any single tenant replacing Ralph Lauren and paying no less than 30% of the total gross rent payable at the 650 Madison Avenue Property (a “Specified Tenant”)), (ii) delivery of any notice of termination or cancellation by a Specified Tenant for all or any portion of the Specified Tenant’s lease and/or if any Specified Tenant’s lease fails to otherwise be in full force and effect, (iii) the Specified Tenant being in monetary default of base rent or any material non-monetary default under the Specified Tenant’s lease beyond applicable notice and cure periods, (iv) the Specified Tenant failing to be in actual, physical possession and operating or dark in the Specified Tenant’s space, provided that it will not be a trigger under this clause (iv) if such Specified Tenant is rated an investment grade tenant by at least one of Moody’s, S&P and/or Fitch, or (v) a Specified Tenant’s failure to provide written notice to the borrower of renewal of its lease upon the earlier to occur of 18 months prior to its then-current applicable lease expiration and the renewal notice period required under the applicable lease.

(3)	On a monthly basis during a Trigger Period or Specified Tenant Trigger Period, the borrower is required to escrow 1/12th of annual estimated insurance premiums. The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as the 650 Madison Avenue Property is insured by a blanket insurance policy in accordance with the 650 Madison Avenue Whole Loan documents.

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No. 13 – 650 Madison Avenue

(4)	On a monthly basis during a Trigger Period, the borrower is required to escrow 1/12th of $0.25 multiplied by the aggregate number of rentable square feet then contained in the 650 Madison Avenue Property (excluding rentable square footage contained in any condominium unit that was previously released from the 650 Madison Avenue Whole Loan).

(5)	On a monthly basis during a Trigger Period, the borrower is required to escrow $125,000 for ongoing TI/LC reserves.

(6)	The appraised value is based on the “hypothetical as-is” value of $1,210,000,000 ($2,015 per square foot), which assumes all outstanding free rent and tenant improvements are funded in upfront reserve accounts by the borrower on the origination date. The “as-is” appraised value is $1,200,000,000 ($1,999 per square foot) and results in Cut-off Date LTV and Maturity Date LTV of 48.9% on the 650 Madison Avenue Senior Loan and a Cut-off Date LTV and Maturity Date LTV of 66.7% on the 650 Madison Avenue Whole Loan.

The Loan. The 650 Madison Avenue mortgage loan is part of a whole loan evidenced by (i) 23 senior pari passu notes with an aggregate original principal balance of $586,800,000 (the “650 Madison Avenue Senior Loan”) and (ii) four B-notes with an aggregate original principal balance of $213,200,000, which are subordinate to the 650 Madison Avenue Senior Loan (the “650 Madison Avenue B-Notes,” and together with the 650 Madison Avenue Senior Loan, the “650 Madison Avenue Whole Loan”). The 650 Madison Avenue Whole Loan was co-originated by Barclays Capital Real Estate Inc., Citi Real Estate Funding Inc., Goldman Sachs Bank USA and BMO Harris Bank N.A. The 650 Madison Avenue Whole Loan is secured by a first lien mortgage encumbering the borrower’s fee interest in a 600,415 square-foot Class A office and retail property located in New York, New York (the “650 Madison Avenue Property”). Note A-3-2-2, with an original principal balance of $21,450,000, will be included in the BBCMS 2020-C7 securitization trust (the “650 Madison Avenue Mortgage Loan”). The 650 Madison Avenue Whole Loan will be serviced pursuant to the trust and servicing agreement for the MAD 2019-650M securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The 650 Madison Avenue Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus. The 650 Madison Avenue Whole Loan has a 10-year term and is interest-only for the entire term.

The borrower sponsors of the 650 Madison Avenue Whole Loan are Vornado Realty L.P. (“Vornado”) and OPG Investment Holdings (US), LLC (“Oxford”). Vornado is one of the largest owners and operators of commercial real estate in the United States with a portfolio of Class A office, high-value street retail and other property types, primarily located in New York City, aggregating over 37.1 million square feet. Oxford is a global real estate investor with approximately $45.0 billion of assets under management on behalf of Ontario Municipal Employees Retirement System, one of Canada’s largest pension plans. In New York City, Oxford partnered with Crown Acquisitions to acquire Olympic Tower (a 380,000 square-foot office tower with retail space, which includes Cartier Mansion, Versace townhouse, Furla and Armani Exchange), and with the related companies in the development of Hudson Yards. The joint venture of Vornado and Oxford includes other investors, such as Crown Acquisitions. Crown Acquisitions is a real estate firm focused on luxury retail and has previously served as the 650 Madison Avenue Property’s retail operating advisor.

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No. 13 – 650 Madison Avenue

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
Note A-1-1	$50,000,000	CGCMT 2019-C7	No(1)
Notes A-1-3, A-2-1	$50,000,000	GSMS 2020-GC45	No
Notes A-1-4, A-2-2, A-2-5, A-2-7	$115,000,000	CGCMT 2020-GC46	No
Note A-1-5	$45,000,000	Benchmark 2020-B16	No
Note A-1-6	$50,000,000	Benchmark 2020-B17	No
Note A-1-7	$37,900,000	Benchmark 2020-IG1	No
Note A-1-2-1	$40,000,000	CF 2020-P1	No
Notes A-2-3, A-2-4, A-2-6, A-2-8	$51,450,000	GSMS 2020-GC47	No
Note A-3-1	$60,000,000	BBCMS 2020-C6	No
Note A-3-2-1	$25,000,000	WFCM 2020-C56	No
Note A-3-2-2	$21,450,000	BBCMS 2020-C7	No
Note A-3-3	$40,000,000	WFCM 2020-C55	No
Notes A-4, A-5, A-6, A-7	$1,000,000	MAD 2019-650M	No
Notes B-1, B-2, B-3, B-4	$213,200,000	MAD 2019-650M	Yes(1)
Total	$800,000,000
(1)	The initial controlling note is note B-1, so long as no related control appraisal period has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the controlling note will be note A-1-1. See “Description of the Mortgage Pool— The Whole Loans—The A/B Whole Loans—The 650 Madison Avenue Whole Loan” in the Prospectus.

The Property. The 650 Madison Avenue Property is a 27-story, 600,415 square feet Class A office building with grade level retail located in Midtown Manhattan on Madison Avenue between 59th and 60th Streets. The 650 Madison Avenue Property consists of 564,255 square feet of Class A office space and 36,160 square feet of ground floor retail space, which is inclusive of below-grade storage and flex space. The 650 Madison Avenue Property was originally constructed in 1957 as an eight-story building and in 1987 underwent a significant expansion and renovation that added the office tower. Based on the underwritten rent roll dated October 1, 2019, the 650 Madison Avenue Property is currently 97.4% leased (based on net rentable area (“NRA”)) to a diverse tenant roster including fashion (Ralph Lauren Corporation (“Ralph Lauren”)), healthcare (Memorial Sloan Kettering Cancer Center (“MSKCC”)) and luxury goods (Celine, Inc. (“Celine”)), as well as finance (Willett Advisors LLC). Each of the top three tenants by UW rent (see “Top Tenant Summary” below) are investment grade rated and account for 64.6% of NRA and 56.1% of UW rent.

Office (94.5% of Occupied NRA; 72.0% of UW Rent)

The 564,255 square feet of Class A office space at the 650 Madison Avenue Property is currently 97.9% occupied by 17 tenants that collectively contribute 72.0% of UW rent (inclusive of storage rent derived from office tenants). 358,491 square feet of the office space (65.9% of Class A office NRA) at the 650 Madison Avenue Property is leased to two investment grade-rated office tenants (Ralph Lauren and MSKCC). The largest office tenant at the 650 Madison Avenue Property, Ralph Lauren (rated A2/A- by Moody’s/S&P), occupies 46.1% of the 650 Madison Avenue Property’s NRA and accounts for 32.5% of UW rent. The tenant has occupied space in the 650 Madison Avenue Property since 1989 and has expanded several times. The 650 Madison Avenue Property serves as Ralph Lauren’s international headquarters. Ralph Lauren designs, markets and distributes apparel, accessories, fragrances and home furnishings under a wide range of brands and its operations include wholesale, retail, and licensing.

The second largest office tenant at the 650 Madison Avenue Property, MSKCC (rated AA/Aa3/AA- by Fitch/Moody’s/S&P), occupies 16.8% of the 650 Madison Avenue Property’s NRA and accounts for 12.3% of UW rent. MSKCC signed a 10-year lease in 2013 to take over the approximately 100,000 square feet medical office space that was previously occupied by Columbia Doctors, a faculty-run medical practice of Columbia University. The tenant has a separate entrance on the 60th Street side of the 650 Madison Avenue Property and uses the space for medical purposes. MSKCC is a cancer treatment and research institution in New York City and was founded in 1884 as the New York Cancer Hospital. MSKCC is the largest and oldest private cancer center in the world, and is one of 50 National Cancer Institute-designated Comprehensive Cancer Centers.

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No. 13 – 650 Madison Avenue

Retail (5.5% of Occupied NRA; 28.0% of UW Rent)

The 36,160 square feet of ground floor retail space at the 650 Madison Avenue Property is currently 88.4% occupied by five tenants that collectively contribute 28.0% of UW rent (inclusive of storage rent derived from retail tenants).

The ground floor retail space spans an entire block of the Madison Avenue retail corridor and, along with the second floor office space, was previously primarily occupied by Crate & Barrel until 2015. Since then, the borrower sponsors have executed leases with multiple luxury retailers including Celine, Moncler USA Inc (“Moncler”) (each utilizing its space as its respective brand’s flagship location) and B.A.P.E. in the ground floor retail space and an institutional tenant, Sotheby’s Int’l Realty Inc (“Sotheby’s”), in the second floor office space. The re-leasing has further diversified the rent roll at the 650 Madison Avenue Property and, based on UW gross rent, the new leases have extended the weighted average lease expiration date of the space previously occupied by Crate & Barrel (excluding Tod’s, which has been a ground floor retail tenant at the 650 Madison Avenue Property since 1998) to August 2029.

The largest retail tenant by UW rent, Celine, is a wholly owned subsidiary of LVMH (rated A1/A+ by Moody’s/S&P), occupies 1.7% of NRA and accounts for 11.3% of UW rent. Founded in 1945 by Céline Vipiana, Celine is a French ready-to-wear and leather luxury goods brand that has been owned by LVMH group (OTCMKTS: LVMUY) since 1996. Celine owns approximately 140 stores worldwide and is distributed through a network including department stores such as Saks Fifth Avenue (New York), Harrods (London) and Galeries Lafayette (Paris). The retail space showcases Celine’s NYC flagship store as well as the world’s largest Celine store.

As of May 27, 2020, the 650 Madison Avenue Property was open, however all retail tenants were closed and most, if not all, office tenants were working remotely. The borrower made the May 2020 debt service payment and all prior debt service payments. Approximately 96.1% of the tenants by square footage and 79.9% of the tenants by underwritten base rent made their April 2020 rent payment, and approximately 94.5% of the tenants by square footage and 72.0% of the tenants by underwritten base rent made their May 2020 rent payment. The borrower has submitted an approval request for Moncler (1.5% of NRA, 7.9% of underwritten base rent) that would result in 50.0% of base rent and additional rents being deferred in May, June and July 2020, and such deferred rents would be paid back in 12 equal monthly installments over the calendar year 2021. Additionally, the borrower has submitted an approval request for Deva Inc. (Tod’s) (1.3% of NRA, 7.0% of underwritten base rent) that would result in 100.0% rent abatement for May 2020 and June 2020 and 50% rent abatement for July 2020. In exchange, Deva Inc. (Tod’s) lease would extend from October 2023 to August 2027. As of the date of this prospectus, the 650 Madison Avenue Whole Loan is not subject to any modification or forbearance request.

The Market. The 650 Madison Avenue Property occupies a full block along Madison Avenue between East 59th and 60th Streets within the Plaza District office submarket and the Madison Avenue retail submarket. The Plaza District is the largest office submarket by square feet in the country and is bounded by 65th Street to the north, the East River to the east, 47th Street on the south, and Avenue of the Americas on the west. The Madison Avenue retail submarket is located on Madison Avenue between 57th and 72nd Streets. According to the appraisal, Class A office space in the Plaza District had an inventory of approximately 78.2 million square feet of office space, direct asking rents of $99.29 per square foot and a direct vacancy rate of 8.1% as of the third quarter of 2019. According to the appraisal, the 650 Madison Avenue Property is located within the Madison/Fifth Avenue Class A office micro-market. As of the third quarter of 2019, the Madison/Fifth Avenue Class A office micro-market had an inventory of approximately 18.9 million square feet of office space and direct asking rents of $102.23 per square foot. The 650 Madison Avenue Property’s weighted average office UW rent per square foot equals $99.21.

The appraiser concluded blended market rents of $108.87 per square foot and $986.96 per square foot for the office and ground level retail space, respectively. Based on the appraisal’s market rents, the 650 Madison Avenue Property’s in place rent is approximately 8.0% below market rent.

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No. 13 – 650 Madison Avenue

Market Rent Analysis (Office)		Market Rent Analysis (Retail)
Floors	Rent PSF	Tenant Category	Rent PSF
Concourse	$50.00	Below Grade	$35.00
2 to 7	$97.00	60th Corner	$1,250.00
8 to 10	$106.00	60th Street	$250.00
11 to 15	$116.00	59th Corner	$1,250.00
16 to 18	$127.00	59th Street	$350.00
19 to 22	$137.00	59th Midblock	$550.00
23 to 27	$147.00	Inline	$1,250.00

The following table presents office rental data with respect to comparable office properties of the 650 Madison Avenue Property as identified in the appraisal:

Comparable Office Rental Summary(1)
New York City Address	Year Built	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF(2)	Commencement	Lease Term (Years)	Lease Type
650 Madison Avenue	1957, 1987	552,680(3)	Various	Various	$99.21(3)	Various	Various	Gross
12 East 49th Street	1967	899,000	Echo Street Capital	16,200	$128.15	Sep-2019	10	Gross
535 Madison Avenue	1981	444,293	AGL Credit Management	9,493	$123.12	Sep-2019	5	Gross
320 Park Avenue	1994	656,436	Windrose Health Investors	8,714	$92.72	Aug-2019	10	Gross
65 East 55th Street	1986	528,552	Addition Financial	14,901	$177.11	Aug-2019	12	Gross
660 Madison Avenue	1958	475,893	Trevi Health Capital	8,320	$119.92	Jul-2019	8	Gross
450 Park Avenue	1972	247,242	Nitorum Capital	10,338	$93.58	May-2019	10	Gross
65 East 55th Street	1986	528,552	Clear	10,185	$115.00	May-2019	11	Gross
499 Park Avenue	1980	265,000	Cornell Capital	11,606	$109.50	Apr-2019	6	Gross
510 Madison Avenue	2009	350,000	Stone Ridge Asset Management	5,575	$148.75	Apr-2019	5	Gross
450 Park Avenue	1972	247,242	Jones Day	10,338	$107.20	Mar-2019	10	Gross
(1)	Source: Appraisal.

(2)	Rent PSF reflects the appraisal net rent PSF and accounts for certain appraisal adjustments.

(3)	Based on the underwritten rent roll for occupied office tenants.

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The following table presents retail rental data with respect to comparable retail properties of the 650 Madison Avenue Property as identified in the appraisal:

Comparable Retail Rental Summary(1)
New York City Address	Tenant	Lease Size (SF)	Grade Floor Rent PSF(2)	Average Rent PSF(2)	Commencement	Lease Term (Years)	Lease Type
650 Madison Avenue	Various	Various	$923.11	$667.58(3)	Various	Various	Gross
645 Madison Avenue	Byredo	1,192	$1,154.39	NAP	Sep-2019	10	Gross
680 Madison Avenue	Missoni	4,125	$1,052.62	$890.07	Apr-2019	15	Gross
432 Park Avenue	Amaffi	4,000	$429.96	NAP	Mar-2019	10	Gross
680 Madison Avenue	Sergio Rossi	1,200	$1,150.49	$874.50	Jan-2019	10	Gross
706 Madison Avenue	Hermes	34,688	$1,409.78	$375.44	Jan-2019	20	Gross
57 East 57th Street	Zilli	2,500	$550.80	NAP	Nov-2018	10	Gross
620 Madison Avenue	Balenciaga	7,600	$852.53	$655.34	Jul-2018	15	Gross
655 Madison Avenue	Schutz	1,656	$1,309.16	$945.03	Jul-2018	10	Gross
611 Madison Avenue	Deciem	400	$1,160.44	NAP	Jan-2018	10	Gross
680 Madison Avenue	Ralph & Russo	5,950	$1,136.27	$545.97	Jan-2018	15	Gross
(1)	Source: Appraisal.

(2)	Grade Floor Rent PSF reflects the appraisal net rent PSF and accounts for certain appraisal adjustments.

(3)	Based on the underwritten rent roll for retail tenants.

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Top Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Rent PSF(3)	UW Rent(3)	% of Total UW Rent	Lease Expiration Date
Ralph Lauren	A2/A-/NR	277,016	46.1%	$89.41	$24,767,403	32.5%	12/31/2024
MSKCC(4)	Aa3/AA-/AA	100,700	16.8	$92.97	9,362,079	12.3	7/31/2023
Willett Advisors LLC	NR/NR/NR	25,732	4.3	$155.00	3,988,460	5.2	12/31/2024
Sotheby’s	B3/B+/NR	37,772	6.3	$91.60	3,459,915	4.5	11/30/2035
BC Partners Inc.	NR/NR/NR	19,380	3.2	$118.58	2,298,086	3.0	1/31/2027
Top Five Office Tenants / Wtd. Avg.		460,600	76.7%	$95.26	$43,875,943	57.6%

Other Office Tenants / Wtd. Avg.(5)		92,080	15.3%	$119.00	$10,957,911	14.4%

Office Tenants Subtotal / Wtd. Avg.(5)		552,680	92.0%	$99.21	$54,833,855	72.0%

Celine	A1/A+/NR	10,223	1.7%	$841.24	$8,600,017	11.3%	2/28/2029
Moncler	NR/NR/NR	8,985	1.5	667.78	6,000,000	7.9	8/31/2026
Tod’s	NR/NR/NR	7,867	1.3	680.90	5,356,615	7.0	10/13/2023
B.A.P.E.(6)	NR/NR/NR	3,705	0.6	298.52	1,106,000	1.5	7/31/2030
Domenico Vacca(6)	NR/NR/NR	1,202	0.2	239.60	288,000	0.4	3/30/2030
Retail Subtotal		31,982	5.3%	$667.58	$21,350,632	28.0%

Vacant(7)		15,753	2.6%

Total / Wtd. Avg.		600,415	100.0%	$130.31	$76,184,487	100.0%

(1)	Based on the underwritten rent roll dated October 1, 2019. Certain office tenants and retail tenants have storage/miscellaneous square feet included in their respective space.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	UW Rent includes contractual rent steps through July 2020 for non-investment grade rated tenants and the straight-line average for investment grade rated tenants through the lease term. UW Rent excludes $10,080 attributable to an elevator marketing contract with Captivate LLC (0 square feet).

(4)	MSKCC has a one-time option to terminate its lease upon at least 18 months prior written notice to the landlord, provided that (a) the termination date is not earlier than July 1, 2020 or not later than June 30, 2022, (b) the termination date is at least 18 months after the termination notice is received by the landlord, and (c) MSKCC has paid to the landlord the termination payment simultaneously with the giving of such termination notice.

(5)	Net Rentable Area (SF) includes a 1,196 square-foot property management office with no attributable UW Rent.

(6)	B.A.P.E. and Domenico Vacca are currently completing the build-out of their respective spaces and are expected to take occupancy in early 2020.

(7)	Vacant Net Rentable Area (SF) includes 11,575 square feet of office space and 4,178 square feet of retail space.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Rent Expiring(2)	% of UW Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Rent Expiring	Cumulative % of UW Rent Expiring
Vacant(3)	NAP	16,949	2.8%	NAP	NAP	16,949	2.8%	NAP	NAP
2020	2	20,317	3.4	$2,479,060	3.3%	37,266	6.2%	$2,479,060	3.3%
2021	2	12,888	2.1	1,538,559	2.0	50,154	8.4%	$4,017,619	5.3%
2022	1	3,218	0.5	353,980	0.5	53,372	8.9%	$4,371,599	5.7%
2023	4	114,905	19.1	15,320,804	20.1	168,277	28.0%	$19,692,403	25.8%
2024	10	313,250	52.2	30,121,123	39.5	481,527	80.2%	$49,813,526	65.4%
2025	1	6,341	1.1	729,215	1.0	487,868	81.3%	$50,542,741	66.3%
2026	2	16,755	2.8	6,971,250	9.1	504,623	84.0%	$57,513,991	75.5%
2027	4	30,029	5.0	3,866,158	5.1	534,652	89.0%	$61,380,150	80.6%
2028	1	0	0.0	10,080	0.0	534,652	89.0%	$61,390,230	80.6%
2029	1	10,223	1.7	8,600,017	11.3	544,875	90.7%	$69,990,246	91.9%
2030	4	17,768	3.0	2,744,405	3.6	562,643	93.7%	$72,734,652	95.5%
2031 & Beyond	1	37,772	6.3	3,459,915	4.5	600,415	100.0%	$76,194,567	100.0%
Total	33	600,415	100.0%	$76,194,567	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2019.

(2)	UW Rent Expiring includes contractual rent steps through July 2020 for non-investment grade rated tenants and the straight-line average for investment grade rated tenants through the lease term.

(3)	Vacant includes 1,196 square foot property management office.

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No. 13 – 650 Madison Avenue

Operating History and Underwritten Net Cash Flow(1)
	2016	2017	2018	TTM 9/30/2019(2)	Underwritten(2)	Per Square Foot	%(3)
Rents in Place	$60,021,833	$65,301,771	$65,936,214	$68,490,075	$74,787,979	$124.56	82.8%
Rent Steps(4)	0	0	0	0	1,406,588	2.34	1.6
Vacant Income	0	0	0	0	3,327,410	5.54	3.7
Gross Potential Rent	$60,021,833	$65,301,771	$65,936,214	$68,490,075	$79,521,977	$132.45	88.1%
Total Reimbursements	7,020,651	7,750,395	8,784,226	9,361,042	10,762,016	17.92	11.9
Net Rental Income	$67,042,484	$73,052,166	$74,720,440	$77,851,117	$90,283,992	$150.37	100.0%
Other Income	222,390	265,643	319,055	362,098	371,407	0.62	0.4
(Vacancy/Credit Loss)	(86,339)	(829,105)	0	75,003	(3,327,410)	(5.54)	(3.7)
Effective Gross Income	$67,178,535	$72,488,704	$75,039,495	$78,288,218	$87,327,989	$145.45	96.7%
Total Expenses	$24,477,341	$25,947,358	$26,481,999	$27,326,681	$28,901,495	$48.14	33.1%
Net Operating Income	$42,701,194	$46,541,346	$48,557,496	$50,961,537	$58,426,495	$97.31	66.9%
Total TI/LC, Capex/RR	0	0	0	0	1,650,104	2.75	1.9
Net Cash Flow	$42,701,194	$46,541,346	$48,557,496	$50,961,537	$56,776,391	$94.56	65.0%
(1)	No COVID-19 specific adjustments have been incorporated into the lender underwriting.

(2)	The increase in Rents in Place from TTM 9/30/2019 to Underwritten is primarily attributable to the signing of six new leases since December 2018.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Rent Steps includes contractual rent steps through July 2020 for non-investment grade rated tenants and the straight-line average for investment grade rated tenants through the lease term.

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No. 14 – One Stockton

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$21,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$21,000,000	Property Type – Subtype:	Retail - Single Tenant
% of IPB:	2.6%	Net Rentable Area (SF):	16,987
Loan Purpose:	Refinance	Location:	San Francisco, CA
Borrower:	One Stockton Realty LLC	Year Built / Renovated:	1973 / 2010, 2015-2016
Borrower Sponsor:	Ben Ashkenazy	Occupancy(1):	100.0%
Interest Rate:	4.04000%	Occupancy Date(1):	11/15/2019
Note Date:	11/15/2019	4th Most Recent NOI (As of)(3):	NAP
Maturity Date:	12/6/2029	3rd Most Recent NOI (As of):	$4,871,053 (12/31/2017)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$4,911,125 (12/31/2018)
Original Term:	120 months	Most Recent NOI (As of)(4):	$4,930,354 (TTM 10/31/2019)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$6,109,060
Call Protection(2):	L(30),Def(86),O(4)	UW Expenses:	$1,114,258
Lockbox / Cash Management:	Hard / Springing	UW NOI(1):	$4,994,801
Additional Debt(1):	Yes	UW NCF(1):	$4,845,821
Additional Debt Balance(1):	$45,000,000	Appraised Value / Per SF(1)(5):	$111,000,000 / $6,534
Additional Debt Type(1):	Pari Passu	Appraisal Date(1):	10/21/2019

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$3,885
Taxes:	$166,351	$55,450(6)	N/A	Maturity Date Loan / SF:	$3,885
Insurance:	$0	Springing(7)	N/A	Cut-off Date LTV:	59.5%
Replacement Reserves:	$0	Springing(8)	N/A	Maturity Date LTV:	59.5%
TI/LC:	$0	$7,078(9)	$424,675	UW NCF DSCR:	1.79x
				UW NOI Debt Yield:	7.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$66,000,000	99.6%	Loan Payoff	$65,450,268	98.8%
Equity Contribution	232,982	0.4	Closing Costs	616,362	0.9
			Upfront Reserves	166,351	0.3
Total Sources	$66,232,982	100.0%	Total Uses	$66,232,982	100.0%
(1)	The One Stockton Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu notes with an aggregate original principal balance of $66.0 million. The Financial Information presented in in the chart above reflects the Cut-Off Date balance of the One Stockton Whole Loan (as defined below) unless otherwise specified. All NOI, NCF and Occupancy information, as well as the Appraised Value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the One Stockton Whole Loan (as defined below) was underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(2)	Defeasance of the One Stockton Whole Loan is permitted at any time after the earlier of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) November 15, 2022. The assumed lockout period of 30 months is based on the closing date of this transaction in June 2020. The actual lockout period may be longer.

(3)	4th Most Recent NOI is not available because the sole tenant, T-Mobile, executed its lease on September 30, 2014 with a rent commencement date of November 28, 2016.

(4)	The borrower provided updated financials through April 2020. Effective Gross Income for TTM ending April 2020 was $5,935,312, Total Expenses were $951,554, and Net Cash Flow was $4,983,758.

(5)	The appraisal also provided a “Go Dark Value” of $86,500,000 and a “Land Value” equal to $74,300,000.

(6)	At origination, the borrower was required to deposit into escrow approximately $166,351 for property taxes. On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which is currently approximately $55,450.

(7)	On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which is currently approximately $4,674. Monthly deposits to the insurance escrow are waived if the One Stockton Property (as defined below) is insured under a blanket insurance policy approved by the lender.

(8)	The requirement for the borrower to make monthly deposits into the replacement escrow is waived so long as no Trigger Period (as defined below) exists. Upon the occurrence of a Trigger Period, the borrower will be required to escrow approximately $212 per month for ongoing replacement reserves. A “Trigger Period” means a period of time (A) commencing upon the earliest of (i) an event of default, (ii) an amortizing debt service coverage ratio being less than 1.20x or (iii) the occurrence of a T-Mobile Trigger Event (as defined below), and (B) expiring upon (w) in connection with clause (i) above, the cure of such event of default, (x) in connection with clause (ii) above, the date that the amortizing debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters or (y) in connection with clause (iii)

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No. 14 – One Stockton

above, an T-Mobile Trigger Event cure. A “T- Mobile Trigger Event” means the occurrence of any of the following: (a) T-Mobile fails to renew its lease by the earlier of (i) 18 months prior to its lease expiration date and (ii) the date on which the tenant is required to provide notice of renewal of such lease, (b) T-Mobile (or parent or guarantor) is subject to bankruptcy or insolvency proceedings, (c) T-Mobile goes dark or provides notice to go dark, (d) T-Mobile defaults under its lease and (e) T-Mobile (i) terminates its lease or (ii) gives notice of its intention to terminate or not renew its lease. In the event of a T-Mobile Trigger Event described in clause (a) or (e) above, the borrower may cure the event by depositing $4,000,000 cash with the lender or by delivering to the lender a letter of credit in the amount of $4,000,000. T-Mobile does not have any termination options.

(9)	The borrower is required to escrow approximately $7,078 (approximately $5.00 per square foot annually) on a monthly basis for ongoing tenant improvement and leasing commission reserves. The reserve is subject to a cap of $424,675 (five years of collections).

The Loan. The One Stockton mortgage loan is part of a whole loan evidenced by three pari passu notes with an aggregate original principal balance of $66,000,000 (the “One Stockton Whole Loan”). The One Stockton Whole Loan is secured by a first mortgage lien on the borrower’s fee interest in a 16,987 square foot single-tenant retail property located in San Francisco, California (the “One Stockton Property”). The non-controlling Note A-2, with an original principal balance of $21,000,000, will be included in the BBCMS 2020-C7 securitization trust (the “One Stockton Mortgage Loan”). The controlling Note A-1, with an original principal balance of $30,000,000, was contributed to the WFCM 2020-C55 securitization trust and the non-controlling Note A-3, with an original principal balance of $15,000,000, is expected to be contributed to one or more future securitization trusts. The One Stockton Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2020-C55 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus. The One Stockton Whole Loan has a 10-year term and is interest-only for the entire term.

The borrower sponsor of the One Stockton Whole Loan is Ben Ashkenazy. Ben Ashkenazy is the chief executive officer and chairman of Ashkenazy Acquisitions Corporation (“AAC”). AAC is a private real estate investment firm, headquartered in New York City, focusing on retail, hotel and office assets. Since its founding in 1987, AAC has acquired over 15.0 million SF of retail, hospitality, office and residential properties located throughout the United States, Canada and England. AAC has a portfolio containing more than 100 buildings valued at approximately $12.0 billion. The borrower sponsor has two foreclosures, one discounted payoff and two workouts, all at unrelated properties. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

The borrower is One Stockton Realty LLC, a Delaware limited liability company and single purpose entity. The borrower has one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Stockton Whole Loan. The non-recourse carve-out guarantor of the One Stockton Whole Loan is Ben Ashkenazy.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
Note A-1	$30,000,000	WFCM 2020-C55	Yes
Note A-2	$21,000,000	BBCMS 2020-C7	No
Note A-3	$15,000,000	An affiliate of Barclays	No
Total	$66,000,000

The Property. The One Stockton Property is a 16,987 square foot single-tenant retail building located in San Francisco, California. The property is a stand-alone two-story building consisting of ground floor and second floor showroom space, with the basement used as back-of-office, storage and conference/breakroom space. The property was built in 1973, significantly renovated for the prior tenant, Apple, in 2010, and was most recently renovated between 2015 and 2016 prior to the current tenant, T-Mobile, taking occupancy. The One Stockton Property has floor-to-ceiling glass extending along both Stockton and Ellis Streets on both the ground floor and second floor. According to the appraisal, compared to most buildings in the Union Square neighborhood, the One Stockton Property’s most recent construction and design allow for significant window lines, which enhance the desirability of the One Stockton Property’s 2nd floor showroom space, as it allows for a significant amount of natural light, as well as greater visibility from and to the street below. In addition, the 2nd floor is accessed from a wide and relatively short open staircase abutting a two-story, open atrium toward the middle of the building, which allows for greater continuity between the two showroom levels than a more typical side-core or elevator design.

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No. 14 – One Stockton

Major Tenant. The One Stockton Property was 100.0% occupied as of November 15, 2019 by T-Mobile and operates as one of T-Mobile’s only six “signature” stores in the U.S. Other U.S. “signature” stores are located in Times Square, Michigan Avenue, Las Vegas Strip, Miami Beach and the 3rd Street Promenade in Santa Monica. T-Mobile (Nasdaq: TMUS; Fitch/Moody’s/S&P: BBB+/Baa1/BBB) provides mobile communications services in the United States, Puerto Rico and United States Virgin Islands. The company offers voice, messaging and data services to 83.1 million customers. As of December 31, 2018, T-Mobile US, Inc. operated approximately 2,200 T-Mobile and MetroPCS retail locations. T-Mobile has been a tenant at the One Stockton Property since 2016 and has one five-year renewal option remaining on its lease. Rent for the renewal option will be the greater of (i) a 3.0% annual escalation from year 10 rent or (ii) 95% of the fair market value. T-Mobile has a lease expiration date of November 30, 2026 and the loan documents require that all excess cash flow is swept into a lender controlled account 18 months prior to such date.

As of May 29, 2020, the One Stockton Property was closed due to state order. T-Mobile has paid rent through June 2020 and has not sought any rent relief at the One Stockton Property. All debt service payments have been made through May 2020 and as of the date of this prospectus, the One Stockton Whole Loan is not subject to any modification or forbearance request.

The Market. The One Stockton Property is located in the city of San Francisco along the southern boundary of the Union Square neighborhood. The property is situated at the confluence of Stockton Street, Ellis Street and Market Street. Market Street is the major commercial thoroughfare that bisects downtown San Francisco, with numerous train, bus and subway stops located along Market Street in close proximity to the One Stockton Property. According to the appraisal, the Union Square Neighborhood is an internationally known upscale downtown shopping district in a class with New York’s Fifth Avenue, Chicago’s North Michigan Avenue and Beverly Hills’ Rodeo Drive. The appraisal also reports that the location at Stockton and Market and the location one block west at Powell and Market are the two most trafficked locations in the city. According to the appraisal, given the location along the major transportation hubs along Market Street, with Stockton Street as the main street leading from Market to Union Square Park, the One Stockton Property benefits from a significant amount of foot traffic.

According to the appraisal, the One Stockton Property is located within the Union Square Retail Market, which had a reported vacancy rate as of the third quarter of 2019 of 5.9%, and the concluded market rent on a triple net basis for the One Stockton Property is $275.00 per square foot. According to the appraisal, based on 2018 estimates, the population for 2019 within a 0.5-, one- and three-mile radius was approximately 30,451, 140,606 and 432,289, respectively. Additionally, for the same period, the median household income within a 0.5, one- and three-mile radius was $46,954, $75,100 and $119,158, respectively.

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No. 14 – One Stockton

Comparable Leases(1)
Property	Year Built	Tenant GLA (square feet)	Tenant	Proximity (miles)	Est. Rent PSF
One Stockton	1973	16,987	T-Mobile	N/A	$318.03
856 Market St.	1909	9,073	New Balance	<0.1	$132.26
One Powell St.	1921	24,729	AT&T	0.2	$186.02
222 Stockton Street	1908	4,980	Tory Burch	0.1	$361.00
195 Grant Ave	1909	5,400	Fendi	0.2	$389.00
199 Grant Ave	1909	7,300	Cartier	0.3	$422.00
(1)	Source: Appraisal.

Major Tenant Summary(1)
Tenant	Ratings Fitch/Moody’s/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	Base Rent(3)	% of Base Rent	Exp. Date
T-Mobile	BBB+/Baa1/BBB	16,987	100.0%	$318.03	$5,402,442	100.0%	11/30/2026
Major Tenants		16,987	100.0%	$318.03	$5,402,442	100.0%
Other Tenants		0	0.00%	$0	$0	0.00%
Occupied Collateral Total		16,987	100.0%	$318.03	$5,402,442	100.00%
Vacant Space		0	0.0%

Collateral Total		16,987	100.0%

(1)	Based on the underwritten rent roll dated May 15, 2020.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent and Base Rent PSF includes contractual rent steps through December 2020.

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No. 14 – One Stockton

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Rent Expiring(2)	% of UW Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Rent Expiring(2)	Cumulative % of UW Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2020	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2024	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2025	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2026	1	16,987	100.0%	$5,402,442	100.0%	16,987	100.0%	$5,402,442	100.0%
2027	0	0	0.0%	$0	0.0%	16,987	100.0%	$5,402,442	100.0%
2028	0	0	0.0%	$0	0.0%	16,987	100.0%	$5,402,442	100.0%
2029	0	0	0.0%	$0	0.0%	16,987	100.0%	$5,402,442	100.0%
2030	0	0	0.0%	$0	0.0%	16,987	100.0%	$5,402,442	100.0%
2031 & Beyond	0	0	0.0%	$0	0.0%	16,987	100.0%	$5,402,442	100.0%
Total	1	16,987	100.0%	$5,402,442	100%
(1)	Based on the underwritten rent roll dated May 15, 2020.

(2)	UW Rent Expiring and Cumulative UW Rent Expiring includes contractual rent steps through December 2020.

Operating History and Underwritten Net Cash Flow(1)
	2017	2018	TTM 10/31/2019(2)	Underwritten	Per Square Foot	%(3)
Base Rent	$4,813,200	$4,958,824	$5,081,196	$5,092,320	$299.78	79.8%
Rent Steps(4)	0	0	0	310,122	18.26	4.9
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$4,813,200	$4,958,824	$5,081,196	$5,402,442	$318.03	84.7%
Total Reimbursements	921,659	848,067	768,933	976,739	57.50	15.3
Net Rental Income	$5,734,859	$5,806,891	$5,850,129	$6,379,182	$375.53	100.0%
Other Income	0	0	0	0	0.00	0.0
(Vacancy/Credit Loss)	0	0	0	(270,122)	(15.90)	(4.2)
Effective Gross Income	$5,734,859	$5,806,891	$5,850,129	$6,109,060	$359.63	95.8%

Total Expenses	$863,806	$895,766	$919,775	$1,114,258	$65.59	18.2%

Net Operating Income	$4,871,053	$4,911,125	$4,930,354	$4,994,801	$294.04	81.8%

Total TI/LC, Capex/RR	0	0	0	148,981	8.77	2.4

Net Cash Flow	$4,871,053	$4,911,125	$4,930,354	$4,845,821	$285.27	79.3%
(1)	No COVID-19 specific adjustments have been incorporated into the lender underwriting.

(2)	The borrower provided updated financials through April 2020. Effective Gross Income for TTM ending April 2020 was $5,935,312, Total Expenses were $951,554, and Net Cash Flow was $4,983,758.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Rent Steps includes contractual rent steps through December 2020.

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No. 15 – Vernon Tower

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	RREF	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$16,800,000	Title:	Fee
Cut-off Date Principal Balance(2):	$16,800,000	Property Type – Subtype:	Multifamily – Mid Rise
% of IPB:	2.1%	Net Rentable Area (Units):	103
Loan Purpose:	Refinance	Location:	Astoria, NY
Borrower:	Vernon Tower LLC	Year Built / Renovated:	2015-2018 / N/A
Borrower Sponsors:	Mikhael Heletz, Evelyn Kenigsberg and Jacob Kenigsberg	Occupancy(2):	96.1%
Interest Rate:	4.07000%	Occupancy Date(2):	11/15/2019
Note Date:	12/4/2019	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	12/6/2029	3rd Most Recent NOI (As of) (3):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of) (3):	NAV
Original Term:	120 months	Most Recent NOI (As of):	$1,241,135 (TTM 10/31/2019)
Original Amortization Term:	None	UW Economic Occupancy:	93.5%
Amortization Type:	Interest Only	UW Revenues:	$3,827,249
Call Protection:	L(30),Def(86),O(4)	UW Expenses:	$624,852
Lockbox / Cash Management:	Springing	UW NOI(2)(4):	$3,202,397
Additional Debt(2):	Yes	UW NCF(2)(4):	$3,170,817
Additional Debt Balance(2):	$26,450,000	Appraised Value / Per Unit(2):	$70,100,000 / $680,583
Additional Debt Type(2):	Pari Passu	Appraisal Date(2):	11/6/2019

Escrows and Reserves				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$419,903
Taxes:	$2,858	$2,858	N/A	Maturity Date Loan / Unit:	$413,903
Insurance:	$12,593	$6,296	N/A	Cut-off Date LTV:	61.7%
Replacement Reserves:	$0	$2,174	N/A	Maturity Date LTV:	61.7%
TI/LC:	$0	$459	N/A	UW NCF DSCR:	1.78x
Other:	$150,000	$0	N/A	UW NOI Debt Yield:	7.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(2)	$43,250,000	100.0%	Loan Payoff	$38,904,722	90.0%
			Upfront Reserves	165,450	0.4
			Closing Costs	456,734	1.1
			Return of Equity	3,723,095	8.6
Total Sources	$43,250,000	100.0%	Total Uses	$43,250,000	100.0%
(1)	The Vernon Tower Whole Loan (as defined below) was originated by BSPRT CMBS Finance, LLC and acquired by RREF, which has re-underwritten such whole loan in accordance with the procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Rialto Real Estate Fund IV – Debt, LP” in the Prospectus.

(2)	The Vernon Tower Mortgage Loan (as defined below) is part of the Vernon Tower Whole Loan, which is comprised of two pari passu notes with an aggregate original principal balance of $43,250,000. The Cut-off Date Loan / Unit, Maturity Date Loan / Unit, UW NOI Debt Yield, UW NCF DSCR, Cut-off Date LTV and Maturity Date LTV presented above are based on the Vernon Tower Whole Loan. All NOI, NCF and occupancy information, as well as the Appraised Value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the Vernon Tower Whole Loan was underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(3)	The borrower sponsors began construction on the Vernon Tower Property (as defined below) in 2015 and did not receive a final certificate of occupancy until August 2019. As such, historical occupancy and financial information are not available.

(4)	UW NOI is greater than Most Recent NOI due to the Vernon Tower Property not receiving a final certificate of occupancy until August 2019. As a result, the UW NOI is reflective of the most recent occupancy as of November 2019.

A-3-136

Annex A-3	BBCMS 2020-C7

No. 15 – Vernon Tower

The Loan. The Vernon Tower mortgage loan (the “Vernon Tower Mortgage Loan”) is part of a whole loan (the “Vernon Tower Whole Loan”) evidenced by two pari passu notes with an aggregate Cut-off Date principal balance of $43,250,000. The Vernon Tower Whole Loan is secured by a first priority mortgage encumbering the fee interest in a multifamily property located in Astoria, New York (the “Vernon Tower Property”). Note A-2, with an original principal balance of $16,800,000, represents the Vernon Tower Mortgage Loan, and will be included in the BBCMS 2020-C7 securitization trust. The Vernon Tower Whole Loan is serviced pursuant to the pooling and servicing agreement for the WFCM 2020-C55 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
Note A-1	$26,450,000	WFCM 2020-C55	Yes
Note A-2	$16,800,000	BBCMS 2020-C7	No
Total	$43,250,000

The Property. The Vernon Tower Property is a 103-unit mid-rise multifamily property located in Astoria, New York. Constructed between 2015 and 2018 and situated on a 0.4-acre site, the Vernon Tower Property consists of one building with 16 studio units, 50 one-bedroom units, and 37 two-bedroom units. The Vernon Tower Property includes a parking garage with valet parking for 47 spaces, resulting in a parking ratio of approximately 0.5 spaces per unit. As of November 15, 2019, the Vernon Tower Property was 96.1% occupied.

Common area amenities include a fitness center, a landscaped green roof deck, a doorman, bicycle storage and a club room with a ping pong table. Unit amenities include floor-to-ceiling windows, granite countertops and in-unit washer and dryers. Some units have outdoor spaces, including terraces and private duplex rooftops.

The borrower sponsors purchased two adjacent parcels that make up the site on which the Vernon Tower Property is located for $6,930,000 in November 2013 and January 2014. The site, which was formerly an industrial building, was subsequently demolished. The borrower sponsors began construction in 2015 and spent approximately $24,175,204 in hard costs and $14,782,166 in soft costs. The Vernon Tower Property received a temporary certificate of occupancy in November 2018 and a final certificate of occupancy in August 2019. The Vernon Tower Property reached 96.1% occupancy in September 2019.

The Vernon Tower Property has 2,200 square feet of commercial space leased to M.A. Loft II LLC (“Marie Antoinette Events”) pursuant to a five-year lease, that commenced on November 11, 2019. Marie Antoinette Events began paying rent on February 11, 2020. The initial base rent is $120,000 per annum, subject to 3% annual rent increases. The borrower sponsors provided the tenant with a $150,000 tenant improvement package, which was reserved at origination of the Vernon Tower Whole Loan.

The Vernon Tower Property benefits from a 25-year 421-a tax abatement, which commenced in the 2018/2019 tax year. During the term of the tax abatement, all units at the Vernon Tower Property are subject to rent stabilization laws. After the tax abatement expires, the 82 market-rate units will no longer be subject to rent stabilization and the 21 affordable housing units will remain subject to rent stabilization laws indefinitely. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Prospectus.

As of May 29, 2020, the Vernon Tower Property was open. However, the retail tenant, M.A. Loft II LLC (3.7% of underwritten NOI), was not open. M.A. Loft II LLC paid a $20,000 deposit upon execution of its lease in November 2019 and $10,000 to be applied to February 2020 rent. As of the March 31, 2020 rent roll, the Vernon Tower Property was 94% occupied. The borrower made the May 2020 debt service payment. Rent collections on the occupied multifamily units in March 2020, April 2020, and May 2020 were approximately 88.7%, 84.8%, and 80.7%, respectively. As of the date of this prospectus, the Vernon Tower Whole Loan is not subject to any modification or forbearance requests.

A-3-137

Annex A-3	BBCMS 2020-C7

No. 15 – Vernon Tower

The following table presents certain information relating to the unit mix of the Vernon Tower Property:

Vernon Tower Property Unit Mix Summary
Unit Type	No. of Units(1)	% of Total Units(1)	Avg. Unit Size (SF)(1)	Average Underwritten Monthly Rent per Unit (Market Rent)(2)	Average Underwritten Monthly Rent per Unit (Regulated)(2)
Studio	16	15.5%	476	$2,353	$867
1 Bedroom	50	48.5%	656	$3,265	$931
2 Bedroom	37	35.9%	974	$4,686	$1,123
Total/Wtd. Avg.	103	100.0%	742	$3,593	$1,016
(1)	Information is based on the underwritten rent roll as of November 15, 2019.

(2)	Information based on the borrower rent roll as of October 31, 2019.

Environmental. According to a Phase I environmental assessment dated November 14, 2019, there was no evidence of any recognized environmental conditions at the Vernon Tower Property.

Historical and Current Occupancy
2016(1)	2017(1)	2018(1)	Current(2)
NAP	NAP	NAP	96.1%
(1)	The borrower sponsors began construction on the Vernon Tower Property (as defined below) in 2018 and did not receive a final certificate of occupancy until August 2019. As such, historical occupancy and financial information are not available.

(2)	Current Occupancy is as of November 15, 2019.

The Market. The Vernon Tower Property is located in Astoria, New York, which is across the East River from Manhattan, New York, 4.6 miles from Midtown Manhattan, New York and 7.4 miles from Brooklyn, New York.

According to a third party market report, the estimated 2019 population within a one-, three- and five-mile radius of the Vernon Tower Property was 167,137, 1,269,301 and 3,225,647, respectively, and the estimated 2019 median household income within the same radii was $79,452, $81,900 and $66,601, respectively.

According to a third party market research report, the Vernon Tower Property is situated within the Queens County submarket. As of the third quarter of 2019, the submarket reported a total inventory of 36,065 units with a 4.9% vacancy rate and an average asking rental rate of $2,613 per month.

Submarket Statistics(1)
Year	Asking Rent	Vacancy	Inventory (Units)	Net Absorption	Completions
2015	$2,003	3.4%	27,457	425	541
2016	$2,185	4.2%	29,012	1,274	1,753
2017	$2,296	5.7%	31,134	1,542	2,122
2018	$2,540	5.9%	35,427	3,987	4,293
2019	$2,605	3.8%	36,323	1,606	896
2020 Projection	$2,543	5.9%	37,546	373	1,223
(1)	Source: third-party market research report.

A-3-138

Annex A-3	BBCMS 2020-C7

No. 15 – Vernon Tower

Operating History and Underwritten Net Cash Flow(1)
	TTM 10/31/2019	Underwritten	Per Unit	%(2)
Gross Potential Rent - Multifamily	$1,868,329	$3,617,303	$35,119	88.9%
Gross Potential Rent - Commercial	0	120,000	1,165	2.9
Gross Potential Rent - Total	$1,868,329	$3,737,303	$36,284	91.8%
Other Income(3)	53,688	332,040	3,224	8.2
Net Rental Income	$1,922,017	$4,069,343	39,508	100.0%
(Vacancy/Credit Loss)	(177,650)	(242,094)	(2,350)	(5.9)
Effective Gross Income	$1,744,367	$3,827,249	$37,158	94.1%
Total Expenses(4)	$503,232	$624,852	$6,067	16.3%
Net Operating Income	$1,241,135	$3,202,397(1)	$31,091	83.7%
Total TI/LC, Capex/RR	0	31,580	307	0.8
Net Cash Flow	$1,241,135	$3,170,817	$30,785	82.8%
(1)	The borrower sponsors began construction on the Vernon Tower Property in 2015 and did not receive a final certificate of occupancy until August 2019. Underwritten Net Operating Income is greater than TTM 10/31/2019 Net Operating Income due to the Vernon Tower Property not receiving a final certificate of occupancy until August 2019. As a result, the Underwritten Net Operating Income is reflective of the most occupancy as of November 2019. No COVID-19 specific adjustments have been incorporated in the lender underwriting.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Other Income primarily includes utility charges and other miscellaneous income generated from late fees, keys, security deposits, vending machines, credit checks, and application fees.

(4)	The Vernon Tower Property benefits from a 25-year 421-a tax abatement, which commenced in the 2018/2019 tax year. During the exemption period, all units at the Vernon Tower Property are subject to rent stabilization laws. After the abatement expires, the 82 market rate units will no longer be subject to rent stabilization; however, the 21 affordable housing units will remain subject to rent stabilization laws indefinitely. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Prospectus.

A-3-139

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ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

	BBCMS Mortgage Trust 2020-C7 Commercial Mortgage Pass-Through Certificates Series 2020-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	7/17/20
8480 Stagecoach Circle		Record Date:	6/30/20
Frederick, MD 21701-4747		Determination Date:	7/13/20

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)

Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7-9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15-16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21-22
Defeased Loan Detail	23
Supplemental Reporting	24

Depositor	Master Servicer	Special Servicer	Operating Advisor/ Asset Representations Reviewer
Barclays Commercial Mortgage	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Park Bridge Lender Services LLC
Securities LLC		200 S. Biscayne Blvd.	600 Third Avenue,
745 7th Avenue, 4th Floor	Three Wells Fargo, MAC D1050-084	Suite 3550	40th Floor
New York, NY 10019	401 S. Tryon Street, 8th Floor	Miami, FL 33131	New York, NY 10016
Charlotte, NC 28202

Contact: Daniel Vinson	Contact:	Contact: General	Contact: David Rodgers
Phone Number: (212) 528-8224	REAM_InvestorRelations@wellsfargo.com	Phone Number: (305) 229-6465	Phone Number: (212) 230-9025

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	BBCMS Mortgage Trust 2020-C7 Commercial Mortgage Pass-Through Certificates Series 2020-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	7/17/20
8480 Stagecoach Circle		Record Date:	6/30/20
Frederick, MD 21701-4747		Determination Date:	7/13/20

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	BBCMS Mortgage Trust 2020-C7 Commercial Mortgage Pass-Through Certificates Series 2020-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	7/17/20
8480 Stagecoach Circle		Record Date:	6/30/20
Frederick, MD 21701-4747		Determination Date:	7/13/20

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-E		0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000

	BBCMS Mortgage Trust 2020-C7 Commercial Mortgage Pass-Through Certificates Series 2020-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	7/17/20
8480 Stagecoach Circle		Record Date:	6/30/20
Frederick, MD 21701-4747		Determination Date:	7/13/20

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	BBCMS Mortgage Trust 2020-C7 Commercial Mortgage Pass-Through Certificates Series 2020-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	7/17/20
8480 Stagecoach Circle		Record Date:	6/30/20
Frederick, MD 21701-4747		Determination Date:	7/13/20

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount
		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Red.
			Effected	Amount	Date

Total

(1) The Available Distribution Amount includes any Prepayment Premiums.

	BBCMS Mortgage Trust 2020-C7 Commercial Mortgage Pass-Through Certificates Series 2020-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	7/17/20
8480 Stagecoach Circle		Record Date:	6/30/20
Frederick, MD 21701-4747		Determination Date:	7/13/20

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - Wells Fargo Bank, N.A.	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Wilmington Trust, N.A.	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC Royalty License Fee	0.00
Net Prepayment Interest Shortfall	0.00		Operating Advisor Fee - Park Bridge Lender Services LLC	0.00
Net Prepayment Interest Excess	0.00		Asset Representations Reviewer Fee - Park Bridge Lender Services LLC	0.00
Extension Interest	0.00		Total Fees		0.00
Interest Reserve Withdrawal	0.00		Additional Trust Fund Expenses:
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00
			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Equity Payments Received	0.00		Equity Payments Paid	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Paid	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

	BBCMS Mortgage Trust 2020-C7 Commercial Mortgage Pass-Through Certificates Series 2020-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	7/17/20
8480 Stagecoach Circle		Record Date:	6/30/20
Frederick, MD 21701-4747		Determination Date:	7/13/20

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	BBCMS Mortgage Trust 2020-C7 Commercial Mortgage Pass-Through Certificates Series 2020-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	7/17/20
8480 Stagecoach Circle		Record Date:	6/30/20
Frederick, MD 21701-4747		Determination Date:	7/13/20

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	BBCMS Mortgage Trust 2020-C7 Commercial Mortgage Pass-Through Certificates Series 2020-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	7/17/20
8480 Stagecoach Circle		Record Date:	6/30/20
Frederick, MD 21701-4747		Determination Date:	7/13/20

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

	BBCMS Mortgage Trust 2020-C7 Commercial Mortgage Pass-Through Certificates Series 2020-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	7/17/20
8480 Stagecoach Circle		Record Date:	6/30/20
Frederick, MD 21701-4747		Determination Date:	7/13/20

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate Reduction
MH	-	Mobile Home Park

	BBCMS Mortgage Trust 2020-C7 Commercial Mortgage Pass-Through Certificates Series 2020-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	7/17/20
8480 Stagecoach Circle		Record Date:	6/30/20
Frederick, MD 21701-4747		Determination Date:	7/13/20

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

	BBCMS Mortgage Trust 2020-C7 Commercial Mortgage Pass-Through Certificates Series 2020-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	7/17/20
8480 Stagecoach Circle		Record Date:	6/30/20
Frederick, MD 21701-4747		Determination Date:	7/13/20

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

	BBCMS Mortgage Trust 2020-C7 Commercial Mortgage Pass-Through Certificates Series 2020-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	7/17/20
8480 Stagecoach Circle		Record Date:	6/30/20
Frederick, MD 21701-4747		Determination Date:	7/13/20

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	Coupon	Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	BBCMS Mortgage Trust 2020-C7 Commercial Mortgage Pass-Through Certificates Series 2020-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	7/17/20
8480 Stagecoach Circle		Record Date:	6/30/20
Frederick, MD 21701-4747		Determination Date:	7/13/20

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	- One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	- Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	- Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent						5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

	BBCMS Mortgage Trust 2020-C7 Commercial Mortgage Pass-Through Certificates Series 2020-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	7/17/20
8480 Stagecoach Circle		Record Date:	6/30/20
Frederick, MD 21701-4747		Determination Date:	7/13/20

Specially Serviced Loan Detail - Part 1

Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	- Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	- Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	- Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	- Note Sale			to Master Servicer	13	-	Other or TBD	WH	-	Warehouse	OT	-	Other
								MH	-	Mobile Home Park

	BBCMS Mortgage Trust 2020-C7 Commercial Mortgage Pass-Through Certificates Series 2020-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	7/17/20
8480 Stagecoach Circle		Record Date:	6/30/20
Frederick, MD 21701-4747		Determination Date:	7/13/20

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13	-	Other or TBD

	BBCMS Mortgage Trust 2020-C7 Commercial Mortgage Pass-Through Certificates Series 2020-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	7/17/20
8480 Stagecoach Circle		Record Date:	6/30/20
Frederick, MD 21701-4747		Determination Date:	7/13/20

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	BBCMS Mortgage Trust 2020-C7 Commercial Mortgage Pass-Through Certificates Series 2020-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	7/17/20
8480 Stagecoach Circle		Record Date:	6/30/20
Frederick, MD 21701-4747		Determination Date:	7/13/20

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	BBCMS Mortgage Trust 2020-C7 Commercial Mortgage Pass-Through Certificates Series 2020-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	7/17/20
8480 Stagecoach Circle		Record Date:	6/30/20
Frederick, MD 21701-4747		Determination Date:	7/13/20

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	BBCMS Mortgage Trust 2020-C7 Commercial Mortgage Pass-Through Certificates Series 2020-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	7/17/20
8480 Stagecoach Circle		Record Date:	6/30/20
Frederick, MD 21701-4747		Determination Date:	7/13/20

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	BBCMS Mortgage Trust 2020-C7 Commercial Mortgage Pass-Through Certificates Series 2020-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	7/17/20
8480 Stagecoach Circle		Record Date:	6/30/20
Frederick, MD 21701-4747		Determination Date:	7/13/20

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	BBCMS Mortgage Trust 2020-C7 Commercial Mortgage Pass-Through Certificates Series 2020-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	7/17/20
8480 Stagecoach Circle		Record Date:	6/30/20
Frederick, MD 21701-4747		Determination Date:	7/13/20

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	BBCMS Mortgage Trust 2020-C7 Commercial Mortgage Pass-Through Certificates Series 2020-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	7/17/20
8480 Stagecoach Circle		Record Date:	6/30/20
Frederick, MD 21701-4747		Determination Date:	7/13/20

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

	BBCMS Mortgage Trust 2020-C7 Commercial Mortgage Pass-Through Certificates Series 2020-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	7/17/20
8480 Stagecoach Circle		Record Date:	6/30/20
Frederick, MD 21701-4747		Determination Date:	7/13/20

Supplemental Reporting

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of June 1, 2020 (the “Pooling and Servicing Agreement”).
Transaction: BBCMS Mortgage Trust 2020-C7, Commercial Mortgage Pass-Through Certificates Series 2020-C7
Operating Advisor: Park Bridge Lender Services LLC
Special Servicer: Rialto Capital Advisors, LLC
Directing Certificateholder: RREF IV Debt AIV, LP

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)	[Final] Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

2.	[●] Mortgage Loans were the subject of a Major Decision as to which the Operating Advisor had consultation rights pursuant to the Pooling and Servicing Agreement.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review of the items listed in this report, and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement.

•	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

•	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations

1     This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

and net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]

2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Specific Items of Review

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

3.	Appraisal Reduction Amount calculations and net present value calculations:

4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.

(a)	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

(b)	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.       Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the

C-2

special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required in the ordinary course to provide or obtain a legal opinion, legal review or legal conclusion as part of that assessment.

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.	Except as may have been reflected in any Asset Status Report, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined in this report have the meaning set forth in the Pooling and Servicing Agreement.

C-3

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA; provided, however, that for the purposes of this Annex D-1, with respect to each sponsor, any reference to a “Mortgage Loan” will refer to the Mortgage Loans sold by such sponsor that we include in the issuing entity.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.       Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related non-serviced securitization trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

2.       Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or

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materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

3.       Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.       Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the issuing entity against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

5.       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) (1) to the knowledge of the related Mortgage Loan Seller, after due inquiry, there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver or modification relates to the COVID-19 emergency and (2) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

6.       Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 7 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable

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Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

7.       Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage.

8.       Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

9.       Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is

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part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

10.       Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

11.       Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

12.       Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

13.       Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

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14.       Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 7), an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents; (f) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan; or (g) the current principal use of the Mortgaged Property.

15.       Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related non-serviced securitization trust).

16.       No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

17.       Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC.

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Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the

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Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

18.       Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 7) and survey, if any, an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

19.       No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

20.       No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

21.       REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the

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proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a Mortgage Loan will not be considered “significantly modified” solely by reason of the borrower having been granted a COVID-19 related forbearance provided that: (a) such Mortgage Loan forbearance is covered by Revenue Procedures 2020-26 by reason of satisfying the requirements for such coverage stated in Section 5.02(2) of Revenue Procedure 2020-26; and (b) the related Mortgage Loan Seller identifies such Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

22.       Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

23.       Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the issuing entity.

24.       Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

25.       Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

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26.       Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

27.       Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

28.       Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 33) of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 33 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real

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property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

29.       Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

30.       Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

31.       Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of

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worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 28 and 33 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

32.       Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

33.       Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public

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accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

34.       Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

35.       Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)       The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except by any written instruments which are included in the related Mortgage File;

(b)       The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee;

(c)       The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)       The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)       Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the

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Mortgage Loan and its successors and assigns without the consent of the lessor (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)       The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)       The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, provided that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)       A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)       The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)       Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)       In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)       Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

36.       Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

37.       Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

38.       No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12

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months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

39.       Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

40.       Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (40) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

41.       Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, Fitch Ratings, Inc. and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated

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to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

42.       Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) is a Member of the Appraisal Institute, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement or is accomplished by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirement of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

43.       Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

44.       Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

45.       Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

46.       Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

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For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Barclays Capital Real Estate Inc.	KeyBank National Association	Societe Generale Financial Corporation	Rialto Real Estate Fund IV – Debt, LP	Natixis Real Estate Capital LLC
Parkmerced (Loan No. 1)	Weston South Carolina Industrial Portfolio (Loan No. 5)	N/A	N/A	N/A
F5 Tower (Loan No. 9)

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Barclays Capital Real Estate Inc.	KeyBank National Association	Societe Generale Financial Corporation	Rialto Real Estate Fund IV – Debt, LP	Natixis Real Estate Capital LLC
525 Market Street (Loan No. 2)	N/A	The Arbors (Loan No. 10)	Dollar General-Becker, MN (Loan No. 48)	N/A
		Meridian One Colorado (Loan No. 17)	Dollar General-Kincheloe, MI (Loan No. 49)

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Barclays Capital Real Estate Inc.	KeyBank National Association	Societe Generale Financial Corporation	Rialto Real Estate Fund IV – Debt, LP	Natixis Real Estate Capital LLC
Parkmerced (Loan No. 1)	StorQuest Self Storage - Honolulu (Loan No. 34)	The Cove at Tiburon (Loan No. 3)	Sharidon MHP (Loan No. 47)	N/A
	StorQuest Self Storage - Apache (Loan No. 39)	The Arbors (Loan No. 10)	Dollar General-Becker, MN (Loan No. 48)

	StorQuest Self Storage - Tucson (Loan No. 41)	Meridian One Colorado (Loan No. 17)	Dollar General-Kincheloe, MI (Loan No. 49)
Brookside MHC (Loan No. 43)
StorQuest Self Storage - Phoenix (Loan No. 44)
Hermann Oaks MHC (Loan No. 45)
Katy Village MHC (Loan No. 46)

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(5) Mortgage Status; Waivers and Modifications	Parkmerced (Loan No. 1)	On April 8, 2020, the lenders and the servicer of the Mortgage Loan received a communication from the Mortgagor, which included a potential request for forbearance of debt service payments, commencing with the debt service payment due in May 2020. However, the Mortgagor proceeded to pay its debt service payments for the month of May 2020. Additionally, the servicer of the Mortgage Loan has since confirmed that forbearance has not officially been requested, and based on conversations with the Mortgagor, a forbearance request is not expected.
(6) Lien; Valid Assignment	Parkmerced (Loan No. 1)	The Mortgagor transferred certain undeveloped land to its affiliates prior to origination of the Mortgage Loan, and the Mortgage Loan documents permit the Mortgagor to transfer certain additional undeveloped land and obtain a release of the lien of the related Mortgage, including after any foreclosure of the security instrument. There is a recorded memorandum of cooperation agreement governing the development of future multifamily units at and certain repurchase options rights related to the Development Parcels. In the event that the Mortgagor acquires title to any such parcels, such parcels will not be subject to the lien of the related Mortgage.
(6) Lien; Valid Assignment	525 Market Street (Loan No. 2)	Amazon, the largest tenant at the Mortgaged Property, has a right of first refusal to purchase the Mortgaged Property if and when the Mortgagor elects to engage in a Sale. For purposes of such right of first refusal, a “Sale” is defined as a transaction in which the Mortgagor sells, transfers, assigns ground leases or exchanges (other than in a financing transaction) the Mortgaged Property to Apple, Hewlett Packard, Google, Microsoft, Sony or Facebook, including each of their respective successors and assigns (the “Tenant Competitors”); provided, that Amazon has the right to update the list of Tenant Competitors once annually and the list may never consist of more than six companies. Such right of first offer will apply only to Amazon, and may not be exercised by any other assignee, or any sublessee or other transferee. Amazon will not have any right of first refusal with respect to a sale to any party other than a Tenant Competitor.
(7) Permitted Liens; Title Insurance	Parkmerced (Loan No. 1)	The Mortgagor transferred certain undeveloped land to its affiliates prior to origination of the Mortgage Loan, and the Mortgage Loan documents permit the Mortgagor to transfer certain additional undeveloped land and obtain a release of the lien of the related Mortgage, including after any foreclosure of the security instrument. There is a recorded memorandum of cooperation agreement governing the development of future multifamily units at and certain repurchase options rights related to the Development Parcels. In the event that the Mortgagor acquires title to any such parcels, such parcels will not be subject to the lien of the related Mortgage.
(17) Insurance	Parkmerced (Loan No. 1)

The Mortgage Loan documents permit the Mortgagor to obtain comprehensive “all risk” or “special form” insurance with a deductible in an amount up to $100,000 per occurrence, except for windstorm and earthquake insurance, which will provide for no deductible in excess of 5% of the total insurable value of the Mortgaged Property.

With respect to certain parcels that are permitted to be released from the lien of the related Mortgage, including after an event of default or a foreclosure, in connection with any casualty or condemnation related to such parcels, the related proceeds are not required to be applied to the repair or restoration of the property, or to the payment of the Mortgage Loan.

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Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	525 Market Street (Loan No. 2)

The Mortgage Loan documents permit that the comprehensive all risk property insurance coverage provide for no deductible in excess of $250,000, with the exception of windstorm, flood and earthquake, which may have deductibles not to exceed 5% of the total insurable value of the Mortgaged Property per occurrence.

The Mortgage Loan documents require rental loss and/or business interruption insurance covering a period beginning on the date of the casualty and continuing until the restoration of the Mortgaged Property is completed.

The Mortgagor is only required to use commercially reasonable efforts to obtain insurance policies that contain clauses or endorsements to the effect that the policy may not be canceled without at least thirty (30) days’ written notice to the lender (other than in the case of non-payment, in which case only ten (10) days’ prior notice, or the shortest time allowed by applicable legal requirement (whichever is longer), will be required.

(17) Insurance	F5 Tower (Loan No. 9)	The Mortgage Loan documents permit the Mortgagor to obtain comprehensive “all risk” or “special form” insurance with a deductible in an amount up to $100,000 per occurrence, except for windstorm and earthquake insurance, which will provide for no deductible in excess of 5% of the total insurable value of the Mortgaged Property.
(17) Insurance	650 Madison Avenue (Loan No. 13)	The Mortgagor is only required to obtain flood insurance to the extent the same is commercially available. The Mortgaged Property is located in flood zone X, which is not a Special Hazard Flood Area; however, flood insurance has been obtained in an amount equal to $100,000,000 per occurrence and in the annual aggregate with a deductible of $100,000.
(27) Recourse Obligations	Parkmerced (Loan No. 1)

The Mortgage Loan documents are fully recourse to the Mortgagor and the guarantor in connection with violations of the transfer covenants; provided, however, the Mortgage Loan documents are recourse to the Mortgagor and the guarantor for losses if the violation results solely from a failure to timely deliver any required notice and/or copies of any documentation effectuating such transfer as and when required pursuant to the Mortgage Loan documents related to such transfer.

The Mortgage Loan documents are recourse to the Mortgagor and the related guarantor for any losses incurred as a result of a breach of any representation, warranty, covenant or indemnification provision in the Mortgage Loan documents concerning environmental laws; provided, however, the lender will seek payment from any qualified environmental insurance policy reasonably acceptable to the lender in order to satisfy any losses prior to seeking recovery from the Mortgagor or the related guarantor, and the Mortgagor and related guarantor will have no liability to the extent such losses are covered.

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(27) Recourse Obligations	525 Market Street (Loan No. 2)

There is no non-recourse carveout guarantor and no separate environmental indemnitor with respect to the Mortgage Loan or related Whole Loan.

The Mortgagor’s liability with respect to voluntary transfers of either the Mortgaged Property or equity interests in the Mortgagor made in violation of the related Mortgage Loan documents (other than any voluntary transfer of fee title to all or any portion of the Mortgaged Property or of direct or indirect equity interests resulting in a change of control in the Mortgagor) is limited to losses.

(27) Recourse Obligations	F5 Tower (Loan No. 9)

The Mortgage Loan documents are recourse to the Mortgagor and the related guarantor for any losses incurred as a result of the breach of any representation, warranty, covenant or indemnification provision in the Mortgage Loan documents, unless the Mortgaged Property is subject to an environmental insurance policy reasonably satisfactory to the lender.

(27) Recourse Obligations	650 Madison Avenue (Loan No. 13)

The liability for each guarantor (i) with respect to the full recourse carveouts relating to bankruptcy and substantive consolidation is capped at $80,000,000 (which is 10% of the original principal amount of the loan) and (ii) with respect to all other guaranteed obligations is capped at $400,000,000 (which is 50% of the original principal amount of the loan), in each case plus costs and expenses related to enforcement. The two guarantors are severally liable, rather than jointly and severally liable, under the guaranty.

The Mortgage Loan becomes fully recourse in the event that the Mortgagor consents to or files a voluntary petition under the bankruptcy code but such recourse does not include a voluntary petition for “dissolution or liquidation”. The loss carveout with respect to misappropriation of rents and security deposits is limited to intentional misappropriation of rents and security deposits. The loss carveout with respect to insurance proceeds or condemnation awards is limited to the intentional misapplication, rather than misappropriation, of insurance proceeds or condemnation awards. The loss carveout with respect to fraud is limited to fraudulent acts. The loss carveout for material physical waste is limited to material physical waste by reason of the Mortgagor’s intentional physical destruction of the Mortgaged Property or any portion thereof (other than in connection with any alteration undertaken by Mortgagor in good faith in accordance with the terms of the Mortgage Loan documents).

(27) Recourse Obligations	One Stockton (Loan No. 14)

The Mortgage Loan documents are fully recourse to the Mortgagor and the guarantor in connection with violations of the transfer covenants; provided, however, the Mortgage Loan documents are not recourse to the Mortgagor and the guarantor if the violation results solely from a failure to provide any required notice, a non-consolidation opinion, any other deliverables (including payment of fees) or copies of instruments and/or organizational documents related to such transfer, and but for the failure to provide such items, such transfer would otherwise be a permitted transfer. Additionally, no such liability will arise if the Mortgagor promptly provides such notice, non-consolidation opinion, other deliverables, (including payment of fees) or copies of instruments and/or organizational documents related to such transfer within ten (10) business days after the lender’s written request therefor.

(30) Acts of Terrorism Exclusion	650 Madison Avenue (Loan No. 13)

The Mortgage Loan documents do not provide that the amount the Mortgagor is required to spend on terrorism insurance coverage if TRIPRA is not in effect must be determined without giving effect to the earthquake components of such insurance policies.

(31) Due on Sale or Encumbrance	525 Market Street (Loan No. 2)	Certain transfers are permitted without the lender’s consent, including (a) any pledge of an indirect equity interest in the Mortgagor by a Multi-Asset Person to secure an upper tier corporate or similar loan facility that is secured by all or substantially all of such Multi-Asset Person’s assets, (b) a transfer of 49% of the shares of stock in the Mortgagor to RAR2-Market Street, LLC (a wholly-owned subsidiary of RREEF America REIT II, Inc. (“RREEF”)) and (c) the issuance of preferred shares of stock in the Mortgagor to 105 or more individuals as preferred shareholders solely for purposes of the Mortgagor’s election of real

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estate investment trust status under the Internal Revenue Code; provided, that, after any such transfer, New York State Teachers’ Retirement System or RREEF will continue to control the Mortgagor.

For purposes of this exception, “Multi-Asset Person” means a person in respect of which the net operating income from the Mortgaged Property (or such portion thereof allocable to such person) is less than 25% of such person’s aggregate gross income.

(31) Due on Sale or Encumbrance	650 Madison Avenue (Loan No. 13)

Certain transfers are permitted without the lender’s consent, including: (a) any pledge of direct or indirect equity interests in and/or right to distributions from, Vornado Realty L.P. (“VRLP”), Vornado Realty Trust (“VRT”), any Multi-Asset Person, or any of their direct or indirect equity holders or affiliates (other than the Mortgagor) to secure a loan to any such person that is secured by all or a substantial portion of any such person’s assets or (b) the transfer or issuance of any securities or any direct or indirect interests in (i) any direct or indirect owner of the Mortgagor, in either case, whose securities are publicly traded on a national exchange (including VRLP’s and VRT’s securities) (regardless of whether such transfer or issuance is of publicly traded securities or interests), (ii) any person who directly or indirectly holds such securities or interests, or (iii) any Multi- Asset Person; provided, that, after such transfer or issuance, VRLP, VRT, any entity Controlled by OMERS Administration Corporation and/or eligible qualified owners will continue to control the Mortgagor.

For purposes of this exception, “Multi-Asset Person” means a person in respect of which the net operating income from the property (or such portion thereof allocable to such person) is less than 50% of such person’s aggregate gross income.

(32) Single-Purpose Entity	Parkmerced (Loan No. 1)

The Mortgagor previously owned certain other property known as the “Initial Phase 1 Property” in addition to the collateral for the Mortgage Loan, which was transferred on the origination date of the Mortgage Loan to an affiliate of the Mortgagor.

(33) Defeasance	525 Market Street (Loan No. 2)

The Mortgage Loan documents do not specify that if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the lender may require such assumption) by a single purpose entity.

(33) Defeasance	650 Madison Avenue (Loan No. 13)

The Mortgage Loan documents do not provide that the Mortgagor may only pledge United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii) and rather require securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) other “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, which in each case are (i) not subject to prepayment, call or early redemption and (ii) in compliance with all requirements of all rating agencies.

(35) Ground Lease	F5 Tower (Loan No. 9)

The collateral for the Mortgage Loan includes (x) the Mortgagor’s fee interest in (i) the office condominium unit and (ii) the “base unit” which includes, among other things, the right to use certain specified floors in a parking garage and (y) the Mortgagor’s leasehold interest in an additional 63 parking spaces (the “Leasehold Collateral”), which are leased from The Rainier Club (the “Lessor”) pursuant to that certain garage lease (the “Lease”). The Leasehold Collateral accounts for 19.6% of the parking spaces and 11.5% of the parking income (0.7% of total effective gross income) at the Mortgaged Property. Additionally, the parking spaces provided by the Leasehold Collateral are not required for the Mortgaged Property to remain in compliance with the applicable zoning requirements. Further, pursuant to the lease of the sole tenant at the Mortgaged Property, the Mortgagor is only required to lease the parking spaces provided by the Leasehold Collateral if the Lease is in effect.

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(b) The Lease and any estoppel or other agreement received from the Lessor in favor of the Mortgage Loan Seller, its successors and assigns (collectively, the “Lease and Related Documents”) do not provide that the Lease may not be amended, modified, cancelled or terminated without the prior written consent of the lender. The Mortgage Loan documents provide that the Mortgagor will not cancel, terminate, surrender or materially amend the Lease or amend or modify the Mortgagor’s economic obligations thereunder without the prior consent of the lender, which consent will not be unreasonably withheld or delayed; provided that, the Lessor will not be prevented from exercising any termination rights set forth in the Lease or its remedies in accordance with the Lease if the obligations of the Mortgagor under the Lease are not performed by the Mortgagor or the lender as provided in the Lease.

(c) The term of the Lease expires on September 30, 2026.

(f) The Lease and Related Documents identifies an obligation of the Mortgagor to maintain and repair the parking garage in connection with water leaks or “weeping” through the exterior walls which remains outstanding.

(g) The Lease and Related Documents do not require the Lessor to give the lender notice of a default under, or termination of, the Lease. The Mortgagor covenanted under the Mortgage Loan documents (x) to promptly notify the lender of the receipt by the Mortgagor of any written notice from the Lessor claiming the occurrence of any default by the Mortgagor under the Lease or the occurrence of any event that, with the giving of notice or passage of time, or both, would constitute a default by the Mortgagor under the Lease; and (y) to promptly deliver to the lender a copy of any written notice of default from the Lessor upon the Mortgagor’s receipt thereof.

(h) The lender is not given the right to cure defaults under the Lease and Related Documents. The Mortgage Loan documents provide that if the Mortgagor is in default under the Lease, then, subject to the terms of the Lease, the Mortgagor grants the lender the right (but not the obligation) to cause the applicable default under the Lease to be remedied and otherwise exercise any and all rights of the Mortgagor under the Lease as may be reasonably necessary or desirable to prevent or cure such default. Additionally, the Mortgage Loan documents provide that, subject to the terms of the Lease, the lender will have the right to enter all or any portion of the parking facilities, at such times and in such manner as the lender deems necessary, to prevent or to cure any such default.

(j) Pursuant to the Lease and Related Documents, the Mortgagor is required to rebuild and restore the garage to its prior condition using any related insurance proceeds; however, the Mortgagor is not permitted to apply the proceeds of insurance to the repayment of the Mortgage Loan.

(k) Pursuant to the Lease and Related Documents, in the case of a total or substantially total taking or loss, the Mortgagor is not permitted to apply the proceeds of insurance to the repayment of the Mortgage Loan.

(l) The Lease and Related Documents do not provide that the Lessor has agreed to enter into a new lease with the lender upon termination of the Lease for any reason, including rejection of the Lease in a bankruptcy proceeding.

(40) Organization of Mortgagor	Parkmerced (Loan No. 1)	The Mortgagor is affiliated with the Mortgagor under the Mortgage Loan known as The Cove at Tiburon, which Mortgage Loan is being sold to the Trust by Societe Generale Financial Corporation.

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KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(25) Local Law Compliance	Acuity Portfolio (Loan No. 8)

The related Mortgaged Properties are subject to certain open building code violations and fire code violations, in some cases with related fines and liens that are outstanding (for which reserves are held by the lender).

(27) Recourse Obligations	Inland Self Storage Michigan Portfolio (Loan No. 4)

The related Mortgage Loan documents provide for liability for actual losses, liabilities, costs and damages in connection with (a) “intentional misrepresentation” as opposed to “intentional material misrepresentation” and (b) “misapplication or conversion” as opposed to “misappropriation” of rents, insurance proceeds or condemnation awards.

(27) Recourse Obligations

SSTIV Self Storage Portfolio (Loan No. 7)

Time Out MHC Portfolio (Loan No. 18)

Skyline MHC Portfolio (Loan No. 22)

Extra Space Storage Phoenix (Loan No. 27)

40 & 50 Beaver Street (Loan No. 28)

Cape Coral and Dunedin (Loan No. 32)

StorQuest Self Storage – Honolulu (Loan No. 34)

Cool Creek Village (Loan No. 35)

Hogan Self Storage (Loan No. 36)

7-Eleven - 351 Bowery (Loan No. 38)

StorQuest Self Storage – Apache (Loan No. 39)

StorQuest Self Storage – Tucson (Loan No. 41)

Combs Mini Storage (Loan No. 42)

Brookside MHC (Loan No. 43)

StorQuest Self Storage – Phoenix (Loan No. 44)

Hermann Oaks MHC (Loan No. 45)

Katy Village MHC (Loan No. 46)

The related Mortgage Loan documents provide for liability for actual losses, liabilities, costs and damages in connection with “willful misrepresentation” as opposed to “intentional material misrepresentation”.
(28) Mortgage Releases	Acuity Portfolio (Loan No. 8)

The related Mortgage Loan documents permit the release of one or more individual Mortgaged Properties provided, among other things, that the Mortgagors partially defease the Mortgage Loan in an amount equal to 100% of the allocated loan amount of the related Mortgaged Property to be released.

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KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(32) Single-Purpose Entity	Hogan Self Storage (Loan No. 36)

The related Single-Purpose Entity provisions were modified to allow Mortgagor to make a loan at closing to an affiliate in order to preserve Mortgagor’s tax basis and to avoid negative tax consequences that would arise from a distribution of a portion of the borrowed funds, which would otherwise have been permitted.  Mortgagor is not permitted or required to make any additional advances under the affiliate loan, nor to make any other loans to affiliates or any other parties.  A nonrecourse loss carveout was obtained from the Mortgagor and the guarantor at loan origination for such affiliate loan. Mortgagor has assigned all rights under the affiliate loan to the Mortgage Loan Seller.

(33) Defeasance	Acuity Portfolio (Loan No. 8)	The related Mortgage Loan documents permit the release of one or more individual Mortgaged Properties provided, among other things, that the Mortgagors partially defease the Mortgage Loan in an amount equal to 100% of the allocated loan amount of the related Mortgaged Property to be released.

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Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Permitted Liens; Title Insurance	ExchangeRight Net Leased Portfolio 32 (Loan No. 6)

The sole tenant at each of the Mortgaged Properties identified on Annex A-1 as (i) CVS - Vestavia Hills, AL, (ii) CVS - South Lyon, MI, (iii) Walgreens - Midland, MI, (iv) CVS - Eagan, MN, (v) Tractor Supply - Oakdale, PA, (vi) Tractor Supply - Burleson, TX, (vii) Tractor Supply – Beaver Falls, PA (viii) Walgreens - Delafield, WI and (ix) Walgreens - Racine, WI each have a right of first refusal to purchase the related Mortgaged Property in the event of a proposed sale of such Mortgaged Property. Each right of first refusal has been subordinated to the Mortgage Loan documents and does not apply to a transfer in connection with a foreclosure or deed-in-lieu of foreclosure.

(17) Insurance	ExchangeRight Net Leased Portfolio 32 (Loan No. 6)

The Mortgage Loan documents permit the Mortgagor to rely upon the insurance maintained by the sole tenant at each of the Mortgaged Properties identified on Annex A-1 as (i) BioLife – Phoenix, AZ, (ii) Dollar General – Goshen, IN, (iii) Dollar General – Mishawaka, IN, (iv) Dollar General – Midland (Front Street), TX, (v) Dollar General – Midland (Highway 349), TX, (vi) Dollar General – Port Huron, MI, (vii) Dollar General – Jackson, MI, (viii) Dollar General – Asheville, NC, (ix) Advance Auto Parts – Ocoee, FL, (x) Walgreens – Racine, WI, (xi) Walgreens – Midland, MI, (xii) Walgreens – Delafield, WI, (xiii) CVS – Vestavia Hills, AL, (xiv) CVS – South Lyon, MI, (xv) CVS – Eagan, MN, (xvi) CVS – Marietta, GA, (xvii) CVS – Atlanta, GA, (xviii) Tractor Supply – Beaver Falls, PA, (xix) Tractor Supply – Oakdale, PA, (xx) Tractor Supply – Oak Ridge, NC, (xxi) Tractor Supply – Burleson, TX and (xxii) Hobby Lobby – Olathe, KS, provided such insurance meets the requirements in the Mortgage Loan documents. To the extent such insurance does not meet the requirements under the Mortgage Loan documents, the Mortgagor is required to maintain insurance sufficient to satisfy any gap in coverage.

(18) Access; Utilities; Separate Tax Parcels	ExchangeRight Net Leased Portfolio 32 (Loan No. 6)

The Fresenius Medical Care - Greensburg, PA Mortgaged Property is not a separate tax parcel and is part of a tax parcel that includes certain non-collateral property. The related Mortgage Loan documents require the Mortgagor to file an application for creation of a separate tax lot. At origination, the Mortgagor escrowed $532,327, representing approximately 100% of the taxes due during the first year of the ExchangeRight Net Leased Portfolio 32 Mortgage Loan.

(25) Local Law Compliance	The Cove at Tiburon (Loan No. 3)

The Mortgaged Property is legal non-conforming due to parking at the Mortgaged Property being deficient by 51 parking spaces. If any legal non-conforming structure is damaged or destroyed by less than 75% of its fair market value, the structure may be repaired to include its prior nonconformance, provided such repair does not create a non-compliance or increase the degree of non-compliance prior to such damage or destruction. The Mortgage Loan documents require law and ordinance insurance coverage to be obtained in an amount necessary to cover the value of the undamaged portion, demolition and debris removal and the increased cost of construction in amounts satisfactory to the lender.

(25) Local Law Compliance	ExchangeRight Net Leased Portfolio 32 (Loan No. 6)

The Dollar General – Midland (Front Street), TX Mortgaged Property is legal non-conforming as to use. The Dollar General – Midland (Front Street), TX Mortgaged Property was developed and constructed under the previous zoning ordinance and was in compliance with all applicable codes at the time of its final inspection. Under the current zoning code, the use of the Dollar General – Midland (Front Street), TX Mortgaged Property for retail purposes is no longer permitted by right. If any legal non-conforming structure is destroyed, it may be restored to its prior non-conforming use provided that such restoration commences within one year after the date of such destruction and complies with all current building codes and zoning regulations in effect at the time the Dollar General – Midland (Front Street), TX Mortgaged Property received its building permit.

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(25) Local Law Compliance	Bronx Multifamily Portfolio (Loan No. 19)

Certain building code violations are open at the related Mortgaged Properties. The Mortgage Loan documents (i) require the borrower to cure all open building code violations within nine months of the origination date of the Mortgage Loan, provided, however, that such period may be extended as reasonably necessary so long as, among other things, the borrower is diligently pursuing a cure of the violations and (ii) provide recourse for losses to the lender in connection with any failure to cure the violations.

Additionally, 1,700 square feet of ground floor retail space at the 2334 Washington Avenue Mortgaged Property are legal non-conforming as to use. Such space represents approximately 1.8% of portfolio net rentable area and 3% of underwritten revenue for the Mortgaged Properties. If the floor area occupied by such legal non-conforming use within the 2334 Washington Avenue Mortgaged Property is damaged or destroyed by less than 25% of its replacement value, the structure may be repaired to continue such legal non-conforming use, provided such repair does not create a new non-compliance or increase the degree of non-compliance prior to such damage or destruction. The Mortgage Loan documents require law and ordinance insurance coverage to be obtained in an amount necessary to cover the value of the undamaged portion, demolition and debris removal and the increased cost of construction in amounts satisfactory to the lender.

The 2607 Jerome Avenue Mortgaged Property is legal non-conforming due to parking at such Mortgaged Property being deficient by 13 parking spaces. If any legal non-conforming structure is damaged or destroyed by less than 75% of its replacement value, the structure may be repaired to include its prior nonconformance, provided such repair does not create a non-compliance or increase the degree of non-compliance prior to such damage or destruction. The Mortgage Loan documents require law and ordinance insurance coverage to be obtained in an amount necessary to cover the value of the undamaged portion, demolition and debris removal and the increased cost of construction in amounts satisfactory to the lender.

(27) Recourse Obligations	The Cove at Tiburon (Loan No. 3)

The Mortgage Loan documents do provide recourse to the Mortgagor and guarantor for any losses to the lender in connection with a breach of the environmental covenants contained in the Mortgage Loan documents (the “Environmental Non-Recourse Carveouts”), provided, however, the Mortgage Loan documents require the lender to forbear from exercising its rights under the Environmental Non-Recourse Carveouts for a period of one hundred twenty (120) days to allow the Mortgagor to use good faith efforts to first seek recovery under an environmental insurance policy obtained by the Mortgagor at origination.

In addition, in the event of both (1) an assumption of control of the Mortgagor by the current preferred equity investor and (2) a permitted partial prepayment of the related whole loan in an amount equal to $35,000,000 (collectively, the “P/E Event”), the non-recourse carveout guarantor will not be liable for any guaranteed obligation under the Mortgage Loan documents arising after the occurrence of the P/E Event and the preferred equity investor will have no obligation to provide a replacement guaranty.

(28) Mortgage Releases	All Societe Generale Financial Corporation Mortgage Loans

If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.

(32) Single-Purpose Entity	The Arbors (Loan No. 10)

The borrower is a recycled Single-Purpose Entity that previously owned a property adjacent to the Mortgaged Property that was transferred to an affiliate of the borrower prior to the origination of the Mortgage Loan.

(40) Organization of Mortgagor	The Cove at Tiburon (Loan No. 3)	The Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to the Parkmerced Mortgage Loan (7.4%).

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(40) Organization of Mortgagor	The Arbors (Loan No. 10) Meridian One Colorado (Loan No. 17)	The related borrowers are affiliated entities.

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Rialto Real Estate Fund IV – Debt, LP
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Permitted Liens; Title Insurance	DFW Retail Portfolio (Loan No. 24)

Each of the Grand Central Crossing, Summer Creek Plaza and Kelly Plaza Mortgaged Properties is subject to a restrictive covenant or agreement prohibiting certain specified uses at such Mortgaged Property. Such prohibited uses include, but are not limited to: (i) with respect to Grand Central Crossing, funeral homes, gun ranges and second hand stores; (ii) with respect to Summer Creek Plaza, coffee or tea shops; and (iii) with respect to Kelly Plaza, bowling alleys, night clubs, day care facilities, marijuana facilities, pharmacies, grocery stores and restaurants earning more than 50.0% of their revenue from the sale of alcoholic beverages.

(7) Permitted Liens; Title Insurance

1st & Pine (Loan No. 20)

GDR Manassas (Loan No. 23)

DFW Retail Portfolio (Loan No. 24)

Twelve Oaks RV Resort (Loan No. 31)

Advantage Self-Storage (Loan No. 33)

Dollar General-Becker, MN (Loan No. 48)

Dollar General-Kincheloe, MI (Loan No. 49)

The lien of real property taxes and assessments will not be considered due and payable until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement is entitled to be taken by the related taxing authority
(17) Insurance

1st & Pine (Loan No. 20)

GDR Manassas (Loan No. 23)

DFW Retail Portfolio (Loan No. 24)

Twelve Oaks RV Resort (Loan No. 31)

Advantage Self-Storage (Loan No. 33)

Dollar General-Becker, MN (Loan No. 48)

Dollar General-Kincheloe, MI (Loan No. 49)

Except with respect to Mortgage Loans where terrorism insurance is not required or where a tenant is permitted to self-insure, if any of certain insurance policies (including the all-risk/special form property policy and the rental loss and/or business interruption policy) required under the related loan documents contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the related Mortgagor must obtain and maintain terrorism coverage to cover such exclusions from an insurer meeting the Insurance Rating Requirements specified in Representation and Warranty No. 16 (a “Qualified Insurer”) or, in the event that such terrorism coverage is not available from a Qualified Insurer, the related Mortgagor must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

In addition, subject to the other exceptions to Representation and Warranty No. 16, even where terrorism insurance is required, and regardless of whether TRIPRA or a similar or subsequent statue is or is not in effect, the related Mortgagor may not be required to pay more for terrorism insurance coverage than a specified percentage (at least equal to 200%) of the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related loan documents (excluding such terrorism coverage and coverage for other catastrophe perils such as flood, windstorm and earthquake) either at the time of the origination of the related Mortgage Loan or at the time the terrorism insurance is to be obtained (as applicable for the related Mortgage Loan), and if the cost of such terrorism insurance exceeds such amount, then the related Mortgagor is only required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

Even if any material part of the improvements, exclusive of a parking lot, located on the related Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related loan documents do not require “any such additional excess flood coverage in an

D-2-11

Rialto Real Estate Fund IV – Debt, LP
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization,” provided, however, that the related loan documents do require “such greater amount as Lender shall require” in excess of the maximum amount available under the National Flood Insurance Program.

Subject to the other exceptions to Representation and Warranty No. 16, the related loan documents may require that, if insurance proceeds in respect of a property loss are to be applied to the repair or restoration of all or part of the related Mortgaged Property, then the insurance proceeds may be held by a party other than the lender (or a trustee appointed by it) if such proceeds are less than or equal to 5% of the original principal balance of the related Mortgage Loan, rather than 5% of the then outstanding principal amount of the related Mortgage Loan.

(17) Insurance	Vernon Tower (Loan No. 15)

With respect to the application of insurance proceeds following a casualty, if the restoration cost is less than thirty-five percent (35%) of the replacement value of the Mortgaged Property, the New York City Department of Housing Preservation and Development shall have the right to determine if the proceeds are applied to restoration.

(17) Insurance	Dollar General-Becker, MN (Loan No. 48) Dollar General-Kincheloe, MI (Loan No. 49)

With respect to each of the Mortgaged Properties listed, the related Mortgagor is permitted to rely on the insurance provided by the single tenant under its lease (and is not required to comply with the insurance provisions under the related Mortgage Loan agreement) provided, with respect to each single tenant lease, (i) the lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing, (iii) the sole tenant is permitted to rebuild and/or repair the related Mortgaged Property and is not entitled to rent abatement, and (iv) the sole tenant maintains the insurance required to be maintained by it under its lease as of the date of the related loan agreement or as otherwise approved by the lender in writing. The insurance required under the related lease may not satisfy the requirements of this representation and warranty.

Notwithstanding anything to the contrary described in the prior paragraph: if, at any time after the date of the related loan agreement, the insurance policies maintained by the related sole tenant are modified to decrease the type or amount of coverage required or if the related insurers rating is below “A-:VIII” by A.M. Best Company (the “Minimum Insurer Ratings”), then the related Mortgagor is required to obtain and maintain, at its sole cost and expense, insurance that satisfies the requirements under the related lease (as of the date of the related loan agreement) with an insurance company that satisfies the Minimum Insurer Ratings.

(20) No Contingent Interest or Equity Participation	Dollar General-Becker, MN (Loan No. 48) Dollar General-Kincheloe, MI (Loan No. 49)	The sponsor of the Mortgagor is Ladder Capital CRE Equity LLC, an affiliate of the originator of the Mortgage Loan.
(27) Recourse Obligations	1st & Pine (Loan No. 20) GDR Manassas (Loan No. 23) DFW Retail Portfolio (Loan No. 24) Twelve Oaks RV Resort (Loan No. 31)	The related Mortgage Loan documents may limit recourse for the related Mortgagor’s commission of intentional material physical waste only to the extent that there is sufficient cash flow from the related Mortgaged Property to make the requisite payments to prevent the waste.

D-2-12

Rialto Real Estate Fund IV – Debt, LP
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Advantage Self-Storage (Loan No. 33) Dollar General-Becker, MN (Loan No. 48) Dollar General-Kincheloe, MI (Loan No. 49)
(27) Recourse Obligations	Dollar General-Becker, MN (Loan No. 48) Dollar General-Kincheloe, MI (Loan No. 49)

With respect to each of the subject Mortgage Loans, voluntary transfers in violation of the related Mortgage Loan documents is not a full recourse carveout but is a loss, costs and damages carveout. In addition, the related Mortgage Loan documents do not provide recourse to the related guarantor for breaches of the environmental covenants contained in the related Mortgage Loan documents.

As regards recourse against the guarantor for waste, the related Mortgage Loan documents do not specifically reference “waste”, but provide for recourse against the guarantor for losses arising from physical damage to the related Mortgaged Property from the willful misconduct of the related Mortgagor or any affiliate of the related Mortgagor or, after the occurrence and during the continuance of an event of default, the removal or disposal of any portion of the related Mortgaged Property in violation of the related Mortgage Loan documents (other than in the ordinary course of business).

(28) Mortgage Releases

1st & Pine (Loan No. 20)

GDR Manassas (Loan No. 23)

DFW Retail Portfolio (Loan No. 24)

Twelve Oaks RV Resort
(Loan No. 31)

Advantage Self-Storage (Loan No. 33)

Dollar General-Becker, MN (Loan No. 48)

Dollar General-Kincheloe, MI
(Loan No. 49)

If the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the related Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause the REMIC holding the related Mortgage Loan to fail to qualify as such.
(29) Financial Reporting and Rent Rolls	Dollar General-Becker, MN (Loan No. 48) Dollar General-Kincheloe, MI (Loan No. 49)

With respect to each of the subject Mortgage Loans, the related Mortgagor is not required to deliver quarterly and annual operating or other financial statements so long as (i) at the applicable time, the related lease(s) then in effect provide for the same or a substantially similar allocation of responsibilities between the related Mortgagor and related tenant(s) as were in effect at the origination date, or (ii) the only related tenant(s) at the related Mortgaged Property is a “triple-net” tenant and the Mortgagor has no property-related expense other than debt service; provided that the related Mortgagor will be required under such circumstances to deliver a certified rent roll for the related Mortgaged Property at such time.

(30) Acts of Terrorism Exclusion	1st & Pine (Loan No. 20) GDR Manassas (Loan No. 23) DFW Retail Portfolio (Loan No. 24)	Except with respect to Mortgage Loans where terrorism insurance is not required or where a tenant is permitted to self-insure, if any of certain insurance policies (including the all-risk/special form property policy and the rental loss and/or business interruption policy) required under the related loan documents contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the related Mortgagor must obtain and maintain terrorism coverage to cover such exclusions from an insurer meeting

D-2-13

Rialto Real Estate Fund IV – Debt, LP
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Twelve Oaks RV Resort (Loan No. 31) Advantage Self-Storage (Loan No. 33) Dollar General-Becker, MN (Loan No. 48) Dollar General-Kincheloe, MI (Loan No. 49)

the Insurance Rating Requirements specified in Representation and Warranty No. 16 (a “Qualified Insurer”) or, in the event that such terrorism coverage is not available from a Qualified Carrier, the related Mortgagor must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

In addition, subject to the other exceptions to Representation and Warranty No. 29, even where terrorism insurance is required, and regardless of whether TRIPRA or a similar or subsequent statue is or is not in effect, the related Mortgagor may not be required to pay more for terrorism insurance coverage than a specified percentage (at least equal to 200%) of the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related loan documents (excluding such terrorism coverage and coverage for other catastrophe perils such as flood, windstorm and earthquake) either at the time of the origination of the related Mortgage Loan or at the time the terrorism insurance is to be obtained (as applicable for the related Mortgage Loan), and if the cost of such terrorism insurance exceeds such amount, then the related Mortgagor is only required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30) Acts of Terrorism Exclusion	Dollar General-Becker, MN (Loan No. 48) Dollar General-Kincheloe, MI (Loan No. 49)

With respect to each of the subject Mortgage Loans, either the related Mortgaged Property is not required to be covered by terrorism insurance or the sole tenant is permitted to self-insure. Any terrorism insurance coverage currently maintained may be terminated at any time.

(31) Due on Sale or Encumbrance

1st & Pine (Loan No. 20)

GDR Manassas (Loan No. 23)

DFW Retail Portfolio (Loan No. 24)

Twelve Oaks RV Resort
(Loan No. 31)

Advantage Self-Storage
(Loan No. 33)

Dollar General-Becker, MN
(Loan No. 48)

Dollar General-Kincheloe, MI
(Loan No. 49)

With respect to clause (a)(v), mergers, acquisitions and other business combinations involving a publicly traded company may be permitted; and, for certain Mortgage Loans, transfers, sales and pledges of direct or indirect equity interests in the related Mortgagor may be permitted if such equity interests are limited partnership interests, non-managing member interests in a limited liability company or other passive equity interests.
(31) Due on Sale or Encumbrance	Dollar General-Becker, MN (Loan No. 48) Dollar General-Kincheloe, MI (Loan No. 49)

For each of the subject Mortgage Loans, the related Mortgage Loan documents permit transfers without the lender’s consent by the related Mortgagor and by and to certain affiliates of Ladder Capital Finance Holdings LLLP or Ladder Capital Corp.

In addition, with respect to each of the subject Mortgage Loans, corporate financing is permitted provided that such financing is secured by real estate collateral satisfying the requirements of the related Mortgage Loan documents in addition to the pledged interest in the related mortgage borrower. Transfers of the pledged equity interests by reason thereof are permitted.

(33) Defeasance	Silver Creek Apartments Portfolio (Loan No. 30)	The related Mortgage Loan documents do not specifically require the Mortgagor to provide an independent certified public accountant’s certification as to the adequacy of the defeasance collateral to make payments under the related Mortgage Loan for the remainder of its term. The Mortgage Loan documents provide that in connection with

D-2-14

Rialto Real Estate Fund IV – Debt, LP
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
	Ranch at Cooper River Apartments (Loan No. 40) Sharidon MHP (Loan No. 47)	a defeasance the Mortgagor is required to deliver such other certificates, opinions, confirmations from rating agencies, documents and instruments as the lender may reasonably request.
(40) Organization of Mortgagor	Dollar General-Becker, MN (Loan No. 48) Dollar General-Kincheloe, MI (Loan No. 49)	With respect to each of the subject Mortgage Loans, the related Mortgagor is affiliated with the Mortgagor under the other subject Mortgage Loan.

D-2-15

Natixis Real Estate Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(26) Licenses and Permits	725 Fourth Avenue (Loan No. 12)

Open violations at the Mortgaged Property include violations identified by NYC Department of Buildings, NYC Environmental Control Board and NYC Department of Housing Preservation and Development. The Mortgagor represented that all work associated with the clearing of the violations has been completed and covenanted that all violations will be cleared by July 1, 2020. In addition, the related Mortgage Loan documents required the Mortgagor to deposit an amount equal to $85,500 with the lender at origination which amount will be disbursed from escrow in stages ($28,500 at a time) each time the lender has received evidence that 76 of the violations are cleared (or all remaining violations for the last release of funds from the reserve). Further, the related Mortgage Loan documents include a loss recourse carve-out regarding losses related to the violations.

(27) Recourse Obligations	All Mortgage Loans transferred by Natixis	The carveout for section (b)(i) is for misapplication or conversion and does not specifically state misappropriation.
(27) Recourse Obligations	Santa Monica Physician’s Center (Loan No. 11)

The carveout for section (b)(ii) is for intentional misrepresentation and does not specifically state intentional material misrepresentation.

The carveout for section (b)(iv) is for physical waste and does not specifically state intentional material physical waste.

(28) Mortgage Releases	All Mortgage Loans transferred by Natixis	If the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.

D-2-16

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
July 2020	26,000,000.00
August 2020	26,000,000.00
September 2020	26,000,000.00
October 2020	26,000,000.00
November 2020	26,000,000.00
December 2020	26,000,000.00
January 2021	26,000,000.00
February 2021	26,000,000.00
March 2021	26,000,000.00
April 2021	26,000,000.00
May 2021	26,000,000.00
June 2021	26,000,000.00
July 2021	26,000,000.00
August 2021	26,000,000.00
September 2021	26,000,000.00
October 2021	26,000,000.00
November 2021	26,000,000.00
December 2021	26,000,000.00
January 2022	26,000,000.00
February 2022	26,000,000.00
March 2022	26,000,000.00
April 2022	26,000,000.00
May 2022	26,000,000.00
June 2022	26,000,000.00
July 2022	26,000,000.00
August 2022	26,000,000.00
September 2022	26,000,000.00
October 2022	26,000,000.00
November 2022	26,000,000.00
December 2022	26,000,000.00
January 2023	26,000,000.00
February 2023	26,000,000.00
March 2023	26,000,000.00
April 2023	26,000,000.00
May 2023	26,000,000.00
June 2023	26,000,000.00
July 2023	26,000,000.00
August 2023	26,000,000.00
September 2023	26,000,000.00
October 2023	26,000,000.00
November 2023	26,000,000.00
December 2023	26,000,000.00
January 2024	26,000,000.00
February 2024	26,000,000.00
March 2024	26,000,000.00
April 2024	26,000,000.00
May 2024	26,000,000.00
June 2024	26,000,000.00
July 2024	26,000,000.00
August 2024	26,000,000.00
September 2024	26,000,000.00
October 2024	26,000,000.00
November 2024	26,000,000.00
December 2024	26,000,000.00
January 2025	26,000,000.00
February 2025	26,000,000.00
March 2025	26,000,000.00
April 2025	26,000,000.00
May 2025	25,613,813.96
June 2025	25,219,390.86
July 2025	24,798,934.04
Distribution Date	Class A-SB Planned Principal Balance ($)
August 2025	24,401,808.41
September 2025	24,003,365.88
October 2025	23,579,006.36
November 2025	23,177,834.95
December 2025	22,750,825.80
January 2026	22,346,907.64
February 2026	21,941,650.00
March 2026	21,461,922.99
April 2026	21,053,729.43
May 2026	20,619,902.06
June 2026	20,208,915.73
July 2026	19,772,376.68
August 2026	19,358,579.27
September 2026	18,943,409.52
October 2026	18,502,808.55
November 2026	18,084,800.31
December 2026	17,641,443.27
January 2027	17,220,577.93
February 2027	16,768,187.73
March 2027	16,235,860.94
April 2027	15,780,205.07
May 2027	15,296,998.62
June 2027	14,838,229.74
July 2027	14,352,000.67
August 2027	13,890,098.37
September 2027	13,426,664.63
October 2027	12,935,906.19
November 2027	12,469,308.48
December 2027	11,975,477.94
January 2028	11,505,695.53
February 2028	11,034,355.49
March 2028	10,510,388.06
April 2028	10,035,747.28
May 2028	9,534,107.26
June 2028	9,056,229.08
July 2028	8,551,445.69
August 2028	8,070,308.91
September 2028	7,587,576.77
October 2028	7,078,080.38
November 2028	6,592,057.83
December 2028	6,079,366.60
January 2029	5,590,032.10
February 2029	5,099,074.98
March 2029	4,531,797.73
April 2029	4,037,330.60
May 2029	3,516,440.02
June 2029	3,018,605.61
July 2029	2,494,445.54
August 2029	1,993,221.78
September 2029	1,490,335.88
October 2029	961,271.03
November 2029	454,962.69
December 2029 and thereafter	0.00

E-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates and VRR Interest	3
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in this Prospectus	15
Summary of Terms	23
Risk Factors	57
Description of the Mortgage Pool	140
Transaction Parties	255
Credit Risk Retention	313
Description of the Certificates	317
Description of the Mortgage Loan Purchase Agreements	355
Pooling and Servicing Agreement	365
Certain Legal Aspects of Mortgage Loans	474
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	489
Pending Legal Proceedings Involving Transaction Parties	491
Use of Proceeds	492
Yield and Maturity Considerations	492
Material Federal Income Tax Considerations	504
Certain State and Local Tax Considerations	516
Method of Distribution (Underwriter)	517
Incorporation of Certain Information by Reference	519
Where You Can Find More Information	520
Financial Information	520
Certain ERISA Considerations	520
Legal Investment	524
Legal Matters	525
Ratings	525
Index of Defined Terms	529

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$683,969,000
(Approximate)

Barclays Commercial Mortgage Securities LLC
Depositor

BBCMS Mortgage Trust 2020-C7
Issuing Entity

Commercial Mortgage Pass-Through Certificates,
Series 2020-C7

Class A-1	$13,198,000
Class A-2	$115,000,000
Class A-3	$38,000,000
Class A-4	$75,000,000
Class A-5	$270,000,000
Class A-SB	$26,000,000
Class X-A	$537,198,000
Class X-B	$117,992,000
Class A-S	$89,214,000
Class B	$28,778,000
Class C	$28,779,000

PROSPECTUS

Barclays

KeyBanc Capital Markets

Société Générale

Natixis
Co-Lead Managers and Joint Bookrunners

Bancroft Capital, LLC

Academy Securities
Co-Managers

June 16, 2020